HARTFORD LEADERS OUTLOOK*
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
SEPARATE ACCOUNT SEVEN (EST. 4/1/99)
HARTFORD LIFE INSURANCE COMPANY
SEPARATE ACCOUNT SEVEN (EST. 12/8/86)
PO BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (REGISTERED REPRESENTATIVES)
www.thehartford.com/annuities

*This product was previously sold under various marketing names depending on which distribution partner sold the product and/or when the product was sold. These marketing names include: Series II/IIR/III of Hartford Leaders Outlook, Nations Outlook Variable Annuity, Huntington Hartford Leaders Outlook, and Classic Hartford Leaders Outlook, Series I/IR/II of Wells Fargo Leaders Outlook, Series I of Hartford Leaders Select Outlook and Series III of Hartford Select Leaders Outlook.
The variable annuity products described in this prospectus are no longer for sale. In 2013, We announced that The Hartford would no longer be selling or issuing annuity products and part of the company’s long-term strategy is to reduce the liabilities associated with the in-force annuity block of contracts. However, we continue to administer the in force annuity contracts. This variable annuity prospectus describes a contract between each Owner and joint Owner (“you”) and Hartford Life and Annuity Insurance Company or Hartford Life Insurance Company (“us,” “we” or “our”). You should read the terms of your contract, including any riders, as your contract contains the specific terms of the benefits, limitations, restrictions, costs and obligations regarding your annuity. This is an individual, deferred, flexible-premium variable annuity. This variable annuity allows you to allocate your Premium Payment among the following portfolio companies:

•	AIM Variable Insurance Funds	•	Columbia Funds

•	American Funds Insurance Series	•	MFS Investment Management

•	Franklin Templeton Investments	•	Morgan Stanley Select Dimensions Investment Series

•	Hartford HLS Funds	•	Wells Fargo Funds Management, LLC

•	Huntington Funds	•	The Universal Institutional Funds, Inc.

Please read this prospectus carefully and keep it for your records and for future reference. The Statement of Additional Information contains more information about this Contract and, like this prospectus, is filed with the Securities and Exchange Commission (“SEC” or “Commission”). Although we file this prospectus and the Statement of Additional Information with the SEC, the SEC doesn’t approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can be obtained free of charge from us by calling 1-800-862-6668 or from the SEC’s website (www.sec.gov).
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax adviser. This product is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE

PROSPECTUS DATED: MAY 1, 2015 STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2015

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1. Highlights
a. Overview
This Contract and all features are closed to new investors.
This is a deferred, flexible-premium variable annuity. A deferred variable annuity has an accumulation phase and a payout phase. You make investments during the accumulation phase. The value of your investments is used to set your benefits. At the end of the accumulation phase, we use that accumulated value to set the payments that we make during the payout phase. Generally speaking, the longer the accumulation phase, the greater your Contract Value will be for setting your benefits and annuity payouts.
This variable annuity provides:

✓	Different investment options. (Sections 3, 5(a) & Appendix A)
✓	Tax-free transfers among investment options. (Sections 5(a), 9 & 10)
✓	Tax deferral on your investments until you withdraw your money (subject to possible IRS penalty). (Sections 5(c), 9 & 10)
✓	Several optional living benefits that provide guaranteed withdrawals over a fixed or an indeterminate time period. (Sections 2 & 7)
✓	Annuity Payouts over a fixed or an indeterminate time period. (Section 5(d))
✓	Different Death Benefits. (Sections 2, 5(e), 6, 7(b) & 7(c))
b. Optional Features Previously Available

Optional Feature	General Purpose
MAV/MAV Plus*	Guaranteed Minimum Death Benefit that ratchets up based on performance
The Hartford’s Principal First*	Guaranteed Minimum Withdrawal Benefit with periodic step-up rights
The Hartford’s Principal First Preferred*	Guaranteed Minimum Withdrawal Benefit
The Hartford’s Lifetime Income Builder Selects*	Guaranteed Minimum Lifetime Withdrawal Benefit (aka Lifetime Withdrawal Feature) with limited annual step-up rights
The Hartford’s Lifetime Income Builder Portfolios*	Guaranteed Minimum Lifetime Withdrawal Benefit (aka Lifetime Withdrawal Feature) with full annual step-up rights
The Hartford’s Lifetime Income Builder*	Guaranteed Minimum Lifetime Withdrawal Benefit
The Hartford’s Lifetime Income Builder II*	Guaranteed Minimum Lifetime Withdrawal Benefit with limited annual step-up rights
The Hartford’s Lifetime Income Foundation*	Guaranteed Minimum Lifetime Withdrawal Benefit
* No longer available for sale.
For The Hartford’s Lifetime Income Builder Selects, we reserve the right to limit the Funds into which you may allocate your Contract Value. For The Hartford’s Lifetime Income Builder Portfolios, your Contract Value must be invested in one or more Programs and in an approved model portfolio, Funds, or other investment vehicles established from time to time.
Partial Surrenders taken prior to the Lifetime Eligibility Date or in excess of the available Lifetime Benefit Payment will reduce the Guaranteed Minimum Death Benefit by an amount greater than the amount withdrawn as a result of a proportionate reduction.
Optional features are subject to restrictions that may limit or eliminate the availability of these benefits. Optional features selected are identified on your application and Contract. Not every optional feature was available from your Financial Intermediary and may be subject to additional restrictions. For more information, see Section 6, 7 and Appendices B and C.
c. Investment Options (Sections 3, 5(a) & Appendices II & A)
You may invest in:

✓	Funds with different investment strategies, objectives and risk/reward profiles.
✓	In certain circumstances, you were able to invest in a Fixed Accumulation Feature. Effective October 4, 2013, we no longer accept new allocations or Premium Payments to the Fixed Accumulation Feature.

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d. Charges and Fees (Sections 2, 5(b), 5(c) & Appendices II & A)
You will pay the following types of fees:

✓	Sales charges (varies by Contract version)
✓	Contract expenses (varies by Contract version)
✓	Optional rider fees (if selected)
✓	Fund expenses
Here are a few suggestions that might make it easier for you to use this prospectus:

✓
We use a lot of defined terms to describe how this variable annuity works. These terms are capitalized and described in the Definition section (section 8(a)). Unavoidably, we sometimes interchangeably use different terms that essentially mean the same thing (for instance, this variable annuity is also called a “Contract”).

✓
We include cross references to other sections to help describe certain aspects of this variable annuity in more detail. For example, we may describe an optional benefit in section 7 but examples of how it works are in Appendix I.

✓
Know what kind of variable annuity you purchased. We have noted what type of variable annuity (and in some instances, what series of variable annuity) this is on the cover page of this prospectus. This information will also appear in your Contract.

✓
 The format and tables provided are designed to help you compare features. We have used a consistent question and answer format in sections 6 and 7 to make it easier to compare optional benefits. Appendix A is designed to compare and contrast different variations of this variable annuity.

f. Commissions for selling this variable annuity (Section 8(f) & Appendix A)
We paid a commission for selling this variable annuity and even though this product is no longer available for new sales, commissions may continue to be paid for past sales. Commissions vary based on a variety of factors such as whether they are paid up front or over time, the type of variable annuity sold and your age.

Surrender Offers
In 2013 and 2014 we made an Enhanced Surrender Value offers (“Offers”) to certain Contract Owners. The Offers provided you the option to fully surrender your Contract in return for an enhanced surrender value. The Offers are no longer available. We may make additional offers in the future that may be similar to the Offers or may be different than the Offers. We will notify you in writing if additional offers are available.

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2. Synopsis
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering your variable annuity. The first table describes the fees and expenses that you will pay at the time that you buy or Surrender this variable annuity. State premium taxes may also be deducted.
Contract Owner Transaction Expenses

Sales Charge Imposed on Purchases (as a percentage of Premium Payments)	None
$0 - $49,999	0%
$50,000 - $99,999	0%
$100,000 - $249,999	0%
$250,000 - $499,999	0%
$500,000 - $999,999	0%
$1,000,000+	0%
Contingent Deferred Sales Charge* (as a percentage of Premium Payments) First Year	7%
Second Year	6%
Third Year	5%
Fourth Year	4%
Fifth Year	0%
Sixth Year	0%
Seventh Year	0%
Eighth Year	0%
Ninth Year	0%
Surrender Fee (as a percentage of amount Surrendered, if applicable)	None
Exchange Fee	None
*    Each Premium Payment has its own Contingent Deferred Sales Charge schedule.
Contract Owner Periodic Expenses
The next table describes the fees and expenses that you will pay periodically and on a daily basis (except as noted) during the time that you own this variable annuity, not including Fund fees and expenses.

	Series II/IIR	Series III
Annual Maintenance Fee (1)	$30	$30
Separate Account Annual Expenses (as a percentage of average daily Account Value)
Mortality and Expense Risk Charge	1.50%	1.50%
Administrative Charge	0.20%	0.20%
Total Separate Account Annual Expenses	1.70%	1.75%
Maximum Optional Charges (as a percentage of average daily Account Value)
The Hartford’s Principal First Preferred Charge (5)	0.20%	0.20%
The Hartford’s Principal First Charge (2)(5)	0.75%	0.75%
MAV/MAV Plus Charge	0.30%	0.30%
Total Separate Account Annual Expenses with optional benefit separate account charges	2.75%	2.80%
Maximum Optional Charges (3) (as a percentage of Benefit Amount or Payment Base(4))
The Hartford’s Lifetime Income Foundation (5)	0.30%	0.30%
The Hartford’s Lifetime Income Builder II Charge (2)(5)	0.75%	0.75%
The Hartford’s Lifetime Income Builder Charge (2)(5)	0.75%	0.75%
The Hartford’s Lifetime Income Builder Selects (2)(3)(5)
Single Life Option Charge	1.50%	1.50%
Joint/Spousal Life Option Charge	1.50%	1.50%

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The Hartford’s Lifetime Income Builder Portfolios (2)(3)(5)
Single Life Option Charge	1.50%	1.50%
Joint/Spousal Life Option Charge	1.50%	1.50%

(1)	Fee waived if Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract.

(2)
Current rider charges are: The Hartford’s Lifetime Income Builder - 0.75%; The Hartford’s Lifetime Income Builder II - 0.75%; The Hartford’s Principal First - 0.75%. Current charges for The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios (Single and Joint/Spousal Options) are 1.50%.

(3)	Charge deducted on each Contract Anniversary and when you fully Surrender your Contract.

(4)	See “Does the Benefit Amount/Payment Base change under this rider?” in Section 6 for a description of the terms “Benefit Amount” and “Payment Base.”

(5)	You may not own more than one of these optional riders at the same time.
The next item shows the minimum and maximum total fund operating expenses charged by the Funds that you may pay on a daily basis during the time that you own this variable annuity. More detail concerning each Fund’s fees and expenses is contained in the prospectus for each Fund.

Hartford Leaders Outlook, Huntington Hartford Leaders Outlook, Classic Hartford Leaders Outlook Wells Fargo Leaders Outlook, and Hartford Leaders Select Outlook	Minimum	Maximum
Total Annual Fund Operating Expenses
(these are expenses that are deducted from Sub-Account assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.43%	1.36%

Nations Outlook Variable Annuity	Minimum	Maximum
Total Annual Fund Operating Expenses
(these are expenses that are deducted from Sub-Account assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.68%	1.29%

Hartford Select Leaders Outlook	Minimum	Maximum
Total Annual Fund Operating Expenses
(these are expenses that are deducted from Sub-Account assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.43%	1.45%

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EXAMPLE
This Example is intended to help you compare the cost of investing in this variable annuity with the cost of investing in other variable annuities.
Let’s say, hypothetically, that your annual investment return is 5% and that your fees and expenses today were as high as possible.
The example illustrates the effect of fees and expenses that you could incur (other than taxes). Your actual fees and expenses may vary. For every $10,000 invested, here’s how much you would pay under each of the three scenarios posed:
Hartford Leaders Outlook, Huntington Hartford Leaders Outlook, Classic Hartford Leaders Outlook, Wells Fargo Leaders Outlook and Hartford Leaders Select Outlook:
(1) If you Surrender your Contract at the end of the applicable time period:

1 year	$1,166
3 years	$2,031
5 years	$2,624
10 years	$5,224
(2) If you annuitize at the end of the applicable time period:

1 year	$344
3 years	$1,395
5 years	$2,442
10 years	$5,042
(3) If you do not Surrender your Contract:

1 year	$527
3 years	$1,577
5 years	$2,624
10 years	$5,224

Nations Outlook Variable Annuity:
(1) If you Surrender your Contract at the end of the applicable time period:

1 year	$1,083
3 years	$1,802
5 years	$2,244
10 years	$4,548
(2) If you annuitize at the end of the applicable time period:

1 year	$337
3 years	$1,232
5 years	$2,135
10 years	$4,437

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(3) If you do not Surrender your Contract:

1 year	$444
3 years	$1,339
5 years	$2,244
10 years	$4,548

Hartford Select Leaders Outlook:
(1) If you Surrender your Contract at the end of the applicable time period:

1 year	$1,174
3 years	$2,056
5 years	$2,666
10 years	$5,299
(2) If you annuitize at the end of the applicable time period:

1 year	$354
3 years	$1,421
5 years	$2,484
10 years	$5,117
(3) If you do not Surrender your Contract:

1 year	$536
3 years	$1,604
5 years	$2,666
10 years	$5,299

Condensed Financial Information
When Premium Payments (and any applicable Payment Enhancements) are credited to your Funds, they are converted into Accumulation Units by dividing the amount of your Premium Payments (and any applicable Payment Enhancements), minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see Section 5(a). Please refer to Appendix II for information regarding the minimum and maximum class of Accumulation Unit Values. All classes of Accumulation Unit Values may be obtained, free of charge, by contacting us.
Available Information
We provide information about our financial strength in reports filed with the SEC and state insurance departments. For example, we file annual reports (Form 10-K), quarterly reports (Form 10-Q) and periodic reports (Form 8-K) with the SEC. Forms 10-K and 10-Q include information such as our financial statements, management discussion and analysis of the previous year of operations, risk factors, and other information. Form 8-K reports are used to communicate important developments that are not otherwise disclosed in the other forms described above.
You may read or copy these reports at the SEC’s Public Reference Room at 100 F. Street N.E., Room 1580, Washington, D.C. 20549-2001. You may also obtain reports and other information about us by contacting us using the information stated on the cover page of this prospectus, visiting our website at www.hartfordinvestor.com or visiting at the SEC’s website at www.sec.gov. You may also obtain reports and other financial information about us by contacting your state insurance department.

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3. General Information
The Company
We are a stock life insurance company. Hartford Life Insurance Company is authorized to do business in all states of the United States and the District of Columbia. Hartford Life and Annuity Insurance Company is authorized to do business in all states of the United States except New York, the District of Columbia and Puerto Rico. Hartford Life and Annuity Insurance Company was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford Life Insurance Company was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our offices are located in Simsbury, Connecticut. Not all Contracts were available from each issuing company. Neither company cross guarantees the obligations of the other. We are ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.
The General Account
The Fixed Accumulation Feature (including amounts invested in the DCA Plus program) are part of our General Account. Any amounts that we are obligated to pay under the Fixed Accumulation Feature and any other payment obligation we undertake under the Contract are subject to our financial strength and claims-paying ability and our long-term ability to make such payments. We invest the assets of the General Account according to the laws governing the investments of insurance company general accounts. The General Account is not a bank account and is not insured by the FDIC or any other government agency. We receive a benefit from all amounts held in our General Account. Amounts in our General Account are available to our general creditors. We issue other types of insurance policies and financial products and pay our obligations under these products from our assets in the General Account. Effective October 4, 2013, we no longer accept new allocations or Premium Payments to the Fixed Accumulation Feature.
The Separate Account
We set aside and invest the assets of some of our annuity contracts, including this Contract, in a Separate Account. These Separate Accounts are registered as a unit investment trust under the 1940 Act. This registration does not involve supervision by the SEC of the management or the investment practices of a Separate Account or us. Separate Accounts meet the definition of “Separate Account” under federal securities law. The Separate Accounts referenced in this prospectus hold only assets for variable annuity contracts. These Separate Accounts:

•	Hold assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

•
Are not subject to the liabilities arising out of any other business we may conduct. The General Account is subject to the Company’s claims-paying ability. Investors must look to the strength of the insurance company with regard to insurance company guarantees. Our ability to honor all guarantees under the Contract is subject to our claims-paying capabilities and/or financial strength.

•	Are not affected by the rate of return of our General Account or by the investment performance of any of our other Separate Accounts.

•	May be subject to liabilities from a Sub-Account of a Separate Account that holds assets of other variable annuity contracts offered by a Separate Account, which are not described in this prospectus.

•	Are credited with income and gains, and takes losses, whether or not realized, from the assets they hold without regard to our other income, gains or loss.
We do not guarantee the investment results of any Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.
The Funds
The Funds available for investment are described in Appendix A. These are not the same mutual funds that you can buy through your stockbroker even though they may have similar investment strategies and the same portfolio managers. Each Fund has varying degrees of investment risk. Funds are also subject to separate fees and expenses such as management fees, distribution fees and operating expenses. Please contact us to obtain a copy of the prospectuses for each Fund. You should read these prospectuses carefully before investing. We do not guarantee the investment results of any Fund. Certain Funds may not be available in all states and in all variations of this Contract.
Mixed and Shared Funding — Fund shares may be sold to our other separate accounts, our insurance company affiliates or other unaffiliated insurance companies to serve as an underlying investment for variable annuity contracts and variable life insurance policies, pursuant to a practice known as “mixed and shared funding.” As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and other contract owners investing these Funds. If a

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material conflict arose, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund.
Voting Rights — We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Funds’ shareholder meetings. To the extent required by federal securities laws or regulations, we will:

•	Notify you of any Fund shareholders’ meeting if the shares held for your Contract may be voted.

•	Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

•	Arrange for the handling and tallying of proxies received from Contract Owners.

•	Vote all Fund shares attributable to your Contract according to instructions received from you, and

•	Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.
If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting, a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.
Substitutions, Additions, or Deletions of Funds — Subject to any applicable law, we may make certain changes to the underlying funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds may be made available to existing Contract Owners as we deem appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Funds. We may liquidate one or more Sub-Accounts if the board of directors of any Fund determines that such actions are prudent. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.
We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the 1940 Act, substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the SEC and we have notified you of the change.
In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of the Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be de-registered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.
Fees and Payments We Receive from Funds and related parties — We receive substantial fees and payments with respect to the Funds that are offered through your Contract (sometimes referred to as “revenue sharing” payments). We consider these fees and payments, among a number of facts, when deciding to include a Fund that we offer through the Contract. All of the Funds on the overall menu make payments to Hartford or an affiliate. We receive these payments and fees under agreements between us and a Fund’s principal underwriter transfer agent, investment adviser and/or other entities related to the Funds in amounts up to 0.55% of assets invested in a Fund. These fees and payments may include asset-based sales compensation and service fees under distribution and/or servicing plans adopted by Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940. These fees and payments may also include administrative service fees and additional payments, expense reimbursements and other compensation. Hartford expects to make a profit on the amount of the fees and payments that exceed Hartford’s own expenses, including our expenses of payment compensation to broker-dealers, financial institutions and other persons for selling the Contracts.
The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance. As of December 31, 2014, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities):
AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Variable Insurance Series & Capital Research and Management Company, American Century Investment Services Inc., BlackRock Advisors, LLC, BlackRock Investment, LLC, Columbia Management Distributors, Inc., Fidelity Distributors Corporation, Fidelity Investments Institutional Operations Company, Franklin Templeton Services, LLC, Hartford Funds Management Company, LLC, The Huntington Funds, Invesco Advisors Inc., Invesco Distributors Inc., Lord Abbett Series Fund & Lord Abbett Distributor, LLC, MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Morgan Stanley Distribution, Inc. & Morgan Stanley Investment Management & The Universal Institutional Funds, JPMorgan Investment Advisors, Inc., Oppenheimer

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Variable Account Funds & Oppenheimer Funds Distributor, Inc., Pacific Investment Management Company, LLC, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Prudential Investment Management Services, LLC, Putnam Retail Management Limited Partnership, Sterling Capital Variable Insurance Funds, The Victory Variable Insurance Funds & Victory Capital Management, Inc. & Victory Capital Advisers, Inc. and Wells Fargo Variable Trust & Wells Fargo Fund Management, LLC.
We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the HLS Funds) and HIMCO VIT Funds, based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.
Not all Fund complexes pay the same amount of fees and compensation to us and not all Funds pay according to the same formula. Because of this, the amount of fees and payments received by Hartford varies by Fund and Hartford may receive greater or less fees and payments depending on the Funds you select. Revenue sharing payments and Rule 12b-1 fees did not exceed 0.40% and 0.35%, respectively, in 2014, and are not expected to exceed 0.40% and 0.35%, respectively, of the annual percentage of the average daily net assets (for instance, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect a total of $75 from that Fund). For the fiscal year ended December 31, 2014, revenue sharing payments and Rule 12b-1 fees did not collectively exceed approximately $82.6 million. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.
Fixed Accumulation Feature
Effective as of October 4, 2013, we are no longer accepting new allocations or Premium Payments to the Fixed Accumulation Feature.
The following information applies only for Contract Value allocated to or in the Fixed Accumulation Feature as of October 4, 2013.
This portion of the prospectus relating to the Fixed Accumulation Feature is not registered under the 1933 Act and the Fixed Accumulation Feature is not registered as an investment company under the 1940 Act. The Fixed Accumulation Feature or any of its interests are not subject to the provisions or restrictions of the 1933 Act or the 1940 Act, and the staff of the SEC has not reviewed the disclosure regarding the Fixed Accumulation Feature. The following disclosure about the Fixed Accumulation Feature may be subject to certain generally applicable provisions of the federal securities laws regarding the accuracy and completeness of disclosures. The Fixed Accumulation Feature is not offered in all Contracts.
Premium Payments (and any applicable Payment Enhancements) and Contract Values allocated to the Fixed Accumulation Feature become a part of our General Account assets. We invest the assets of the General Account according to the laws governing the investments of insurance company General Accounts. The General Account is not a bank account and is not insured by the FDIC or any other government agency. We receive a benefit from all amounts held in the General Account. Premium Payments (and any applicable Payment Enhancements) and Contract Values allocated to the Fixed Accumulation Feature are available to our general creditors.
We guarantee that we will credit interest to amounts you allocate to the Fixed Accumulation Feature at a minimum rate that meets your State’s minimum non-forfeiture requirements. We reserve the right to prospectively declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Accumulation Feature. This means that amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time. We will periodically publish the Fixed Accumulation Feature interest rates currently in effect. There is no specific formula for determining interest rates and no assurances are offered as to future rates. Some of the factors that we may consider in determining whether to credit excess interest are: general economic trends, rates of return currently available for the types of investments and durations that match our liabilities and anticipated yields on our investments, regulatory and tax requirements, and competitive factors.
We will account for any deductions, Surrenders or transfers from the Fixed Accumulation Feature on a “first-in first-out” basis. The Fixed Accumulation Feature interest rates may vary by State.
Any interest credited to amounts you allocate to the Fixed Accumulation Feature in excess of the minimum guaranteed interest rate will be determined at our sole discretion. You assume the risk that interest credited to the Fixed Accumulation Feature may not exceed the minimum guaranteed interest rate for any given year. While we do not charge a separate rider fee for investing in the Fixed Accumulation Feature, our expenses associated with offering this feature are factored into the Fixed Accumulation Feature.

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From time to time, we may credit increased interest rates under certain programs established in our sole discretion.
4. Performance Related Information
The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account’s past performance only and is no indication of future performance.
When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account’s inception or the Sub-Account’s inception, whichever is later, for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge (CDSC), and Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.
The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for CDSC or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.
If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the Fund less the recurring charges at the Separate Account level.
A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account is based upon the income earned by the Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.
We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.
5. The Contract
a. Purchases and Contract Value
Who could buy this Contract?
This Contract is no longer available for sale. The Contract is an individual or group tax-deferred variable annuity Contract. It was designed for retirement planning purposes and was available for purchase by any individual, group or trust, including:

•	Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

•
Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code. We no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts or additional Premium Payments into any individual annuity contract funded through a 403(b) plan;

•	Individual Retirement Annuities adopted according to Section 408 of the Code;

•	Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and

•	Certain eligible deferred compensation plans as defined in Section 457 of the Code.
The examples above represent qualified Contracts, as defined by the Code. In addition, individuals and trusts were able to purchase Contracts that were not part of a tax qualified retirement plan. These are known as non-qualified Contracts.
If you purchased the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

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Refer to Appendix A for more information about the different forms of contracts we offered.
How was this Contract Purchased?
The Contract was only available for purchase through a Financial Intermediary.
Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.
We will not accept Premium Payments in the aggregate of $1 million or more unless we provide prior approval. In order to request prior approval, you must submit a completed enhanced due diligence form prior to the submission of your Premium Payment:

•	if total Premium Payments aggregated by social security number or taxpayer identification number equal $1 million or more; and

•	for all applications where the Owner or joint Owner are non-resident aliens.
It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state and may result in you not receiving important notices about your Contract.
Description of the Right to Cancel provision you had when you Purchased your Contract
If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.
Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Day we receive your request to cancel and will refund any sales or Contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.
If you cancel a Plus Contract, we will recapture any Payment Enhancements we previously credited to your Contract, and you will assume the risk of any investment loss on those Payment Enhancements.
How are Premium Payments applied to your Contract?
If we receive your subsequent Premium Payment before the end of a Valuation Day, it will be invested on the same Valuation Day. If we receive your subsequent Premium Payment after the end of a Valuation Day, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest all Premium Payments based on your last instructions on record. We will send you a confirmation when we invest your Premium Payments.
How is the value of your Contract calculated before the Annuity Commencement Date?
The Contract Value is the sum of the value of the Fixed Accumulation Feature, if applicable, and all Funds. There are two things that affect your Contract Value: (1) the number of Accumulation Units, and (2) the Accumulation Unit Value. Contract Value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day the investment performance of the Sub-Accounts will fluctuate with the performance of the Funds.
When Premium Payments are credited to your Account, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting partial or full Surrenders, settling a Death Benefit claim or by annuitizing your Contract.
To determine the current Accumulation Unit Value, we take the prior Valuation Day’s Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.
The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

•	The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day; reduced

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•	The net asset value per share of each Fund at the end of the prior Valuation Day; reduced by

•
Contract charges including the deductions for the mortality and expense risk charge and any other periodic expenses, including charges for optional benefits, divided by the number of days in the year multiplied by the number of days in the Valuation period.

We will send you a statement at least annually.
What other ways can you invest?
You may enroll in the following features (sometimes called a “Program”) for no additional fee. Not all Programs are available with all Contract variations.
InvestEase
This electronic funds transfer feature allows you to have money automatically transferred from your checking or savings account and deposited into your Contract on a monthly or quarterly basis. It can be changed or discontinued at any time. The minimum amount for each transfer is $50. You can elect to have transfers made into any available Fund.
Static Asset Allocation Models
This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.
If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.
You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.
You may be required to invest in an acceptable asset allocation model as a condition for electing and maintaining certain guaranteed minimum withdrawal benefits.
Your investments in an asset allocation model will be rebalanced quarterly to reflect the model’s original percentages and you may cancel your model at any time subject to investment restrictions for maintaining certain guaranteed minimum withdrawal benefits.
We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.
While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to What Restrictions Are There on your Ability to Make a Sub-Account Transfer? for more information.
You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.

•	Asset Rebalancing

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In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

•	Dollar Cost Averaging
We offered three dollar cost averaging programs:

•	DCA Plus

•	Fixed Amount DCA

•	Earnings/Interest DCA
DCA Plus - Effective October 4, 2013, the DCA Plus program is no longer available and we no longer accept initial or subsequent Premium Payments into the program. Contract Owners who had commenced either a 12-month or 6-month Transfer Program prior to October 4, 2013 can complete their current program, but will not be allowed to elect a new program.
These programs allow you to earn a fixed rate of interest on investments. These programs are different from the Fixed Accumulation Feature. We determine, in our sole discretion, the interest rates to be credited. These interest rates may vary depending on the Contract you purchased and the date business is received. Please consult your Registered Representative to determine the interest rate for your Program.
Fixed Amount DCA - This feature allows you to regularly transfer (monthly or quarterly) a fixed amount from the Fixed Accumulation Feature (if available based on the form of Contract selected) or any Fund into a different Fund. This program begins approximately 15 days following the next monthly Contract Anniversary from the day the enrollment requested is established unless you instruct us otherwise. You must make at least three transfers in order to remain in this program.
Earnings/Interest DCA - This feature allows you to regularly transfer (monthly or quarterly) the interest earned from your investment in the Fixed Accumulation Feature (if available based on the form of Contract selected) or any Fund into another Fund. This program begins two business days plus the frequency selected unless you instruct us otherwise. You must make at least three transfers in order to remain in this program.
Automatic Income Program
This systematic withdrawal feature allows you to make partial Surrenders up to 10% of your total Premium Payments each Contract Year without a Contingent Deferred Sales Charge. You can designate the Funds to be surrendered from and also choose the frequency of partial Surrenders (monthly, quarterly, semiannual, or annually). The minimum amount of each Surrender is $100. Amounts taken under this program will count towards the Annual Withdrawal Amount, and if received prior to age 59½, may have adverse tax consequences, including a 10% federal income tax penalty on the taxable portion of the Surrender payment. You may satisfy Code Section 72(t)/(q) requirements by enrolling in this program. Your level of participation in this program may result in your exceeding permissible withdrawal limits under certain optional withdrawal riders.
Other Program considerations

•	You may terminate your enrollment in any Program at any time.

•	We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

•	any Fund is merged or substituted into another Fund - then your allocations will be directed to the surviving Fund; or

•	any Fund is liquidated - then your allocations will be directed to any available money market Fund (subject to applicable law).
You may always provide us with updated instructions following any of these events.

•
Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

•
We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you. Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you.

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Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund’s investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund’s prospectus.

•
Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

•	These Programs may be adversely affected by Fund trading policies.
Can you transfer from one Fund to another?
During those phases of your Contract when transfers are permissible, you may make transfers between Funds according to the following policies and procedures, as they may be amended from time to time. In addition, there may be Investment Restrictions applicable to your Contract in conjunction with certain riders as described in this prospectus.
In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.
We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then “net” these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.
For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.
What Restrictions Are There on your Ability to Make a Sub-Account Transfer?
First, you may make only one Sub-Account transfer request each day. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one “Sub-Account transfer”, however, you cannot transfer the same Contract Value more than once a Valuation Day.

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Examples

Transfer Request Per Valuation Day	Permissible?
Transfer $10,000 from a money market Sub-Account to a growth Sub-Account	Yes
Transfer $10,000 from a money market Sub-Account to any number of other Sub-Accounts (dividing the $10,000 among the other Sub-Accounts however you chose)	Yes
Transfer $10,000 from any number of different Sub-Accounts to any number of other Sub-Accounts	Yes
Transfer $10,000 from a money market Sub-Account to a growth Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an international Sub-Account
No
Second, you are allowed to submit a total of 20 Sub-Account transfers each Contract Year (the “Transfer Rule”) by U.S. Mail, Voice Response Unit, Internet or telephone. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.
We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.
The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution, or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.
We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.
Third, policies have been designed to restrict excessive Sub-Account transfers. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don’t purchase this Contract if you plan to engage in “market timing,” which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed.
Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund’s request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund’s agent to help monitor compliance with that Fund’s trading policy.
We are obligated to follow each Fund’s instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund’s trading policy. Please refer to each Fund’s prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.
In certain circumstances, Fund abusive trading policies do not apply or may be limited. For instance:

•	Certain types of financial intermediaries may not be required to provide us with shareholder information.

•
“Excepted funds” such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

•	A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

•
Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company sponsored contractual or systematic program such as transfers of assets as a result of “dollar cost averaging” programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv)

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as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.
Possibility of Undetected abusive trading or market timing. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

•	Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

•	Certain forms of variable annuities and types of Funds may be attractive to market timers. We can not provide assurances that we will be capable of addressing possible abuses in a timely manner.

•
These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

•
In some cases, we are unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds (“Participants”) or enforce the Transfer Rule because we do not keep Participants’ account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

How are you affected by frequent Sub-Account Transfers?
We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.
Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund’s trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we can not reach a mutually acceptable agreement on how to treat an investor who, in a Fund’s opinion, has violated the Fund’s trading policy.
In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.
Fixed Accumulation Feature Transfers — If applicable, during each Contract Year, you may make transfers out of the Fixed Accumulation Feature to the Sub-Accounts, subject to the transfer restrictions discussed below. All transfer allocations must be in whole numbers (e.g., 1%). Each Contract Year you may transfer the greater of:

•
30% of the Contract Value in the Fixed Accumulation Feature as of the last Contract Anniversary or Contract issue date or the largest sum of your prior transfers. When we calculate the 30%, we add Premium Payments made after that date but before the next Contract Anniversary. These restrictions also apply to systematic transfers except for certain programs specified by us. The 30% does not include Contract Value in any DCA Plus Program (discontinued effective October 4, 2013); or

•	An amount equal to your largest previous transfer from the Fixed Accumulation Feature in any one Contract Year.
We apply these restrictions to all transfers from the Fixed Accumulation Feature, including all systematic transfers and Dollar Cost Averaging Programs, except for transfers under our DCA Plus Program (discontinued effective October 4, 2013).
If your interest rate renews at a rate at least 1% lower than your prior interest rate, you may transfer any amount up to 100% of the amount to be invested at the renewal rate. You must make this transfer request within 60 days of being notified of the renewal rate.
We may defer transfers and Surrenders from the Fixed Accumulation Feature for up to 6 months from the date of your request.

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As a result of these limitations, it may take a significant amount of time (i.e., several years) to move Contract Values in the Fixed Accumulation Feature to Sub-Accounts and therefore this may not provide an effective short term defensive strategy.
Telephone and Internet Transfers — Transfer instructions received by telephone before the end of any Valuation Day will be carried out at the end of that day. Otherwise, the instructions will be carried out at the end of the next Valuation Day.
Transfer instructions you send electronically are considered to be received by us at the time and date stated on the electronic acknowledgement we return to you. If the time and date indicated on the acknowledgment is before the end of any Valuation Day, the instructions will be carried out at the end of that Valuation Day. Otherwise, the instructions will be carried out at the end of the next Valuation Day. If you do not receive an electronic acknowledgment, you should contact us as soon as possible.
We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly reporting any inaccuracy or discrepancy to us and your Registered Representative. Any oral communication should be reconfirmed in writing.
Telephone or Internet transfer requests may currently only be canceled by calling us before the end of the Valuation Day you made the transfer request.
We, our agents or our affiliates are not responsible for losses resulting from telephone or electronic requests that we believe are genuine. We will use reasonable procedures to confirm that instructions received by telephone or through our website are genuine, including a requirement that Contract Owners provide certain identification information, including a personal identification number. We record all telephone transfer instructions. We may suspend, modify, or terminate telephone or electronic transfer privileges at any time.
Power of Attorney — You may authorize another person to conduct financial and other transactions on your behalf by submitting a copy of a power of attorney (POA) executed by you that meets the requirements of your resident state law. Once we have the POA on file, we will accept transaction requests, including transfer instructions, subject to our transfer restrictions, from your designated agent (attorney-in-fact). We reserve the right to request an affidavit or certification from the agent that the POA is in effect when the agent makes such transactions. You may instruct us to discontinue honoring the POA at any time.
b. Charges and Fees
Mortality and Expense Risk Charge
We deduct a daily charge for assuming mortality and expense risks under the Contract. This charge is deducted from your Sub-Account Value.
The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

•	Mortality Risk - There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.
During the accumulation phase of your Contract, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur in periods of declining value or in periods where the CDSCs would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.
Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

•
Expense Risk - We also bear an expense risk that the CDSCs, if applicable, and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned. If the mortality and expense risk charge under a Contract is insufficient to cover our actual costs, we will bear the loss. If the mortality and expense risk charge exceeds these costs, we keep the excess as profit. We may use these profits, as well as revenue sharing and Rule 12b-1 fees received from certain Funds, for any proper corporate purpose including, among other things, payment of sales expenses, including the fees paid to distributors. We expect to make a profit from the mortality and expense risk charge.

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Annual Maintenance Fee
The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and your Account. The annual charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Sub-Account in which you are invested.
We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. In addition, we will waive one Annual Maintenance Fee for Contract Owners who own more than one Contract with a combined Contract Value between $50,000 and $100,000. If you have multiple Contracts with a combined Contract Value of $100,000 or greater, we will waive the Annual Maintenance Fee on all Contracts. However, we may limit the number of waivers to a total of six Contracts. We also may waive the Annual Maintenance Fee under certain other conditions. We do not include contracts from our Putnam Hartford line of variable annuity contracts with the Contracts when we combine Contract Value for purposes of this waiver.
Administrative Charge
We apply a daily administration charge against all Contract Values held in the Separate Account during both the accumulation and annuity phases of the Contract. There is not necessarily a relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract; expenses may be more or less than the charge. This charge compensates us for administrative expenses that exceed revenues from the Annual Maintenance Fee described above.
Premium Taxes
The amount of tax, if any, charged by federal, state, or other governmental entity on Premium Payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax on a pro-rata basis from the Sub-Accounts at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered, at the time death benefits are paid or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently the maximum rate charged by any state is 3.5% and 1.0% in Puerto Rico.
Sales Charges
We offer three contract variations that have a CDSC (these forms of contract are called “Outlook”, “Plus” and our base contract (which does not have a separate marketing name but is sometimes referred to in this prospectus as the “Core” version)), one contract version has a front end sales charge (called “Edge”) and one contract version has no sales charge (called “Access”). These types of charges (and any available reductions or waivers) are described in Section 2.
Charges Against the Funds
Annual Fund Operating Expenses - The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund reflects investment advisory fees, distribution fees, operating expenses and administrative expenses already deducted from the assets of the Funds. These charges are described in the Funds’ prospectuses.
Reduced Fees and Charges
We may offer, in our discretion, reduced fees and charges including, but not limited to, CDSCs, the Mortality and Expense Risk Charge, the Annual Maintenance Fee, and charges for optional benefits, for certain Contracts (including employer sponsored savings plans) which may result in decreased costs and expenses. Reductions in these fees and charges will not be unfairly discriminatory against any Contract Owner.
Please see “Synopsis” for a description of charges and fees.
c. Surrenders
What kinds of Surrenders are available?
Before the Annuity Commencement Date:
Full Surrenders - When you Surrender your Contract before the Annuity Commencement Date, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Premium Taxes, CDSCs, a prorated portion of optional benefit charges, if applicable and the Annual Maintenance Fee. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.
See the prospectus supplement dated May 1, 2014 for a description of an Enhanced Surrender Value Offer (2014) available for a limited time to certain Contract Owners. The Enhanced Surrender Value Offer made to certain Contract Owners beginning in January 2013 terminated on February 28, 2014.
Partial Surrenders - You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date. We will deduct any applicable CDSC. However, on a noncumulative basis, you may make partial Surrenders during any Contract Year, up to the Annual Withdrawal Amount allowed and the Contingent Deferred Sales Charge will not be assessed against such amounts. Surrender of Contract Values in excess of the Annual Withdrawal Amount and additional

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surrenders made in any Contract Year will be subject to the Contingent Deferred Sales Charge. You can ask us to deduct the CDSC from the amount you are Surrendering or from your remaining Contract Value. If we deduct the CDSC from your remaining Contract Value, that amount will also be subject to CDSC. This is our default option.
Both full and partial Surrenders are taken proportionally out of the Sub-Accounts and the Fixed Accumulation Feature unless prohibited by your state. Please see section 8 (State Variations) for additional details.
There are several restrictions on partial Surrenders before the Annuity Commencement Date:

•	The partial Surrender amount must be at least equal to $100, our current minimum for partial Surrenders, and

•
After a Surrender, your Contract Value must be equal to or greater than our then current minimum Contract Value that we establish according to our current policies and procedures. We may change the minimum Contract Value in our sole discretion, with notice to you. We will close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after a Surrender.

Your resulting standard Death Benefit will be reduced proportionately if you Surrender the majority of your Contract Value. See sections 6 and 7 for information regarding the impact of Surrenders to Death Benefits and optional benefits.
Under certain circumstances Hartford had permitted certain Contract Owners to reinstate their Contracts when a Contract Owner had requested a Surrender (either full or Partial) and returned the forms in good order to Hartford. Effective as of October 4, 2013, we no longer allow Contract Owners to reinstate their Contracts when a Contract Owner requests a Surrender (either full or Partial).
After the Annuity Commencement Date:
Full Surrenders - You may Surrender your Contract on or after the Annuity Commencement Date only if you selected the Payment for a Period Certain Annuity Payout Option. Under this option, we pay you the Commuted Value of your Contract minus any applicable CDSCs. The Commuted Value is determined on the day we receive your written request for Surrender.
Partial Surrenders - Partial Surrenders are permitted after the Annuity Commencement Date if you select the Life Annuity With Payments for a Period Certain, Joint and Last Survivor Life Annuity With Payments for a Period Certain or the Payment for a Period Certain Annuity Payout Options. You may take partial Surrenders of amounts equal to the Commuted Value of the payments that we would have made during the “Period Certain” for the number of years you select under the Annuity Payout Option that we guarantee to make Annuity Payouts.
Both full and partial Surrenders are taken proportionally out of the Sub-Accounts and the Fixed Accumulation Feature unless prohibited by your state. Please see section 8 (State Variations) for additional details.
To qualify for partial Surrenders under these Annuity Payout Options you must make the Surrender request during the Period Certain.
We will deduct any applicable CDSCs.
If you elect to take the entire Commuted Value of the Annuity Payouts we would have made during the Period Certain, we will not make any Annuity Payouts during the remaining Period Certain. If you elect to take only some of the Commuted Value of the Annuity Payouts we would have made during the Period Certain, we will reduce the remaining Annuity Payouts during the remaining Period Certain. Annuity Payouts that are to be made after the Period Certain is over will not change.
These options may not be available if the Contract is issued to qualify under Code Sections 401, 403, 408, or 457. For such Contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.
Please check with your qualified tax adviser because there could be adverse tax consequences for partial Surrenders after the Annuity Commencement Date.
How do you request a Surrender?
See the prospectus supplement dated May 1, 2014 for a description of an Enhanced Surrender Value Offer (2014) for certain Contract Owners.
Requests for full Surrenders terminating your Contract must be in writing. Requests for partial Surrenders can be made in writing, by telephone or via the internet. We will send your money within seven days of receiving complete instructions. However, we may postpone payment whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement or (d) the SEC determines that an emergency exists to restrict valuation.

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We may also postpone payment of Surrenders with respect to a money market Fund if the board of directors of the underlying money market Fund suspends redemptions from the Fund in connection with the Fund’s plan of liquidation, in compliance with rules of the SEC or an order of the SEC.
We may defer payment of any amounts from the Fixed Accumulation for up to six months from the date of the request to Surrender. If we defer payment for more than thirty days, we will pay interest of at least 3% per annum on the amount deferred.
Written Requests — Complete a Surrender form or send us a letter, signed by you, stating:

•	the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

•	your tax withholding amount or percentage, if any, and

•	your disbursement instructions, including your mailing address.
You may submit this form via mail or fax.
Unless you specify otherwise, we will provide the dollar amount you want to receive after applicable taxes and charges as the default option.
If there are joint Owners, both must authorize these transactions. For a partial Surrender, specify the Sub-Accounts that you want your Surrender to come from (this may be limited to pro-rata Surrenders if optional benefits are elected); otherwise, the Surrender will be taken in proportion to the value in each Sub-Account.
Telephone or Internet Requests — To request a partial Surrender by telephone or internet, we must have received your completed Internet Partial Withdrawal/Telephone Redemption Authorization Form. If there are joint Owners, both must sign the form. By signing the form, you authorize us to accept telephone or internet instructions for partial Surrenders from either Owner. Telephone or Internet authorization will remain in effect until we receive a written cancellation notice from you or your joint Owner, we discontinue the program, or you are no longer the Owner of the Contract. Please call us with any questions regarding restrictions on telephone or internet Surrenders.
We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We may modify the requirements for telephone and/or internet redemptions at any time.
Telephone and internet Surrender instructions received before the end of a Valuation Day will be processed at the end of that Valuation Day. Otherwise, your request will be processed at the end of the next Valuation Day.
Completing a Power of Attorney for another person to act on your behalf may prevent you from making Surrenders via telephone and internet.
What should be considered about taxes?
There are certain tax consequences associated with Surrenders. If you make a Surrender prior to age 59½, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59½ may also affect the continuing tax-qualified status of some Contracts.
We do not monitor Surrender requests. Consult your personal tax adviser to determine whether a Surrender is permissible, with or without federal income tax penalty.
More than one Contract issued in the same calendar year - If you own more than one Contract issued by us or our affiliates in the same calendar year, then these Contracts may be treated as one Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date.
Internal Revenue Code section 403(b) annuities - As of December 31, 1988, all section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59½, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59½ ). Distributions prior to age 59½ due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.
We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.
d. Annuity Payouts
When you “annuitize” your Contract, you begin the process of converting Accumulation Units in what is known as the “payout phase.” The payout phase starts with your Annuity Commencement Date and ends when we make the last payment required under your Contract. You should answer the following questions:

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•	When do you want Annuity Payouts to begin?

•	Which Annuity Payout Option do you want to use?

•	How often do you want the Payee to receive Annuity Payouts?

•	Do you want Annuity Payouts to be fixed dollar amount or variable dollar amount?
Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.
When do your Annuity Payouts begin?
Your Annuity Commencement Date cannot be earlier than:

✓	2nd Contract Anniversary - if choosing a fixed dollar amount Annuity Payout
✓	Immediately - if choosing a variable dollar amount Annuity Payout or be later than:

✓	Annuitant’s 90th birthday (or if the Contract Owner is a Charitable Remainder Trust, the Annuitant’s 100th birthday); or
✓	10th Contract Year (subject to state variation)
Effective as of October 4, 2013 we no longer allow Contract Owners to extend their Annuity Commencement Date even though we may have granted extensions in the past to you or other similarly situated investors.
The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.
Proof of Survival
The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.
Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.
Life Annuity
We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.
Life Annuity With Payments for a Period Certain
We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select, between 5 years and 100 years minus the Annuitant’s age. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years or receive the Commuted Value in one sum.
Life Annuity with a Cash Refund
We will make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, if the Annuity Payouts already made are less than the Contract Value on the Annuity Commencement Date minus any Premium Tax, the remaining value will be paid to the Beneficiary. The remaining value is equal to the Contract Value minus any Premium Tax minus all Annuity Payouts already made. This option is only available for fixed dollar amount Annuity Payouts.
Joint and Last Survivor Life Annuity
We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:

•	Remain the same at 100%, or

•	Decrease to 66.67%, or

•	Decrease to 50%.

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For variable Annuity Payouts, these percentages represent Annuity Units; for fixed Annuity Payouts, they represent actual dollar amounts. The percentage will also impact the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Joint and Last Survivor Life Annuity With Payments For a Period Certain
We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living, but we at least guarantee to make Annuity Payouts for a time period you select, between 5 years and 100 years minus your younger Annuitant’s age. If the Annuitant and the Joint Annuitant both die before the guaranteed number of years have passed, then the Beneficiary may continue Annuity Payouts for the remainder of the guaranteed number of years or receive the Commuted Value in one sum.
When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:

•	Remain the same at 100%, or

•	Decrease to 66.67%, or

•	Decrease to 50%.
For variable dollar amount Annuity Payouts, these percentages represent Annuity Units. For fixed dollar amount Annuity Payouts, these percentages represent actual dollar amounts. The percentage will also impact the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Payments for a Period Certain
We agree to make payments for a specified time. The minimum period that you can select is 10 years during the first two Contract Years and 5 years after the second Contract Anniversary. The maximum period that you can select is 100 years minus your Annuitant’s age. If, at the death of the Annuitant, Annuity Payouts have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payouts or receive the Commuted Value in one sum. You may not choose a fixed dollar amount Annuity Payout during the first two Contract Years.
You cannot Surrender your Contract once Annuity Payouts begin, unless you have selected Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments For a Period Certain, or Payments For a Period Certain Annuity Payout Option. A Contingent Deferred Sales Charge, if applicable, may be deducted.
For qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
Automatic Annuity Payouts - If you do not elect an Annuity Payout Option, monthly Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date. Automatic variable Annuity Payouts will be based on an Assumed Investment Return equal to 5%.
How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

•	monthly,

•	quarterly,

•	semi-annually, or

•	annually.
Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.
Do you want Annuity Payouts to be Fixed Dollar Amount or Variable Dollar Amount?
You may choose an Annuity Payout Option with fixed dollar amounts or variable dollar amounts, depending on your income needs. You may not choose a fixed dollar amount Annuity Payout during the first two Contract Years.

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Fixed Dollar Amount Annuity Payouts - Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payouts. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate set by us.
Variable Dollar Amount Annuity Payouts - Once a variable dollar amount Annuity Payout begins, you cannot change your selection to receive a fixed dollar amount Annuity Payout. A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.
The dollar amount of the first variable Annuity Payout depends on:

•	the Annuity Payout Option chosen,

•	the Annuitant’s attained age and gender (if applicable),

•	the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table adjusted for projections based on accepted actuarial principles, and

•	the Assumed Investment Return (“AIR”).
The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.
The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of Annuity Units for each Sub-Account multiplied by the Annuity Unit Value of each Sub-Account.
The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor offsets the AIR used to calculate your first variable dollar amount Annuity Payout.
The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the Funds in relation to the AIR. The degree of the fluctuation will depend on the AIR you select.
You can select one of the following AIRs offered, subject to state variations:

AIR	Annuity Unit Factor	AIR	Annuity Unit Factor	AIR	Annuity Unit Factor
3%	0.999919%	5%	0.999866%	6%	0.999840%
The greater the AIR, the greater the initial Annuity Payout. But a higher AIR may result in a smaller potential growth in future Annuity Payouts when the Sub-Accounts earn more than the AIR. On the other hand, a lower AIR results in a lower initial Annuity Payout, but future Annuity Payouts have the potential to be greater when the Sub-Accounts earn more than the AIR.
For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout is lower than the first.
Level variable dollar amount Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR. The degree of variation depends on the AIR you select.
After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with applicable transfer restriction policies.
Combination Annuity Payout - You may choose to receive a combination of fixed dollar amount and variable dollar amount Annuity Payouts as long as they total 100% of your Annuity Payout. For example, you may choose to use 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

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e. Standard Death Benefits
What is the Death Benefit and how is it calculated?
The Death Benefit is the amount we will pay if the Owner, joint Owner, or the Annuitant, if applicable, dies before we begin to make Annuity Payouts. We calculate the Death Benefit when, and as of the date that, we receive a certified death certificate or other legal document acceptable to us. The Death Benefits described below are at no additional cost. Standard Death Benefits are automatically included in your Contract unless superseded by certain optional benefits. Terms and titles used in riders to your Contract may differ from those used in this prospectus.
The calculated Death Benefit will remain invested according to the Owner’s last instructions until we receive complete written settlement instructions from the Beneficiary. This means the Death Benefit amount will fluctuate with the performance of the Account. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account and the dollar amount for the Fixed Accumulation Feature for each Beneficiary’s portion of the proceeds.
The Premium Security Death Benefit
This standard Death Benefit is automatically issued if you and the Annuitant are all younger than age 81 when the Contract is issued. This Death Benefit is the highest of:

•	Contract Value; or

•	Total Premium Payments adjusted for partial Surrenders; or

•	The lesser of:

•	Maximum Anniversary Value, or

•	the sum of Contract Value plus 25% of Maximum Anniversary Value (excluding Premium Payments we receive within 12 months of death).
Please refer to Premium Security Death Benefit examples 1 - 2 in Appendix I.
The Asset Protection Death Benefit
This standard Death Benefit is automatically issued if you or the Annuitant are between ages 81 to 85 when the Contract is issued. This Death Benefit is the highest of:

•	Contract Value; or

•	The lesser of:

•	Premium Payments (adjusted for partial Surrenders), or

•	the sum of Contract Value plus 25% of total Premium Payments adjusted for partial Surrenders (excluding Premium Payments we receive within 12 months of death).
If one of the Owners and Annuitant is age 81 or older on the date we issue this Contract and one of the Owners and Annuitant is age 79 or younger on the date we issue this Contract; however, the Death Benefit payable upon the death of the younger of the Owners or Annuitant will be the lesser of Maximum Anniversary Value or the sum of Contract Value plus 25% of Maximum Anniversary Value.
Please refer to Asset Protection Death Benefit examples 1 - 3 in Appendix I.
Maximum Anniversary Value
The Maximum Anniversary Value is based on a series of calculations on Contract Anniversaries of Contract Values, Premium Payments and partial Surrenders. We will calculate an Anniversary Value for each Contract Anniversary prior to the deceased’s 81st birthday or the date of death, whichever is earlier.
The Anniversary Value is equal to the Contract Value as of a Contract Anniversary with the following adjustments:

•	Your Anniversary Value is increased by the dollar amount of any Premium Payments made since the Contract Anniversary; and

•	Your Anniversary Value is reduced for any partial Surrenders since the Contract Anniversary.
The Maximum Anniversary Value is equal to the greatest Anniversary Value attained from this series of calculations.
Adjustments for Surrenders
We calculate the adjustments to your Maximum Anniversary Value for any Surrenders by reducing your Anniversary Value on a dollar-for-dollar basis for any Surrenders within a Contract Year up to 10% of aggregate Premium Payments. After that, we reduce your Anniversary Value proportionally based on the amount of any Surrenders that exceed 10% of aggregate Premium Payments divided by your aggregate Contract Value at the time of Surrender.

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For examples of how this is applied for the Premium Security Death Benefit, please refer to Premium Security Death Benefit examples 1 - 2 in Appendix I and for the Asset Protection Death Benefit, please refer to Asset Protection Death Benefit examples 1 - 3 in Appendix I.
We calculate the adjustment to your aggregate Premium Payments for any Surrenders by reducing your aggregate Premium Payments on a dollar-for-dollar basis for any Surrenders within a Contract Year up to 10% of aggregate Premium Payments. After that, we reduce your aggregate Premium Payments proportionately based on the amount of any Surrenders that exceed 10% of aggregate Premium Payments divided by your aggregate Contract Value at the time of Surrender.
Additional Information about Death Benefits
We reserve the right to treat all deferred variable annuities that you buy from us or our affiliates as a single contract for the purposes of determining your total Death Benefits. These limits will be applied if you make $5 million or more in total aggregate Premium Payments. If applicable, the aggregate limit on total Death Benefits payable by us or our affiliates will never exceed:

a.	the aggregate Premium Payments, modified by adjustments for partial Surrenders under applicable contracts and riders; or

b.	the aggregate Contract Value plus $1 million.
Any reduction in Death Benefits will be in proportion to the Contract Value of each deferred variable annuity at the time of reduction.
In addition, there may be limitations on the aggregate death benefits if you purchased one or more contracts with an initial Premium Payment of less than $5,000,000 but you add Premium Payments or purchased additional contracts such that Premium Payments under the contracts aggregate to $5,000,000 or more. See your contract for more information.
How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us, unless the Owner has designated the manner in which the Beneficiary will receive the Death Benefit. When payment is taken in one lump sum, payment will be made within seven days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940. We will calculate the Death Benefit as of the date we receive a certified death certificate or other legal documents acceptable by us. The Death Benefit amount remains invested and is subject to market fluctuation until complete settlement instructions are received from each Beneficiary. On the date we receive complete instructions from the Beneficiary, we will compute the Death Benefit amount to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary’s portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary’s instructions. If we receive the complete instructions on a non-Valuation Day, computations will take place on the next Valuation Day.
If the Death Benefit payment is $5,000 or more, the Beneficiary may elect to have their Death Benefit paid through our “Safe Haven Program.” Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by Federal Deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. We will credit interest at a rate determined periodically in our sole discretion. The interest rate is based upon the analysis of interest rates credited to funds left on deposit with other insurance companies under programs similar to The Hartford’s Safe Haven program. In determining the interest rate, we also factor in the impact of our profitability, general economic trends, competitive factors and administrative expenses. The interest rate credit is not the same rate earned on assets in the Fixed Accumulation Feature and is not subject to minimum interest rates prescribed by state non-forfeiture laws. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven Program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct charges for this program, we earn investment income from the proceeds. The investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.
The Beneficiary may elect under the Annuity Proceeds Settlement Option “Death Benefit Remaining with the Company” to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal documents acceptable to us, the Beneficiary can: (a) make Sub-Account transfers (subject to applicable restrictions) and (b) take Surrenders without paying Contingent Deferred Sales Charges, if any. We reserve the right to inform the IRS in the event that we believe that

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any Beneficiary has intentionally delayed delivering proper proof of death in order to circumvent applicable Code proceeds payment duties. We shall endeavor to fully discharge the last instructions from the Owner wherever possible or practical.
The Beneficiary of a non-qualified Contract or IRA (prior to the required distribution date) may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary’s remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.
If the Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.
If the Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Owner’s death.
If the Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Owner.
What should the Beneficiary consider?
Alternatives to the Required Distributions - The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary’s life or life expectancy, and (b) must begin within one year of the date of death.
If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal Contract Continuation - If the Owner dies and the Owner’s Spouse is a beneficiary, then the portion of the Contract payable to the Spouse may be continued with the Spouse as Owner, unless the Spouse elects to receive the Death Benefit as a lump sum payment or as an Annuity Payment Option. For certain Contracts, if the Contract continues with the Spouse as Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the Spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract continuation will only apply one time for each Contract.
Who will receive the Death Benefit?
The distribution of the Death Benefit applies only when death is before the Annuity Commencement Date.
If death occurs on or after the Annuity Commencement Date, there may be no payout at death unless the Owner has elected an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value.
If death occurs before the Annuity Commencement Date:

If the deceased is the . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving joint Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit.
Contract Owner	There is no surviving joint Contract Owner	The Annuitant is living or deceased	Designated Beneficiary receives the Death Benefit.
Contract Owner	There is no surviving joint Contract Owner and the Beneficiary predeceases the Contract Owner	The Annuitant is living or deceased	Contract Owner’s estate receives the Death Benefit.
Annuitant	The Contract Owner is living	There is no named Contingent Annuitant	The Contract Owner becomes the Contingent Annuitant and the Contract continues. The Contract Owner may waive this presumption and receive the Death Benefit.
Annuitant	The Contract Owner is living	The Contingent Annuitant is living	Contingent Annuitant becomes the Annuitant, and the Contract continues.

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If death occurs on or after the Annuity Commencement Date:

If the deceased is the . . .	and . . .	then the . . .
Contract Owner	The Annuitant is living	Designated Beneficiary becomes the Contract Owner.
Annuitant	The Contract Owner is living	Contract Owner receives the payout at death, if any.
Annuitant	The Annuitant is also the Owner	Designated Beneficiary receives the payout at death, if any.
These are the most common scenarios. Some of the Annuity Payout Options may not result in a payout at death.

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6. Optional Death Benefits
a. MAV Plus
Objective
Refund net Premium Payments as well as some percentage of any Contract Value gains.
How does this rider help achieve this goal?
The Death Benefit will be the greater of the standard Death Benefit and MAV Plus Death Benefit. If you also elect any optional benefit rider, the Death Benefit will be the greater of such optional rider and this rider.
The MAV Plus Death Benefit is the greatest of:

A.	Contract Value on the date we receive due proof of death.

B.	Total Premium Payments adjusted for any partial Surrenders (see clause D below for a description of this adjustment).

C.
Maximum Anniversary Value - The Maximum Anniversary Value is based on a series of calculations on Contract Anniversaries of Contract Values, Premium Payments and partial Surrenders. We will calculate an Anniversary Value for each Contract Anniversary prior to the deceased’s 81st birthday or the date of death, whichever is earlier. The Anniversary Value is equal to the Contract Value as of a Contract Anniversary with the following adjustments: (a) Anniversary Value is increased by the dollar amount of any Premium Payments made since the Contract Anniversary; and (b) Anniversary Value is adjusted for any partial Surrenders since the Contract Anniversary. The Maximum Anniversary Value is equal to the greatest Anniversary Value attained from this series of calculations.

D.	Earnings Protection Benefit - The Earnings Protection Benefit depends on the age of you and/or your Annuitant on the date this rider is added to your Contract.

•	If each is aged 69 or younger, the Death Benefit is the Contract Value on the date we receive due proof of death plus 40% of the lesser of Contract gain on that date and the cap.

•
If you and/or your Annuitant are age 70 or older on the date this rider is added to your Contract, the benefit is the Contract Value on the date we receive due proof of death plus 25% of the lesser of Contract gain on that date and the cap.

We determine Contract gain by subtracting your Contract Value on the date you added this rider from the Contract Value on the date we receive due proof of death. We then deduct any Premium Payments and add adjustments for any partial Surrender made during that time. We make an adjustment for partial Surrenders if the amount of Surrender is greater than the Contract gain immediately prior to the Surrender. The adjustment is the difference between the two, but not less than zero.
We calculate the adjustment to your Maximum Anniversary Value for any Surrenders by reducing your Maximum Anniversary Value on a dollar-for-dollar basis for any Surrenders within a Contract Year up to 10% of aggregate Premium Payments. After that, we reduce your Maximum Anniversary Value proportionately based on the amount of any Surrenders that exceed 10% of aggregate Premium Payments divided by your aggregate Contract Value at the time of Surrender. Please refer to the examples in Appendix I for illustrations of this adjustment.
The Contract gain that is used to determine your Death Benefit has a limit or cap. The cap is 200% of the following:
•the Contract Value on the date this rider was added to your Contract; plus

•	Premium Payments made after this rider was added to your Contract, excluding any Premium Payments made within 12 months of the date we receive due proof of death; minus
•any adjustments for partial Surrenders.
If you elect MAV Plus, the Death Benefit will be the greater of the Premium Security Death Benefit and the MAV Plus Death Benefit.
When can you buy this rider?
The MAV Plus rider is closed to new investors (including to existing Owners).
This rider was only available at the time of issue and if you elected it, your choice was irrevocable.
Does electing this rider forfeit your ability to buy other riders?
No.
How is the charge for this rider calculated?

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The annual charge for this rider is based on your daily Contract Value and is deducted daily. The charge for this rider continues to be deducted until we begin to make Annuity Payouts.
Does the Benefit Amount/Payment Base change under this rider?
No. This rider is not affected by the Benefit Amount or Payment Base.
Is this rider designed to pay you withdrawal benefits for your lifetime?
No.
Is this rider designed to pay you Death Benefits?
Yes.
Does this rider replace standard Death Benefits?
No.
Can you revoke this rider?
No.
What effect do partial or full Surrenders have on your benefits under this rider?
Surrenders will reduce the MAV Plus Death Benefit and will be subject to CDSCs, if any.
What happens if you change ownership?
We reserve the right to approve all ownership changes, including any assignment of your Contract to others or the pledging of your Contract as collateral. Certain approved changes in ownership may cause a re-calculation of the benefits subject to applicable state law. Generally, we will not recalculate the benefits under your Contract so long as the change in ownership does not affect the Owner and does not result in a change in the tax identification number under the Contract. Changes in ownership can also adversely affect your Death Benefits and optional withdrawal benefits.
You may not change the named Annuitant. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your contract rights?
Yes. If your Spouse continues the Contract as Owner, we will use the date the Contract is continued with your Spouse as Owner as the effective date this rider was added to the Contract. This means we will use the date the Contract is continued with your Spouse as Owner as the effective date for calculating this Death Benefit going forward. The percentage used for this Death Benefit will be determined by the oldest age of any remaining joint Owner or Annuitant at the time the Contract is continued. Spousal Contract continuation can apply once during the term of this Contract.
What happens if you annuitize your Contract?
This rider will be terminated and the fee will no longer be assessed.
Are there restrictions on how you must invest?
No.
Are there restrictions on the amount of subsequent Premium Payments?
No.
Can we aggregate contracts?
Yes. We reserve the right to treat all deferred variable annuities that you buy from us or our affiliates as a single contract for the purposes of determining your total Death Benefits. These limits will be applied if you make $5 million or more in total aggregate Premium Payments. If applicable, the aggregate limit on total Death Benefits payable by us or our affiliates will never exceed:

a.	the aggregate Premium Payments, modified by adjustments for partial Surrenders under applicable contracts and riders; or

b.	the aggregate Contract Value plus $1 million.
Any reduction in Death Benefits will be in proportion to the Contract Value of each deferred variable annuity at the time of reduction.
Other information
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•	This rider is not available in all states or is named differently in those states.

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•	If your Contract has no gain, your Beneficiary will receive no additional benefit.

•	A Death Benefit is paid to Beneficiaries upon the death of the Annuitant or any Owner, whichever occurs first.

•	This rider may be used to supplement Death Benefits in other optional riders. In certain instances, however, this additional Death Benefit coverage could be superfluous.

•	Annuitizing your Contract will extinguish this rider.
7. Optional Withdrawal Benefits

a. The Hartford’s Principal First Preferred
Objective
Protect your Premium Payments from poor market performance through annual Benefit Payments until the Benefit Amount is reduced to zero.
How does this rider help achieve this goal?
This rider protects Premium Payments by guaranteeing annual Benefit Payments until your Benefit Amount, rather than your Contract Value, has been exhausted.
When can you buy this rider?
The Hartford’s Principal First Preferred rider is closed to new investors (including to existing Owners).
Does electing this rider forfeit your ability to buy other riders?
Yes. If you elected this rider, you may not elect any optional riders other than MAV Plus (MAV only in applicable states).
How is the charge for this rider calculated?
The annual charge for this rider is based on your daily Sub-Account Value and is deducted daily. We will continue to deduct The Hartford’s Principal First Preferred Charge until we begin to make Annuity Payouts or the rider is revoked.
Does the Benefit Amount/Payment Base change under this rider?
Yes. Your Benefit Amount will fluctuate based on subsequent Premium Payments or partial Surrenders. If you elect the rider at a later date, your Contract Value on the date it is added to your Contract will be the initial Benefit Amount. Partial Surrenders in excess of your annual Benefit Payments may also trigger a recalculation of the Benefit Amount and future Benefit Payments. Your Benefit Amount can never be more than $5 million.
Is this rider designed to pay you withdrawal benefits for your lifetime?
No. You can continue to take Benefit Payments until the Benefit Amount has been depleted. Once the initial Benefit Amount has been determined, we calculate Benefit Payments. If you elect the rider when purchasing the Contract, your initial Premium Payment is equal to the initial Benefit Amount. The maximum Benefit Payment is 5% of your Benefit Amount. Benefit Payments are available at any time and can be taken on any schedule that you request. Benefit Payments are non-cumulative, which means that your Benefit Payment will not increase in the future if you fail to take your full Benefit Payment for the current Contract Year. For example, if you do not take 5% one Contract Year, you may not take more than 5% the next Contract Year.
If you elected this rider when you purchased your Contract, we count one year as the time between each Contract Anniversary. If you purchased this rider after you purchased your Contract, we count the first year as the time between the date you added this rider to your Contract and your next Contract Anniversary, which could be less than a year.
Each time you add a Premium Payment, we increase your Benefit Amount by the amount of the subsequent Premium Payment on a dollar-for-dollar basis. When you make a subsequent Premium Payment, your Benefit Payments will increase by 5% of the amount of the subsequent Premium Payment.
Your Benefit Amount cannot be less than $0 or more than $5 million. Any activities that would otherwise increase the Benefit Amount above this ceiling will not be included for any benefits under this rider.
If, in one year, your Surrenders total more than your annual Benefit Payment, we will recalculate your Benefit Amount and your Benefit Payment could be significantly lower in the future. Any time we recalculate your Benefit Amount and your Benefit Payment we count one year as the time between the date we recalculate and your next Contract Anniversary, which could be less than a year.
Whenever a partial Surrender is made, the Benefit Amount will be equal to the amount determined in either (A) or (B) as follows:

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A.
If the total partial Surrenders since the later of (i) the most recent Contract Anniversary, or (ii) the Valuation Day that the Benefit Payment was last established (excluding subsequent Premium Payments), are equal to or less than the Benefit Payment, the new Benefit Amount becomes the Benefit Amount immediately prior to the partial Surrender, less the amount of the partial Surrender.

B.	If the total partial Surrenders as determined in (A) above exceed the Benefit Payment, the Benefit Amount will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

(i)	The Contract Value immediately following the partial Surrender; or

(ii)	The Benefit Amount immediately prior to the partial Surrender, less the amount of the partial Surrender.
Please refer to examples 2 - 6 for The Hartford’s Principal First Preferred in Appendix I for illustrations regarding recalculation of your Benefit Amount.
Qualified Contracts are subject to certain federal tax rules requiring that minimum distributions be withdrawn from the Contract on a calendar year basis (i.e., compared to a Contract Year basis), usually beginning after age 70½. These withdrawals are called Required Minimum Distributions (“RMD”). An RMD may exceed your Benefit Payment, which will cause a recalculation of your Benefit Amount. Recalculation of your Benefit Amount may result in a lower Benefit Payment in the future. If you enroll in our Automatic Income Program to satisfy the Required Minimum Distributions from the Contract and, as a result, the withdrawals exceed your Benefit Payment we will not recalculate your Benefit Amount ot Benefit Payment.
Is this rider designed to pay you a Death Benefit?
No. However, partial Surrenders will reduce the standard Death Benefit.
Does this rider replace standard Death Benefits?
No.
Can you revoke this rider?
Yes. You may revoke this rider in writing anytime following the earlier of the 5th Contract Year (if elected at issuance) or the 5th anniversary of electing this rider post-issuance or at the time we exercise our right to impose investment restrictions. You may terminate this rider by submitting The Hartford’s Principal First Preferred Termination Form to our Administrative Office or by calling us. Termination requests will not be accepted more than 30 days prior to your fifth rider anniversary. Annuitizing your Contract instead of receiving Benefit Payments will terminate this rider. If you revoke this rider you will not be able to elect any other optional benefit rider or participate in a Company-sponsored exchange program. However, a Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.
What effect do partial or full Surrenders have on your benefits under this rider?
Benefit Payments are treated as partial Surrenders and are deducted from your Contract Value and Benefit Amount. Each Benefit Payment reduces the amount you may Surrender under your Annual Withdrawal Amount. Surrenders in excess of your annual Benefit Payment include any applicable CDSC.
If, in one year, your Surrenders total more than your annual Benefit Payment, we will re-calculate your Benefit Amount and your Benefit Payment could be significantly lower in the future. Any time we recalculate your Benefit Amount and your Benefit Payment we count one year as the time between the date we recalculate and your next Contract Anniversary, which could be less than a year.
If your Contract Value is reduced to zero due to receiving annual Benefit Payments, and you still have a Benefit Amount, you will continue to receive a Benefit Payment through a fixed Annuity Payout option until your Benefit Amount is depleted. While you are receiving payments under fixed Annuity Payout options, you may not make additional Premium Payments, and if you die before you receive all of your payments, your Beneficiary will continue to receive the remaining Benefit Payments.
You can Surrender your entire Contract Value any time; however, you will receive your Contract Value at the time you request a full Surrender with any applicable charges deducted and not the Benefit Amount or the Benefit Payment amount that you would have received under this rider.
What happens if you change ownership?
If you change the ownership or assign this Contract to someone other than your Spouse after 12 months of electing this rider, we will recalculate the Benefit Amount and the Benefit Payment may be lower in the future. The Benefit Amount will be recalculated to equal the lesser of:

•	The Benefit Amount immediately prior to the ownership change or assignment; or

•	The Contract Value at the time of the ownership change or assignment.

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The Benefit Payment will then be reset to 5% of the new Benefit Amount.
If the Owner dies and the sole Beneficiary is the Owner’s Spouse, then the surviving Spouse can either become the Contract Owner or elect to receive the standard Death Benefit.
You may not change the named Annuitant. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Withdrawal Benefit?
Yes. If the Owner dies and the sole Beneficiary is the deceased Owner’s Spouse at the time of death, that Spouse may continue the Contract and this rider. This right may be exercised only once during the term of the Contract.
What happens if you annuitize your Contract?
You may elect the annuitization option at any time. If you annuitize your Contract, you may choose this payout option in addition to those Annuity Payout Options offered in the Contract. Under this Annuity Payout Option (called the “PFP Annuity Payout Option”), we will pay a fixed dollar amount for a specific number of years (“Payout Period”). If you, the joint Owner or the Annuitant should die before the PFP Annuity Payout Period is complete, the remaining payments will be made to the Beneficiary. The PFP Annuity Payout Period is determined on the Annuity Calculation Date and it will equal the current Benefit Amount divided by the Benefit Payment. The total amount of the Annuity Payouts under this option will be equal to the Benefit Amount. We may offer other Payout Options. If you, the joint Owner or Annuitant die before the Annuity Calculation Date and all of the Benefit Payments guaranteed by us have not been made, the Beneficiary may elect to take the remaining Benefit Payments by electing the PFP Payout Option. Electing this option forfeits any right to Death Benefit values calculated under the standard Death Benefit or any optional death benefits you may have purchased. If the Annuitant dies after the Annuity Calculation Date and before all of the Benefit Payments guaranteed by us have been made, the payments will continue to be made to the Beneficiary. If your Contract Value is reduced to zero, you will receive a fixed Annuity Payout option until your Benefit Amount is depleted.
Are there restrictions on how you must invest?
Yes. We reserve the right to limit the Sub-Accounts into which you may allocate your Contract Value on and after the effective date.
Are there restrictions on the amount of subsequent Premium Payments?
No; however, your Benefit Amount cannot be more than $5 million. Any activities that would otherwise increase the Benefit Amount above this ceiling will not be included for any benefits under this rider.
Can we aggregate contracts?
Yes. We reserve the right to treat all Contracts issued to you by us or one of our affiliates as one Contract for purposes of this rider. This means that if you purchase two Contracts from us in any twelve month period and elect optional withdrawal benefits in such other Contracts, withdrawals from one Contract may be treated as withdrawals from the other Contract.
Other information
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•	We can revoke this rider if you violate the investment restrictions requirements.

•
The annual percentage used for determining Benefit Payments is not a fixed rate of return. The Contract Value used in the calculation of the Benefit Amount and Benefit Payment is based on the investment performance of your Sub-Accounts.

•	Benefit Payments can’t be carried forward from one year to the next.

•
Additional contributions made to your Contract after withdrawals have begun may not restore the previous amount of Benefit Payments, even if the additional contribution restores the Benefit Amount to the previous Benefit Amount.

•	If elected post-issuance, the first one year period will be considered to be the time period between election and the next following Contract Anniversary.

•	When the Contract Value is small in relation to the Benefit Amount, Surrenders may have a significant effect on future Benefit Payments.

•
We do not automatically increase payments under the Automatic Income Program if your Lifetime Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Lifetime Benefit Payments and your eligible

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Lifetime Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege
b. The Hartford’s Lifetime Income Foundation
Objective
Protect principal from poor market performance, provide longevity protection through Lifetime Benefit Payments, and ensure a Death Benefit equivalent to the greater of Premium Payments reduced for partial Surrenders or Contract Value.
How does this rider help achieve this goal?
This rider provides two separate but bundled benefits that help achieve this goal. In other words, this rider is a guarantee that you can access two ways:

•
Lifetime Withdrawal Benefit. This rider provides a series of Lifetime Benefit Payments payable in each Contract Year following the Relevant Covered Life’s 60th birthday, until the first death of any Covered Life (“Single Life Option”) or the second death of any Covered Life (“Joint/Spousal Option”). Lifetime Benefit Payments are maximum amounts that can be withdrawn each year based on the higher of your Payment Base or Contract Value on each Contract Anniversary multiplied by the applicable Withdrawal Percent. In an Eligible Withdrawal Year, your initial Lifetime Benefit Payment is equal to the Payment Base multiplied by the applicable Withdrawal Percentage. Payments may continue even if the Contract Value has been reduced to below our minimum Contract Value. The Withdrawal Percent varies based upon the attained age of the Relevant Covered Life as of the Contract Anniversary prior to the first partial Surrender, and the survivor option chosen. Any partial Surrender taken prior to the Contract Anniversary following the Relevant Covered Life’s 60th birthday will reduce the Payment Base and your future Lifetime Benefit Payment. Such partial Surrender may potentially eliminate your Lifetime Benefit Withdrawal Guarantee.

•
Guaranteed Minimum Death Benefit. This guaranteed minimum Death Benefit provides a Death Benefit equal to the greater of Premium Payments reduced for partial Surrenders or Contract Value as of the date due proof of death is received for any Contract Owner or Annuitant. Partial Surrenders will reduce or eliminate the Guaranteed Minimum Death Benefit. This Guaranteed Minimum Death Benefit replaces the standard Death Benefits provided under this Contract.

When can you buy this rider?
The Hartford’s Lifetime Income Foundation is closed to new investors (including to existing Owners).
A Covered Life must be a living person. If you choose the Joint/Spousal Option, we reserve the right to (a) prohibit non-natural entities from being designated as an Owner, (b) prohibit anyone other than your Spouse from being a joint Owner; and (c) impose other designation restrictions from time to time.
For the Single Life Option, the Covered Life is most often the same as the Contract Owner and joint Owner (which could be two different people). In the Joint/Spousal Option, the Covered Life is most often the Contract Owner and his or her Spouse, as joint Owner or Beneficiary.
The Relevant Covered Life will be one factor used to establish your Withdrawal Percent. When the Single Life Option is chosen, we use the older Covered Life as the Relevant Covered Life; and when the Joint/Spousal Option is chosen, we use the younger Covered Life as the Relevant Covered Life.
The maximum age of any Contract Owner or Annuitant when electing this rider is 80. When the Joint/Spousal Option is chosen, the Beneficiary also must be younger than age 81.
Does electing this rider forfeit your ability to buy other riders?
Yes. If you elected this rider, you could not elect any rider other than MAV Plus (MAV only in applicable states).
How is the charge for this rider calculated?
The fee for this rider is based on your then current Payment Base (not your Contract Value) as of each Contract Anniversary. This charge will automatically be deducted from your Contract Value on your Contract Anniversary after your Anniversary Value and Payment Base have been computed and prior to all other financial transactions. In the event of a full Surrender, a prorated charge will be deducted from your Surrender Value. The charge for this rider will be withdrawn from each Sub-Account and the Fixed Accumulation Feature in the same proportion that the value of each Sub-Account bears to the total Contract Value. Except as otherwise provided below, we will continue to deduct this charge until we begin to make Annuity Payouts. The rider charge may limit access to the Fixed Accumulation Feature in certain states.
Does the Benefit Amount/Payment Base change under this rider?
Yes. Your initial Payment Base equals your initial Premium Payment. Your Payment Base will fluctuate based on subsequent Premium Payments and partial Surrenders. Your Payment Base can never be less than $0 or more than $5

36

million. Any activities that would otherwise increase the Payment Base above this ceiling will not be included for any benefits under this rider. The Payment Base will be recalculated based on:

•	Subsequent Premium Payments. Subsequent Premium Payments increase your Payment Base on a dollar-for-dollar basis.

•
Partial Surrenders. Partial Surrenders may trigger a recalculation of the Payment Base depending on (a) whether the partial Surrender takes place prior or during an Eligible Withdrawal Year, and (b) if the aggregate amount of the partial Surrenders during any Contract Year exceeds the applicable Threshold, as discussed below:

A.
If cumulative partial Surrenders taken during any Contract Year and prior to an Eligible Withdrawal Year are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Payment Base on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are greater than the Threshold (subject to rounding), then we will reduce the Payment Base on a (i) dollar-for-dollar basis up to the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders during an Eligible Withdrawal Year are (i) equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will not reduce the Payment Base.

C.
For any partial Surrender that causes cumulative partial Surrenders in an Eligible Withdrawal Year to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Payment Base on a proportionate basis for the amount in excess of the Lifetime Benefit Payment.

Partial Surrenders taken during any Contract Year that cumulatively exceed the Annual Withdrawal Amount but do not exceed the Lifetime Benefit Payment will be free of any applicable CDSC.
Partial Surrenders will diminish the Guaranteed Minimum Death Benefit. Please refer to the Examples in Appendix I for a more complete description of these effects.
Is this rider designed to pay you withdrawal benefits for your lifetime?
Yes. However, your Withdrawal Percent, and therefore the amount of your Lifetime Benefit Payment, is dependent upon when you take your first partial Surrender. For instance,

•
If you take your first partial Surrender before an Eligible Withdrawal Year, your Withdrawal Percent will never increase above 5% for Single Life Option or 4.5% for Joint/Spousal option for the remaining duration of your Contract.

•
If you take your first partial Surrender during an Eligible Withdrawal Year, your Withdrawal Percent will never increase above the Withdrawal Percent corresponding with the attained age of the Relevant Covered Life as of the Contract Anniversary prior to the first partial Surrender. If such a partial Surrender took place during the first Contract Year, we will use the attained age of the Relevant Covered Life as of Contract issue date to set the Withdrawal Percent. Once the Withdrawal Percent has been established, it will not change for the remaining duration of your Contract. In other words, prior to the Relevant Covered Life turning 80, the longer the first partial Surrender is delayed, the higher your Withdrawal Percent shall be.

Attained age of Relevant Covered Life on the Contract Anniversary prior to the first Partial Surrender	Withdrawal Percent
	Single Life Option	Joint/Spousal Option
60-64	5.0%	4.5%
65-69	5.5%	5.0%
70-74	6.0%	5.5%
75-79	6.5%	6.0%
80+	7.0%	6.5%
Your Withdrawal Percent may change based on a permissible Covered Life change. If you choose to receive less than your full Lifetime Benefit Payment in any Contract Year; you will not be able to carry remaining amounts forward to future Contract Years.
Is this rider designed to pay you a Death Benefit?
Yes. This Guaranteed Minimum Death Benefit guarantees that we will pay a Death Benefit equal to the greater of Premium Payments reduced for partial Surrenders or Contract Value as of the date we receive due proof of death of the Contract Owner(s) or Annuitant. Termination of this rider will result in the rescission of the Guaranteed Minimum Death Benefit and

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result in your Beneficiary receiving the Contract Value as of the date we receive due proof of death. Partial Surrenders will affect the Guaranteed Minimum Death Benefit as follows:

A.
If cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are greater than the Threshold (subject to rounding), we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders during an Eligible Withdrawal Year are (i) equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis.

C.
For any partial Surrender that causes cumulative partial Surrenders in an Eligible Withdrawal Year to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Lifetime Benefit Payment, and (ii) proportionate basis for the amount in excess of the Lifetime Benefit Payment.

Please refer to the section labeled “Can your Spouse continue your Withdrawal Benefit” for more information on the continuation of the Lifetime Benefit Payments by your Spouse.
Does this rider replace the standard Death Benefit?
Yes.
Can you revoke this rider?
Yes. Anytime following the earlier of Spousal Contract continuation or the 5th Contract Year, the Contract Owner may also elect to revoke the Lifetime Withdrawal Benefits whereupon we will deduct one last pro-rated fee for this rider and only the Guaranteed Minimum Death Benefit shall continue to apply. Certain changes in the Covered Life will also constitute a revocation of the Withdrawal Benefits. A Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.
In the event that this rider is terminated, whether as a result of your actions or ours, your Lifetime Benefit Payments will cease; your Payment Base will be eliminated, the Guaranteed Minimum Death Benefit will then be equal to the Contract Value, and you will not be allowed to elect any other optional benefit rider.
What effect do partial or full Surrenders have on your benefits under this rider?
Please refer to the discussion under “Does the Benefit Amount/Payment Base change under this rider?” for the effect of partial Surrenders on your Payment Base, Guaranteed Minimum Death Benefit and Lifetime Benefit Payments. You may make a full Surrender of your entire Contract at any time. However, you will receive your Contract Value with any applicable charges deducted and not the Payment Base or any Lifetime Benefit Payment that you would have received under this rider. If Your Contract Value is reduced below our minimum Contract Value rules in effect on a particular Valuation Day, and your Lifetime Benefit Payment amount remains greater than zero, then we will consider this date as your Annuity Commencement Date and we will no longer accept subsequent Premium Payments.
What happens if you change ownership?
Inasmuch as this rider is affected only by changes to the Covered Life, only these types of changes are discussed below. We reserve the right to approve all Covered Life changes. Certain approved changes in the designation of the Covered Life may cause a recalculation of the benefits. Covered Life changes also allow us, in our discretion, to impose investment restrictions, as described below.
Any Covered Life change made within the first 6 months from the Contract Issue date will have no impact on the Payment Base or Guaranteed Minimum Death Benefit as long as each succeeding Covered Life is less than the maximum age limitation of the rider at the time of the change. The Withdrawal Percent and Lifetime Benefit Payment will thereafter change based on the age of the new Relevant Covered Life.
After the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and partial Surrenders have not yet been taken, in the event that you and your Spouse become legally divorced, you may add a new Spouse to the Contract. Provided that the age limitation of the rider is not exceeded, the Payment Base and Guaranteed Minimum Death Benefit will remain the same. We will recalculate your Withdrawal Percent based on the age of the younger Covered Life as of the date of the change.

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Alternatively, if after the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and partial Surrenders have been taken, in the event that you and your Spouse become legally divorced, you may only remove your ex-Spouse from the Contract whereupon the Payment Base and Guaranteed Minimum Death Benefit will remain the same. We will then recalculate your Withdrawal Percent based on the age of the remaining Covered Life as of the date of the change.
You may not convert your Joint/Spousal Option election to a Single Life Option. In addition, after the first six months following the Contract issue date, if any Covered Life change takes place that is not due to a divorce, then we will:

A.
If the older Covered Life after the change is equal to or less than the maximum age limitation of the rider at the time of the change, then we will revoke the Withdrawal Benefits of this rider and continue the Guaranteed Minimum Death Benefit only. The charge for this rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter.

B.
If the older Covered Life after the change exceeds the maximum age limitation of the rider at the time of the change, or we no longer offer this rider, then the rider will terminate. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value.

If you elected the Single Life Option and any Covered Life changes after the first 6 months from Contract Issue date, then:

A.
If the older Covered Life after the change exceeds the maximum age limitation of this rider at the time of the change; the rider will be terminated and removed from the Contract. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value; or

B.
If we no longer offer this rider, we will continue the Guaranteed Minimum Death Benefit after resetting this benefit to the lower of the then applicable Guaranteed Minimum Death Benefit or Contract Value on the effective date of the Covered Life change; whereupon the Withdrawal Benefit will be revoked. The charge for this rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter; or

C.
If we offer this rider and: (i) if partial Surrenders have been taken prior to the first Contract Anniversary, then we will use the attained age of the oldest Covered Life as of the rider effective date to reset the Withdrawal Percent, or (ii) if partial Surrenders have not been taken prior to the first Contract Anniversary, then we will use the attained age of the older Covered Life as of the Contract Anniversary prior to the first partial Surrender to reset the Withdrawal Percent. The Payment Base will be recalculated to be the lesser of the Contract Value or the Payment Base effective on the date of the change. The Guaranteed Minimum Death Benefit will be recalculated to be the lesser of the Contract Value or the Guaranteed Minimum Death Benefit effective on the date of the change.

If the rider is no longer available for sale, we will determine the issue age limitation of the rider on a non-discriminatory basis.
The following tables illustrate only some of the various changes and the resulting outcomes associated with deaths of the Contract Owner(s) or Annuitant before and after the Annuity Commencement Date.

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Single Life Option Election:

If the deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving non-spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider terminates
Contract Owner	There is a surviving spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider can continue under Spousal Contract continuation
Contract Owner	There is no surviving Contract Owner	The Annuitant is living or deceased	Rider terminates. Designated Beneficiary receives the Death Benefit
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates. Estate receives the Death Benefit
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner becomes the Contingent Annuitant	Contract continues, no Death Benefit is paid, and this rider continues
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner waives their right to become the Contingent Annuitant	Rider terminates and Contract Owner receives the Death Benefit
Annuitant	Contract Owner is Living	Contingent Annuitant is Living	Contingent Annuitant becomes the Annuitant and the Contract and this rider continues
Joint/Spousal Election:

If the deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving Contract Owner	The Annuitant is living or deceased	The surviving Contract Owner continues the Contract and rider; we will increase the Contract Value to the Death Benefit value
Contract Owner	There is no surviving Contract Owner	The Spouse is the sole primary beneficiary	Follow Spousal Contract continuation rules for joint life elections
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates and Contract Owner’s estate receives the Death Benefit
Annuitant	The Contract Owner is living	There is a Contingent Annuitant	The Rider continues; upon the death of the last surviving Covered Life, the rider will terminate.

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Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Withdrawal Benefit?

•	Single Life Option:
If a Covered Life dies and the Beneficiary is the deceased Covered Life’s Spouse at the time of death, such Spouse may continue the Contract. If the Spouse elects to continue the Contract and this rider, we will continue the rider with respect to all Lifetime Withdrawal Benefits at the charge that is currently being assessed for new sales of this rider at the time of continuation. We will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater. The Covered Life will be re-determined on the date of Spousal Contract continuation. If the new Covered Life is less than age 81 at the time of the Spousal Contract continuation, and the rider is still available for sale, the Payment Base and the Guaranteed Minimum Death Benefit will be set equal to the Contract Value, the Withdrawal Percent will be recalculated based on the age of the older remaining Covered Life on the effective date of the Spousal Contract continuation. If the new Covered Life is 81 or older at the time of the Spousal Contract continuation, the rider will terminate and the Guaranteed Minimum Death Benefit will be equal to the Contract Value.
If we are no longer offering this rider at the time of Spousal Contract continuation, we will revoke the Lifetime Withdrawal Benefit, the Guaranteed Minimum Death Benefit will be set equal to the Contract Value and the rider charge will no longer be assessed.

•	Joint/Spousal Option:
This rider is designed to facilitate the continuation of your rights under this rider by your Spouse through the inclusion of a Joint/Spousal Option. If a Covered Life dies and the Spouse elects to continue the Contract, we will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater and we will continue the rider with respect to all benefits at the current rider charge. The benefits will be reset as follows:

•	The Payment Base will be equal to the greater of Contract Value or the Payment Base on the Spousal Contract continuation date;

•	The Guaranteed Minimum Death Benefit will be equal to the Contract Value on the Spousal Contract continuation date;

•
The Withdrawal Percent will remain at the current percentage if partial Surrenders have commenced; otherwise the Withdrawal Percent will be based on the attained age of the remaining Covered Life on the Contract Anniversary prior to the first partial Surrender; and

•	The Lifetime Benefit Payment will be recalculated to equal the Withdrawal Percent multiplied by the greater of the Contract Value or Payment Base on the date of Spousal Contract continuation.
The remaining Covered Life can not name a new Owner of the Contract. Any new beneficiary that is added to the Contract will not be taken into consideration as a Covered Life. The rider will then terminate upon the death of the remaining Covered Life.
If the Spouse elects to continue the Contract and revoke the Lifetime Withdrawal Benefit, we will assess the charge on the revocation date and it will no longer be assessed thereafter. The Covered Life will be re-determined on the date of Spousal Contract continuation for purposes of the Guaranteed Minimum Death Benefit. If the age of the Covered Life is greater than the age limitation of the rider at the time of Spousal Contract continuation, the rider will terminate and the Guaranteed Minimum Death Benefit will equal the Contract Value.
What happens if you annuitize your Contract?
If you elect to annuitize your Contract prior to reaching the Annuity Commencement Date, you may only annuitize your Contract Value and will not be able to elect any of the annuitization options allowed under this rider. If your Contract reaches the Annuity Commencement Date, the Contract must be annuitized unless we agree to extend the Annuity Commencement Date, in our sole discretion. In this circumstance, the Contract may be annuitized under our standard annuitization rules or, alternatively, under the rules applicable when the Contract Value is below our minimum Contract Value then in effect. By annuitizing your Contract and choosing an income option, you will be exchanging your accumulated savings and Death Benefits for a guaranteed income stream.
If your Contract Value is reduced below our minimum Contract Value then in effect, your Annuity Commencement Date will be attained and we will no longer accept subsequent Premium Payments. We will then issue you a payout annuity. You may elect the frequency of your payments from those offered by us at such time, but will not be less frequently than annually.

•	Single Life Option:

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If you have elected the Single Life Option, we will issue you a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the Covered Life determined at Annuity Commencement Date. We treat the Covered Life as the Annuitant for this payout option. If there is more than one Covered Life, then the lifetime portion will be based on both Covered Lives. The Covered Lives will be the Annuitant and joint Annuitant for this payout option. The lifetime portion will terminate on the first death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit under this rider.
If the older Annuitant is age 59 or younger, we will automatically defer the date the payments begin until the anniversary after the older Annuitant attains age 60 and is eligible to receive payments in a fixed dollar amount until the later of the death of any Annuitant or a minimum number of years.
If the Annuitant is alive and the older Annuitant is age 60 or older, you will receive payments in a fixed dollar amount until the later of the death of any Annuitant or a period certain.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be made over the greater of the period certain, or until the death of any Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of your Withdrawal Percent or 5%. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of any Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.
This option may not be available if the Contract is issued to qualify under Code Section 401, 403, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.

•	Joint/Spousal Option:
If you have elected the Joint/Spousal Option and both Spouses are alive, we will issue you a Fixed Joint & Survivor Lifetime and Period Certain Payout. If only one Spouse is alive, we will issue a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the surviving Covered Life. The Covered Lives will be the Annuitant and Joint Annuitant for this payout option. The lifetime benefit will terminate on the last death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit.
If the younger Annuitant is alive and age 59 or younger, we will automatically defer the date that payments begin until the anniversary after the younger Annuitant attains age 60 and is eligible to receive payments in a fixed dollar amount until the death of the last surviving Annuitant or a period certain.
If the Annuitant is alive and the younger Annuitant is age 60 or older, you will receive payments in a fixed dollar amount until the later of the death of the last surviving Annuitant or a minimum number of years.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be made over the greater of the period certain, or until the death of the last Surviving Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of Withdrawal Percent or 4.5%. Therefore, the higher your then remaining Guaranteed Minimum Death Benefit is at the time of annuitization, the longer the time period you will be entitled to receive annuitization payments. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of the last surviving Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.
These options may not be available if the Contract is issued to qualify under Code Sections 401, 403, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.
Are there restrictions on how you must invest?
Yes. We reserve the right to limit the Sub-Accounts into which you may allocate your Contract Value. Effective October 4, 2013, we began enforcing this contractual right for the products described in Appendix D and require that you allocate your Contract Value and future Premium Payments in accordance with the investment restrictions described in Appendix D as a condition to maintaining the withdrawal feature of the rider. Your selected allocations are automatically rebalanced quarterly. If your allocations do not comply with the investment restrictions described in Appendix D, on and after October 4, 2013 the withdrawal feature of the rider is revoked. These restrictions are intended to reduce the risk of investment losses that could require the Company to use its General Account assets to pay amounts due under the rider.

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To the extent permitted by law we may modify, add, delete, or substitute, the asset allocation models, investment pro-grams, Funds, portfolio rebalancing requirements, and other investment requirements and restrictions that apply while the rider is in effect. For instance, we might amend these asset allocation models if a Fund (i) merges into another fund, (ii) changes investment objectives, (iii) closes to further investments and/or (iv) fails to meet acceptable risk parameters. These changes will not be applied with respect to then existing investments. We will give you advance notice of these changes. Please refer to “Other Program considerations” under the section entitled “What other ways can you invest?” in Section 5.a for more information regarding the potential impact of Fund mergers and liquidations with respect to then existing investments within an asset allocation model.
Except as provided below, failure to comply with the investment restrictions will result in revocation of the withdrawal feature. If the withdrawal feature of the rider is revoked by us for violation of applicable investment restrictions, we will assess a pro-rated share of the rider charge and will no longer assess a rider charge thereafter. Revocation of the withdrawal feature will not terminate any concurrent guaranteed minimum death benefit rider.
If the withdrawal feature is revoked by us due to a failure to comply with these investment restrictions, you will have one opportunity to reinstate the rider by reallocating your Contract Value in accordance with then prevailing investment restrictions. You will have a thirty calendar day reinstatement period to do this. The reinstatement period will begin upon revocation of the withdrawal feature. Your right to reinstate the rider will be terminated if during the reinstatement period you make a subsequent Premium Payment, take a partial Surrender or make a Covered Life change. Upon reinstatement, your Payment Base will be reset at the lower of the Payment Base prior to the revocation or Contract Value as of the date of reinstatement. Your Withdrawal Percentage will be reset to equal the Withdrawal Percentage prior to revocation unless during the reinstatement period the relevant Covered Life qualifies for a new age band.
Investment in any asset allocation model could mitigate losses but also hamper potential gains. The asset allocation models that you must invest in under the rider provide very different potential risk/reward characteristics. We are not responsible for lost investment opportunities associated with the implementation and enforcement of these investment requirements and restrictions. If the restrictions are violated, the Withdrawal Benefit will be revoked but the Guaranteed Minimum Death Benefit will continue to apply.
Are there restrictions on the amount of subsequent Premium Payments?
Yes. We reserve the right to require our approval on all subsequent Premium Payments received after the first twelve months and to not accept any subsequent Premium Payment which brings the total of such cumulative subsequent Premium Payments to in excess of $100,000 without prior approval. Following your Annuity Commencement Date, we will no longer accept subsequent Premium Payments.
Can we aggregate Contracts?
Yes. For purposes of determining the Payment Base and Premium Payment limits, we reserve the right to treat as one all deferred variable annuity Contracts issued by us where you have elected any optional withdrawal benefit rider. If we elect to aggregate Contracts, we will change the period over which we measure Surrenders against future Lifetime Benefit Payments.
We will treat the effective date of our aggregation election until the end of the applicable calendar year as a Contract Year for the purposes of the Lifetime Benefit Payment limit. A pro-rata rider fee will be taken at the end of that calendar year. After the first calendar year following aggregation, the Lifetime Benefit Payment limits will be aggregated and will thereafter be set on a calendar year (i.e., January 1 Contract Anniversary) basis. The rider fee then in effect will be taken at the end of each new Contract Anniversary.
Other information
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•
The benefits under this rider cannot be directly or indirectly assigned, collateralized, pledged or securitized in any way. Any such actions will invalidate this rider and allow us to terminate the rider.

•
Your annual Lifetime Benefit Payment may fluctuate based on changes in the Payment Base and Contract Value. The Payment Base is sensitive to partial Surrenders in excess of the Lifetime Benefit Payment/Threshold. It is therefore possible that Surrenders and subsequent Premium Payments within the same Contract Year, whether or not equal to one another, can result in lower Lifetime Benefit Payments.

•
Annuitizing your Contract, whether voluntary or not, will impact and possibly eliminate these “lifetime” benefits. First, you may no longer invest additional Premium Payments. Second, any Death Benefit, whether standard or optional, will immediately terminate. Third, any Guaranteed Minimum Withdrawal Benefit guarantees you elect may end. In cases where you are required to annuitize (because you reach the Annuity Commencement Date or your Guaranteed Minimum Withdrawal Benefit requires annuitization because the Contract Value has fallen below our minimum Contract

43

Value then in effect), lifetime annuitization payments may equal (or possibly exceed) Lifetime Benefit Payments. However, where you elect to annuitize before a required Annuity Commencement Date, lifetime annuitization payments might be less than the income guaranteed by your Guaranteed Minimum Withdrawal Benefit.

•	Even though this rider is designed to provide “living benefits,” you should not assume that you will necessarily receive “payments for life” if you have violated any of the terms of this rider.

•	The amount of the Withdrawal Percent used to compute your Lifetime Benefit Payment is frozen based on the date of the first partial Surrender.

•
The determination of the “Relevant” Covered Life is established by the Company and is critical to the determination of many important benefits such as the Withdrawal Percent used to set Lifetime Benefit Payments. Applicants should confirm this determination and be sure they fully appreciate its importance before investing.

•	We may terminate this rider post-election based on your violation of benefit rules and may otherwise withdraw this rider for new sales at any time.

•	Because these benefits are bundled and interdependent upon one another, there is a risk that you may ultimately pay for benefits that you may never get to use.

•
You may select this rider only at the time of sale and once you do so, you may not add any other optional withdrawal benefits during the time you own this Contract. If you elect this rider you will not be eligible for the standard Death Benefits or be able to elect optional riders other than MAV Plus.

•
When the Single Life Option is chosen, your Spouse may find continuation of this rider to be unavailable or unattractive after the death of the Covered Life. Continuation of the benefits available in this optional rider is dependent upon its availability at the time of death of the first Covered Life and will be subject to then prevailing charges.

•
The Joint/Spousal Option provides that if you and your Spouse are no longer married for any reason other than death, the removal and replacement of your Spouse will constitute a Covered Life change. This can result in the resetting of all benefits under this rider.

•	Certain Covered Life changes may result in a reduction, recalculation or forfeiture of benefits.

•	This rider may not be suitable if a Covered Life is under attained age 60.

•
The purchase of an optional withdrawal benefit feature may not be appropriate for contracts owned by certain types of non-natural entities, including Charitable Trusts. Because many non-natural entities are required to make certain periodic distributions and those amounts may be different than the withdrawal amounts permitted by the optional withdrawal benefit feature, you may wish to consult with your tax advisor to help determine the appropriateness of this benefit.

•
We do not automatically increase payments under the Automatic Income Program if your Lifetime Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Lifetime Benefit Payments and your eligible Lifetime Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege.

c. The Hartford’s Lifetime Income Builder II
Objective
Protect your investment from poor market performance through potential annual automatic Payment Base increases, provide longevity protection through Lifetime Benefit Payments, and ensure a Death Benefit equivalent to the greater of Premium Payments reduced for partial Surrenders or Contract Value.
How does this rider help achieve this goal?
This rider provides two separate but bundled benefits that help achieve this goal. In other words, this rider is a guarantee that you can access two ways:

•
Lifetime Withdrawal Benefit. This rider provides a series of Lifetime Benefit Payments payable in each Contract Year following the Relevant Covered Life’s 60th birthday, until the first death of any Covered Life (“Single Life Option”) or until the second death of any Covered Life (“Joint/Spousal Option”). Lifetime Benefit Payments are maximum amounts that can be withdrawn each year based on the higher of your Payment Base or Contract Value on each Contract Anniversary, as adjusted by annual Payment Base increases, multiplied by the applicable Withdrawal Percent. In an Eligible Withdrawal Year, your initial Lifetime Benefit Payment is equal to the Payment Base multiplied by the applicable Withdrawal Percentage. Payments may continue even if the Contract Value has been reduced to below our minimum Contract Value. The Withdrawal Percent varies based upon the attained age of the Relevant Covered Life as of the Contract Anniversary prior to the first partial Surrender, and the survivor option chosen. Any partial Surrender taken prior

44

to the Contract Anniversary following the Relevant Covered Life’s 60th birthday will reduce the Payment Base and your future Lifetime Benefit Payment. Such partial Surrender may potentially eliminate your Lifetime Benefit Withdrawal Guarantee.

•
Guaranteed Minimum Death Benefit. This guaranteed minimum Death Benefit provides a Death Benefit equal to the greater of Premium Payments reduced for Partial Surrenders or Contract Value as of the date due proof of death is received for any Contract Owner or Annuitant. Partial Surrenders will reduce or eliminate the Guaranteed Minimum Death Benefit. This Guaranteed Minimum Death Benefit replaces the standard Death Benefits provided under this Contract.

When can you buy this rider?
The Hartford’s Lifetime Income Builder II is closed to new investors (including to existing Owners).
A Covered Life must be a living person. If you choose the Joint/Spousal Option, we reserve the right to (a) prohibit non-natural entities from being designated as an Owner, (b) prohibit anyone other than your Spouse from being a joint Owner; and (c) impose other designation restrictions from time to time.
For the Single Life Option, the Covered Life is most often the same as the Contract Owner and joint Owner (which could be two different people). In the Joint/Spousal Option, the Covered Life is most often the Contract Owner and his or her Spouse, as joint Owner or Beneficiary.
The Relevant Covered Life will be one factor used to establish your Withdrawal Percent. When the Single Life Option is chosen, we use the older Covered Life as the Relevant Covered Life; and when the Joint/Spousal Option is chosen, we use the younger Covered Life as the Relevant Covered Life.
The maximum age of any Contract Owner or Annuitant when electing this rider is 75. When the Joint/Spousal Option is chosen, the Beneficiary also must be younger than age 76.
Does electing this rider forfeit your ability to buy other riders?
Yes. If you elected this rider, you could not elect any rider other than MAV Plus (MAV only in applicable states).
How is the charge for this rider calculated?
The fee for this rider is based on your then current Payment Base (not your Contract Value) as of each Contract Anniversary. This charge will automatically be deducted from your Contract Value on your Contract Anniversary after your Anniversary Value and Payment Base have been computed and prior to all other financial transactions. In the event of a full Surrender, a prorated charge will be deducted from your Surrender Value. The charge for this rider will be withdrawn from each Sub-Account and the Fixed Accumulation Feature in the same proportion that the value of each Sub-Account bears to the total Contract Value. Except as otherwise provided below, we will continue to deduct this charge until we begin to make Annuity Payouts. The rider charge may limit access to the Fixed Accumulation Feature in certain states.
We reserve the right to increase the charge for this rider up to a maximum rate of 0.75% any time on or after the fifth anniversary of electing this rider or five years from the date from which we last notified you of a fee increase, whichever is later. Fee increases will not apply if (a) the age of the Relevant Covered Life is 80 or older; or (b) you notify us in writing of your election to permanently waive automatic Payment Base increases. This fee may not be the same as the fee that we charge new purchasers.
Subject to the foregoing limitation, we also reserve the right to charge a different fee for this rider to any new Contract Owners as a result of a change of Covered Life. Unless exempt, we will automatically deduct rider fees, as they may be increased from time to time.
We may offer a lower fee to customers who agree to participate in any asset allocation models, investment programs, or fund-of-funds we may designate from time to time.
You will receive advanced notice of any fee increase. You may decline the fee increase and permanently waive automatic Payment Base increases by:

•	Notifying us in writing, verbally or electronically, if available.

•
Written notifications must be submitted using the forms we provide. For telephonic and Internet elections, if available, you must authenticate your identity and acknowledge your understanding of the implications of declining the fee increase. We will take direction from one joint Owner. We are not responsible for lost investment opportunities associated with elections that are not in good order and for relying on the genuiness of any election.

•	We will accept your notification up to 60 days prior to the Contract Anniversary on which the fee increase is scheduled to become effective.

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•	We will only honor notifications from the Owner or joint Owner and not through your broker.

•
Your decision to decline the fee increase and waive automatic Payment Base increases is irrevocable. You will not be able to accept the fee increase and resume automatic Payment Base increases in the future.

•	If you decline the fee increase, your Lifetime Benefit Payment will continue to be reset on each Contract Anniversary according to the rider’s rules.
Does the Benefit Amount/Payment Base change under this rider?
Yes. Your initial Payment Base equals your initial Premium Payment. Your Payment Base will fluctuate based on subsequent Premium Payments and partial Surrenders as well as automatic Payment Base increases. Your Payment Base can never be less than $0 or more than $5 million. Any activities that would otherwise increase the Payment Base above this ceiling will not be included for any benefits under this rider. The Payment Base will be recalculated based on certain changes in Covered Lives.

•
Automatic Payment Base increases. Your Payment Base may fluctuate based on annual “automatic Payment Base increases.” You will be qualified for annual automatic Payment Base increases commencing on your first Contract Anniversary. Automatic Payment Base increases will cease upon the earlier of the Annuity Commencement Date or the Contract Anniversary immediately following the Relevant Covered Life’s attained age of 80. Automatic Payment Base increases are based on your then current Anniversary Value (prior to the rider charge being taken) divided by your Maximum Contract Value and then reduced by 1. In no event will this factor be less than 0% or greater than 10%. Automatic Payment Base increases will not take place if the investment performance of your Sub-Accounts is neutral or negative.

•	Subsequent Premium Payments increase your Payment Base on a dollar-for-dollar basis.

•
Partial Surrenders may trigger a recalculation of the Payment Base depending on (a) whether the partial Surrender takes place prior or during an Eligible Withdrawal Year, and (b) if the cumulative amount of all partial Surrenders during any Contract Year exceeds the applicable Threshold, as discussed below:

A.
If cumulative partial Surrenders taken during any Contract Year and prior to an Eligible Withdrawal Year are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Payment Base on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are greater than the Threshold (subject to rounding), then we will reduce the Payment Base on a (i) dollar-for-dollar basis up to the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders during an Eligible Withdrawal Year are (i) equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will not reduce the Payment Base.

C.
For any partial Surrender that first causes cumulative partial Surrenders in an Eligible Withdrawal Year to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Payment Base on a proportionate basis for the amount in excess of the Lifetime Benefit Payment.

Partial Surrenders taken during any Contract Year that cumulatively exceed the Annual Withdrawal Amount but do not exceed the Lifetime Benefit Payment will be free of any applicable CDSC.
Partial Surrenders will diminish the Guaranteed Minimum Death Benefit.
See Examples 7, 8 and 10-14 under The Hartford’s Lifetime Income Builder II.
Is this rider designed to pay you withdrawal benefits for your lifetime?
Yes. However, your Withdrawal Percentage and therefore the amount of your Lifetime Benefit Payment, is dependent upon when you take your first partial Surrender. For instance:

•
If you take your first partial Surrender before an Eligible Withdrawal Year, your Withdrawal Percent will never increase above 5% for Single Life Option or 4.5% for Joint/Spousal option for the remaining duration of your Contract.

•
If you take your first partial Surrender during an Eligible Withdrawal Year, your Withdrawal Percent will never increase above the Withdrawal Percent corresponding with the attained age of the Relevant Covered Life as of the Contract Anniversary prior to the first partial Surrender. If such a partial Surrender took place during the first Contract Year, we will use the attained age of the Relevant Covered Life as of Contract issuance to set the Withdrawal Percent. Once the Withdrawal Percent has been established, it will not change for the remaining duration of your Contract. In other words, prior to the Relevant Covered Life turning 80, the longer the first partial Surrender is delayed, the higher your Withdrawal Percent shall be.

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Attained age of Relevant Covered Life on the Contract Anniversary prior to the first Partial Surrender	Withdrawal Percent
	Single Life Option	Joint/Spousal Option
60-64	5.0%	4.5%
65-69	5.5%	5.0%
70-74	6.0%	5.5%
75-79	6.5%	6.0%
80+	7.0%	6.5%
Your Withdrawal Percent may change based on a permissible Covered Life change. If you choose to receive less than your full Lifetime Benefit Payment in any Contract Year, you will not be able to carry remaining amounts forward to future Contract Years.
See Examples 1-6 and 11-14 under The Hartford’s Lifetime Income Builder II.
Is this rider designed to pay you Death Benefits?
Yes. This Guaranteed Minimum Death Benefit guarantees that we will pay a Death Benefit equal to the greater of Premium Payments reduced for partial Surrenders or Contract Value as of the date we receive due proof of death of the Contract Owner(s) or Annuitant. Termination of this rider will result in the rescission of the Guaranteed Minimum Death Benefit and result in your Beneficiary receiving the Contract Value as of the date we receive due proof of death. If the Lifetime Withdrawal Benefit is revoked, we will reduce the Guaranteed Minimum Death Benefit for any partial Surrender after the date the Lifetime Withdrawal Benefit was revoked, in proportion to the reduction in Contract Value due to such partial Surrender, and you will no longer be subject to this rider’s Investment Restrictions (if applicable to your contract (see the “State Variations” provisions in the “Miscellaneous” section)). Partial Surrenders will affect the Guaranteed Minimum Death Benefit as follows:

A.
If cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to an Eligible Withdrawal Year are greater than the Threshold (subject to rounding), then we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders during an Eligible Withdrawal Year are (i) equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis.

C.
For any partial Surrender that causes cumulative partial Surrenders in an Eligible Withdrawal Year to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Lifetime Benefit Payment, and (ii) proportionate basis for the amount in excess of the Lifetime Benefit Payment.

Please refer to the section labeled “Can your Spouse continue your Withdrawal Benefit” for more information on the continuation of the Lifetime Benefit Payments by your Spouse.
See Examples 9, 10 and under The Hartford’s Lifetime Income Builder II.
Does this rider replace the standard Death Benefit?
Yes.
Can you revoke this rider?
Yes. You may elect to revoke the Lifetime Withdrawal Benefit at any time subject to state availability and only the Guaranteed Minimum Death Benefit shall continue to apply. You may not revoke the Guaranteed Minimum Death Benefit, although the Guaranteed Minimum Death Benefit will be reduced and/or eliminated due to partial withdrawals. We may revoke the Lifetime Withdrawal Benefit under the Covered Life change, Spousal Contract continuation and Investment Restrictions provisions (if applicable to your contract (see the “State Variations” provision in the “Miscellaneous” section)).  Additionally, we may terminate the entire rider when the oldest Covered Life exceeds the maximum issue age limitation in accordance with the Covered Life change and Spousal Contract continuation provisions. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value.
If the Lifetime Withdrawal Benefit is revoked:

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•	it cannot be re-elected;

•	you will not receive any Lifetime Withdrawal Payments;

•
we will continue the Guaranteed Minimum Death Benefit only. We will reduce the Guaranteed Minimum Death Benefit for any partial Surrender after the date the Lifetime Withdrawal Benefit was revoked, in proportion to the reduction in Contract Value due to such partial Surrender;

•	you will no longer be subject to this rider’s Investment Restrictions; and

•	you become subject to the rules applicable when the Contract Value is below our minimum Contract Value then in effect.
On the date the Lifetime Withdrawal Benefit is revoked, a prorated share of the rider charge will be assessed.  After that, the rider charge will no longer be assessed. If you elected the Single Life Option, and the Lifetime Withdrawal Benefit is revoked under the Spousal Contract continuation provision, the rider charge will not be assessed on the date the rider is revoked.
A Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.
The factors you may consider when determining whether to voluntarily revoke the Lifetime Withdrawal Benefit include:  whether you continue to want or need the longevity protection provided by Lifetime Withdrawal Benefit payments (the benefit may not be reinstated after it is revoked); whether you wish to cease paying the fees associated with the Lifetime Withdrawal Benefit (keep in mind that you have been paying fees for the Lifetime Withdrawal Benefit since the effective date of the rider), whether you no longer want to be subject to the investment restrictions required to maintain the Lifetime Withdrawal Benefit (if applicable to your contract (see the “State Variations” provisions in the “Miscellaneous” section)); and whether or not you plan on taking partial withdrawals in the future and how these partial withdrawals will reduce the Guaranteed Minimum Death Benefit. As described in the “Is this rider designed to pay you Death Benefits?” section, partial surrenders taken while the Lifetime Withdrawal Benefit is in effect reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis or on a proportionate basis (in proportion to the reduction in Contract Value due to such partial withdrawal) depending on when you take withdrawals and/or the amount of cumulative withdrawals.  Partial withdrawals taken after you revoke the Lifetime Withdrawal Benefit will reduce the Guaranteed Minimum Death Benefit on a proportionate basis. If your Account Value is less than your Guaranteed Minimum Death Benefit at the time of a partial withdrawal then reducing the Guaranteed Minimum Death Benefit on a proportionate basis will result in a greater reduction in the Guaranteed Minimum Death Benefit than if a dollar-for-dollar reduction was taken. You should consult an investment professional before making any decision to revoke the Lifetime Withdrawal Benefit.
Please see “Can your Spouse continue your Withdrawal Benefit?” and “Are there restrictions on how you must invest?” for more information.

What effect do partial or full Surrenders have on your benefits under this rider?
Please refer to “Does the Benefit Amount/Payment Base change under this rider?” for the effect of partial Surrenders on your Payment Base, Guaranteed Minimum Death Benefit and Lifetime Benefit Payments. You may make a full Surrender of your entire Contract at any time. However, you will receive your Contract Value with any applicable charges deducted and not the Payment Base or any Lifetime Benefit Payment that you would have received under this rider. If Your Contract Value is reduced below our minimum Contract Value rules in effect on a particular Valuation Day, and your Lifetime Benefit Payment amount remains greater than zero, then we will consider this date as your Annuity Commencement Date and we will no longer accept subsequent Premium Payments.
See Examples 7, 8 and 10-14 under The Hartford’s Lifetime Income Builder II.
What happens if you change ownership?
Inasmuch as this rider is affected only by changes to the Covered Life, only these types of changes are discussed below. We reserve the right to approve all Covered Life changes. Certain approved changes in the designation of the Covered Life may cause a re-calculation of the benefits. Covered Life changes also allow us, in our discretion, to impose investment restrictions, as described below.
Any Covered Life change made within the first 6 months from the Contract Issue date will have no impact on the Payment Base or Guaranteed Minimum Death Benefit as long as each succeeding Covered Life is less than the maximum age limitation of the rider at the time of the change. The Withdrawal Percent and Lifetime Benefit Payment will thereafter change based on the age of the new relevant Covered Life.
After the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and partial Surrenders have not yet been taken, in the event that you and your Spouse become legally divorced, you may add a new Spouse to the Contract. Provided that the age limitation of the rider is not exceeded, the Payment Base and Guaranteed Minimum Death

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Benefit will remain the same. We will then recalculate your Withdrawal Percent based on the age of the younger Covered Life as of the date of the change.
Alternatively, if after the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and Surrenders have been taken, in the event that you and your Spouse become legally divorced, you may only remove your ex-Spouse from the Contract whereupon the Payment Base and Guaranteed Minimum Death Benefit will remain the same. We will then recalculate your Withdrawal Percent based on the age of the remaining Covered Life as of the date of the change.
You may not convert your Joint/Spousal Option election to a Single Life Option. In addition, after the first six months following the Contract issue date, if any Covered Life change takes place that is not due to a divorce, then:

A.
If the older Covered Life after the change is equal to or less than the maximum age limitation of the rider at the time of the change, then we will revoke the Withdrawal Benefits of this rider and continue the Guaranteed Minimum Death Benefit after resetting this benefit to the lower of the then applicable Guaranteed Minimum Death Benefit or Contract Value on the effective date of the Covered Life change. The charge for this rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter.

B.
If the older Covered Life after the change exceeds the maximum age limitation of the rider at the time of the change, then the rider will terminate. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value.

If you elected the Single Life Option and any Covered Life changes after the first 6 months from Contract Issue date, then we will:

A.
If the older Covered Life after the change exceeds the maximum age limitation of this rider at the time of the change; the rider will be terminated and removed from the Contract. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value; or

B.
If we no longer offer this rider, we will continue the Guaranteed Minimum Death Benefit after resetting this benefit to the lower of the then applicable Guaranteed Minimum Death Benefit or Contract Value on the effective date of the Covered Life change; whereupon the Withdrawal Benefit will terminate. The charge for this rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter; or

C.
If we offer this rider and: (i) if partial Surrenders have been taken prior to the first Contract Anniversary, then we will use the attained age of the oldest Covered Life as of the rider effective date to reset the Withdrawal Percent, or (ii) if partial Surrenders have not been taken prior to the first Contract Anniversary, then we will use the attained age of the older Covered Life as of the Contract Anniversary prior to the first partial Surrender to reset the Withdrawal Percent. The Payment Base will be recalculated to be the lesser of the Contract Value or the Payment Base effective on the date of the change. The Guaranteed Minimum Death Benefit will be recalculated to be the lesser of the Contract Value or the Guaranteed Minimum Death Benefit effective on the date of the change. The Maximum Contract Value will be recalculated to equal the Contract Value on the date of the change.

If the rider is no longer available for sale, the maximum age limitation of the rider is 76.
The following tables illustrate only some of the various changes and the resulting outcomes associated with deaths of the Contract Owner(s) or Annuitant before and after the Annuity Commencement Date.

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Single Life Option Election:

If the Deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving non-spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider terminates
Contract Owner	There is a surviving spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider can continue under Spousal Contract continuation
Contract Owner	There is no surviving Contract Owner	The Annuitant is living or deceased	Rider terminates. Designated Beneficiary receives the Death Benefit
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates. Estate receives the Death Benefit
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner becomes the Contingent Annuitant	Contract continues, no Death Benefit is paid, and this rider continues
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner waives their right to become the Contingent Annuitant	Rider terminates and Contract Owner receives the Death Benefit
Annuitant	Contract Owner is Living	Contingent Annuitant is Living	Contingent Annuitant becomes the Annuitant and the Contract and this rider continues
Joint/Spousal Election:

If the Deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving Contract Owner	The Annuitant is living or deceased	The surviving Contract Owner continues the Contract and rider; we will increase the Contract Value to the Death Benefit value
Contract Owner	There is no surviving Contract Owner	The Spouse is the sole primary beneficiary	Follow Spousal Contract continuation rules for joint life elections
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates and Contract Owner’s estate receives the Death Benefit
Annuitant	The Contract Owner is living	There is a Contingent Annuitant	The Rider continues; upon the death of the last surviving Covered Life, the rider will terminate.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Withdrawal Benefit?

•	Single Life Option:
If a Covered Life dies and the Beneficiary is the deceased Covered Life’s Spouse at the time of death, such Spouse may continue the Contract. If the Spouse elects to continue the Contract and this rider, we will continue the rider with respect to all Lifetime Withdrawal Features at the charge that is currently being assessed for new sales at the time of continuation. We will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater. The Covered Life will be re-determined on the date of Spousal Contract continuation. If the new Covered Life is less than age 81 at the time of the Spousal Contract continuation, and the rider is still available for sale, the Payment Base and the Guaranteed Minimum

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Death Benefit will be set equal to the Contract Value, the Withdrawal Percent will be recalculated based on the age of the older remaining Covered Life on the effective date of the Spousal Contract continuation. If the new Covered Life is 81 or older at the time of the Spousal Contract continuation, the rider will terminate and the Guaranteed Minimum Death Benefit will be equal to the Contract Value.
If we are no longer offering this rider at the time of Spousal Contract continuation, we will revoke the Lifetime Withdrawal Benefit and the rider charge will no longer be assessed.

•	Joint/Spousal Option:
This rider is designed to facilitate the continuation of your rights under this rider by your Spouse through the inclusion of a Joint/Spousal Option. If a Covered Life dies and the Spouse elects to continue the Contract, we will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater and we will continue the rider with respect to all benefits at the current rider charge. The benefits will be reset as follows:

•	The Payment Base will be equal to the greater of Contract Value or the Payment Base on the Spousal Contract continuation date

•	The Guaranteed Minimum Death Benefit will be equal to the Contract Value on the Spousal Contract continuation date

•
The Withdrawal Percent will remain at the current percentage if partial Surrenders have commenced; otherwise the Withdrawal Percent will be based on the attained age of the remaining Covered Life on the Contract Anniversary prior to the first partial Surrender

•	The Lifetime Benefit Payment will be recalculated to equal the Withdrawal Percent multiplied by the greater of the Contract Value or Payment Base on the date of Spousal Contract continuation.
The remaining Covered Life can not name a new owner on the Contract. Any new beneficiary that is added to the Contract will not be taken into consideration as a Covered Life. The rider will terminate upon the death of the remaining Covered Life.
If the Spouse elects to continue the Contract and revoke the Lifetime Withdrawal Benefit, we will assess the charge on the revocation date and it will no longer be assessed thereafter. The Covered Life will be re-determined on the date of Spousal Contract continuation for purposes of the Guaranteed Minimum Death Benefit. If the Covered Life is greater than the age limitation of the rider at the time of Spousal Contract continuation, the rider will terminate and the Guaranteed Minimum Death Benefit will equal the Contract Value.
See Example 17 under The Hartford’s Lifetime Income Builder II.
What happens if you annuitize your Contract?
If you elect to annuitize your Contract prior to reaching the Annuity Commencement Date, you may only annuitize your Contract Value and will not be able to elect any of the annuitization options allowed under this rider. If your Contract reaches the Annuity Commencement Date, the Contract must be annuitized unless we agree to extend the Annuity Commencement Date, in our sole discretion. In this circumstance, the Contract may be annuitized under our standard annuitization rules or, alternatively, under the rules applicable when the Contract Value is below our minimum Contract Value then in effect.
If your Contract Value is reduced below our minimum Contract Value then in effect, your Annuity Commencement Date will be attained and we will no longer accept subsequent Premium Payments. We will then issue you a payout annuity. You may elect the frequency of your payments from those offered by us at such time, but will not be less frequently than annually.

•	Single Life Option:
If you have elected the Single Life Option, we will issue you a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the Covered Life determined at Annuity Commencement Date. We treat the Covered Life as the Annuitant for this payout option. If there is more than one Covered Life, then the lifetime portion will be based on both Covered Lives. The Covered Lives will be the Annuitant and joint Annuitant for this payout option. The lifetime portion will terminate on the first death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit under this rider.
If the older Annuitant is age 59 or younger, we will automatically defer the date the payments begin until the anniversary after the older Annuitant attains age 60 and is eligible to receive payments in a fixed dollar amount until the later of the death of any Annuitant or a minimum number of years.
If the Annuitant and joint Annuitant are alive and the older Annuitant is age 60 or older, you will receive payments in a fixed dollar amount until the later of the death of any Annuitant or a period certain.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be

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made over the greater of the period certain, or until the death of any Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of the Withdrawal Percent or 5%. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of any Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.
This option may not be available if the Contract is issued to qualify under Code Sections 401, 403, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.

•	Joint/Spousal Option:
If you have elected the Joint/Spousal Option and both Spouses are alive, we will issue you a Fixed Joint & Survivor Lifetime and Period Certain Payout. If only one Spouse is alive, we will issue a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the surviving Covered Life. The Covered Lives will be the Annuitant and Joint Annuitant for this payout option. The lifetime benefit will terminate on the last death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit.
If the younger Annuitant is alive and age 59 or younger, we will automatically defer the date that payments begin until the anniversary after the younger Annuitant attains age 60 and is eligible to receive payments in a fixed dollar amount until the death of the last surviving Annuitant or a period certain.
If the Annuitant is alive and the younger Annuitant is age 60 or older, you will receive payments in a fixed dollar amount until the later of the death of the last surviving Annuitant or a minimum number of years.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be made over the greater of the period certain, or until the death of the last Surviving Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of the Withdrawal Percent or 4.5%. Therefore, the higher your then remaining Guaranteed Minimum Death Benefit is at the time of annuitization, the longer the time period you will be entitled to receive annuitization payments. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of the last surviving Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.
These options may not be available if the Contract is issued to qualify under Code Sections 401, 403, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.
Are there restrictions on how you must invest?
Yes. Effective October 4, 2013, we began enforcing our contractual right to require that you allocate your Contract Value and future Premium Payments in accordance with the investment restrictions described in Appendix D as a condition to maintaining the withdrawal feature of the rider. Your selected allocations are automatically rebalanced quarterly. If your allocation do not comply with the investment restrictions described in Appendix D, on and after October 4, 2013 the withdrawal feature of your rider is revoked. These restrictions are intended to reduce the risk of investment losses that could require the Company to use its General Account assets to pay amounts due under the rider.
To the extent permitted by law, we may modify, add, delete, or substitute (to the extent permitted by applicable law), the asset allocation models, investment programs, Funds, portfolio rebalancing requirements, and other investment requirements and restrictions that apply while the rider is in effect. For instance, we might amend these asset allocation models if a Fund (i) merges into another fund, (ii) changes investment objectives, (iii) closes to further investments and/or (iv) fails to meet acceptable risk parameters. These changes will not be applied with respect to then existing investments. We will give you advance notice of these changes. Please refer to “Other Program considerations” under the section entitled “What other ways can you invest?” in Section 5.a for more information regarding the potential impact of Fund mergers and liquidations with respect to then existing investments within an asset allocation model.
Except as provided below, failure to comply with the investment restrictions will result in revocation of the withdrawal feature. If the withdrawal feature of the rider is revoked by us for violation of applicable investment restrictions, we will assess a pro-rated share of the rider charge and will no longer assess a rider charge thereafter. Revocation of the withdrawal feature will not terminate any concurrent guaranteed minimum death benefit rider.
If the withdrawal feature is revoked by us due to a failure to comply with these investment restrictions, you will have one opportunity to reinstate the rider by reallocating your Contract Value in accordance with then prevailing investment

52

restrictions. You will have a thirty calendar day reinstatement period to do this. The reinstatement period will begin upon revocation of the withdrawal feature. Your right to reinstate the rider will be terminated if during the reinstatement period you make a subsequent Premium Payment, take a partial Surrender, or make a Covered Life change. Upon reinstatement, your Payment Base will be reset at the lower of the Payment Base prior to the revocation or Contract Value as of the date of reinstatement. Your Withdrawal Percentage will be reset to equal the Withdrawal Percentage prior to revocation unless during the reinstatement period the relevant Covered Life qualifies for a new age band.
Investment in any asset allocation model could mitigate losses but also hamper potential gains. The asset allocation models that you must invest in under the rider provide very different potential risk/reward characteristics. We are not responsible for lost investment opportunities associated with the implementation and enforcement of these investment requirements and restrictions. If the restrictions are violated, the Withdrawal Benefit will be revoked but the Guaranteed Minimum Death Benefit will continue to apply.
Are there restrictions on the amount of subsequent Premium Payments?
Yes. We reserve the right to require our approval on all subsequent Premium Payments received after the first twelve months. We will not accept any subsequent Premium Payment which brings the total of such cumulative subsequent Premium Payments to in excess of $100,000 without prior approval. This restriction is not currently enforced. Following your Annuity Commencement Date, we will no longer accept subsequent Premium Payments.
See Examples 9 and 10 under The Hartford’s Lifetime Income Builder II.
Can we aggregate Contracts?
Yes. For purposes of determining the Payment Base and Premium Payment limits, we reserve the right to treat as one all deferred variable annuity Contracts issued by us where you have elected any optional withdrawal benefit rider. If we elect to aggregate Contracts, we will change the period over which we measure Surrenders against future Lifetime Benefit Payments.
We will treat the effective date of our aggregation election until the end of the applicable calendar year as a Contract Year for the purposes of the Lifetime Benefit Payment limit. A pro-rata rider fee will be taken at the end of that calendar year. After the first calendar year following aggregation, the Lifetime Benefit Payment limits will be aggregated and will thereafter be set on a calendar year (i.e., January 1 Contract Anniversary) basis. The rider fee then in effect will be taken at the end of each new Contract Anniversary.
Other information

•	This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•
The benefits under this rider cannot be directly or indirectly assigned, collateralized, pledged or securitized in any way. Any such actions will invalidate this rider and allow us to terminate the rider.

•
Your annual Lifetime Benefit Payments may fluctuate based on changes in the Payment Base and Contract Value. The Payment Base is sensitive to partial Surrenders in excess of the Lifetime Benefit Payment/Threshold. It is therefore possible that Surrenders and subsequent Premium Payments within the same Contract Year, whether or not equal to one another, can result in lower Lifetime Benefit Payments.

•
Annuitizing your Contract, whether voluntary or not, will impact and possibly eliminate these “lifetime” benefits. First, you may no longer invest additional Premium Payments. Second, any Death Benefit, whether standard or optional, will immediately terminate. Third, any Guaranteed Minimum Withdrawal Benefit guarantees you elect may end. In cases where you are required to annuitize (because you reach the Annuity Commencement Date or your Guaranteed Minimum Withdrawal Benefit requires annuitization because the Contract Value has fallen below our minimum Contract Value then in effect), you will forfeit automatic Payment Base increases (if applicable) and lifetime annuitization payments may equal (or possibly exceed) Lifetime Benefit Payments. However, where you elect to annuitize before a required Annuity Commencement Date, lifetime annuitization payments might be less than the income guaranteed by your Guaranteed Minimum Withdrawal Benefit.

•	Even though this rider is designed to provide “living benefits,” you should not assume that you will necessarily receive “payments for life” if you have violated any of the terms of this rider.

•	The amount of the Withdrawal Percent used to compute your Lifetime Benefit Payment is frozen based on the date of the first partial Surrender.

•
The determination of the “Relevant” Covered Life is established by the Company and is critical to the determination of many important benefits such as the Withdrawal Percent used to set Lifetime Benefit Payments. Applicants should confirm this determination and be sure they fully appreciate its importance before investing.

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•
We may terminate this rider post-election based on your violation of benefit rules and may otherwise withdraw this rider for new sales at any time. In the event that this rider is terminated by us, your Lifetime Benefit Payments will cease; your Payment Base, including any automatic Payment Base increases will be eliminated, the Guaranteed Minimum Death Benefit will then be equal to the Contract Value, and you will not be allowed to elect any other optional benefit rider.

•	Because these benefits are bundled and interdependent upon one another, there is a risk that you may ultimately pay for benefits that you may never get to use.

•
You may select this rider only at the time of sale and once you do so, you may not add any other optional withdrawal benefits during the time you own this Contract. If you elect this rider you will not be eligible for the standard Death Benefits or able to elect optional riders other than MAV Plus.

•
When the Single Life Option is chosen, Spouses may find continuation of this rider to be unavailable or unattractive after the death of the Contract Owner. Continuation of the benefits available in this optional rider is dependent upon its availability at the time of death of the first Covered Life and will be subject to then prevailing charges.

•
The Joint/Spousal Option provides that if you and your Spouse are no longer married for any reason other than death, the removal and replacement of your Spouse will constitute a Covered Life change. This can result in the resetting of all benefits under this rider.

•	Certain Covered Life changes may result in a reduction, recalculation or forfeiture of benefits.

•	This rider may not be suitable if a Covered Life is under attained age 60.

•	Annuity pay-out options available subsequent to the Annuity Commencement Date may not necessarily provide a stream of income for your lifetime and may be less than Lifetime Benefit Payments.

•
We do not automatically increase payments under the Automatic Income Program if your Lifetime Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Lifetime Benefit Payments and your eligible Lifetime Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege.

•
The purchase of an optional withdrawal benefit feature may not be appropriate for contracts owned by certain types of non-natural entities, including Charitable Trusts. Because many non-natural entities are required to make certain periodic distributions and those amounts may be different than the withdrawal amounts permitted by the optional withdrawal benefit feature, you may wish to consult with your tax advisor to help determine the appropriateness of this benefit.

d. The Hartford’s Principal First
Objective
Protect your investment from poor market performance through annual Benefit Payments until the Benefit Amount is reduced to zero.
How does this rider help achieve this goal?
This rider protects your investment by guaranteeing Benefit Payments until your Benefit Amount, rather than your Contract Value, has been exhausted. You may also elect “step-ups” that reset your Benefit Amount to the then prevailing Contract Value.
You or your Spouse (if Spousal Contract continuation has been chosen) may elect to step-up your Benefit Amount following the 5th Contract Year that you added this rider to your Contract and again on each fifth anniversary from the last time you elected to step-up your Benefit Amount (or upon Spousal Contract continuation, whichever is earlier)(these dates are called “election dates” in this section). Your Benefit Amount will then become the Contract Value as of the close of business on the Valuation Date that you properly made this election. Each time that you exercise step-up rights, your Benefit Payment will be reset to 7% of the new Benefit Amount, but will never be less than your then existing Benefit Payment. You must follow certain requirements to make this election:

•	We will accept requests for a step-up in writing, verbally or electronically, if available.

•
Written elections must be submitted using the forms we provide. For telephonic and Internet elections, if available, you must authenticate your identity and acknowledge your understanding of the implications of making this election. We are not responsible for lost investment opportunities associated with elections that are not in good order and for relying on the genuiness of any election.

•	We will not accept any election request prior to an election date. You may not post-date your election.

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•
If an election form is received in good order on or after an election date, the step-up will occur as of the close of business on the Valuation Day that the request is received by us at our Administrative Office. We reserve the right to require you to elect step-ups only on Contract Anniversaries.

•	We will not honor any election request if your Contract Value is less than your Benefit Amount effective as of the step-up effective date.

•
Your election is irrevocable. This means that if your Contract Value increases after your step-up, you can not ask us to reset your Benefit Amount again until your next election date. The fee for this rider may also change when you make this election and will remain in effect until your next election, if any.

When can you buy this rider?
The Hartford’s Principal First rider is closed to new investors (including to existing Owners).
Does electing this rider forfeit your ability to buy other riders?
Yes. If you elect this rider, you may not elect any riders other than MAV Plus (MAV only in applicable states).
How is the charge for this rider calculated?
The annual charge for this rider is based on your daily Sub-Account Value and is deducted daily. The charge continues to be deducted until we begin to make Annuity Payouts.
We will recalculate the charge each time that you step-up your Benefit Amount. The fee at the time of step-up will be the charge that we are then currently charging other customers who have previously elected this rider and have elected to step-up. This fee may not be the same as, but will not be more than, the fee that we charge new purchasers or the fee we set before we cease offering this rider. If we cease sales of this rider, we will predetermine the rider charge on a non-discriminatory basis. Before you decide to exercise your step-up privileges, you should request a current prospectus which will describe the then current charge effective upon exercising step-up rights.
We also reserve the right to increase the charge for this rider up to a maximum rate of 0.75% any time on or after the fifth anniversary of electing this rider or five years from the date from which we last notified you of a fee increase, whichever is later. The fee increase will only apply if you elect to step-up your Benefit Amount. Subject to limitation, we also reserve the right to charge a different fee for this rider to any new Contract Owners as a result of a change of ownership of this Contract.
Does the Benefit Amount/Payment Base change under this rider?
Yes. If elected at the time of Contract issuance, your initial Benefit Amount is your initial Premium Payment. If elected after the Contract has been issued, your initial Benefit Amount will be the based on your Contract Value at the time the rider is elected. Any time after the 5th Contract Year that this rider has been in effect and thereafter on each fifth anniversary of the last step-up (or sooner upon Spousal Contract continuation); you (or your Spouse if Spousal Contract continuation rights have been elected) may elect to step-up the Benefit Amount to the Contract Value.
Your Benefit Amount will fluctuate based on subsequent Premium Payments or partial Surrenders. Partial Surrenders in excess of your Benefit Payments may also trigger a recalculation of the Benefit Amount and future Benefit Payments. Your Benefit Amount can never be more than $5 million.
You cannot elect the step-up privilege if your then current Benefit Amount is higher than your Contract Value on step-up dates.
Is this rider designed to pay you withdrawal benefits for your lifetime?
No. You can continue to take Benefit Payments until the Benefit Amount has been depleted. Once the initial Benefit Amount has been determined, we calculate the Benefit Payment. The maximum Benefit Payment is 7% of your Benefit Amount on rider effective date, or if more recently, the last date on which a step up was elected, or the Benefit Amount was reduced due to a partial Surrender exceeding the Benefit Payment. Benefit Payments can begin at any time and can be taken on any schedule that you request. Benefit Payments are non-cumulative, which means that your Benefit Payment will not increase in the future if you fail to take your full Benefit Payment for the current year. For example, if you do not take 7% one year, you may not take more than 7% the next year.
If you elect this rider when you purchase your Contract, we count one year as the time between each Contract Anniversary. If you purchase this rider after you purchase your Contract, we count the first year as the time between the date we added this rider to your Contract and your next Contract Anniversary, which could be less than a year.
Each time you add a Premium Payment, we increase your Benefit Amount by the amount of the subsequent Premium Payment. When you make a subsequent Premium Payment, your Benefit Payments will increase by 7% of the amount of the subsequent Premium Payment.

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Your Benefit Amount cannot be less than $0 or more than $5 million. Any activities that would otherwise increase the Benefit Amount above this ceiling will not be included for any benefits under this rider.
Benefit Payments are treated as partial Surrenders and are deducted from your Contract Value and Benefit Amount. Each Benefit Payment reduces the amount you may Surrender under your Annual Withdrawal Amount. Surrenders in excess of your annual Benefit Payment include any applicable Contingent Deferred Sales Charge.
If, in one year, your Surrenders total more than your Benefit Payment, we will re-calculate your Benefit Amount and your Benefit Payment could be significantly lower in the future. Any time we recalculate your Benefit Amount or your Benefit Payment, we count one year as the time between the date we re-calculate and your next Contract Anniversary, which could be less than a year.
Whenever a partial Surrender is made, the Benefit Amount will be equal to the amount determined in either (A) or (B) as follows:

A.
If the total partial Surrenders since the later of (i) the most recent Contract Anniversary, or (ii) the Valuation Day that the Benefit Payment was last established (excluding establishments for subsequent Premium Payments), are equal to or less than the Benefit Payment, the Benefit Amount becomes the Benefit Amount immediately prior to the partial Surrender, less the amount of the partial

B.	If the total partial Surrenders as determined in (A) above exceed the Benefit Payment, the Benefit Amount will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

(i)	The Contract Value immediately following the partial Surrender; or

(ii)	The Benefit Amount immediately prior to the partial Surrender, less the amount of the partial Surrender.
Please refer to examples 2 - 7 for The Hartford’s Principal First in Appendix I for illustrations regarding recalculation of your Benefit Amount.
Qualified Contracts are subject to certain federal tax rules requiring that minimum distributions be withdrawn from the Contract on a calendar year basis (i.e., compared to a Contract Year basis), usually beginning after age 70½. These withdrawals are called Required Minimum Distributions. A Required Minimum Distribution may exceed your Benefit Payment, which will cause a recalculation of your Benefit Amount. Recalculation of your Benefit Amount may result in a lower Benefit Payment in the future.
Is this rider designed to pay you Death Benefits?
No. However, partial Surrenders will reduce the standard Death Benefit.
Does this rider replace standard Death Benefits?
No.
Can you revoke this rider?
No. However, a Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.
What effect do partial or full Surrenders have on your benefits under this rider?
Benefit Payments are treated as partial Surrenders and are deducted from your Contract Value and Benefit Amount. Each Benefit Payment reduces the amount you may Surrender under your Annual Withdrawal Amount. Surrenders in excess of your Benefit Payment include any applicable CDSC.
If, in one year, your Surrenders total more than your Benefit Payment, we will re-calculate your Benefit Amount and your Benefit Payment could be significantly lower in the future. Any time we re-calculate your Benefit Amount or your Benefit Payment, we count one year as the time between the date we re-calculate and your next Contract Anniversary, which could be less than a year.
If your Contract Value is reduced to zero due to receiving Benefit Payments, and you still have a Benefit Amount, you will continue to receive a Benefit Payment through a fixed Annuity Payout option until your Benefit Amount is depleted. While you are receiving payments under fixed Annuity Payout options, you may not make additional Premium Payments, and if you die before you receive all of your payments, your Beneficiary will continue to receive the remaining Benefit Payments. You can Surrender your entire Contract Value any time; however, you will receive your Contract Value at the time you request a full Surrender with any applicable charges deducted and not the Benefit Amount or the Benefit Payment amount that you would have received under this rider.
What happens if you change ownership?

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If you change the ownership or assign this Contract to someone other than your Spouse after 12 months of electing this rider, we will recalculate the Benefit Amount and the Benefit Payment may be lower in the future. The Benefit Amount will be recalculated to equal the lesser of:

•	The Benefit Amount immediately prior to the ownership change or assignment; or

•	The Contract Value at the time of the ownership change or assignment. The Benefit Payment will then be reset to 7% of the new Benefit Amount.
If the Owner dies and the sole Beneficiary is the Owner’s Spouse, then the surviving Spouse can either become the Contract Owner or elect to receive the standard Death Benefit.
You may not change the named Annuitant. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Withdrawal Benefit?
Yes. If the Owner dies and the Beneficiary is the deceased Owner’s Spouse at the time of death, the Spouse may continue the Contract and this rider. This right may be exercised only once during the term of the Contract.
What happens if you annuitize your Contract?
You may elect the annuitization option at any time. If you annuitize your Contract, you may choose this Annuity Payout Option in addition to those Annuity Payout Options offered in the Contract. Under this Annuity Payout Option (called the “PF Annuity Payout Option”), we will pay a fixed dollar amount for a specific number of years (“Payout Period”). If you, the joint Owner or the Annuitant should die before the PF Annuity Payout Period is complete, the remaining payments will be made to the Beneficiary. The PF Annuity Payout Period is determined on the Annuity Calculation Date and it will equal the current Benefit Amount divided by the Benefit Payment. The total amount of the Annuity Payouts under this option will be equal to the Benefit Amount. We may offer other Payout Options. If you, the joint Owner or Annuitant die before the Annuity Calculation Date and all of the Benefit Payments guaranteed by us have not been made, the Beneficiary may elect to take the remaining Benefit Payments by electing the PF Annuity Payout Option or any of the Death Benefit options offered in your Contract. If the Annuitant dies after the Annuity Calculation Date and before all of the Benefit Payments guaranteed by us have been made, the payments will continue to be made to the Beneficiary. If your Contract Value is reduced to zero, you will receive a fixed dollar amount Annuity Payout option until your Benefit Amount is depleted.
Are there restrictions on how you must invest?
No.
Are there restrictions on the amount of subsequent Premium Payments?
No; however, your Benefit Amount cannot be more than $5 million. Any activities that would otherwise increase the Benefit Amount above this ceiling will not be included for any benefits under this rider.
Can we aggregate contracts?
We reserve the right to treat all Contracts issued to you by us or one of our affiliates as one Contract for purposes of this rider. This means that if you purchase two Contracts from us in any twelve month period and elect any optional withdrawal benefit rider on both Contracts, withdrawals from one Contract may be treated as withdrawals from the other Contract.
Other information
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•	The annual percentage used for determining Benefit Payments is not a fixed rate of return. The Contract Value used to set Benefit Payments is based on the investment performance of your Sub-Accounts.

•
Benefit Payments cannot be carried forward from one year to the next. You will not be warned if you take less than the maximum withdrawals available without triggering recalculation of your Benefit Payments.

•
Annual Surrenders exceeding 7% accelerate depletion of your Benefit Amount even if you use the Automatic Income Program to meet RMD requirements. No reliable assumptions can be made that your payments will continue for any particular number of years.

•
Additional contributions made to your Contract after withdrawals have begun may not restore the previous amount of Benefit Payments, even if the additional contribution restores the Benefit Amount to the previous Benefit Amount.

•	Voluntary or involuntary annuitization will terminate Benefit Payments. Annuity Payout options available subsequent to the Annuity Commencement Date may be less than Benefit Payments.

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•	There are no assurances made or implied that automatic Benefit Amount increases will occur and if occurring, will be predictable.

•	When the Contract Value is small in relation to the Benefit Amount, Surrenders may have a significant effect on future Benefit Payments.

•
We do not automatically increase payments under the Automatic Income Program if your Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Benefit Payments and your eligible Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege.

•
The 2009 change to the Internal Revenue Code pertaining to Required Minimum Distributions do not change the calculation of your eligible withdrawal amount under the rider if you are enrolled in the Automatic Income Program.

8. Miscellaneous

a. Definitions
Except as provided elsewhere in this prospectus, the following capitalized terms shall have the meaning ascribed below:
Account: Any of the Sub-Accounts or the Fixed Accumulation Feature.
Accumulation Units: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those Payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.
Accumulation Unit Value: The daily price of Accumulation Units on any Valuation Day.
Administrative Office: Until August 31, 2015, our overnight mailing address is: The Hartford - Annuity Service Operations, 745 West New Circle Road, Building 200, 1st Floor, Lexington, KY 40511 ("Lexington Address"). Effective September 1, 2015, our overnight mail address will be 1338 Indian Mound Drive, Mt. Sterling, KY 40353 ("Sterling Address"). Therefore, any mail received at the Lexington Address after August 31, 2015, will not be processed and will be returned. Our standard mailing address is The Hartford - Annuity Service Operations, PO Box 14293, Lexington, KY 40512-1293.
Anniversary Value: The value equal to the Contract Value as of a Contract Anniversary, as adjusted for subsequent Premium Payments and partial Surrenders.
Annual Maintenance Fee: An annual $30 charge deducted on a Contract Anniversary or upon full Surrender if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Sub-Account in which you are invested.
Annual Withdrawal Amount: This is the amount you can Surrender per Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.
Annuitant: The person on whose life the Contract is issued. Except as otherwise provided, the Annuitant may not be changed after your Contract is issued.
Annuity Calculation Date: The date we calculate the first Annuity Payout.
Annuity Commencement Date: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90.
Annuity Payout: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Payout Option: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.
Annuity Unit: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.
Annuity Unit Value: The daily price of Annuity Units on any Valuation Day.
Beneficiary: The person(s) entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner and Annuitant as the case may be.
Benefit Amount: The basis used to determine the maximum payout guaranteed under The Hartford’s Principal First, The Hartford’s Principal First Preferred and The Hartford’s Lifetime Income Builder. The Benefit Amount is comprised of net Premium

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Payments, less any Payment Enhancements, if applicable, and may be subject to periodic step ups when The Hartford’s Principal First or The Hartford’s Lifetime Income Builder have been elected.
Benefit Payment: The maximum guaranteed amount that may be withdrawn each Contract Year under The Hartford’s Principal First, The Hartford’s Principal First Preferred or The Hartford’s Lifetime Income Builder. A Benefit Payment constitutes a partial Surrender.
Charitable Remainder Trust: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.
Code: The Internal Revenue Code of 1986, as amended.
Commuted Value: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.
Contingent Annuitant: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant’s death.
Contingent Deferred Sales Charge: The deferred sales charge, if applicable, that may apply when you make a full or partial Surrender.
Contract: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.
Contract Anniversary: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.
Contract Owner, Owner or you: The owner or holder of the Contract described in this prospectus including any joint Owner(s). We do not capitalize “you” in the prospectus.
Contract Value: The total value of the Accounts on any Valuation Day.
Contract Year: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.
Covered Life: The governing life or lives used for determining the Lifetime Withdrawal Feature (which may also be referred to as "Lifetime Withdrawal Benefit") under The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios.
Death Benefit: The amount payable if the Contract Owner, joint Contract Owner or the Annuitant dies before the Annuity Commencement Date.
Dollar Cost Averaging: A program that allows you to systematically make transfers between Accounts available in your Contract.
Eligible Withdrawal Year: As used in The Hartford’s Lifetime Income Foundation and The Hartford’s Lifetime Income Builder II, any Contract Year following the Relevant Covered Life’s 60th birthday.
Fixed Accumulation Feature: Part of our General Account, where you were able to allocate all or a portion of your Contract Value. In your Contract, the Fixed Accumulation Feature may be called the Fixed Account. Not all forms of Contracts we offered contain a Fixed Accumulation Feature. Effective October 4, 2013, we no longer accept new allocations or Premium Payments to the Fixed Accumulation Feature.
Fund: A registered investment company or a series thereof in which assets of a Sub-Account may be invested. We sometimes call the Funds you select a “Sub-Account”.
General Account: The General Account includes our company assets, including any money you may have invested in the Fixed Accumulation Feature, if available.
Joint Annuitant: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.
Lifetime Benefit Payment: The maximum guaranteed amount that can be withdrawn each year pursuant to The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects or The Hartford’s Lifetime Income Builder Portfolios. A Lifetime Benefit Payment constitutes a partial Surrender. Withdrawals taken prior to an Eligible Withdrawal Year (The Hartford’s Lifetime Income Foundation and The Hartford’s Lifetime Income Builder II)

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or prior to the Lifetime Income Eligibility Date (The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios) are excluded from this definition.
Lifetime Income Eligibility Date: Under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios, the date the relevant Covered Life attains age 59½, at which point Lifetime Benefit Payments can begin.
Lifetime Withdrawal Feature: Under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios, a series of Lifetime Benefit Payments in each Contract Year following the Lifetime Income Eligibility Date.
Maximum Anniversary Value: This is the highest Anniversary Value, adjusted for subsequent Premium Payments and partial Withdrawals, prior to the deceased’s 81st birthday or the date of death, if earlier.
Maximum Contract Value: The greatest of: (i) the Contract Value on the rider issue date, plus Premium Payments received after such date or (ii) the Contract Value on each subsequent Contract Anniversary, excluding the current Contract Anniversary, plus Premium Payments received after such Contract Anniversary date.
Minimum Contract Value: Subject to state variations, the Minimum Contract Value we establish from time to time.
Net Investment Factor: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.
1933 Act: The Securities Act of 1933, as amended.
1934 Act: The Securities Exchange Act of 1934, as amended.
1940 Act: The Investment Company Act of 1940, as amended.
Non-Valuation Day: Any day the New York Stock Exchange is not open for trading.
Payee: The person or party you designate to receive Annuity Payouts.
Payment Base: The amount used to determine the Lifetime Benefit Payments for The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios. The Payment Base may be subject to automatic annual Payment Base increases when The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects or The Hartford’s Lifetime Income Builder Portfolios has been elected. In The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios, Payment Base includes Payment Enhancements (Plus Contracts only) and front end sales charges (Edge Contracts only) but excludes any Employee Gross-Up. Your initial Payment Base equals your initial Premium Payment except in regard to a company sponsored exchange program. For Plus contracts, your initial Payment Base includes any Payment Enhancement, if applicable; provided, however, Payment Enhancements are not taken into consideration as such for the purposes of The Hartford’s Lifetime Income Foundation or The Hartford’s Lifetime Income Builder II.
Payment Enhancement: An amount we credit to your Contract Value at the time a Premium Payment is made for “Plus” Contracts only. The amount of a Payment Enhancement is based on the cumulative Premium Payments you make to your Contract.
Premium Payment: Money sent to us to be invested in your Contract (not taking into consideration any applicable front-end charges, Payment Enhancements or Employee Gross Up).
Premium Tax: The amount of tax, if any, charged by federal, state, or other governmental entity on Premium Payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax on a pro-rata basis from the Sub-Accounts at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered, at the time death benefits are paid or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently the maximum rate charged by any state is 3.5% and 1.0% in Puerto Rico.
Relevant Covered Life: When the Single Life option is chosen, the Relevant Covered Life will be the older of the Contract Owner(s) if the Contract Owner is a natural person or the Annuitant(s) if the Contract Owner is not a natural person. When the Joint/Spousal Option is chosen, however, the Relevant Covered Life will be the younger of the Contract Owner and his or her Spouse if the Contract Owner is a natural person or the Annuitant if the Contract Owner is not a natural person. As used herein, “attained age” means the chronological age of the Relevant Covered Life as of the most recent Contract Anniversary before requesting any partial Surrender or if a partial Surrender is requested during the first Contract Year, the chronological age of the Relevant Covered Life as of the Contract issuance date.
Required Minimum Distribution: A federal requirement that individuals age 70½ and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored qualified Contracts, the individual must begin taking distributions at the age of 70½ or upon retirement, whichever comes later.

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Spouse: A person related to a Contract Owner by marriage pursuant to the Code.
Sub-Account: A division of the Separate Account containing shares of a Fund. There is a Sub-Account for each Fund. We sometimes call the Funds you select your “Sub-Account”.
Sub-Account Value: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for each Sub-Account.
Surrender: A complete or partial withdrawal from your Contract.
Surrender Value: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges (subject to rounding).
Threshold: For the purposes of The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios, the amount used to determine the change in the Payment Base following a partial Surrender in any Contract Year that is not an Eligible Withdrawal Year (The Hartford’s Lifetime Income Foundation and The Hartford’s Lifetime Income Builder II) or any Contract Year that is prior to the Lifetime Income Eligibility Date (The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios). For the purposes of these optional riders, the percentage used to determine your Threshold amount is 5% (Single Life Election) or 4.5% Joint/Spousal Election) of the Payment Base.
Valuation Day: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange. The Exchange generally closes at 4:00 p.m. Eastern Time but may close earlier on certain days and as conditions warrant.
Valuation Period: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.
We, us or our: Hartford Life and Annuity Insurance Company or Hartford Life Insurance Company, as the case may be.
Withdrawal Percent: The multiplier used in calculating Lifetime Benefit Payments under The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios.
You: The Owner including any joint Owner(s). We do not capitalize “you” or “your” in this prospectus.

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b. State Variations
The following section describes modifications to this prospectus due to specific requirements under state insurance laws. There may be additional variations described in your contract (including riders). Unless otherwise noted, variations apply to all forms of Contracts we issue in that particular state. References to certain state’s variations do not imply that we actually offer Contracts in each such state. These variations are subject to change without notice and additional variations may be imposed as specific states approve new riders.

Alabama - Core: We will accept subsequent Premium Payments only during the first Contract Year (if Contract contains the Fixed Account Rider). Outlook: We will accept subsequent Premium Payments only during the first three Contract Years (if Contract contains the Fixed Account Rider).
California - Core, Access, Edge, Plus, Outlook: Any Owner 60 years old or older when purchasing this Contract in California must either elect the Senior Protection Program, or elect to immediately allocate the initial Premium Payments to the other investment options. Under the Senior Protection Program, we will allocate your initial Premium Payment to a Money Market Fund Sub-Account (or comparable money market Sub-Account) for the first 35 days your initial Premium Payment is invested. After the 35th day we will automatically allocate your Contract Value according to your most current investment instructions. If you elect the Senior Protection Program you will not be able to participate in any InvestEase (if otherwise available) or Dollar Cost Averaging Program until after the Program has terminated. The Dollar Cost Averaging Plus, Static Asset Allocation Models and certain Automatic Income Programs are not available if you elect the Senior Protection Program. Under the Senior Protection Program any subsequent Premium Payment received during the 35 days after the initial Premium Payment is invested will also be invested in a Money Market Fund Sub-Account (or comparable money market Sub-Account) unless you direct otherwise. You may voluntarily terminate your participation in the Senior Protection Program by contacting us in writing or by telephone. You will automatically terminate your participation in the Senior Protection Program if you allocate a subsequent Premium Payment to any other investment option or transfer Account Value from a Money Market Fund Sub-Account (or comparable money market Sub-Account) to another investment option. When you terminate your participation in the Senior Protection Program you may reallocate your Contract Value in the Program to other investment options; or we will automatically reallocate your Account Value in the Program according to your original instructions 35 days after your initial Premium Payment was invested.
Connecticut - Core: There are no investment restriction for The Hartford’s Principal First Preferred, The Hartford’s Lifetime Income Builder II, and The Hartford’s Lifetime Income Foundat5i9on. If you elect the Hartford’s Lifetime Income Builder Selects rider, our approval is required for any subsequent Premium Payments if the Premium Payments for all deferred variable annuity Contracts issued by us or our affiliates to you equal or exceed $100,000. Access,Edge, Plus, Outlook: There are no investment restrictions on the Sub-Accounts that you may invest in while subject to The Hartford’s Principal First Preferred. If you elect the rider, our approval is required for any subsequent Premium Payments if the Premium Payments for all deferred variable annuity Contracts issued by us or our affiliated to you equal or exceed $100,000. Core, Access, Edge, Outlook, Plus: For Connecticut residents that elect The Hartford’s Principal First Preferred, The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II or The Hartford’s Lifetime Income Foundation, the contract aggregation provisions do not apply. Plus: The Contingent Deferred Sales Charge is 8%, 8%, 8%, 7%, 6%, 5%, 4%, 3%, 0% for years 1-9.
Florida - Core, Access, Plus, Outlook: The limit on Death Benefits imposed when aggregate Premium Payments total $5 million or more does not apply.
Illinois - Core, Access, Edge, Florida: The Fixed Accumulation Feature is not available if you elected The Hartford’s Lifetime Income Builder Selects, The Hartford’s Lifetime Income Builder Portfolios, The Hartford’s Lifetime Income Builder II and The Hartford’s Lifetime Income Foundation.
Massachusetts - Core: We will accept subsequent Premium Payments only until the Annuitant’s 63rd birthday or the third Contract Anniversary, whichever is later. The Fixed Accumulation Feature investment restrictions do not apply to investors. Outlook: We will accept subsequent Premium Payments only until the Annuitant’s 66th birthday or the sixth Contract Anniversary, whichever is later. Core, Plus, Outlook: The Nursing Home Waiver is not available.
Minnesota - Core, Access, Edge, Plus, Outlook: MAV Plus is not available and the Maximum Anniversary Value (MAV) Death Benefit is offered instead.
New Jersey - Core, Access, Edge, Plus, Outlook: The investment restrictions and the contract aggregation provisions for The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II and The Hartford’s Lifetime Income Foundation are not applicable. The Fixed Accumulation Feature is not available. The only AIRs available are 3% and 5%. Core, Plus, Outlook: The Nursing Home Waiver is not available. Edge: The Letter of Intent to Submit Anticipated Premium Endorsement is not available.
New York - Core, Plus: There are no investment restrictions for The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Foundation. The Fixed Accumulation Feature is not available if you elect The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder Selects or the Hartford’s Lifetime Income Builder Portfolios. The Nursing Home Waiver is not available. Access: There are no investment restrictions for The Hartford’s

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Lifetime Income Builder, The Hartford’s Lifetime Income Builder II and The Hartford’s Lifetime Income Foundation. Core, Access, Edge, Plus: We will not recalculate the Hartford’s Principal First Preferred of the Hartford’s Principal First Benefit Amounts if you change ownership or assign your contract to someone other than your spouse. The Minimum Contract Value is $1,000 after any Surrender. The minimum monthly Annuity Payout is $20. The rider charge for the Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder Selects, and the Hartford’s Lifetime Income Builder Portfolios is only deducted from the Sub-Accounts. MAV Plus is not available and the Maximum Anniversary Value (MAV) Death Benefit is offered instead. The only AIRs available are 3% and 5%. Edge: The Letter of Intent to Submit Anticipated Premium Endorsement is not available.
Ohio - Core, Edge, Plus, Outlook: The Fixed Accumulation Feature is not available.
Oklahoma -Core, Access, Edge, Plus, Outlook: The only AIRs available are 3% and 5%.
Oregon - Core: There are no investment restrictions for The Hartford’s Lifetime Income Builder. Core, Plus: We will accept subsequent Premium Payments during the first three Contract Years. Outlook: We will accept subsequent Premium Payments during the first six Contract Years. Core, Access, Edge, Plus, Outlook: You may not choose a fixed dollar amount Annuity Payout. The Life Annuity with a Cash Refund Annuity Payout Option is not available for Oregon residents and the only AIRs available are 3% and 5%.
Pennsylvania - Core, Plus, Outlook: The Nursing Home Waiver minimum confinement period is changed from 180 days to 90 days. Pennsylvania residents may not choose a fixed dollar amount Annuity Payout or the Life Annuity with a Cash Refund Annuity Payout Option. Plus: The Contingent Deferred Sales Charge is 8%, 8%, 8%, 7%, 6%, 5%, 4%, 3%, 0% for years 1-9.
South Carolina - Edge: The Letter of Intent to Submit Anticipated Premium Endorsement is not available.
Texas - Edge: The Letter of Intent to Submit Anticipated Premium Endorsement is not available.
Washington - Core, Access, Edge, Plus, Outlook: MAV Plus is not available and Maximum Anniversary Value (MAV) Death Benefit is offered instead. The rider charge for The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder Selects, and The Hartford’s Lifetime Income Builder Portfolios is only deducted from the Sub-Accounts. Core, Edge, Plus, Outlook: The Fixed Accumulation is not available if you elected The Hartford’s Lifetime Income Builder, The Hartford’s Lifetime Income Builder II, The Hartford’s Lifetime Income Foundation, The Hartford’s Lifetime Income Builder Selects, and The Hartford’s Lifetime Income Builder Portfolios. Edge: The Letter of Intent to Submit Anticipated Premium Endorsement is not available.

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c. Financial Statements
You can find financial statements for us and the Separate Account in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.
d. More Information
Ownership Changes - We reserve the right to approve all ownership changes, including any assignment of your Contract (or any benefits) to others or the pledging of your Contract as collateral. Certain approved changes in ownership may cause a re-calculation of the benefits subject to applicable state law. Generally, we will not re-calculate the benefits under your Contract so long as the change in ownership does not affect the Owner and does not result in a change in the tax identification number under the Contract. Changes in ownership can also adversely affect your Death Benefits and optional withdrawal benefits.
If the Owner dies and the sole Beneficiary is the Owner’s Spouse, then the surviving Spouse can either become the Contract Owner or elect to receive the applicable Death Benefit. We will adjust the Contract Value in these circumstances to equal the amount that we would have paid as the Death Benefit payment, had the Spouse elected to receive the applicable Death Benefit as a lump sum payment. This privilege will only apply once for each Contract.
You may not change the named Annuitant. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.
Assignment - A non-qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a non-qualified Contract may require the payment of income taxes and certain penalty taxes. A qualified Contract may not be transferred or otherwise assigned (whether directly or used as collateral for a loan), unless allowed by applicable law and approved by us in writing. We can withhold our consent for any reason. We are not obligated to process any request for approval within any particular time frame. Please consult a qualified tax adviser before assigning your Contract.
Speculative Investing - Do not purchase this Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme. When you purchased this Contract you represented and warranted that you would not use this Contract, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.
Contract Modification - We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will affect the method by which Contract Values are determined.
Medicaid Benefits - Medicaid is a program that covers most medical costs, including nursing home and home care for the elderly and certain persons with disabilities. To qualify, individuals must meet both income and resource tests. Subject to state law, income tests measure whether earned and unearned income such as benefit payments exceeds predetermined monthly caps. Resource tests look to the value of countable assets such as this Contract. Medicaid also allows the costs of benefits such as nursing home care, home and community based services, and related hospital prescription drug services to be recaptured from a recipient’s estate after their death (or if the recipient has a surviving Spouse, the recapture is suspended until after the death of the recipient’s surviving Spouse).
Medicaid estate planning may be important to people who are concerned about long term care costs or the adequacy of their private LTC insurance. Benefits associated with this variable annuity may have an impact on your Medicaid eligibility and the assets considered for Medicaid benefits.
Certain asset and/or trust transfers (or a “spend down” of assets) made to become eligible for Medicaid may trigger periods of potentially unlimited ineligibility and can be considered fraud. Each state examines the financial history of a person to determine whether he or she transferred funds at below market value in order to qualify for Medicaid. These look-back periods are currently 36-months for asset transfers and 60-months for Medicaid exempt trust transfers.
Ownership interests or beneficiary status under this variable annuity can render you or your loved ones ineligible for Medicaid. This may be particularly troubling if your Spouse or Beneficiary is already receiving Medicaid benefits at the time of transfer or receipt of Death Benefits. As certain ownership changes are either impermissible or are subject to benefit resetting rules, you may want to carefully consider how you structure the ownership and beneficiary status of your Contract.
This discussion is intended to provide a very general overview and does not constitute legal advice or in any way suggest that you circumvent these rules. You should seek advice from a competent elder law attorney to make informed decisions about how this variable annuity may affect your plans.

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e. Legal Proceedings
There continues to be significant federal and state regulatory activity relating to financial services companies. Like other insurance companies, we are involved in lawsuits, arbitrations, and regulatory/legal proceedings. Certain of the lawsuits and legal actions the Company is involved in assert claims for substantial amounts. While it is not possible to predict with certainty the ultimate outcome of any pending or future case, legal proceeding or regulatory action, we do not expect the ultimate result of any of these actions to result in a material adverse effect on the Company or its Separate Accounts. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.
f. How Contracts Were Sold
We have entered into a distribution agreement with our affiliate Hartford Securities Distribution Company, Inc. (“HSD”) under which HSD serves as the principal underwriter for the Contracts. HSD is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of HSD is the same as ours. Hartford Life Distributors, LLC, a subsidiary of Hartford Life Insurance Company, provides marketing support for us.
HSD has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions (“Financial Intermediaries”) for the sale of the Contracts. We pay compensation to HSD for sales of the Contracts by Financial Intermediaries. HSD, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2014. Contracts were be sold by individuals were appointed by us as insurance agents and who were registered representatives of Financial Intermediaries (“Registered Representatives”).
Core and Edge Contracts may have been sold directly to the following individuals free of any commission (“Employee Gross-Up” on Core and no front-end sales charge on Edge): 1) current or retired officers, directors, trustees and employees (and their families) of our ultimate corporate parent and affiliates; and 2) employees and Registered Representatives (and their families) of Financial Intermediaries. If applicable, we may have credited the Core Contract with a credit of 5.0% of the initial Premium Payment and each subsequent Premium Payment, if any. This additional percentage of Premium Payment in no way affects current or future charges, rights, benefits or account values of other Contract Owners.
We list below types of arrangements that helped to incentivize sales people to sell our suite of variable annuities. Not all arrangements necessarily affected each variable annuity. These types of arrangements could be viewed as creating conflicts of interest.
Financial Intermediaries receive commissions (described below under “Commissions”). Certain selected Financial Intermediaries also receive additional compensation (described below under “Additional Payments”). All or a portion of the payments we make to Financial Intermediaries may be passed on to Registered Representatives according to a Financial Intermediaries’ internal compensation practices.
Affiliated broker-dealers also employed individuals called “wholesalers” in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.
Commissions
Up front commissions paid to Financial Intermediaries generally range from 1% to up to 7% of each Premium Payment you pay for your Contract. Trail commissions (fees paid for customers that maintain their Contracts generally for more than 1 year) range up to 1.20% of your Contract Value. We pay different commissions based on the Contract variation. We may pay a lower commission for sales to people over age 80.
Commission arrangements vary from one Financial Intermediary to another. We are not involved in determining your Registered Representative’s compensation. Under certain circumstances, your Registered Representative may be required to return all or a portion of the commissions paid.
Check with your Registered Representative to verify whether your account is a brokerage or an advisory account. Your interests may differ from ours and your Registered Representative (or the Financial Intermediary with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your Registered Representative (or the Financial Intermediary with which they are associated) can be paid both by you and by us based on what you buy. Therefore, profits, and your Registered Representative’s (or their Financial Intermediary’s) compensation, may vary by product and over time. Contact an appropriate person at your Financial Intermediary with whom you can discuss these differences.
Additional Payments

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Subject to FINRA Financial Intermediary and insurance rules, we (or our affiliates) also pay the following types of fees to among other things encourage the sale of this Contract and/or to provide inforce Contract Owner Support. These additional payments could create an incentive for your Registered Representative, and the Financial Intermediary with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit. In addition, some Financial Intermediaries may make a profit from fees received for inforce Contract Owner support services.

Additional Payment Type	What it’s used for
Access	Access to Registered Representatives and/or Financial Intermediaries such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment	Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing
Joint marketing campaigns and/or Financial Intermediary event advertising/participation; sponsorship of Financial Intermediary sales contests and/or promotions in which participants (including Registered Representatives) receive prizes such as travel awards, merchandise and recognition; client generation expenses.

Marketing Expense Allowances	Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Inforce Contract Owner Support	Support for such things as providing hardware and software, operational and systems integration, links to our website from a Financial Intermediary’s websites; shareholder services.
Training	Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training.
Volume	Pay for the overall volume of their sales or the amount of money investing in our products.
As of December 31, 2014, we have entered into ongoing contractual arrangements to make Additional Payments to the following Financial Intermediaries for our entire suite of variable annuities:
AIG Advisors Group, Inc., (FSC Securities Corporation, Royal Alliance Assoc., Inc., Sagepoint Financial), Cambridge Investment Research Inc., Capital Analyst Inc., Centaurus Financial, Inc., Cetera Financial Group (Cetera Financial Specialists, LLC, Cetera Investment Services, LLC, Cetera Advisors, LLC, Cetera Advisor Networks, LLC), CCO Investment Services Corp., Citigroup Global Markets, Inc., Commonwealth Financial Network, Crown Capital Securities, LLP, Edward D. Jones & Co., LLP, First Allied Securities, Inc., First Tennessee Brokerage Inc., Frost Brokerage Services, Inc., H.D. Vest Investment Services, Huntington Investment Company, ING Financial Partners, Investment Professionals, Inc., Investors Capital Corp., Janney Montgomery Scott, Inc., Lincoln Financial Advisors Corp., Lincoln Financial Securities Corp., Lincoln Investment Planning, LPL Financial Corporation, Merrill Lynch Pierce Fenner & Smith, Morgan Stanley Smith Barney, LLC, (various divisions and affiliates), Raymond James & Associates, Inc., Raymond James Financial Services, RBC Capital Markets., Robert W. Baird & Co. Inc., Rogan & Associates, Securities America, Inc., Thurston, Springer, Miller, Herd & Titak, Inc., U.S. Bancorp Investments, Inc., UBS Financial Services, Inc., Wells Fargo Advisors LLC (various divisions), Woodbury Financial Services, Inc.
Inclusion on this list does not imply that these sums necessarily constitute “special cash compensation” as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their investment professional is or should be included in any such listing.
As of December 31, 2014, we have entered into arrangements to pay Marketing Expense Allowances to the following Fund Companies (or affiliated parties) for our entire suite of variable annuities: American Variable Insurance Series & Capital Research and Management Company & Oppenheimer Variable Account Funds & Oppenheimer Funds Distributor, Inc. Marketing Expense Allowances may vary based on the form of Contract sold and the age of the purchaser. We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify you whether any Financial Intermediary is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.

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For the fiscal year ended December 31, 2014, Additional Payments did not in the aggregate exceed approximately $21.4 million (excluding corporate-sponsorship related perquisites and Marketing Expense Allowances) or approximately 0.04% of average total individual variable annuity assets. Marketing Expense Allowances for this period did not exceed $38,000 or approximately 0.14% of the Premium Payments invested in a particular Fund during this period.

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Table of Contents to Statement of Additional Information

General Information
Safekeeping of Assets
Experts
Non-Participating
Misstatement of Age or Sex
Principal Underwriter
Performance Related Information
Total Return for all Sub-Accounts
Yield for Sub-Accounts
Money Market Sub-Accounts
Additional Materials
Performance Comparisons
Accumulation Unit Values
Financial Statements

APP TAX-1

Appendix Tax
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code (“Code”), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See “Nonresident Aliens and Foreign Entities” below regarding annuity purchases by, or payments to, non-U.S. Persons. Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, account or legal advice concerning your situation.
This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing “Federal Tax Considerations,” the term “spouse” means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of the Company and the Separate Account
The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a “regulated investment company” under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate

APP TAX-2

Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.
Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.
C. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1. Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

•
A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

•	A contract acquired by the estate of a decedent by reason of such decedent’s death,

•	Certain contracts acquired with respect to tax-qualified retirement arrangements,

•
A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract’s purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the “holder” in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a “holder.” In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the “holder.” However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the estate’s or trust’s adjusted gross income for the taxable year.
2. Other Contract Owners (Natural Persons).
A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the individual’s modified adjusted gross income for the taxable year.
a. Amounts Received as an Annuity
Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total premium payments less amounts received which were not includable in gross income equal the “investment in the contract.” The start of the payments may be the Annuity Commencement Date, or may be an annuity starting date

APP TAX-3

assigned should any portion less than the full Contract be converted to periodic payments from the Contract (Annuity Payouts).

i.
When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.

ii.
To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract”. It is unclear what value should be used in determining the “income on the contract.” We believe that the “income on the contract” does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the “income on the contract”.

iii.
Under Section 72(a)(2) of the Code, if any amount is received as an annuity (i.e., as one of a series of periodic payments at regular intervals over more than one full year) for a period of 10 or more years, or during one or more lives, under any portion of an annuity, endowment, or life insurance contract, then that portion of the contract shall be treated as a separate contract with its own annuity starting date (otherwise referred to as a partial annuitization of the contract). This assigned annuity starting date for the new separate contract can be different from the original Annuity Commencement Date for the Contract. Also, for purposes of applying the exclusion ratio for the amounts received under the partial annuitization, the investment in the contract before receiving any such amounts shall be allocated pro rata between the portion of the Contract from which such amounts are received as an annuity and the portion of the Contract from which amounts are not received as an annuity. These provisions apply to payments received in taxable years beginning after December 31, 2010.

b. Amounts Not Received as an Annuity

i.
To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”

ii.
Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and (2) shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the “investment in the contract.”

iii.
Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).

iv.
The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a.

v.
In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.

vi.
In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.

c. Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation,

APP TAX-4

the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d. 10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.

i.
If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.	The 10% penalty tax will not apply to the following distributions:

1.	Distributions made on or after the date the recipient has attained the age of 59½.

2.	Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

3.	Distributions attributable to a recipient becoming disabled.

4.
A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient’s designated Beneficiary).

5.	Distributions made under certain annuities issued in connection with structured settlement agreements.

6.	Distributions of amounts which are allocable to the “investment in the contract” prior to August 14, 1982 (see next subparagraph e.).

7.	Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
e. Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the “investment in the contract” prior to August 14, 1982 (“pre-8/14/82 investment”) carried over from the prior Contract, (2) then from the portion of the “income on the contract” (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining “income on the contract” and (4) last from the remaining “investment in the contract.” As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the “income on the contract” attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f. Required Distributions

i.	Death of Contract Owner or Primary Annuitant
Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:

1.
If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.	If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

APP TAX-5

3.
If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.	Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner’s death.

iii.	Spouse Beneficiary
If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This Spousal Contract continuation shall apply only once for this Contract.

iv.	Civil Union or Domestic Partner
Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner, rather than the spouse of the Contract Owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract Owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract Owner.
g. Addition of Rider or Material Change.
The addition of a rider to the Contract, or a material change in the Contract’s provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h. Partial Exchanges.
The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract’s cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a “partial exchange”).
The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash surrender value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.
Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.
If a transfer falls within the scope of the Rev. Proc. but is not described above (for example - if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, preexisting contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company, but will instead treat the contracts as separate annuity contracts. The applicability of the IRS’s partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.
3. Diversification Requirements.
The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.
The Treasury Department’s diversification regulations under Code Section 817(h) require, among other things, that:

APP TAX-6

•	no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

•	no more than 70% is represented by any two investments,

•	no more than 80% is represented by any three investments and

•	no more than 90% is represented by any four investments.
In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.
A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.
Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling (“PLR”) from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds’ compliance with the terms and conditions contained in the PLR.
4. Tax Ownership of the Assets in the Separate Account.
In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the “owner” of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the “tax owner” of certain separate account assets, income and gain from such assets would be includable in the variable contract owner’s gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.
Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer’s separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such “public availability” means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer’s variable contracts or by other permitted entities.
Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

APP TAX-7

1.
Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld (“election out”). We will provide such an “election out” form at the time such a distribution is requested. If the necessary “election out” form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

2.
Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary “election out” forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.

Generally no “election out” is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any “election out” (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee’s total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled “Information Regarding Tax-Qualified Retirement Plans” for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser’s beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser’s country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon a Contract Owner’s death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner’s estate for federal estate tax purposes. Similarly, prior to the Contract Owner’s death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 371⁄2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer (“GST”) tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in “Distributions Prior to the Annuity Commencement Date,” the transfer of a Contract for less than adequate consideration during the Contract Owner’s lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner’s gross income, this same income amount could produce a corresponding increase in such Contract Owner’s tax basis for such Contract that is carried over to the transferee’s tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.
H. Tax Disclosure Obligations

APP TAX-8

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain “material advisers” to maintain a list of persons participating in such “reportable transactions,” which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by Hartford The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a “Qualified Plan” or “Plan”). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance with regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the Owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the Owner of a Contract, as recorded on our books and records. If you are purchasing a Contract through a Qualified Plan, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Contract Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities (“IRAs”).
In addition to “traditional” IRAs governed by Code Sections 408(a) and (b) (“Traditional IRAs”), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) may elect to provide for a separate account or annuity contract that accepts after-tax employee contributions and is treated as a “Deemed IRA” under Code Section 408(q), which is generally subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

APP TAX-9

a.	Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions (“RMDs”) when the Owner reaches age 70½ or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59½ or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse “designated beneficiary” of a deceased Plan participant may make a tax-free “direct rollover” (in the form of a direct transfer between Plan fiduciaries, as described below in “Rollover Distributions”) from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an “inherited IRA” that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant).
IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract’s cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA’s cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

b.	SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension (“SEP”) or a SEP IRA. A SEP IRA can have employer contributions, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

c.	SIMPLE IRAs
The Savings Incentive Match Plan for Employees of small employers (“SIMPLE Plan”) is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees (“SIMPLE IRAs”). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer’s SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the

APP TAX-10

SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

d.	Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner’s lifetime. Generally, however, upon the Owner’s death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion (special rules apply to 2010 conversions). In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be “rolled over” directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a “conversion” Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of “incidental” death benefits, and the time when RMDs must commence. In addition, a Plan’s provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits “incidental” to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Tax Sheltered Annuity under Section 403(b) (“TSA”)
Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code Section 501(c)(3) to purchase a “tax-sheltered annuity” (“TSA”) contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee’s gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee’s “includable compensation” for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.
A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

a.	after the employee reaches age 59½;

b.	upon the employee’s separation from service;

c.	upon the employee’s death or disability;

d.	in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or

e.	as a qualified reservist distribution upon certain calls to active duty.

APP TAX-11

An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.
Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits “incidental” to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. § 1.403(b)-8(c)(2).
Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. § 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant’s or beneficiary’s accumulated benefit immediately before such exchange (taking into account such participant’s or beneficiary’s accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant’s employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. In addition, the same Regulation provides corresponding rules for a transfer from one TSA to another TSA under a different TSA Plan (e.g., for a different eligible employer). We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.
4. Deferred Compensation Plans under Section 457 (“Section 457 Plans”)
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a “governmental employer” is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an “Eligible Deferred Compensation Plan” or “Section 457(b) Plan.” Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant’s includible compensation or (2) the applicable dollar amount, equal to $15,000 for 2006 and thereafter $18,000 for 2015. The Plan may provide for additional “catch-up” contributions . In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70½, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. However, where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer’s general creditors under Code Section 457(b)(6).
5. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs or Roth accounts in certain Qualified Plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other “investment in the contract.” For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for

APP TAX-12

determining what portion of each amount received represents a tax-free recovery of “investment in the contract” are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the “investment in the contract,” based on the ratio of the “investment in the contract” over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
6. Penalty Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions (“RMDs”). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

a.	Penalty Taxes on Premature Distributions
Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59½. However, this 10% penalty tax does not apply to a distribution that is either:

(i)	made to a beneficiary (or to the employee’s estate) on or after the employee’s death;

(ii)	attributable to the employee’s becoming disabled under Code Section 72(m)(7);

(iii)
part of a series of substantially equal periodic payments (not less frequently than annually - “SEPPs”) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary (“SEPP Exception”), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

(iv)
(except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

(v)
(except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

(vi)	not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year;

(vii)	certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty;

(viii)	made an account of an IRS levy on the Qualified Plan under Code Section 72(t)(2)(A)(vii); or

(ix)	made as a “direct rollover” or other timely rollover to an Eligible Retirement Plan, as described below.
In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(x)	made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions in Code Section 72(t)(2)(D) are met;

(xi)	not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

(xii)	for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).
If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.

APP TAX-13

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual’s employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

b.	RMDs and 50% Penalty Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution (“RMD”) for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.
An individual’s interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of -

(i)	the calendar year in which the individual attains age 70½, or

(ii)
(except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70½ in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -

(a)	the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

(b)	over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
If an individual dies before reaching the Required Beginning Date, the individual’s entire interest generally must be distributed within 5 years after the individual’s death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a qualifying designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 70½.
If an individual dies after RMDs have begun for such individual, any remainder of the individual’s interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual’s death.
The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner’s surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract’s account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.
7. Tax Withholding for Qualified Plans
Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any “elections out” and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an “eligible rollover distribution” from a Qualified Plan (described below in “Rollover Distributions”). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the “eligible rollover distribution,” to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in “Rollover Distributions”). Payees cannot elect out of this mandatory 20% withholding in the case of such an “eligible rollover distribution.”
Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.
Regardless of any “election out” (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of

APP TAX-14

such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee’s total tax liability.
8. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a “direct transfer” or a “direct rollover”) or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a “60-day rollover”), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a “direct transfer” between the same kinds of Plan is generally not treated as any form of “distribution” out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a “distribution” out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a “direct rollover” (made directly to another Plan fiduciary) or as a “60-day rollover.” The tax restrictions and other rules for a “direct rollover” and a “60-day rollover” are similar in many ways, but if any “eligible rollover distribution” made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a “direct rollover,” then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a “60-day rollover” by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a “60-day rollover”, the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an “eligible rollover distribution” (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a “direct rollover”) is generally any distribution to an employee of any portion (or all) of the balance to the employee’s credit in any of the following types of “Eligible Retirement Plan”: (1) a Qualified Plan under Code Section 401(a) (“Qualified 401(a) Plan”), (2) a qualified annuity plan under Code Section 403(a) (“Qualified Annuity Plan”), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an “eligible rollover distribution” does not include any distribution that is either -

a.	an RMD amount;

b.
one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

c.	any distribution made upon hardship of the employee.
Before making an “eligible rollover distribution,” a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the “direct rollover” and “60-day rollover” rules and the distribution’s exposure to the 20% mandatory withholding if it is not made by “direct rollover.” Generally, under Code Sections 402(c), 403(b)(8) and 457 (e)(16), a “direct rollover” or a “60-day rollover” of an “eligible rollover distribution” can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an “eligible rollover distribution” that can qualify for a tax-free “60-day rollover” is limited to the amount that otherwise would be includable in gross income. By contrast, a “direct rollover” of an “eligible rollover distribution” can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a “predecessor” Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free “direct rollover” or “60-day rollover” can be made between a “NonRoth IRA” (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a “conversion” of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free “direct rollover” or “60-day rollover” can be made between an “inherited IRA” (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a “direct rollover” or a “60-day rollover” to another Traditional IRA for

APP TAX-15

the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a “direct rollover” or a “60-day rollover” to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such “direct rollover.” Similar rules apply to a “direct rollover” or a “60-day rollover” of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer’s SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a “direct rollover” or a “60-day rollover” to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be re-contributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken. Other rules and exceptions may apply, so please consult with a qualified tax adviser.

APP I-1

Appendix I — Examples
Table of Contents

Page
Premium Security Death Benefit	APP I-2
Asset Protection Death Benefit	APP I-4
The Hartford’s Principal First	APP I-6
The Hartford’s Principal First Preferred	APP I-8
The Hartford’s Lifetime Income Builder	APP I-9
The Hartford’s Lifetime Income Foundation	APP I-12
The Hartford’s Lifetime Income Builder II	APP I-16
The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios	APP I-22
MAV Plus	APP I-34

APP I-2

Premium Security Death Benefit
Example 1
Assume that:

•	You purchased your Contract with the Premium Security Death Benefit, because You and Your Annuitant were both no older than age 80 on the issue date,

•	You made an initial Premium Payment of $100,000,

•	In your fourth Contract Year, you made a withdrawal of $8,000,

•	Your Contract Value in your fourth Contract Year immediately before your withdrawal was $109,273,

•	On the day we receive proof of Death, your Contract Value was $117,403, and your Maximum Anniversary Value was $106,000.
Calculation of Premium Security Death Benefit
To calculate the Premium Security Death Benefit, we calculate the following three values:

•	The Contract Value of your Contract on the day we receive proof of Death [$117,403],

•	Total Premium Payments adjusted for any partial Surrenders [$100,000 − $8,000 = $92,000]

•
The lesser of (a) Your Maximum Anniversary Value [$106,000] and (b) Your Contract Value on the day we calculate the Death Benefit, plus 25% of Your Maximum Anniversary Value excluding any subsequent Premium Payments we receive within 12 months of death [$117,403 + 25% × $106,000 = $143,903]; the lesser (a) and (b) is $106,000.

The Premium Security Death Benefit is the greatest of these three values, which is $117,403.

Example 2
Assume that:

•	You purchased your Contract with the Premium Security Death Benefit, because You and Your Annuitant were both no older than age 80 on the issue date,

•	You made an initial Premium Payment of $100,000,

•	In your fourth Contract Year, you made a partial Surrender of $60,000,

•	Your Contract Value in the fourth year immediately before your Surrender was $150,000,

•	On the day we receive proof of Death, your Contract Value was $120,000,

•	Your Maximum Anniversary Value is $83,571 (based on an adjustment to an anniversary value that was $140,000 before the partial Surrender (see below)).
Calculation of Premium Security Death Benefit
To calculate the Premium Security Death Benefit, we calculate the following three values:

•	The Contract Value of your Contract on the day we receive proof of Death [$120,000],

•	Total Premium Payments adjusted for any partial Surrenders [$57,857 (see below)],

•
The lesser of (a) Your Maximum Anniversary Value [$83,571 (see below)] and (b) Your Contract Value on the day we receive proof of Death plus 25% of Your Maximum Anniversary Value excluding any subsequent Premium Payments we receive within 12 months of death [$120,000 + 25% (83,571) = $140,893]; the lesser (a) and (b) is $83,571.

The Premium Security Death Benefit is the greatest of these three values, which is $120,000.
Adjustment for Partial Surrender for Total Premium Payments
The adjustment to your total Premium Payments for partial Surrenders is on a dollar for dollar basis up to 10% of total Premium Payments. 10% of total Premium Payments is $10,000. Total Premium Payments adjusted for dollar for dollar partial Surrenders is $90,000. The remaining partial Surrenders equal $50,000. This amount will reduce your total Premium Payments by a factor. To determine this factor, we take your Contract Value immediately before the Surrender [$150,000] and subtract the $10,000 dollar for dollar adjustment to get $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $90,000. The result is an adjusted total Premium Payment of $57,857.

APP I-3

Adjustment for Partial Surrender for Maximum Anniversary Value
The adjustment to your Maximum Anniversary Value for partial Surrenders is on a dollar for dollar basis up to 10% of total Premium Payments. 10% of Premium Payments is $10,000. Your Maximum Anniversary Value adjusted for partial Surrenders on a dollar for dollar basis up to 10% of Premium Payments is $140,000 − $10,000 = $130,000. Remaining partial Surrenders are $50,000. We use this amount to reduce your Maximum Anniversary Value by a factor. To determine this factor, we take your Contract Value immediately before the Surrender [$150,000] and subtract the $10,000 dollar for dollar adjustment to get $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $130,000. The result is an adjusted Maximum Anniversary Value of $83,571.

APP I-4

Asset Protection Death Benefit
Example 1
Assume that:

•	You purchased your Contract with the Asset Protection Death Benefit, because You and/or Your Annuitant were over age 80 on the issue date,

•	You made an initial Premium Payment of $100,000,

•	In your fourth Contract Year, you made a withdrawal of $8,000,

•	Your Contract Value in your fourth Contract Year immediately before your withdrawal was $109,273,

•	On the day we receive proof of Death, your Contract Value was $117,403,

•	Your Maximum Anniversary Value was $106,000.
Calculation of Asset Protection Death Benefit
To calculate the Asset Protection Death Benefit, we calculate the following three values:

•	The Contract Value of your Contract on the day we receive proof of Death [$117,403],

•
The lesser of (a) total Premium Payments adjusted for any partial Surrenders [$100,000 − $8,000 = $92,000] or (b) Your Contract Value on the day we calculate the Death Benefit, plus 25% of Your total Premium Payments adjusted for any partial Surrenders and excluding any subsequent Premium Payments we receive within 12 months of death [$117,403 + 25% × $92,000 = $140,403]; the lesser of (a) and (b) is $92,000.

•
The lesser of (a) Your Maximum Anniversary Value [$106,000] and (b) Your Contract Value on the day we calculate the Death Benefit, plus 25% of Your Maximum Anniversary Value excluding any subsequent Premium Payments we receive within 12 months of death [$117,403 + 25% × $106,000 = $143,903]; the lesser (a) and (b) is $106,000.

The Asset Protection Death Benefit is the greatest of these three values, which is $117,403.
Example 2
Assume that:

•	You purchased your Contract with the Asset Protection Death Benefit because You and/or Your Annuitant were over age 80 on the issue date,

•	You made an initial Premium Payment of $100,000,

•	In your fourth Contract Year, you made a partial Surrender of $60,000,

•	Your Contract Value in the fourth year immediately before your Surrender was $150,000,

•	On the day we receive proof of Death, your Contract Value was $120,000,

•	Your Maximum Anniversary Value is $83,571 (based on an adjustment to an anniversary value that was $140,000 before the partial Surrender (see below)).
Calculation of Asset Protection Death Benefit
To calculate the Asset Protection Death Benefit, we calculate the following three values:

•	The Contract Value of your Contract on the day we receive proof of Death [$120,000],

•
The lesser of (a) total Premium Payments adjusted for any partial Surrenders [$57,857 (see Example 1 under Premium Security Death Benefit)] or (b) Your Contract Value on the day we calculate the Death Benefit, plus 25% of Your total Premium Payments adjusted for any partial Surrenders and excluding any subsequent Premium Payments we receive within 12 months of death [$120,000 + 25% x $57,857 = $134,464]; the lesser (a) and (b) is $57,857,

•
The lesser of (a) Your Maximum Anniversary Value [$83,571 (see Example 1 under Premium Security Death Benefit)] and (b) Your Contract Value on the day we receive proof of Death plus 25% of Your Maximum Anniversary Value excluding any subsequent Premium Payments we receive within 12 months of death [$120,000 + 25% (83,571) = $140,893]; the lesser (a) and (b) is $83,571.

The Asset Protection Death Benefit is the greatest of these three values, which is $120,000.

APP I-5

Example 3
Assume the same facts as Example 1. If you Surrender $60,000, and your Contract Value is $150,000 at the time of the Surrender, then we recalculate your Benefit Amount by comparing the results of two calculations and taking the lesser of the two:

•	First we deduct the amount of the Surrender ($60,000) from your Contract Value ($150,000). This equals $90,000 and is your “New Contract Value.”
Calculation of Asset Protection Death Benefit
To calculate the Asset Protection Death Benefit, we calculate the following three values:

•	The Contract Value of your Contract on the day we receive proof of Death [$120,000],

•
The lesser of (a) total Premium Payments adjusted for any partial Surrenders [$57,857 (see Example 1 under Premium Security Death Benefit)] or (b) Your Contract Value on the day we calculate the Death Benefit, plus 25% of Your total Premium Payments adjusted for any partial Surrenders and excluding any subsequent Premium Payments we receive within 12 months of death [$120,000 + 25% × $57,857 = $134,464]; the lesser (a) and (b) is $57,857.

•
The lesser of (a) Your Maximum Anniversary Value [$83,571 (see Example 1 under Premium Security Death Benefit)] and (b) Your Contract Value on the day we receive proof of Death plus 25% of Your Maximum Anniversary Value excluding any subsequent Premium Payments we receive within 12 months of death [$120,000 + 25% ($83,571) = $140,893]; the lesser (a) and (b) is $83,571.

The Asset Protection Death Benefit is the greatest of these three values, which is $120,000.

APP I-6

The Hartford’s Principal First
Example 1: Assume you select The Hartford’s Principal First when you purchase your Contract and your initial Premium Payment is $100,000.

•	Your Benefit Amount is $100,000, which is your initial Premium Payment.

•	Your Benefit Payment is $7,000, which is 7% of your Benefit Amount.
Example 2: If you make an additional Premium Payment of $50,000, then

•	Your Benefit Amount is $150,000, which is your prior Benefit Amount ($100,000) plus your additional Premium Payment ($50,000).

•	Your Benefit Payment is $10,500, which is your prior Benefit Payment ($7,000) plus 7% of your additional Premium Payment ($3,500).
Example 3: Assume the same facts as Example 1. If you take the maximum Benefit Payment before the end of the first Contract Year, then

•	Your Benefit Amount becomes $93,000, which is your prior Benefit Amount ($100,000) minus the Benefit Payment ($7,000).

•	Your Benefit Payment for the next year remains $7,000, because you did not take more than your maximum Benefit Payment ($7,000).
Example 4: Assume the same facts as Example 1. If you Surrender $50,000, and your Contract Value is $150,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations:

•	First we deduct the amount of the Surrender ($50,000) from your Contract Value ($150,000). This equals $100,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($50,000) from your Benefit Amount ($100,000). This is $50,000 and is your “New Benefit Amount.”
Since the New Contract Value ($100,000) is more than or equal to the New Benefit Amount ($50,000), and it is more than or equal to your Premium Payments invested in the Contract before the Surrender ($100,000), the Benefit Payment is unchanged and remains $7,000.
Example 5: Assume the same facts as Example 1. If you Surrender $60,000, and your Contract Value is $150,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations:

•	First we deduct the amount of the Surrender ($60,000) from your Contract Value ($150,000). This equals $90,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($60,000) from your Benefit Amount ($100,000). This is $40,000 and is your “New Benefit Amount.”
Since the New Contract Value ($90,000) is more than or equal to the New Benefit Amount ($40,000), but less than the Premium Payments invested in the Contract before the Surrender ($100,000), the Benefit Payment is reduced. The new Benefit Payment is 7% of the greater of your New Contract Value and New Benefit Amount, which is $6,300.
Example 6: Assume the same facts as Example 1. If you Surrender $50,000, and your Contract Value is $80,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations:

•	First we deduct the amount of the Surrender ($50,000) from your Contract Value ($80,000). This equals $30,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($50,000) from your Benefit Amount ($100,000). This is $50,000 and is your “New Benefit Amount.”
Since the New Contract Value ($30,000) is less than the New Benefit Amount ($50,000), your “New Benefit Amount” becomes the New Contract Value ($30,000), as we have to recalculate your Benefit Payment.
We recalculate the Benefit Payment by comparing the “old” Benefit Payment ($7,000) to 7% of the New Benefit Amount ($2,100). Your Benefit Payment becomes the lower of those two values, or $2,100.
Example 7: If you elect to “step up” The Hartford’s Principal First after the 5th year, assuming you have made no withdrawals, and your Contract Value at the time of step up is $200,000, then

APP I-7

•	We recalculate your Benefit Amount to equal your Contract Value, which is $200,000.

•	Your new Benefit Payment is equal to 7% of your new Benefit Amount, or $14,000.

APP I-8

The Hartford’s Principal First Preferred
Example 1: Assume you select The Hartford’s Principal First Preferred when you purchase your Contract and your initial Premium Payment is $100,000.

•	Your Benefit Amount is $100,000, which is your initial Premium Payment.

•	Your Benefit Payment is $5,000, which is 5% of your Benefit Amount.
Example 2: If you make an additional Premium Payment of $50,000, then

•	Your Benefit Amount is $150,000, which is your prior Benefit Amount ($100,000) plus your additional Premium Payment ($50,000).

•	Your Benefit Payment is $7,500, which is your new Benefit Amount ($150,000) multiplied by 5%.
Example 3: Assume the same facts as Example 1. If you take the maximum Benefit Payment before the end of the first Contract Year, then

•	Your Benefit Amount becomes $95,000, which is your prior Benefit Amount ($100,000) minus the Benefit Payment ($5,000).

•	Your Benefit Payment for the next year remains $5,000, because you did not take more than your maximum Benefit Payment ($5,000).
Example 4: Assume the same facts as Example 1. If you Surrender $50,000, and your Contract Value is $150,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations and taking the lesser of the two:

•	First we deduct the amount of the Surrender ($50,000) from your Contract Value ($150,000). This equals $100,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($50,000) from your Benefit Amount ($100,000). This is $50,000 and is your “New Benefit Amount.”
Since the New Contract Value ($100,000) is more than or equal to the New Benefit Amount ($50,000), and it is more than or equal to your Premium Payments invested in the Contract before the Surrender ($100,000), the Benefit Payment is unchanged and remains $5,000.
Example 5: Assume the same facts as Example 1. If you Surrender $60,000, and your Contract Value is $150,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations:

•	First we deduct the amount of the Surrender ($60,000) from your Contract Value ($150,000). This equals $90,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($60,000) from your Benefit Amount ($100,000). This is $40,000 and is your “New Benefit Amount.”
Since the New Contract Value ($90,000) is more than or equal to the New Benefit Amount ($40,000), but less than the Premium Payments invested in the Contract before the Surrender ($100,000), the Benefit Payment is reduced. The new Benefit Payment is 5% of the greater of your New Contract Value and New Benefit Amount, which is $4,500.
Example 6: Assume the same facts as Example 1. If you Surrender $50,000, and your Contract Value is $80,000 at the time of the Surrender, then
We recalculate your Benefit Amount by comparing the results of two calculations and taking the lesser of the two:

•	First we deduct the amount of the Surrender ($50,000) from your Contract Value ($80,000). This equals $30,000 and is your “New Contract Value.”

•	Second, we deduct the amount of the Surrender ($50,000) from your Benefit Amount ($100,000). This is $50,000 and is your “New Benefit Amount.”
Since the New Contract Value ($30,000) is less than the New Benefit Amount ($50,000), your “New Benefit Amount” becomes the New Contract Value ($30,000), as we have to recalculate your Benefit Payment.
We recalculate the Benefit Payment by comparing the “old” Benefit Payment ($5,000) to 5% of the New Benefit Amount ($1,500). Your Benefit Payment becomes the lower of those two values, or $1,500.

APP I-9

The Hartford’s Lifetime Income Builder
For all examples Your Guaranteed Minimum Death Benefit is the greater of the Benefit Amount and the Contract Value on the date of due proof of death.
Example 1: Assume you select The Hartford’s Lifetime Income Builder when you purchase your Contract, you are younger than age 60, and your initial Premium Payment is $100,000.

•	Your Benefit Amount is $100,000, which is your initial Premium Payment.

•	Your Benefit Payment is $5,000, which is 5% of your Benefit Amount.

•
Your Lifetime Benefit Payment is zero. The Lifetime Benefit Payment will be set equal to the Benefit Amount multiplied by 5% on the Contract Anniversary immediately following the Older Owner’s 60th birthday.

Example 2: Assume the same facts as Example 1. Also assume that you make no additional premium payments and take no withdrawals during the first Contract Year and that the Contract Value on your first anniversary is $105,000.

•
At the anniversary, we calculate the automatic Benefit Amount Increase. The ratio is the Contract Value ($105,000) divided by the Maximum Contract Value ($100,000), less 1 subject to a minimum of 0% and a maximum of 10%.

•	($105,000 / $100,000) − 1 = .05 = 5%.

•	Your Benefit Amount is $105,000, which is your previous Benefit Amount plus the automatic Benefit Amount increase.

•	Your Benefit Payment is $5,250, which is 5% of your Benefit Amount.

•	The annual charge for The Hartford’s Lifetime Income Builder is 75 bps of the Benefit Amount after the automatic increase calculation.

•	$105,000 × .0075 = $787.50, this amount is deducted from the Contract Value.
Example 3: Assume the same facts as Example 1. Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value on your first anniversary is $95,000.

•	Your initial Benefit Amount is $100,000.

•	Your Benefit Payment is $5,000.

•	After the partial Surrenders of $1,000, your Benefit Amount is $99,000.

•	There is no change to the annual Benefit Payment since the partial Surrender is less than the Benefit Payment.

•
At the anniversary, we calculate the automatic Benefit Amount Increase. The ratio is the Contract Value ($99,000) divided by the Maximum Contract Value ($100,000), less 1 subject to a minimum of 0% and a maximum of 10%.

•	($99,000/$100,000) - 1 = -.01 subject to the minimum of 0%

•	Your Benefit Amount is $99,000, which is your previous Benefit Amount since the automatic Benefit Amount increase was 0%.

•
Your Benefit Payment will remain at $5,000. Because your Benefit Amount did not increase because of the automatic Benefit Amount increase provision on the anniversary, the Benefit Payment will not increase. And because the remaining Benefit Amount ($99,000) is not less than the Benefit Payment immediately prior to the anniversary, the Benefit Payment will not be reduced.

•	The annual charge for The Hartford’s Lifetime Income Builder is 75 bps of the Benefit Amount after the automatic increase calculation.

•	$99,000 × .0075 = $742.50, this amount is deducted from the Contract Value.
Example 4: Assume the same facts as Example 3. Assume that an additional premium payment of $20,000 is made in Contract Year 2 and that, just prior to the payment, the Contract Value was $96,000.

•	At the beginning of Contract Year 2, your initial Benefit Amount is $99,000.

•	Your Benefit Payment is $5,000.

•	Your Benefit Amount after the premium payment is $119,000.

•	Your Benefit Payment is $5,950, which is 5% of your Benefit Amount.
Example 5: Assume the same facts as Example 4. Assume that at the on the following anniversary (the end of Contract Year 2) the Contract Value is $118,000 and that no withdrawals were taken in Contract Year 2.

•	After premium payment, your Benefit Amount is $119,000.

APP I-10

•	Your Benefit Payment is $5,950.

•
At the anniversary, we calculate the automatic Benefit Amount Increase. The ratio is the Contract Value ($118,000) divided by the Maximum Contract Value ($120,000), less 1 subject to a minimum of 0% and a maximum of 10%.

•	($118,000 / $120,000) − 1 = −.01667 subject to a minimum of 0%

•	Your Benefit Amount is $119,000, which is your previous Benefit Amount since the automatic Benefit Amount increase is 0%.

•	Your Benefit Payment is $5,950, which is 5% of your Benefit Amount.

•	The annual charge for The Hartford’s Lifetime Income Builder is 75 bps of the Benefit Amount after the automatic increase calculation.

•	$119,000 × .0075 = $892.50, this amount is deducted from the Contract Value.
Example 6: Assume the same facts as Example 5. Assume that in the third Contract Year, a $35,000 partial Surrender is taken. The partial Surrender includes a Contingent Deferred Sales Charge. The withdrawal lowered the Contract Value from $115,000 to $80,000.

•	At the beginning of Contract Year 3, your initial Benefit Amount is $119,000.

•	Your Benefit Payment is $5,950.

•	Since the total partial Surrender exceeds the Benefit Payment, the Benefit Amount is reset to the lesser of (i) or (ii) as follows

•	(i) the Contract Value immediately following the partial withdrawal: $80,000.

•	(ii) the Benefit Amount prior to the partial Surrender, less the amount of the Surrender: $119,000 − $35,000 =$84,000.

•	Your new Benefit Amount is $80,000.

•	Your new Benefit Payment is $4,000, which is 5% of the new Benefit Amount.
Example 7: Assume that on the Contract Anniversary immediately following the Older Owner’s 60th birthday, the Contract Value is $200,000.

•	Your Benefit Amount after the automatic increase calculation is $200,000.

•	Your Lifetime Benefit Payment is $10,000 which is 5% of your Benefit Amount.

•	The annual charge for The Hartford’s Lifetime Income Builder is 75 bps of the Benefit Amount after the automatic increase calculation.

•	$200,000 × .0075 = $1500, this amount is deducted from the Contract Value.
Example 8: Assume the owner withdraws $9,000 when, just prior to the partial Surrender, the Benefit Payment is$10,000; the Lifetime Benefit Payment is $7,000; the Benefit Amount $80,000 and the Contract Value is $85,000.

•	Your Benefit Amount is $80,000 before the partial Surrender.

•	Your Benefit Amount after the partial Surrender is $71,000, since the partial Surrender is less than your Benefit Payment.

•	There is no change to the annual Benefit Payment since the partial Surrender is less than the Benefit Payment.

•
Your Lifetime Benefit Payment will be reset to $3,550 which is 5% of the Benefit Amount after the partial Surrender. This reset occurs because partial Surrender is greater than the annual Lifetime Benefit Payment.

Example 9: Assume the owner withdraws $12,000 when, just prior to the partial Surrender, the Benefit Payment is$10,000; the Lifetime Benefit Payment is $7,000; the Benefit Amount $80,000 and the Contract Value is $85,000.

•	Your Benefit Payment is $80,000 before the partial Surrender.

•	Your Benefit Amount after the partial Surrender is $68,000.

•
It is the lesser of Contract Value after the partial Surrender ($73,000) and the Benefit Amount immediately prior the partial Surrender, less the partial Surrender amount ($68,000). This comparison is done because the partial Surrender is greater than your Benefit Payment.

•	Your Benefit Amount will reset to $3,400 which is 5% of the Benefit Amount after the partial Surrenders. This reset occurs because the partial Surrender is greater than the annual Benefit Payment.

APP I-11

•
Your Lifetime Benefit Payment will reset to $3,400 which is 5% of the Benefit Amount after the partial Surrender. This reset occurs because partial Surrender is greater that the annual Lifetime Benefit Payment.

APP I-12

The Hartford’s Lifetime Income Foundation
Example 1: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is less than age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $5,000, which is 5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 2: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is less than age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $4,500, which is 4.5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 3: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Withdrawal Percent is 5%, which is based on your age.

•	Your Lifetime Benefit Payment is $5,000, which is 5% of your Payment Base.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 4: Assume the same contract issue facts as Example 3, however your first partial Surrender is taken at age 70. Your Withdrawal Percent is 6% based on your age. Your Contract Value at the beginning of the year is $105,000.

•
Your Lifetime Benefit Payment is $6,300, which is the product of your Withdrawal Percent multiplied by $105,000, which is the greater of your Contract Value at the beginning of the year and your Payment Base.

•	You take a partial Surrender of $6,000.

•	Your Payment Base remains at $100,000, since the withdrawal did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent will remain at 6% for the duration of your Contract; this is based on your age on the most recent Contract Anniversary prior to your first partial Surrender.

•	Your remaining Lifetime Benefit Payment for the Contract Year is $300.

•	Your Contract Value after the withdrawal is $99,000.

•	Your Guaranteed Minimum Death Benefit is $94,000, which is your prior Death Benefit reduced by the amount of the withdrawal.
Example 5: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Withdrawal Percent is 4.5%, which is based on your age.

•	Your Lifetime Benefit Payment is $4,500, which is 4.5% of your Payment Base.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 6: Assume the same contract issue facts as Example 5, however your first partial Surrender at age 70. Your Withdrawal Percent is 5.5% based on your age. Your Contract Value at the beginning of the year is $106,500.

•
Your Lifetime Benefit Payment is $5,857.50, which is the product of your Withdrawal Percent multiplied by $106,500, which is the greater of your Contract Value at the beginning of the year and your Payment Base.

APP I-13

•	You take a partial Surrender of $5,500.

•	Your Payment Base remains at $100,000, since the withdrawal did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent will remain at 5.5% for the duration of your Contract; this is based on your age on the most recent Contract Anniversary prior to your first partial Surrender.

•	Your remaining Lifetime Benefit Payment for the Contract Year is $357.50.

•	Your Contract Value after the withdrawal is $101,000.

•	Your Guaranteed Minimum Death Benefit is $94,500, which is your prior Death Benefit reduced by the withdrawal.
Example 7: Assume the same facts as example 1 (Single Life). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value on your first anniversary is $95,000.
Prior to the Surrender:

•	Your initial Payment Base is $100,000.

•	Your Threshold is $5,000.

•	Your Guaranteed Minimum Death Benefit is $100,000.
After the Surrender:

•	Your Payment Base is $99,000, which is your prior Payment Base reduced by the amount of the partial Surrender.

•	Your Withdrawal Percentage, used to determine Lifetime Benefit Payments when you are in an Eligible Withdrawal Year, will remain at 5% for the duration of your Contract.

•	Your remaining Threshold amount for the Contract Year is $4,000, which is your prior Threshold amount reduced by the amount of the partial Surrender.

•	The annual charge for The Hartford’s Lifetime Income Foundation is 0.30% of the Payment Base.

•	$99,000 × 0.30% = $297, this amount is deducted from the Contract Value.

•	Your Guaranteed Minimum Death Benefit is $99,000, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 8: Assume the same facts as example 2 (Joint/Spousal). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value on your first anniversary is $95,000.
Prior to the Surrender:

•	Your initial Payment Base is $100,000.

•	Your Threshold is $4,500.

•	Your Guaranteed Minimum Death Benefit is $100,000.
After the Surrender:

•	Your Payment Base is $99,000, which is your prior Payment Base reduced by the amount of the partial Surrender.

•	Your Withdrawal Percentage, used to determine Lifetime Benefit Payments when you are in an Eligible Withdrawal Year, will remain at 4.5% for the duration of your Contract.

•	Your remaining Threshold amount for the Contract Year is $3,500, which is your prior Threshold amount reduced by the amount of the partial Surrender.

•	The annual charge for The Hartford’s Lifetime Income Foundation is 0.30% of the Payment Base.

•	$99,000 × 0.30% = $297, this amount is deducted from the Contract Value.

•	Your Guaranteed Minimum Death Benefit is $99,000, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 9: Assume the same facts as Example 7 (Single Life). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, just prior to the payment, the Contract Value was $96,000.
Prior to the Premium Payment:

•	At the beginning of Contract Year 2, your initial Payment Base is $99,000.

APP I-14

•	Your Threshold amount is $4,950.

•	Your Guaranteed Minimum Death Benefit is $99,000.
After the Premium Payment:

•	Your Payment Base is $119,000, which is your prior Payment Base increased by the amount of the Premium Payment.

•	Your Threshold amount is $5,950, which is 5% of the greater of your Contract Value immediately following the Premium

•	Payment or your Payment Base immediately following the Premium Payment.

•	Your Guaranteed Minimum Death Benefit is $119,000, which is your prior Death Benefit increased by the amount of the Premium Payment.
Example 10: Assume the same facts as Example 8 (Joint/Spousal). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, just prior to the payment, the Contract Value was $96,000.
Prior to the Premium Payment:

•	At the beginning of Contract Year 2, your initial Payment Base is $99,000.

•	Your Threshold amount is $4,455.

•	Your Guaranteed Minimum Death Benefit is $99,000.
After the Premium Payment:

•	Your Payment Base is $119,000, which is your prior Payment Base increased by the amount of the Premium Payment.

•	Your Threshold amount is $5,355, which is 4.5% of the greater of your Contract Value immediately following the Premium Payment or your Payment Base immediately following the Premium Payment.

•	Your Guaranteed Minimum Death Benefit is $119,000, which is your prior Death Benefit increased by the amount of the Premium Payment.
Example 11: Assume the older Covered Life is 74 (Single Life). Assume the Owner makes the first partial Surrender under the Contract of $3,300 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 6%; the Guaranteed Minimum Death Benefit is $50,000; the Lifetime Benefit Payment is 6% multiplied by the greater of the Payment Base or Contract Value, or $3,300.
After the partial Surrender:

•	Your Payment Base remains at $50,000, which is the Payment Base prior to the partial Surrender, since the partial Surrender did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent is 6% for the duration of your Contract.

•	Your Lifetime Benefit Payment for the remainder of the Contract Year is $0.

•	Your Guaranteed Minimum Death Benefit is $46,700, which is your prior Death Benefit reduced by the amount of the partial Surrender
Example 12: Assume the younger Covered Life is 74 (Joint/Spousal). Assume the owner makes the first partial Surrender under the Contract of $3,025 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 5.5%; the Guaranteed Minimum Death Benefit is $50,000; the Lifetime Benefit Payment is 5.5% multiplied by the greater of Payment Base or Contract Value, or $3,025.
After the partial Surrender:

•	Your Payment Base remains at $50,000, which is the Payment Base prior to the partial Surrender, since the partial Surrender did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent is 5.5% for the duration of your Contract.

•	Your Lifetime Benefit Payment for the remainder of the Contract Year is $0.

APP I-15

•	Your Guaranteed Minimum Death Benefit is $46,975, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 13: Assume the same facts as Example 11 (Single Life). Assume that a second partial Surrender is taken in the same Contract Year for $1,000; the Contract Value prior to the partial Surrender is $52,000; the Contract Value after the partial Surrender is $51,000.
Prior to the partial Surrender:

•	Your Payment Base is $50,000.

•	Your Withdrawal Percent was previously locked in at 6%.

•	Your remaining Lifetime Benefit Payment for this Contract Year is $0.

•	Your Guaranteed Minimum Death Benefit is $46,700.
After the partial Surrender:

•
Your Payment Base is $49,038, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment/Contract Value prior to the Surrender); then this factor is multiplied by the prior Payment Base.

•	Your Lifetime Benefit Payment remaining for the Contract Year is $0.

•
Your Guaranteed Minimum Death Benefit is $45,802, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment /Contract Value prior to the Surrender); then this factor is multiplied by the prior Death Benefit.

Example 14: Assume the same facts as Example 12 (Joint/Spousal). Assume that a second partial Surrender is taken in the same Contract Year for $2,000; the Contract Value prior to the partial Surrender is $49,000; the Contract Value after the partial Surrender is $47,000.
Prior to the partial Surrender:

•	Your Payment Base is $50,000.

•	Your Withdrawal Percent was previously locked in at 5.5%.

•	Your remaining Lifetime Benefit Payment for this Contract Year is $0.

•	Your Guaranteed Minimum Death Benefit is $46,975.
After the partial Surrender:

•
Your new Payment Base is $47,959, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment /Contract Value prior to the Surrender); then this factor is multiplied by the prior Payment Base.

•	Your Lifetime Benefit Payment remaining for the Contract Year is $0.

•
Your Guaranteed Minimum Death Benefit is $45,058, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment /Contract Value prior to the Surrender); then this factor is multiplied by the prior Death Benefit.

APP I-16

The Hartford’s Lifetime Income Builder II
Example 1: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is less than age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $5,000, which is 5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 2: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is less than age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $4,500, which is 4.5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 3: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Withdrawal Percent is 5%, which is based on your age.

•	Your Lifetime Benefit Payment is $5,000, which is 5% of your Payment Base.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 4: Assume the same contract issue facts as Example 3, however your first partial Surrender is taken at age 70. Your Withdrawal Percent is 6% based on your age. Your Contract Value at the beginning of the year is $105,000.

•
Your Lifetime Benefit Payment is $6,300, which is the product of your Withdrawal Percent multiplied by $105,000, which is the greater of your Contract Value at the beginning of the year and your Payment Base.

•	You take a partial Surrender of $6,000.

•	Your Payment Base remains at $100,000, since the withdrawal did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent will remain at 6% for the duration of your Contract; this is based on your age on the most recent Contract Anniversary prior to your first partial Surrender.

•	Your remaining Lifetime Benefit Payment for the Contract Year is $300.

•	Your Contract Value after the withdrawal is $99,000.

•	Your Guaranteed Minimum Death Benefit is $94,000, which is your prior Death Benefit reduced by the amount of the withdrawal.
Example 5: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is age 60, and your initial Premium Payment is $100,000.

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Withdrawal Percent is 4.5%, which is based on your age.

•	Your Lifetime Benefit Payment is $4,500, which is 4.5% of your Payment Base.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
Example 6: Assume the same contract issue facts as Example 5, however your first partial Surrender at age 70. Your Withdrawal Percent is 5.5% based on your age. Your Contract Value at the beginning of the year is $106,500.

APP I-17

•
Your Lifetime Benefit Payment is $5,857.50, which is the product of your Withdrawal Percent multiplied by $106,500, which is the greater of your Contract Value at the beginning of the year and your Payment Base.

•	You take a partial Surrender of $5,500.

•	Your Payment Base remains at $100,000, since the withdrawal did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent will remain at 5.5% for the duration of your Contract; this is based on your age on the most recent Contract Anniversary prior to your first partial Surrender.

•	Your remaining Lifetime Benefit Payment for the Contract Year is $357.50.

•	Your Contract Value after the withdrawal is $101,000.

•	Your Guaranteed Minimum Death Benefit is $94,500, which is your prior Death Benefit reduced by the withdrawal.
Example 7: Assume the same facts as example 1 (Single Life). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value on your first anniversary is $95,000.
Prior to the Surrender:

•	Your initial Payment Base is $100,000.

•	Your Threshold is $5,000.

•	Your Guaranteed Minimum Death Benefit is $100,000.
After the Surrender:

•
At the anniversary, we calculate the automatic Payment Base increase. The ratio is the Contract Value ($95,000) divided by the Maximum Contract Value ($100,000), less 1. Subject to a minimum of 0% and a maximum of 10%.

•	($95,000/$100,000) − 1 = −.05 subject to the minimum of 0%.

•	Your Payment Base is $99,000, which is your prior Payment Base reduced by the amount of the partial Surrender, since the automatic Payment Base increase was 0%.

•	Your Withdrawal Percentage, used to determine Lifetime Benefit Payments when you are in an Eligible Withdrawal Year, will remain at 5% for the duration of your Contract.

•	Your remaining Threshold amount for the Contract Year is $4,000, which is your prior Threshold amount reduced by the amount of the partial Surrender.

•	The annual charge for The Hartford’s Lifetime Income Builder II is 0.75% of the Payment Base after the automatic increase calculation.

•	$99,000 × 0.75% = $742.50, this amount is deducted from the Contract Value.

•	Your Guaranteed Minimum Death Benefit is $99,000, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 8: Assume the same facts as example 2 (Joint/Spousal). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value on your first anniversary is $95,000.
Prior to the Surrender:

•	Your initial Payment Base is $100,000.

•	Your Threshold is $4,500.

•	Your Guaranteed Minimum Death Benefit is $100,000.
After the Surrender:

•
At the anniversary, we calculate the automatic Payment Base increase. The ratio is the Contract Value ($95,000) divided by the Maximum Contract Value ($100,000), less 1. Subject to a minimum of 0% and a maximum of 10%.

•	($95,000/$100,000) − 1 = −.05 subject to the minimum of 0%.

•	Your Payment Base is $99,000, which is your prior Payment Base reduced by the amount of the partial Surrender, since the automatic Payment Base increase was 0%.

APP I-18

•	Your Withdrawal Percentage, used to determine Lifetime Benefit Payments when you are in an Eligible Withdrawal Year, will remain at 4.5% for the duration of your Contract.

•	Your remaining Threshold amount for the Contract Year is $3,500, which is your prior Threshold amount reduced by the amount of the partial Surrender.

•	The annual charge for The Hartford’s Lifetime Income Builder II is 0.75% of the Payment Base after the automatic increase calculation.

•	$99,000 × 0.75% = $742.50, this amount is deducted from the Contract Value.

•	Your Guaranteed Minimum Death Benefit is $99,000, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 9: Assume the same facts as Example 7 (Single Life). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, just prior to the payment, the Contract Value was $96,000.
Prior to the Premium Payment:

•	At the beginning of Contract Year 2, your initial Payment Base is $99,000.

•	Your Threshold amount is $4,950.

•	Your Guaranteed Minimum Death Benefit is $99,000.
After the Premium Payment:

•	Your Payment Base is $119,000, which is your prior Payment Base increased by the amount of the Premium Payment.

•	Your Threshold amount is $5,950, which is 5% of the greater of your Contract Value immediately following the Premium Payment or your Payment Base immediately following the Premium Payment.

•	Your Guaranteed Minimum Death Benefit is $119,000, which is your prior Death Benefit increased by the amount of the Premium Payment.
Example 10: Assume the same facts as Example 8 (Joint/Spousal). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, just prior to the payment, the Contract Value was $96,000.
Prior to the Premium Payment:

•	At the beginning of Contract Year 2, your initial Payment Base is $99,000.

•	Your Threshold amount is $4,455.

•	Your Guaranteed Minimum Death Benefit is $99,000.
After the Premium Payment:

•	Your Payment Base is $119,000, which is your prior Payment Base increased by the amount of the Premium Payment.

•	Your Threshold amount is $5,355, which is 4.5% of the greater of your Contract Value immediately following the Premium Payment or your Payment Base immediately following the Premium Payment.

•	Your Guaranteed Minimum Death Benefit is $119,000, which is your prior Death Benefit increased by the amount of the Premium Payment.
Example 11: Assume the older Covered Life is 74 (Single Life). Assume the owner makes the first partial Surrender under the Contract of $3,300 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 6%; the Guaranteed Minimum Death Benefit is $50,000; the Lifetime Benefit Payment is 6% multiplied by the greater of the Payment Base or Contract Value, or $3,300.
After the partial Surrender:

•	Your Payment Base remains at $50,000, which is the Payment Base prior to the partial Surrender, since the partial Surrender did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent is 6% for the duration of your Contract.

•	Your Lifetime Benefit Payment for the remainder of the Contract Year is $0.

APP I-19

•	Your Guaranteed Minimum Death Benefit is $46,700, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 12: Assume the younger Covered Life is 74 (Joint/Spousal). Assume the owner makes the first partial Surrender under the Contract of $3,025 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 5.5%; the Guaranteed Minimum Death Benefit is $50,000; the Lifetime Benefit Payment is 5.5% multiplied by the greater of Payment Base or Contract Value, or $3,025.
After the partial Surrender:

•	Your Payment Base remains at $50,000, which is the Payment Base prior to the partial Surrender, since the partial Surrender did not exceed your Lifetime Benefit Payment.

•	Your Withdrawal Percent is 5.5% for the duration of your Contract.

•	Your Lifetime Benefit Payment for the remainder of the Contract Year is $0.

•	Your Guaranteed Minimum Death Benefit is $46,975, which is your prior Death Benefit reduced by the amount of the partial Surrender.
Example 13: Assume the same facts as Example 11 (Single Life). Assume that a second partial Surrender is taken in the same Contract Year for $1,000; the Contract Value prior to the partial Surrender is $52,000; the Contract Value after the partial Surrender is $51,000.
Prior to the partial Surrender:

•	Your Payment Base is $50,000.

•	Your Withdrawal Percent was previously locked in at 6%.

•	Your remaining Lifetime Benefit Payment for this Contract Year is $0.

•	Your Guaranteed Minimum Death Benefit is $46,700.
After the partial Surrender:

•
Your Payment Base is $49,038, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment/Contract Value prior to the Surrender); then this factor is multiplied by the prior Payment Base.

•	Your Lifetime Benefit Payment remaining for the Contract Year is $0.

•
Your Guaranteed Minimum Death Benefit is $45,802, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment/Contract Value prior to the Surrender); then this factor is multiplied by the prior Death Benefit.

Example 14: Assume the same facts as Example 12 (Joint/Spousal). Assume that a second partial Surrender is taken in the same Contract Year for $2,000; the Contract Value prior to the partial Surrender is $49,000; the Contract Value after the partial Surrender is $47,000.
Prior to the partial Surrender:
•Your Payment Base is $50,000.
•Your Withdrawal Percent was previously locked in at 5.5%.
•Your remaining Lifetime Benefit Payment for this Contract Year is $0.
•Your Guaranteed Minimum Death Benefit is $46,975.
After the partial Surrender:

•
Your new Payment Base is $47,959, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment/Contract Value prior to the Surrender); then this factor is multiplied by the prior Payment Base.

•	Your Lifetime Benefit Payment remaining for the Contract Year is $0.

APP I-20

•
Your Guaranteed Minimum Death Benefit is $45,058, which is calculated by determining the proportional reduction 1 − (Surrender exceeding the Lifetime Benefit Payment/Contract Value prior to the Surrender); then this factor is multiplied by the prior Death Benefit.

Example 15: Assume the same facts as Example 1 (Single Life). Now assume you have reached your first Contract Anniversary. Your Contract Value on the Contract Anniversary is $110,000.
Prior to the Contract Anniversary:

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $5,000, which is 5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
After the Contract Anniversary:

•
At the anniversary, we calculate the automatic Payment Base increase. The ratio is the Contract Value ($110,000) divided by the Maximum Contract Value ($100,000), less 1. Subject to a minimum of 0% and a maximum of 10%.

•	($110,000/$100,000) − 1 = .10 subject to the maximum of 10%.

•	Your Payment Base is $110,000, which is your prior Payment Base multiplied by the automatic Payment Base increase.

•	Your Threshold amount for the Contract Year is $5,500, which is your new Payment Base multiplied by 5%.

•	Your Guaranteed Minimum Death Benefit remains $100,000, as it is not impacted by the automatic Payment Base increase.
Example 16: Assume the same facts as Example 2 (Joint/Spousal). Now assume you have reached your first Contract Anniversary. Your Contract Value on the anniversary is $105,000.
Prior to the Contract Anniversary:

•	Your Payment Base is $100,000, which is your initial Premium Payment.

•	Your Threshold is $4,500, which is 4.5% of your Payment Base.

•	Your Lifetime Benefit Payment is not calculated. The Lifetime Benefit Payment will be determined in the first Eligible Withdrawal Year in which you take a partial Surrender.

•	Your Guaranteed Minimum Death Benefit is $100,000, which is your initial Premium Payment.
After the Contract Anniversary:

•
At the anniversary, we calculate the automatic Payment Base increase. The ratio is the Contract Value ($105,000) divided by the Maximum Contract Value ($100,000), less 1. Subject to a minimum of 0% and a maximum of 10%.

•	($105,000/$100,000) − 1 = .05 subject to the maximum of 10%.

•	Your Payment Base is $105,000, which is your prior Payment Base multiplied by the automatic Payment Base increase.

•	Your Threshold amount for the Contract Year is $4,725, which is your new Payment Base multiplied by 4.5%.

•	Your Guaranteed Minimum Death Benefit remains $100,000, as it is not impacted by the automatic Payment Base increase.
Example 17: Spousal Contract Continuation
On date of Spousal Contract continuation, we increase the Contract Value to equal the Death Benefit (if greater). For illustration purposes, we will assume the Contract Value on the date of continuation is set equal to the Death Benefit of $150,000 and the Payment Base is $125,000. The values for the rider are impacted as follows:
Payment Base = $150,000 (greater of Contract Value or Payment Base on date of continuation)
WP = existing Withdrawal Percent if partial Surrender have been taken, or else it is set using the remaining Spouse’s attained age on the Contract Anniversary prior to the first partial Surrender (for this example we will say it is 6%).

APP I-21

Lifetime Benefit Payment = $9,000 (WP × greater of Payment Base or Contract Value on date of continuation)
Death Benefit = $150,000 (Contract Value on date of continuation)
Maximum Contract Value (LIB II Only) = $150,000 (Contract Value on date of continuation)

APP I-22

The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios
Example 1: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is less than age 60, and your initial Premium Payment is $100,000.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Threshold	$5,000	$5,000
	• 5% of your Payment Base	• 5% of your Payment Base
Lifetime Benefit Payment	N/A	N/A
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Example 2: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is less than age 60, and your initial Premium Payment is $100,000.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Threshold	$4,500	$4,500
	• 4.5% of your Payment Base	• 4.5% of your Payment Base
Lifetime Benefit Payment	N/A	N/A
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Example 3: Assume you select Single Life Option when you purchase your Contract, the older Covered Life is age 60, and your initial Premium Payment is $100,000.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Withdrawal Percent	5%	5%
	• Based on your age	• Based on your age
Lifetime Benefit Payment	$5,000	$5,000
	• 5% of your Payment Base	• 5% of your Payment Base
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Example 4: Assume the same contract issue facts as Example 3 (Single Life), however your first partial Surrender is taken at age 70. Your Withdrawal Percent is 6% based on your age. Your Contract Value at the beginning of the year is $105,000. Your Contract Value upon attaining age 70 is $105,500.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$105,000	$105,000
Lifetime Benefit Payment	$6,330	$6,300
	• Withdrawal Percent multiplied by the greater of your Payment Base or Contract Value upon attaining age 70	• Withdrawal Percent multiplied by your Payment Base

APP I-23

You take a partial Surrender of $6,000, values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$105,000	$105,000
Withdrawal Percent	6%(1)	6%(1)
Lifetime Benefit Payment	$330	$300
	• Remaining for Contract Year	• Remaining for Contract Year
Contract Value after the withdrawal	$99,000	$99,000
Guaranteed Minimum Death Benefit	$94,000	$94,000
	• Prior Death Benefit reduced by the withdrawal	• Prior Death Benefit reduced by the withdrawal
Example 5: Assume you select Joint/Spousal Option when you purchase your Contract, the younger Covered Life is age 60, and your initial Premium Payment is $100,000.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Withdrawal Percent	4.5%	4.5%
	• Based on your age	• Based on your age
Lifetime Benefit Payment	$4,500	$4,500
	• 4.5% of your Payment Base	• 4.5% of your Payment Base
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment

(1)
The Withdrawal Percentage will remain for the duration of your Contract unless an automatic Payment Base increase occurs on a future anniversary and a new Withdrawal Percent age band is applicable; if no automatic Payment Base increase occurs on a future anniversary where a new Withdrawal Percent age band is applicable, your Withdrawal Percent will remain as is.

Example 6: Assume the same contract issue facts as Example 5 (Joint/Spousal), however your first partial Surrender is taken at age 70. Your Withdrawal Percent is 5.5% based on your age. Your Contract Value at the beginning of the Contract Year is $110,000. Your Contract Value upon attaining age 70 is $111,000.

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$110,000	$110,000
Lifetime Benefit Payment	$6,105	$6,050
	• Withdrawal Percent multiplied by the greater of your Payment Base or Contract Value upon attaining age 70	• Withdrawal Percent multiplied by your Payment Base
You take a partial Surrender of $6,000, values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$110,000	$110,000
Withdrawal Percent	5.5% (1)	5.5%(1)
Lifetime Benefit Payment	$105	$50
	• Remaining for Contract Year	• Remaining for Contract Year
Contract Value after the withdrawal	$105,000	$105,000
Guaranteed Minimum Death Benefit	$94,000	$94,000
	• Prior Death Benefit reduced by withdrawal	• Prior Death Benefit reduced by the withdrawal

APP I-24

Example 7: Assume the same facts as example 1 (Single Life). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value prior to the rider charge being deducted on your first anniversary is $95,000.
Values prior to the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
Threshold	$5,000	$5,000
Guaranteed Minimum Death Benefit	$100,000	$100,000
Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
	• Prior Payment Base reduced by withdrawal	• Prior Payment Base reduced by withdrawal
Withdrawal Percent	5%(1)	5%(1)
Threshold	$4,000	$4,000
	• Remaining for the Contract Year	• Remaining for the Contract Year
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• Prior Death Benefit reduced by the withdrawal	• Prior Death Benefit reduced by the withdrawal
Values after the anniversary processing:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
	• The ratio is the Contract Value ($95,000) divided by your current Payment Base ($99,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in −0.04%, subject to minimum of 0%, No change to the Payment Base	• Your current Payment Base
Threshold	$4,950	$4,950
	• 5% of your Payment Base	• 5% of your Payment Base
Rider Charge	$841.50	$1,138.50
	• Rider charge of 0.85% multiplied by your current Payment Base	• Rider charge of 1.15% multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 8: Assume the same facts as example 1 (Single Life). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value prior to the rider charge being deducted on your first anniversary is $105,000.
Values prior to the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
Threshold	$5,000	$5,000
Guaranteed Minimum Death Benefit	$100,000	$100,000

APP I-25

Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
	• Prior Payment Base reduced by withdrawal	• Prior Payment Base reduced by withdrawal
Withdrawal Percent	5%(1)	5%(1)
Threshold	$4,000	$4,000
	• Remaining for the Contract Year	• Remaining for the Contract Year
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• Prior Death Benefit reduced by the withdrawal	• Prior Death Benefit reduced by the withdrawal
Values after the anniversary processing:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$105,000	$105,000
	• The ratio is the Contract Value ($105,000) divided by your current Payment Base ($99,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in 0.06%, subject to minimum of 0% and maximum of 10%	• Your current Payment Base
Threshold	$5,250	$5,250
	• 5% of your Payment Base	• 5% of your Payment Base
Rider Charge	$892.50	$1,207.50
	• Rider charge of 0.85% multiplied by your current Payment Base	• Rider charge of 1.15% multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 9: Assume the same facts as example 2 (Joint/Spousal). Also assume that you take a $1,000 partial Surrender in the first Contract Year and that the Contract Value prior to the rider charge being deducted on your first anniversary is $95,000.
Values prior to the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
Threshold	$4,500	$4,500
Guaranteed Minimum Death Benefit	$100,000	$100,000

APP I-26

Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
	• Prior Payment Base reduced by withdrawal	• Prior Payment Base reduced by withdrawal
Withdrawal Percent	4.5%(1)	4.5%(1)
Threshold	$3,500	$3,500
	• Remaining for the Contract Year	• Remaining for the Contract Year
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• Prior Death Benefit reduced by the withdrawal	• Prior Death Benefit reduced by the withdrawal
Values after the anniversary processing:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
	• The ratio is the Contract Value ($95,000) divided by your current Payment Base ($99,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in −0.04%, subject to minimum of 0%, No change to the Payment Base	• Your current Payment Base
Threshold	$4,455	$4,455
	• 4.5% of your Payment Base	• 4.5% of your Payment Base
Rider Charge	$841.50	$1,138.50
	• Rider charge of 0.85% multiplied by your current Payment Base	• Rider charge of 1.15% multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$99,000	$99,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 10: Assume the same facts as Example 7 (Single Life). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, the Contract Value after the payment is $121,000.
Values prior to the Premium Payment:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
Threshold	$4,950	$4,950
Guaranteed Minimum Death Benefit	$99,000	$99,000

APP I-27

Values after the Premium Payment:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$119,000	$119,000
	• Prior Payment Base increased by the Premium Payment	• Prior Payment Base increased by the Premium Payment
Threshold	$6,050	$5,950
	• Withdrawal Percent multiplied by the greater of your current Payment Base or Contract Value	• Withdrawal Percent multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$119,000	$119,000
	• Prior Death Benefit increased by the Premium Payment	• Prior Death Benefit increased by the Premium Payment
Example 11: Assume the same facts as Example 9 (Joint/Spousal). Assume that an additional Premium Payment of $20,000 is made in Contract Year 2, the Contract Value after the payment is $125,000.
Values prior to the Premium Payment:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$99,000	$99,000
Threshold	$4,455	$4,455
Guaranteed Minimum Death Benefit	$99,000	$99,000
Values after the Premium Payment:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$119,000	$119,000
	• Prior Payment Base increased by the Premium Payment	• Prior Payment Base increased by the Premium Payment
Threshold	$5,625	$5,355
	• Withdrawal Percent multiplied by the greater of your current Payment Base or Contract Value	• Withdrawal Percent multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$119,000	$119,000
	• Prior Death Benefit increased by the Premium Payment	• Prior Death Benefit increased by the Premium Payment
Example 12: Assume the older Covered Life is 74 (Single Life). Assume the owner makes the first partial Surrender under the Contract of $3,000 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 6%; the Guaranteed Minimum Death Benefit is $50,000.

APP I-28

Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$50,000	$50,000
	• Partial Surrender did not exceed the Lifetime Benefit Payment	• Partial Surrender did not exceed the Lifetime Benefit Payment
Withdrawal Percent	6%(1)	6%(1)
Lifetime Benefit Payment	$300	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
	• Available Lifetime Benefit Payment was 6% multiplied by the greater of the Payment Base or Contract Value on the Contract Anniversary	• Available Lifetime Benefit Payment was 6% multiplied by the Payment Base on the Contract Anniversary
	• Available Lifetime Benefit Payment was $3,300	• Available Lifetime Benefit Payment was $3,000
Guaranteed Minimum Death Benefit	$47,000	$47,000
	• Prior Death Benefit reduced by the partial Surrender	• Prior Death Benefit reduced by the partial Surrender
Example 13: Assume the younger Covered Life is 74 (Joint/Spousal). Assume the owner makes the first partial Surrender under the Contract of $2,750 when, just prior to the partial Surrender, the Payment Base is $50,000; the Contract Value (on Anniversary) is $55,000; the Withdrawal Percent is 5.5%; the Guaranteed Minimum Death Benefit is $50,000.
Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$50,000	$50,000
	• Partial Surrender did not exceed the Lifetime Benefit Payment	• Partial Surrender did not exceed the Lifetime Benefit Payment
Withdrawal Percent	5.5%(1)	5.5%(1)
Lifetime Benefit Payment	$275	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
	• Available Lifetime Benefit Payment was 5.5% multiplied by the greater of the Payment Base or Contract Value on the Contract Anniversary	• Available Lifetime Benefit Payment was 5.5% multiplied by the Payment Base on the Contract Anniversary
	• Available Lifetime Benefit Payment was $3,025	• Available Lifetime Benefit Payment was $2,750
Guaranteed Minimum Death Benefit	$47,250	$47,250
	• Prior Death Benefit reduced by the partial Surrender	• Prior Death Benefit reduced by the partial Surrender
Example 14: Assume the same facts as Example 12 (Single Life). Assume that a second partial Surrender is taken in the same Contract Year for $1,000; the Contract Value prior to the partial Surrender is $52,000; the Contract Value after the partial Surrender is $51,000.

APP I-29

Values prior to the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$50,000	$50,000
	• Partial Surrender did not exceed the Lifetime Benefit Payment	• Partial Surrender did not exceed the Lifetime Benefit Payment
Withdrawal Percent	6%	6%
Lifetime Benefit Payment	$300	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
	• Available Lifetime Benefit Payment was 6% multiplied by the greater of the Payment Base or Contract Value on the Contract Anniversary	• Available Lifetime Benefit Payment was 6% multiplied by the Payment Base on the Contract Anniversary
	• Available Lifetime Benefit Payment was $3,300	• Available Lifetime Benefit Payment was $3,000
Guaranteed Minimum Death Benefit	$47,000	$47,000
	• Prior Death Benefit reduced by the partial Surrender	• Prior Death Benefit reduced by the partial Surrender
Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$49,323	$49,038
	• Proportional reduction: 1-($700/($52,000-$300)	• Proportional reduction: 1-($1000/$52,000)
Lifetime Benefit Payment	$0	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
Guaranteed Minimum Death Benefit	$46,068	$46,096
	• Prior Death Benefit reduced by partial surrender NOT exceeding the Lifetime Benefit Payment. Then, proportional reduction multiplied by the result of the above	• Prior Death Benefit reduced by partial surrender NOT exceeding the Lifetime Benefit Payment. Then, proportional reduction multiplied by the result of the above
Example 15: Assume the same facts as Example 13 (Joint/Spousal). Assume that a second partial Surrender is taken in the same Contract Year for $2,000; the Contract Value prior to the partial Surrender is $49,000; the Contract Value after the partial Surrender is $47,000.
Values prior to the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$50,000	$50,000
Withdrawal Percent	5.5%	5.5%
Lifetime Benefit Payment	$275	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
	• Available Lifetime Benefit Payment was 5.5% multiplied by the greater of the Payment Base or Contract Value on the Contract Anniversary	• Available Lifetime Benefit Payment was 5.5% multiplied by the Payment Base on the Contract Anniversary
	• Available Lifetime Benefit Payment was $3,025	• Available Lifetime Benefit Payment was $2,750
Guaranteed Minimum Death Benefit	$47,250	$47,250

APP I-30

Values after the partial Surrender:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$48,230	$47,959
	• Proportional reduction: 1−($1,725/($49,000−$275)	• Proportional reduction: 1−($2,000/$49,000)
Lifetime Benefit Payment	$0	$0
	• Remaining Lifetime Benefit Payment for the Contract Year	• Remaining Lifetime Benefit Payment for the Contract Year
Guaranteed Minimum Death Benefit	$45,312	$45,321
	• Prior Death Benefit reduced by partial surrender NOT exceeding the Lifetime Benefit Payment. Then, proportional reduction multiplied by the result of the above	• Prior Death Benefit reduced by partial surrender NOT exceeding the Lifetime Benefit Payment. Then, proportional reduction multiplied by the result of the above
Example 16: Assume the same facts as Example 1 (Single Life). Now assume you have reached your first Contract Anniversary. Your Contract Value on the Contract Anniversary is $115,000.
Values prior to the Contract Anniversary:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Threshold	$5,000	$5,000
	• 5% of your Payment Base	• 5% of your Payment Base
Lifetime Benefit Payment	N/A	N/A
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Values after the anniversary processing:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$110,000	$115,000
	• The ratio is the Contract Value ($115,000) divided by your current Payment Base ($100,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in 0.15%, capped at 10%. Subject to minimum of 0% and maximum of 10%	• Your current Payment Base
Threshold	$5,500	$5,750
	• 5% of your Payment Base	• 5% of your Payment Base
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 17: Assume the same facts as Example 2 (Joint/Spousal). Now assume you have reached your first Contract Anniversary. Your Contract Value on the anniversary is $115,000.

APP I-31

Values prior to the Contract Anniversary:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Threshold	$4,500	$4,500
	• 4.5% of your Payment Base	• 4.5% of your Payment Base
Lifetime Benefit Payment	N/A	N/A
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• Equal to your initial Premium Payment	• Equal to your initial Premium Payment
Values after the Contract Anniversary:

Payment Base	$110,000	$115,000
	• The ratio is the Contract Value ($115,000) divided by your current Payment Base ($100,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in 0.15%, capped at 10%. Subject to minimum of 0% and maximum of 10%	• Your current Payment Base
Threshold	$4,950	$5,175
	• 4.5% of your Payment Base	• 4.5% of your Payment Base
Guaranteed Minimum Death Benefit	$100,000	$100,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 18: Spousal Contract Continuation(Single Life)
On date of Spousal Contract continuation, we increase the Contract Value to equal the Death Benefit (if greater). For illustration purposes, we will assume the Contract Value on the date of continuation is set equal to the Death Benefit of $150,000 and the Payment Base is $125,000.
Values upon Spousal Continuation:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$150,000	$150,000
	• Equal to the Contract Value on date of continuation	• Equal to Contract Value on date of continuation
Withdrawal Percentage	6%	6%
	• Withdrawal Percent is set using the oldest Covered Life’s age on the effective date of continuation	• Withdrawal Percent is set using the oldest Covered Life’s age on the effective date of continuation
Lifetime Benefit Payment	$9,000	$9,000
	• Withdrawal Percent multiplied by the Payment Base on date of continuation	• Withdrawal Percent multiplied by the Payment Base on date of continuation
Guaranteed Minimum Death Benefit	$150,000	$150,000
	• Equal to Contract Value on date of continuation	• Equal to Contract Value on date of continuation
Example 19: Spousal Contract Continuation (Joint/Spousal)
On date of Spousal Contract continuation, we increase the Contract Value to equal the Death Benefit (if greater). For illustration purposes, we will assume the Contract Value on the date of continuation is set equal to the Death Benefit of $150,000 and the Payment Base is $125,000.

APP I-32

Values upon Spousal Contract Continuation:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$150,000	$150,000
	• Greater of Contract Value or Payment Base on date of continuation	• Greater of Contract Value or Payment Base on date of continuation
Withdrawal Percentage	5.5%	5.5%
	• Withdrawal Percent is set using the oldest Covered Life’s age on the effective date of continuation	• Withdrawal Percent is set using the oldest Covered Life’s age on the effective date of continuation
Lifetime Benefit Payment	$8,250	$8,250
	• Withdrawal Percent multiplied by the greater of the Contract Value or Payment Base on date of continuation	• Withdrawal Percent multiplied by Payment Base on date of continuation
Guaranteed Minimum Death Benefit	$150,000	$150,000
	• Equal to Contract Value on date of continuation	• Equal to Contract Value on date of continuation
Example 20: Withdrawal Percent Increase; Assume the same contract issue facts as Example 4 (Single Life). Your Withdrawal Percent is 6%, which was based on your age (70) at the time of first withdrawal. Your Lifetime Benefit Payment prior to the contract anniversary is $6,300. You are now age 75 and your anniversary is being processed. Your Contract Value on anniversary is $117,000.
Values prior to the Anniversary:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$105,000	$105,000
Withdrawal Percent	6%	6%
Lifetime Benefit Payment	$6,300	$6,300
Guaranteed Minimum Death Benefit	$94,000	$94,000
Values after the anniversary processing:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$115,500	$117,000
	• The ratio is the Contract Value ($117,000) divided by your current Payment Base ($105,000), less 1	• Greater of the Contract Value prior to the rider charge being taken, or
	• Resulting in 0.11%, capped at 10%. Subject to minimum of 0% and maximum of 10%	• Your current Payment Base
Withdrawal Percent	6.5%	6.5%
	• Due to the automatic increase and client reaching a new age band, the Withdrawal Percent has increased	• Due to the automatic increase and client reaching a new age band, the Withdrawal Percent has increased
Lifetime Benefit Payment	$7,507.50	$7,605
Rider Charge	$977.50	$1,345.50
	• Rider charge of 0.85% multiplied by your current Payment Base	• Rider charge of 1.15% multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$94,000	$94,000
	• No change due to anniversary processing	• No change due to anniversary processing
Example 21
Assume the following Contract values:
Contract Value = $3,000
Lifetime Benefit Payment = $2,000

APP I-33

Client takes a partial Surrender of $2,000 (within rider limit)
New Contract Value = $2,000

•	Minimum Amount Rule is reached as remaining Contract Value is reduced below one Lifetime Benefit Payment and the Partial Surrender was within the rider limit

•	Contract Value is transferred to approved investment program

•	We will no longer accept subsequent Premium Payments

•	We will begin to automatically pay the annual Lifetime Benefit Payment via the Automatic Income Program. The Lifetime Benefit Payment will be paid out of our General Account

•	The payout of the Lifetime Benefit Payment will no longer reduce the Contract Value, however, the Death Benefit will continue to be reduced

•	We will waive the Annual Maintenance Fee and rider fee

•	Benefit Increases will no longer be applied
NOTE: If the Contract Value is reduced below one Lifetime Benefit Payment on any Contract Anniversary due to performance the above scenario would occur.
Example 22
Assume the following Contract values:
Contract Value = $3,000
Lifetime Benefit Payment = $2,000
Client takes a partial Surrender of $2,800 (exceeds rider limit)
New Contract Value = $200

•	Minimum Account Rule is reached as remaining Contract Value is reduced below the Minimum Account Rule under the contract, $500 (varies by state) and the Partial Surrender exceeded the rider limit

•	Contract is fully liquidated
Example 23: Automatic Payment Base Increase to Relevant Covered Life Attained age 90. Assume that you select a Single Life option. Your Withdrawal Percentage is 7.5%, which is based on your age (85) at the time of your first withdrawal. Your Lifetime Benefit Payment prior to contract anniversary is $7,500. You are now age 90 and your anniversary is being processed. Your Contract Value on your anniversary is $120,000.
Values prior to anniversary:

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$100,000	$100,000
Withdrawal Percentage	7.5%	7.5%
Lifetime Benefit Payment	$7,500	$7,500
Guaranteed Minimum Death Benefit	$92,500	$92,500
Values after the anniversary processing:

APP I-34

Feature	The Hartford’s Lifetime Income Builder Selects	The Hartford’s Lifetime Income Builder Portfolios
Payment Base	$110,000	$120,000
	The ratio is the Contract Value ($120,000) divided by current Payment Base ($100,00), less 1 results in .20%, capped at 10%	Greater of the Contract Value prior to the rider charge being taken, or Your Payment Base
Withdrawal Percentage	8%	8%
	Due to the automatic increase and client reaching a new age band, the Withdrawal Percentage has increased	Due to the automatic increase and client reaching a new age band, the Withdrawal Percentage has increased
Lifetime Benefit Payment	$8,800	$9,600
Rider Charge	$935	$1,380.50
	Rider charge of 0.85% multiplied by your current Payment Base	Rider charge of 1.15% multiplied by your current Payment Base
Guaranteed Minimum Death Benefit	$92,500	$92,500
	No change due to anniversary processing	No change due to anniversary processing
Example 24: Deferral Illustration. Assume that on your birthday in September 2008 you are 60. You purchase the Contract in November 2008 and select The Hartford’s Lifetime Income Builder Portfolios with the Single Life option. Assume no growth in Contract Value.

Feature	No partial Surrenders in first 5 years of the rider	Partial Surrender in second year of the rider
Withdrawal Percentage at issue	5%	5%
Payment Base at issue	$100,000	$100,000
Lifetime Benefit Payment at issue	$5,000	$5,000
Withdrawal Percentage on birthday in September 2013 when Relevant Covered Life is age 65	Increased to 5.5%	Remains at 5%
Payment Base on birthday	$100,000	$100,000
	No change due to birthday	No change due to birthday
Lifetime Benefit Payment on birthday	Increased to $5,500	Remains at $5,000
Anniversary in November 2013 - Contract Value is less than current Payment Base, so there is no change to the Payment Base	$100,000	$100,000
Withdrawal Percentage	5.5%	5%
Lifetime Benefit Payment	$5,500	$5,000
MAV Plus
Example 1
Assume that:

•	You elected the MAV Plus Death Benefit when you purchased your Contract with the Premium Security Death Benefit,

•	You made a single Premium Payment of $100,000,

•	In your fourth Contract Year, you made a withdrawal of $8,000,

•	Your Contract Value in your fourth Contract Year immediately before your withdrawal was $109,273,

•	On the day we receive proof of Death, your Contract Value was $117,403,

•	Your Maximum Anniversary Value was $106,000,

•
The Contract Value on the date we calculate the Death Benefit plus 40% of the Contract gain was greater than the Premium Security Death Benefit, your adjusted total Premium Payments, and your Maximum Anniversary Value.

Adjustment for Partial Surrenders for Earnings Protection Benefit

APP I-35

To calculate the Earnings Protection Benefit, we make an adjustment for partial Surrenders if the amount of a Surrender is greater than the Contract gain in the Contract immediately prior to the Surrender. To determine if the partial Surrender is greater than the Contract gain:

•
We determine Contract gain by subtracting the Contract Value on the date you added the MAV Plus Death Benefit from the Contract Value immediately before the partial surrender, then deduct any premium payments and add any adjustments for partial Surrenders made during that time [$109,273 − $100,000 − $0 + $0 = $9,273].

Since the Contract gain at the time of partial Surrender [$9,273] exceeds the partial Surrender [$8,000], there is no adjustment for the partial Surrender in this case.
Calculation of Contract gain
We would calculate the Contract gain as follows:

•	Contract Value on the day we receive proof of Death [$117,403],

•	Subtract the Contract Value on the date the MAV Plus Death Benefit was added to your Contract [$100,000],

•	Add any adjustments for partial Surrenders [$0], So the Contract gain equals $17,403.
Calculation of Earnings Protection Benefit Cap
To determine if the cap applies:

•	We calculate the Contract Value on the date the MAV Plus Death Benefit was added to your Contract ($100,000),

•	plus Premium Payments made since that date excluding Premium Payments made in the 12 months prior to death ($0),

•	minus any adjustments for partial Surrenders ($0),
Which equals $100,000. The cap is 200% of $100,000, which is $200,000.
MAV Plus Death Benefit Amount is $106,000. (See Example 1 under Premium Security Death Benefit for details of calculation.)
Adjusted Total Premium Payment Amount is $92,000. (See Example 1 under MAV Plus/EPB Death Benefit for details of calculation.)
MAV Plus Death Benefit
In this situation the cap does not apply, so we take the Contract Value on the date we receive proof of death and adds 40% of gain [$117,403 + 40% (17,403)] which totals $124,364. This is the greatest of the four values compared, and so is the Death Benefit.
Example 2
Assume that:

•	You elected the MAV Plus Death Benefit when you purchased your Contract with the Premium Security Death Benefit,

•	You made a single Premium Payment of $100,000,

•	In your fourth Contract Year, you made a partial Surrender of $60,000,

•	Your Contract Value in the fourth year immediately before your Surrender was $150,000,

•	Your Maximum Anniversary Value is $83,571 (based on an adjustment to an anniversary value that was $140,000 before the partial Surrender (see below)),

•	On the day we receive proof of Death, your Contract Value was $120,000,

•	The Contract Value on the date we calculate the Death Benefit plus 40% of the Contract gain was the greatest of the Death Benefit calculations.
Adjustment for Partial Surrenders
To calculate the Earnings Protection Benefit, we make an adjustment for partial Surrenders if the amount of a Surrender is greater than the Contract gain in the Contract immediately prior to the Surrender. To determine if the partial Surrender is greater than the Contract gain:

APP I-36

•
We determine Contract gain by subtracting the Contract Value on the date you added the MAV Plus Death Benefit from the Contract Value immediately before the partial surrender, then deduct any premium payments and add any adjustments for partial Surrenders made during that time [$150,000 − $100,000 − $0 + $0 = $50,000].

Since the partial Surrender [$60,000] exceeds the Contract gain at the time of partial Surrender [$50,000], the adjustment for the partial Surrender is the difference, or $10,000.
Calculation of Contract gain
We would calculate the Contract gain as follows:

•	Contract Value on the day we receive proof of Death [$120,000],

•	Subtract the Contract Value on the date the MAV Plus Death Benefit was added to your Contract [$100,000],

•	Add any adjustments for partial Surrenders [$10,000], So the Contract gain equals $30,000.
Calculation of Earnings Protection Benefit Cap
To determine if the cap applies:

•	We calculate the Contract Value on the date the MAV Plus Death Benefit was added to your Contract ($100,000),

•	plus Premium Payments made since that date excluding Premium Payments made in the 12 months prior to death ($0),

•	minus any adjustments for partial Surrenders ($10,000),
Which equals $90,000. The cap is 200% of $90,000, which is $180,000.

APP I-37

Adjustment for Partial Surrenders for Maximum Anniversary Value
The adjustment to your Maximum Anniversary Value for partial Surrenders is on a dollar for dollar basis up to 10% of total Premium Payments. 10% of Premium Payments is $10,000. Maximum Anniversary Value adjusted for dollar for dollar Surrenders is $140,000 − $10,000 = $130,000. Remaining Surrenders equal $50,000. This amount will reduce the Maximum Anniversary Value proportionally. Contract Value immediately before Surrender is $150,000 minus $10,000 = $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $130,000. The result is an adjusted Maximum Anniversary Value of $83,571.
Death Benefit with Earnings Protection Benefit
In this situation the cap does not apply, so we take 40% of Contract gain on the day we receive proof of death $30,000 or $12,000 and add that to the Contract Value on the date we receive proof of death. Therefore, the Earnings Protection Benefit is [40% ($30,000) + $120,000], which equals $132,000.

APP II-1

Appendix II — Accumulation Unit Values
The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information.

There are several classes of Accumulation Unit Values under the Contract depending on the number of optional benefits you select. There are two tables below reflecting the Accumulation Unit Values for Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company. The tables show only the highest and lowest possible Accumulation Unit Value, assuming you select no optional benefits or assuming you select all optional benefits. Tables showing all classes of Accumulation Unit Values corresponding to all combinations of optional benefits appear in the Statement of Additional Information, which you may obtain free of charge by contacting us at 1-800-862-6668.

APP II-2

Hartford Life Insurance Company
Series II/IIR

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$11.149
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853	4,437
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.984
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115	30,389
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.633
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849	2,472
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—	—

APP II-3

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$9.132
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283	983
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.263
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878	791
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.985
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065	10,794
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—	—

APP II-4

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.819
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055	7,412
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.824
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588	1,626
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.224
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551	329
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174	47
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—	—

APP II-5

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$13.372
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315	5,994
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.953
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826	540
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.412
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008	376
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$13.040
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344	4,161
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—	—

APP II-6

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$13.177
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461	1,392
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$7.011
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907	1,828
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.755
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532	1,211
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—	—

APP II-7

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.013
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347	6,830
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.079
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144	14,085
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—	—

APP II-8

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.411
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739	1,145
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	1	1	1	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.410
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619	9,568
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—

APP II-9

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$11.598
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154	83
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.285
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599	9,322
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—	—
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322	$6.323
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322
Number of Accumulation Units outstanding at end of period (in thousands)	48	53	57	78	120	143	157	178	205	248
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.780
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75	57
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—	—

APP II-10

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.927
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255	213
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—	—
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$6.014
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414	546
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$8.184
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599	946
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—	—

APP II-11

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$6.326
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787	835
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$7.913
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206	797
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156	10
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—	—

APP II-12

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32	13
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—	—
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$12.076
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234	3,332
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.831
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474	189
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—	—
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.338
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304	265
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—	—

APP II-13

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$10.115
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146	1,580
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—	—
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$12.082
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865	2,848
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—	—

APP II-14

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.423	$1.225	$1.103	$1.131	$1.014	$0.832	$1.181	$1.100	$1.049	$—
Accumulation Unit Value at end of period	$1.540	$1.423	$1.225	$1.103	$1.131	$1.014	$0.832	$1.181	$1.100	$—
Number of Accumulation Units outstanding at end of period (in thousands)	695	912	1,023	1,194	909	1,301	1,440	1,873	2,136	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.749	$14.569	$13.249	$13.735	$12.446	$10.317	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.932	$16.749	$14.569	$13.249	$13.735	$12.446	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Columbia Variable Portfolio - Dividend Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.060	$9.673	$8.623	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.052	$12.060	$9.673	$8.623	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	114	127	142	182	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.727	$9.505	$8.562	$9.978	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.559	$11.727	$9.505	$8.562	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	11	12	5	—	—	—	—	—	—
Columbia Variable Portfolio - Income Opportunities
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.177	$10.166	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.408	$10.177	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	166	227	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.094	$10.154	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.215	$10.094	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	16	—	—	—	—	—	—	—	—
Columbia Variable Portfolio - Marisco 21st Century Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.159	$1.542	$1.408	$1.626	$1.409	$1.128	$2.033	$1.733	$1.472	$1.388
Accumulation Unit Value at end of period	$2.315	$2.159	$1.542	$1.408	$1.626	$1.409	$1.128	$2.033	$1.733	$1.472
Number of Accumulation Units outstanding at end of period (in thousands)	222	241	374	429	516	563	837	1,003	1,097	1,185
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.819	$13.580	$12.532	$14.627	$12.805	$10.358	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.968	$18.819	$13.580	$12.532	$14.627	$12.805	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	2	—	—	—	—	—	—

APP II-15

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Marsico Focused Equities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.708	$1.258	$1.142	$1.193	$1.022	$0.808	$1.400	$1.254	$1.178	$1.086
Accumulation Unit Value at end of period	$1.889	$1.708	$1.258	$1.142	$1.193	$1.022	$0.808	$1.400	$1.254	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	586	1,078	1,349	1,609	2,307	2,691	3,506	4,705	5,307	6,447
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.449	$15.219	$13.963	$14.737	$12.759	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.372	$20.449	$15.219	$13.963	$14.737	$12.759	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Columbia Variable Portfolio - Marsico Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.668	$1.251	$1.134	$1.184	$0.991	$0.796	$1.337	$1.158	$1.110	$1.051
Accumulation Unit Value at end of period	$1.795	$1.668	$1.251	$1.134	$1.184	$0.991	$0.796	$1.337	$1.158	$1.110
Number of Accumulation Units outstanding at end of period (in thousands)	534	663	894	1,070	1,347	1,682	2,277	3,113	3,808	4,256
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.123	$15.249	$13.965	$14.743	$12.468	$10.117	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.422	$20.123	$15.249	$13.965	$14.743	$12.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	10	6	2	—	—	—	—	—
Columbia Variable Portfolio - Marsico International Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.832	$1.548	$1.339	$1.625	$1.453	$1.071	$2.115	$1.798	$1.484	$1.263
Accumulation Unit Value at end of period	$1.710	$1.832	$1.548	$1.339	$1.625	$1.453	$1.071	$2.115	$1.798	$1.484
Number of Accumulation Units outstanding at end of period (in thousands)	541	798	927	1,075	1,681	1,891	2,422	2,912	3,479	4,136
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.696	$15.107	$13.202	$16.191	$14.633	$10.903	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.339	$17.696	$15.107	$13.202	$16.191	$14.633	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	8	2	2	—	—	—	—	—
Columbia Variable Portfolio - Mid Cap Growth Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.065	$10.151	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.741	$12.065	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	132	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.966	$10.139	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.505	$11.966	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	15	—	—	—	—	—	—	—	—

APP II-16

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Small Company Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.736	$1.257	$1.141	$1.229	$0.974	$0.788	$1.355	$1.215	$1.284	$—
Accumulation Unit Value at end of period	$1.627	$1.736	$1.257	$1.141	$1.229	$0.974	$0.788	$1.355	$1.215	$—
Number of Accumulation Units outstanding at end of period (in thousands)	462	543	637	760	1,340	1,613	2,073	2,502	3,092	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.996	$16.095	$14.770	$16.074	$12.870	$10.528	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.407	$21.996	$16.095	$14.770	$16.074	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	4	1	2	—	—	—	—	—
Hartford Balanced HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.395	$1.174	$1.068	$1.070	$0.973	$0.761	$1.135	$1.086	$1.000	$0.951
Accumulation Unit Value at end of period	$1.502	$1.395	$1.174	$1.068	$1.070	$0.973	$0.761	$1.135	$1.086	$1.000
Number of Accumulation Units outstanding at end of period (in thousands)	1,758	1,985	2,561	3,121	3,559	4,175	5,037	6,474	7,615	9,268
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.001	$15.306	$14.080	$14.244	$13.089	$10.352	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.178	$18.001	$15.306	$14.080	$14.244	$13.089	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	34	26	—	—	—	—	—	—	—
Hartford Capital Appreciation HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.015	$1.478	$1.273	$1.465	$1.283	$0.898	$1.683	$1.469	$1.284	$1.133
Accumulation Unit Value at end of period	$2.121	$2.015	$1.478	$1.273	$1.465	$1.283	$0.898	$1.683	$1.469	$1.284
Number of Accumulation Units outstanding at end of period (in thousands)	1,860	2,300	2,862	3,388	4,344	5,229	6,303	8,106	9,697	12,057
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.224	$16.467	$14.339	$16.678	$14.751	$10.435	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.143	$22.224	$16.467	$14.339	$16.678	$14.751	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	11	5	4	—	—	—	—	—
Hartford Dividend and Growth HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.830	$1.414	$1.270	$1.278	$1.151	$0.941	$1.420	$1.338	$1.133	$1.091
Accumulation Unit Value at end of period	$2.027	$1.830	$1.414	$1.270	$1.278	$1.151	$0.941	$1.420	$1.338	$1.133
Number of Accumulation Units outstanding at end of period (in thousands)	1,380	2,128	2,691	3,278	4,072	4,753	6,099	7,504	8,549	9,780
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.062	$14.891	$13.508	$13.739	$12.504	$10.335	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.898	$19.062	$14.891	$13.508	$13.739	$12.504	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	14	15	9	6	—	—	—	—	—

APP II-17

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Global Growth HLS Fund (a)
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.648	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.785	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.625	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.704	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Hartford Growth Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.947	$14.231	$11.439	$12.800	$11.101	$10.078	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.203	$18.947	$14.231	$11.439	$12.800	$11.101	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	1	1	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.103	$13.741	$11.161	$12.621	$11.062	$10.068	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.047	$18.103	$13.741	$11.161	$12.621	$11.062	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Hartford International Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.775	$1.489	$1.263	$1.497	$1.333	$1.019	$1.799	$1.439	$1.179	$1.049
Accumulation Unit Value at end of period	$1.673	$1.775	$1.489	$1.263	$1.497	$1.333	$1.019	$1.799	$1.439	$1.179
Number of Accumulation Units outstanding at end of period (in thousands)	190	273	405	477	487	513	752	992	903	946
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.675	$14.980	$12.843	$15.384	$13.846	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.483	$17.675	$14.980	$12.843	$15.384	$13.846	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	—	—	—	—	—
Hartford MidCap Value HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.795	$13.471	$10.993	$12.259	$10.265	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.879	$17.795	$13.471	$10.993	$12.259	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	1	1	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.149	$13.119	$10.819	$12.192	$10.254	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.004	$17.149	$13.119	$10.819	$12.192	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-18

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Small Company HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.205	$1.558	$1.374	$1.450	$1.191	$0.939	$1.612	$1.439	$1.282	$1.080
Accumulation Unit Value at end of period	$2.317	$2.205	$1.558	$1.374	$1.450	$1.191	$0.939	$1.612	$1.439	$1.282
Number of Accumulation Units outstanding at end of period (in thousands)	172	187	277	337	448	525	644	968	1,069	1,325
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.287	$16.625	$14.815	$15.801	$13.115	$10.449	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.207	$23.287	$16.625	$14.815	$15.801	$13.115	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Hartford Small/Mid Cap Equity HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.701	$11.650	$10.252	$10.572	$8.566	$5.907	$10.576	$—	$—	$—
Accumulation Unit Value at end of period	$16.208	$15.701	$11.650	$10.252	$10.572	$8.566	$5.907	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	1	1	1	2	1	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.988	$19.486	$17.329	$18.059	$14.787	$10.304	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.548	$25.988	$19.486	$17.329	$18.059	$14.787	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Hartford Stock HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.302	$1.004	$0.895	$0.922	$0.819	$0.590	$1.058	$1.019	$0.906	$0.843
Accumulation Unit Value at end of period	$1.421	$1.302	$1.004	$0.895	$0.922	$0.819	$0.590	$1.058	$1.019	$0.906
Number of Accumulation Units outstanding at end of period (in thousands)	818	1,024	1,209	1,480	1,899	2,266	2,944	3,784	4,652	5,283
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.606	$16.834	$15.165	$15.800	$14.182	$10.325	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.339	$21.606	$16.834	$15.165	$15.800	$14.182	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	—	—	—	—	—	—	—
Hartford Total Return Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.488	$1.539	$1.460	$1.391	$1.319	$1.170	$1.291	$1.258	$1.224	$1.218
Accumulation Unit Value at end of period	$1.547	$1.488	$1.539	$1.460	$1.391	$1.319	$1.170	$1.291	$1.258	$1.224
Number of Accumulation Units outstanding at end of period (in thousands)	3,474	4,149	4,534	5,051	5,316	5,886	7,830	9,670	11,196	12,700
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.375	$12.935	$12.394	$11.937	$11.441	$10.250	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.724	$12.375	$12.935	$12.394	$11.937	$11.441	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	24	22	36	11	7	—	—	—	—	—

APP II-19

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$0.962	$0.979	$0.996	$1.013	$1.030	$1.047	$1.046	$1.016	$0.990	$0.981
Accumulation Unit Value at end of period	$0.944	$0.962	$0.979	$0.996	$1.013	$1.030	$1.047	$1.046	$1.016	$0.990
Number of Accumulation Units outstanding at end of period (in thousands)	884	1,025	1,353	1,649	2,384	3,260	5,132	4,106	5,612	6,182
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.690	$8.941	$9.191	$9.447	$9.710	$9.976	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.446	$8.690	$8.941	$9.191	$9.447	$9.710	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	7	6	6	6	—	—	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$10.597	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$10.472	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	—	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.264	$0.994	$0.888	$0.904	$0.839	$0.665	$0.969	$0.911	$0.843	$—
Accumulation Unit Value at end of period	$1.344	$1.264	$0.994	$0.888	$0.904	$0.839	$0.665	$0.969	$0.911	$—
Number of Accumulation Units outstanding at end of period (in thousands)	250	274	342	383	253	286	357	515	736	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. High Yield Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.937	$1.841	$1.598	$1.610	$1.442	$0.960	$1.314	$1.320	$1.213	$1.201
Accumulation Unit Value at end of period	$1.937	$1.937	$1.841	$1.598	$1.610	$1.442	$0.960	$1.314	$1.320	$1.213
Number of Accumulation Units outstanding at end of period (in thousands)	27	72	122	177	141	151	156	217	249	288
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.212	$19.415	$17.031	$17.339	$15.692	$10.557	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.003	$20.212	$19.415	$17.031	$17.339	$15.692	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	1	—	—	—	—	—

APP II-20

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
(a) Inception date June 23, 2014.

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Huntington VA Dividend Capture Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.681	$16.687	$15.227	$14.465	$12.781	$10.391	$14.696	$15.924	$13.893	$13.641
Accumulation Unit Value at end of period	$21.316	$19.681	$16.687	$15.227	$14.465	$12.781	$10.391	$14.696	$15.924	$13.893
Number of Accumulation Units outstanding at end of period (in thousands)	34	65	59	61	68	70	73	80	38	17
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.012	$17.147	$15.812	$15.179	$13.553	$11.135	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.448	$20.012	$17.147	$15.812	$15.179	$13.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Huntington VA International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.707	$1.412	$1.260	$1.449	$1.350	$1.029	$1.760	$1.573	$1.273	$1.107
Accumulation Unit Value at end of period	$1.566	$1.707	$1.412	$1.260	$1.449	$1.350	$1.029	$1.760	$1.573	$1.273
Number of Accumulation Units outstanding at end of period (in thousands)	217	379	433	489	539	566	595	443	39	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.788	$14.040	$12.655	$14.707	$13.846	$10.663	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.240	$16.788	$14.040	$12.655	$14.707	$13.846	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Huntington VA Situs Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.146	$1.655	$1.373	$1.409	$1.106	$0.846	$1.464	$1.337	$1.297	$1.126
Accumulation Unit Value at end of period	$2.067	$2.146	$1.655	$1.373	$1.409	$1.106	$0.846	$1.464	$1.337	$1.297
Number of Accumulation Units outstanding at end of period (in thousands)	739	817	940	1,086	1,170	1,230	1,280	1,133	351	49
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.526	$19.888	$16.670	$17.293	$13.714	$10.602	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.321	$25.526	$19.888	$16.670	$17.293	$13.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-21

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.110
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.128
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-22

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$0.960
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-23

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.142
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-24

Series III

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$10.928
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853	4,437
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.942
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115	30,389
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.441
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849	2,472
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—	—

APP II-25

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$8.758
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283	983
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.241
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878	791
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.689
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065	10,794
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—	—

APP II-26

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.293
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055	7,412
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.568
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588	1,626
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.036
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551	329
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174	47
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—	—

APP II-27

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$12.914
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315	5,994
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.496
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826	540
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.498
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008	376
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$12.904
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344	4,161
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—	—

APP II-28

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$12.721
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461	1,392
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$6.300
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907	1,828
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.487
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532	1,211
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—	—

APP II-29

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.014
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347	6,830
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144	14,085
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—	—

APP II-30

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.379
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739	1,145
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	1	1	1	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.376
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619	9,568
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—

APP II-31

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$10.754
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154	83
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.230
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599	9,322
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.404
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75	57
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—	—
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.483
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255	213
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—	—

APP II-32

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$5.623
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414	546
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$7.850
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599	946
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—	—
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$5.633
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787	835
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—

APP II-33

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$6.826
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206	797
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156	10
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—	—
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32	13
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—	—

APP II-34

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$11.833
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234	3,332
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.672
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474	189
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—	—
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.181
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304	265
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—	—
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$9.819
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146	1,580
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—	—

APP II-35

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$11.845
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865	2,848
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—	—

APP II-36

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$12.506
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.069
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.813
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—

APP II-37

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.641
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.821
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$13.365
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.042
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—

APP II-38

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.522
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$11.290
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$17.526
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.019
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—

APP II-39

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$14.404
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.629
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$17.862
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.883
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—

APP II-40

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.957
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$6.926
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$14.087
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—

APP II-41

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.041
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—
Invesco V.I. American Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474	$9.894
Accumulation Unit Value at end of period	$18.603	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.730	$18.979	$16.662	$16.986	$14.290	$10.555	$—	$—	$—
Accumulation Unit Value at end of period	$26.340	$24.730	$18.979	$16.662	$16.986	$14.290	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Comstock Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858	$15.156
Accumulation Unit Value at end of period	$23.618	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	2	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.468	$16.266	$14.059	$14.762	$13.115	$10.498	$—	$—	$—
Accumulation Unit Value at end of period	$22.786	$21.468	$16.266	$14.059	$14.762	$13.115	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	2	—	—	—	—	—	—	—

APP II-42

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.595
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—
Invesco V.I. Diversified Dividend Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.456	$11.245	$9.662	$10.610	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.994	$14.456	$11.245	$9.662	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.039	$11.035	$9.582	$10.596	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.370	$14.039	$11.035	$9.582	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—
Invesco V.I. Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903	$15.216
Accumulation Unit Value at end of period	$23.473	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	4	9	9	9	7	1
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.782	$14.432	$12.973	$13.643	$12.500	$10.352	$—	$—	$—
Accumulation Unit Value at end of period	$20.094	$18.782	$14.432	$12.973	$13.643	$12.500	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	—	—	—	—	—	—	—

APP II-43

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.782
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.926	$15.520	$13.841	$16.605	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.455	$17.926	$15.520	$13.841	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.468
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—

APP II-44

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.778
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.309
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.219
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073
Number of Accumulation Units outstanding at end of period (in thousands)	48	53	57	78	120	143	157	178	205
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$12.467
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—

APP II-45

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$4.952
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$5.872
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.653
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—

APP II-46

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$5.753
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$7.609
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$9.941
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$13.142
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—

APP II-47

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.257
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.361
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$15.359
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—
Morgan Stanley - Mid Cap Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400	$8.141
Accumulation Unit Value at end of period	$15.371	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$26.167	$19.581	$18.596	$20.593	$15.979	$10.262	$—	$—	$—
Accumulation Unit Value at end of period	$25.657	$26.167	$19.581	$18.596	$20.593	$15.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-48

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$21.019
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$11.703
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$13.669
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—
UIF Core Plus Fixed Income Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.074	$9.889	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.653	$10.074	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.020	$9.868	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.486	$10.020	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-49

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
UIF Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.086	$11.216	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.649	$13.086	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.016	$11.192	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.434	$13.016	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	—	—	—	—	—	—	—

APP II-50

Series I/IR

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.141
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.144
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-51

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$1.098
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-52

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.141
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-53

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.172	$0.994	$0.889	$1.037	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.091	$1.172	$0.994	$0.889	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	321	339	411	470	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.131	$12.967	$11.724	$13.818	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.940	$15.131	$12.967	$11.724	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.301	$0.944	$0.795	$0.855	$0.726	$0.513	$0.716	$0.651	$0.624	$0.555
Accumulation Unit Value at end of period	$1.332	$1.301	$0.944	$0.795	$0.855	$0.726	$0.513	$0.716	$0.651	$0.624
Number of Accumulation Units outstanding at end of period (in thousands)	64	181	156	90	113	95	95	97	79	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.608	$18.771	$15.978	$17.353	$14.890	$10.630	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.931	$25.608	$18.771	$15.978	$17.353	$14.890	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.353	$11.921	$10.471	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.710	$15.353	$11.921	$10.471	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	10	13	24	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.980	$11.754	$10.433	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.134	$14.980	$11.754	$10.433	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.891	$12.762	$12.007	$12.767	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.261	$18.891	$12.762	$12.007	$12.767	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	17	21	26	30	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.218	$12.437	$11.825	$12.706	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.427	$18.218	$12.437	$11.825	$12.706	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-54

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.157	$12.518	$11.137	$12.187	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.563	$14.157	$12.518	$11.137	$12.187	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	172	194	216	278	342	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.653	$12.200	$10.968	$12.129	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.898	$13.653	$12.200	$10.968	$12.129	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-55

Hartford Life and Annuity Insurance Company
Series II/IIR

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$11.149
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	6,750	7,965	11,799	13,618	15,867	17,428	19,699	21,116	18,748	16,418
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	199	178	88	78	45	27	—	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.984
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	38,863	46,992	75,230	88,903	105,130	120,682	138,218	149,898	140,470	127,132
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	183	153	71	67	30	7	—	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.633
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	12,161	15,516	9,618	10,757	13,149	15,039	13,455	13,705	11,090	9,884
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	216	221	163	159	123	51	—	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,373	1,616	3,841	4,472	5,044	5,263	4,888	1,498	68	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	57	60	49	49	21	3	—	—	—	—

APP II-56

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,518	3,009	7,574	9,783	11,878	13,084	14,193	11,496	3,703	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	38	17	18	11	—	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$9.132
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	2,059	2,602	4,656	5,871	6,958	7,929	9,101	9,397	7,455	5,723
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	108	95	57	50	17	2	—	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.263
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	1,717	2,194	2,827	3,605	4,552	5,133	5,330	5,779	4,357	3,050
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	54	50	29	34	22	9	—	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.985
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	15,548	19,797	32,370	40,931	50,522	58,786	65,234	64,996	52,801	41,182
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	525	483	318	315	156	71	—	—	—	—

APP II-57

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.819
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	10,884	14,058	22,603	28,337	34,132	39,363	44,187	45,387	37,282	30,950
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	516	480	267	281	138	25	—	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.824
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	4,731	5,694	7,611	9,449	11,301	13,177	15,067	15,479	12,259	8,328
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	138	130	98	108	51	23	—	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.224
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	910	1,040	2,225	2,847	3,465	3,605	3,715	3,778	2,530	1,542
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	47	27	27	17	12	—	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	334	409	947	1,285	1,384	1,458	1,393	1,352	746	239
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	6	11	10	2	2	—	—	—	—

APP II-58

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$13.372
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	6,576	8,366	18,783	23,140	27,757	31,451	34,640	35,938	21,983	12,895
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	251	189	127	110	44	5	—	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.953
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	660	816	1,436	1,754	2,121	2,435	2,772	3,208	2,681	1,776
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	27	17	19	7	2	—	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.412
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	1,413	1,638	3,274	4,369	5,160	5,882	6,018	6,390	3,646	1,754
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	66	56	36	49	35	41	—	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$13.040
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	5,064	6,426	9,256	11,729	14,405	16,807	19,312	21,739	15,947	11,562
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	129	107	60	55	25	39	—	—	—	—

APP II-59

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$13.177
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	4,645	5,783	8,939	10,804	12,444	13,263	14,569	15,008	8,977	4,409
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	141	142	86	61	24	5	—	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	718	913	846	1,224	1,334	830	769	15	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	10	2	3	2	1	—	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$7.011
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	2,436	3,121	4,256	5,232	6,510	6,954	7,299	7,327	6,285	5,544
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	73	53	46	53	19	1	—	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.755
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	2,467	2,975	6,673	7,843	8,792	9,258	8,663	8,395	5,698	4,184
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	167	186	132	107	70	15	—	—	—	—

APP II-60

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.013
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	42,965	57,253	90,101	110,786	115,774	152,111	273,481	95,715	50,457	32,249
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	90	83	80	100	77	71	—	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	430	521	896	485	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	26	19	4	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	1,620	2,036	1,534	1,892	2,627	3,246	3,025	3,609	4,021	10
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	67	40	42	16	4	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.079
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	33,586	41,146	80,681	91,836	110,869	128,780	163,730	133,743	90,282	59,642
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	273	291	181	189	89	27	—	—	—	—

APP II-61

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.411
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	11,114	13,347	15,427	19,664	22,724	26,186	28,712	24,642	8,925	3,337
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	41	39	23	25	4	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.410
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	9,682	12,003	14,523	18,463	22,332	27,075	27,921	31,745	30,309	28,216
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	99	65	60	28	3	—	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	99	112	101	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	2	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,673	1,902	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	65	—	—	—	—	—	—	—	—

APP II-62

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$11.598
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	714	902	1,355	1,887	2,199	2,348	2,375	1,626	629	224
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	43	26	28	6	1	—	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.285
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	4,553	5,716	9,235	10,976	14,252	17,849	18,997	23,789	25,947	26,828
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	31	12	31	41	11	—	—	—	—	—
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322	$6.323
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322
Number of Accumulation Units outstanding at end of period (in thousands)	169	214	249	314	361	418	476	556	727	966
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	3	3	2	—	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.780
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	245	305	208	253	284	326	367	378	321	199
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	7	5	4	10	—	—	—	—	—

APP II-63

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.927
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	3,608	4,530	1,218	1,422	1,177	1,351	1,449	1,181	916	951
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	6	5	3	1	—	—	—	—
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,700	2,263	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	96	105	—	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$6.014
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	391	467	860	839	939	1,250	1,373	1,654	1,833	1,961
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	10	1	2	2	2	—	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$8.184
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	1,570	2,083	4,546	6,136	7,490	8,615	9,459	9,208	6,654	4,443
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	104	70	71	21	3	—	—	—	—

APP II-64

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$6.326
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	825	1,119	1,482	1,894	2,527	2,332	2,420	2,647	2,782	3,117
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	21	15	5	4	2	1	—	—	—	—
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$7.913
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	1,021	1,311	2,623	3,570	4,460	5,088	6,100	6,775	5,496	3,107
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	39	38	27	18	12	3	—	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	12,140	15,143	4,148	4,231	4,694	4,163	3,277	2,215	725	99
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	72	74	64	66	44	2	—	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	295	327	903	1,181	1,228	1,382	1,468	802	288	14
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	26	19	17	4	—	—	—	—	—

APP II-65

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	154	174	331	297	247	301	238	180	79	17
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	2	1	—	—	—	—	—	—
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$12.076
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	3,750	4,700	9,364	11,381	13,818	15,685	17,271	19,439	15,381	12,403
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	226	203	159	153	83	35	—	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.831
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	1,503	1,957	2,208	2,873	3,287	3,540	3,816	3,134	1,544	726
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	67	37	40	18	3	—	—	—	—
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.338
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	388	480	892	1,142	1,487	1,659	1,477	1,760	1,331	890
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	22	17	20	8	6	—	—	—	—

APP II-66

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$10.115
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	2,938	3,331	3,838	4,648	5,670	6,253	7,468	8,394	7,550	5,638
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	113	104	68	66	30	5	—	—	—	—
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$12.082
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	2,618	3,307	5,922	7,426	9,221	10,684	12,684	14,543	10,310	6,490
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	33	30	25	10	1	—	—	—	—

APP II-67

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	9	11	11	12	12	14	12	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.110
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	46	52	59	76	174	208	228	238	241	309
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	25	33	34	45	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.128
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	146	273	353	452	541	578	540	561	514	404
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-68

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	18	22	29	35	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	2	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$0.960
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	62	97	155	186	272	351	347	331	312	150
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	3	5	4	3	3	3	3	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-69

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.142
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	353	415	676	614	799	890	887	936	779	477
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	—	—	—	—	—	—

APP II-70

Series III

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$10.928
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	6,750	7,965	11,799	13,618	15,867	17,428	19,699	21,116	18,748	16,418
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	199	178	88	78	45	27	—	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.942
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	38,863	46,992	75,230	88,903	105,130	120,682	138,218	149,898	140,470	127,132
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	183	153	71	67	30	7	—	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.441
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	12,161	15,516	9,618	10,757	13,149	15,039	13,455	13,705	11,090	9,884
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	216	221	163	159	123	51	—	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,373	1,616	3,841	4,472	5,044	5,263	4,888	1,498	68	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	57	60	49	49	21	3	—	—	—	—

APP II-71

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,518	3,009	7,574	9,783	11,878	13,084	14,193	11,496	3,703	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	38	17	18	11	—	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$8.758
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	2,059	2,602	4,656	5,871	6,958	7,929	9,101	9,397	7,455	5,723
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	108	95	57	50	17	2	—	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.241
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	1,717	2,194	2,827	3,605	4,552	5,133	5,330	5,779	4,357	3,050
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	54	50	29	34	22	9	—	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.689
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	15,548	19,797	32,370	40,931	50,522	58,786	65,234	64,996	52,801	41,182
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	525	483	318	315	156	71	—	—	—	—

APP II-72

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.293
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	10,884	14,058	22,603	28,337	34,132	39,363	44,187	45,387	37,282	30,950
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	516	480	267	281	138	25	—	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.568
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	4,731	5,694	7,611	9,449	11,301	13,177	15,067	15,479	12,259	8,328
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	138	130	98	108	51	23	—	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.036
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	910	1,040	2,225	2,847	3,465	3,605	3,715	3,778	2,530	1,542
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	47	27	27	17	12	—	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	334	409	947	1,285	1,384	1,458	1,393	1,352	746	239
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	6	11	10	2	2	—	—	—	—

APP II-73

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$12.914
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	6,576	8,366	18,783	23,140	27,757	31,451	34,640	35,938	21,983	12,895
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	251	189	127	110	44	5	—	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.496
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	660	816	1,436	1,754	2,121	2,435	2,772	3,208	2,681	1,776
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	27	17	19	7	2	—	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.498
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	1,413	1,638	3,274	4,369	5,160	5,882	6,018	6,390	3,646	1,754
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	66	56	36	49	35	41	—	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$12.904
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	5,064	6,426	9,256	11,729	14,405	16,807	19,312	21,739	15,947	11,562
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	129	107	60	55	25	39	—	—	—	—

APP II-74

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$12.721
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	4,645	5,783	8,939	10,804	12,444	13,263	14,569	15,008	8,977	4,409
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	141	142	86	61	24	5	—	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	718	913	846	1,224	1,334	830	769	15	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	10	2	3	2	1	—	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$6.300
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	2,436	3,121	4,256	5,232	6,510	6,954	7,299	7,327	6,285	5,544
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	73	53	46	53	19	1	—	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.487
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	2,467	2,975	6,673	7,843	8,792	9,258	8,663	8,395	5,698	4,184
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	167	186	132	107	70	15	—	—	—	—

APP II-75

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.014
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	42,965	57,253	90,101	110,786	115,774	152,111	273,481	95,715	50,457	32,249
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	90	83	80	100	77	71	—	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	430	521	896	485	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	26	19	4	—	—	—	—	—	—
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	1,620	2,036	1,534	1,892	2,627	3,246	3,025	3,609	4,021	10
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	67	40	42	16	4	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	33,586	41,146	80,681	91,836	110,869	128,780	163,730	133,743	90,282	59,642
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	273	291	181	189	89	27	—	—	—	—

APP II-76

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.379
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	11,114	13,347	15,427	19,664	22,724	26,186	28,712	24,642	8,925	3,337
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	41	39	23	25	4	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.376
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	9,682	12,003	14,523	18,463	22,332	27,075	27,921	31,745	30,309	28,216
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	99	65	60	28	3	—	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	99	112	101	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	2	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,673	1,902	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	65	—	—	—	—	—	—	—	—

APP II-77

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$10.754
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	714	902	1,355	1,887	2,199	2,348	2,375	1,626	629	224
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	43	26	28	6	1	—	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.230
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	4,553	5,716	9,235	10,976	14,252	17,849	18,997	23,789	25,947	26,828
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	31	12	31	41	11	—	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.404
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	245	305	208	253	284	326	367	378	321	199
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	7	5	4	10	—	—	—	—	—
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.483
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	3,608	4,530	1,218	1,422	1,177	1,351	1,449	1,181	916	951
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	6	5	3	1	—	—	—	—

APP II-78

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,700	2,263	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	96	105	—	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$5.623
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	391	467	860	839	939	1,250	1,373	1,654	1,833	1,961
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	10	1	2	2	2	—	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$7.850
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	1,570	2,083	4,546	6,136	7,490	8,615	9,459	9,208	6,654	4,443
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	104	70	71	21	3	—	—	—	—
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$5.633
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	825	1,119	1,482	1,894	2,527	2,332	2,420	2,647	2,782	3,117
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	21	15	5	4	2	1	—	—	—	—

APP II-79

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$6.826
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	1,021	1,311	2,623	3,570	4,460	5,088	6,100	6,775	5,496	3,107
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	39	38	27	18	12	3	—	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	12,140	15,143	4,148	4,231	4,694	4,163	3,277	2,215	725	99
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	72	74	64	66	44	2	—	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	295	327	903	1,181	1,228	1,382	1,468	802	288	14
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	26	19	17	4	—	—	—	—	—
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	154	174	331	297	247	301	238	180	79	17
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	2	1	—	—	—	—	—	—

APP II-80

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$11.833
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	3,750	4,700	9,364	11,381	13,818	15,685	17,271	19,439	15,381	12,403
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	226	203	159	153	83	35	—	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.672
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	1,503	1,957	2,208	2,873	3,287	3,540	3,816	3,134	1,544	726
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	67	37	40	18	3	—	—	—	—
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.181
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	388	480	892	1,142	1,487	1,659	1,477	1,760	1,331	890
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	22	17	20	8	6	—	—	—	—
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$9.819
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	2,938	3,331	3,838	4,648	5,670	6,253	7,468	8,394	7,550	5,638
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	113	104	68	66	30	5	—	—	—	—

APP II-81

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$11.845
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	2,618	3,307	5,922	7,426	9,221	10,684	12,684	14,543	10,310	6,490
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	33	30	25	10	1	—	—	—	—

APP II-82

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$12.506
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486
Number of Accumulation Units outstanding at end of period (in thousands)	6,750	7,965	11,799	13,618	15,867	17,428	19,699	21,116	18,748
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	199	178	88	78	45	27	—	—	—
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.069
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198
Number of Accumulation Units outstanding at end of period (in thousands)	38,863	46,992	75,230	88,903	105,130	120,682	138,218	149,898	140,470
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	183	153	71	67	30	7	—	—	—
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.813
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271
Number of Accumulation Units outstanding at end of period (in thousands)	12,161	15,516	9,618	10,757	13,149	15,039	13,455	13,705	11,090
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	216	221	163	159	123	51	—	—	—
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198
Number of Accumulation Units outstanding at end of period (in thousands)	1,373	1,616	3,841	4,472	5,044	5,263	4,888	1,498	68
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	57	60	49	49	21	3	—	—	—

APP II-83

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.641
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893
Number of Accumulation Units outstanding at end of period (in thousands)	2,518	3,009	7,574	9,783	11,878	13,084	14,193	11,496	3,703
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	38	17	18	11	—	—	—	—
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.821
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126
Number of Accumulation Units outstanding at end of period (in thousands)	2,059	2,602	4,656	5,871	6,958	7,929	9,101	9,397	7,455
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	108	95	57	50	17	2	—	—	—
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$13.365
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426
Number of Accumulation Units outstanding at end of period (in thousands)	1,717	2,194	2,827	3,605	4,552	5,133	5,330	5,779	4,357
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	54	50	29	34	22	9	—	—	—
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.042
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884
Number of Accumulation Units outstanding at end of period (in thousands)	15,548	19,797	32,370	40,931	50,522	58,786	65,234	64,996	52,801
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	525	483	318	315	156	71	—	—	—

APP II-84

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.522
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928
Number of Accumulation Units outstanding at end of period (in thousands)	10,884	14,058	22,603	28,337	34,132	39,363	44,187	45,387	37,282
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	516	480	267	281	138	25	—	—	—
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$11.290
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330
Number of Accumulation Units outstanding at end of period (in thousands)	4,731	5,694	7,611	9,449	11,301	13,177	15,067	15,479	12,259
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	138	130	98	108	51	23	—	—	—
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$17.526
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464
Number of Accumulation Units outstanding at end of period (in thousands)	910	1,040	2,225	2,847	3,465	3,605	3,715	3,778	2,530
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	47	27	27	17	12	—	—	—
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.019
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808
Number of Accumulation Units outstanding at end of period (in thousands)	334	409	947	1,285	1,384	1,458	1,393	1,352	746
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	6	11	10	2	2	—	—	—

APP II-85

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$14.404
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528
Number of Accumulation Units outstanding at end of period (in thousands)	6,576	8,366	18,783	23,140	27,757	31,451	34,640	35,938	21,983
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	251	189	127	110	44	5	—	—	—
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.629
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865
Number of Accumulation Units outstanding at end of period (in thousands)	660	816	1,436	1,754	2,121	2,435	2,772	3,208	2,681
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	27	17	19	7	2	—	—	—
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$17.862
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879
Number of Accumulation Units outstanding at end of period (in thousands)	1,413	1,638	3,274	4,369	5,160	5,882	6,018	6,390	3,646
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	66	56	36	49	35	41	—	—	—
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.883
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495
Number of Accumulation Units outstanding at end of period (in thousands)	5,064	6,426	9,256	11,729	14,405	16,807	19,312	21,739	15,947
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	129	107	60	55	25	39	—	—	—

APP II-86

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.957
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429
Number of Accumulation Units outstanding at end of period (in thousands)	4,645	5,783	8,939	10,804	12,444	13,263	14,569	15,008	8,977
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	141	142	86	61	24	5	—	—	—
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—
Number of Accumulation Units outstanding at end of period (in thousands)	718	913	846	1,224	1,334	830	769	15	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	10	2	3	2	1	—	—	—
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$6.926
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718
Number of Accumulation Units outstanding at end of period (in thousands)	2,436	3,121	4,256	5,232	6,510	6,954	7,299	7,327	6,285
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	73	53	46	53	19	1	—	—	—
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$14.087
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676
Number of Accumulation Units outstanding at end of period (in thousands)	2,467	2,975	6,673	7,843	8,792	9,258	8,663	8,395	5,698
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	167	186	132	107	70	15	—	—	—

APP II-87

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.041
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054
Number of Accumulation Units outstanding at end of period (in thousands)	42,965	57,253	90,101	110,786	115,774	152,111	273,481	95,715	50,457
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	90	83	80	100	77	71	—	—	—
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	430	521	896	485	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	26	19	4	—	—	—	—	—
Invesco V.I. American Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474	$9.894
Accumulation Unit Value at end of period	$18.603	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	56	75	98	98	105	64	17
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.730	$18.979	$16.662	$16.986	$14.290	$10.555	$—	$—	$—
Accumulation Unit Value at end of period	$26.340	$24.730	$18.979	$16.662	$16.986	$14.290	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Comstock Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858	$15.156
Accumulation Unit Value at end of period	$23.618	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858
Number of Accumulation Units outstanding at end of period (in thousands)	24	33	55	70	87	89	92	83	30
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.468	$16.266	$14.059	$14.762	$13.115	$10.498	$—	$—	$—
Accumulation Unit Value at end of period	$22.786	$21.468	$16.266	$14.059	$14.762	$13.115	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-88

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.595
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787
Number of Accumulation Units outstanding at end of period (in thousands)	1,620	2,036	1,534	1,892	2,627	3,246	3,025	3,609	4,021
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	67	40	42	16	4	—	—	—
Invesco V.I. Diversified Dividend Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.456	$11.245	$9.662	$10.610	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.994	$14.456	$11.245	$9.662	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	2	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.039	$11.035	$9.582	$10.596	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.370	$14.039	$11.035	$9.582	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098
Number of Accumulation Units outstanding at end of period (in thousands)	33,586	41,146	80,681	91,836	110,869	128,780	163,730	133,743	90,282
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	273	291	181	189	89	27	—	—	—
Invesco V.I. Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903	$15.216
Accumulation Unit Value at end of period	$23.473	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903
Number of Accumulation Units outstanding at end of period (in thousands)	66	93	119	172	212	230	238	193	60
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.782	$14.432	$12.973	$13.643	$12.500	$10.352	$—	$—	$—
Accumulation Unit Value at end of period	$20.094	$18.782	$14.432	$12.973	$13.643	$12.500	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-89

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.782
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062
Number of Accumulation Units outstanding at end of period (in thousands)	11,114	13,347	15,427	19,664	22,724	26,186	28,712	24,642	8,925
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.926	$15.520	$13.841	$16.605	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.455	$17.926	$15.520	$13.841	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	2	—	—	—	—	—
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.468
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631
Number of Accumulation Units outstanding at end of period (in thousands)	9,682	12,003	14,523	18,463	22,332	27,075	27,921	31,745	30,309
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	99	65	60	28	3	—	—	—
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	99	112	101	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	2	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,673	1,902	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	65	—	—	—	—	—	—	—

APP II-90

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.778
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233
Number of Accumulation Units outstanding at end of period (in thousands)	714	902	1,355	1,887	2,199	2,348	2,375	1,626	629
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	43	26	28	6	1	—	—	—
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.309
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486
Number of Accumulation Units outstanding at end of period (in thousands)	4,553	5,716	9,235	10,976	14,252	17,849	18,997	23,789	25,947
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	31	12	31	41	11	—	—	—	—
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.219
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073
Number of Accumulation Units outstanding at end of period (in thousands)	169	214	249	314	361	418	476	556	727
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	3	3	2	—	—	—	—
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$12.467
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958
Number of Accumulation Units outstanding at end of period (in thousands)	245	305	208	253	284	326	367	378	321
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	7	5	4	10	—	—	—	—

APP II-91

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$4.952
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611
Number of Accumulation Units outstanding at end of period (in thousands)	3,608	4,530	1,218	1,422	1,177	1,351	1,449	1,181	916
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	6	5	3	1	—	—	—
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,700	2,263	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	96	105	—	—	—	—	—	—	—
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$5.872
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534
Number of Accumulation Units outstanding at end of period (in thousands)	391	467	860	839	939	1,250	1,373	1,654	1,833
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	10	1	2	2	2	—	—	—
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.653
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592
Number of Accumulation Units outstanding at end of period (in thousands)	1,570	2,083	4,546	6,136	7,490	8,615	9,459	9,208	6,654
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	104	70	71	21	3	—	—	—

APP II-92

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$5.753
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465
Number of Accumulation Units outstanding at end of period (in thousands)	825	1,119	1,482	1,894	2,527	2,332	2,420	2,647	2,782
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	21	15	5	4	2	1	—	—	—
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$7.609
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114
Number of Accumulation Units outstanding at end of period (in thousands)	1,021	1,311	2,623	3,570	4,460	5,088	6,100	6,775	5,496
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	39	38	27	18	12	3	—	—	—
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$9.941
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	12,140	15,143	4,148	4,231	4,694	4,163	3,277	2,215	725
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	72	74	64	66	44	2	—	—	—
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$13.142
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761
Number of Accumulation Units outstanding at end of period (in thousands)	295	327	903	1,181	1,228	1,382	1,468	802	288
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	26	19	17	4	—	—	—	—

APP II-93

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.257
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498
Number of Accumulation Units outstanding at end of period (in thousands)	154	174	331	297	247	301	238	180	79
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	2	1	—	—	—	—	—
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.361
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429
Number of Accumulation Units outstanding at end of period (in thousands)	3,750	4,700	9,364	11,381	13,818	15,685	17,271	19,439	15,381
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	226	203	159	153	83	35	—	—	—
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$15.359
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230
Number of Accumulation Units outstanding at end of period (in thousands)	1,503	1,957	2,208	2,873	3,287	3,540	3,816	3,134	1,544
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	67	37	40	18	3	—	—	—
Morgan Stanley - Mid Cap Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400	$8.141
Accumulation Unit Value at end of period	$15.371	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400
Number of Accumulation Units outstanding at end of period (in thousands)	15	18	21	30	31	33	27	17	10
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$26.167	$19.581	$18.596	$20.593	$15.979	$10.262	$—	$—	$—
Accumulation Unit Value at end of period	$25.657	$26.167	$19.581	$18.596	$20.593	$15.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-94

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$21.019
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326
Number of Accumulation Units outstanding at end of period (in thousands)	388	480	892	1,142	1,487	1,659	1,477	1,760	1,331
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	22	17	20	8	6	—	—	—
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$11.703
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081
Number of Accumulation Units outstanding at end of period (in thousands)	2,938	3,331	3,838	4,648	5,670	6,253	7,468	8,394	7,550
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	113	104	68	66	30	5	—	—	—
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$13.669
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486
Number of Accumulation Units outstanding at end of period (in thousands)	2,618	3,307	5,922	7,426	9,221	10,684	12,684	14,543	10,310
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	33	30	25	10	1	—	—	—
UIF Core Plus Fixed Income Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.074	$9.889	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.653	$10.074	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	25	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.020	$9.868	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.486	$10.020	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-95

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
UIF Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.086	$11.216	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.649	$13.086	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	66	85	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.016	$11.192	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.434	$13.016	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

APP II-96

Series I/IR

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	9	11	11	12	12	14	12	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.141
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	46	52	59	76	174	208	228	238	241	309
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	25	33	34	45	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.144
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	146	273	353	452	541	578	540	561	514	404
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-97

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	18	22	29	35	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	2	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$1.098
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	62	97	155	186	272	351	347	331	312	150
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	3	5	4	3	3	3	3	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

APP II-98

	As of December 31,
Sub-Account	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.141
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	353	415	676	614	799	890	887	936	779	477
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	—	—	—	—	—	—

APP A-1

Appendix A — Product Comparison Information
In addition to the variable annuity Contract described in this prospectus, we offered other deferred individual variable annuities, each having different sales charges (if any), fees and investment options. The primary differences between the “Director M” and “Leaders” suites of variable annuities we offered generally relate to the investment options offered and mortality expense risk charges. We offered three contract variations that have a contingent deferred sales charge (these forms of contract are called “Outlook”, “Plus” and our base contract (which does not have a separate marketing name, but is sometimes referred to in this prospectus as the “Core” version)), one contract version has a front end sales charge (called “Edge”) and one contract version has no sales charge (called “Access”). We have not included information regarding our Edge Contract because it is offered through a very limited number of Financial Intermediaries.

Not all forms of contracts were offered by all Financial Intermediaries. This Appendix does not constitute, and may not be used for the purposes of making, any offer or solicitation by anyone of any form of variable annuity other than as specifically provided in this prospectus. Presented below are some, but certainly not all, of the differentiating features between our individual deferred variable annuities. The form of Contract you select will be identified on your application and the contract issued to you. Consider the investment objectives, risks, charges and expenses of an investment carefully before investing. Both the variable annuity product and underlying Fund prospectuses contain other information about variable annuities and investment options. Your Registered Representative can provide you with prospectuses or you can contact us to receive one. This and any of the other variable annuities referenced in this Appendix are underwritten and distributed by Hartford Securities Distribution Company, Inc. Member SIPC. Please read the prospectus carefully before investing.

I. Key Differences

Contract	Access	Core		Outlook		Plus
Minimum Initial Premium Qualified Contract = Q Non-Qualified Contract = NQ	Q: $10,000 NQ:$2,000	Q: $1,000 NQ:$1,000		Q: $10,000 NQ:$2,000		Q: $10,000 NQ:$2,000
Sales Charge	NONE	YEAR 1 2 3 4 5 6 7 8+	CDSC (2) 7% 7% 7% 6% 5% 4% 3% 0%	YEAR 1 2 3 4 5+	CDSC (2) 7% 6% 5% 4% 0%	YEAR 1 2 3 4 5 6 7 8 9+	CDSC (2) 8% 8% 8% 8% 7% 6% 5% 4% 0%
Mortality and Expense Risk Charge (1)	1.45%	0.95%		1.40%		1.40%
Payment Enhancement	NO	NO		NO		YES (3)
Maximum Up-front Commission	2%	7%		5.75%		6.5%

(1)
Excluded fees include administrative charges (up to 0.20%), annual maintenance fees (applies to contracts with anniversary/surrender contract values less than $50,000), premium taxes (0 - 3.5%) and optional benefit fees.

(2)
Each Premium Payment has its own CDSC schedule. Only amounts invested for less than the requisite holding period are subject to a CDSC. When a CDSC is applicable, only Surrenders in excess of the Annual Withdrawal Amount (AWA) will be subject to a CDSC. After the AWA deduction, surrenders will then be taken first: from earnings, second: from Premium Payments not subject to a CDSC, third: from 10% of Premium Payments still subject to a CDSC, fourth: from Premium Payments subject to a CDSC on a first-in-first-out basis, and fifth: from Payment Enhancements for Plus contracts only. A CDSC will not exceed your total Premium Payments.

(3)
We add an additional sum to your Account Value equal to 3% of the Premium Payment if cumulative Premium Payments are less than $50,000 or 4% of the Premium Payment if cumulative Premium Payments are more than $50,000. If a subsequent Premium Payment increases cumulative Premium Payments to $50,000 or more, we will credit an additional Payment Enhancement to your Account Value equal to 1% of your Premium Payments. Payment Enhancements will be allocated to the same Accounts and in the same proportion as your Premium Payment. The cost of providing Payment Enhancements is included in the higher Mortality and Expense Risk Charges. Payment Enhancements will be recaptured if you:

◦	Cancel your Contract during any “Free Look” period.

APP A-2

◦	Annuitize your Contract, you will forfeit Payment Enhancements credited in the 24 months prior to the Annuity Commencement Date.

◦	Request a full or partial Surrender under the CDSC exemption applicable when you are a patient in a certified long-term care facility or other eligible facility.

The following Surrenders are NOT subject to a CDSC:

•
Annual Withdrawal Amount - Each Premium Payment has its own schedule of Contingent Deferred Sales charges; however, in any contract year you may be able to take Partial Surrenders up to a certain percentage of your total Premium Payments without being subject to a Contingent Deferred Sales Charge.

Please refer to your Contract for your specific Annual Withdrawal Percentage amounts and your Contingent Deferred Sales Charge schedule.

•
If you are a patient in a certified long-term care facility or other eligible facility - We will waive any CDSC for a partial or full Surrender if you, the joint Contract Owner or the Annuitant, are confined for at least 180 calendar days to a:

◦	facility recognized as a general hospital by the proper authority of the state in which it is located or the Joint Commission on the Accreditation of Hospitals;

◦	facility certified as a hospital or long-term care facility; or

◦	nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day.

•	Exchanges - As an accommodation, we may, in our sole discretion, credit the time that you held an annuity previously issued by us against otherwise applicable CDSCs.

APP A-3

II. Investment Options

The following tables describe the investment options available by contract, including the Fund name, share class, fund objectives and the investment adviser and sub-adviser of each Fund. For additional information on each Fund, please refer to the Fund’s Prospectus.

1.	Hartford Leaders Outlook Series II/IIR/III and Classic Hartford Leaders Outlook	App A - 4
2.	Nations Outlook Variable Annuity Series II/IIR/III	App A - 7
3.	Huntington Hartford Leaders Outlook Series II/IIR/III	App A - 10
4.	Wells Fargo Leaders Series I/IR/II	App A - 13
5.	Hartford Leaders Select Outlook	App A - 18
6.	Hartford Select Leaders Outlook Series III	App A - 21

APP A-4

1.	Hartford Leaders Outlook Series II/IIR/III and Classic Hartford Leaders Outlook Series II/IIR/III:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. American Franchise Fund - Series I(1)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Government Securities Fund - Series I	Seeks total return, comprised of current income and capital appreciation	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Growth Fund - Series I(2)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series I **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Invesco V.I. Small Cap Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Value Opportunities Fund - Series 1(3)	Seeks long-term growth of capital	Invesco Advisers, Inc.
American Funds Insurance Series
American Funds Asset Allocation Fund - Class 2	Seeks high total return (including income and capital gains), consistent with the preservation of capital over the long term	Capital Research and Management Company
American Funds Blue Chip Income and Growth Fund - Class 2	Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing	Capital Research and Management Company
American Funds Bond Fund - Class 2	Seeks to provide as high level of current income as is consistent with the preservation of capital	Capital Research and Management Company
American Funds Global Bond Fund - Class 2	Seeks over the long term a high level of total return consistent with prudent investment management	Capital Research and Management Company
American Funds Global Growth and Income Fund - Class 2	Seeks to provide long-term growth of capital while providing current income	Capital Research and Management Company
American Funds Global Growth Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Global Small Capitalization Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Growth Fund - Class 2	Seeks to provide growth of capital	Capital Research and Management Company
American Funds Growth-Income Fund - Class 2	Seeks to achieve long-term growth of capital and income	Capital Research and Management Company
American Funds International Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds New World Fund - Class 2	Seeks long-term capital appreciation	Capital Research and Management Company

APP A-5

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Franklin Templeton Variable Insurance Products Trust
Franklin Flex Cap Growth VIP Fund - Class 2(4)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Income VIP Fund - Class 2(5)	Seeks to maximize income while maintaining prospects for capital appreciation	Franklin Advisers, Inc. Sub-advised by Templeton Investment Counsel, LLC
Franklin Large Cap Growth VIP Fund - Class 2(6)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Mutual Global Discovery VIP Fund - Class 2(7)	Seeks capital appreciation	Franklin Mutual Advisers, LLC Sub-advised by Franklin Templeton Investment Management Limited
Franklin Mutual Shares VIP Fund - Class 2(8)	Seeks capital appreciation, with income as a secondary goal	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund - Class 2(9)	Seeks long-term capital appreciation, with preservation of capital as an important consideration	Franklin Advisory Services, LLC
Franklin Small Cap Value VIP Fund - Class 2(10)	Seeks long-term total return	Franklin Advisory Services, LLC
Franklin Small-Mid Cap Growth VIP Fund - Class 2(11)	Seeks long-term capital growth	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund - Class 1(12)	Seeks a high level of current income, with capital appreciation over the long term as a secondary goal	Franklin Advisers, Inc.
Templeton Developing Markets VIP Fund - Class 1(13)	Seeks long-term capital appreciation	Templeton Asset Management Ltd.
Templeton Foreign VIP Fund - Class 2(14)	Seeks long-term capital growth	Templeton Investment Counsel, LLC
Templeton Growth VIP Fund - Class 2(15)	Seeks long-term capital growth	Templeton Global Advisors Limited
Hartford Series Fund, Inc.
Hartford Ultrashort Bond HLS Fund - Class IA(16)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
MFS® Variable Insurance Trust
MFS® Global Equity Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Investors Trust Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Mid Cap Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® New Discovery Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Total Return Bond Series - Initial Class(17)	Seeks total return with an emphasis on current income, but also considering capital appreciation	MFS Investment Management
MFS® Total Return Series - Initial Class	Seeks total return	MFS Investment Management
MFS® Value Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Variable Insurance Trust II
MFS® Core Equity Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management

APP A-6

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
MFS® High Yield Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research International Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

______________

Notes

1	Formerly Invesco Van Kampen V.I. American Franchise Fund - Series I

2	Formerly Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I

3	Formerly Invesco Van Kampen V.I. Value Opportunities Fund - Series I

4	Formerly Franklin Flex Cap Growth Securities Fund - Class 2

5	Formerly Franklin Income Securities Fund - Class 2

6	Formerly Franklin Large Cap Growth Securities Fund - Class 2

7	Formerly Mutual Global Discovery Securities Fund - Class 2

8	Formerly Mutual Shares Securities Fund - Class 2

9	Formerly Franklin Rising Dividends Securities Fund - Class 2

10	Formerly Franklin Small Cap Value Securities Fund - Class 2

11	Formerly Franklin Small-Mid Cap Growth Securities Fund - Class 2

12	Formerly Franklin Strategic Income Securities Fund - Class 1

13	Formerly Templeton Developing Markets Securities Fund - Class 1

14	Formerly Templeton Foreign Securities Fund - Class 2

15	Formerly Templeton Growth Securities Fund - Class 2

16	Formerly Hartford Money Market HLS Fund - Class IA

17	Formerly MFS® Research Bond Series - Initial Class

APP A-7

2.	Nations Outlook Variable Annuity Series I/IR/II:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. American Franchise Fund - Series I(1)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. High Yield - Series I	Seeks total return, comprised of current income and capital appreciation	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series II **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Small Company Growth Fund - Class 1(2)	Long-term capital appreciation	Columbia Management Investment Advisers, LLC
Columbia Funds Variable Insurance Trust I
Columbia Variable Portfolio - Asset Allocation Fund - Class 1(3)	Seeks total return consisting of current income and long-term capital appreciation	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - International Opportunities Fund - Class 2(4)	Long-term growth of capital with current income as a secondary consideration	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Marisco 21st Century Fund - Class 1(5)	Seeks long-term growth of capital	Columbia Management Investment Advisers, LLC Sub-advised by Marsico Capital Management, LLC
Columbia Variable Portfolio - Marsico Focused Equities Fund - Class 1(6)	Seeks long-term growth of capital	Columbia Management Investment Advisers, LLC Sub-advised by Marsico Capital Management, LLC
Columbia Variable Portfolio - Marsico Growth Fund - Class 1(7)	Seeks long-term growth of capital	Columbia Management Investment Advisers, LLC Sub-advised by Marsico Capital Management, LLC
Columbia Funds Variable Insurance Trust II
Columbia Variable Portfolio - Dividend Opportunity Fund - Class 1(8)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Class 1	Seeks to provide shareholders with a high total return through current income and capital appreciation	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund - Class 1(9)	Seeks to provide shareholders with growth of capital	Columbia Management Investment Advisers, LLC
Hartford HLS Series Fund II, Inc.
Hartford Growth Opportunities HLS Fund - Class IB	Seeks capital appreciation	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP

APP A-8

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Hartford Small/Mid Cap Equity HLS Fund - Class IB	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Series Fund, Inc.
Hartford Balanced HLS Fund - Class IB	Seeks long-term total return	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Capital Appreciation HLS Fund - Class IB	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Dividend and Growth HLS Fund - Class IB	Seeks a high level of current income consistent with growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Global Growth HLS Fund - Class IB	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford International Opportunities HLS Fund - Class IB	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford MidCap Value HLS Fund - Class IB†	Seeks long-term capital appreciation	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Small Company HLS Fund - Class IB	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Stock HLS Fund - Class IB	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Total Return Bond HLS Fund - Class IB	Seeks a competitive total return, with income as a secondary objective	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Ultrashort Bond HLS Fund - Class IB(10)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

______________

Notes

APP A-9

1	Formerly Invesco Van Kampen V.I. American Franchise Fund - Series I

2	Formerly Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I

3	Formerly Invesco Van Kampen V.I. Value Opportunities Fund - Series I

4	Formerly Franklin Flex Cap Growth Securities Fund - Class 2

5	Formerly Franklin Income Securities Fund - Class 2

6	Formerly Franklin Large Cap Growth Securities Fund - Class 2

7	Formerly Mutual Global Discovery Securities Fund - Class 2

8	Formerly Mutual Shares Securities Fund - Class 2

9	Formerly Franklin Rising Dividends Securities Fund - Class 2

10	Formerly Franklin Small Cap Value Securities Fund - Class 2

11	Formerly Franklin Small-Mid Cap Growth Securities Fund - Class 2

12	Formerly Franklin Strategic Income Securities Fund - Class 1

13	Formerly Templeton Developing Markets Securities Fund - Class 1

14	Formerly Templeton Foreign Securities Fund - Class 2

15	Formerly Templeton Growth Securities Fund - Class 2

16	Formerly Hartford Money Market HLS Fund - Class IA

17	Formerly MFS® Research Bond Series - Initial Class

APP A-10

3.	Huntington Hartford Leaders Outlook Series II/IIR/III:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. American Franchise Fund - Series I(1)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Government Securities Fund - Series I	Seeks total return, comprised of current income and capital appreciation	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Growth Fund - Series I(2)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series I **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Invesco V.I. Small Cap Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Value Opportunities Fund - Series 1(3)	Seeks long-term growth of capital	Invesco Advisers, Inc.
American Funds Insurance Series
American Funds Asset Allocation Fund - Class 2	Seeks high total return (including income and capital gains), consistent with the preservation of capital over the long term	Capital Research and Management Company
American Funds Blue Chip Income and Growth Fund - Class 2	Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing	Capital Research and Management Company
American Funds Bond Fund - Class 2	Seeks to provide as high level of current income as is consistent with the preservation of capital	Capital Research and Management Company
American Funds Global Bond Fund - Class 2	Seeks over the long term a high level of total return consistent with prudent investment management	Capital Research and Management Company
American Funds Global Growth and Income Fund - Class 2	Seeks to provide long-term growth of capital while providing current income	Capital Research and Management Company
American Funds Global Growth Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Global Small Capitalization Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Growth Fund - Class 2	Seeks to provide growth of capital	Capital Research and Management Company
American Funds Growth-Income Fund - Class 2	Seeks to achieve long-term growth of capital and income	Capital Research and Management Company
American Funds International Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds New World Fund - Class 2	Seeks long-term capital appreciation	Capital Research and Management Company
Franklin Templeton Variable Insurance Products Trust

APP A-11

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Franklin Flex Cap Growth VIP Fund - Class 2(4)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Income VIP Fund - Class 2(5)	Seeks to maximize income while maintaining prospects for capital appreciation	Franklin Advisers, Inc. Sub-advised by Templeton Investment Counsel, LLC
Franklin Large Cap Growth VIP Fund - Class 2(6)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Mutual Global Discovery VIP Fund - Class 2(7)	Seeks capital appreciation	Franklin Mutual Advisers, LLC Sub-advised by Franklin Templeton Investment Management Limited
Franklin Mutual Shares VIP Fund - Class 2(8)	Seeks capital appreciation, with income as a secondary goal	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund - Class 2(9)	Seeks long-term capital appreciation, with preservation of capital as an important consideration	Franklin Advisory Services, LLC
Franklin Small Cap Value VIP Fund - Class 2(10)	Seeks long-term total return	Franklin Advisory Services, LLC
Franklin Small-Mid Cap Growth VIP Fund - Class 2(11)	Seeks long-term capital growth	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund - Class 1(12)	Seeks a high level of current income, with capital appreciation over the long term as a secondary goal	Franklin Advisers, Inc.
Templeton Developing Markets VIP Fund - Class 1(13)	Seeks long-term capital appreciation	Templeton Asset Management Ltd.
Templeton Foreign VIP Fund - Class 2(14)	Seeks long-term capital growth	Templeton Investment Counsel, LLC
Templeton Growth VIP Fund - Class 2(15)	Seeks long-term capital growth	Templeton Global Advisors Limited
Hartford Series Fund, Inc.
Hartford Ultrashort Bond HLS Fund - Class IA(16)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Huntington Funds
Huntington VA Dividend Capture Fund	Seeks total return with dividend income as an important component of that return	Huntington Asset Advisors, Inc.
Huntington VA Situs Fund	Seeks long-term capital appreciation	Huntington Asset Advisors, Inc.
MFS® Variable Insurance Trust
MFS® Global Equity Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Investors Trust Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Mid Cap Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® New Discovery Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Total Return Bond Series - Initial Class(17)	Seeks total return with an emphasis on current income, but also considering capital appreciation	MFS Investment Management
MFS® Total Return Series - Initial Class	Seeks total return	MFS Investment Management
MFS® Value Series - Initial Class	Seeks capital appreciation	MFS Investment Management

APP A-12

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
MFS® Variable Insurance Trust II
MFS® Core Equity Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® High Yield Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research International Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

______________

Notes

1	Formerly Invesco Van Kampen V.I. American Franchise Fund - Series I

2	Formerly Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I

3	Formerly Invesco Van Kampen V.I. Value Opportunities Fund - Series I

4	Formerly Franklin Flex Cap Growth Securities Fund - Class 2

5	Formerly Franklin Income Securities Fund - Class 2

6	Formerly Franklin Large Cap Growth Securities Fund - Class 2

7	Formerly Mutual Global Discovery Securities Fund - Class 2

8	Formerly Mutual Shares Securities Fund - Class 2

9	Formerly Franklin Rising Dividends Securities Fund - Class 2

10	Formerly Franklin Small Cap Value Securities Fund - Class 2

11	Formerly Franklin Small-Mid Cap Growth Securities Fund - Class 2

12	Formerly Franklin Strategic Income Securities Fund - Class 1

13	Formerly Templeton Developing Markets Securities Fund - Class 1

14	Formerly Templeton Foreign Securities Fund - Class 2

15	Formerly Templeton Growth Securities Fund - Class 2

16	Formerly Hartford Money Market HLS Fund - Class IA

17	Formerly MFS® Research Bond Series - Initial Class

APP A-13

4.	Wells Fargo Leaders Outlook Series I/IR/II:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AB Variable Products Series Fund, Inc.(1)
AB VPS Balanced Wealth Strategy Portfolio - Class B(2)	Achieve the highest total return consistent with the Adviser’s determination of reasonable risk	AllianceBernstein, L.P.
AB VPS International Growth Portfolio - Class B(3)	Seeks long-term growth of capital	AllianceBernstein, L.P.
AB VPS International Value Portfolio - Class B(4)	Seeks long-term growth of capital	AllianceBernstein, L.P.
AB VPS Small/Mid Cap Value Portfolio - Class B(5)	Seeks long-term growth of capital	AllianceBernstein, L.P.
AB VPS Value Portfolio - Class B(6)	Seeks long-term growth of capital	AllianceBernstein, L.P.
AIM Variable Insurance Funds
Invesco V.I. American Value Fund - Series II(7)	Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund - Series II(8)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks	Invesco Advisers, Inc.
Invesco V.I. Growth and Income Fund - Series II(9)	Seeks long-term growth of capital and income	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series I **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Fidelity Variable Insurance Products Funds
Fidelity® VIP Contrafund® Portfolio - Service Class 2	Seeks long-term capital appreciation	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers
Fidelity® VIP Dynamic Capital Appreciation Portfolio - Service Class 2	Seeks capital appreciation	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers
Fidelity® VIP Equity-Income Portfolio - Service Class 2	Seeks reasonable income. Fund will also consider the potential for capital appreciation	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers
Fidelity® VIP Growth Portfolio - Service Class 2	Seeks to achieve capital appreciation	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers
Fidelity® VIP Mid Cap Portfolio - Service Class 2	Seeks long-term growth of capital	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers

APP A-14

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fidelity® VIP Value Strategies Portfolio - Service Class 2	Seeks capital appreciation	Fidelity Management & Research Company (FMR) (the Advisor) Sub-advised by FMR Co., Inc. (FMRC) and other investment advisers
Hartford HLS Series Fund II, Inc.
Hartford Growth Opportunities HLS Fund - Class IA	Seeks capital appreciation	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Small/Mid Cap Equity HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford SmallCap Growth HLS Fund - Class IA	Seeks long-term capital appreciation	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford U.S. Government Securities HLS Fund - Class IA	Seeks to maximize total return while providing shareholders with a high level of current income consistent with prudent investment risk	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Series Fund, Inc.
Hartford Balanced HLS Fund - Class IA	Seeks long-term total return	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Capital Appreciation HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Disciplined Equity HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Dividend and Growth HLS Fund - Class IA	Seeks a high level of current income consistent with growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Global Growth HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford High Yield HLS Fund - Class IA	Seeks to provide high current income, and long-term total return	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford International Opportunities HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford MidCap Value HLS Fund - Class IA†	Seeks long-term capital appreciation	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP

APP A-15

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Hartford Small Company HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Stock HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Total Return Bond HLS Fund - Class IA	Seeks a competitive total return, with income as a secondary objective	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Ultrashort Bond HLS Fund - Class IA(10)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
Hartford Value HLS Fund - Class IA	Seeks long-term total return	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
HIMCO VIT
HIMCO VIT Index Fund - IA	Seeks to provide investment results which approximate the price and yield performance of publicly traded common stocks in the aggregate.	Hartford Investment Management Company
Lord Abbett Series Fund, Inc.
Lord Abbett Bond-Debenture Portfolio - Class VC	Seeks high current income and the opportunity for capital appreciation to produce a high total return	Lord, Abbett & Co. LLC
Lord Abbett Calibrated Dividend Growth Portfolio - Class VC(11)	Seeks current income and capital appreciation	Lord, Abbett & Co. LLC
Lord Abbett Classic Stock Portfolio - Class VC	Seeks growth of capital and growth of income consistent with reasonable risk	Lord, Abbett & Co. LLC
Lord Abbett Fundamental Equity Portfolio - Class VC	Seeks long-term growth of capital and income without excessive fluctuations in market value	Lord, Abbett & Co. LLC
Lord Abbett Growth and Income Portfolio - Class VC	Seeks long-term growth of capital and income without excessive fluctuations in market value	Lord, Abbett & Co. LLC
Oppenheimer Variable Account Funds
Oppenheimer Capital Appreciation Fund/VA - Service Shares	Seeks capital appreciation	OFI Global Asset Management, Inc. Sub-advised by OppenheimerFunds, Inc.
Oppenheimer Discovery Mid Cap Growth Fund/VA(12)	Seeks capital appreciation	OFI Global Asset Management, Inc. Sub-advised by OppenheimerFunds, Inc.
Oppenheimer Global Fund/VA - Service Shares(13)	Seeks capital appreciation	OFI Global Asset Management, Inc. Sub-advised by OppenheimerFunds, Inc.
Oppenheimer Main Street Fund®/VA - Service Shares	Seeks capital appreciation	OFI Global Asset Management, Inc. Sub-advised by OppenheimerFunds, Inc.
Oppenheimer Main Street Small Cap Fund/VA(14)	Seeks capital appreciation	OFI Global Asset Management, Inc. Sub-advised by OppenheimerFunds, Inc.

APP A-16

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Putnam Variable Trust
Putnam VT Diversified Income Fund - Class IB	As high a level of current income as Putnam Investment Management, LLC believes is consistent with preservation of capital	Putnam Investment Management, LLC
Putnam VT Equity Income Fund - Class IB	Capital growth and current income	Putnam Investment Management, LLC
Putnam VT George Putnam Balanced Fund - Class IB	A balanced investment composed of a well diversified portfolio of stocks and bonds which produce both capital growth and current income	Putnam Investment Management, LLC
Putnam VT Global Asset Allocation Fund - Class IB	Long-term return consistent with preservation of capital	Putnam Investment Management, LLC Sub-advised by Putnam Advisory Company, LLC
Putnam VT Growth and Income Fund - Class IB	Capital growth and current income	Putnam Investment Management, LLC
Putnam VT International Equity Fund - Class IB	Capital appreciation	Putnam Investment Management, LLC Sub-advised by Putnam Advisory Company, LLC
Putnam VT International Value Fund - Class IB	Capital growth. Current income is a secondary objective	Putnam Investment Management, LLC Sub-advised by Putnam Advisory Company, LLC
Putnam VT Investors Fund - Class IB	Long-term growth of capital and any increased income that results from this growth	Putnam Investment Management, LLC
Putnam VT Multi-Cap Growth Fund - Class IB	Long-term capital appreciation	Putnam Investment Management, LLC
Putnam VT Small Cap Value Fund - Class IB	Capital appreciation	Putnam Investment Management, LLC
Putnam VT Voyager Fund - Class IB	Capital appreciation	Putnam Investment Management, LLC
The Universal Institutional Funds, Inc.
UIF Emerging Markets Equity Portfolio - Class II	Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of issuers in emerging market countries	Morgan Stanley Investment Management Inc. Sub-advised by Morgan Stanley Investment Management Company and Morgan Stanley Investment Management Limited
UIF Mid Cap Growth Portfolio - Class II	Seeks long-term capital growth by investing primarily in common stocks and other equity securities	Morgan Stanley Investment Management Inc.
Wells Fargo Variable Trust Funds
Wells Fargo Advantage VT Discovery Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Index Asset Allocation Fund - Class 2	Long-term total return, consisting of capital appreciation and current income	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT International Equity Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Intrinsic Value Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Metropolitan West Capital Management, LLC

APP A-17

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Wells Fargo Advantage VT Omega Growth Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Opportunity Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Small Cap Value Fund - Class 2	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Total Return Bond Fund - Class 2	Total return consisting of income and capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated

______________

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

†    Closed to new and subsequent Premium Payments and transfers of Contract Value.

Notes

1	Formerly AllianceBernstein Variable Products Series Fund, Inc.

2	Formerly AllianceBernstein VPS Balanced Wealth Strategy Portfolio - Class B

3	Formerly AllianceBernstein VPS International Growth Portfolio - Class B

4	Formerly AllianceBernstein VPS International Value Portfolio - Class B

5	Formerly AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B

6	Formerly AllianceBernstein VPS Value Portfolio - Class B

7	Formerly Invesco Van Kampen V.I. American Value Fund - Series II

8	Formerly Invesco Van Kampen V.I. Comstock Fund - Series II

9	Formerly Invesco Van Kampen V.I. Growth and Income Fund - Series II

10	Formerly Hartford Money Market HLS Fund - Class IA

11	Formerly Lord Abbett Capital Structure Portfolio - Class VC

12	Formerly Oppenheimer Small- & Mid-Cap Growth Fund/VA - Service Shares

13	Formerly Oppenheimer Global Securities Fund/VA - Service Shares

14	Formerly Oppenheimer Main Street Small- & Mid- Cap Fund®/VA - Service Shares

APP A-18

5.	Hartford Leaders Select Outlook:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. American Franchise Fund - Series I(1)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Government Securities Fund - Series I	Seeks total return, comprised of current income and capital appreciation	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Growth Fund - Series I(2)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series I **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Invesco V.I. Small Cap Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Value Opportunities Fund - Series 1(3)	Seeks long-term growth of capital	Invesco Advisers, Inc.
American Funds Insurance Series
American Funds Asset Allocation Fund - Class 2	Seeks high total return (including income and capital gains), consistent with the preservation of capital over the long term	Capital Research and Management Company
American Funds Blue Chip Income and Growth Fund - Class 2	Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing	Capital Research and Management Company
American Funds Bond Fund - Class 2	Seeks to provide as high level of current income as is consistent with the preservation of capital	Capital Research and Management Company
American Funds Global Bond Fund - Class 2	Seeks over the long term a high level of total return consistent with prudent investment management	Capital Research and Management Company
American Funds Global Growth and Income Fund - Class 2	Seeks to provide long-term growth of capital while providing current income	Capital Research and Management Company
American Funds Global Growth Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Global Small Capitalization Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Growth Fund - Class 2	Seeks to provide growth of capital	Capital Research and Management Company
American Funds Growth-Income Fund - Class 2	Seeks to achieve long-term growth of capital and income	Capital Research and Management Company
American Funds International Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds New World Fund - Class 2	Seeks long-term capital appreciation	Capital Research and Management Company
Franklin Templeton Variable Insurance Products Trust

APP A-19

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Franklin Flex Cap Growth VIP Fund - Class 2(4)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Income VIP Fund - Class 2(5)	Seeks to maximize income while maintaining prospects for capital appreciation	Franklin Advisers, Inc. Sub-advised by Templeton Investment Counsel, LLC
Franklin Large Cap Growth VIP Fund - Class 2(6)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Mutual Global Discovery VIP Fund - Class 2(7)	Seeks capital appreciation	Franklin Mutual Advisers, LLC Sub-advised by Franklin Templeton Investment Management Limited
Franklin Mutual Shares VIP Fund - Class 2(8)	Seeks capital appreciation, with income as a secondary goal	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund - Class 2(9)	Seeks long-term capital appreciation, with preservation of capital as an important consideration	Franklin Advisory Services, LLC
Franklin Small Cap Value VIP Fund - Class 2(10)	Seeks long-term total return	Franklin Advisory Services, LLC
Franklin Small-Mid Cap Growth VIP Fund - Class 2(11)	Seeks long-term capital growth	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund - Class 1(12)	Seeks a high level of current income, with capital appreciation over the long term as a secondary goal	Franklin Advisers, Inc.
Templeton Developing Markets VIP Fund - Class 1(13)	Seeks long-term capital appreciation	Templeton Asset Management Ltd.
Templeton Foreign VIP Fund - Class 2(14)	Seeks long-term capital growth	Templeton Investment Counsel, LLC
Templeton Growth VIP Fund - Class 2(15)	Seeks long-term capital growth	Templeton Global Advisors Limited
Hartford Series Fund, Inc.
Hartford Ultrashort Bond HLS Fund - Class IA(16)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
MFS® Variable Insurance Trust
MFS® Global Equity Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Investors Trust Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Mid Cap Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® New Discovery Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Total Return Bond Series - Initial Class(17)	Seeks total return with an emphasis on current income, but also considering capital appreciation	MFS Investment Management
MFS® Total Return Series - Initial Class	Seeks total return	MFS Investment Management
MFS® Value Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Variable Insurance Trust II
MFS® Core Equity Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management

APP A-20

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
MFS® High Yield Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research International Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
Wells Fargo Variable Trust Funds
Wells Fargo Advantage VT International Equity Fund - Class 1	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Omega Growth Fund - Class 1	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Opportunity Fund - Class 1	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Small Cap Growth Fund - Class 1	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
Wells Fargo Advantage VT Small Cap Value Fund - Class 1	Seeks long-term capital appreciation	Wells Fargo Funds Management, LLC Sub-advised by Wells Capital Management Incorporated
______________

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

______________

Notes

1	Formerly Invesco Van Kampen V.I. American Franchise Fund - Series I

2	Formerly Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I

3	Formerly Invesco Van Kampen V.I. Value Opportunities Fund - Series I

4	Formerly Franklin Flex Cap Growth Securities Fund - Class 2

5	Formerly Franklin Income Securities Fund - Class 2

6	Formerly Franklin Large Cap Growth Securities Fund - Class 2

7	Formerly Mutual Global Discovery Securities Fund - Class 2

8	Formerly Mutual Shares Securities Fund - Class 2

9	Formerly Franklin Rising Dividends Securities Fund - Class 2

10	Formerly Franklin Small Cap Value Securities Fund - Class 2

11	Formerly Franklin Small-Mid Cap Growth Securities Fund - Class 2

12	Formerly Franklin Strategic Income Securities Fund - Class 1

13	Formerly Templeton Developing Markets Securities Fund - Class 1

14	Formerly Templeton Foreign Securities Fund - Class 2

15	Formerly Templeton Growth Securities Fund - Class 2

16	Formerly Hartford Money Market HLS Fund - Class IA

17	Formerly MFS® Research Bond Series - Initial Class

APP A-21

6.	Hartford Select Leaders Outlook Series III:

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. American Franchise Fund - Series I(1)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. American Value Fund - Series II(2)	Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund - Series II(3)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Diversified Dividend Fund - Series II(4)	Seeks to provide reasonable current income and long-term growth of income and capital	Invesco Advisers, Inc.
Invesco V.I. Government Securities Fund - Series I	Seeks total return, comprised of current income and capital appreciation	Invesco Advisers, Inc.
Invesco V.I. Growth and Income Fund - Series II(5)	Seeks long-term growth of capital and income	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund - Series II	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Core Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Growth Fund - Series I(6)	Seeks capital growth	Invesco Advisers, Inc.
Invesco V.I. Money Market Fund - Series I **	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Invesco V.I. Small Cap Equity Fund - Series I	Seeks long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. Value Opportunities Fund - Series 1(7)	Seeks long-term growth of capital	Invesco Advisers, Inc.
American Funds Insurance Series
American Funds Asset Allocation Fund - Class 2	Seeks high total return (including income and capital gains), consistent with the preservation of capital over the long term	Capital Research and Management Company
American Funds Blue Chip Income and Growth Fund - Class 2	Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing	Capital Research and Management Company
American Funds Bond Fund - Class 2	Seeks to provide as high level of current income as is consistent with the preservation of capital	Capital Research and Management Company

APP A-22

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
American Funds Global Bond Fund - Class 2	Seeks over the long term a high level of total return consistent with prudent investment management	Capital Research and Management Company
American Funds Global Growth and Income Fund - Class 2	Seeks to provide long-term growth of capital while providing current income	Capital Research and Management Company
American Funds Global Growth Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Global Small Capitalization Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds Growth Fund - Class 2	Seeks to provide growth of capital	Capital Research and Management Company
American Funds Growth-Income Fund - Class 2	Seeks to achieve long-term growth of capital and income	Capital Research and Management Company
American Funds International Fund - Class 2	Seeks to provide long-term growth of capital	Capital Research and Management Company
American Funds New World Fund - Class 2	Seeks long-term capital appreciation	Capital Research and Management Company
Franklin Templeton Variable Insurance Products Trust
Franklin Flex Cap Growth VIP Fund - Class 2(8)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Income VIP Fund - Class 2(9)	Seeks to maximize income while maintaining prospects for capital appreciation	Franklin Advisers, Inc. Sub-advised by Templeton Investment Counsel, LLC
Franklin Large Cap Growth VIP Fund - Class 2(10)	Seeks capital appreciation	Franklin Advisers, Inc.
Franklin Mutual Global Discovery VIP Fund - Class 2(11)	Seeks capital appreciation	Franklin Mutual Advisers, LLC Sub-advised by Franklin Templeton Investment Management Limited
Franklin Mutual Shares VIP Fund - Class 2(12)	Seeks capital appreciation, with income as a secondary goal	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund - Class 2(13)	Seeks long-term capital appreciation, with preservation of capital as an important consideration	Franklin Advisory Services, LLC
Franklin Small Cap Value VIP Fund - Class 2(14)	Seeks long-term total return	Franklin Advisory Services, LLC
Franklin Small-Mid Cap Growth VIP Fund - Class 2(15)	Seeks long-term capital growth	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund - Class 1(16)	Seeks a high level of current income, with capital appreciation over the long term as a secondary goal	Franklin Advisers, Inc.
Templeton Developing Markets VIP Fund - Class 1(17)	Seeks long-term capital appreciation	Templeton Asset Management Ltd.
Templeton Foreign VIP Fund - Class 2(18)	Seeks long-term capital growth	Templeton Investment Counsel, LLC
Templeton Growth VIP Fund - Class 2(19)	Seeks long-term capital growth	Templeton Global Advisors Limited
Hartford Series Fund, Inc.
Hartford Ultrashort Bond HLS Fund - Class IA(20)	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC Sub-advised by Wellington Management Company LLP
MFS® Variable Insurance Trust
MFS® Global Equity Series - Initial Class	Seeks capital appreciation	MFS Investment Management

APP A-23

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
MFS® Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Investors Trust Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Mid Cap Growth Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® New Discovery Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Total Return Bond Series - Initial Class(21)	Seeks total return with an emphasis on current income, but also considering capital appreciation	MFS Investment Management
MFS® Total Return Series - Initial Class	Seeks total return	MFS Investment Management
MFS® Value Series - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Variable Insurance Trust II
MFS® Core Equity Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® High Yield Portfolio - Initial Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation	MFS Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
MFS® Research International Portfolio - Initial Class	Seeks capital appreciation	MFS Investment Management
Morgan Stanley Select Dimensions Investment Series
Morgan Stanley - Mid Cap Growth Portfolio - Class Y	Seeks long-term capital growth	Morgan Stanley Investment Management Inc.
The Universal Institutional Funds, Inc.
UIF Core Plus Fixed Income Portfolio - Class II	Seeks above-average total return over a market cycle of three to five years by investing primarily in a diversified portfolio of fixed income securities	Morgan Stanley Investment Management Inc.
UIF Growth Portfolio - Class II	Seeks long-term capital appreciation by investing primarily in growth-oriented securities of large capitalization companies	Morgan Stanley Investment Management Inc.
______________

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.

**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

______________

Notes

1	Formerly Invesco Van Kampen V.I. American Franchise Fund - Series I

2	Formerly Invesco Van Kampen V.I. American Value Fund - Series II

APP A-24

3	Formerly Invesco Van Kampen V.I. Comstock Fund - Series II

4	Formerly Invesco V.I. Dividend Growth Fund - Series II

5	Formerly Invesco Van Kampen V.I. Growth and Income Fund - Series II

6	Formerly Invesco Van Kampen V.I. Mid Cap Growth Fund - Series I

7	Formerly Invesco Van Kampen V.I. Value Opportunities Fund - Series I

8	Formerly Franklin Flex Cap Growth Securities Fund - Class 2

9	Formerly Franklin Income Securities Fund - Class 2

10	Formerly Franklin Large Cap Growth Securities Fund - Class 2

11	Formerly Mutual Global Discovery Securities Fund - Class 2

12	Formerly Mutual Shares Securities Fund - Class 2

13	Formerly Franklin Rising Dividends Securities Fund - Class 2

14	Formerly Franklin Small Cap Value Securities Fund - Class 2

15	Formerly Franklin Small-Mid Cap Growth Securities Fund - Class 2

16	Formerly Franklin Strategic Income Securities Fund - Class 1

17	Formerly Templeton Developing Markets Securities Fund - Class 1

18	Formerly Templeton Foreign Securities Fund - Class 2

19	Formerly Templeton Growth Securities Fund - Class 2

20	Formerly Hartford Money Market HLS Fund - Class IA

21	Formerly MFS® Research Bond Series - Initial Class

APP B-1

Appendix B — The Hartford’s Lifetime Income Builder
Objective
Protect your investment from poor market performance through potential annual Benefit Amount increases and provide income through predetermined periodic payments based either on a set schedule or your lifetime.
How does this rider help achieve this goal?
This rider (called the Unified Benefit Design in your Contract) provides a single Benefit Amount payable as two separate but bundled benefits which form the entire benefit. In other words, this rider is a guarantee of the Benefit Amount that you can access two ways:

•
Withdrawal Benefit allows (a) Benefit Payments: a series of withdrawals which may be paid annually until the Benefit Amount is reduced to zero or (b) Lifetime Benefit Payments: a series of withdrawals which may be paid annually until the death of any Owner if the older Owner (or Annuitant if the Contract Owner is a trust) is age 60 or older. The Benefit Payments and Lifetime Benefit Payments may continue even if the Contract Value is reduced to zero; and/or

•
Guaranteed Minimum Death Benefit (“GMDB”). The GMDB is equal to the greater of the Benefit Amount or the Contract Value if the Contract Value is greater than zero. Depleting the Benefit Amount by taking Surrenders will reduce or eliminate the Guaranteed Minimum Death Benefit. This Guaranteed Minimum Death Benefit replaces the standard Death Benefits provided under this Contract.

When can you buy this rider?
The Hartford’s Lifetime Income Builder is closed to new investors (including existing Owners).
Does electing this rider forfeit your ability to buy other riders?
Yes. If you elected this rider, you could not elect any rider other than MAV Plus (MAV only in applicable states).
How is the charge for this rider calculated?
The fee for this rider is based on your then current Benefit Amount. This additional charge will automatically be deducted from your Contract Value on each Contract Anniversary. The charge is withdrawn from each Sub-Account and the Fixed Account in the same proportion that the value of the Sub-Account bears to the total Contract Value. The rider fee will not be taken from the DCA Plus account. The charge is deducted after all other financial transactions and any Benefit Amount increases are made. Once you elect this benefit, we will continue to deduct the charge until we begin to make Annuity Payouts. The rider charge may limit access to Fixed Accounts in certain states.
We reserve the right to increase the charge up to a maximum rate of 0.75% any time on or after your fifth Contract Anniversary or five years from the date from which we last notified you of a fee increase, whichever is later. If we increase this charge, you will receive advance notice of the increase and will be given the opportunity to suspend this and future charge increases. If you suspend any charge increase, you will no longer receive automatic Benefit Amount increases. If we do not receive notice from you to suspend the increase, we will automatically assume that automatic Benefit Amount increases will continue and the new charge will apply. Within 30 days prior to subsequent Contract Anniversaries, you may re-start automatic Benefit Amount increases at the charge in effect since your most recent notification. If you Surrender prior to a Contract Anniversary, a pro rata share of the charge will be assessed and will be equal to the charge multiplied by the Benefit Amount prior to the Surrender, multiplied by the number of days since the last charge was assessed, divided by 365.
You may decline the fee increase and permanently waive automatic Benefit Amount increases by:

•	Notifying us in writing, verbally or electronically, if available.

•
Written notifications must be submitted using the forms we provide. For telephonic and Internet elections, if available, you must authenticate your identity and acknowledge your understanding of the implications of declining the fee increase. We will take direction from one joint Owner. We are not responsible for lost investment opportunities associated with elections that are not in good order and for relying on the genuiness of any election.

•	We will accept your notification up to 60 days prior to the Contract Anniversary on which the fee increase is scheduled to become effective.

•	We will only honor notifications from the Owner or joint Owner and not through your broker.

•
If you decline the fee increase we will suspend automatic Benefit Amount increases. You can re-start automatic Benefit Amount increases within 30 days of your Contract Anniversary if you accept the rider fee currently in effect.

•	If you decline the fee increase, your Lifetime Benefit Payment will continue to be reset on each Contract Anniversary according to the rider’s rules.

APP B-2

Does the Benefit Amount/Payment Base change under this rider?
Yes. The initial Benefit Amount equals your initial Premium Payment. The Benefit Amount will be adjusted in the future through your actions as well as ours. The Benefit Amount will be increased as a result of automatic Benefit Amount increases or subsequent Premium Payments. However, if Surrenders have been taken, your new Benefit Payment may not be greater than your Benefit Payment prior to the Surrender. The Benefit Amount will be decreased as a result of any Surrenders and potentially, any changes in ownership.

•
Automatic Benefit Amount increases. We may increase the Benefit Amount on each Contract Anniversary (referred to as “automatic Benefit Amount increases”), depending on the investment performance of your Contract. To compute this percentage, we will divide your Contract Value on the then current Contract Anniversary by the Maximum Contract Value and then reduced by 1. In no event will this factor be less than 0% or greater than 10%. Automatic Benefit Amount increases will not take place if the investment performance of your Sub-Accounts is neutral or negative. Automatic Benefit Amount increases will continue until the earlier of the Contract Anniversary immediately following the older Owner’s or Annuitant’s 75th birthday or the Annuity Commencement Date.

•
Subsequent Premium Payments. When subsequent Premium Payments are received, the Benefit Amount will be increased by the dollar amount of the subsequent Premium Payment. However, if Surrenders have been taken your new Benefit Payment may not be greater than your Benefit Amount prior to the Surrender.

•	Surrenders. When a Surrender is made, the Benefit Amount will be equal to the amount determined in either (A), (B) or (C) as follows:

A.
If total Surrenders since the most recent Contract Anniversary are equal to or less than the Benefit Payment, the Benefit Amount becomes the Benefit Amount immediately prior to the Surrender, less the amount of Surrender.

B.
If total Surrenders since the most recent Contract Anniversary exceed the Benefit Payment as a result of enrollment in our Automatic Income program to satisfy Required Minimum Distributions, the Benefit Amount becomes the Benefit Amount immediately prior to the Surrender, less the amount of Surrender.

C.
If total Surrenders since the most recent Contract Anniversary exceed the Benefit Payment and the Required Minimum Distribution exception in (B) does not apply, the Benefit Amount is re-calculated to the greater of zero or the lesser of (i) or (ii) as follows:

(i)	the Contract Value immediately following the Surrender; or

(ii)	the Benefit Amount immediately prior to the Surrender, less the amount of Surrender.

•	Benefit Amount limits. Your Benefit Amount can not be less than zero or more than $5 million. Any sums in excess of this ceiling will not be included for any benefits under this rider.
Since the Benefit Amount is a central source for both benefits under this rider, taking withdrawals will lessen or eliminate the Guaranteed Minimum Death Benefit. Refer to the Examples included in Appendix I for a more complete description of these effects.
Is this rider designed to pay you withdrawal benefits for your lifetime?
Yes. The following section describes both Benefit Payments and Lifetime Benefit Payments which together comprise the Withdrawal Benefit.

•	Benefit Payments
Under this option, Surrenders may be taken immediately as a Benefit Payment that is initially set equal to 5% annually of the initial Benefit Amount. The Benefit Payment is the amount guaranteed for withdrawal each Contract Year until the Benefit Amount is reduced to zero (even if the Contract Value is first reduced to zero). We support this guaranteed payment through our General Account which is subject to our claims paying ability and other liabilities as a company.
The Benefit Payment can be taken on any payment schedule that you request. You can continue to take Benefit Payments until the Benefit Amount has been depleted.
Benefit Payments are treated as partial Surrenders and are deducted from your Contract Value. Each Benefit Payment reduces the amount you may Surrender under your Annual Withdrawal Amount. Surrenders in excess of your Benefit Payment include any applicable Contingent Deferred Sales Charge.
Whenever a Surrender is taken during any Contract Year, the Benefit Payment will be adjusted to equal the amount in either (A), (B) or (C) as follows:

APP B-3

A.
If total Surrenders since the most recent Contract Anniversary are equal to or less than the Benefit Payment, the Benefit Payment until the next Contract Anniversary is equal to the lesser of the Benefit Payment immediately prior to the Surrender or the Benefit Amount immediately after the Surrender.

B.
If total Surrenders since the most recent Contract Anniversary exceed the Benefit Payment as a result of enrollment in our Automatic Income Program to satisfy Required Minimum Distributions, the provisions of (A) will apply.

C.
If total Surrenders since the most recent Contract Anniversary are more than the Benefit Payment and the Required Minimum Distribution exception in (B) does not apply, the Benefit Payment will be re-calculated to equal the Benefit Amount immediately following the Surrender multiplied by 5%.

If you choose an amount less than the Benefit Payment in any Contract Year, the remaining annual Benefit Payment cannot be carried forward to the next Contract Year. You may elect to take Benefit Payments at any time provided that the Benefit Amount is greater than zero.
If you make a subsequent Premium Payment, the Benefit Payment will be re-calculated to equal 5% of the Benefit Amount immediately after the subsequent Premium Payment is made.
If there is an increase in the Benefit Amount due to an automatic Benefit Amount increase on any Contract Anniversary, we will automatically re-calculate the Benefit Payment to the greater of the Benefit Payment immediately prior to the increase or the Benefit Amount immediately after the increase multiplied by 5%. If you are enrolled in our Automatic Income Program you must request in writing to increase the amount being withdrawn.
If Surrenders are less than or equal to the Benefit Payment but result in the Contract Value remaining after such Surrender to be less than our minimum amount rules then in effect, we will not terminate the Contract under our minimum amount rules if the Benefit Amount is greater than zero. However, if the Benefit Amount is zero and the Contract Value remaining after any Surrender is also less than our minimum amount rules then in effect, we may terminate the Contract and pay you the Surrender Value.

•	Lifetime Benefit Payments
Under this option, Surrenders may be taken as Lifetime Benefit Payments that are initially equal to 5% annually of the Benefit Amount on the Contract Anniversary immediately following the older Owner’s 60th birthday or 5% of the initial Benefit Amount if the older Owner is 60 or older at the rider’s effective date The Lifetime Benefit Payment is the amount guaranteed to be available for withdrawal each Contract Year until the first death of any Owner (even if the Contract Value is reduced to zero). We support this payment through our General Account which is subject to our claims paying ability and other liabilities as a company.
The Lifetime Benefit Payment can be taken on any payment schedule that you request.
Lifetime Benefit Payments are treated as partial Surrenders and are deducted from your Contract Value. Each Lifetime Benefit Payment reduces the amount you may Surrender under your Annual Withdrawal Amount. Surrenders in excess of your Lifetime Benefit Payment include any applicable Contingent Deferred Sales Charge.
Whenever a Surrender is taken after the Contract Anniversary immediately following the older Owner’s 60th Birthday, the Lifetime Benefit Payment will be equal to the amount determined in either (A), (B) or (C) as follows:

A.
If total Surrenders since the most recent Contract Anniversary are equal to or less than the Lifetime Benefit Payment, the Lifetime Benefit Payment is equal to the Lifetime Benefit Payment immediately prior to the Surrender.

B.
If total Surrenders since the most recent Contract Anniversary exceed the Lifetime Benefit Payment as a result of enrollment in our Automatic Income program to satisfy Required Minimum Distributions, the provisions of (A) will apply.

C.
If total Surrenders since the most recent Contract Anniversary are more than the Lifetime Benefit Payment and the Required Minimum Distribution exception in (B) does not apply, the Lifetime Benefit Payments will be re-calculated to equal the Benefit Amount immediately following the partial Surrender multiplied by 5%.

If you choose an amount less than the Lifetime Benefit Payment in any Contract Year, the remaining annual Lifetime Benefit Payment cannot be carried forward to the next Contract Year.
Lifetime Benefit Payments will be available until the first death of any Owner. If the Contract Value is reduced to zero, Lifetime Benefit Payments will automatically continue under this Fixed Lifetime and Period Certain Annuity Payout.
If you make a subsequent Premium Payment after the Contract Anniversary immediately following the older Owner’s 60th birthday, the Lifetime Benefit Payment will be re-calculated to equal 5% of the Benefit Amount after the subsequent Premium Payment is made.

APP B-4

If Surrenders are not taken prior to the Contract Anniversary immediately following the older Owner’s 60th birthday, the Lifetime Benefit Payment will equal the Benefit Payment. If Surrenders are taken prior to the Contract Anniversary immediately following the older Owner’s 60th birthday, the Lifetime Benefit Payment may be less than the Benefit Payment. The greater of the Benefit Payment or Lifetime Benefit Payment can be taken.
If there is an increase in the Benefit Amount due to an automatic Benefit Amount increase on any Contract Anniversary after the older Owner’s 60th birthday, we will automatically re-calculate the Lifetime Benefit Payment to equal the greater of the Lifetime Benefit Payment immediately prior to the increase or the Benefit Amount immediately after the increase multiplied by 5%.
If a Surrender is less than or equal to the Lifetime Benefit Payment but results in the Contract Value remaining after such Surrender to be less than our minimum amount rules then in effect, we will not terminate the Contract under our minimum amount rules. However, if the Contract Value remaining after any Surrender is less than our minimum amount rules then in effect and the Benefit Amount and your Lifetime Benefit Payments have been reduced to zero, we may terminate the Contract and pay the Surrender Value.
Is this rider designed to pay you Death Benefits?
Yes. This rider includes a Guaranteed Minimum Death Benefit that replaces the standard Death Benefit. The GMDB is equal to the greater of the Benefit Amount or the Contract Value on the date due proof of death is received by us.
The Death Benefit is payable at the first death of an Owner or Annuitant.
Does this rider replace standard Death Benefits?
Yes. This rider replaces the standard Death Benefit.
Can you revoke this rider?
No. However, a Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.
What effect do Full Surrenders have on your benefits under this rider?
You may make a full Surrender of your entire Contract at any time. However, you will receive your Contract Value at the time you request a Surrender with any applicable charges deducted and not the Benefit Amount, Lifetime Benefit Payment or the Benefit Payment amount you would have received under this rider.
If you still have a Benefit Amount or Lifetime Benefit Payment Amount after you Surrender all of your Contract Value (following the provisions or the rider) or your Contract Value is reduced to zero, we will issue a payout annuity. If the Owner is a natural person we will treat the Owners(s) as the Annuitant for purposes of this annuity. If there is more than one Annuitant, the annuity will be on a first-to-die basis (joint and 0% survivor annuity). You may elect to have the Benefit Amount or Lifetime Benefit Payment paid to you under either the Fixed Period Certain Annuity Payout or the Fixed Lifetime and Period Certain Annuity Payout Option. The election is irrevocable.
Under certain circumstances Hartford had permitted certain Contract Owners to reinstate their Contracts (and certain riders) when a Contract Owner had requested a Surrender (either full or Partial) and returned the forms in good order to Hartford. Effective October 4, 2013, we will no longer allow Contract Owners to reinstate their Contracts (or riders) when a Contract Owner requests a Surrender (either full or Partial), except as noted in the section “Are there restrictions on how you must invest?”
If your Benefit Payment or your Lifetime Benefit Payment on your most recent Contract Anniversary exceeds the Annual Withdrawal Amount, we will waive any applicable Contingent Deferred Sales Charge for withdrawals up to that Benefit Payment amount.
What happens if you change ownership?
Any ownership change made prior to the first anniversary of the rider effective date will have no impact on the Benefit Amount, but the Lifetime Benefit Payment may change as long as the new Owner(s) and Annuitant are less than age 76 at the time of the change. The Lifetime Benefit Payment may change based on the age of the new owner.
An ownership change after the first Contract Anniversary that causes a re-calculation in the benefits as long as the older Owner after the change is less than age 76 at the time of the change will automatically result in either (A) or (B):

(A)	If this rider is not currently available for sale, we will continue the existing rider for the GMDB only and the Withdrawal Benefit will terminate. This rider charge will then discontinue.

(B)
If this rider is currently available for sale, we will continue the existing rider with respect to all benefits at your current charge. The Benefit Amount will be re-calculated to the lesser of the Contract Value or the Benefit Amount on the date of the change. The Benefit Payment and Lifetime Benefit Payment will be re-calculated on the date of the change.

APP B-5

If the older Owner is age 76 or greater at the time of an ownership change, this rider will continue with respect to the GMDB only and the Withdrawal Benefit will terminate. The GMDB will be modified to equal Contract Value only and the Rider charge will discontinue.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Withdrawal Benefit?
Yes. If the Owner dies and the Beneficiary is the deceased Owner’s Spouse at the time of death, the Spouse may continue the Contract and we will adjust the Contract Value to the amount we would have paid as a Death Benefit payment (the greater of the Contract Value and the Benefit Amount). If the Spouse elects to continue the Contract and is less than age 76 at the time of the continuation, then either (A) or (B) will automatically apply:

(A)
If this rider is not currently available for sale, we will continue the existing The Hartford’s Lifetime Income Builder for the GMDB only and the Withdrawal Benefit will terminate and the rider charge will discontinue.

(B)
If this rider is currently available for sale, we will continue the existing rider with respect to all benefits at the current charge. The Benefit Amount and Maximum Contract Value will be re-calculated to the Contract Value on the continuation date. The Benefit Payments and Lifetime Benefit Payments will be re-calculated on the continuation date.

If the Spouse elects to continue the Contract and is age 76 or greater at the time of the continuation, this rider will continue with respect to the GMDB only and the Withdrawal Benefits will terminate. The GMDB will be modified to equal Contract Value only and the rider charge will discontinue. Spousal Contract continuation will only apply one time for each Contract.
What happens if you annuitize your Contract?
If you annuitize your Contract, you may choose any of those Annuity Payout Options offered in the Contract. The amount used for calculating Annuity Payout Options will be the Contract Value. In other words, you will forfeit any difference between your Contract Value and Benefit Amount by voluntarily annuitizing before the maximum Annuity Commencement Date.
If the annuity reaches the maximum Annuity Commencement Date the Contract will automatically be annuitized unless we and the Owner(s) agree to extend the Annuity Commencement Date, which approval may be withheld or delayed for any reason. In this circumstance, the Contract may be annuitized under our standard annuitization rules or, alternatively, under The Hartford’s Lifetime Income Builder rules applicable when the Contract Value equals zero.

•	Fixed Period Certain Payout Option
If your Contract Value goes to zero, you are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined by dividing the Benefit Amount by the Benefit Payment. The total amount payable under this Annuity Payout Option will equal the Benefit Amount. This annualized amount will be paid over the determined number of years. The frequency of payments you may elect will be among those offered by us at that time but will be no less frequently than annually. The amount payable in the final year of payments may be less than the prior year’s annual amount payable so that the total amount of the payouts will be equal to the Benefit Amount. If, at the death of the any Annuitant, payments have been made for less than the stated number of years, the remaining scheduled payments will be made to the Beneficiary as scheduled payments in accordance with the Code and the Owner’s last instructions on record.

•	Fixed Lifetime and Period Certain Payout Option
If your Contract Value goes to zero and the Owner(s) are alive and age 60 or older, you are entitled to receive payments in a fixed dollar amount until the later of the death of any Annuitant or a minimum number of years. The minimum number of years that payments will be made is determined on the Annuity Calculation Date by dividing the Benefit Amount by the Lifetime Benefit Payment. The total minimum amount payable under this option will equal the Benefit Amount. This Lifetime Benefit Payment amount will be paid over the greater of the minimum number of years, or until the death of any Annuitant. The frequency of payments you may elect will be among those offered by us at that time but will be no less frequently than annually. If, at the death of any Annuitant, payments have been made for less than the minimum number of years, the remaining scheduled payments will be made to the Beneficiary as scheduled payments in accordance with the Code and the Owner’s last instructions on record.
Are there restrictions on how you must invest?
Yes. Effective October 4, 2013, we began enforcing our contractual right to require that you allocate your Contract Value and future Premium Payments in accordance with the investment restrictions described in Appendix D as a condition to maintaining the withdrawal benefit of the rider. Your selected allocations are automatically rebalanced quarterly. If your allocations do not comply with the investment restrictions described in Appendix D, on and after October 4, 2013 the living

APP B-6

benefit feature of the rider will be revoked. These restrictions are intended to reduce the risk of investment losses that could require the Company to use its General Account assets to pay amounts due under the rider.
To the extent permitted by law, we may modify, add, delete, or substitute, the asset allocation models, investment programs, Funds, portfolio rebalancing requirements, and other investment requirements and restrictions that apply while either rider is in effect. For instance, we might amend these asset allocation models if a Fund (i) merges into another fund, (ii) changes investment objectives, (iii) closes to further investments and/or (iv) fails to meet acceptable risk parameters. These changes will not be applied with respect to then existing investments. We will give you advance notice of these changes. Please refer to “Other Program considerations” under the section entitled “What other ways can you invest?” in Section 5.a for more information regarding the potential impact of Fund mergers and liquidations with respect to then existing investments within an asset allocation model.
Except as provided below, failure to comply with the investment requirement or restriction will result in termination of the rider. If the rider is terminated by us, for violation of applicable investment requirements or restrictions, we will assess a pro-rated share of the rider charge and will no longer assess a rider charge thereafter. Termination of the rider will not terminate any concurrent guaranteed minimum death benefit rider.
If the rider is terminated by us due to a failure to comply with these investment restrictions, you will have one opportunity to reinstate the rider by reallocating your Contract Value in accordance with then prevailing investment restrictions. You will have a thirty calendar day reinstatement period to do this. The reinstatement period will begin upon termination of the rider. Your right to reinstate the rider will be terminated if during the reinstatement period you make a subsequent Premium Payment, take a partial Surrender or make a Covered Life change. Upon reinstatement, your Payment Base will be reset at the lower of the Payment Base prior to the termination or Contract Value as of the date of reinstatement. Your Withdrawal Percentage will be reset to equal the Withdrawal Percentage prior to termination unless during the reinstatement period the relevant Covered Life qualifies for a new age band.
Investment in any asset allocation model could mitigate losses but also hamper potential gains. The asset allocation models that you must invest in under the rider provide very different potential risk/reward characteristics. We are not responsible for lost investment opportunities associated with the implementation and enforcement of these investment requirements and restrictions.
Are there restrictions on the amount of subsequent Premium Payments?
No.
Can we aggregate contracts?
For purposes of determining the Benefit Amount under this rider, we reserve the right to treat one or more Contracts issued by us to you with any optional Withdrawal Benefit rider in the same calendar year as one Contract. Accordingly, if we elect to aggregate Contracts, we will change the period over which we measure withdrawals against the Benefit Payment.
Other information
For examples of how this rider works, see “Appendix I.”
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•	The benefits under this rider cannot be directly or indirectly assigned, pledged, collateralized or securitized in any way. Any such actions will invalidate this rider.

•
Because these benefits are bundled and interdependent upon one another, there is a risk that you may ultimately pay for benefits that you may never get to use. For instance, if you deplete your Benefit Amount through Surrenders, whether voluntarily or as a result of Required Minimum Distributions, you will reduce your Death Benefit. If your Contract Value is zero as of the date of due proof of death, there will be no Death Benefit. This may be of special concern to seniors.

•
Inasmuch as Withdrawal Benefits may reduce or eliminate the GMDB, electing this rider as part of an investment program involving a qualified plan may not make sense unless, for instance, other features of this Contract such as Withdrawal Benefits and access to Funds, outweigh the absence of additional tax advantages from a variable annuity.

•
Annuitizing your Contract, whether voluntarily or not, will impact these benefits. First, annuitization shall eliminate the Guaranteed Minimum Death Benefit. Second, annuitization will terminate any Withdrawal Benefits which will be converted into annuity payments according to the annuitization option chosen. Accordingly, Lifetime Benefit Payments could be replaced by another “lifetime” payout option and will not be subject to automatic Benefit Amount increases.

•	Even though this rider is designed to provide “living benefits,” you should not assume that you will necessarily receive “payments for life” if you have violated any of the terms of this rider.

APP B-7

•	Purchasing this rider is a one time only event and cannot be undone later. If you elect this rider you will not be able to elect standard Death Benefits or optional riders other than MAV Plus.

•
Any additional contributions made to your Contract after withdrawals have begun will cause the Benefit Amount to be recalculated. If an additional contribution is made, the Benefit Amount will be recalculated to equal the remaining Benefit Amount plus the additional contribution, which could be more or less than the original Benefit Amount and could change the amount of your Benefit Payments or Lifetime Benefit Payments, as the case may be.

•
Spouses who are not a joint Owner or Beneficiary may find continuation of this rider to be unavailable or unattractive after the death of the Owner-Spouse. Continuation of the options available in this rider is dependent upon its availability at the time of death of the first Owner-Spouse and will be subject to then prevailing charges.

•	Certain ownership changes may result in a reduction of benefits.

•
Annuitizing your Contract instead of receiving Benefit Payments or Lifetime Benefit Payments will forfeit any increases in your Benefit Amount over your Contract Value. Voluntary or involuntary annuitization will terminate Lifetime Benefit Payments. Annuity Payout Options available subsequent to the Annuity Commencement Date may not necessarily provide a stream of income for your lifetime and may be less than Lifetime Benefit Payments.

•	Finally, we may increase the charge for this rider on or after the fifth Contract Anniversary or five years since your last increase notification, whichever is later.

•	There are no assurances made or implied that automatic Benefit Amount increases will occur and if occurring, will be predictable.

•
We do not automatically increase payments under the Automatic Income Program if your Lifetime Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Lifetime Benefit Payments and your eligible Lifetime Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege.

APP C-1

Appendix C — The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios
Objective
The objective of these two different riders is to (i) protect your investment from poor market performance; (ii) provide longevity protection through Lifetime Benefit Payments; and (iii) provide Death Benefit protection.
How do the riders help achieve this goal?

•
Lifetime Withdrawal Feature. Provided you follow the rules below, the riders provide a series of Lifetime Benefit Payments payable in each Contract Year following the Relevant Covered Life’s Lifetime Income Eligibility Date until the first death of any Covered Life (“Single Life Option”) or until the second death of any Covered Life (“Joint/Spousal Option”). Lifetime Benefit Payments are maximum amounts that can be withdrawn each year based on the rider chosen:

Lifetime Income	=	Payment Base or Contract Value, whichever is higher	x	Withdrawal Percent
Builder Selects
- or -
Lifetime Income	=	Payment Base	x	Withdrawal Percent
Builder Portfolios

•
Guaranteed Minimum Death Benefit. This guaranteed minimum Death Benefit provides a Death Benefit equal to the greater of Premium Payments (adjusted for partial Surrenders) or Contract Value as of the date due proof of death is received by us for any Contract Owner or Annuitant. Partial Surrenders will reduce or eliminate the Guaranteed Minimum Death Benefit. This Guaranteed Minimum Death Benefit replaces the standard Death Benefits provided under this Contract.

When can you buy the riders?
The Hartford’s Lifetime Income Builders Selects and The Hartford's Lifetime Income Builders Portfolios are closed to new investors (including existing Owners).
When you buy either rider, you must provide us with the names and date of birth of the Owner, any joint Owner, Annuitant and Beneficiary. We then determine who the “Relevant Covered Life” and other “Covered Lives” will be when establishing the Withdrawal Percent.

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A Covered Life must be a living person. If you choose the Joint/Spousal Option, we reserve the right to (a) prohibit non-natural entities from being designated as an Owner, (b) prohibit anyone other than your Spouse from being a joint Owner; and (c) impose other designation restrictions from time to time.

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For the Single Life Option, the Covered Life is most often the same as the Contract Owner and joint Owner (which could be two different people). In the Joint/Spousal Option, the Covered Life is most often the Contract Owner, and his or her Spouse is the joint Owner or Beneficiary.

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The Relevant Covered Life will be one factor used to establish your Withdrawal Percent. When the Single Life Option is chosen, we use the older Covered Life as the Relevant Covered Life; and when the Joint/Spousal Option is chosen, we use the younger Covered Life as the Relevant Covered Life.

The maximum age of any Contract Owner or Annuitant when electing either rider is 80. These age restrictions also apply to the Beneficiary when the Joint/Spousal Option is chosen.
Does electing either rider forfeit your ability to buy other riders?
Yes. If you elected either rider, you could not elect any rider other than MAV Plus (MAV only in applicable states).
How is the charge for either rider calculated?
The fee for the riders is based on your then current Payment Base (not your Contract Value) as of each Contract Anniversary. This charge will automatically be deducted from your Contract Value on your Contract Anniversary after your Anniversary Value and Payment Base have been computed and prior to all other financial transactions. In the event of a full Surrender, a prorated charge will be deducted from your Surrender Value. The charge for the riders will be withdrawn from each Sub-Account and the Fixed Accumulation Feature in the same proportion that the value of each Sub-Account bears to the total Contract Value. Except as otherwise provided below, we will continue to deduct this charge until we begin to make Annuity Payouts. The rider charge may limit access to the Fixed Accumulation Feature in certain states.

APP C-2

We reserve the right to increase the charge for either or both riders (and any option) up to the maximum fees described in the Synopsis at any time 12 months after either rider’s effective date. Any future fee increase will be based on the charge that we are then currently charging other customers who have not previously elected such rider.
Fee increases will not apply if (a) the age of the Relevant Covered Life is 81 or older; (b) you notify us of your election to permanently waive automatic Payment Base increases as described below; or (c) we convert your benefits based on our Minimum Amount rules defined in your Contract. This fee may not be the same as the fee that we charge new purchasers.
Subject to the foregoing limitation, we also reserve the right to charge a different fee for either rider (or options) to any new Contract Owners as a result of a change of Covered Life. Unless exempt, we will automatically deduct rider fees, as they may be increased from time to time.
You will receive advanced notice of any fee increase. You may decline the fee increase and permanently waive automatic Payment Base increases by:

•	Notifying us in writing, verbally or electronically, if available.

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Written notifications must be submitted using the forms we provide. For telephonic and Internet elections, if available, you must authenticate your identity and acknowledge your understanding of the implications of declining the fee increase. We will take direction from one joint Owner. We are not responsible for lost investment opportunities associated with elections that are not in good order and for relying on the genuiness of any election.

•	We will accept your notification up to 60 days prior to the Contract Anniversary on which the fee increase is scheduled to become effective.

•	We will only honor notifications from the Owner or joint Owner and not through your broker.

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Your decision to decline the fee increase and waive automatic Payment Base increases is irrevocable. You will not be able to accept the fee increase and resume automatic Payment Base increases in the future.

•	If you decline the fee increase, your Lifetime Benefit Payment will continue to be reset on each Contract Anniversary according to the rider’s rules.

•	If you decline the fee increase, and defer withdrawals for at least five years, the Withdrawal Percentage will continue to be reset when a new age band is reached according to the rider’s rules.
Does the Payment Base change under either rider?
Yes, your initial Payment Base equals your initial Premium Payment except in regard to a company sponsored-exchange program. Your Payment Base will fluctuate based on:

•	automatic Payment Base increases; and

•	subsequent Premium Payments; and

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partial Surrenders (including partial Surrenders taken prior to the Lifetime Income Eligibility Date or if the amount of the partial Surrender exceeds either your Threshold or Lifetime Benefit Payment amount).

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Automatic Payment Base Increase: Your automatic annual Payment Base increase varies depending on whether you choose The Hartford’s Lifetime Income Builder Selects or The Hartford’s Lifetime Income Builder Portfolios. The following table describes how these options operate:

	The Harford's Lifetime Income Builder Selects	The Hartford's Lifetime Income Builder Portfolios
New Payment Base	[(current Anniversary Value (prior to the rider charge being taken) divided by your prior Payment Base)] multiplied by your prior Payment Base	The higher of current Anniversary Value (prior to the rider charge being taken) or Payment Base
Annual Payment Base increase limits	0% - 10%	Unlimited
We will determine if you are eligible for annual automatic Payment Base increases on each Contract Anniversary. Automatic Payment Base increases will cease upon the earliest of:

•	your Annuity Commencement Date;

•	the Contract Anniversary immediately following the Relevant Covered Life’s attained age of 90; or

•	You waive your right to receive automatic Payment Base increases.

APP C-3

Your Payment Base can never be less than $0 or more than $5 million. Any activities that would otherwise increase the Payment Base above this ceiling will not be included for any benefits under either rider. See Examples 16 and 17 under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios in Appendix I.

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Subsequent Premium Payments increase your Payment Base on a dollar-for-dollar basis. See Examples 10 and 11 under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios in Appendix I.

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Partial Surrenders may trigger a recalculation of the Payment Base depending on (a) whether the partial Surrender takes place prior to the Lifetime Income Eligibility Date, and (b) if the cumulative amount of all partial Surrenders during any Contract Year exceeds the applicable limits as discussed below:

A.
If cumulative partial Surrenders taken during any Contract Year and prior to the Lifetime Income Eligibility Date, are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Payment Base on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to the Lifetime Income Eligibility Date are greater than the Threshold (subject to rounding), then we will reduce the Payment Base on a (i) dollar-for-dollar basis up to the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders taken after the Lifetime Income Eligibility Date are equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will not reduce the Payment Base.

C.
For any partial Surrender that causes cumulative partial Surrenders after the Lifetime Income Eligibility Date to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Payment Base on a proportionate basis for the amount in excess of the Lifetime Benefit Payment.

See Examples 3-9 and 12-15 under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios in Appendix I

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Covered Life changes may also trigger a recalculation of your Payment Base, Lifetime Benefit Payment, Guaranteed Minimum Death Benefit and rider fees. See “What happens if you change ownership?” below.

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Option Conversion. We reserve the right to offer a one-time only conversion from The Hartford’s Lifetime Income Builder Selects to The Hartford’s Lifetime Income Builder Portfolios, or vice versa, on or after the first Contract Anniversary after the rider has been in effect and prior to the Relevant Covered Life’s reaching attained age 81. Your then current Payment Base will be your new Payment Base for the purposes of the converted rider. This conversion will go into effect on the next following Contract Anniversary. A conversion notice must be received by us in good order between 30 days prior to, or within 15 days after, a Contract Anniversary. This privilege may be withdrawn at our sole discretion at any time without prior notice. The rider fee and any associated restrictions will be based on the rider then in effect. You may rescind your election within 15 days after making your election. Upon rescission; however, your Payment Base will be reset at the lower of the then applicable Payment Base or the Contract Value at the time of rescission. Rescission of a conversion option may therefore result in a permanent reduction of benefits. Once rescinded, this privilege will be terminated.

•	Partial Surrenders taken during any Contract Year that cumulatively exceed the Annual Withdrawal Amount but do not exceed the Lifetime Benefit Payment will be free of any applicable CDSC.
Is either rider designed to pay you withdrawal benefits for your lifetime?
Yes. However, withdrawals taken prior to the Lifetime Income Eligibility Date are not guaranteed to be available throughout your lifetime. Such withdrawals will reduce (and may even eliminate) the Payment Base otherwise available to establish Lifetime Benefit Payments and Guaranteed Minimum Death Benefits.
As shown in the following table, the Withdrawal Percent for all partial Surrenders taken before the Lifetime Income Eligibility Date will be 5% (Single Life Option) or 4.5% (Joint/Spousal Option). In contrast, the Withdrawal Percent for partial Surrenders taken after the Lifetime Income Eligibility Date will be based on the chronological age of the Relevant Covered Life at the time of the first withdrawal as shown below:

APP C-4

	Withdrawal Percent
Relevant Covered Life Attained Age	Single Life Option	Joint/Spousal Option
<59½ - 64	5.0%	4.5%
65 - 69	5.5%	5.0%
70 - 74	6.0%	5.5%
75 - 79	6.5%	6.0%
80 - 84	7.0%	6.5%
85 - 90	7.5%	7.0%
90+	8.0%	7.5%
Except as provided below, the Withdrawal Percent will be based on the chronological age of the Relevant Covered Life at the time of the first Surrender.

1.	If a partial Surrender HAS NOT been taken, your new Withdrawal Percent will be effective on the next birthday that brought the Relevant Covered Life into a new Withdrawal Percent age band; or

2.
If you have deferred taking partial Surrenders for five years from the date you purchased this rider, your new Withdrawal Percent will be effective on the next birthday that brings the Relevant covered Life into a new Withdrawal Percent age band. Your new Withdrawal Percent will thereafter continue to change based on the age of the Relevant Covered Life as shown on the table above regardless of whether partial Surrenders are taken after such five year period or;

3.
If the preceding requirements in (1) or (2) have not been met, your new Withdrawal Percent will be effective as of the Contract Anniversary when the next automatic Payment Base increase occurs due to market performance after the birthday that brings the Relevant Covered Life into a new Withdrawal Percent age band.

If you meet the deferral requirements above, you will not forfeit your right to automatic Withdrawal Percent increases even if you decline future fee increases.
Please refer to Example 24 in The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios Examples Appendix for more information.
Is either rider designed to pay you Death Benefits?
Yes. This Guaranteed Minimum Death Benefit guarantees that we will pay a Death Benefit equal to the greater of Premium Payments adjusted for partial Surrenders or Contract Value as of the date we receive due proof of death of the Contract Owner(s) or Annuitant. Termination of either rider will result in the rescission of the Guaranteed Minimum Death Benefit and result in your Beneficiary receiving the Contract Value as of the date we receive due proof of death. If the Lifetime Withdrawal Feature is revoked, we will reduce the Guaranteed Minimum Death Benefit for any partial Surrender after the date the Lifetime Withdrawal Feature was revoked, in proportion to the reduction in Contract Value due to such partial Surrender, and you will no longer be subject to the rider's Investment Restrictions (if applicable to your contract (see the “State Variations” provisions in the “Miscellaneous” section)). For Joint/Spousal election of either rider, no Death Benefit will be available when a Relevant Covered Life is the Beneficiary and the Beneficiary dies.
Partial Surrenders will affect the Guaranteed Minimum Death Benefit as follows:

A.
If cumulative partial Surrenders taken prior to the Lifetime Income Eligibility Date are equal to, or less than, the Threshold (subject to rounding), then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis. Alternatively, if cumulative partial Surrenders taken prior to the Lifetime Income Eligibility Date are greater than the Threshold (subject to rounding), then we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Threshold, and (ii) proportionate basis for the amount in excess of the Threshold.

B.
If cumulative partial Surrenders after the Lifetime Income Eligibility Date are (i) equal to or less than the Lifetime Benefit Payment (subject to rounding), or (ii) exceed the Lifetime Benefit Payment only as a result of enrollment in our Automatic Income Program to satisfy RMD; then the cumulative partial Surrender will reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis.

C.
For any partial Surrender that causes cumulative partial Surrenders after the Lifetime Income Eligibility Date to exceed the Lifetime Benefit Payment and the RMD exception in (B) does not apply, we will reduce the Guaranteed Minimum Death Benefit on a (i) dollar-for-dollar basis up to the amount of the Lifetime Benefit Payment, and (ii) proportionate basis for the amount in excess of the Lifetime Benefit Payment.

APP C-5

Please refer to the section labeled “Can your Spouse continue your Lifetime Withdrawal Feature” for more information on the continuation of the Lifetime Benefit Payments by your Spouse.
Does either rider replace the standard Death Benefit?
Yes, it permanently replaces the standard Death Benefit. The Guaranteed Minimum Death Benefit will be reset to equal Contract Value when there is a Covered Life change that exceeds the permissible age limitation under either rider. This may also occur for the Single Life Option when the spouse elects Spousal Contract continuation and the new Covered Life exceeds the age limit.
Can you revoke this rider?
Yes. You may elect to revoke the Lifetime Withdrawal Feature at any time subject to state availability and only the Guaranteed Minimum Death Benefit shall continue to apply. You may not revoke the Guaranteed Minimum Death Benefit, although the Guaranteed Minimum Death Benefit will be reduced and/or eliminated due to partial withdrawals. We may revoke the Lifetime Withdrawal Feature under the Covered Life change, Spousal Contract continuation and Investment Restrictions provisions (if applicable to your contract (see the “State Variations” provision in the “Miscellaneous” section )). Additionally, we may terminate the entire rider when the oldest Covered Life exceeds the maximum issue age limitation in accordance with the Covered Life change and Spousal Contract continuation provisions. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value.
If the Lifetime Withdrawal Feature is revoked:

•	It cannot be re-elected;

•	You will not receive any Lifetime Withdrawal Payments;

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We will continue the Guaranteed Minimum Death Benefit only. We will reduce the Guaranteed Minimum Death Benefit for any partial Surrender after the date the Lifetime Withdrawal Feature was revoked, in proportion to the reduction in Contract Value due to such partial Surrender;

•	You will no longer be subject to this rider’s Investment Restrictions; and

•	You become subject to the rules applicable when the Contract Value is below our minimum Contract Value then in effect.

On the date the Lifetime Withdrawal Feature is revoked, a prorated share of the rider charge will be assessed. After that, the rider charge will no longer be assessed. If you elected the single life option, and the Lifetime Withdrawal Feature is revoked under the Spousal Contract continuation provision, the rider charge will not be assessed on the date the rider is revoked.

A Company-sponsored exchange of this rider will not be considered to be a revocation or termination of this rider.

The factors you may consider when determining whether to voluntarily revoke the Lifetime Withdrawal Feature include:  whether you continue to want or need the longevity protection provided by Lifetime Withdrawal Feature payments (the benefit may not be reinstated after it is revoked); whether you wish to cease paying the fees associated with the Lifetime Withdrawal Feature (keep in mind that you have been paying fees for the Lifetime Withdrawal Feature since the effective date of the rider), whether you no longer want to be subject to the investment restrictions required to maintain the Lifetime Withdrawal Feature (if applicable to your contract (see the “State Variations” provisions in the “Miscellaneous” section)); and whether or not you plan on taking partial withdrawals in the future and how these partial withdrawals will reduce the Guaranteed Minimum Death Benefit. As described in the “Is this rider designed to pay you Death Benefits?” section, partial surrenders taken while the Lifetime Withdrawal Feature is in effect reduce the Guaranteed Minimum Death Benefit on a dollar-for-dollar basis or on a proportionate basis (in proportion to the reduction in Contract Value due to such partial withdrawal) depending on when you take withdrawals and/or the amount of cumulative withdrawals.  Partial withdrawals taken after you revoke the Lifetime Withdrawal Feature will reduce the Guaranteed Minimum Death Benefit on a proportionate basis. If your Account Value is less than your Guaranteed Minimum Death Benefit at the time of a partial withdrawal then reducing the Guaranteed Minimum Death Benefit on a proportionate basis will result in a greater reduction in the Guaranteed Minimum Death Benefit than if a dollar-for-dollar reduction was taken. You should consult an investment professional before making any decision to revoke the Lifetime Withdrawal Feature.

Please see “Can your Spouse continue your Lifetime Withdrawal Feature?” and “Are there restrictions on how you must invest?” for more information.
What effect does partial or full Surrenders have on your benefits under this rider?

APP C-6

Please refer to “Does the Benefit Amount/Payment Base change under either rider?” for the effect of partial Surrenders on your Payment Base, Guaranteed Minimum Death Benefit and Lifetime Benefit Payments. You may make a full Surrender of your entire Contract at any time. However, you will receive your Contract Value with any applicable charges deducted and not the Payment Base or any Lifetime Benefit Payment that you would have received under either rider.
If your Contract Value on any Contract Anniversary is ever reduced below the minimum amount (as defined in your Contract - generally, the greater of $500 or one Lifetime Benefit Payment) as a result of investment performance or if on any Valuation Day a partial Surrender is taken that reduces your Contract Value below the minimum amount, then the following will occur:

•	We will no longer accept subsequent Premium Payments; and

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You will be required to either make a full Surrender or promptly transfer your remaining Contract Value to an approved Sub-Account(s) and/or Programs (failure to do so after a reasonable amount of time being deemed as acquiescence to our reallocation of these sums to the Money Market Sub-Account); and

•	Lifetime Benefit Payments will continue and Withdrawal Percent increases will continue if the Contract qualifies for the 5-year deferral provision;

•	Your Guaranteed Minimum Death Benefit will continue to be reduced by Lifetime Benefit Payments until reduced to zero at which time your Death Benefit shall be equal to your Contract Value; and

•	All other privileges under either rider will terminate and you will no longer be charged a rider fee or Annual Maintenance Fee; and

•	If any amount greater than a Lifetime Benefit Payment is requested, the Contract will be liquidated, the rider will terminate and the Guaranteed Minimum Death Benefit will be lost.
See Examples 21 and 22 under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios in Appendix I.
What happens if you change ownership?
Inasmuch as this rider is affected by changes to the Covered Life, only these types of changes are discussed below. We reserve the right to approve all Covered Life changes. Certain approved changes in the designation of the Covered Life may cause a recalculation of the benefits. Covered Life changes also allow us, in our discretion, to impose investment restrictions, as described below.
Any Covered Life change made within the first 6 months from the Contract Issue date will have no impact on the Payment Base or Guaranteed Minimum Death Benefit as long as each succeeding Covered Life is less than the maximum age limitation of the applicable rider at the time of the change. The Withdrawal Percent and Lifetime Benefit Payment will thereafter change based on the age of the new relevant Covered Life.
After the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and partial Surrenders have not yet been taken, in the event that you and your Spouse become legally divorced, you may add a new Spouse to the Contract. Provided that the age limitation of the rider is not exceeded, the Payment Base and Guaranteed Minimum Death Benefit will remain the same. We will then recalculate your Withdrawal Percent based on the age of the younger Covered Life as of the date of the change. The charge for this rider will remain the same.
Alternatively, if after the first 6 months from the Contract Issue date, if you elected the Joint/Spousal Option and Surrenders have been taken, in the event that you and your Spouse become legally divorced, you may only remove your ex-Spouse from the Contract whereupon the Payment Base and Guaranteed Minimum Death Benefit will remain the same. We will then recalculate your Withdrawal Percent based on the age of the remaining Covered Life as of the date of the change. The charge for this rider will remain the same.

APP C-7

You may not convert your Joint/Spousal Option election to a Single Life Option. In addition, after the first six months following the Contract issue date, if any Covered Life change takes place that is not due to a divorce, then:

A.
If the older Covered Life after the change is equal to or less than the maximum age limitation of the rider at the time of the change, then we will revoke the Lifetime Withdrawal Feature of either rider and continue the Guaranteed Minimum Death Benefit only. The charge for the rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter.

B.
If the older Covered Life after the change exceeds the maximum age limitation of either rider at the time of the change, or we no longer offer either rider, then the rider will terminate. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value.

If you elected the Single Life Option and any Covered Life changes after the first 6 months from Contract Issue date, then:

A.
If the older Covered Life after the change exceeds the maximum age limitation of this rider at the time of the change; the rider will be terminated and removed from the Contract. The Guaranteed Minimum Death Benefit will then be equal to the Contract Value; or

B.
If we no longer offer such rider, we will continue the Guaranteed Minimum Death Benefit after resetting this benefit to the lower of the then applicable Guaranteed Minimum Death Benefit or Contract Value on the effective date of the Covered Life change; whereupon the Lifetime Withdrawal Feature will be revoked. The charge for this rider then in effect will be assessed on the revocation date and will no longer be assessed thereafter; or

C.
If we offer such rider, then we will use the attained age of the older Covered Life as of the date of the Covered Life change to reset the Withdrawal Percent. The Payment Base will be recalculated to be the lesser of the Contract Value or the Payment Base effective on the date of the change. The Guaranteed Minimum Death Benefit will be recalculated to be the lesser of the Contract Value or the Guaranteed Minimum Death Benefit effective on the date of the change.

If such rider is no longer available for sale, we will determine the issue age limitation of the rider on a non-discriminatory basis.
The following tables illustrate only some of the various changes and the resulting outcomes associated with deaths of the Contract Owner(s) or Annuitant before and after the Annuity Commencement Date.
Single Life Option Election:

If the Deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving non-spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider terminates
Contract Owner	There is a surviving spousal Contract Owner	The Annuitant is living or deceased	Joint Contract Owner receives the Death Benefit and this rider can continue under Spousal Contract continuation
Contract Owner	There is no surviving Contract Owner	The Annuitant is living or deceased	Rider terminates. Designated Beneficiary receives the Death Benefit
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates. Estate receives the Death Benefit
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner becomes the Contingent Annuitant	Contract continues, no Death Benefit is paid, and this rider continues
Annuitant	Contract Owner is living	There is no Contingent Annuitant and the Contract Owner waives their right to become the Contingent Annuitant	Rider terminates and Contract Owner receives the Death Benefit
Annuitant	Contract Owner is Living	Contingent Annuitant is Living	Contingent Annuitant becomes the Annuitant and the Contract and this rider continues

APP C-8

Joint/Spousal Election:

If the Deceased is . . .	and . . .	and . . .	then the . . .
Contract Owner	There is a surviving Contract Owner	The Annuitant is living or deceased	The surviving Contract Owner continues the Contract and rider; we will increase the Contract Value to the Death Benefit value
Contract Owner	There is no surviving Contract Owner	The Spouse is the sole primary beneficiary	Follow Spousal Contract continuation rules for joint life elections
Contract Owner	There is no surviving Contract Owner or Beneficiary	The Annuitant is living or deceased	Rider terminates and Contract Owner’s estate receives the Death Benefit
Annuitant	The Contract Owner is living	There is a Contingent Annuitant	The Rider continues; upon the death of the last surviving Covered Life, the rider will terminate.
Ownership changes may be taxable to you. We recommend that you consult with a tax adviser before making any ownership changes.
Can your Spouse continue your Lifetime Withdrawal Feature?

•	Single Life Option:
If a Covered Life dies and the sole Beneficiary is the deceased Covered Life’s Spouse at the time of death, such Spouse may continue the Contract. If the Spouse elects to continue the Contract and such rider, we will continue the rider with respect to all Lifetime Withdrawal Features at the charge that is currently being assessed for new sales at the time of continuation. We will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater. The Covered Life will be re-determined on the date of Spousal Contract continuation. If the new Covered Life is less than age 81 at the time of the Spousal Contract continuation, and such rider (or a similar rider, as we determine) is still available for sale, the Payment Base and the Guaranteed Minimum Death Benefit will be set equal to the Contract Value, the Withdrawal Percent will be recalculated based on the age of the older remaining Covered Life on the effective date of the Spousal Contract continuation. If the new Covered Life is 81 or older at the time of the Spousal Contract continuation, the rider will terminate and the Guaranteed Minimum Death Benefit will be equal to the Contract Value.
If we are no longer offering such rider at the time of Spousal Contract continuation, we will revoke the Lifetime Withdrawal Feature and the rider charge will no longer be assessed.

•	Joint/Spousal Option:
Either rider is designed to facilitate the continuation of your rights under the rider by your Spouse through the inclusion of a Joint/Spousal Option. If a Covered Life dies and the Spouse elects to continue the Contract, we will increase the Contract Value to the Guaranteed Minimum Death Benefit, if greater and we will continue the rider with respect to all benefits at the current rider charge. The benefits will be reset as follows:

•	The Payment Base will be equal to the greater of Contract Value or the Payment Base on the Spousal Contract continuation date;

•	The Guaranteed Minimum Death Benefit will be equal to the Contract Value on the Spousal Contract continuation date;

•
The Withdrawal Percent will remain at the current percentage if partial Surrenders have commenced; otherwise the Withdrawal Percent will be based on the attained age of the remaining Covered Life on the Spousal Contract continuation date; and

•	The Lifetime Benefit Payment will be recalculated.
The remaining Covered Life can not name a new owner on the Contract. Any new Beneficiary that is added to the Contract will not be taken into consideration as a Covered Life. Either rider will terminate upon the death of the remaining Covered Life.
See Examples 18 and 19 under The Hartford’s Lifetime Income Builder Selects and The Hartford’s Lifetime Income Builder Portfolios in Appendix I.
What happens if you annuitize your Contract?

APP C-9

If you elect to annuitize your Contract prior to reaching the Annuity Commencement Date, you may only annuitize your Contract Value and will not be able to elect any of the annuitization options allowed under this rider. If your Contract reaches the Annuity Commencement Date, the Contract must be annuitized unless we agree to extend the Annuity Commencement Date, in our sole discretion. In this circumstance, the Contract may be annuitized under our standard annuitization rules or, alternatively, under the rules applicable when the Contract Value is below our Minimum Amount rule then in effect.
If your Contract Value is reduced below our Minimum Amount rule (as defined in your Contract), then in effect, your Annuity Commencement Date will be attained and we will no longer accept subsequent Premium Payments. We will then issue you a payout annuity. You may elect the frequency of your payments from those offered by us at such time, but will not be less frequently than annually.

•	Single Life Option:
If you have elected the Single Life Option, we will issue you a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the Covered Life determined at Annuity Commencement Date. We treat the Covered Life as the Annuitant for this payout option. If there is more than one Covered Life, then the lifetime portion will be based on both Covered Lives. The Covered Lives will be the Annuitant and joint Annuitant for this payout option. The lifetime portion will terminate on the first death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit under this rider.
If the older Annuitant is age 59½ or younger, we will automatically defer the date the payments begin until the anniversary after the older Annuitant attains age 59½ and is eligible to receive payments in a fixed dollar amount until the later of the death of any Annuitant or a minimum number of years.
If the Annuitant and joint Annuitant are alive and the older Annuitant is age 59½ or older, you will receive payments in a fixed dollar amount until the later of the death of any Annuitant or a period certain.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be made over the greater of the period certain, or until the death of any Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of the Withdrawal Percent or the applicable Threshold. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of any Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.
This option may not be available if the Contract is issued to qualify under Code Sections 401, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.

•	Joint/Spousal Option:
If you have elected the Joint/Spousal Option and both Spouses are alive, we will issue you a Fixed Joint & Survivor Lifetime and Period Certain Payout. If only one Spouse is alive, we will issue a Fixed Lifetime and Period Certain Payout. The lifetime portion will be based on the surviving Covered Life. The Covered Lives will be the Annuitant and Joint Annuitant for this payout option. The lifetime benefit will terminate on the last death of the two. The minimum amount paid to you under this Annuity Option will at least equal the remaining Guaranteed Minimum Death Benefit.
If the younger Annuitant is alive and age 59½ or younger, we will automatically defer the date that payments begin until the anniversary after the younger Annuitant attains age 59½ and is eligible to receive payments in a fixed dollar amount until the death of the last surviving Annuitant or a period certain.
If the Annuitant is alive and the younger Annuitant is age 59½ or older, you will receive payments in a fixed dollar amount until the later of the death of the last surviving Annuitant or a minimum number of years.
The period certain over which payments will be made is equal to the Guaranteed Minimum Death Benefit divided by the product of the Payment Base multiplied by the Withdrawal Percent on the Annuity Commencement Date. Payments will be made over the greater of the period certain, or until the death of the last Surviving Annuitant, in the frequency that you elect. The annual amount that will be paid to you will be equal to the Payment Base on the Annuity Commencement Date multiplied by the greater of the Withdrawal Percent or the applicable Threshold. Therefore, the higher your then remaining Guaranteed Minimum Death Benefit is at the time of annuitization, the longer the time period you will be entitled to receive annuitization payments. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of the last surviving Annuitant, payments have been made for less than the period certain, the remaining scheduled period certain payments will be made to the Beneficiary. A lump sum option is not available.

APP C-10

These options may not be available if the Contract is issued to qualify under Code Sections 401, 408, or 457. For such Contracts, this option will be available only if the Period Certain Payout is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by us.
Are there restrictions on how you must invest?
Yes, as described below:

Lifetime Income Builder Selects
Effective October 4, 2013, we began enforcing our contractual right to require that you allocate your Contract Value and future Premium Payments must be invested in accordance with the investment restrictions described in Appendix D as a condition to maintaining the withdrawal benefit of the rider. Your allocations are automatically rebalanced quarterly. If your allocations do not comply with the investment restrictions described in Appendix D on and after October 4, 2013 the withdrawal benefit of your rider will be revoked. These restrictions are intended to reduce the risk of investment losses that could require the Company to use its General Account assets to pay amounts due under the rider.

To the extent permitted by applicable law we may modify, add, delete, or substitute (to the extent permit by applicable law), the asset allocation models, investment programs, Funds, portfolio rebalancing requirements, and other investment requirements and restrictions that apply while the rider is in effect. For instance, we might amend these asset allocation models if a Fund (i) merges into another fund, (ii) changes investment objectives, (iii) closes to further investments and/or (iv) fails to meet acceptable risk parameters. These changes will not be applied with respect to then existing investments. We will give you advance notice of these changes. Please refer to “Other Program considerations” under the section entitled “What other ways can you invest?” in Section 5.a for more information regarding the potential impact of Fund mergers and liquidations with respect to then existing investments within an asset allocation model.

Except as provided below, failure to comply with the investment restrictions will result in revocation of the withdrawal feature. If the withdrawal feature is revoked by us for violation of applicable investment restrictions, we will assess a pro-rated share of the rider charge and will no longer assess a rider charge thereafter. Revocation of the withdrawal feature will not terminate any concurrent guaranteed minimum death benefit rider.

If the withdrawal feature is revoked by us due to a failure to comply with these investment restrictions, you will have one opportunity to reinstate the rider by reallocating your Contract Value in accordance with then prevailing investment restrictions. You will have a thirty calendar day reinstatement period to do this. The reinstatement period will begin upon revocation of the withdrawal feature. Your right to reinstate the rider will be terminated if during the reinstatement period you make a subsequent Premium Payment, take a partial Surrender or make a Covered Life change. Upon reinstatement, your Payment Base will be reset at the lower of the Payment Base prior to the revocation or Contract Value as of the date of reinstatement. Your Withdrawal Percentage will be reset to equal the Withdrawal Percentage prior to revocation unless during the reinstatement period the relevant Covered Life qualifies for a new age band.

Investment in any asset allocation model could mitigate losses but also hamper potential gains. The asset allocation models that you must invest in under the rider provide very different potential risk/reward characteristics. We are not responsible for lost investment opportunities associated with the implementation and enforcement of these investment requirements and restrictions.

Lifetime Income Builder Portfolios
Your Contract Value must be invested in one or more Programs and in an approved model portfolio, Funds or other investment vehicles established from time to time. Permissible portfolios, Funds, Programs or other investment vehicles are described in Appendix H. Not all model portfolios or Programs are available through all Financial Intermediaries.

To the extent permitted by applicable law, we may, in our sole discretion, add, replace or alter Funds, Programs and model portfolios from time to time. You will be provided with advance notification of any investment restriction changes. Changes may be made on a prospective basis with respect to any additional Premium Payments received.

While you may switch from model portfolio to model portfolio, you cannot pick and choose Funds within any model portfolios nor may you specify which Funds should be redeemed to satisfy the Lifetime Withdrawal Feature. You may provide written investment instructions to invest Contract Value in a manner that violates these investment restrictions. Any such action will, however, result in the revocation of your withdrawal feature under either rider.
Investments within model portfolios will fluctuate in value and may be worth more or less than your original investment. We are not responsible for lost investment opportunities associated with the implementation of these investment restrictions. Please

APP C-11

refer to each Fund’s investment objectives, policies and restrictions and the risks of investing in each Fund as described in this prospectus and the prospectus for each Fund.
If your Lifetime Withdrawal Feature is revoked due to failure to comply with the investment restrictions, you will have a one time opportunity to reinstate the Lifetime Withdrawal Feature on your rider. There is a thirty calendar day reinstatement period that will begin from the date your lifetime withdrawal feature is revoked. During the reinstatement period, if you make a subsequent Premium Payment, take a partial Surrender or make a Covered Life change, your opportunity to reinstate will be terminated.
Upon reinstatement of your Lifetime Withdrawal Feature under either rider, your Payment Base will be reset at the lower of the Payment Base prior to the revocation and Contract Value as of the date of the reinstatement. Your Withdrawal Percentage will be set equal to the Withdrawal Percentage prior to the Lifetime Withdrawal Feature revocation; unless, if within the reinstatement period you reach a new age band and no partial Surrenders have been taken, then the Withdrawal Percentage will be set equal to the appropriate percentage based on the attained age of the Relevant Covered Life. Your Lifetime Benefit Payment will be recalculated based on the Lifetime Withdrawal Feature values as of the date of the reinstatement. We will deduct a prorated rider charge on your Contract Anniversary following the reinstatement for the time period between the reinstatement date and your first Contract Anniversary following the reinstatement.
Are there restrictions on the amount of subsequent Premium Payments?
Yes. We reserve the right to require our approval on all subsequent Premium Payments received after the first twelve months. We may not accept any subsequent Premium Payment which brings the total of such cumulative subsequent Premium Payments in excess of $100,000 without prior approval. This restrictions are not currently enforced. Following your Annuity Commencement Date, we will no longer accept subsequent Premium Payments.
Can we aggregate Contracts?
Yes. For purposes of determining the Payment Base and Premium Payment limits, we reserve the right to treat as one all deferred variable annuity Contracts issued by us where you have elected any optional withdrawal benefit rider. If we elect to aggregate Contracts, we will change the period over which we measure Surrenders against future Lifetime Benefit Payments.
We will treat the effective date of our aggregation election until the end of the applicable calendar year as a Contract Year for the purposes of the Lifetime Benefit Payment limit. A pro-rata rider fee will be taken at the end of that calendar year. After the first calendar year following aggregation, the Lifetime Benefit Payment limits will be aggregated and will thereafter be set on a calendar year (i.e., January 1 Contract Anniversary) basis. The rider fee then in effect will be taken at the end of each new Contract Anniversary.
Other information
This rider may not be appropriate for all investors. Several factors, among others, should be considered:

•
The benefits under this rider cannot be directly or indirectly assigned, collateralized, pledged or securitized in any way. Any such actions will invalidate the rider and allow us to terminate the rider.

•
Your annual Lifetime Benefit Payments may fluctuate based on changes in the Payment Base and Contract Value. The Payment Base is sensitive to partial Surrenders in excess of the then current maximum Lifetime Benefit Payment or Threshold. It is therefore possible that Surrenders and subsequent Premium Payments within the same Contract Year, whether or not equal to one another, can result in lower Lifetime Benefit Payments.

•
Annuitizing your Contract, whether voluntary or not, will impact and possibly eliminate these “lifetime” benefits. First, you may no longer invest additional Premium Payments. Second, the Death Benefit will immediately terminate. Third, any Guaranteed Minimum Withdrawal Benefit guarantees you elect may end. In cases where you are required to annuitize, you will forfeit automatic Payment Base increases (if applicable) and lifetime annuitization payments may equal (or possibly exceed) Lifetime Benefit Payments. However, where you elect to annuitize before a required Annuity Commencement Date, lifetime annuitization payments might be less than the income guaranteed by your Guaranteed Minimum Withdrawal Benefit.

•
If you had elected the conversion option from The Hartford’s Lifetime Income Builder Selects to The Hartford’s Lifetime Income Builder Portfolios, or vice versa, and subsequently rescinded that election, your Payment Base will be set to the lower of the Payment Base or the Contract Value on the date of the rescission and therefore your old Payment Base will not be restored. The Death Benefit will also be set to the lower of the Guaranteed Minimum Death Benefit and the Contract Value on the date of the rescission.

•	Even though either rider is designed to provide living benefits, you should not assume that you will necessarily receive payments for life if you have violated any of the terms of this rider.

APP C-12

•
While there is no minimum age for electing either rider, withdrawals taken prior to the Lifetime Income Eligibility Date will reduce, or can even eliminate guaranteed Lifetime Benefit Payments. Payments taken prior to the Lifetime Income Eligibility Date are not guaranteed to last for a lifetime. Either rider may not be suitable if a Covered Life is under attained age 59½.

•
The determination of the Relevant Covered Life is established by the Company and is critical to the determination of many important benefits such as the Withdrawal Percent used to set Lifetime Benefit Payments. Applicants should confirm this determination and be sure they fully appreciate its importance before investing.

•
We may terminate either or both riders post-election based on your violation of benefit rules and may otherwise withdraw such rider (or any option) for new sales at any time. In the event that either rider (or any option) is terminated by us, your Lifetime Benefit Payments will cease; your Payment Base, including any automatic Payment Base increases will be eliminated and the Guaranteed Minimum Death Benefit will then be equal to the Contract Value, and you will not be allowed to elect any other optional benefit rider.

•
Unless otherwise provided, you may select either rider only at the time of sale and once you do so, you may not add any other optional withdrawal benefits during the time you own this Contract. If you elect either rider you will not be eligible to elect optional riders other than MAV or MAV Plus.

•
When the Single Life Option is chosen, Spouses may find continuation of either rider to be unavailable or unattractive after the death of the Contract Owner. Continuation of the benefits available in either optional rider is dependent upon its availability at the time of death of the first Covered Life and will be subject to then prevailing charges.

•
The Joint/Spousal Option provides that if you and your Spouse are no longer married for any reason other than death, the removal and replacement of your Spouse will constitute a Covered Life change. This can result in the resetting of all benefits under this rider.

•	Certain Covered Life changes may result in a reduction, recalculation or forfeiture of benefits.

•	Annuity pay-out options available subsequent to the Annuity Commencement Date may not necessarily provide a stream of income for your lifetime and may be less than Lifetime Benefit Payments.

•
The fee for either rider may increase any time after 12 months from either rider’s effective date. There are no assurances as to the fee we will be charging at the time of each Payment Base increase. This is subject to the maximum fee disclosed in the Synopsis.

•	Because these benefits are bundled and interdependent upon one another, there is a risk that you may ultimately pay for benefits that you may never get to use.

•
We do not automatically increase payments under the Automatic Income Program if your Lifetime Benefit Payment increases. If you are enrolled in our Automatic Income Program to make Lifetime Benefit Payments and your eligible Lifetime Benefit Payment increases, please note that you need to request an increase in your Automatic Income Program. We will not individually notify you of this privilege.

APP D-1

Appendix D — Optional Rider Investment Restrictions
(percentage allocations apply to value in the Sub-Accounts)
A: INVESTMENT RESTRICTIONS FOR: THE HARTFORD’S LIFETIME INCOME BUILDER, THE HARTFORD’S LIFETIME INCOME BUILDER FOUNDATION, THE HARTFORD’S LIFETIME INCOME BUILDER II, THE HARTFORD’S LIFETIME INCOME BUILDER SELECTS:
(APPLICABLE TO: HARTFORD LEADERS III, HARTFORD LEADERS ACCESS III, HARTFORD LEADERS EDGE III, HARTFORD LEADERS PLUS III AND HARTFORD LEADERS OUTLOOK III)
(If applicable to your contract (see the "State Variations" provisions in the "Miscellaneous" section))
You must allocate your Sub-Account Value in accordance with the following investment restrictions on and after to October 4, 2013:
(1) SELF SELECT

Category 1: Fixed Income Rule: Minimum 40% of allocation Maximum of 100% of allocation*
Category 2: Acceptable Investment Options (Equity or Multi-Asset) Rule: Maximum 60% of allocation, maximum 20% in any one fund
Category 3: Limited Investment Options (Equity, Multi-Asset, or Bond) Rule: Maximum 20% of allocation, maximum of 10% in any one fund

Category 1: Fixed Income Rule: Minimum 40% of allocation Maximum of 100% of allocation*
American Funds Bond Fund
Invesco V.I. Government Securities Fund
Invesco V.I. Money Market Fund
MFS Total Return Bond Series

•
If you have 100% allocation to the Fixed Accumulation Feature (FAF) on and after October 4, 2013 you will comply with these investment restrictions for as long as your allocation remains at 100% to the FAF. Please remember that effective October 4, 2013, the FAF was closed to new allocations or Premium Payments (with limited state exclusions). Therefore, if you move any money out of the FAF and into the Sub-Accounts you will not be able to move it back into the FAF AND your Sub-Account allocations must comply with these investment restrictions in order to prevent the revocation of your withdrawal feature.

Category 2: Acceptable Investment Options (Equity or Multi-Asset) Rule: Maximum 60% of allocation, maximum 20% in any one fund
American Funds Asset Allocation Fund
American Funds Blue Chip Income and Growth Fund
American Funds Global Growth and Income Fund
American Funds Global Growth Fund
American Funds Growth Fund
American Funds Growth-Income Fund
Franklin Flex Cap Growth VIP Fund Franklin Income VIP Fund
Franklin Large Cap Growth VIP Fund
Franklin Rising Dividends VIP Fund
Invesco V.I. Core Equity Fund
Invesco V.I. International Growth Fund
Invesco V.I. American Franchise Fund
MFS Growth Series
MFS Massachusetts Investors Growth Stock Portfolio
MFS Investors Trust Series
MFS Research International Series
MFS Research Series
MFS Total Return Series

APP D-2

MFS Value Series
Franklin Mutual Shares VIP Fund
Templeton Foreign VIP Fund
Invesco V.I. Value Opportunities Fund
MFS Core Equity Series
MFS Global Equity Series
Franklin Mutual Global Discovery VIP Fund

Category 3: Limited Investment Options (Equity, Multi-Asset, or Bond) Rule: Maximum 20% of allocation, maximum of 10% in any one fund
American Funds Global Bond Fund
American Funds Global Small Capitalization Fund
American Funds International Fund
American Funds New World Fund
Franklin Small Cap Value VIP Fund
Franklin Small-Mid Cap Growth VIP Fund
Franklin Strategic Income VIP Fund
Invesco V.I. Mid Cap Core Fund
Invesco V.I. Small Cap Equity Fund
MFS High Yield Portfolio
MFS Mid Cap Growth Series
MFS New Discovery Series
Templeton Developing Markets VIP Fund
Templeton Growth VIP Fund

(2) ASSET ALLOCATIONS MODELS

	Hartford LIB & LIF Riders
Fund	Conservative 2	Balanced 2	Moderate Growth 2
American Funds Bond Fund	24%	22%	20%
American Funds Growth Fund	5%	6%	7%
American Funds Growth-Income Fund	6%	7%	8%
American Fund International Fund	3%	4%	5%
American Funds Global Bond Fund	4%	2%	0%
Franklin Small Cap Value VIP Fund	0%	0%	2%
Franklin Strategic Income VIP Fund	3%	2%	0%
Invesco V.I. Core Equity Fund	4%	5%	6%

	Hartford LIB & LIF Riders
Fund	Conservative 2	Balanced 2	Moderate Growth 2
Invesco V.I. International Growth Fund Fund	2%	3%	4%
Invesco V.I. Mid Cap Core Equity Fund	2%	3%	3%
Invesco V.I. Small Cap Equity Fund	3%	3%	2%
MFS Growth Series	4%	5%	6%
MFS High Yield Series	4%	2%	0%
MFS Total Return Bond Series	25%	22%	20%
MFS Value Series	5%	6%	7%
Franklin Mutual Shares VIP Fund	4%	5%	6%
Templeton Foreign VIP Fund	2%	3%	4%
Total	47%	46%	45%

APP D-3

(3) INVESTMENT MODELS
Investment Model Option A: Franklin

MFS Total Return Bond Series	40%
Franklin Small-Mid Cap Growth VIP Fund	10%
Templeton Growth VIP Fund	10%
Franklin Mutual Shares VIP Fund	20%
Franklin Rising Dividends VIP Fund	20%
Total	100%
Investment Model Option B: American

American Funds Bond Fund	40%
American Funds Global Small Capitalization Fund	10%
American Funds Growth Fund	20%
American Funds Growth-Income Fund	20%
American Funds International Fund	10%
Total	100%
Investment Model Option C: Diversifive

MFS Total Return Bond Series	40%
Franklin Rising Dividends VIP Fund	20%
MFS Growth Series	20%
Templeton Foreign VIP Fund	10%
Invesco V.I. International Growth Fund	10%
Total	100%

APP D-4

B. INVESTMENT RESTRICTIONS FOR: THE HARTFORD’S LIFETIME INCOME BUILDER PORTFOLIOS:
APPLICABLE TO: HARTFORD LEADERS III, WELLS FARGO LEADERS II, HARTFORD LEADERS / CHASE II, CLASSIC HARTFORD LEADERS, HARTFORD LEADERS SELECT, HUNTINGTON HARTFORD LEADERS, HARTFORD SELECT LEADERS V, NATIONS OUTLOOK VARIABLE ANNUITY III, HUNTINGTON HARTFORD LEADERS OUTLOOK III, CLASSIC HARTFORD LEADERS OUTLOOK III, WELLS FARGO LEADERS OUTLOOK II, HARTFORD LEADERS SELECT OUTLOOK HARTFORD SELECT LEADERS OUTLOOK III
(If applicable to your contract (see the "State Variations" provisions in the "Miscellaneous" section
(1) INVESTMENT STRATEGY
Franklin Founding Investment Strategy

Franklin Income VIP Fund	34%
Franklin Mutual Shares VIP Fund	33%
Templeton Growth VIP Fund	33%
TOTAL	100%
American Growth Foundation Strategy

American Funds Bond Fund	25%
American Funds Global Small Cap Fund	10%
American Funds Growth-Income Fund	25%
American Funds Growth Fund	25%
American Funds International Fund	15%
TOTAL	100%
(2) PORTFOLIO PLANNER MODELS

FUND	Balanced	Moderate Growth	0% Growth
American Funds Bond Fund	10%	7%	0%
American Funds Growth Fund	6%	7%	8%
American Funds Growth-Income Fund	7%	8%	9%
American Funds International Fund	4%	5%	9%
American Funds Global Bond Fund	5%	2%	0%
Franklin Small Cap Value VIP Fund	0%	0%	2%
Franklin Strategic Income VIP Fund	20%	18%	15%
Invesco V.I. Core Equity Fund	5%	6%	7%
Invesco V.I. International Growth Fund	3%	4%	3%
Invesco V.I. Mid Cap Core Equity Fund	3%	3%	4%
Invesco V.I. Small Cap Equity Fund	3%	2%	3%
MFS Growth Series	5%	6%	7%
MFS High Yield Portfolio	5%	5%	5%
MFS Research Series	10%	10%	10%
MFS Value Series	6%	7%	8%
Franklin Mutual Shares VIP Fund	5%	6%	7%
Templeton Foreign VIP Fund	3%	4%	3%
Total	100%	100%	100%

APP D-5

(3) INDIVIDUAL SUB-ACCOUNTS:
You may choose any combination of these funds as long as they equal 100% of your Sub-Account allocation. For example, you may allocate 100% of you Sub-Account allocation to ONE of these funds OR you may allocate among TWO, THREE, FOUR, FIVE or ALL SIX of these funds as long as your Sub-Account allocation equals 100%.

Hartford Ultrashort Bond HLS Fund
Invesco V.I. Money Market Fund
MFS Total Return Series

APP E-1

Appendix E — Information Regarding Contract Series No Longer Sold
Overview
The following information amends and supplements the Prospectus only with respect to those Series no longer sold.
Synopsis
The following table describes some of the fees and expenses that you will pay periodically and on a daily basis (except as noted) during the time that you own the Contract, not including fees and expenses of the underlying Funds. Please refer to the Synopsis (Section 2) for more information regarding all other applicable fees and expenses.

Separate Account Annual Expenses (as a percentage of average daily Sub-Account Value)	Access	Core	Edge	Outlook	Plus
Mortality and Expense Risk Charge	1.50%	1.20%	0.80%	1.50%	1.50%
Administrative Charge	0.15%	0.15%	0.15%	0.20%	0.15%
Total Separate Account Annual Expenses	1.65%	1.35%	0.95%	1.70%	1.65%
This Example is intended to help you compare the cost of investing in this variable annuity with the cost of investing in other variable annuities.
Let’s say, hypothetically, that your annual investment return is 5% and that your fees and expenses today were as high as possible.
The example illustrates the effect of fees and expenses that you could incur (other than taxes). Your actual fees and expenses may vary. For every $10,000 invested, here’s how much you would pay under each of the three scenarios posed:

(1)	If you Surrender your variable annuity at the end of the applicable time period:

	1 year	3 years	5 years	10 years
Access	$462	$1,390	$2,324	$4,691
Core	$1,094	$1,974	$2,671	$4,438
Edge	$923	$1,678	$2,446	$4,431
Outlook	$1,130	$1,881	$2,348	$4,733
Plus	$1,219	$2,154	$2,999	$4,691

(2)	If you annuitize at the end of the applicable time period:

	1 year	3 years	5 years	10 years
Access	$356	$1,283	$2,217	$4,583
Core	$325	$1,194	$2,075	$4,327
Edge	$818	$1,573	$2,340	$4,322
Outlook	$361	$1,298	$2,241	$4,625
Plus	$356	$1,283	$2,217	$4,583

(3)	If you do not Surrender your variable annuity:

	1 year	3 years	5 years	10 years
Access	$462	$1,390	$2,324	$4,691
Core	$431	$1,301	$2,183	$4,438
Edge	$923	$1,678	$2,446	$4,431
Outlook	$467	$1,404	$2,348	$4,733
Plus	$462	$1,390	$2,324	$4,691
Standard Death Benefits
These versions of the Contract include a standard Death Benefit that is based on the age of the Owner(s) and Annuitant. Standard Death Benefits are at no additional cost.
If all Owner(s) and Annuitant are less than age 76 on the Contract issuance date, you can choose either the Premium Protection or the Asset Protection Death Benefit. If you do not choose a death benefit, we will automatically issue the Asset Protection

APP E-2

Death Benefit. If any Owner(s) or Annuitant is more than age 76 on the Contract issuance date, we will automatically issue the Asset Protection Death Benefit.
The Premium Protection Death Benefit
If applicable, your Death Benefit is the highest of:

•	Contract Value; or

•	Total Premium Payments adjusted for partial Surrenders.
If your Contract has the Premium Protection Death Benefit and you transfer ownership of your Contract to someone who was 76 years old or older at the time you purchased your Contract, the Premium Protection Death Benefit will no longer apply as of the date of transfer and the death benefit will be a return of your Contract Value. As used above, “Contract Value” refers to your Contract Value on the date we receive due proof of death.

The following are examples of how Premium Protection Death Benefit works:
Example 1
Assume that:
• You made an initial Premium Payment of $100,000,
• In your fourth Contract Year, you made a partial Surrender of $8,000,
• Your Contract Value in the fourth year immediately before your Surrender was $109,273,
• On the day we calculate the Death Benefit, your Contract Value was $117,403.
The adjustment to your total Premium Payments for partial Surrenders is on a dollar-for-dollar basis up to 10% of total Premium Payments. The partial Surrender of $8,000 is less than 10% of Premium Payments. Your adjusted total Premium Payments is $92,000.
Because your Contract Value at death was greater than the adjusted total Premium Payments, your Death Benefit is $117,403.
Example 2
Assume that:
• You made an initial Premium Payment of $100,000,
• In your fourth Contract Year, you made a partial Surrender of $60,000,
• Your Contract Value in the fourth year immediately before your Surrender was $150,000,
• On the day we calculate the Death Benefit, your Contract Value was $120,000.

The adjustments to your Premium Payments for partial Surrenders is on a dollar-for-dollar basis up to 10% of total Premium Payments. 10% of the total Premium Payments is $10,000. Total Premium Payments adjusted for dollar-for-dollar partial Surrenders is $90,000. The remaining partial Surrenders equal $50,000. This amount will reduce your total Premium Payments by a factor. To determine this factor, we take your Contract Value immediately before the Surrender [$150,000] and subtract the $10,000 dollar-for- dollar adjustment to get $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $90,000. The result is an adjusted total Premium Payment of $57,857.
Because your Contract Value at death was greater than the adjusted total Premium Payments, your Death Benefit is $120,000.
The Asset Protection Death Benefit
If applicable, except as noted below, your Death Benefit is the highest of A, B or C, below:

A.	Contract Value; or

B.	Contract Value plus 25% of total Premium Payments adjusted for partial Surrenders (excluding Premium Payments we receive within 12 months of death); or

C.	Contract Value plus 25% of Maximum Anniversary Value.
The Asset Protection Death Benefit cannot exceed the highest of:

•	Contract Value;

•	Total Premium Payments adjusted for partial Surrenders; or

•	Maximum Anniversary Value.

APP E-3

All references to “Contract Value” refer to such value on the date we receive due proof of death.

The following are examples of how Asset Protection Death Benefit works:
Example 1
Assume that:
• You made an initial Premium Payment of $100,000,
• In your fourth Contract Year, you made a withdrawal of $8,000,
• Your Contract Value in your fourth Contract Year immediately before your withdrawal was $109,273,
• On the day we calculate the Death Benefit, your Contract Value was $117,403,
• Your Maximum Anniversary Value was $11,403.
To calculate the Asset Protection Death Benefit, we calculate the following three values:
• The Contract Value of your Contract on the day we calculate the Death Benefit [$117,403],
• The Contract Value of your Contract, plus 25% of the total Premium Payments you have made to us minus any Premium Payments we receive within 12 months of death and an adjustment for any partial Surrenders. [$117,403 + 25% ($100,000 − $8,000) = $140,403],
• The Contract Value of your Contract, plus 25% of Your Maximum Anniversary Value minus an adjustment for any partial Surrenders [$117,403 + 25% ($117,403 − $8,000) = $144,754], but it cannot exceed the greatest of:
• The Contract Value of your Contract on the date we calculate the Death Benefit [$117,403],
• Total Premium Payments you have made to us minus any Premium Payments we receive within 12 months of death and an adjustment for partial Surrenders [$100,000 − $8,000 = $92,000]; or
• Your Maximum Anniversary Value adjusted for any partial Surrenders [$117,403 − $8,000 = $109,403].
Because the Contract Value of your Contract [$117,403] is greater than your Maximum Anniversary Value adjusted for partial Surrenders [$109,403] and your adjusted total Premium Payments [$92,000], the amount of the Death Benefit would be your Contract Value or $117,403.
Example 2
Assume that:
• You made an initial Premium Payment of $100,000,
• In your fourth Contract Year, you made a partial Surrender of $60,000,
• Your Contract Value in the fourth year immediately before your Surrender was $150,000,
• On the day we calculate the Death Benefit, your Contract Value was $120,000,
• Your Maximum Anniversary Value is $140,000.
To calculate the Asset Protection Death Benefit, we calculate the following three values:
• The Contract Value of your Contract on the day we calculate the Death Benefit [$120,000],
• The Contract Value of your Contract, plus 25% of the total Premium Payments you have made to us minus any Premium Payments we receive within 12 months of death and an adjustment for any partial Surrenders. [$120,000 + 25% of $57,857 = $134,464 (see below)],
• The Contract Value of your Contract, plus 25% of Your Maximum Anniversary Value minus an adjustment for any partial Surrenders [$120,000 + 25% ($83,571) = $140,893 (see below)].
The Asset Protection Death Benefit is the greatest of these three values but it cannot exceed the greatest of:
• The Contract Value of your Contract on the date we calculate the Death Benefit [$120,000],

APP E-4

• Total Premium Payments you have made to us minus any Premium Payments we receive within 12 months of death and an adjustment for partial Surrenders [$57,857 (see below)]; or
• Your Maximum Anniversary Value adjusted for any partial Surrenders [$83,571 (see below)].
The adjustments to your Premium Payments and/or Maximum Anniversary Value for partial Surrenders is on a dollar-for-dollar basis up to 10% of total Premium Payments. 10% of the total Premium Payments is $10,000.
Total Premium Payments adjusted for dollar-for-dollar partial Surrenders is $90,000. The remaining partial Surrenders equal $50,000. This amount will reduce your total Premium Payments by a factor. To determine this factor, we take your Contract Value immediately before the Surrender [$150,000] and subtract the $10,000 dollar-for-dollar adjustment to get $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $90,000. The result is an adjusted total Premium Payment of $57,857.
Your Maximum Anniversary Value adjusted for partial Surrenders on a dollar-for-dollar basis up to 10% of Premium Payments is $130,000. Remaining partial Surrenders are $50,000. We use this amount to reduce your Maximum Anniversary Value by a factor. To determine this factor, we take your Contract Value immediately before the Surrender [$150,000] and subtract the $10,000 dollar-for-dollar adjustment to get $140,000. The proportional factor is 1 − (50,000/140,000) = .64286. This factor is multiplied by $130,000. The result is an adjusted Maximum Anniversary Value of $83,571.
Your Asset Protection Death Benefit is $120,000. This is because your Contract Value at death [$120,000] was the greatest of:
• The Contract Value of your Contract on the date we calculate the Death Benefit [$120,000],
• Total Premium Payments you have made to us minus any Premium Payments we receive within 12 months of death and an adjustment for partial Surrenders [$57,857]; or
• Your Maximum Anniversary Value minus an adjustment for any partial Surrenders [$83,571].

To obtain a Statement of Additional Information, please
complete the form below and mail to:
Hartford Life Insurance Company/Hartford Life and
Annuity Insurance Company
PO Box 14293
Lexington, KY 40512-4293
Please send a Statement of Additional Information to me at the following address:

Name

Address

City/State	Zip Code
Contract Name
Issue Date

Statement of Additional Information
Hartford Life Insurance Company
Separate Account Seven
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
This Statement of Additional Information is not a prospectus. The information contained in this document should be read in conjunction with the prospectus.
To obtain a prospectus, send a written request to Hartford Life Insurance Company, P. O. Box 14293, Lexington, KY 40512-4293.
Date of Prospectus: May 1, 2015
Date of Statement of Additional Information: May 1, 2015

2

General Information
Safekeeping of Assets
We hold title to the assets of the Separate Account. The assets are kept physically segregated and are held separate and apart from our general corporate assets. Records are maintained of all purchases and redemptions of the underlying fund shares held in each of the Sub-Accounts.
Experts
The consolidated financial statements of Hartford Life Insurance Company as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, and the statements of assets and liabilities of Hartford Life Insurance Company Separate Account Seven as of December 31, 2014, and the related statements of operations for the periods then ended, the statements of changes in net assets for each of the periods presented in the two years then ended, and the financial highlights in Note 6 for each of the periods presented in the five years then ended have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which reports are both included in the Statement of Additional Information which is part of the Registration Statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is City Place, 32nd Floor, 185 Asylum Street, Hartford, Connecticut 06103-3402.
Non-Participating
The Contract is non-participating and we pay no dividends.
Misstatement of Age or Sex
If an Annuitant’s age or sex was misstated on the Contract, any Contract payments or benefits will be determined using the correct age and sex. If we have overpaid Annuity Payouts, an adjustment, including interest on the amount of the overpayment, will be made to the next Annuity Payout or Payouts. If we have underpaid due to a misstatement of age or sex, we will credit the next Annuity Payout with the amount we underpaid and credit interest.
Principal Underwriter
The Contracts, which are offered continuously, are distributed by Hartford Securities Distribution Company, Inc. (“HSD”). HSD serves as Principal Underwriter for the securities issued with respect to the Separate Account. HSD is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a Broker-Dealer and is a member of the National Association of Securities Dealers, Inc. HSD is an affiliate of ours. Both HSD and Hartford are ultimately controlled by The Hartford Financial Services Group, Inc. The principal business address of HSD is the same as ours.
We currently pay HSD underwriting commissions for its role as Principal Underwriter of all variable annuities associated with this Separate Account. For the past three years, the aggregate dollar amount of underwriting commissions paid to HSD in its role as Principal Underwriter has been: 2014: $7,932,000; 2013: $6,827,894; and 2012: $11,308,280.
OPERATIONAL RISKS
An investment in a Contract, Separate Account, or Fund can involve operational and information security risks arising from factors such as processing errors, inadequate or failed processes, failure in systems and technology, changes in personnel and errors caused by third-party service providers.  While we seek to minimize such events through controls and oversight, there may still be failures that could adversely affect us and your Contract’s Value. In addition, as the use of technology increases, we, a Contract, a Separate Account, or Fund may be more susceptible to operational risks through breaches in cybersecurity.  A breach in cybersecurity refers to both intentional and unintentional events that may cause us, a Contract, a Separate Account, or Fund to lose proprietary information, suffer data corruption, or operational capacity, and as a result, may incur regulatory penalties, reputational damage, and additional compliance costs associated with corrected measures and/or financial loss.  In addition, cyber security breaches of a Fund’s third party service providers or issuers of securities in which the underlying Funds invest may also subject a Fund to many of the same risks associated with direct cybersecurity breaches.
Performance Related Information
The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account’s past performance only and is no indication of future performance.
Total Return for all Sub-Accounts
When a Sub-Account advertises its standardized total return, it will usually be calculated from the later of the date of the inception of the Sub-Account or Separate Account for one, five and ten year periods or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. To calculate standardized total return, we use a hypothetical initial premium payment of $1,000.00 and deduct for the Total Annual Fund Operating Expenses, any Sales Charge, Separate Account Annual Expenses without any optional charge deductions and the Annual Maintenance Fee.
The formula we use to calculate standardized total return is P(1+T)n = ERV. In this calculation, “P” represents a hypothetical initial premium payment of $1,000.00, “T” represents the average annual total return, “n” represents the number of years and “ERV” represents the redeemable value at the end of the period.

3

In addition to the standardized total return, the Sub-Account may advertise a non-standardized total return. These figures will usually be calculated from the later of the date of inception of the underlying fund or Separate Account for one, five and ten year periods or other relevant periods. Non-standardized total return is measured in the same manner as the standardized total return described above, except that non-standardized total return includes the impact of a minimum 1% sales charge, if applicable, and the Annual Maintenance Fee is not deducted. Therefore, non-standardized total return for a Sub-Account is higher than standardized total return for a Sub-Account.
Yield for Sub-Accounts
If applicable, the Sub-Accounts may advertise yield in addition to total return. At any time in the future, yields may be higher or lower than past yields and past performance is no indication of future performance.
The standardized yield will be computed for periods beginning with the inception of the Sub-Account in the following manner. The net investment income per Accumulation Unit earned during a one-month period is divided by the Accumulation Unit Value on the last day of the period.
The formula we use to calculate yield is: YIELD = 2[(a − b/cd +1)6 − 1]. In this calculation, “a” represents the net investment income earned during the period by the underlying fund, “b” represents the expenses accrued for the period, “c” represents the average daily number of Accumulation Units outstanding during the period and “d” represents the maximum offering price per Accumulation Unit on the last day of the period.
Money Market Sub-Accounts
At any time in the future, current and effective yields may be higher or lower than past yields and past performance is no indication of future performance.
Current yield of a money market fund Sub-Account is calculated for a seven-day period or the “base period” without taking into consideration any realized or unrealized gains or losses on shares of the underlying fund. The first step in determining yield is to compute the base period return. We take a hypothetical account with a balance of one Accumulation Unit of the Sub-Account and calculates the net change in its value from the beginning of the base period to the end of the base period. We then subtract an amount equal to the total deductions for the Contract and then divides that number by the value of the account at the beginning of the base period.
The result is the base period return or “BPR.” Once the base period return is calculated, we then multiply it by 365/7 to compute the current yield. Current yield is calculated to the nearest hundredth of one percent.
The formula for this calculation is YIELD = BPR × (365/7), where BPR = (A − B)/C. “A” is equal to the net change in value of a hypothetical account with a balance of one Accumulation Unit of the Sub-Account from the beginning of the base period to the end of the base period. “B” is equal to the amount that Hartford deducts for mortality and expense risk charge, any applicable administrative charge and the Annual Maintenance Fee. “C” represents the value of the Sub-Account at the beginning of the base period.
Effective yield is also calculated using the base period return. The effective yield is calculated by adding 1 to the base period return and raising that result to a power equal to 365 divided by 7 and subtracting 1 from the result. The calculation we use is:
EFFECTIVE YIELD = [(BASE PERIOD RETURN + 1)365/7] − 1.
Additional Materials
We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as value investing, dollar cost averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contracts and the characteristics of and market for any alternatives.
Performance Comparisons
Each Sub-Account may from time to time include in advertisements the ranking of its performance figures compared with performance figures of other annuity contract’s sub-accounts with the same investment objectives which are created by Lipper Analytical Services, Morningstar, Inc. or other recognized ranking services.

4

Accumulation Unit Values
The following information should be read in conjunction with the financial statements for the Separate Account included in this Statement of Additional Information.
There are several classes of Accumulation Unit Values under the Contract depending on the number of optional benefits you select. The tables below show all possible Accumulation Unit Values corresponding to all combinations of optional benefits. Tables showing only the highest and lowest possible Accumulation Unit Values are shown in the prospectus, which assumes you select either no optional benefits or all optional benefits.
Hartford Life Insurance Company
Series II/IIR

5

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$11.149
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853	4,437
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327	$11.846	$11.062
Accumulation Unit Value at end of period	$18.402	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327	$11.846
Number of Accumulation Units outstanding at end of period (in thousands)	224	299	438	512	680	885	925	526	362	327
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905	$11.482	$10.733
Accumulation Unit Value at end of period	$17.677	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905	$11.482
Number of Accumulation Units outstanding at end of period (in thousands)	653	827	1,078	1,301	1,703	1,992	2,399	3,238	3,366	3,246
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$17.445	$14.396	$12.646	$12.743	$11.561	$9.518	$13.782	$13.203	$11.753	$10.992
Accumulation Unit Value at end of period	$18.013	$17.445	$14.396	$12.646	$12.743	$11.561	$9.518	$13.782	$13.203	$11.753
Number of Accumulation Units outstanding at end of period (in thousands)	198	269	411	479	626	827	1,030	1,705	1,961	2,116
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404	$10.681
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710	1,947
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404	$10.681
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710	1,947
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.441	$13.608	$11.990	$12.118	$11.027	$9.106	$13.225	$12.707	$11.346	$10.643
Accumulation Unit Value at end of period	$16.926	$16.441	$13.608	$11.990	$12.118	$11.027	$9.106	$13.225	$12.707	$11.346
Number of Accumulation Units outstanding at end of period (in thousands)	17	22	32	61	80	106	111	114	131	130
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.678	$13.818	$12.187	$12.330	$11.231	$9.283	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.152	$16.678	$13.818	$12.187	$12.330	$11.231	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	385	351	230	207	249	240	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961	$11.590	$10.888
Accumulation Unit Value at end of period	$17.058	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961	$11.590
Number of Accumulation Units outstanding at end of period (in thousands)	87	117	147	168	217	286	310	370	358	302
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—	—

6

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.984
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115	30,389
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185	$1.028	$0.977
Accumulation Unit Value at end of period	$1.641	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185	$1.028
Number of Accumulation Units outstanding at end of period (in thousands)	964	1,444	2,437	2,977	4,220	5,357	5,995	3,470	2,141	1,801
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178	$1.024	$0.974
Accumulation Unit Value at end of period	$1.619	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	3,507	4,071	6,007	7,915	10,548	13,640	15,874	22,667	24,866	26,020
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.423	$1.092	$0.979	$1.008	$0.916	$0.731	$1.174	$1.175	$1.021	$0.972
Accumulation Unit Value at end of period	$1.608	$1.423	$1.092	$0.979	$1.008	$0.916	$0.731	$1.174	$1.175	$1.021
Number of Accumulation Units outstanding at end of period (in thousands)	1,829	2,362	3,264	4,020	4,681	6,265	7,169	10,039	13,293	18,014
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017	$0.969
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535	8,951
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017	$0.969
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535	8,951
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.375	$1.059	$0.952	$0.983	$0.896	$0.717	$1.156	$1.160	$1.011	$0.966
Accumulation Unit Value at end of period	$1.550	$1.375	$1.059	$0.952	$0.983	$0.896	$0.717	$1.156	$1.160	$1.011
Number of Accumulation Units outstanding at end of period (in thousands)	185	251	354	527	626	1,026	1,127	1,218	1,639	2,011
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.360	$1.048	$0.943	$0.975	$0.890	$0.713	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.531	$1.360	$1.048	$0.943	$0.975	$0.890	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,193	2,006	2,362	1,570	1,289	955	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153	$1.007	$0.963
Accumulation Unit Value at end of period	$1.523	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153	$1.007
Number of Accumulation Units outstanding at end of period (in thousands)	1,221	1,280	1,602	1,906	2,198	2,666	2,880	3,044	2,731	2,192
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—	—

7

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.633
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849	2,472
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115	$12.494	$12.534
Accumulation Unit Value at end of period	$14.567	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115	$12.494
Number of Accumulation Units outstanding at end of period (in thousands)	154	219	393	386	515	624	671	456	282	208
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460	$12.835	$12.890
Accumulation Unit Value at end of period	$14.830	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460	$12.835
Number of Accumulation Units outstanding at end of period (in thousands)	667	782	807	1,025	1,451	1,817	1,947	2,606	2,676	2,601
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.824	$14.422	$13.970	$13.439	$12.887	$11.681	$13.153	$12.993	$12.396	$12.455
Accumulation Unit Value at end of period	$14.259	$13.824	$14.422	$13.970	$13.439	$12.887	$11.681	$13.153	$12.993	$12.396
Number of Accumulation Units outstanding at end of period (in thousands)	198	269	298	369	483	617	707	1,117	1,287	1,483
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748	$12.827
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917	1,280
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748	$12.827
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917	1,280
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.808	$14.449	$14.038	$13.545	$13.027	$11.844	$13.376	$13.253	$12.682	$12.781
Accumulation Unit Value at end of period	$14.200	$13.808	$14.449	$14.038	$13.545	$13.027	$11.844	$13.376	$13.253	$12.682
Number of Accumulation Units outstanding at end of period (in thousands)	22	29	45	51	55	81	75	94	91	91
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.216	$13.843	$13.463	$13.003	$12.519	$11.393	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.577	$13.216	$13.843	$13.463	$13.003	$12.519	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	252	238	254	236	244	193	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755	$12.224	$12.337
Accumulation Unit Value at end of period	$13.503	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755	$12.224
Number of Accumulation Units outstanding at end of period (in thousands)	82	102	126	134	172	243	236	257	193	127
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—	—

8

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193	$10.023	$—
Accumulation Unit Value at end of period	$12.527	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193	$—
Number of Accumulation Units outstanding at end of period (in thousands)	41	70	108	124	155	163	222	22	3	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191	$10.022	$—
Accumulation Unit Value at end of period	$12.424	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191	$—
Number of Accumulation Units outstanding at end of period (in thousands)	102	116	172	261	343	353	350	139	39	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.456	$13.051	$12.544	$12.248	$11.880	$11.055	$10.904	$10.189	$10.021	$—
Accumulation Unit Value at end of period	$12.373	$12.456	$13.051	$12.544	$12.248	$11.880	$11.055	$10.904	$10.189	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	46	56	71	92	121	164	212	13	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020	$—
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$—
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020	$—
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$—
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.189	$12.809	$12.348	$12.093	$11.765	$10.981	$10.863	$10.182	$10.019	$—
Accumulation Unit Value at end of period	$12.071	$12.189	$12.809	$12.348	$12.093	$11.765	$10.981	$10.863	$10.182	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	16	30	32	39	38	50	3	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.101	$12.729	$12.284	$12.042	$11.727	$10.956	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.972	$12.101	$12.729	$12.284	$12.042	$11.727	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	201	142	164	155	136	73	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178	$10.017	$—
Accumulation Unit Value at end of period	$11.923	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	45	45	75	80	57	41	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—	—

9

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877	$9.986	$—
Accumulation Unit Value at end of period	$14.004	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	56	87	112	156	172	176	99	33	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868	$9.986	$—
Accumulation Unit Value at end of period	$13.882	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868	$—
Number of Accumulation Units outstanding at end of period (in thousands)	198	270	403	523	638	712	757	715	194	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.355	$11.125	$9.659	$10.362	$9.462	$6.912	$11.993	$10.864	$9.985	$—
Accumulation Unit Value at end of period	$13.822	$13.355	$11.125	$9.659	$10.362	$9.462	$6.912	$11.993	$10.864	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	16	32	45	63	107	183	386	295	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.984	$—
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$—
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.984	$—
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$—
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.048	$10.902	$9.494	$10.216	$9.356	$6.855	$11.930	$10.840	$9.983	$—
Accumulation Unit Value at end of period	$13.464	$13.048	$10.902	$9.494	$10.216	$9.356	$6.855	$11.930	$10.840	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	2	23	28	37	39	46	29	13	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.948	$10.829	$9.440	$10.168	$9.321	$6.837	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.347	$12.948	$10.829	$9.440	$10.168	$9.321	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	151	116	70	57	52	50	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828	$9.982	$—
Accumulation Unit Value at end of period	$13.289	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828	$—
Number of Accumulation Units outstanding at end of period (in thousands)	43	54	69	90	131	155	165	198	20	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—	—

10

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$9.132
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283	983
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983	$10.141	$9.060
Accumulation Unit Value at end of period	$17.094	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983	$10.141
Number of Accumulation Units outstanding at end of period (in thousands)	65	87	119	148	218	327	360	207	116	77
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235	$12.907	$11.543
Accumulation Unit Value at end of period	$21.560	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235	$12.907
Number of Accumulation Units outstanding at end of period (in thousands)	132	169	248	318	402	504	605	768	781	749
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.693	$13.190	$10.984	$12.306	$11.240	$8.062	$13.357	$11.871	$10.062	$9.003
Accumulation Unit Value at end of period	$16.732	$16.693	$13.190	$10.984	$12.306	$11.240	$8.062	$13.357	$11.871	$10.062
Number of Accumulation Units outstanding at end of period (in thousands)	47	62	93	117	156	204	228	384	501	629
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819	$11.487
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635	355
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819	$11.487
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635	355
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$20.656	$16.371	$13.674	$15.365	$14.077	$10.127	$16.829	$15.002	$12.753	$11.445
Accumulation Unit Value at end of period	$20.643	$20.656	$16.371	$13.674	$15.365	$14.077	$10.127	$16.829	$15.002	$12.753
Number of Accumulation Units outstanding at end of period (in thousands)	1	3	7	5	6	7	12	24	30	33
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.639	$11.614	$9.711	$10.922	$10.016	$7.213	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.615	$14.639	$11.614	$9.711	$10.922	$10.016	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	145	153	118	111	88	48	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690	$9.102	$8.181
Accumulation Unit Value at end of period	$14.535	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690	$9.102
Number of Accumulation Units outstanding at end of period (in thousands)	54	42	57	77	131	162	174	193	159	135
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—	—

11

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.263
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878	791
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244	$12.524	$10.183
Accumulation Unit Value at end of period	$18.265	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244	$12.524
Number of Accumulation Units outstanding at end of period (in thousands)	35	43	57	85	192	236	254	208	180	101
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375	$16.756	$13.637
Accumulation Unit Value at end of period	$24.219	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375	$16.756
Number of Accumulation Units outstanding at end of period (in thousands)	119	142	176	228	318	372	437	572	590	559
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$17.870	$14.219	$12.281	$15.504	$12.927	$8.180	$17.966	$15.102	$12.426	$10.118
Accumulation Unit Value at end of period	$17.879	$17.870	$14.219	$12.281	$15.504	$12.927	$8.180	$17.966	$15.102	$12.426
Number of Accumulation Units outstanding at end of period (in thousands)	26	41	44	60	81	107	138	297	408	464
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642	$13.572
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584	315
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642	$13.572
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584	315
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$23.247	$18.553	$16.072	$20.351	$17.020	$10.803	$23.796	$20.063	$16.557	$13.522
Accumulation Unit Value at end of period	$23.189	$23.247	$18.553	$16.072	$20.351	$17.020	$10.803	$23.796	$20.063	$16.557
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	8	11	10	14	17	19	23	23
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.863	$13.472	$11.682	$14.807	$12.396	$7.876	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.805	$16.863	$13.472	$11.682	$14.807	$12.396	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	119	100	108	69	45	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634	$12.095	$9.893
Accumulation Unit Value at end of period	$16.712	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634	$12.095
Number of Accumulation Units outstanding at end of period (in thousands)	27	48	59	62	87	108	122	140	141	89
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—	—

12

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.985
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065	10,794
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767	$9.032	$7.922
Accumulation Unit Value at end of period	$13.921	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767	$9.032
Number of Accumulation Units outstanding at end of period (in thousands)	504	735	1,188	1,412	2,089	2,593	2,799	2,115	1,411	889
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862	$12.831	$11.266
Accumulation Unit Value at end of period	$19.599	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862	$12.831
Number of Accumulation Units outstanding at end of period (in thousands)	1,263	1,533	2,068	2,822	3,820	5,053	5,932	7,520	8,035	8,338
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.818	$10.056	$8.707	$9.284	$7.985	$5.846	$10.651	$9.676	$8.961	$7.872
Accumulation Unit Value at end of period	$13.626	$12.818	$10.056	$8.707	$9.284	$7.985	$5.846	$10.651	$9.676	$8.961
Number of Accumulation Units outstanding at end of period (in thousands)	582	800	1,119	1,402	1,988	2,656	3,082	4,746	6,281	7,678
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744	$11.212
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984	4,771
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744	$11.212
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984	4,771
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$17.705	$13.932	$12.099	$12.940	$11.162	$8.197	$14.979	$13.649	$12.678	$11.171
Accumulation Unit Value at end of period	$18.765	$17.705	$13.932	$12.099	$12.940	$11.162	$8.197	$14.979	$13.649	$12.678
Number of Accumulation Units outstanding at end of period (in thousands)	79	101	146	180	181	301	320	377	425	466
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.301	$9.689	$8.422	$9.017	$7.786	$5.723	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.024	$12.301	$9.689	$8.422	$9.017	$7.786	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,577	1,466	1,171	1,092	866	612	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535	$8.870	$7.827
Accumulation Unit Value at end of period	$12.953	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535	$8.870
Number of Accumulation Units outstanding at end of period (in thousands)	431	543	784	954	1,037	1,454	1,505	1,670	1,566	1,108
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—	—

13

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.819
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055	7,412
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764	$12.177	$11.726
Accumulation Unit Value at end of period	$19.228	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764	$12.177
Number of Accumulation Units outstanding at end of period (in thousands)	403	575	922	1,069	1,319	1,655	1,804	1,259	848	563
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441	$11.903	$11.474
Accumulation Unit Value at end of period	$18.627	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441	$11.903
Number of Accumulation Units outstanding at end of period (in thousands)	1,265	1,580	2,125	2,811	3,730	4,797	5,655	7,054	7,548	7,581
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$17.364	$13.276	$11.535	$11.993	$10.986	$8.544	$14.033	$13.636	$12.081	$11.652
Accumulation Unit Value at end of period	$18.821	$17.364	$13.276	$11.535	$11.993	$10.986	$8.544	$14.033	$13.636	$12.081
Number of Accumulation Units outstanding at end of period (in thousands)	391	587	802	990	1,292	1,577	1,914	2,826	3,660	4,673
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822	$11.419
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599	4,717
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822	$11.419
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599	4,717
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.503	$12.656	$11.028	$11.501	$10.567	$8.243	$13.579	$13.235	$11.761	$11.377
Accumulation Unit Value at end of period	$17.834	$16.503	$12.656	$11.028	$11.501	$10.567	$8.243	$13.579	$13.235	$11.761
Number of Accumulation Units outstanding at end of period (in thousands)	67	87	113	149	158	234	249	306	341	373
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.842	$12.929	$11.278	$11.773	$10.828	$8.455	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.183	$16.842	$12.929	$11.278	$11.773	$10.828	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	816	803	634	594	489	402	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581	$12.087	$11.710
Accumulation Unit Value at end of period	$18.083	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581	$12.087
Number of Accumulation Units outstanding at end of period (in thousands)	360	432	566	697	770	1,021	1,056	1,171	1,130	860
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—	—

14

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.824
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588	1,626
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185	$10.438	$8.755
Accumulation Unit Value at end of period	$13.398	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185	$10.438
Number of Accumulation Units outstanding at end of period (in thousands)	128	172	238	296	408	483	553	457	354	143
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774	$13.526	$11.357
Accumulation Unit Value at end of period	$17.206	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774	$13.526
Number of Accumulation Units outstanding at end of period (in thousands)	304	351	496	640	810	993	1,152	1,535	1,665	1,539
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.751	$11.539	$9.989	$11.852	$11.281	$8.048	$14.194	$12.071	$10.356	$8.699
Accumulation Unit Value at end of period	$13.115	$13.751	$11.539	$9.989	$11.852	$11.281	$8.048	$14.194	$12.071	$10.356
Number of Accumulation Units outstanding at end of period (in thousands)	81	112	145	191	237	324	379	605	807	896
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434	$11.302
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579	939
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434	$11.302
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579	939
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$17.326	$14.583	$12.662	$15.068	$14.385	$10.293	$18.209	$15.532	$13.365	$11.261
Accumulation Unit Value at end of period	$16.474	$17.326	$14.583	$12.662	$15.068	$14.385	$10.293	$18.209	$15.532	$13.365
Number of Accumulation Units outstanding at end of period (in thousands)	19	22	23	28	28	39	41	74	84	79
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.018	$10.126	$8.801	$10.483	$10.018	$7.176	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.416	$12.018	$10.126	$8.801	$10.483	$10.018	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	399	383	322	295	241	164	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834	$9.336	$7.878
Accumulation Unit Value at end of period	$11.354	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834	$9.336
Number of Accumulation Units outstanding at end of period (in thousands)	107	147	226	282	330	407	438	458	366	205
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—	—

15

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.224
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551	329
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223	$15.544	$13.121
Accumulation Unit Value at end of period	$24.288	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223	$15.544
Number of Accumulation Units outstanding at end of period (in thousands)	19	23	43	59	120	137	145	99	80	35
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179	$16.295	$13.769
Accumulation Unit Value at end of period	$25.233	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179	$16.295
Number of Accumulation Units outstanding at end of period (in thousands)	99	111	162	215	303	333	389	458	413	334
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$26.340	$24.139	$20.912	$24.805	$21.479	$14.650	$25.950	$20.034	$15.422	$13.038
Accumulation Unit Value at end of period	$23.774	$26.340	$24.139	$20.912	$24.805	$21.479	$14.650	$25.950	$20.034	$15.422
Number of Accumulation Units outstanding at end of period (in thousands)	22	25	28	40	45	50	55	111	123	136
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184	$13.702
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354	176
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184	$13.702
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354	176
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$26.848	$24.678	$21.443	$25.512	$22.158	$15.158	$26.931	$20.854	$16.101	$13.653
Accumulation Unit Value at end of period	$24.160	$26.848	$24.678	$21.443	$25.512	$22.158	$15.158	$26.931	$20.854	$16.101
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	3	2	2	3	4	8	5
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.182	$23.170	$20.153	$24.001	$20.866	$14.289	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.638	$25.182	$23.170	$20.153	$24.001	$20.866	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	118	89	62	53	46	30	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668	$15.208	$12.915
Accumulation Unit Value at end of period	$22.514	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668	$15.208
Number of Accumulation Units outstanding at end of period (in thousands)	20	28	43	50	89	97	96	111	87	48
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—	—

16

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174	47
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769	$10.432	$9.400
Accumulation Unit Value at end of period	$16.036	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769	$10.432
Number of Accumulation Units outstanding at end of period (in thousands)	13	19	31	25	33	33	42	41	38	26
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749	$10.424	$9.398
Accumulation Unit Value at end of period	$15.879	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749	$10.424
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	35	48	111	123	103	64	37	16
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.201	$11.285	$10.542	$11.304	$9.930	$7.622	$12.028	$10.739	$10.419	$9.397
Accumulation Unit Value at end of period	$15.801	$15.201	$11.285	$10.542	$11.304	$9.930	$7.622	$12.028	$10.739	$10.419
Number of Accumulation Units outstanding at end of period (in thousands)	4	15	15	26	36	37	17	13	10	2
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406	$9.395
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173	106
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406	$9.395
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173	106
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.803	$11.023	$10.328	$11.108	$9.787	$7.535	$11.926	$10.680	$10.393	$9.392
Accumulation Unit Value at end of period	$15.342	$14.803	$11.023	$10.328	$11.108	$9.787	$7.535	$11.926	$10.680	$10.393
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	5	11	1	1	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.673	$10.937	$10.258	$11.043	$9.739	$7.506	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.192	$14.673	$10.937	$10.258	$11.043	$9.739	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	98	104	80	72	19	8	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651	$10.380	$9.390
Accumulation Unit Value at end of period	$15.117	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651	$10.380
Number of Accumulation Units outstanding at end of period (in thousands)	6	15	16	22	20	22	31	32	25	15
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—	—

17

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$13.372
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315	5,994
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383	$13.260	$13.301
Accumulation Unit Value at end of period	$20.258	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383	$13.260
Number of Accumulation Units outstanding at end of period (in thousands)	271	364	562	733	998	1,242	1,372	1,167	945	606
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312	$13.211	$13.265
Accumulation Unit Value at end of period	$20.003	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312	$13.211
Number of Accumulation Units outstanding at end of period (in thousands)	867	1,049	1,433	1,907	2,351	2,825	3,279	3,744	3,456	3,030
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.393	$17.373	$15.741	$15.693	$14.216	$10.701	$15.528	$15.276	$13.187	$13.248
Accumulation Unit Value at end of period	$19.877	$19.393	$17.373	$15.741	$15.693	$14.216	$10.701	$15.528	$15.276	$13.187
Number of Accumulation Units outstanding at end of period (in thousands)	251	311	423	501	681	846	1,008	1,567	1,914	1,964
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121	$13.201
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368	4,386
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121	$13.201
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368	4,386
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.743	$16.840	$15.304	$15.304	$13.905	$10.499	$15.280	$15.077	$13.054	$13.153
Accumulation Unit Value at end of period	$19.152	$18.743	$16.840	$15.304	$15.304	$13.905	$10.499	$15.280	$15.077	$13.054
Number of Accumulation Units outstanding at end of period (in thousands)	40	36	56	64	95	166	165	196	206	196
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.541	$16.676	$15.170	$15.184	$13.810	$10.437	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.927	$18.541	$16.676	$15.170	$15.184	$13.810	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	611	619	509	424	375	333	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997	$13.004	$13.123
Accumulation Unit Value at end of period	$18.823	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997	$13.004
Number of Accumulation Units outstanding at end of period (in thousands)	306	389	483	573	641	839	981	1,120	959	730
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—	—

18

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.953
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826	540
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754	$10.803	$10.895
Accumulation Unit Value at end of period	$16.277	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754	$10.803
Number of Accumulation Units outstanding at end of period (in thousands)	34	50	65	80	87	109	126	130	90	43
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700	$10.763	$10.866
Accumulation Unit Value at end of period	$16.072	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700	$10.763
Number of Accumulation Units outstanding at end of period (in thousands)	87	102	147	212	301	332	412	600	477	410
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.495	$11.502	$10.447	$10.827	$9.903	$7.792	$12.148	$11.672	$10.743	$10.851
Accumulation Unit Value at end of period	$15.971	$14.495	$11.502	$10.447	$10.827	$9.903	$7.792	$12.148	$11.672	$10.743
Number of Accumulation Units outstanding at end of period (in thousands)	26	35	47	67	87	97	108	161	237	278
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690	$10.813
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762	539
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690	$10.813
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762	539
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.009	$11.149	$10.158	$10.558	$9.687	$7.644	$11.954	$11.520	$10.635	$10.774
Accumulation Unit Value at end of period	$15.388	$14.009	$11.149	$10.158	$10.558	$9.687	$7.644	$11.954	$11.520	$10.635
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	5	5	5	6	9	13	18	26
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.858	$11.040	$10.068	$10.476	$9.621	$7.600	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.207	$13.858	$11.040	$10.068	$10.476	$9.621	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	71	79	82	81	61	52	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459	$10.594	$10.749
Accumulation Unit Value at end of period	$15.124	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459	$10.594
Number of Accumulation Units outstanding at end of period (in thousands)	44	39	49	58	78	106	106	109	101	61
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—	—

19

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.412
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008	376
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733	$16.344	$14.364
Accumulation Unit Value at end of period	$27.790	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733	$16.344
Number of Accumulation Units outstanding at end of period (in thousands)	39	48	73	89	117	135	136	145	112	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661	$16.300	$14.340
Accumulation Unit Value at end of period	$27.468	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661	$16.300
Number of Accumulation Units outstanding at end of period (in thousands)	107	124	161	233	296	374	373	510	420	310
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$26.368	$21.090	$18.990	$19.975	$18.211	$15.073	$21.505	$19.625	$16.278	$14.328
Accumulation Unit Value at end of period	$27.308	$26.368	$21.090	$18.990	$19.975	$18.211	$15.073	$21.505	$19.625	$16.278
Number of Accumulation Units outstanding at end of period (in thousands)	23	37	49	70	85	97	98	190	198	212
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213	$14.292
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716	402
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213	$14.292
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716	402
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$25.538	$20.487	$18.502	$19.521	$17.850	$14.819	$21.206	$19.410	$16.149	$14.256
Accumulation Unit Value at end of period	$26.369	$25.538	$20.487	$18.502	$19.521	$17.850	$14.819	$21.206	$19.410	$16.149
Number of Accumulation Units outstanding at end of period (in thousands)	8	11	14	14	15	18	19	22	24	18
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.275	$20.297	$18.349	$19.378	$17.737	$14.740	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.071	$25.275	$20.297	$18.349	$19.378	$17.737	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	147	122	101	83	62	49	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317	$16.095	$14.230
Accumulation Unit Value at end of period	$25.928	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317	$16.095
Number of Accumulation Units outstanding at end of period (in thousands)	54	71	88	99	102	131	126	129	114	72
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—	—

20

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$13.040
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344	4,161
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301	$14.034	$12.938
Accumulation Unit Value at end of period	$19.839	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301	$14.034
Number of Accumulation Units outstanding at end of period (in thousands)	212	291	495	588	777	1,002	1,074	895	672	447
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805	$14.482	$13.364
Accumulation Unit Value at end of period	$20.289	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805	$14.482
Number of Accumulation Units outstanding at end of period (in thousands)	495	608	753	1,061	1,371	1,724	2,001	2,584	2,752	2,577
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.504	$14.725	$13.156	$13.571	$12.457	$10.087	$16.372	$16.149	$13.924	$12.856
Accumulation Unit Value at end of period	$19.420	$18.504	$14.725	$13.156	$13.571	$12.457	$10.087	$16.372	$16.149	$13.924
Number of Accumulation Units outstanding at end of period (in thousands)	151	188	267	318	420	565	704	1,160	1,566	1,834
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384	$13.300
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335	2,316
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384	$13.300
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335	2,316
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.565	$14.819	$13.279	$13.739	$12.649	$10.274	$16.725	$16.547	$14.310	$13.252
Accumulation Unit Value at end of period	$19.426	$18.565	$14.819	$13.279	$13.739	$12.649	$10.274	$16.725	$16.547	$14.310
Number of Accumulation Units outstanding at end of period (in thousands)	31	42	56	63	79	114	118	144	163	163
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.387	$14.691	$13.178	$13.648	$12.578	$10.226	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.220	$18.387	$14.691	$13.178	$13.648	$12.578	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	303	321	231	216	174	143	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478	$14.272	$13.236
Accumulation Unit Value at end of period	$19.114	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478	$14.272
Number of Accumulation Units outstanding at end of period (in thousands)	146	205	265	324	373	491	593	662	580	422
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—	—

21

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$13.177
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461	1,392
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316	$13.328	$13.133
Accumulation Unit Value at end of period	$22.110	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316	$13.328
Number of Accumulation Units outstanding at end of period (in thousands)	75	103	147	180	249	273	296	281	213	133
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260	$13.292	$13.111
Accumulation Unit Value at end of period	$21.853	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260	$13.292
Number of Accumulation Units outstanding at end of period (in thousands)	432	514	622	764	863	992	1,121	1,328	1,149	873
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$20.397	$16.053	$14.635	$14.093	$11.923	$10.371	$14.522	$15.232	$13.274	$13.100
Accumulation Unit Value at end of period	$21.726	$20.397	$16.053	$14.635	$14.093	$11.923	$10.371	$14.522	$15.232	$13.274
Number of Accumulation Units outstanding at end of period (in thousands)	58	71	99	142	166	197	252	371	399	466
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221	$13.067
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156	1,416
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221	$13.067
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156	1,416
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.754	$15.594	$14.259	$13.772	$11.687	$10.196	$14.319	$15.065	$13.168	$13.035
Accumulation Unit Value at end of period	$20.978	$19.754	$15.594	$14.259	$13.772	$11.687	$10.196	$14.319	$15.065	$13.168
Number of Accumulation Units outstanding at end of period (in thousands)	11	16	15	15	27	47	51	67	73	67
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.551	$15.449	$14.140	$13.671	$11.613	$10.142	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.742	$19.551	$15.449	$14.140	$13.671	$11.613	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	323	291	230	167	112	102	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992	$13.124	$13.011
Accumulation Unit Value at end of period	$20.628	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992	$13.124
Number of Accumulation Units outstanding at end of period (in thousands)	154	182	241	297	314	364	392	485	464	330
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—	—

22

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$9.247	$—	$—
Accumulation Unit Value at end of period	$14.007	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	22	25	22	16	8	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$9.245	$—	$—
Accumulation Unit Value at end of period	$13.905	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	85	93	113	82	80	99	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.061	$10.535	$9.083	$9.633	$7.668	$6.060	$9.235	$9.245	$—	$—
Accumulation Unit Value at end of period	$13.855	$14.061	$10.535	$9.083	$9.633	$7.668	$6.060	$9.235	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	14	6	14	17	15	9	1	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.799	$10.369	$8.967	$9.539	$7.616	$6.037	$9.228	$9.240	$—	$—
Accumulation Unit Value at end of period	$13.555	$13.799	$10.369	$8.967	$9.539	$7.616	$6.037	$9.228	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	6	2	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.712	$10.314	$8.928	$9.508	$7.599	$6.029	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.457	$13.712	$10.314	$8.928	$9.508	$7.599	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	24	26	21	14	4	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$9.238	$—	$—
Accumulation Unit Value at end of period	$13.408	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	19	20	15	13	16	8	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—	—

23

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$7.011
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907	1,828
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627	$7.152	$6.956
Accumulation Unit Value at end of period	$12.029	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627	$7.152
Number of Accumulation Units outstanding at end of period (in thousands)	78	108	157	194	260	337	330	250	127	90
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006	$12.208	$11.886
Accumulation Unit Value at end of period	$20.348	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006	$12.208
Number of Accumulation Units outstanding at end of period (in thousands)	167	207	272	388	480	691	830	995	1,049	1,057
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$11.183	$8.262	$7.607	$8.159	$6.526	$4.639	$8.235	$7.556	$7.096	$6.912
Accumulation Unit Value at end of period	$11.774	$11.183	$8.262	$7.607	$8.159	$6.526	$4.639	$8.235	$7.556	$7.096
Number of Accumulation Units outstanding at end of period (in thousands)	153	233	288	359	466	597	716	1,201	1,520	1,821
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125	$11.828
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761	580
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125	$11.828
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761	580
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.559	$13.753	$12.702	$13.664	$10.961	$7.816	$13.916	$12.807	$12.063	$11.785
Accumulation Unit Value at end of period	$19.483	$18.559	$13.753	$12.702	$13.664	$10.961	$7.816	$13.916	$12.807	$12.063
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	16	18	32	51	74	78	93
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.643	$7.895	$7.299	$7.859	$6.311	$4.505	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.162	$10.643	$7.895	$7.299	$7.859	$6.311	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	321	266	196	177	138	102	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385	$6.966	$6.816
Accumulation Unit Value at end of period	$11.100	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385	$6.966
Number of Accumulation Units outstanding at end of period (in thousands)	63	94	156	208	212	323	327	322	285	180
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—	—

24

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.755
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532	1,211
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503	$13.623	$13.648
Accumulation Unit Value at end of period	$20.293	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503	$13.623
Number of Accumulation Units outstanding at end of period (in thousands)	101	138	206	213	259	273	283	211	156	118
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934	$14.041	$14.081
Accumulation Unit Value at end of period	$20.728	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934	$14.041
Number of Accumulation Units outstanding at end of period (in thousands)	271	337	433	633	864	1,133	1,148	1,370	1,290	1,219
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.854	$19.576	$17.663	$17.542	$16.100	$13.031	$14.950	$14.368	$13.516	$13.561
Accumulation Unit Value at end of period	$19.864	$19.854	$19.576	$17.663	$17.542	$16.100	$13.031	$14.950	$14.368	$13.516
Number of Accumulation Units outstanding at end of period (in thousands)	118	204	243	280	321	399	454	699	874	833
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946	$14.013
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258	833
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946	$14.013
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258	833
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.897	$19.677	$17.808	$17.739	$16.330	$13.256	$15.254	$14.705	$13.874	$13.963
Accumulation Unit Value at end of period	$19.847	$19.897	$19.677	$17.808	$17.739	$16.330	$13.256	$15.254	$14.705	$13.874
Number of Accumulation Units outstanding at end of period (in thousands)	13	25	24	27	23	52	46	44	47	39
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.106	$18.913	$17.134	$17.084	$15.743	$12.793	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.039	$19.106	$18.913	$17.134	$17.084	$15.743	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	325	311	295	250	208	142	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198	$13.416	$13.522
Accumulation Unit Value at end of period	$18.934	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198	$13.416
Number of Accumulation Units outstanding at end of period (in thousands)	66	87	120	136	138	189	193	227	170	124
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—	—

25

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.013
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347	6,830
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041	$1.014	$1.005
Accumulation Unit Value at end of period	$0.960	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041	$1.014
Number of Accumulation Units outstanding at end of period (in thousands)	1,188	1,289	1,989	4,431	3,123	4,604	7,058	1,766	1,420	894
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085	$1.057	$1.048
Accumulation Unit Value at end of period	$0.992	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	3,832	6,544	9,778	16,084	17,131	22,607	31,787	21,040	11,826	8,050
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$0.959	$0.979	$0.999	$1.019	$1.041	$1.061	$1.061	$1.032	$1.006	$0.998
Accumulation Unit Value at end of period	$0.940	$0.959	$0.979	$0.999	$1.019	$1.041	$1.061	$1.061	$1.032	$1.006
Number of Accumulation Units outstanding at end of period (in thousands)	2,691	3,451	4,063	5,012	4,783	7,035	10,755	10,787	6,310	3,517
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050	$1.043
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730	3,984
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050	$1.043
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730	3,984
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$0.972	$0.995	$1.019	$1.043	$1.068	$1.092	$1.095	$1.068	$1.044	$1.040
Accumulation Unit Value at end of period	$0.950	$0.972	$0.995	$1.019	$1.043	$1.068	$1.092	$1.095	$1.068	$1.044
Number of Accumulation Units outstanding at end of period (in thousands)	101	330	388	923	1,114	1,277	1,812	1,106	267	183
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$0.917	$0.939	$0.963	$0.986	$1.011	$1.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$0.895	$0.917	$0.939	$0.963	$0.986	$1.011	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,949	2,118	3,015	3,417	2,310	2,427	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013	$0.992	$0.989
Accumulation Unit Value at end of period	$0.890	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013	$0.992
Number of Accumulation Units outstanding at end of period (in thousands)	1,252	1,918	2,080	2,647	2,735	4,816	6,801	2,748	1,638	1,198
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—	—

26

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.090	$10.247	$9.183	$10.720	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.992	$14.090	$10.247	$9.183	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	31	55	26	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.051	$10.229	$9.176	$10.718	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.935	$14.051	$10.229	$9.176	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	95	112	158	86	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.031	$10.220	$9.172	$10.718	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.907	$14.031	$10.220	$9.172	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	67	80	106	57	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.914	$10.165	$9.150	$10.713	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.738	$13.914	$10.165	$9.150	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	7	9	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.876	$10.147	$9.143	$10.712	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.683	$13.876	$10.147	$9.143	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	63	45	19	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.856	$10.138	$9.139	$10.711	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.655	$13.856	$10.138	$9.139	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	26	37	24	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—	—

27

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208	2
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744	$10.256	$9.622
Accumulation Unit Value at end of period	$17.037	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744	$10.256
Number of Accumulation Units outstanding at end of period (in thousands)	46	64	119	127	138	167	184	156	135	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722	$10.247	$9.621
Accumulation Unit Value at end of period	$16.870	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722	$10.247
Number of Accumulation Units outstanding at end of period (in thousands)	85	106	164	262	365	461	522	657	760	2
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.844	$12.512	$11.215	$11.454	$10.672	$8.490	$12.405	$11.711	$10.243	$9.620
Accumulation Unit Value at end of period	$16.787	$15.844	$12.512	$11.215	$11.454	$10.672	$8.490	$12.405	$11.711	$10.243
Number of Accumulation Units outstanding at end of period (in thousands)	28	33	58	85	102	122	151	192	324	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230	$9.617
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135	6
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230	$9.617
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135	6
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.430	$12.222	$10.987	$11.255	$10.518	$8.393	$12.300	$11.647	$10.217	$9.615
Accumulation Unit Value at end of period	$16.299	$15.430	$12.222	$10.987	$11.255	$10.518	$8.393	$12.300	$11.647	$10.217
Number of Accumulation Units outstanding at end of period (in thousands)	6	7	11	10	9	9	15	23	35	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.294	$12.126	$10.912	$11.190	$10.467	$8.361	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.140	$15.294	$12.126	$10.912	$11.190	$10.467	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	108	128	125	104	89	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615	$10.204	$9.612
Accumulation Unit Value at end of period	$16.061	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615	$10.204
Number of Accumulation Units outstanding at end of period (in thousands)	41	47	65	81	110	143	139	141	148	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—	—

28

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.079
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144	14,085
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086	$1.069	$1.072
Accumulation Unit Value at end of period	$1.317	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086	$1.069
Number of Accumulation Units outstanding at end of period (in thousands)	1,931	2,892	3,724	3,685	5,374	6,307	5,942	4,462	3,171	1,512
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080	$1.064	$1.068
Accumulation Unit Value at end of period	$1.299	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080	$1.064
Number of Accumulation Units outstanding at end of period (in thousands)	5,230	6,449	9,297	11,398	15,653	19,347	22,817	23,928	20,478	18,324
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.265	$1.326	$1.321	$1.249	$1.210	$1.235	$1.122	$1.077	$1.062	$1.066
Accumulation Unit Value at end of period	$1.291	$1.265	$1.326	$1.321	$1.249	$1.210	$1.235	$1.122	$1.077	$1.062
Number of Accumulation Units outstanding at end of period (in thousands)	1,103	1,257	1,911	2,370	4,210	4,105	5,146	7,482	8,635	11,858
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057	$1.063
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211	14,577
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057	$1.063
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211	14,577
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.223	$1.286	$1.284	$1.219	$1.184	$1.212	$1.105	$1.064	$1.052	$1.059
Accumulation Unit Value at end of period	$1.244	$1.223	$1.286	$1.284	$1.219	$1.184	$1.212	$1.105	$1.064	$1.052
Number of Accumulation Units outstanding at end of period (in thousands)	41	58	100	143	1,372	192	502	560	465	503
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.209	$1.273	$1.273	$1.209	$1.175	$1.205	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.229	$1.209	$1.273	$1.273	$1.209	$1.175	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,813	3,448	3,922	3,367	3,851	4,255	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058	$1.047	$1.056
Accumulation Unit Value at end of period	$1.222	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058	$1.047
Number of Accumulation Units outstanding at end of period (in thousands)	2,180	2,458	3,493	3,764	7,465	4,351	5,266	3,415	2,685	1,605
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—	—

29

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.411
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739	1,145
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041	$1.622	$1.402
Accumulation Unit Value at end of period	$2.354	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041	$1.622
Number of Accumulation Units outstanding at end of period (in thousands)	207	262	345	387	518	638	575	476	1,861	1,346
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030	$1.615	$1.397
Accumulation Unit Value at end of period	$2.323	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030	$1.615
Number of Accumulation Units outstanding at end of period (in thousands)	788	962	936	1,264	1,569	2,140	2,497	2,358	1,370	993
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.348	$2.014	$1.779	$1.947	$1.761	$1.329	$2.275	$2.025	$1.611	$1.395
Accumulation Unit Value at end of period	$2.308	$2.348	$2.014	$1.779	$1.947	$1.761	$1.329	$2.275	$2.025	$1.611
Number of Accumulation Units outstanding at end of period (in thousands)	92	120	163	250	292	370	641	801	687	811
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604	$1.390
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462	1,519
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604	$1.390
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462	1,519
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.270	$1.953	$1.730	$1.899	$1.723	$1.304	$2.240	$1.999	$1.596	$1.385
Accumulation Unit Value at end of period	$2.224	$2.270	$1.953	$1.730	$1.899	$1.723	$1.304	$2.240	$1.999	$1.596
Number of Accumulation Units outstanding at end of period (in thousands)	27	29	33	33	34	36	43	47	38	31
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.245	$1.933	$1.714	$1.884	$1.711	$1.296	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.198	$2.245	$1.933	$1.714	$1.884	$1.711	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	290	341	334	291	171	116	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987	$1.589	$1.382
Accumulation Unit Value at end of period	$2.186	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987	$1.589
Number of Accumulation Units outstanding at end of period (in thousands)	193	188	322	387	412	503	497	546	312	207
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	1	1	1	—	—	—	—	—

30

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.410
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619	9,568
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614	$1.479	$1.400
Accumulation Unit Value at end of period	$2.254	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614	$1.479
Number of Accumulation Units outstanding at end of period (in thousands)	356	528	939	1,031	1,551	1,852	2,033	1,071	594	562
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606	$1.472	$1.396
Accumulation Unit Value at end of period	$2.225	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606	$1.472
Number of Accumulation Units outstanding at end of period (in thousands)	1,196	1,483	2,100	2,824	3,854	4,844	6,142	9,832	11,984	13,307
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.160	$1.711	$1.574	$1.716	$1.535	$1.204	$1.719	$1.601	$1.469	$1.394
Accumulation Unit Value at end of period	$2.210	$2.160	$1.711	$1.574	$1.716	$1.535	$1.204	$1.719	$1.601	$1.469
Number of Accumulation Units outstanding at end of period (in thousands)	453	574	780	1,035	1,386	1,823	2,187	4,075	5,817	7,392
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462	$1.389
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902	4,687
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462	$1.389
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902	4,687
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.088	$1.659	$1.531	$1.674	$1.502	$1.181	$1.692	$1.581	$1.455	$1.384
Accumulation Unit Value at end of period	$2.130	$2.088	$1.659	$1.531	$1.674	$1.502	$1.181	$1.692	$1.581	$1.455
Number of Accumulation Units outstanding at end of period (in thousands)	97	125	121	135	125	250	296	387	404	378
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.065	$1.643	$1.517	$1.661	$1.492	$1.174	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.104	$2.065	$1.643	$1.517	$1.661	$1.492	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,399	1,307	1,120	1,064	814	370	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572	$1.449	$1.380
Accumulation Unit Value at end of period	$2.093	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572	$1.449
Number of Accumulation Units outstanding at end of period (in thousands)	239	187	286	353	433	617	677	911	867	492
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—	—

31

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.225	$9.837	$10.011	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.019	$13.225	$9.837	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.201	$9.829	$10.009	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.980	$13.201	$9.829	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	14	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.189	$9.825	$10.008	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.960	$13.189	$9.825	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.117	$9.800	$10.003	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.842	$13.117	$9.800	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.093	$9.792	$10.002	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.803	$13.093	$9.792	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	5	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.081	$9.788	$10.001	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.783	$13.081	$9.788	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	6	1	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

32

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.891	$9.977	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.706	$9.891	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	52	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$9.885	$9.976	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.690	$9.885	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	176	203	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.882	$9.975	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.683	$9.882	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	116	9	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.864	$9.971	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.637	$9.864	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.859	$9.970	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.621	$9.859	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	37	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.856	$9.969	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.614	$9.856	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	30	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—

33

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$11.598
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154	83
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142	$12.273	$11.570
Accumulation Unit Value at end of period	$21.771	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142	$12.273
Number of Accumulation Units outstanding at end of period (in thousands)	13	17	33	40	49	64	61	37	10	3
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097	$12.246	$11.556
Accumulation Unit Value at end of period	$21.529	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097	$12.246
Number of Accumulation Units outstanding at end of period (in thousands)	49	65	81	108	136	189	217	228	159	118
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$21.348	$15.851	$14.205	$14.606	$11.598	$9.760	$14.504	$14.074	$12.232	$11.549
Accumulation Unit Value at end of period	$21.409	$21.348	$15.851	$14.205	$14.606	$11.598	$9.760	$14.504	$14.074	$12.232
Number of Accumulation Units outstanding at end of period (in thousands)	10	13	22	29	30	47	75	59	35	30
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192	$11.528
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281	197
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192	$11.528
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281	197
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$20.704	$15.419	$13.860	$14.293	$11.384	$9.609	$14.322	$13.939	$12.152	$11.507
Accumulation Unit Value at end of period	$20.701	$20.704	$15.419	$13.860	$14.293	$11.384	$9.609	$14.322	$13.939	$12.152
Number of Accumulation Units outstanding at end of period (in thousands)	1	2	1	1	2	2	4	2	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.496	$15.279	$13.748	$14.192	$11.315	$9.560	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.472	$20.496	$15.279	$13.748	$14.192	$11.315	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	90	84	88	60	39	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875	$12.114	$11.489
Accumulation Unit Value at end of period	$20.360	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875	$12.114
Number of Accumulation Units outstanding at end of period (in thousands)	14	21	41	60	68	71	66	49	41	20
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—	—

34

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.285
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599	9,322
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471	$1.324	$1.276
Accumulation Unit Value at end of period	$1.600	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471	$1.324
Number of Accumulation Units outstanding at end of period (in thousands)	303	392	646	688	825	1,042	1,219	839	638	648
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463	$1.318	$1.272
Accumulation Unit Value at end of period	$1.579	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463	$1.318
Number of Accumulation Units outstanding at end of period (in thousands)	1,147	1,414	2,030	2,720	4,017	5,368	6,462	7,946	10,445	11,931
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.501	$1.146	$0.994	$1.046	$0.995	$0.686	$1.452	$1.459	$1.316	$1.270
Accumulation Unit Value at end of period	$1.568	$1.501	$1.146	$0.994	$1.046	$0.995	$0.686	$1.452	$1.459	$1.316
Number of Accumulation Units outstanding at end of period (in thousands)	626	808	1,072	1,468	2,080	2,617	2,964	4,534	6,464	7,647
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309	$1.266
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242	4,043
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309	$1.266
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242	4,043
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.451	$1.111	$0.966	$1.020	$0.973	$0.673	$1.429	$1.441	$1.303	$1.261
Accumulation Unit Value at end of period	$1.512	$1.451	$1.111	$0.966	$1.020	$0.973	$0.673	$1.429	$1.441	$1.303
Number of Accumulation Units outstanding at end of period (in thousands)	128	155	164	210	238	233	289	312	386	516
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.435	$1.100	$0.958	$1.012	$0.966	$0.669	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.493	$1.435	$1.100	$0.958	$1.012	$0.966	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	570	553	332	254	235	155	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432	$1.297	$1.258
Accumulation Unit Value at end of period	$1.485	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432	$1.297
Number of Accumulation Units outstanding at end of period (in thousands)	133	161	226	282	349	398	416	575	591	557
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—	—

35

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322	$6.323
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322
Number of Accumulation Units outstanding at end of period (in thousands)	48	53	57	78	120	143	157	178	205	248
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990	$6.260	$6.274
Accumulation Unit Value at end of period	$10.857	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990	$6.260
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	9	11	21	20	20	19	1	8
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132	$8.187	$8.214
Accumulation Unit Value at end of period	$14.072	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132	$8.187
Number of Accumulation Units outstanding at end of period (in thousands)	28	29	45	53	55	93	104	140	163	170
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.751	$7.394	$6.494	$6.697	$5.831	$4.494	$7.540	$6.924	$6.211	$6.234
Accumulation Unit Value at end of period	$10.627	$9.751	$7.394	$6.494	$6.697	$5.831	$4.494	$7.540	$6.924	$6.211
Number of Accumulation Units outstanding at end of period (in thousands)	10	12	27	34	44	57	73	103	188	218
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131	$8.174
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45	47
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131	$8.174
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45	47
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.400	$9.431	$8.307	$8.593	$7.505	$5.802	$9.762	$8.992	$8.090	$8.145
Accumulation Unit Value at end of period	$13.473	$12.400	$9.431	$8.307	$8.593	$7.505	$5.802	$9.762	$8.992	$8.090
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	2	5	5	7	7	6	6	6
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.283	$7.067	$6.231	$6.452	$5.641	$4.365	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.076	$9.283	$7.067	$6.231	$6.452	$5.641	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	36	30	14	21	27	28	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769	$6.098	$6.149
Accumulation Unit Value at end of period	$10.021	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769	$6.098
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	1	2	2	2	2	3
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

36

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.780
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75	57
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300	$10.696
Accumulation Unit Value at end of period	$19.908	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300
Number of Accumulation Units outstanding at end of period (in thousands)	3	8	8	7	33	33	14	4	5	5
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355	$11.706
Accumulation Unit Value at end of period	$21.571	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355
Number of Accumulation Units outstanding at end of period (in thousands)	22	31	41	36	43	62	95	100	160	164
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.149	$15.292	$12.655	$13.501	$12.265	$9.485	$14.619	$13.665	$11.212	$10.628
Accumulation Unit Value at end of period	$19.487	$19.149	$15.292	$12.655	$13.501	$12.265	$9.485	$14.619	$13.665	$11.212
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	6	10	13	17	22	38	57	74
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.649
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.649
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$20.356	$16.305	$13.533	$14.482	$13.195	$10.235	$15.823	$14.835	$12.208	$11.607
Accumulation Unit Value at end of period	$20.653	$20.356	$16.305	$13.533	$14.482	$13.195	$10.235	$15.823	$14.835	$12.208
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	—	1	1	1	1	1
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.307	$14.678	$12.196	$13.063	$11.915	$9.251	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.556	$18.307	$14.678	$12.196	$13.063	$11.915	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	17	24	19	16	13	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056	$10.528
Accumulation Unit Value at end of period	$18.454	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	9	6	7	8	7	10	5	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—	—

37

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.927
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255	213
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238	$4.889
Accumulation Unit Value at end of period	$10.005	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238
Number of Accumulation Units outstanding at end of period (in thousands)	28	33	44	54	51	55	69	39	23	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785	$7.274
Accumulation Unit Value at end of period	$14.738	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785
Number of Accumulation Units outstanding at end of period (in thousands)	96	117	84	128	129	178	188	222	232	255
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.175	$6.843	$5.950	$6.094	$5.393	$3.998	$6.521	$5.493	$5.197	$4.858
Accumulation Unit Value at end of period	$9.793	$9.175	$6.843	$5.950	$6.094	$5.393	$3.998	$6.521	$5.493	$5.197
Number of Accumulation Units outstanding at end of period (in thousands)	30	34	31	39	47	63	75	126	133	181
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$7.239
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$7.239
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.260	$9.920	$8.651	$8.886	$7.887	$5.865	$9.595	$8.107	$7.693	$7.213
Accumulation Unit Value at end of period	$14.111	$13.260	$9.920	$8.651	$8.886	$7.887	$5.865	$9.595	$8.107	$7.693
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	5	5	3	3	3	2	3	3
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.852	$6.628	$5.787	$5.950	$5.286	$3.935	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.410	$8.852	$6.628	$5.787	$5.950	$5.286	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	69	68	63	48	48	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171	$4.856
Accumulation Unit Value at end of period	$9.358	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	26	37	38	48	42	34	34	15
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—	—

38

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.470	$10.138	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.562	$10.470	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	63	88	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.465	$10.137	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.546	$10.465	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	130	181	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.462	$10.136	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.538	$10.462	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	77	106	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.446	$10.132	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.490	$10.446	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	8	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.441	$10.131	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.474	$10.441	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	134	131	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.438	$10.130	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.466	$10.438	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	56	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—	—

39

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$6.014
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414	546
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117	$5.967
Accumulation Unit Value at end of period	$10.455	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117
Number of Accumulation Units outstanding at end of period (in thousands)	7	10	20	28	30	22	24	36	36	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719	$7.537
Accumulation Unit Value at end of period	$13.075	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719
Number of Accumulation Units outstanding at end of period (in thousands)	24	25	53	77	111	133	171	312	444	481
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.372	$7.342	$6.407	$6.502	$5.901	$4.316	$6.978	$6.396	$6.069	$5.929
Accumulation Unit Value at end of period	$10.234	$9.372	$7.342	$6.407	$6.502	$5.901	$4.316	$6.978	$6.396	$6.069
Number of Accumulation Units outstanding at end of period (in thousands)	48	60	76	94	107	156	193	307	471	680
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.501
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.501
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$11.500	$9.036	$7.908	$8.050	$7.327	$5.375	$8.718	$8.015	$7.628	$7.473
Accumulation Unit Value at end of period	$12.519	$11.500	$9.036	$7.908	$8.050	$7.327	$5.375	$8.718	$8.015	$7.628
Number of Accumulation Units outstanding at end of period (in thousands)	—	5	2	2	2	3	4	9	9	16
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.217	$7.250	$6.351	$6.472	$5.896	$4.330	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.024	$9.217	$7.250	$6.351	$6.472	$5.896	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	50	17	20	14	3	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157	$6.041
Accumulation Unit Value at end of period	$9.969	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157
Number of Accumulation Units outstanding at end of period (in thousands)	4	10	18	24	17	17	24	31	32	29
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—	—

40

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$8.184
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599	946
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550	$8.120
Accumulation Unit Value at end of period	$14.481	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550
Number of Accumulation Units outstanding at end of period (in thousands)	90	133	193	226	269	319	331	280	206	85
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559	$8.137
Accumulation Unit Value at end of period	$14.367	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559
Number of Accumulation Units outstanding at end of period (in thousands)	213	278	419	596	800	1,051	1,151	1,256	1,154	986
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.033	$10.074	$8.628	$9.003	$8.271	$6.653	$10.148	$9.391	$8.483	$8.068
Accumulation Unit Value at end of period	$14.174	$13.033	$10.074	$8.628	$9.003	$8.271	$6.653	$10.148	$9.391	$8.483
Number of Accumulation Units outstanding at end of period (in thousands)	53	72	116	155	203	246	374	547	675	819
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$8.098
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$8.098
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.686	$9.835	$8.449	$8.843	$8.148	$6.574	$10.058	$9.335	$8.458	$8.069
Accumulation Unit Value at end of period	$13.756	$12.686	$9.835	$8.449	$8.843	$8.148	$6.574	$10.058	$9.335	$8.458
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	9	12	14	15	23	25	34	47
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.729	$9.878	$8.494	$8.899	$8.208	$6.629	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.788	$12.729	$9.878	$8.494	$8.899	$8.208	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	199	200	185	161	124	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545	$8.165
Accumulation Unit Value at end of period	$13.712	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545
Number of Accumulation Units outstanding at end of period (in thousands)	62	75	127	152	192	250	233	207	191	115
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—	—

41

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$6.326
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787	835
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350	$6.277
Accumulation Unit Value at end of period	$8.812	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350
Number of Accumulation Units outstanding at end of period (in thousands)	29	43	79	100	143	169	161	93	68	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841	$5.779
Accumulation Unit Value at end of period	$8.033	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841
Number of Accumulation Units outstanding at end of period (in thousands)	182	217	273	372	518	606	685	904	1,114	1,162
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$8.087	$5.994	$5.250	$5.702	$4.489	$3.232	$6.810	$6.329	$6.300	$6.237
Accumulation Unit Value at end of period	$8.625	$8.087	$5.994	$5.250	$5.702	$4.489	$3.232	$6.810	$6.329	$6.300
Number of Accumulation Units outstanding at end of period (in thousands)	50	81	108	151	232	287	315	474	594	762
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.751
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.751
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$7.233	$5.377	$4.724	$5.146	$4.063	$2.934	$6.201	$5.781	$5.771	$5.731
Accumulation Unit Value at end of period	$7.691	$7.233	$5.377	$4.724	$5.146	$4.063	$2.934	$6.201	$5.781	$5.771
Number of Accumulation Units outstanding at end of period (in thousands)	11	16	18	20	20	24	27	33	34	42
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$7.731	$5.753	$5.060	$5.517	$4.361	$3.152	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.213	$7.731	$5.753	$5.060	$5.517	$4.361	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	126	55	63	41	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213	$6.178
Accumulation Unit Value at end of period	$8.168	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213
Number of Accumulation Units outstanding at end of period (in thousands)	46	44	67	85	92	81	81	79	151	119
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—

42

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$7.913
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206	797
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108	$7.851
Accumulation Unit Value at end of period	$15.284	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108
Number of Accumulation Units outstanding at end of period (in thousands)	54	74	117	132	157	191	225	198	152	130
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136	$11.764
Accumulation Unit Value at end of period	$22.672	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136
Number of Accumulation Units outstanding at end of period (in thousands)	81	101	186	259	327	443	552	647	719	625
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.465	$11.875	$9.999	$11.374	$8.515	$5.326	$8.961	$8.922	$8.044	$7.802
Accumulation Unit Value at end of period	$14.960	$16.465	$11.875	$9.999	$11.374	$8.515	$5.326	$8.961	$8.922	$8.044
Number of Accumulation Units outstanding at end of period (in thousands)	21	29	42	69	81	115	134	204	365	473
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$11.708
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$11.708
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$23.964	$17.335	$14.640	$16.704	$12.543	$7.869	$13.279	$13.261	$11.992	$11.665
Accumulation Unit Value at end of period	$21.708	$23.964	$17.335	$14.640	$16.704	$12.543	$7.869	$13.279	$13.261	$11.992
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	5	5	7	16	15	18	25	36
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.741	$11.399	$9.636	$11.005	$8.272	$5.195	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.245	$15.741	$11.399	$9.636	$11.005	$8.272	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	102	115	102	72	62	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933	$7.728
Accumulation Unit Value at end of period	$14.167	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933
Number of Accumulation Units outstanding at end of period (in thousands)	42	70	89	111	118	155	163	161	146	80
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—	—

43

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156	10
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996	$9.975
Accumulation Unit Value at end of period	$13.364	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996
Number of Accumulation Units outstanding at end of period (in thousands)	39	93	121	136	96	80	92	50	20	13
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988	$9.973
Accumulation Unit Value at end of period	$13.233	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988
Number of Accumulation Units outstanding at end of period (in thousands)	407	481	303	336	367	320	306	155	98	21
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.699	$13.097	$12.453	$11.907	$11.310	$9.938	$10.390	$10.177	$9.983	$9.972
Accumulation Unit Value at end of period	$13.168	$12.699	$13.097	$12.453	$11.907	$11.310	$9.938	$10.390	$10.177	$9.983
Number of Accumulation Units outstanding at end of period (in thousands)	47	51	39	43	42	44	93	102	12	3
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.367	$12.794	$12.201	$11.702	$11.148	$9.825	$10.302	$10.121	$9.959	$9.968
Accumulation Unit Value at end of period	$12.786	$12.367	$12.794	$12.201	$11.702	$11.148	$9.825	$10.302	$10.121	$9.959
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	6	6	5	5	10	4	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.259	$12.694	$12.118	$11.634	$11.094	$9.788	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.662	$12.259	$12.694	$12.118	$11.634	$11.094	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	112	140	87	65	63	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947	$9.966
Accumulation Unit Value at end of period	$12.600	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947
Number of Accumulation Units outstanding at end of period (in thousands)	17	31	52	51	66	58	54	28	20	8
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—	—

44

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57	4
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941	$10.018
Accumulation Unit Value at end of period	$13.720	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	21	23	34	34	34	16	8	2
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933	$10.018
Accumulation Unit Value at end of period	$13.588	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933
Number of Accumulation Units outstanding at end of period (in thousands)	58	55	64	70	82	127	152	97	64	10
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.821	$12.718	$11.124	$12.740	$11.735	$9.154	$16.220	$14.674	$11.929	$10.018
Accumulation Unit Value at end of period	$13.522	$14.821	$12.718	$11.124	$12.740	$11.735	$9.154	$16.220	$14.674	$11.929
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	13	15	13	21	46	42	19	8
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.440	$12.428	$10.903	$12.525	$11.572	$9.054	$16.091	$14.601	$11.905	$10.018
Accumulation Unit Value at end of period	$13.135	$14.440	$12.428	$10.903	$12.525	$11.572	$9.054	$16.091	$14.601	$11.905
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	7	6	8	9	14	1	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.316	$12.333	$10.830	$12.454	$11.518	$9.020	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.009	$14.316	$12.333	$10.830	$12.454	$11.518	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	25	17	15	16	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893	$10.018
Accumulation Unit Value at end of period	$12.946	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	19	19	21	24	24	9	7	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—	—

45

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32	13
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568	$9.463
Accumulation Unit Value at end of period	$18.333	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	2	3	2	2	2	1
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559	$9.462
Accumulation Unit Value at end of period	$18.153	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	15	11	14	26	13	11	9	2
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.731	$12.910	$11.236	$11.521	$10.146	$7.933	$12.670	$11.424	$10.555	$9.461
Accumulation Unit Value at end of period	$18.064	$16.731	$12.910	$11.236	$11.521	$10.146	$7.933	$12.670	$11.424	$10.555
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	6	6	6	9	8	8	1	1
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.293	$12.610	$11.008	$11.321	$10.000	$7.843	$12.563	$11.361	$10.528	$9.456
Accumulation Unit Value at end of period	$17.539	$16.293	$12.610	$11.008	$11.321	$10.000	$7.843	$12.563	$11.361	$10.528
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.150	$12.511	$10.933	$11.255	$9.952	$7.812	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.367	$16.150	$12.511	$10.933	$11.255	$9.952	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	9	8	6	6	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515	$9.454
Accumulation Unit Value at end of period	$17.282	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515
Number of Accumulation Units outstanding at end of period (in thousands)	2	5	6	7	6	7	8	7	4	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—	—

46

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$12.076
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234	3,332
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087	$11.981
Accumulation Unit Value at end of period	$17.553	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087
Number of Accumulation Units outstanding at end of period (in thousands)	217	282	417	491	684	810	860	683	495	338
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641	$12.543
Accumulation Unit Value at end of period	$18.193	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641
Number of Accumulation Units outstanding at end of period (in thousands)	529	651	850	1,144	1,457	1,713	1,980	2,606	2,716	2,572
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.164	$13.859	$12.715	$12.753	$11.841	$10.240	$13.423	$13.147	$11.993	$11.905
Accumulation Unit Value at end of period	$17.182	$16.164	$13.859	$12.715	$12.753	$11.841	$10.240	$13.423	$13.147	$11.993
Number of Accumulation Units outstanding at end of period (in thousands)	169	204	285	354	465	599	725	1,155	1,585	2,134
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.482
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.482
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.436	$14.135	$13.007	$13.084	$12.185	$10.569	$13.897	$13.652	$12.491	$12.437
Accumulation Unit Value at end of period	$17.419	$16.436	$14.135	$13.007	$13.084	$12.185	$10.569	$13.897	$13.652	$12.491
Number of Accumulation Units outstanding at end of period (in thousands)	46	48	80	99	126	120	131	132	135	165
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.472	$14.180	$13.061	$13.152	$12.261	$10.646	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.440	$16.472	$14.180	$13.061	$13.152	$12.261	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	304	331	341	269	196	158	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606	$12.571
Accumulation Unit Value at end of period	$17.344	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606
Number of Accumulation Units outstanding at end of period (in thousands)	144	202	256	293	347	406	418	471	430	296
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—	—

47

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.831
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474	189
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426	$13.784
Accumulation Unit Value at end of period	$25.463	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426
Number of Accumulation Units outstanding at end of period (in thousands)	49	61	87	88	157	163	170	143	142	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387	$13.761
Accumulation Unit Value at end of period	$25.168	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387
Number of Accumulation Units outstanding at end of period (in thousands)	106	139	152	210	233	316	323	384	285	204
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$23.111	$17.359	$15.240	$15.604	$14.279	$11.877	$17.983	$17.010	$14.368	$13.750
Accumulation Unit Value at end of period	$25.021	$23.111	$17.359	$15.240	$15.604	$14.279	$11.877	$17.983	$17.010	$14.368
Number of Accumulation Units outstanding at end of period (in thousands)	25	29	45	54	58	81	102	152	131	111
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.716
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.716
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$22.383	$16.863	$14.849	$15.249	$13.997	$11.677	$17.733	$16.824	$14.254	$13.681
Accumulation Unit Value at end of period	$24.161	$22.383	$16.863	$14.849	$15.249	$13.997	$11.677	$17.733	$16.824	$14.254
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	7	8	9	14	15	19	19	20
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.152	$16.706	$14.726	$15.137	$13.908	$11.615	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.888	$22.152	$16.706	$14.726	$15.137	$13.908	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	91	97	55	34	28	19	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206	$13.656
Accumulation Unit Value at end of period	$23.757	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206
Number of Accumulation Units outstanding at end of period (in thousands)	31	39	64	83	89	106	102	99	94	70
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—	—

48

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.338
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304	265
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076	$15.218
Accumulation Unit Value at end of period	$22.504	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076
Number of Accumulation Units outstanding at end of period (in thousands)	14	17	40	50	63	68	69	42	29	9
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687	$12.527
Accumulation Unit Value at end of period	$18.340	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687
Number of Accumulation Units outstanding at end of period (in thousands)	67	71	114	138	176	193	200	259	240	232
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$24.463	$25.155	$22.641	$27.406	$23.740	$13.980	$30.119	$23.815	$18.927	$15.121
Accumulation Unit Value at end of period	$22.028	$24.463	$25.155	$22.641	$27.406	$23.740	$13.980	$30.119	$23.815	$18.927
Number of Accumulation Units outstanding at end of period (in thousands)	12	16	21	24	45	54	54	129	140	159
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.466
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.466
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.560	$20.173	$18.212	$22.110	$19.210	$11.347	$24.519	$19.446	$15.501	$12.421
Accumulation Unit Value at end of period	$17.560	$19.560	$20.173	$18.212	$22.110	$19.210	$11.347	$24.519	$19.446	$15.501
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	1	2	2	6	2	5	7	6
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.733	$21.405	$19.343	$23.507	$20.444	$12.088	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.595	$20.733	$21.405	$19.343	$23.507	$20.444	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	83	71	49	21	10	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546	$13.279
Accumulation Unit Value at end of period	$18.493	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546
Number of Accumulation Units outstanding at end of period (in thousands)	19	22	27	43	58	81	72	80	62	39
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—	—

49

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$10.115
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146	1,580
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848	$10.036
Accumulation Unit Value at end of period	$13.112	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848
Number of Accumulation Units outstanding at end of period (in thousands)	95	118	176	195	238	291	337	291	282	166
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214	$10.385
Accumulation Unit Value at end of period	$13.432	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214
Number of Accumulation Units outstanding at end of period (in thousands)	260	293	403	543	700	825	995	1,216	1,178	1,023
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.741	$12.236	$10.563	$12.065	$11.360	$8.461	$14.486	$12.806	$10.763	$9.972
Accumulation Unit Value at end of period	$12.834	$14.741	$12.236	$10.563	$12.065	$11.360	$8.461	$14.486	$12.806	$10.763
Number of Accumulation Units outstanding at end of period (in thousands)	41	62	86	110	197	250	296	449	663	818
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.335
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.335
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.816	$12.335	$10.681	$12.236	$11.556	$8.633	$14.824	$13.145	$11.081	$10.297
Accumulation Unit Value at end of period	$12.861	$14.816	$12.335	$10.681	$12.236	$11.556	$8.633	$14.824	$13.145	$11.081
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	9	13	13	19	27	48	68	89
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.093	$11.745	$10.180	$11.674	$11.036	$8.252	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.221	$14.093	$11.745	$10.180	$11.674	$11.036	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	210	233	244	236	183	162	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614	$9.878
Accumulation Unit Value at end of period	$12.154	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614
Number of Accumulation Units outstanding at end of period (in thousands)	73	92	131	162	196	263	282	281	256	170
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—	—

50

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322	$6.323
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.322
Number of Accumulation Units outstanding at end of period (in thousands)	48	53	57	78	120	143	157	178	205	248
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990	$6.260	$6.274
Accumulation Unit Value at end of period	$10.857	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990	$6.260
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	9	11	21	20	20	19	1	8
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132	$8.187	$8.214
Accumulation Unit Value at end of period	$14.072	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132	$8.187
Number of Accumulation Units outstanding at end of period (in thousands)	28	29	45	53	55	93	104	140	163	170
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.751	$7.394	$6.494	$6.697	$5.831	$4.494	$7.540	$6.924	$6.211	$6.234
Accumulation Unit Value at end of period	$10.627	$9.751	$7.394	$6.494	$6.697	$5.831	$4.494	$7.540	$6.924	$6.211
Number of Accumulation Units outstanding at end of period (in thousands)	10	12	27	34	44	57	73	103	188	218
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131	$8.174
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45	47
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131	$8.174
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$8.131
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45	47
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.400	$9.431	$8.307	$8.593	$7.505	$5.802	$9.762	$8.992	$8.090	$8.145
Accumulation Unit Value at end of period	$13.473	$12.400	$9.431	$8.307	$8.593	$7.505	$5.802	$9.762	$8.992	$8.090
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	2	5	5	7	7	6	6	6
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.283	$7.067	$6.231	$6.452	$5.641	$4.365	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.076	$9.283	$7.067	$6.231	$6.452	$5.641	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	36	30	14	21	27	28	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769	$6.098	$6.149
Accumulation Unit Value at end of period	$10.021	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769	$6.098
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	1	2	2	2	2	3
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

51

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.780
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75	57
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300	$10.696
Accumulation Unit Value at end of period	$19.908	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300
Number of Accumulation Units outstanding at end of period (in thousands)	3	8	8	7	33	33	14	4	5	5
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355	$11.706
Accumulation Unit Value at end of period	$21.571	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355
Number of Accumulation Units outstanding at end of period (in thousands)	22	31	41	36	43	62	95	100	160	164
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.149	$15.292	$12.655	$13.501	$12.265	$9.485	$14.619	$13.665	$11.212	$10.628
Accumulation Unit Value at end of period	$19.487	$19.149	$15.292	$12.655	$13.501	$12.265	$9.485	$14.619	$13.665	$11.212
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	6	10	13	17	22	38	57	74
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.649
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.649
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$20.356	$16.305	$13.533	$14.482	$13.195	$10.235	$15.823	$14.835	$12.208	$11.607
Accumulation Unit Value at end of period	$20.653	$20.356	$16.305	$13.533	$14.482	$13.195	$10.235	$15.823	$14.835	$12.208
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	—	1	1	1	1	1
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.307	$14.678	$12.196	$13.063	$11.915	$9.251	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.556	$18.307	$14.678	$12.196	$13.063	$11.915	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	17	24	19	16	13	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056	$10.528
Accumulation Unit Value at end of period	$18.454	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	9	6	7	8	7	10	5	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—	—

52

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.927
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255	213
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238	$4.889
Accumulation Unit Value at end of period	$10.005	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238
Number of Accumulation Units outstanding at end of period (in thousands)	28	33	44	54	51	55	69	39	23	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785	$7.274
Accumulation Unit Value at end of period	$14.738	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785
Number of Accumulation Units outstanding at end of period (in thousands)	96	117	84	128	129	178	188	222	232	255
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.175	$6.843	$5.950	$6.094	$5.393	$3.998	$6.521	$5.493	$5.197	$4.858
Accumulation Unit Value at end of period	$9.793	$9.175	$6.843	$5.950	$6.094	$5.393	$3.998	$6.521	$5.493	$5.197
Number of Accumulation Units outstanding at end of period (in thousands)	30	34	31	39	47	63	75	126	133	181
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$7.239
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$7.239
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.260	$9.920	$8.651	$8.886	$7.887	$5.865	$9.595	$8.107	$7.693	$7.213
Accumulation Unit Value at end of period	$14.111	$13.260	$9.920	$8.651	$8.886	$7.887	$5.865	$9.595	$8.107	$7.693
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	5	5	3	3	3	2	3	3
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.852	$6.628	$5.787	$5.950	$5.286	$3.935	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.410	$8.852	$6.628	$5.787	$5.950	$5.286	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	69	68	63	48	48	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171	$4.856
Accumulation Unit Value at end of period	$9.358	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	26	37	38	48	42	34	34	15
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—	—

53

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.470	$10.138	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.562	$10.470	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	63	88	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.465	$10.137	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.546	$10.465	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	130	181	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.462	$10.136	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.538	$10.462	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	77	106	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.446	$10.132	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.490	$10.446	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	8	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.441	$10.131	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.474	$10.441	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	134	131	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.438	$10.130	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.466	$10.438	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	56	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—	—

54

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$6.014
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414	546
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117	$5.967
Accumulation Unit Value at end of period	$10.455	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117
Number of Accumulation Units outstanding at end of period (in thousands)	7	10	20	28	30	22	24	36	36	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719	$7.537
Accumulation Unit Value at end of period	$13.075	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719
Number of Accumulation Units outstanding at end of period (in thousands)	24	25	53	77	111	133	171	312	444	481
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.372	$7.342	$6.407	$6.502	$5.901	$4.316	$6.978	$6.396	$6.069	$5.929
Accumulation Unit Value at end of period	$10.234	$9.372	$7.342	$6.407	$6.502	$5.901	$4.316	$6.978	$6.396	$6.069
Number of Accumulation Units outstanding at end of period (in thousands)	48	60	76	94	107	156	193	307	471	680
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.501
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.501
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$11.500	$9.036	$7.908	$8.050	$7.327	$5.375	$8.718	$8.015	$7.628	$7.473
Accumulation Unit Value at end of period	$12.519	$11.500	$9.036	$7.908	$8.050	$7.327	$5.375	$8.718	$8.015	$7.628
Number of Accumulation Units outstanding at end of period (in thousands)	—	5	2	2	2	3	4	9	9	16
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.217	$7.250	$6.351	$6.472	$5.896	$4.330	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.024	$9.217	$7.250	$6.351	$6.472	$5.896	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	50	17	20	14	3	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157	$6.041
Accumulation Unit Value at end of period	$9.969	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157
Number of Accumulation Units outstanding at end of period (in thousands)	4	10	18	24	17	17	24	31	32	29
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—	—

55

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$8.184
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599	946
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550	$8.120
Accumulation Unit Value at end of period	$14.481	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550
Number of Accumulation Units outstanding at end of period (in thousands)	90	133	193	226	269	319	331	280	206	85
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559	$8.137
Accumulation Unit Value at end of period	$14.367	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559
Number of Accumulation Units outstanding at end of period (in thousands)	213	278	419	596	800	1,051	1,151	1,256	1,154	986
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.033	$10.074	$8.628	$9.003	$8.271	$6.653	$10.148	$9.391	$8.483	$8.068
Accumulation Unit Value at end of period	$14.174	$13.033	$10.074	$8.628	$9.003	$8.271	$6.653	$10.148	$9.391	$8.483
Number of Accumulation Units outstanding at end of period (in thousands)	53	72	116	155	203	246	374	547	675	819
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$8.098
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$8.098
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.686	$9.835	$8.449	$8.843	$8.148	$6.574	$10.058	$9.335	$8.458	$8.069
Accumulation Unit Value at end of period	$13.756	$12.686	$9.835	$8.449	$8.843	$8.148	$6.574	$10.058	$9.335	$8.458
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	9	12	14	15	23	25	34	47
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.729	$9.878	$8.494	$8.899	$8.208	$6.629	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.788	$12.729	$9.878	$8.494	$8.899	$8.208	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	199	200	185	161	124	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545	$8.165
Accumulation Unit Value at end of period	$13.712	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545
Number of Accumulation Units outstanding at end of period (in thousands)	62	75	127	152	192	250	233	207	191	115
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—	—

56

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$6.326
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787	835
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350	$6.277
Accumulation Unit Value at end of period	$8.812	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350
Number of Accumulation Units outstanding at end of period (in thousands)	29	43	79	100	143	169	161	93	68	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841	$5.779
Accumulation Unit Value at end of period	$8.033	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841
Number of Accumulation Units outstanding at end of period (in thousands)	182	217	273	372	518	606	685	904	1,114	1,162
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$8.087	$5.994	$5.250	$5.702	$4.489	$3.232	$6.810	$6.329	$6.300	$6.237
Accumulation Unit Value at end of period	$8.625	$8.087	$5.994	$5.250	$5.702	$4.489	$3.232	$6.810	$6.329	$6.300
Number of Accumulation Units outstanding at end of period (in thousands)	50	81	108	151	232	287	315	474	594	762
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.751
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.751
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$7.233	$5.377	$4.724	$5.146	$4.063	$2.934	$6.201	$5.781	$5.771	$5.731
Accumulation Unit Value at end of period	$7.691	$7.233	$5.377	$4.724	$5.146	$4.063	$2.934	$6.201	$5.781	$5.771
Number of Accumulation Units outstanding at end of period (in thousands)	11	16	18	20	20	24	27	33	34	42
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$7.731	$5.753	$5.060	$5.517	$4.361	$3.152	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.213	$7.731	$5.753	$5.060	$5.517	$4.361	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	126	55	63	41	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213	$6.178
Accumulation Unit Value at end of period	$8.168	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213
Number of Accumulation Units outstanding at end of period (in thousands)	46	44	67	85	92	81	81	79	151	119
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—

57

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$7.913
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206	797
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108	$7.851
Accumulation Unit Value at end of period	$15.284	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108
Number of Accumulation Units outstanding at end of period (in thousands)	54	74	117	132	157	191	225	198	152	130
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136	$11.764
Accumulation Unit Value at end of period	$22.672	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136
Number of Accumulation Units outstanding at end of period (in thousands)	81	101	186	259	327	443	552	647	719	625
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.465	$11.875	$9.999	$11.374	$8.515	$5.326	$8.961	$8.922	$8.044	$7.802
Accumulation Unit Value at end of period	$14.960	$16.465	$11.875	$9.999	$11.374	$8.515	$5.326	$8.961	$8.922	$8.044
Number of Accumulation Units outstanding at end of period (in thousands)	21	29	42	69	81	115	134	204	365	473
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$11.708
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$11.708
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$23.964	$17.335	$14.640	$16.704	$12.543	$7.869	$13.279	$13.261	$11.992	$11.665
Accumulation Unit Value at end of period	$21.708	$23.964	$17.335	$14.640	$16.704	$12.543	$7.869	$13.279	$13.261	$11.992
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	5	5	7	16	15	18	25	36
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.741	$11.399	$9.636	$11.005	$8.272	$5.195	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.245	$15.741	$11.399	$9.636	$11.005	$8.272	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	102	115	102	72	62	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933	$7.728
Accumulation Unit Value at end of period	$14.167	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933
Number of Accumulation Units outstanding at end of period (in thousands)	42	70	89	111	118	155	163	161	146	80
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—	—

58

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156	10
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996	$9.975
Accumulation Unit Value at end of period	$13.364	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996
Number of Accumulation Units outstanding at end of period (in thousands)	39	93	121	136	96	80	92	50	20	13
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988	$9.973
Accumulation Unit Value at end of period	$13.233	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988
Number of Accumulation Units outstanding at end of period (in thousands)	407	481	303	336	367	320	306	155	98	21
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.699	$13.097	$12.453	$11.907	$11.310	$9.938	$10.390	$10.177	$9.983	$9.972
Accumulation Unit Value at end of period	$13.168	$12.699	$13.097	$12.453	$11.907	$11.310	$9.938	$10.390	$10.177	$9.983
Number of Accumulation Units outstanding at end of period (in thousands)	47	51	39	43	42	44	93	102	12	3
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.367	$12.794	$12.201	$11.702	$11.148	$9.825	$10.302	$10.121	$9.959	$9.968
Accumulation Unit Value at end of period	$12.786	$12.367	$12.794	$12.201	$11.702	$11.148	$9.825	$10.302	$10.121	$9.959
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	6	6	5	5	10	4	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.259	$12.694	$12.118	$11.634	$11.094	$9.788	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.662	$12.259	$12.694	$12.118	$11.634	$11.094	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	112	140	87	65	63	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947	$9.966
Accumulation Unit Value at end of period	$12.600	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947
Number of Accumulation Units outstanding at end of period (in thousands)	17	31	52	51	66	58	54	28	20	8
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—	—

59

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57	4
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941	$10.018
Accumulation Unit Value at end of period	$13.720	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	21	23	34	34	34	16	8	2
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933	$10.018
Accumulation Unit Value at end of period	$13.588	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933
Number of Accumulation Units outstanding at end of period (in thousands)	58	55	64	70	82	127	152	97	64	10
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.821	$12.718	$11.124	$12.740	$11.735	$9.154	$16.220	$14.674	$11.929	$10.018
Accumulation Unit Value at end of period	$13.522	$14.821	$12.718	$11.124	$12.740	$11.735	$9.154	$16.220	$14.674	$11.929
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	13	15	13	21	46	42	19	8
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.440	$12.428	$10.903	$12.525	$11.572	$9.054	$16.091	$14.601	$11.905	$10.018
Accumulation Unit Value at end of period	$13.135	$14.440	$12.428	$10.903	$12.525	$11.572	$9.054	$16.091	$14.601	$11.905
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	7	6	8	9	14	1	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.316	$12.333	$10.830	$12.454	$11.518	$9.020	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.009	$14.316	$12.333	$10.830	$12.454	$11.518	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	25	17	15	16	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893	$10.018
Accumulation Unit Value at end of period	$12.946	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	19	19	21	24	24	9	7	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—	—

60

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32	13
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568	$9.463
Accumulation Unit Value at end of period	$18.333	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	2	3	2	2	2	1
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559	$9.462
Accumulation Unit Value at end of period	$18.153	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	15	11	14	26	13	11	9	2
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.731	$12.910	$11.236	$11.521	$10.146	$7.933	$12.670	$11.424	$10.555	$9.461
Accumulation Unit Value at end of period	$18.064	$16.731	$12.910	$11.236	$11.521	$10.146	$7.933	$12.670	$11.424	$10.555
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	6	6	6	9	8	8	1	1
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.293	$12.610	$11.008	$11.321	$10.000	$7.843	$12.563	$11.361	$10.528	$9.456
Accumulation Unit Value at end of period	$17.539	$16.293	$12.610	$11.008	$11.321	$10.000	$7.843	$12.563	$11.361	$10.528
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.150	$12.511	$10.933	$11.255	$9.952	$7.812	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.367	$16.150	$12.511	$10.933	$11.255	$9.952	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	9	8	6	6	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515	$9.454
Accumulation Unit Value at end of period	$17.282	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515
Number of Accumulation Units outstanding at end of period (in thousands)	2	5	6	7	6	7	8	7	4	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—	—

61

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$12.076
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234	3,332
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087	$11.981
Accumulation Unit Value at end of period	$17.553	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087
Number of Accumulation Units outstanding at end of period (in thousands)	217	282	417	491	684	810	860	683	495	338
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641	$12.543
Accumulation Unit Value at end of period	$18.193	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641
Number of Accumulation Units outstanding at end of period (in thousands)	529	651	850	1,144	1,457	1,713	1,980	2,606	2,716	2,572
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.164	$13.859	$12.715	$12.753	$11.841	$10.240	$13.423	$13.147	$11.993	$11.905
Accumulation Unit Value at end of period	$17.182	$16.164	$13.859	$12.715	$12.753	$11.841	$10.240	$13.423	$13.147	$11.993
Number of Accumulation Units outstanding at end of period (in thousands)	169	204	285	354	465	599	725	1,155	1,585	2,134
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.482
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.482
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.436	$14.135	$13.007	$13.084	$12.185	$10.569	$13.897	$13.652	$12.491	$12.437
Accumulation Unit Value at end of period	$17.419	$16.436	$14.135	$13.007	$13.084	$12.185	$10.569	$13.897	$13.652	$12.491
Number of Accumulation Units outstanding at end of period (in thousands)	46	48	80	99	126	120	131	132	135	165
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.472	$14.180	$13.061	$13.152	$12.261	$10.646	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.440	$16.472	$14.180	$13.061	$13.152	$12.261	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	304	331	341	269	196	158	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606	$12.571
Accumulation Unit Value at end of period	$17.344	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606
Number of Accumulation Units outstanding at end of period (in thousands)	144	202	256	293	347	406	418	471	430	296
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—	—

62

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.831
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474	189
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426	$13.784
Accumulation Unit Value at end of period	$25.463	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426
Number of Accumulation Units outstanding at end of period (in thousands)	49	61	87	88	157	163	170	143	142	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387	$13.761
Accumulation Unit Value at end of period	$25.168	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387
Number of Accumulation Units outstanding at end of period (in thousands)	106	139	152	210	233	316	323	384	285	204
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$23.111	$17.359	$15.240	$15.604	$14.279	$11.877	$17.983	$17.010	$14.368	$13.750
Accumulation Unit Value at end of period	$25.021	$23.111	$17.359	$15.240	$15.604	$14.279	$11.877	$17.983	$17.010	$14.368
Number of Accumulation Units outstanding at end of period (in thousands)	25	29	45	54	58	81	102	152	131	111
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.716
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.716
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$22.383	$16.863	$14.849	$15.249	$13.997	$11.677	$17.733	$16.824	$14.254	$13.681
Accumulation Unit Value at end of period	$24.161	$22.383	$16.863	$14.849	$15.249	$13.997	$11.677	$17.733	$16.824	$14.254
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	7	8	9	14	15	19	19	20
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.152	$16.706	$14.726	$15.137	$13.908	$11.615	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.888	$22.152	$16.706	$14.726	$15.137	$13.908	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	91	97	55	34	28	19	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206	$13.656
Accumulation Unit Value at end of period	$23.757	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206
Number of Accumulation Units outstanding at end of period (in thousands)	31	39	64	83	89	106	102	99	94	70
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—	—

63

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.338
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304	265
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076	$15.218
Accumulation Unit Value at end of period	$22.504	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076
Number of Accumulation Units outstanding at end of period (in thousands)	14	17	40	50	63	68	69	42	29	9
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687	$12.527
Accumulation Unit Value at end of period	$18.340	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687
Number of Accumulation Units outstanding at end of period (in thousands)	67	71	114	138	176	193	200	259	240	232
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$24.463	$25.155	$22.641	$27.406	$23.740	$13.980	$30.119	$23.815	$18.927	$15.121
Accumulation Unit Value at end of period	$22.028	$24.463	$25.155	$22.641	$27.406	$23.740	$13.980	$30.119	$23.815	$18.927
Number of Accumulation Units outstanding at end of period (in thousands)	12	16	21	24	45	54	54	129	140	159
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.466
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.466
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$19.560	$20.173	$18.212	$22.110	$19.210	$11.347	$24.519	$19.446	$15.501	$12.421
Accumulation Unit Value at end of period	$17.560	$19.560	$20.173	$18.212	$22.110	$19.210	$11.347	$24.519	$19.446	$15.501
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	1	2	2	6	2	5	7	6
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.733	$21.405	$19.343	$23.507	$20.444	$12.088	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.595	$20.733	$21.405	$19.343	$23.507	$20.444	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	83	71	49	21	10	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546	$13.279
Accumulation Unit Value at end of period	$18.493	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546
Number of Accumulation Units outstanding at end of period (in thousands)	19	22	27	43	58	81	72	80	62	39
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—	—

64

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$10.115
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146	1,580
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848	$10.036
Accumulation Unit Value at end of period	$13.112	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848
Number of Accumulation Units outstanding at end of period (in thousands)	95	118	176	195	238	291	337	291	282	166
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214	$10.385
Accumulation Unit Value at end of period	$13.432	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214
Number of Accumulation Units outstanding at end of period (in thousands)	260	293	403	543	700	825	995	1,216	1,178	1,023
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.741	$12.236	$10.563	$12.065	$11.360	$8.461	$14.486	$12.806	$10.763	$9.972
Accumulation Unit Value at end of period	$12.834	$14.741	$12.236	$10.563	$12.065	$11.360	$8.461	$14.486	$12.806	$10.763
Number of Accumulation Units outstanding at end of period (in thousands)	41	62	86	110	197	250	296	449	663	818
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.335
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.335
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.816	$12.335	$10.681	$12.236	$11.556	$8.633	$14.824	$13.145	$11.081	$10.297
Accumulation Unit Value at end of period	$12.861	$14.816	$12.335	$10.681	$12.236	$11.556	$8.633	$14.824	$13.145	$11.081
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	9	13	13	19	27	48	68	89
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.093	$11.745	$10.180	$11.674	$11.036	$8.252	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.221	$14.093	$11.745	$10.180	$11.674	$11.036	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	210	233	244	236	183	162	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614	$9.878
Accumulation Unit Value at end of period	$12.154	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614
Number of Accumulation Units outstanding at end of period (in thousands)	73	92	131	162	196	263	282	281	256	170
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—	—

65

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$12.082
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865	2,848
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304	$12.805	$11.988
Accumulation Unit Value at end of period	$15.644	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304	$12.805
Number of Accumulation Units outstanding at end of period (in thousands)	111	165	271	353	483	653	715	699	612	376
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328	$12.838	$12.031
Accumulation Unit Value at end of period	$15.543	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328	$12.838
Number of Accumulation Units outstanding at end of period (in thousands)	332	402	493	689	875	1,050	1,233	1,655	1,647	1,475
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$16.083	$12.549	$10.580	$11.609	$11.033	$8.590	$15.202	$15.161	$12.705	$11.912
Accumulation Unit Value at end of period	$15.313	$16.083	$12.549	$10.580	$11.609	$11.033	$8.590	$15.202	$15.161	$12.705
Number of Accumulation Units outstanding at end of period (in thousands)	71	83	115	138	186	247	315	465	636	638
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750	$11.973
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993	2,140
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750	$11.973
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993	2,140
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.677	$12.269	$10.375	$11.418	$10.885	$8.500	$15.088	$15.093	$12.685	$11.929
Accumulation Unit Value at end of period	$14.882	$15.677	$12.269	$10.375	$11.418	$10.885	$8.500	$15.088	$15.093	$12.685
Number of Accumulation Units outstanding at end of period (in thousands)	5	7	11	12	25	28	29	51	53	52
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.032	$11.775	$9.967	$10.981	$10.478	$8.191	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.255	$15.032	$11.775	$9.967	$10.981	$10.478	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	168	201	134	155	142	122	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551	$12.248	$11.536
Accumulation Unit Value at end of period	$14.177	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551	$12.248
Number of Accumulation Units outstanding at end of period (in thousands)	307	366	445	560	626	706	856	1,059	965	695
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—	—

66

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.317	$17.234	$14.919	$15.141	$11.385	$8.270	$15.147	$12.620	$11.219	$10.519
Accumulation Unit Value at end of period	$23.944	$24.317	$17.234	$14.919	$15.141	$11.385	$8.270	$15.147	$12.620	$11.219
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.109	$17.104	$14.821	$15.056	$11.333	$8.240	$15.108	$12.600	$11.213	$10.518
Accumulation Unit Value at end of period	$23.716	$24.109	$17.104	$14.821	$15.056	$11.333	$8.240	$15.108	$12.600	$11.213
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200	$10.516
Accumulation Unit Value at end of period	$23.266	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200	$10.516
Accumulation Unit Value at end of period	$23.266	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$29.196	$20.806	$18.110	$18.480	$13.972	$10.205	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.590	$29.196	$20.806	$18.110	$18.480	$13.972	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.097	$16.468	$14.341	$14.642	$11.076	$8.094	$14.914	$12.501	$11.180	$10.513
Accumulation Unit Value at end of period	$22.606	$23.097	$16.468	$14.341	$14.642	$11.076	$8.094	$14.914	$12.501	$11.180
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

67

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.141
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.618	$1.379	$1.243	$1.190	$1.070	$0.945	$1.359	$1.287	$1.170	$1.135
Accumulation Unit Value at end of period	$1.875	$1.618	$1.379	$1.243	$1.190	$1.070	$0.945	$1.359	$1.287	$1.170
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.598	$1.363	$1.230	$1.178	$1.061	$0.938	$1.349	$1.279	$1.164	$1.131
Accumulation Unit Value at end of period	$1.849	$1.598	$1.363	$1.230	$1.178	$1.061	$0.938	$1.349	$1.279	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157	$1.126
Accumulation Unit Value at end of period	$1.805	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157	$1.126
Accumulation Unit Value at end of period	$1.805	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.372	$14.881	$13.492	$12.984	$11.745	$10.425	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.013	$17.372	$14.881	$13.492	$12.984	$11.745	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.515	$1.299	$1.178	$1.134	$1.027	$0.912	$1.319	$1.257	$1.149	$1.122
Accumulation Unit Value at end of period	$1.745	$1.515	$1.299	$1.178	$1.134	$1.027	$0.912	$1.319	$1.257	$1.149
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

68

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.566	$11.568	$10.389	$12.158	$10.083	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.598	$13.566	$11.568	$10.389	$12.158	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.518	$11.539	$10.373	$12.152	$10.082	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.541	$13.518	$11.539	$10.373	$12.152	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.423	$11.481	$10.342	$12.139	$10.081	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.428	$13.423	$11.481	$10.342	$12.139	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.423	$11.481	$10.342	$12.139	$10.081	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.428	$13.423	$11.481	$10.342	$12.139	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.306	$11.409	$10.302	$12.123	$10.079	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.289	$13.306	$11.409	$10.302	$12.123	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.282	$11.394	$10.295	$12.120	$10.079	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.261	$13.282	$11.394	$10.295	$12.120	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

69

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.144
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.586	$1.241	$1.059	$1.103	$0.987	$0.861	$1.381	$1.369	$1.177	$1.139
Accumulation Unit Value at end of period	$1.717	$1.586	$1.241	$1.059	$1.103	$0.987	$0.861	$1.381	$1.369	$1.177
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.566	$1.226	$1.047	$1.092	$0.979	$0.854	$1.372	$1.361	$1.172	$1.134
Accumulation Unit Value at end of period	$1.694	$1.566	$1.226	$1.047	$1.092	$0.979	$0.854	$1.372	$1.361	$1.172
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164	$1.130
Accumulation Unit Value at end of period	$1.653	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164	$1.130
Accumulation Unit Value at end of period	$1.653	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.221	$14.330	$12.292	$12.874	$11.591	$10.164	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.614	$18.221	$14.330	$12.292	$12.874	$11.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.486	$1.169	$1.003	$1.051	$0.947	$0.831	$1.341	$1.337	$1.157	$1.125
Accumulation Unit Value at end of period	$1.598	$1.486	$1.169	$1.003	$1.051	$0.947	$0.831	$1.341	$1.337	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

70

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.905	$13.774	$11.660	$12.581	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.266	$18.905	$13.774	$11.660	$12.581	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.840	$13.740	$11.644	$12.576	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.181	$18.840	$13.740	$11.644	$12.576	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.711	$13.673	$11.610	$12.564	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.011	$18.711	$13.673	$11.610	$12.564	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.711	$13.673	$11.610	$12.564	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.011	$18.711	$13.673	$11.610	$12.564	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.550	$13.589	$11.568	$12.550	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.800	$18.550	$13.589	$11.568	$12.550	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.518	$13.573	$11.559	$12.547	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.759	$18.518	$13.573	$11.559	$12.547	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

71

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.372	$13.548	$11.953	$12.894	$10.618	$7.325	$12.463	$11.912	$10.818	$10.324
Accumulation Unit Value at end of period	$18.822	$17.372	$13.548	$11.953	$12.894	$10.618	$7.325	$12.463	$11.912	$10.818
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.223	$13.446	$11.874	$12.822	$10.570	$7.299	$12.431	$11.893	$10.812	$10.323
Accumulation Unit Value at end of period	$18.642	$17.223	$13.446	$11.874	$12.822	$10.570	$7.299	$12.431	$11.893	$10.812
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799	$10.321
Accumulation Unit Value at end of period	$18.288	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799	$10.321
Accumulation Unit Value at end of period	$18.288	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.866	$18.716	$16.603	$18.008	$14.912	$10.344	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.716	$23.866	$18.716	$16.603	$18.008	$14.912	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.500	$12.945	$11.489	$12.469	$10.330	$7.169	$12.271	$11.799	$10.780	$10.319
Accumulation Unit Value at end of period	$17.770	$16.500	$12.945	$11.489	$12.469	$10.330	$7.169	$12.271	$11.799	$10.780
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

72

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$1.098
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.395	$1.625	$1.535	$1.640	$1.319	$0.880	$1.532	$1.372	$1.139	$1.093
Accumulation Unit Value at end of period	$2.306	$2.395	$1.625	$1.535	$1.640	$1.319	$0.880	$1.532	$1.372	$1.139
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.365	$1.606	$1.519	$1.624	$1.307	$0.874	$1.521	$1.364	$1.133	$1.088
Accumulation Unit Value at end of period	$2.275	$2.365	$1.606	$1.519	$1.624	$1.307	$0.874	$1.521	$1.364	$1.133
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127	$1.084
Accumulation Unit Value at end of period	$2.220	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127	$1.084
Accumulation Unit Value at end of period	$2.220	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.538	$19.467	$18.494	$19.866	$16.059	$10.781	$—	$—	$—	$—
Accumulation Unit Value at end of period	$27.325	$28.538	$19.467	$18.494	$19.866	$16.059	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.243	$1.531	$1.455	$1.564	$1.265	$0.850	$1.487	$1.340	$1.119	$1.080
Accumulation Unit Value at end of period	$2.147	$2.243	$1.531	$1.455	$1.564	$1.265	$0.850	$1.487	$1.340	$1.119
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

73

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.043	$13.361	$11.945	$13.128	$11.411	$7.260	$13.345	$13.695	$12.062	$10.820
Accumulation Unit Value at end of period	$15.418	$15.043	$13.361	$11.945	$13.128	$11.411	$7.260	$13.345	$13.695	$12.062
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.915	$13.260	$11.867	$13.055	$11.359	$7.234	$13.310	$13.674	$12.054	$10.819
Accumulation Unit Value at end of period	$15.271	$14.915	$13.260	$11.867	$13.055	$11.359	$7.234	$13.310	$13.674	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040	$10.817
Accumulation Unit Value at end of period	$14.981	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040	$10.817
Accumulation Unit Value at end of period	$14.981	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.138	$18.877	$16.970	$18.753	$16.390	$10.486	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.546	$21.138	$18.877	$16.970	$18.753	$16.390	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.288	$12.766	$11.482	$12.695	$11.101	$7.106	$13.139	$13.566	$12.019	$10.813
Accumulation Unit Value at end of period	$14.557	$14.288	$12.766	$11.482	$12.695	$11.101	$7.106	$13.139	$13.566	$12.019
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

74

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.141
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.480	$1.546	$1.485	$1.398	$1.331	$1.211	$1.205	$1.157	$1.135	$1.135
Accumulation Unit Value at end of period	$1.534	$1.480	$1.546	$1.485	$1.398	$1.331	$1.211	$1.205	$1.157	$1.135
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.462	$1.528	$1.469	$1.384	$1.319	$1.201	$1.197	$1.150	$1.130	$1.131
Accumulation Unit Value at end of period	$1.513	$1.462	$1.528	$1.469	$1.384	$1.319	$1.201	$1.197	$1.150	$1.130
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123	$1.126
Accumulation Unit Value at end of period	$1.477	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123	$1.126
Accumulation Unit Value at end of period	$1.477	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.323	$12.943	$12.501	$11.827	$11.321	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.697	$12.323	$12.943	$12.501	$11.827	$11.321	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.386	$1.457	$1.408	$1.332	$1.276	$1.168	$1.170	$1.129	$1.115	$1.122
Accumulation Unit Value at end of period	$1.428	$1.386	$1.457	$1.408	$1.332	$1.276	$1.168	$1.170	$1.129	$1.115
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

Nations Variable Annuity Outlook

75

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.423	$1.225	$1.103	$1.131	$1.014	$0.832	$1.181	$1.100	$1.049	$—
Accumulation Unit Value at end of period	$1.540	$1.423	$1.225	$1.103	$1.131	$1.014	$0.832	$1.181	$1.100	$—
Number of Accumulation Units outstanding at end of period (in thousands)	695	912	1,023	1,194	909	1,301	1,440	1,873	2,136	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.388	$1.197	$1.079	$1.109	$0.997	$0.819	$1.165	$1.088	$1.038	$—
Accumulation Unit Value at end of period	$1.498	$1.388	$1.197	$1.079	$1.109	$0.997	$0.819	$1.165	$1.088	$—
Number of Accumulation Units outstanding at end of period (in thousands)	116	39	46	4	75	113	114	133	155	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.369	$1.182	$1.067	$1.098	$0.987	$0.812	$1.156	$1.080	$1.032	$—
Accumulation Unit Value at end of period	$1.477	$1.369	$1.182	$1.067	$1.098	$0.987	$0.812	$1.156	$1.080	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	1	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.362	$1.176	$1.062	$1.093	$0.984	$0.810	$1.153	$1.078	$1.031	$—
Accumulation Unit Value at end of period	$1.468	$1.362	$1.176	$1.062	$1.093	$0.984	$0.810	$1.153	$1.078	$—
Number of Accumulation Units outstanding at end of period (in thousands)	385	853	1,338	1,785	1,843	2,011	2,315	3,401	4,176	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.339	$1.158	$1.047	$1.080	$0.973	$0.802	$1.144	$1.071	$1.025	$—
Accumulation Unit Value at end of period	$1.441	$1.339	$1.158	$1.047	$1.080	$0.973	$0.802	$1.144	$1.071	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	643	810	954	931	1,017	1,208	1,092	1,116	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.339	$1.158	$1.047	$1.080	$0.973	$0.802	$1.144	$1.071	$1.025	$—
Accumulation Unit Value at end of period	$1.441	$1.339	$1.158	$1.047	$1.080	$0.973	$0.802	$1.144	$1.071	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	643	810	954	931	1,017	1,208	1,092	1,116	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.315	$1.140	$1.032	$1.066	$0.962	$0.794	$1.134	$1.064	$1.019	$—
Accumulation Unit Value at end of period	$1.414	$1.315	$1.140	$1.032	$1.066	$0.962	$0.794	$1.134	$1.064	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	3	3	13	13	14	14	19	28	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.007	$14.749	$13.372	$13.821	$12.487	$10.320	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.263	$17.007	$14.749	$13.372	$13.821	$12.487	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	15	6	1	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.295	$1.124	$1.019	$1.054	$0.953	$0.788	$1.127	$1.059	$1.015	$—
Accumulation Unit Value at end of period	$1.390	$1.295	$1.124	$1.019	$1.054	$0.953	$0.788	$1.127	$1.059	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	25	25	25	25	25	25	46	25	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.749	$14.569	$13.249	$13.735	$12.446	$10.317	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.932	$16.749	$14.569	$13.249	$13.735	$12.446	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

76

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Dividend Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.060	$9.673	$8.623	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.052	$12.060	$9.673	$8.623	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	114	127	142	182	—	—	—	—	—	—
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.996	$9.641	$8.611	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.957	$11.996	$9.641	$8.611	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	28	30	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.964	$9.625	$8.605	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.909	$11.964	$9.625	$8.605	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	10	15	15	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$11.948	$9.617	$8.602	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.886	$11.948	$9.617	$8.602	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	194	236	318	373	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.901	$9.593	$8.594	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.815	$11.901	$9.593	$8.594	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	215	271	374	433	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.901	$9.593	$8.594	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.815	$11.901	$9.593	$8.594	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	215	271	374	433	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$11.853	$9.569	$8.585	$9.979	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.745	$11.853	$9.569	$8.585	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	7	7	10	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.821	$9.553	$8.579	$9.978	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.698	$11.821	$9.553	$8.579	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	118	113	77	65	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.806	$9.545	$8.577	$9.978	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.675	$11.806	$9.545	$8.577	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	29	32	52	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.727	$9.505	$8.562	$9.978	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.559	$11.727	$9.505	$8.562	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	11	12	5	—	—	—	—	—	—

77

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Income Opportunities
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.177	$10.166	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.408	$10.177	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	166	227	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.161	$10.163	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.371	$10.161	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	26	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.153	$10.162	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.352	$10.153	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.149	$10.162	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.343	$10.149	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	194	240	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.137	$10.160	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.315	$10.137	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	175	226	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.137	$10.160	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.315	$10.137	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	175	226	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$10.126	$10.159	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.288	$10.126	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.118	$10.157	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.270	$10.118	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	103	104	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.114	$10.157	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.260	$10.114	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.094	$10.154	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.215	$10.094	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	16	—	—	—	—	—	—	—	—

78

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Marisco 21st Century Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.159	$1.542	$1.408	$1.626	$1.409	$1.128	$2.033	$1.733	$1.472	$1.388
Accumulation Unit Value at end of period	$2.315	$2.159	$1.542	$1.408	$1.626	$1.409	$1.128	$2.033	$1.733	$1.472
Number of Accumulation Units outstanding at end of period (in thousands)	222	241	374	429	516	563	837	1,003	1,097	1,185
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.105	$1.506	$1.378	$1.595	$1.385	$1.111	$2.006	$1.714	$1.459	$1.378
Accumulation Unit Value at end of period	$2.253	$2.105	$1.506	$1.378	$1.595	$1.385	$1.111	$2.006	$1.714	$1.459
Number of Accumulation Units outstanding at end of period (in thousands)	53	108	44	56	106	155	232	376	463	435
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.077	$1.487	$1.362	$1.578	$1.371	$1.101	$1.990	$1.702	$1.450	$1.371
Accumulation Unit Value at end of period	$2.220	$2.077	$1.487	$1.362	$1.578	$1.371	$1.101	$1.990	$1.702	$1.450
Number of Accumulation Units outstanding at end of period (in thousands)	3	6	7	7	7	11	18	60	63	45
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.066	$1.480	$1.356	$1.572	$1.367	$1.098	$1.986	$1.699	$1.448	$1.370
Accumulation Unit Value at end of period	$2.207	$2.066	$1.480	$1.356	$1.572	$1.367	$1.098	$1.986	$1.699	$1.448
Number of Accumulation Units outstanding at end of period (in thousands)	123	164	174	311	421	446	702	1,071	1,259	1,159
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.030	$1.457	$1.337	$1.552	$1.352	$1.087	$1.970	$1.688	$1.441	$1.365
Accumulation Unit Value at end of period	$2.166	$2.030	$1.457	$1.337	$1.552	$1.352	$1.087	$1.970	$1.688	$1.441
Number of Accumulation Units outstanding at end of period (in thousands)	240	318	442	551	786	1,129	1,309	1,568	1,494	1,478
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.030	$1.457	$1.337	$1.552	$1.352	$1.087	$1.970	$1.688	$1.441	$1.365
Accumulation Unit Value at end of period	$2.166	$2.030	$1.457	$1.337	$1.552	$1.352	$1.087	$1.970	$1.688	$1.441
Number of Accumulation Units outstanding at end of period (in thousands)	240	318	442	551	786	1,129	1,309	1,568	1,494	1,478
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.995	$1.434	$1.318	$1.532	$1.336	$1.076	$1.953	$1.676	$1.433	$1.360
Accumulation Unit Value at end of period	$2.126	$1.995	$1.434	$1.318	$1.532	$1.336	$1.076	$1.953	$1.676	$1.433
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	75	87	72
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.109	$13.748	$12.649	$14.719	$12.847	$10.361	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.336	$19.109	$13.748	$12.649	$14.719	$12.847	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	6	1	1	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.965	$1.414	$1.302	$1.516	$1.324	$1.068	$1.941	$1.668	$1.428	$1.357
Accumulation Unit Value at end of period	$2.090	$1.965	$1.414	$1.302	$1.516	$1.324	$1.068	$1.941	$1.668	$1.428
Number of Accumulation Units outstanding at end of period (in thousands)	26	38	54	67	97	102	114	283	223	217
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.819	$13.580	$12.532	$14.627	$12.805	$10.358	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.968	$18.819	$13.580	$12.532	$14.627	$12.805	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	2	—	—	—	—	—	—

79

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Marsico Focused Equities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.708	$1.258	$1.142	$1.193	$1.022	$0.808	$1.400	$1.254	$1.178	$1.086
Accumulation Unit Value at end of period	$1.889	$1.708	$1.258	$1.142	$1.193	$1.022	$0.808	$1.400	$1.254	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	586	1,078	1,349	1,609	2,307	2,691	3,506	4,705	5,307	6,447
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.666	$1.229	$1.118	$1.170	$1.005	$0.796	$1.382	$1.240	$1.167	$1.078
Accumulation Unit Value at end of period	$1.838	$1.666	$1.229	$1.118	$1.170	$1.005	$0.796	$1.382	$1.240	$1.167
Number of Accumulation Units outstanding at end of period (in thousands)	46	50	104	105	179	298	413	462	547	694
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.643	$1.214	$1.105	$1.158	$0.995	$0.789	$1.371	$1.232	$1.160	$1.073
Accumulation Unit Value at end of period	$1.811	$1.643	$1.214	$1.105	$1.158	$0.995	$0.789	$1.371	$1.232	$1.160
Number of Accumulation Units outstanding at end of period (in thousands)	17	20	45	45	46	47	56	166	181	329
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.634	$1.208	$1.100	$1.153	$0.992	$0.787	$1.368	$1.229	$1.159	$1.072
Accumulation Unit Value at end of period	$1.801	$1.634	$1.208	$1.100	$1.153	$0.992	$0.787	$1.368	$1.229	$1.159
Number of Accumulation Units outstanding at end of period (in thousands)	1,187	1,661	2,229	2,876	3,424	4,278	5,537	8,598	11,628	13,743
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.607	$1.189	$1.085	$1.139	$0.981	$0.779	$1.357	$1.221	$1.153	$1.069
Accumulation Unit Value at end of period	$1.767	$1.607	$1.189	$1.085	$1.139	$0.981	$0.779	$1.357	$1.221	$1.153
Number of Accumulation Units outstanding at end of period (in thousands)	1,012	1,235	1,817	2,090	2,937	3,397	3,947	5,452	5,139	5,795
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.607	$1.189	$1.085	$1.139	$0.981	$0.779	$1.357	$1.221	$1.153	$1.069
Accumulation Unit Value at end of period	$1.767	$1.607	$1.189	$1.085	$1.139	$0.981	$0.779	$1.357	$1.221	$1.153
Number of Accumulation Units outstanding at end of period (in thousands)	1,012	1,235	1,817	2,090	2,937	3,397	3,947	5,452	5,139	5,795
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.579	$1.170	$1.069	$1.124	$0.969	$0.771	$1.345	$1.213	$1.147	$1.064
Accumulation Unit Value at end of period	$1.734	$1.579	$1.170	$1.069	$1.124	$0.969	$0.771	$1.345	$1.213	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	45	50	55	130	180	231	247	311	523	517
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.763	$15.407	$14.093	$14.829	$12.801	$10.195	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.784	$20.763	$15.407	$14.093	$14.829	$12.801	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	72	74	39	29	12	5	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.555	$1.154	$1.056	$1.112	$0.960	$0.765	$1.337	$1.207	$1.143	$1.062
Accumulation Unit Value at end of period	$1.705	$1.555	$1.154	$1.056	$1.112	$0.960	$0.765	$1.337	$1.207	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	48	55	74	137	156	181	250	348	409	420
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.449	$15.219	$13.963	$14.737	$12.759	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.372	$20.449	$15.219	$13.963	$14.737	$12.759	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

80

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Marsico Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.668	$1.251	$1.134	$1.184	$0.991	$0.796	$1.337	$1.158	$1.110	$1.051
Accumulation Unit Value at end of period	$1.795	$1.668	$1.251	$1.134	$1.184	$0.991	$0.796	$1.337	$1.158	$1.110
Number of Accumulation Units outstanding at end of period (in thousands)	534	663	894	1,070	1,347	1,682	2,277	3,113	3,808	4,256
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.627	$1.222	$1.110	$1.162	$0.974	$0.784	$1.319	$1.145	$1.100	$1.043
Accumulation Unit Value at end of period	$1.746	$1.627	$1.222	$1.110	$1.162	$0.974	$0.784	$1.319	$1.145	$1.100
Number of Accumulation Units outstanding at end of period (in thousands)	105	115	126	157	232	338	492	686	813	977
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.604	$1.207	$1.097	$1.149	$0.965	$0.777	$1.309	$1.137	$1.093	$1.038
Accumulation Unit Value at end of period	$1.721	$1.604	$1.207	$1.097	$1.149	$0.965	$0.777	$1.309	$1.137	$1.093
Number of Accumulation Units outstanding at end of period (in thousands)	21	30	40	84	125	202	187	282	327	365
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.596	$1.201	$1.092	$1.145	$0.962	$0.775	$1.306	$1.135	$1.092	$1.037
Accumulation Unit Value at end of period	$1.711	$1.596	$1.201	$1.092	$1.145	$0.962	$0.775	$1.306	$1.135	$1.092
Number of Accumulation Units outstanding at end of period (in thousands)	1,153	1,316	1,634	2,216	2,713	3,358	4,542	6,808	9,754	11,790
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.569	$1.182	$1.077	$1.131	$0.951	$0.767	$1.296	$1.127	$1.086	$1.033
Accumulation Unit Value at end of period	$1.679	$1.569	$1.182	$1.077	$1.131	$0.951	$0.767	$1.296	$1.127	$1.086
Number of Accumulation Units outstanding at end of period (in thousands)	824	1,196	1,650	2,150	3,102	4,090	5,069	6,290	6,822	7,062
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.569	$1.182	$1.077	$1.131	$0.951	$0.767	$1.296	$1.127	$1.086	$1.033
Accumulation Unit Value at end of period	$1.679	$1.569	$1.182	$1.077	$1.131	$0.951	$0.767	$1.296	$1.127	$1.086
Number of Accumulation Units outstanding at end of period (in thousands)	824	1,196	1,650	2,150	3,102	4,090	5,069	6,290	6,822	7,062
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.542	$1.164	$1.061	$1.116	$0.940	$0.760	$1.285	$1.119	$1.080	$1.029
Accumulation Unit Value at end of period	$1.648	$1.542	$1.164	$1.061	$1.116	$0.940	$0.760	$1.285	$1.119	$1.080
Number of Accumulation Units outstanding at end of period (in thousands)	67	105	112	124	149	195	370	433	609	598
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.433	$15.437	$14.095	$14.836	$12.509	$10.120	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.817	$20.433	$15.437	$14.095	$14.836	$12.509	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	46	47	39	18	4	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.518	$1.148	$1.048	$1.104	$0.931	$0.754	$1.276	$1.114	$1.077	$1.027
Accumulation Unit Value at end of period	$1.620	$1.518	$1.148	$1.048	$1.104	$0.931	$0.754	$1.276	$1.114	$1.077
Number of Accumulation Units outstanding at end of period (in thousands)	108	121	189	288	380	480	603	807	840	833
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.123	$15.249	$13.965	$14.743	$12.468	$10.117	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.422	$20.123	$15.249	$13.965	$14.743	$12.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	10	6	2	—	—	—	—	—

81

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Marsico International Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.832	$1.548	$1.339	$1.625	$1.453	$1.071	$2.115	$1.798	$1.484	$1.263
Accumulation Unit Value at end of period	$1.710	$1.832	$1.548	$1.339	$1.625	$1.453	$1.071	$2.115	$1.798	$1.484
Number of Accumulation Units outstanding at end of period (in thousands)	541	798	927	1,075	1,681	1,891	2,422	2,912	3,479	4,136
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.787	$1.512	$1.310	$1.593	$1.428	$1.055	$2.087	$1.778	$1.470	$1.254
Accumulation Unit Value at end of period	$1.664	$1.787	$1.512	$1.310	$1.593	$1.428	$1.055	$2.087	$1.778	$1.470
Number of Accumulation Units outstanding at end of period (in thousands)	83	84	143	152	192	280	350	556	730	807
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.762	$1.493	$1.295	$1.577	$1.414	$1.046	$2.071	$1.766	$1.462	$1.248
Accumulation Unit Value at end of period	$1.639	$1.762	$1.493	$1.295	$1.577	$1.414	$1.046	$2.071	$1.766	$1.462
Number of Accumulation Units outstanding at end of period (in thousands)	63	62	76	85	90	105	144	268	316	389
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.753	$1.486	$1.290	$1.571	$1.409	$1.043	$2.067	$1.763	$1.460	$1.247
Accumulation Unit Value at end of period	$1.630	$1.753	$1.486	$1.290	$1.571	$1.409	$1.043	$2.067	$1.763	$1.460
Number of Accumulation Units outstanding at end of period (in thousands)	970	1,235	1,549	1,993	2,382	3,180	4,127	6,023	8,551	10,179
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.723	$1.463	$1.272	$1.551	$1.394	$1.033	$2.050	$1.751	$1.453	$1.242
Accumulation Unit Value at end of period	$1.600	$1.723	$1.463	$1.272	$1.551	$1.394	$1.033	$2.050	$1.751	$1.453
Number of Accumulation Units outstanding at end of period (in thousands)	1,453	1,622	2,260	2,654	3,519	4,397	5,620	7,023	7,569	8,611
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.723	$1.463	$1.272	$1.551	$1.394	$1.033	$2.050	$1.751	$1.453	$1.242
Accumulation Unit Value at end of period	$1.600	$1.723	$1.463	$1.272	$1.551	$1.394	$1.033	$2.050	$1.751	$1.453
Number of Accumulation Units outstanding at end of period (in thousands)	1,453	1,622	2,260	2,654	3,519	4,397	5,620	7,023	7,569	8,611
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.693	$1.440	$1.253	$1.531	$1.378	$1.023	$2.033	$1.739	$1.445	$1.237
Accumulation Unit Value at end of period	$1.570	$1.693	$1.440	$1.253	$1.531	$1.378	$1.023	$2.033	$1.739	$1.445
Number of Accumulation Units outstanding at end of period (in thousands)	51	55	65	107	157	177	245	413	706	709
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.968	$15.294	$13.325	$16.293	$14.681	$10.906	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.640	$17.968	$15.294	$13.325	$16.293	$14.681	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	61	49	26	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.668	$1.420	$1.238	$1.514	$1.365	$1.015	$2.020	$1.730	$1.440	$1.235
Accumulation Unit Value at end of period	$1.543	$1.668	$1.420	$1.238	$1.514	$1.365	$1.015	$2.020	$1.730	$1.440
Number of Accumulation Units outstanding at end of period (in thousands)	173	185	210	329	438	553	731	874	993	1,050
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.696	$15.107	$13.202	$16.191	$14.633	$10.903	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.339	$17.696	$15.107	$13.202	$16.191	$14.633	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	8	2	2	—	—	—	—	—

82

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Mid Cap Growth Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.065	$10.151	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.741	$12.065	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	132	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.046	$10.148	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.696	$12.046	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	16	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.037	$10.147	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.673	$12.037	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.032	$10.147	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.662	$12.032	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	190	225	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.018	$10.145	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.628	$12.018	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	235	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.018	$10.145	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.628	$12.018	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	235	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$12.004	$10.144	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.594	$12.004	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.994	$10.143	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.572	$11.994	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	132	139	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.990	$10.142	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.561	$11.990	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	28	30	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.966	$10.139	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.505	$11.966	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	15	—	—	—	—	—	—	—	—

83

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Columbia Variable Portfolio - Small Company Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.736	$1.257	$1.141	$1.229	$0.974	$0.788	$1.355	$1.215	$1.284	$—
Accumulation Unit Value at end of period	$1.627	$1.736	$1.257	$1.141	$1.229	$0.974	$0.788	$1.355	$1.215	$—
Number of Accumulation Units outstanding at end of period (in thousands)	462	543	637	760	1,340	1,613	2,073	2,502	3,092	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.692	$1.228	$1.117	$1.205	$0.957	$0.776	$1.337	$1.201	$1.272	$—
Accumulation Unit Value at end of period	$1.583	$1.692	$1.228	$1.117	$1.205	$0.957	$0.776	$1.337	$1.201	$—
Number of Accumulation Units outstanding at end of period (in thousands)	72	69	138	152	189	298	477	580	681	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.669	$1.212	$1.104	$1.193	$0.948	$0.770	$1.327	$1.193	$1.264	$—
Accumulation Unit Value at end of period	$1.560	$1.669	$1.212	$1.104	$1.193	$0.948	$0.770	$1.327	$1.193	$—
Number of Accumulation Units outstanding at end of period (in thousands)	18	20	33	47	69	97	150	277	316	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.660	$1.206	$1.099	$1.188	$0.945	$0.767	$1.324	$1.191	$1.262	$—
Accumulation Unit Value at end of period	$1.551	$1.660	$1.206	$1.099	$1.188	$0.945	$0.767	$1.324	$1.191	$—
Number of Accumulation Units outstanding at end of period (in thousands)	853	1,063	1,363	1,704	2,096	2,752	3,456	5,372	7,558	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.632	$1.188	$1.084	$1.173	$0.934	$0.760	$1.313	$1.183	$1.255	$—
Accumulation Unit Value at end of period	$1.523	$1.632	$1.188	$1.084	$1.173	$0.934	$0.760	$1.313	$1.183	$—
Number of Accumulation Units outstanding at end of period (in thousands)	917	1,018	1,593	1,969	2,733	3,683	4,233	5,193	5,246	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.632	$1.188	$1.084	$1.173	$0.934	$0.760	$1.313	$1.183	$1.255	$—
Accumulation Unit Value at end of period	$1.523	$1.632	$1.188	$1.084	$1.173	$0.934	$0.760	$1.313	$1.183	$—
Number of Accumulation Units outstanding at end of period (in thousands)	917	1,018	1,593	1,969	2,733	3,683	4,233	5,193	5,246	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.604	$1.169	$1.068	$1.158	$0.923	$0.752	$1.302	$1.175	$1.247	$—
Accumulation Unit Value at end of period	$1.494	$1.604	$1.169	$1.068	$1.158	$0.923	$0.752	$1.302	$1.175	$—
Number of Accumulation Units outstanding at end of period (in thousands)	41	43	54	66	91	101	135	190	375	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.335	$16.294	$14.908	$16.175	$12.912	$10.531	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.783	$22.335	$16.294	$14.908	$16.175	$12.912	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	50	58	48	39	21	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.579	$1.153	$1.055	$1.146	$0.915	$0.747	$1.294	$1.169	$1.243	$—
Accumulation Unit Value at end of period	$1.469	$1.579	$1.153	$1.055	$1.146	$0.915	$0.747	$1.294	$1.169	$—
Number of Accumulation Units outstanding at end of period (in thousands)	101	102	127	203	264	321	368	425	444	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.996	$16.095	$14.770	$16.074	$12.870	$10.528	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.407	$21.996	$16.095	$14.770	$16.074	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	4	1	2	—	—	—	—	—

84

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Balanced HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.395	$1.174	$1.068	$1.070	$0.973	$0.761	$1.135	$1.086	$1.000	$0.951
Accumulation Unit Value at end of period	$1.502	$1.395	$1.174	$1.068	$1.070	$0.973	$0.761	$1.135	$1.086	$1.000
Number of Accumulation Units outstanding at end of period (in thousands)	1,758	1,985	2,561	3,121	3,559	4,175	5,037	6,474	7,615	9,268
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.360	$1.147	$1.046	$1.049	$0.956	$0.750	$1.120	$1.074	$0.991	$0.944
Accumulation Unit Value at end of period	$1.461	$1.360	$1.147	$1.046	$1.049	$0.956	$0.750	$1.120	$1.074	$0.991
Number of Accumulation Units outstanding at end of period (in thousands)	396	395	402	497	542	558	607	773	819	1,029
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.342	$1.132	$1.034	$1.038	$0.947	$0.743	$1.112	$1.066	$0.985	$0.940
Accumulation Unit Value at end of period	$1.440	$1.342	$1.132	$1.034	$1.038	$0.947	$0.743	$1.112	$1.066	$0.985
Number of Accumulation Units outstanding at end of period (in thousands)	46	51	52	52	52	54	67	176	196	205
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.334	$1.127	$1.029	$1.034	$0.943	$0.741	$1.109	$1.064	$0.984	$0.939
Accumulation Unit Value at end of period	$1.432	$1.334	$1.127	$1.029	$1.034	$0.943	$0.741	$1.109	$1.064	$0.984
Number of Accumulation Units outstanding at end of period (in thousands)	897	1,111	1,436	1,869	2,342	2,867	3,925	6,290	8,826	10,705
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.312	$1.109	$1.015	$1.021	$0.933	$0.734	$1.100	$1.057	$0.979	$0.935
Accumulation Unit Value at end of period	$1.405	$1.312	$1.109	$1.015	$1.021	$0.933	$0.734	$1.100	$1.057	$0.979
Number of Accumulation Units outstanding at end of period (in thousands)	1,446	2,033	2,499	3,180	4,128	4,991	6,306	8,198	8,923	9,960
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.312	$1.109	$1.015	$1.021	$0.933	$0.734	$1.100	$1.057	$0.979	$0.935
Accumulation Unit Value at end of period	$1.405	$1.312	$1.109	$1.015	$1.021	$0.933	$0.734	$1.100	$1.057	$0.979
Number of Accumulation Units outstanding at end of period (in thousands)	1,446	2,033	2,499	3,180	4,128	4,991	6,306	8,198	8,923	9,960
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.289	$1.092	$1.000	$1.008	$0.922	$0.727	$1.091	$1.050	$0.973	$0.932
Accumulation Unit Value at end of period	$1.379	$1.289	$1.092	$1.000	$1.008	$0.922	$0.727	$1.091	$1.050	$0.973
Number of Accumulation Units outstanding at end of period (in thousands)	78	171	284	335	327	357	349	415	491	543
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.279	$15.496	$14.211	$14.334	$13.132	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.532	$18.279	$15.496	$14.211	$14.334	$13.132	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	66	53	38	33	17	5	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.269	$1.077	$0.988	$0.997	$0.914	$0.721	$1.084	$1.045	$0.970	$0.930
Accumulation Unit Value at end of period	$1.356	$1.269	$1.077	$0.988	$0.997	$0.914	$0.721	$1.084	$1.045	$0.970
Number of Accumulation Units outstanding at end of period (in thousands)	321	319	364	903	951	1,239	1,317	1,494	1,610	1,670
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.001	$15.306	$14.080	$14.244	$13.089	$10.352	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.178	$18.001	$15.306	$14.080	$14.244	$13.089	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	34	26	—	—	—	—	—	—	—

85

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Capital Appreciation HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.015	$1.478	$1.273	$1.465	$1.283	$0.898	$1.683	$1.469	$1.284	$1.133
Accumulation Unit Value at end of period	$2.121	$2.015	$1.478	$1.273	$1.465	$1.283	$0.898	$1.683	$1.469	$1.284
Number of Accumulation Units outstanding at end of period (in thousands)	1,860	2,300	2,862	3,388	4,344	5,229	6,303	8,106	9,697	12,057
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.965	$1.444	$1.246	$1.437	$1.261	$0.884	$1.661	$1.452	$1.272	$1.125
Accumulation Unit Value at end of period	$2.063	$1.965	$1.444	$1.246	$1.437	$1.261	$0.884	$1.661	$1.452	$1.272
Number of Accumulation Units outstanding at end of period (in thousands)	244	244	267	408	531	582	663	982	1,333	1,539
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.938	$1.425	$1.232	$1.422	$1.248	$0.877	$1.648	$1.443	$1.265	$1.120
Accumulation Unit Value at end of period	$2.033	$1.938	$1.425	$1.232	$1.422	$1.248	$0.877	$1.648	$1.443	$1.265
Number of Accumulation Units outstanding at end of period (in thousands)	130	138	162	169	146	147	310	421	436	557
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.928	$1.418	$1.227	$1.417	$1.244	$0.874	$1.644	$1.440	$1.264	$1.119
Accumulation Unit Value at end of period	$2.022	$1.928	$1.418	$1.227	$1.417	$1.244	$0.874	$1.644	$1.440	$1.264
Number of Accumulation Units outstanding at end of period (in thousands)	1,608	1,928	2,559	3,316	4,511	5,483	6,628	11,104	15,572	18,683
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.895	$1.397	$1.209	$1.399	$1.231	$0.866	$1.631	$1.431	$1.257	$1.115
Accumulation Unit Value at end of period	$1.984	$1.895	$1.397	$1.209	$1.399	$1.231	$0.866	$1.631	$1.431	$1.257
Number of Accumulation Units outstanding at end of period (in thousands)	2,579	3,528	4,871	5,906	8,055	9,495	11,925	14,691	15,011	16,749
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.895	$1.397	$1.209	$1.399	$1.231	$0.866	$1.631	$1.431	$1.257	$1.115
Accumulation Unit Value at end of period	$1.984	$1.895	$1.397	$1.209	$1.399	$1.231	$0.866	$1.631	$1.431	$1.257
Number of Accumulation Units outstanding at end of period (in thousands)	2,579	3,528	4,871	5,906	8,055	9,495	11,925	14,691	15,011	16,749
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.862	$1.374	$1.192	$1.381	$1.216	$0.857	$1.617	$1.421	$1.250	$1.110
Accumulation Unit Value at end of period	$1.947	$1.862	$1.374	$1.192	$1.381	$1.216	$0.857	$1.617	$1.421	$1.250
Number of Accumulation Units outstanding at end of period (in thousands)	105	128	196	292	333	407	476	704	914	994
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.567	$16.671	$14.473	$16.784	$14.800	$10.438	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.570	$22.567	$16.671	$14.473	$16.784	$14.800	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	146	144	77	68	21	9	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.834	$1.355	$1.177	$1.366	$1.205	$0.850	$1.607	$1.414	$1.246	$1.108
Accumulation Unit Value at end of period	$1.914	$1.834	$1.355	$1.177	$1.366	$1.205	$0.850	$1.607	$1.414	$1.246
Number of Accumulation Units outstanding at end of period (in thousands)	381	388	449	671	783	1,180	1,290	1,613	1,764	1,817
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.224	$16.467	$14.339	$16.678	$14.751	$10.435	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.143	$22.224	$16.467	$14.339	$16.678	$14.751	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	11	5	4	—	—	—	—	—

86

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Dividend and Growth HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.830	$1.414	$1.270	$1.278	$1.151	$0.941	$1.420	$1.338	$1.133	$1.091
Accumulation Unit Value at end of period	$2.027	$1.830	$1.414	$1.270	$1.278	$1.151	$0.941	$1.420	$1.338	$1.133
Number of Accumulation Units outstanding at end of period (in thousands)	1,380	2,128	2,691	3,278	4,072	4,753	6,099	7,504	8,549	9,780
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.784	$1.382	$1.243	$1.253	$1.131	$0.927	$1.402	$1.323	$1.123	$1.083
Accumulation Unit Value at end of period	$1.972	$1.784	$1.382	$1.243	$1.253	$1.131	$0.927	$1.402	$1.323	$1.123
Number of Accumulation Units outstanding at end of period (in thousands)	111	119	142	252	398	585	602	879	1,088	1,237
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.759	$1.364	$1.228	$1.240	$1.120	$0.919	$1.391	$1.314	$1.117	$1.078
Accumulation Unit Value at end of period	$1.943	$1.759	$1.364	$1.228	$1.240	$1.120	$0.919	$1.391	$1.314	$1.117
Number of Accumulation Units outstanding at end of period (in thousands)	225	249	263	278	308	307	555	728	792	843
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.750	$1.358	$1.223	$1.235	$1.116	$0.916	$1.388	$1.312	$1.115	$1.077
Accumulation Unit Value at end of period	$1.932	$1.750	$1.358	$1.223	$1.235	$1.116	$0.916	$1.388	$1.312	$1.115
Number of Accumulation Units outstanding at end of period (in thousands)	1,604	2,113	2,670	3,971	4,949	5,845	7,395	11,775	15,942	18,449
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.720	$1.337	$1.206	$1.220	$1.104	$0.907	$1.376	$1.303	$1.109	$1.073
Accumulation Unit Value at end of period	$1.896	$1.720	$1.337	$1.206	$1.220	$1.104	$0.907	$1.376	$1.303	$1.109
Number of Accumulation Units outstanding at end of period (in thousands)	2,026	2,771	3,959	4,807	6,565	8,178	10,423	14,276	14,494	15,686
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.720	$1.337	$1.206	$1.220	$1.104	$0.907	$1.376	$1.303	$1.109	$1.073
Accumulation Unit Value at end of period	$1.896	$1.720	$1.337	$1.206	$1.220	$1.104	$0.907	$1.376	$1.303	$1.109
Number of Accumulation Units outstanding at end of period (in thousands)	2,026	2,771	3,959	4,807	6,565	8,178	10,423	14,276	14,494	15,686
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.691	$1.315	$1.188	$1.204	$1.091	$0.898	$1.365	$1.294	$1.103	$1.069
Accumulation Unit Value at end of period	$1.861	$1.691	$1.315	$1.188	$1.204	$1.091	$0.898	$1.365	$1.294	$1.103
Number of Accumulation Units outstanding at end of period (in thousands)	105	132	185	238	282	362	530	559	863	902
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.356	$15.075	$13.634	$13.825	$12.545	$10.338	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.283	$19.356	$15.075	$13.634	$13.825	$12.545	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	142	139	93	84	31	5	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.665	$1.297	$1.174	$1.191	$1.081	$0.891	$1.356	$1.288	$1.100	$1.067
Accumulation Unit Value at end of period	$1.830	$1.665	$1.297	$1.174	$1.191	$1.081	$0.891	$1.356	$1.288	$1.100
Number of Accumulation Units outstanding at end of period (in thousands)	331	341	368	587	796	1,109	1,377	1,806	1,811	1,801
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.062	$14.891	$13.508	$13.739	$12.504	$10.335	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.898	$19.062	$14.891	$13.508	$13.739	$12.504	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	14	15	9	6	—	—	—	—	—

87

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Global Growth HLS Fund (a)
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.648	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.785	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.370	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.398	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.641	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.762	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.071	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.083	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	60	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.637	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.746	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.637	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.746	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$21.405	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.609	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.631	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.727	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.227	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.412	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.625	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.704	$—	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

88

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Growth Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.947	$14.231	$11.439	$12.800	$11.101	$10.078	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.203	$18.947	$14.231	$11.439	$12.800	$11.101	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	1	1	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.232	$1.680	$1.353	$1.517	$1.318	$1.039	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.492	$2.232	$1.680	$1.353	$1.517	$1.318	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	2	—	—	13	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.702	$14.089	$11.359	$12.749	$11.090	$10.075	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.866	$18.702	$14.089	$11.359	$12.749	$11.090	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.194	$1.654	$1.334	$1.498	$1.304	$1.029	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.447	$2.194	$1.654	$1.334	$1.498	$1.304	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	18	—	34	44	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.541	$13.995	$11.306	$12.715	$11.083	$10.073	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.644	$18.541	$13.995	$11.306	$12.715	$11.083	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	5	2	2	1	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.541	$13.995	$11.306	$12.715	$11.083	$10.073	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.644	$18.541	$13.995	$11.306	$12.715	$11.083	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	5	2	2	1	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$22.137	$16.735	$13.539	$15.249	$13.312	$10.541	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.612	$22.137	$16.735	$13.539	$15.249	$13.312	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.341	$13.879	$11.240	$12.672	$11.073	$10.071	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.370	$18.341	$13.879	$11.240	$12.672	$11.073	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	5	5	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.969	$16.633	$13.477	$15.202	$13.290	$10.540	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.388	$21.969	$16.633	$13.477	$15.202	$13.290	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.103	$13.741	$11.161	$12.621	$11.062	$10.068	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.047	$18.103	$13.741	$11.161	$12.621	$11.062	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

89

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford International Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.775	$1.489	$1.263	$1.497	$1.333	$1.019	$1.799	$1.439	$1.179	$1.049
Accumulation Unit Value at end of period	$1.673	$1.775	$1.489	$1.263	$1.497	$1.333	$1.019	$1.799	$1.439	$1.179
Number of Accumulation Units outstanding at end of period (in thousands)	190	273	405	477	487	513	752	992	903	946
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.731	$1.454	$1.236	$1.468	$1.310	$1.003	$1.775	$1.423	$1.168	$1.041
Accumulation Unit Value at end of period	$1.628	$1.731	$1.454	$1.236	$1.468	$1.310	$1.003	$1.775	$1.423	$1.168
Number of Accumulation Units outstanding at end of period (in thousands)	37	36	37	72	85	92	249	223	310	282
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.707	$1.436	$1.222	$1.453	$1.298	$0.994	$1.761	$1.414	$1.162	$1.037
Accumulation Unit Value at end of period	$1.604	$1.707	$1.436	$1.222	$1.453	$1.298	$0.994	$1.761	$1.414	$1.162
Number of Accumulation Units outstanding at end of period (in thousands)	3	7	6	11	10	10	11	20	20	12
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.698	$1.429	$1.217	$1.447	$1.293	$0.992	$1.757	$1.411	$1.160	$1.036
Accumulation Unit Value at end of period	$1.595	$1.698	$1.429	$1.217	$1.447	$1.293	$0.992	$1.757	$1.411	$1.160
Number of Accumulation Units outstanding at end of period (in thousands)	203	242	383	517	621	721	1,001	1,796	2,587	2,938
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.669	$1.407	$1.200	$1.429	$1.279	$0.982	$1.743	$1.402	$1.154	$1.032
Accumulation Unit Value at end of period	$1.565	$1.669	$1.407	$1.200	$1.429	$1.279	$0.982	$1.743	$1.402	$1.154
Number of Accumulation Units outstanding at end of period (in thousands)	197	424	681	804	1,102	1,111	1,493	1,686	1,595	1,646
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.669	$1.407	$1.200	$1.429	$1.279	$0.982	$1.743	$1.402	$1.154	$1.032
Accumulation Unit Value at end of period	$1.565	$1.669	$1.407	$1.200	$1.429	$1.279	$0.982	$1.743	$1.402	$1.154
Number of Accumulation Units outstanding at end of period (in thousands)	197	424	681	804	1,102	1,111	1,493	1,686	1,595	1,646
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.640	$1.385	$1.182	$1.411	$1.264	$0.972	$1.728	$1.392	$1.148	$1.028
Accumulation Unit Value at end of period	$1.536	$1.640	$1.385	$1.182	$1.411	$1.264	$0.972	$1.728	$1.392	$1.148
Number of Accumulation Units outstanding at end of period (in thousands)	18	20	36	65	68	80	108	127	109	230
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.947	$15.165	$12.962	$15.481	$13.891	$10.693	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.787	$17.947	$15.165	$12.962	$15.481	$13.891	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	34	28	8	5	1	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.615	$1.365	$1.168	$1.395	$1.253	$0.965	$1.717	$1.385	$1.144	$1.026
Accumulation Unit Value at end of period	$1.510	$1.615	$1.365	$1.168	$1.395	$1.253	$0.965	$1.717	$1.385	$1.144
Number of Accumulation Units outstanding at end of period (in thousands)	24	15	19	55	57	88	83	279	414	680
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.675	$14.980	$12.843	$15.384	$13.846	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.483	$17.675	$14.980	$12.843	$15.384	$13.846	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	—	—	—	—	—

90

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford MidCap Value HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.795	$13.471	$10.993	$12.259	$10.265	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.879	$17.795	$13.471	$10.993	$12.259	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	1	1	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.424	$1.838	$1.503	$1.680	$1.408	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.566	$2.424	$1.838	$1.503	$1.680	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	34	36	36	39	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.608	$13.369	$10.943	$12.240	$10.262	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.624	$17.608	$13.369	$10.943	$12.240	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.382	$1.809	$1.482	$1.658	$1.391	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.518	$2.382	$1.809	$1.482	$1.658	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	36	22	55	48	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.485	$13.302	$10.910	$12.227	$10.260	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.457	$17.485	$13.302	$10.910	$12.227	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	6	5	8	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$17.485	$13.302	$10.910	$12.227	$10.260	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.457	$17.485	$13.302	$10.910	$12.227	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	6	5	8	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$26.738	$20.372	$16.733	$18.782	$15.770	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.182	$26.738	$20.372	$16.733	$18.782	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.331	$13.218	$10.868	$12.211	$10.257	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.249	$17.331	$13.218	$10.868	$12.211	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	5	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$26.534	$20.247	$16.656	$18.723	$15.730	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$27.926	$26.534	$20.247	$16.656	$18.723	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	1	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.149	$13.119	$10.819	$12.192	$10.254	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.004	$17.149	$13.119	$10.819	$12.192	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

91

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Small Company HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.205	$1.558	$1.374	$1.450	$1.191	$0.939	$1.612	$1.439	$1.282	$1.080
Accumulation Unit Value at end of period	$2.317	$2.205	$1.558	$1.374	$1.450	$1.191	$0.939	$1.612	$1.439	$1.282
Number of Accumulation Units outstanding at end of period (in thousands)	172	187	277	337	448	525	644	968	1,069	1,325
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.150	$1.522	$1.345	$1.422	$1.171	$0.925	$1.590	$1.422	$1.270	$1.072
Accumulation Unit Value at end of period	$2.254	$2.150	$1.522	$1.345	$1.422	$1.171	$0.925	$1.590	$1.422	$1.270
Number of Accumulation Units outstanding at end of period (in thousands)	12	13	16	64	64	73	70	76	154	169
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.121	$1.503	$1.329	$1.407	$1.159	$0.917	$1.578	$1.413	$1.263	$1.067
Accumulation Unit Value at end of period	$2.222	$2.121	$1.503	$1.329	$1.407	$1.159	$0.917	$1.578	$1.413	$1.263
Number of Accumulation Units outstanding at end of period (in thousands)	27	28	31	35	36	38	103	157	158	225
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.110	$1.496	$1.324	$1.402	$1.155	$0.914	$1.574	$1.410	$1.261	$1.067
Accumulation Unit Value at end of period	$2.209	$2.110	$1.496	$1.324	$1.402	$1.155	$0.914	$1.574	$1.410	$1.261
Number of Accumulation Units outstanding at end of period (in thousands)	171	234	364	483	588	748	943	1,601	1,950	2,332
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.074	$1.473	$1.305	$1.384	$1.143	$0.905	$1.562	$1.401	$1.255	$1.063
Accumulation Unit Value at end of period	$2.168	$2.074	$1.473	$1.305	$1.384	$1.143	$0.905	$1.562	$1.401	$1.255
Number of Accumulation Units outstanding at end of period (in thousands)	184	257	377	439	618	748	902	1,132	1,161	1,347
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.074	$1.473	$1.305	$1.384	$1.143	$0.905	$1.562	$1.401	$1.255	$1.063
Accumulation Unit Value at end of period	$2.168	$2.074	$1.473	$1.305	$1.384	$1.143	$0.905	$1.562	$1.401	$1.255
Number of Accumulation Units outstanding at end of period (in thousands)	184	257	377	439	618	748	902	1,132	1,161	1,347
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.038	$1.449	$1.286	$1.366	$1.130	$0.896	$1.548	$1.391	$1.248	$1.058
Accumulation Unit Value at end of period	$2.127	$2.038	$1.449	$1.286	$1.366	$1.130	$0.896	$1.548	$1.391	$1.248
Number of Accumulation Units outstanding at end of period (in thousands)	16	16	16	36	43	57	83	169	231	247
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.646	$16.831	$14.953	$15.901	$13.158	$10.453	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.654	$23.646	$16.831	$14.953	$15.901	$13.158	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	18	10	9	2	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.007	$1.429	$1.270	$1.352	$1.119	$0.889	$1.539	$1.385	$1.244	$1.056
Accumulation Unit Value at end of period	$2.091	$2.007	$1.429	$1.270	$1.352	$1.119	$0.889	$1.539	$1.385	$1.244
Number of Accumulation Units outstanding at end of period (in thousands)	18	52	34	92	118	134	195	295	333	331
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.287	$16.625	$14.815	$15.801	$13.115	$10.449	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.207	$23.287	$16.625	$14.815	$15.801	$13.115	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

92

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Small/Mid Cap Equity HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.701	$11.650	$10.252	$10.572	$8.566	$5.907	$10.576	$—	$—	$—
Accumulation Unit Value at end of period	$16.208	$15.701	$11.650	$10.252	$10.572	$8.566	$5.907	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	1	1	1	2	1	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.521	$11.539	$10.175	$10.514	$8.536	$5.898	$10.574	$—	$—	$—
Accumulation Unit Value at end of period	$15.990	$15.521	$11.539	$10.175	$10.514	$8.536	$5.898	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	5	6	5	6	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.432	$11.485	$10.137	$10.485	$8.521	$5.893	$10.573	$—	$—	$—
Accumulation Unit Value at end of period	$15.883	$15.432	$11.485	$10.137	$10.485	$8.521	$5.893	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.387	$11.457	$10.118	$10.470	$8.514	$5.891	$10.572	$—	$—	$—
Accumulation Unit Value at end of period	$15.829	$15.387	$11.457	$10.118	$10.470	$8.514	$5.891	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	3	5	13	15	3	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.255	$11.376	$10.061	$10.427	$8.491	$5.885	$10.571	$—	$—	$—
Accumulation Unit Value at end of period	$15.670	$15.255	$11.376	$10.061	$10.427	$8.491	$5.885	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	6	8	14	7	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.255	$11.376	$10.061	$10.427	$8.491	$5.885	$10.571	$—	$—	$—
Accumulation Unit Value at end of period	$15.670	$15.255	$11.376	$10.061	$10.427	$8.491	$5.885	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	6	8	14	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$15.124	$11.295	$10.005	$10.384	$8.469	$5.878	$10.570	$—	$—	$—
Accumulation Unit Value at end of period	$15.512	$15.124	$11.295	$10.005	$10.384	$8.469	$5.878	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$26.388	$19.727	$17.490	$18.172	$14.836	$10.307	$—	$—	$—	$—
Accumulation Unit Value at end of period	$27.037	$26.388	$19.727	$17.490	$18.172	$14.836	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	1	1	3	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.994	$11.215	$9.948	$10.341	$8.447	$5.871	$10.568	$—	$—	$—
Accumulation Unit Value at end of period	$15.356	$14.994	$11.215	$9.948	$10.341	$8.447	$5.871	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	11	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.988	$19.486	$17.329	$18.059	$14.787	$10.304	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.548	$25.988	$19.486	$17.329	$18.059	$14.787	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

93

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Stock HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.302	$1.004	$0.895	$0.922	$0.819	$0.590	$1.058	$1.019	$0.906	$0.843
Accumulation Unit Value at end of period	$1.421	$1.302	$1.004	$0.895	$0.922	$0.819	$0.590	$1.058	$1.019	$0.906
Number of Accumulation Units outstanding at end of period (in thousands)	818	1,024	1,209	1,480	1,899	2,266	2,944	3,784	4,652	5,283
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.269	$0.980	$0.876	$0.905	$0.805	$0.581	$1.044	$1.008	$0.898	$0.837
Accumulation Unit Value at end of period	$1.383	$1.269	$0.980	$0.876	$0.905	$0.805	$0.581	$1.044	$1.008	$0.898
Number of Accumulation Units outstanding at end of period (in thousands)	202	215	309	423	452	469	611	1,133	1,449	1,571
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.252	$0.968	$0.866	$0.895	$0.797	$0.576	$1.036	$1.001	$0.893	$0.833
Accumulation Unit Value at end of period	$1.363	$1.252	$0.968	$0.866	$0.895	$0.797	$0.576	$1.036	$1.001	$0.893
Number of Accumulation Units outstanding at end of period (in thousands)	41	49	52	59	72	73	427	597	609	612
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.245	$0.963	$0.862	$0.892	$0.795	$0.575	$1.034	$0.999	$0.892	$0.832
Accumulation Unit Value at end of period	$1.355	$1.245	$0.963	$0.862	$0.892	$0.795	$0.575	$1.034	$0.999	$0.892
Number of Accumulation Units outstanding at end of period (in thousands)	862	941	1,177	1,539	2,052	2,812	3,496	5,203	7,072	8,636
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.224	$0.949	$0.850	$0.881	$0.786	$0.569	$1.026	$0.993	$0.887	$0.829
Accumulation Unit Value at end of period	$1.330	$1.224	$0.949	$0.850	$0.881	$0.786	$0.569	$1.026	$0.993	$0.887
Number of Accumulation Units outstanding at end of period (in thousands)	1,621	2,098	2,813	4,506	5,089	6,230	7,190	8,241	8,592	9,308
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.224	$0.949	$0.850	$0.881	$0.786	$0.569	$1.026	$0.993	$0.887	$0.829
Accumulation Unit Value at end of period	$1.330	$1.224	$0.949	$0.850	$0.881	$0.786	$0.569	$1.026	$0.993	$0.887
Number of Accumulation Units outstanding at end of period (in thousands)	1,621	2,098	2,813	4,506	5,089	6,230	7,190	8,241	8,592	9,308
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.203	$0.933	$0.838	$0.869	$0.777	$0.563	$1.017	$0.986	$0.882	$0.826
Accumulation Unit Value at end of period	$1.305	$1.203	$0.933	$0.838	$0.869	$0.777	$0.563	$1.017	$0.986	$0.882
Number of Accumulation Units outstanding at end of period (in thousands)	4	18	62	94	97	112	134	223	239	258
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.938	$17.042	$15.307	$15.900	$14.229	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.770	$21.938	$17.042	$15.307	$15.900	$14.229	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	39	45	39	28	24	12	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.184	$0.921	$0.827	$0.860	$0.770	$0.559	$1.011	$0.981	$0.879	$0.824
Accumulation Unit Value at end of period	$1.283	$1.184	$0.921	$0.827	$0.860	$0.770	$0.559	$1.011	$0.981	$0.879
Number of Accumulation Units outstanding at end of period (in thousands)	291	320	351	465	486	714	958	970	1,119	1,136
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.606	$16.834	$15.165	$15.800	$14.182	$10.325	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.339	$21.606	$16.834	$15.165	$15.800	$14.182	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	—	—	—	—	—	—	—

94

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Total Return Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.488	$1.539	$1.460	$1.391	$1.319	$1.170	$1.291	$1.258	$1.224	$1.218
Accumulation Unit Value at end of period	$1.547	$1.488	$1.539	$1.460	$1.391	$1.319	$1.170	$1.291	$1.258	$1.224
Number of Accumulation Units outstanding at end of period (in thousands)	3,474	4,149	4,534	5,051	5,316	5,886	7,830	9,670	11,196	12,700
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.451	$1.504	$1.429	$1.365	$1.297	$1.152	$1.274	$1.244	$1.213	$1.209
Accumulation Unit Value at end of period	$1.505	$1.451	$1.504	$1.429	$1.365	$1.297	$1.152	$1.274	$1.244	$1.213
Number of Accumulation Units outstanding at end of period (in thousands)	324	343	364	555	624	809	1,839	1,606	1,626	1,844
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.432	$1.485	$1.412	$1.350	$1.284	$1.142	$1.265	$1.236	$1.206	$1.204
Accumulation Unit Value at end of period	$1.483	$1.432	$1.485	$1.412	$1.350	$1.284	$1.142	$1.265	$1.236	$1.206
Number of Accumulation Units outstanding at end of period (in thousands)	409	447	451	465	525	595	749	1,111	1,070	1,152
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.424	$1.478	$1.406	$1.345	$1.280	$1.139	$1.262	$1.233	$1.204	$1.203
Accumulation Unit Value at end of period	$1.474	$1.424	$1.478	$1.406	$1.345	$1.280	$1.139	$1.262	$1.233	$1.204
Number of Accumulation Units outstanding at end of period (in thousands)	4,169	5,004	6,431	8,394	9,719	12,143	14,121	20,660	25,705	28,891
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.400	$1.455	$1.387	$1.328	$1.266	$1.128	$1.251	$1.225	$1.198	$1.198
Accumulation Unit Value at end of period	$1.447	$1.400	$1.455	$1.387	$1.328	$1.266	$1.128	$1.251	$1.225	$1.198
Number of Accumulation Units outstanding at end of period (in thousands)	5,022	6,069	8,198	9,600	12,555	15,345	18,177	24,990	23,897	24,231
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.400	$1.455	$1.387	$1.328	$1.266	$1.128	$1.251	$1.225	$1.198	$1.198
Accumulation Unit Value at end of period	$1.447	$1.400	$1.455	$1.387	$1.328	$1.266	$1.128	$1.251	$1.225	$1.198
Number of Accumulation Units outstanding at end of period (in thousands)	5,022	6,069	8,198	9,600	12,555	15,345	18,177	24,990	23,897	24,231
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.375	$1.432	$1.367	$1.311	$1.251	$1.117	$1.241	$1.217	$1.191	$1.194
Accumulation Unit Value at end of period	$1.420	$1.375	$1.432	$1.367	$1.311	$1.251	$1.117	$1.241	$1.217	$1.191
Number of Accumulation Units outstanding at end of period (in thousands)	182	225	221	317	382	438	782	1,053	1,277	1,206
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.566	$13.095	$12.510	$12.013	$11.479	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.959	$12.566	$13.095	$12.510	$12.013	$11.479	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	271	282	226	184	115	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.355	$1.412	$1.350	$1.297	$1.240	$1.108	$1.233	$1.211	$1.187	$1.191
Accumulation Unit Value at end of period	$1.396	$1.355	$1.412	$1.350	$1.297	$1.240	$1.108	$1.233	$1.211	$1.187
Number of Accumulation Units outstanding at end of period (in thousands)	544	570	686	975	1,330	1,910	2,066	2,885	2,509	2,632
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.375	$12.935	$12.394	$11.937	$11.441	$10.250	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.724	$12.375	$12.935	$12.394	$11.937	$11.441	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	24	22	36	11	7	—	—	—	—	—

95

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$0.962	$0.979	$0.996	$1.013	$1.030	$1.047	$1.046	$1.016	$0.990	$0.981
Accumulation Unit Value at end of period	$0.944	$0.962	$0.979	$0.996	$1.013	$1.030	$1.047	$1.046	$1.016	$0.990
Number of Accumulation Units outstanding at end of period (in thousands)	884	1,025	1,353	1,649	2,384	3,260	5,132	4,106	5,612	6,182
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.937	$0.956	$0.975	$0.993	$1.013	$1.031	$1.032	$1.005	$0.980	$0.974
Accumulation Unit Value at end of period	$0.919	$0.937	$0.956	$0.975	$0.993	$1.013	$1.031	$1.032	$1.005	$0.980
Number of Accumulation Units outstanding at end of period (in thousands)	202	240	268	359	485	704	1,176	1,219	1,210	1,233
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$0.925	$0.944	$0.963	$0.983	$1.003	$1.023	$1.024	$0.998	$0.975	$0.969
Accumulation Unit Value at end of period	$0.906	$0.925	$0.944	$0.963	$0.983	$1.003	$1.023	$1.024	$0.998	$0.975
Number of Accumulation Units outstanding at end of period (in thousands)	21	67	82	98	135	171	460	340	371	623
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$0.920	$0.940	$0.959	$0.979	$1.000	$1.020	$1.022	$0.996	$0.973	$0.969
Accumulation Unit Value at end of period	$0.900	$0.920	$0.940	$0.959	$0.979	$1.000	$1.020	$1.022	$0.996	$0.973
Number of Accumulation Units outstanding at end of period (in thousands)	1,852	2,396	2,941	3,172	3,375	5,101	7,273	6,619	7,699	9,578
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.904	$0.925	$0.946	$0.967	$0.988	$1.010	$1.013	$0.989	$0.968	$0.965
Accumulation Unit Value at end of period	$0.884	$0.904	$0.925	$0.946	$0.967	$0.988	$1.010	$1.013	$0.989	$0.968
Number of Accumulation Units outstanding at end of period (in thousands)	1,820	2,151	2,693	3,392	5,393	5,697	10,337	8,799	9,103	5,435
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.904	$0.925	$0.946	$0.967	$0.988	$1.010	$1.013	$0.989	$0.968	$0.965
Accumulation Unit Value at end of period	$0.884	$0.904	$0.925	$0.946	$0.967	$0.988	$1.010	$1.013	$0.989	$0.968
Number of Accumulation Units outstanding at end of period (in thousands)	1,820	2,151	2,693	3,392	5,393	5,697	10,337	8,799	9,103	5,435
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$0.889	$0.911	$0.932	$0.954	$0.977	$1.000	$1.005	$0.983	$0.963	$0.961
Accumulation Unit Value at end of period	$0.867	$0.889	$0.911	$0.932	$0.954	$0.977	$1.000	$1.005	$0.983	$0.963
Number of Accumulation Units outstanding at end of period (in thousands)	47	65	80	132	181	223	306	238	242	355
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.824	$9.052	$9.276	$9.507	$9.742	$9.979	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.602	$8.824	$9.052	$9.276	$9.507	$9.742	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	62	70	53	48	22	3	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.875	$0.898	$0.921	$0.944	$0.968	$0.992	$0.998	$0.978	$0.960	$0.959
Accumulation Unit Value at end of period	$0.853	$0.875	$0.898	$0.921	$0.944	$0.968	$0.992	$0.998	$0.978	$0.960
Number of Accumulation Units outstanding at end of period (in thousands)	193	242	261	333	492	862	1,626	1,247	1,177	699
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.690	$8.941	$9.191	$9.447	$9.710	$9.976	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.446	$8.690	$8.941	$9.191	$9.447	$9.710	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	7	6	6	6	—	—	—	—	—

96

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$10.597	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.090	$10.247	$10.573	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.992	$14.090	$10.247	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	31	55	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.051	$10.229	$10.561	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.935	$14.051	$10.229	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	95	112	158	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$14.031	$10.220	$10.555	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.907	$14.031	$10.220	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	67	80	106	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.973	$10.192	$10.537	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.973	$10.192	$10.537	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$13.914	$10.165	$10.520	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.738	$13.914	$10.165	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	7	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.876	$10.147	$10.508	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.683	$13.876	$10.147	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	63	45	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.856	$10.138	$10.502	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.655	$13.856	$10.138	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	26	37	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$10.472	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	—	—	—	—	—	—	—

97

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.264	$0.994	$0.888	$0.904	$0.839	$0.665	$0.969	$0.911	$0.843	$—
Accumulation Unit Value at end of period	$1.344	$1.264	$0.994	$0.888	$0.904	$0.839	$0.665	$0.969	$0.911	$—
Number of Accumulation Units outstanding at end of period (in thousands)	250	274	342	383	253	286	357	515	736	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.232	$0.971	$0.869	$0.887	$0.825	$0.655	$0.956	$0.901	$0.835	$—
Accumulation Unit Value at end of period	$1.307	$1.232	$0.971	$0.869	$0.887	$0.825	$0.655	$0.956	$0.901	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	31	48	85	84	84	87	138	275	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.215	$0.959	$0.859	$0.877	$0.817	$0.650	$0.949	$0.895	$0.830	$—
Accumulation Unit Value at end of period	$1.288	$1.215	$0.959	$0.859	$0.877	$0.817	$0.650	$0.949	$0.895	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	2	2	2	2	2	2	2	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.209	$0.955	$0.856	$0.874	$0.814	$0.648	$0.946	$0.893	$0.829	$—
Accumulation Unit Value at end of period	$1.281	$1.209	$0.955	$0.856	$0.874	$0.814	$0.648	$0.946	$0.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	127	53	88	219	245	532	869	972	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.188	$0.940	$0.844	$0.863	$0.805	$0.642	$0.939	$0.888	$0.824	$—
Accumulation Unit Value at end of period	$1.257	$1.188	$0.940	$0.844	$0.863	$0.805	$0.642	$0.939	$0.888	$—
Number of Accumulation Units outstanding at end of period (in thousands)	67	68	50	51	131	48	49	176	238	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.188	$0.940	$0.844	$0.863	$0.805	$0.642	$0.939	$0.888	$0.824	$—
Accumulation Unit Value at end of period	$1.257	$1.188	$0.940	$0.844	$0.863	$0.805	$0.642	$0.939	$0.888	$—
Number of Accumulation Units outstanding at end of period (in thousands)	67	68	50	51	131	48	49	176	238	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.168	$0.925	$0.831	$0.852	$0.796	$0.635	$0.931	$0.881	$0.819	$—
Accumulation Unit Value at end of period	$1.234	$1.168	$0.925	$0.831	$0.852	$0.796	$0.635	$0.931	$0.881	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	4	6	66	77	102	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.614	$14.758	$13.281	$13.619	$12.739	$10.175	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.643	$18.614	$14.758	$13.281	$13.619	$12.739	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	2	2	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.520	$1.206	$1.086	$1.114	$1.043	$0.833	$1.223	$1.160	$1.079	$—
Accumulation Unit Value at end of period	$1.604	$1.520	$1.206	$1.086	$1.114	$1.043	$0.833	$1.223	$1.160	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	21	22	17	9	10	11	11	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

98

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. High Yield Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.937	$1.841	$1.598	$1.610	$1.442	$0.960	$1.314	$1.320	$1.213	$1.201
Accumulation Unit Value at end of period	$1.937	$1.937	$1.841	$1.598	$1.610	$1.442	$0.960	$1.314	$1.320	$1.213
Number of Accumulation Units outstanding at end of period (in thousands)	27	72	122	177	141	151	156	217	249	288
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.889	$1.799	$1.565	$1.580	$1.417	$0.946	$1.297	$1.306	$1.202	$1.192
Accumulation Unit Value at end of period	$1.885	$1.889	$1.799	$1.565	$1.580	$1.417	$0.946	$1.297	$1.306	$1.202
Number of Accumulation Units outstanding at end of period (in thousands)	5	5	5	7	14	15	8	16	30	35
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.863	$1.776	$1.547	$1.563	$1.404	$0.937	$1.287	$1.297	$1.195	$1.187
Accumulation Unit Value at end of period	$1.858	$1.863	$1.776	$1.547	$1.563	$1.404	$0.937	$1.287	$1.297	$1.195
Number of Accumulation Units outstanding at end of period (in thousands)	23	29	28	24	25	11	14	15	14	14
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.853	$1.768	$1.540	$1.557	$1.399	$0.935	$1.284	$1.294	$1.193	$1.186
Accumulation Unit Value at end of period	$1.847	$1.853	$1.768	$1.540	$1.557	$1.399	$0.935	$1.284	$1.294	$1.193
Number of Accumulation Units outstanding at end of period (in thousands)	156	178	266	244	254	192	238	364	501	688
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.822	$1.740	$1.518	$1.537	$1.384	$0.926	$1.274	$1.286	$1.187	$1.181
Accumulation Unit Value at end of period	$1.813	$1.822	$1.740	$1.518	$1.537	$1.384	$0.926	$1.274	$1.286	$1.187
Number of Accumulation Units outstanding at end of period (in thousands)	104	164	213	240	371	346	285	233	266	292
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.822	$1.740	$1.518	$1.537	$1.384	$0.926	$1.274	$1.286	$1.187	$1.181
Accumulation Unit Value at end of period	$1.813	$1.822	$1.740	$1.518	$1.537	$1.384	$0.926	$1.274	$1.286	$1.187
Number of Accumulation Units outstanding at end of period (in thousands)	104	164	213	240	371	346	285	233	266	292
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.790	$1.713	$1.496	$1.517	$1.368	$0.917	$1.263	$1.277	$1.181	$1.177
Accumulation Unit Value at end of period	$1.779	$1.790	$1.713	$1.496	$1.517	$1.368	$0.917	$1.263	$1.277	$1.181
Number of Accumulation Units outstanding at end of period (in thousands)	10	21	22	23	24	26	27	42	50	37
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.523	$19.654	$17.190	$17.448	$15.744	$10.560	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.372	$20.523	$19.654	$17.190	$17.448	$15.744	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	15	7	1	9	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.763	$1.689	$1.478	$1.501	$1.355	$0.909	$1.255	$1.271	$1.177	$1.175
Accumulation Unit Value at end of period	$1.749	$1.763	$1.689	$1.478	$1.501	$1.355	$0.909	$1.255	$1.271	$1.177
Number of Accumulation Units outstanding at end of period (in thousands)	18	11	42	26	52	59	56	129	131	107
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.212	$19.415	$17.031	$17.339	$15.692	$10.557	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.003	$20.212	$19.415	$17.031	$17.339	$15.692	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	1	—	—	—	—	—

99

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.891	$9.977	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.706	$9.891	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$9.885	$9.976	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.690	$9.885	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.882	$9.975	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.683	$9.882	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	4	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$9.864	$9.971	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.637	$9.864	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.859	$9.970	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.621	$9.859	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	1	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.856	$9.969	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.614	$9.856	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
(a) Inception date June 23, 2014.

100

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963	$10.928
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$11.963
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853	4,437
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327	$11.846	$10.835
Accumulation Unit Value at end of period	$18.402	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327	$11.846
Number of Accumulation Units outstanding at end of period (in thousands)	224	299	438	512	680	885	925	526	362	327
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905	$11.482	$10.510
Accumulation Unit Value at end of period	$17.677	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905	$11.482
Number of Accumulation Units outstanding at end of period (in thousands)	653	827	1,078	1,301	1,703	1,992	2,399	3,238	3,366	3,246
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404	$10.452
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710	1,947
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404	$10.452
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.404
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710	1,947
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.678	$13.818	$12.187	$12.330	$11.231	$9.283	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.152	$16.678	$13.818	$12.187	$12.330	$11.231	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	385	351	230	207	249	240	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961	$11.590	$10.644
Accumulation Unit Value at end of period	$17.058	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961	$11.590
Number of Accumulation Units outstanding at end of period (in thousands)	87	117	147	168	217	286	310	370	358	302
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—	—

101

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038	$0.942
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.038
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115	30,389
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185	$1.028	$0.935
Accumulation Unit Value at end of period	$1.641	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185	$1.028
Number of Accumulation Units outstanding at end of period (in thousands)	964	1,444	2,437	2,977	4,220	5,357	5,995	3,470	2,141	1,801
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178	$1.024	$0.931
Accumulation Unit Value at end of period	$1.619	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	3,507	4,071	6,007	7,915	10,548	13,640	15,874	22,667	24,866	26,020
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017	$0.926
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535	8,951
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017	$0.926
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.017
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535	8,951
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.360	$1.048	$0.943	$0.975	$0.890	$0.713	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.531	$1.360	$1.048	$0.943	$0.975	$0.890	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,193	2,006	2,362	1,570	1,289	955	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153	$1.007	$0.919
Accumulation Unit Value at end of period	$1.523	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153	$1.007
Number of Accumulation Units outstanding at end of period (in thousands)	1,221	1,280	1,602	1,906	2,198	2,666	2,880	3,044	2,731	2,192
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—	—

102

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617	$12.441
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.617
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849	2,472
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115	$12.494	$12.335
Accumulation Unit Value at end of period	$14.567	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115	$12.494
Number of Accumulation Units outstanding at end of period (in thousands)	154	219	393	386	515	624	671	456	282	208
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460	$12.835	$12.681
Accumulation Unit Value at end of period	$14.830	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460	$12.835
Number of Accumulation Units outstanding at end of period (in thousands)	667	782	807	1,025	1,451	1,817	1,947	2,606	2,676	2,601
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748	$12.611
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917	1,280
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748	$12.611
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.748
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917	1,280
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.216	$13.843	$13.463	$13.003	$12.519	$11.393	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.577	$13.216	$13.843	$13.463	$13.003	$12.519	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	252	238	254	236	244	193	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755	$12.224	$12.117
Accumulation Unit Value at end of period	$13.503	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755	$12.224
Number of Accumulation Units outstanding at end of period (in thousands)	82	102	126	134	172	243	236	257	193	127
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—	—

103

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025	$—
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$—
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193	$10.023	$—
Accumulation Unit Value at end of period	$12.527	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193	$—
Number of Accumulation Units outstanding at end of period (in thousands)	41	70	108	124	155	163	222	22	3	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191	$10.022	$—
Accumulation Unit Value at end of period	$12.424	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191	$—
Number of Accumulation Units outstanding at end of period (in thousands)	102	116	172	261	343	353	350	139	39	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020	$—
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$—
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020	$—
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$—
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.101	$12.729	$12.284	$12.042	$11.727	$10.956	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.972	$12.101	$12.729	$12.284	$12.042	$11.727	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	201	142	164	155	136	73	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178	$10.017	$—
Accumulation Unit Value at end of period	$11.923	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	45	45	75	80	57	41	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—	—

104

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.988	$—
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$—
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877	$9.986	$—
Accumulation Unit Value at end of period	$14.004	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	56	87	112	156	172	176	99	33	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868	$9.986	$—
Accumulation Unit Value at end of period	$13.882	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868	$—
Number of Accumulation Units outstanding at end of period (in thousands)	198	270	403	523	638	712	757	715	194	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.984	$—
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$—
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.984	$—
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$—
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.948	$10.829	$9.440	$10.168	$9.321	$6.837	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.347	$12.948	$10.829	$9.440	$10.168	$9.321	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	151	116	70	57	52	50	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828	$9.982	$—
Accumulation Unit Value at end of period	$13.289	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828	$—
Number of Accumulation Units outstanding at end of period (in thousands)	43	54	69	90	131	155	165	198	20	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—	—

105

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241	$8.758
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283	983
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983	$10.141	$8.684
Accumulation Unit Value at end of period	$17.094	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983	$10.141
Number of Accumulation Units outstanding at end of period (in thousands)	65	87	119	148	218	327	360	207	116	77
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235	$12.907	$11.060
Accumulation Unit Value at end of period	$21.560	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235	$12.907
Number of Accumulation Units outstanding at end of period (in thousands)	132	169	248	318	402	504	605	768	781	749
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819	$10.999
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635	355
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819	$10.999
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$12.819
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635	355
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.639	$11.614	$9.711	$10.922	$10.016	$7.213	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.615	$14.639	$11.614	$9.711	$10.922	$10.016	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	145	153	118	111	88	48	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690	$9.102	$7.825
Accumulation Unit Value at end of period	$14.535	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690	$9.102
Number of Accumulation Units outstanding at end of period (in thousands)	54	42	57	77	131	162	174	193	159	135
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—	—

106

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648	$10.241
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$12.648
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878	791
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244	$12.524	$10.154
Accumulation Unit Value at end of period	$18.265	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244	$12.524
Number of Accumulation Units outstanding at end of period (in thousands)	35	43	57	85	192	236	254	208	180	101
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375	$16.756	$13.594
Accumulation Unit Value at end of period	$24.219	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375	$16.756
Number of Accumulation Units outstanding at end of period (in thousands)	119	142	176	228	318	372	437	572	590	559
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642	$13.520
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584	315
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642	$13.520
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$16.642
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584	315
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.863	$13.472	$11.682	$14.807	$12.396	$7.876	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.805	$16.863	$13.472	$11.682	$14.807	$12.396	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	119	100	108	69	45	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634	$12.095	$9.845
Accumulation Unit Value at end of period	$16.712	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634	$12.095
Number of Accumulation Units outstanding at end of period (in thousands)	27	48	59	62	87	108	122	140	141	89
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—	—

107

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121	$7.689
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.121
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065	10,794
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767	$9.032	$7.624
Accumulation Unit Value at end of period	$13.921	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767	$9.032
Number of Accumulation Units outstanding at end of period (in thousands)	504	735	1,188	1,412	2,089	2,593	2,799	2,115	1,411	889
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862	$12.831	$10.838
Accumulation Unit Value at end of period	$19.599	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862	$12.831
Number of Accumulation Units outstanding at end of period (in thousands)	1,263	1,533	2,068	2,822	3,820	5,053	5,932	7,520	8,035	8,338
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744	$10.779
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984	4,771
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744	$10.779
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.744
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984	4,771
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.301	$9.689	$8.422	$9.017	$7.786	$5.723	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.024	$12.301	$9.689	$8.422	$9.017	$7.786	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,577	1,466	1,171	1,092	866	612	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535	$8.870	$7.518
Accumulation Unit Value at end of period	$12.953	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535	$8.870
Number of Accumulation Units outstanding at end of period (in thousands)	431	543	784	954	1,037	1,454	1,505	1,670	1,566	1,108
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—	—

108

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297	$11.293
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.297
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055	7,412
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764	$12.177	$11.197
Accumulation Unit Value at end of period	$19.228	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764	$12.177
Number of Accumulation Units outstanding at end of period (in thousands)	403	575	922	1,069	1,319	1,655	1,804	1,259	848	563
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441	$11.903	$10.953
Accumulation Unit Value at end of period	$18.627	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441	$11.903
Number of Accumulation Units outstanding at end of period (in thousands)	1,265	1,580	2,125	2,811	3,730	4,797	5,655	7,054	7,548	7,581
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822	$10.893
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599	4,717
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822	$10.893
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$11.822
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599	4,717
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.842	$12.929	$11.278	$11.773	$10.828	$8.455	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.183	$16.842	$12.929	$11.278	$11.773	$10.828	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	816	803	634	594	489	402	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581	$12.087	$11.159
Accumulation Unit Value at end of period	$18.083	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581	$12.087
Number of Accumulation Units outstanding at end of period (in thousands)	360	432	566	697	770	1,021	1,056	1,171	1,130	860
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—	—

109

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541	$8.568
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$10.541
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588	1,626
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185	$10.438	$8.496
Accumulation Unit Value at end of period	$13.398	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185	$10.438
Number of Accumulation Units outstanding at end of period (in thousands)	128	172	238	296	408	483	553	457	354	143
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774	$13.526	$11.017
Accumulation Unit Value at end of period	$17.206	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774	$13.526
Number of Accumulation Units outstanding at end of period (in thousands)	304	351	496	640	810	993	1,152	1,535	1,665	1,539
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434	$10.956
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579	939
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434	$10.956
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$13.434
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579	939
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.018	$10.126	$8.801	$10.483	$10.018	$7.176	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.416	$12.018	$10.126	$8.801	$10.483	$10.018	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	399	383	322	295	241	164	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834	$9.336	$7.629
Accumulation Unit Value at end of period	$11.354	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834	$9.336
Number of Accumulation Units outstanding at end of period (in thousands)	107	147	226	282	330	407	438	458	366	205
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—	—

110

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698	$13.036
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$15.698
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551	329
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223	$15.544	$12.925
Accumulation Unit Value at end of period	$24.288	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223	$15.544
Number of Accumulation Units outstanding at end of period (in thousands)	19	23	43	59	120	137	145	99	80	35
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179	$16.295	$13.559
Accumulation Unit Value at end of period	$25.233	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179	$16.295
Number of Accumulation Units outstanding at end of period (in thousands)	99	111	162	215	303	333	389	458	413	334
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184	$13.485
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354	176
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184	$13.485
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$16.184
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354	176
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.182	$23.170	$20.153	$24.001	$20.866	$14.289	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.638	$25.182	$23.170	$20.153	$24.001	$20.866	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	118	89	62	53	46	30	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668	$15.208	$12.697
Accumulation Unit Value at end of period	$22.514	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668	$15.208
Number of Accumulation Units outstanding at end of period (in thousands)	20	28	43	50	89	97	96	111	87	48
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—	—

111

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450	$9.403
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.450
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174	47
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769	$10.432	$9.400
Accumulation Unit Value at end of period	$16.036	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769	$10.432
Number of Accumulation Units outstanding at end of period (in thousands)	13	19	31	25	33	33	42	41	38	26
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749	$10.424	$9.398
Accumulation Unit Value at end of period	$15.879	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749	$10.424
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	35	48	111	123	103	64	37	16
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406	$9.395
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173	106
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406	$9.395
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$10.406
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173	106
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.673	$10.937	$10.258	$11.043	$9.739	$7.506	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.192	$14.673	$10.937	$10.258	$11.043	$9.739	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	98	104	80	72	19	8	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651	$10.380	$9.390
Accumulation Unit Value at end of period	$15.117	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651	$10.380
Number of Accumulation Units outstanding at end of period (in thousands)	6	15	16	22	20	22	31	32	25	15
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—	—

112

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357	$12.914
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$13.357
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315	5,994
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383	$13.260	$12.837
Accumulation Unit Value at end of period	$20.258	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383	$13.260
Number of Accumulation Units outstanding at end of period (in thousands)	271	364	562	733	998	1,242	1,372	1,167	945	606
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312	$13.211	$12.798
Accumulation Unit Value at end of period	$20.003	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312	$13.211
Number of Accumulation Units outstanding at end of period (in thousands)	867	1,049	1,433	1,907	2,351	2,825	3,279	3,744	3,456	3,030
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121	$12.728
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368	4,386
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121	$12.728
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$13.121
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368	4,386
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.541	$16.676	$15.170	$15.184	$13.810	$10.437	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.927	$18.541	$16.676	$15.170	$15.184	$13.810	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	611	619	509	424	375	333	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997	$13.004	$12.640
Accumulation Unit Value at end of period	$18.823	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997	$13.004
Number of Accumulation Units outstanding at end of period (in thousands)	306	389	483	573	641	839	981	1,120	959	730
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—	—

113

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882	$10.496
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.882
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826	540
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754	$10.803	$10.433
Accumulation Unit Value at end of period	$16.277	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754	$10.803
Number of Accumulation Units outstanding at end of period (in thousands)	34	50	65	80	87	109	126	130	90	43
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700	$10.763	$10.402
Accumulation Unit Value at end of period	$16.072	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700	$10.763
Number of Accumulation Units outstanding at end of period (in thousands)	87	102	147	212	301	332	412	600	477	410
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690	$10.345
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762	539
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690	$10.345
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.690
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762	539
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.858	$11.040	$10.068	$10.476	$9.621	$7.600	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.207	$13.858	$11.040	$10.068	$10.476	$9.621	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	71	79	82	81	61	52	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459	$10.594	$10.273
Accumulation Unit Value at end of period	$15.124	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459	$10.594
Number of Accumulation Units outstanding at end of period (in thousands)	44	39	49	58	78	106	106	109	101	61
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—	—

114

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431	$14.498
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$16.431
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008	376
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733	$16.344	$14.440
Accumulation Unit Value at end of period	$27.790	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733	$16.344
Number of Accumulation Units outstanding at end of period (in thousands)	39	48	73	89	117	135	136	145	112	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661	$16.300	$14.411
Accumulation Unit Value at end of period	$27.468	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661	$16.300
Number of Accumulation Units outstanding at end of period (in thousands)	107	124	161	233	296	374	373	510	420	310
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213	$14.353
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716	402
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213	$14.353
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$16.213
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716	402
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.275	$20.297	$18.349	$19.378	$17.737	$14.740	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.071	$25.275	$20.297	$18.349	$19.378	$17.737	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	147	122	101	83	62	49	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317	$16.095	$14.277
Accumulation Unit Value at end of period	$25.928	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317	$16.095
Number of Accumulation Units outstanding at end of period (in thousands)	54	71	88	99	102	131	126	129	114	72
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—	—

115

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173	$12.904
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.173
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344	4,161
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301	$14.034	$12.794
Accumulation Unit Value at end of period	$19.839	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301	$14.034
Number of Accumulation Units outstanding at end of period (in thousands)	212	291	495	588	777	1,002	1,074	895	672	447
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805	$14.482	$13.211
Accumulation Unit Value at end of period	$20.289	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805	$14.482
Number of Accumulation Units outstanding at end of period (in thousands)	495	608	753	1,061	1,371	1,724	2,001	2,584	2,752	2,577
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384	$13.139
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335	2,316
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384	$13.139
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$14.384
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335	2,316
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.387	$14.691	$13.178	$13.648	$12.578	$10.226	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.220	$18.387	$14.691	$13.178	$13.648	$12.578	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	303	321	231	216	174	143	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478	$14.272	$13.063
Accumulation Unit Value at end of period	$19.114	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478	$14.272
Number of Accumulation Units outstanding at end of period (in thousands)	146	205	265	324	373	491	593	662	580	422
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—	—

116

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399	$12.721
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.399
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461	1,392
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316	$13.328	$12.670
Accumulation Unit Value at end of period	$22.110	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316	$13.328
Number of Accumulation Units outstanding at end of period (in thousands)	75	103	147	180	249	273	296	281	213	133
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260	$13.292	$12.645
Accumulation Unit Value at end of period	$21.853	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260	$13.292
Number of Accumulation Units outstanding at end of period (in thousands)	432	514	622	764	863	992	1,121	1,328	1,149	873
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221	$12.594
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156	1,416
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221	$12.594
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.221
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156	1,416
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.551	$15.449	$14.140	$13.671	$11.613	$10.142	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.742	$19.551	$15.449	$14.140	$13.671	$11.613	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	323	291	230	167	112	102	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992	$13.124	$12.527
Accumulation Unit Value at end of period	$20.628	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992	$13.124
Number of Accumulation Units outstanding at end of period (in thousands)	154	182	241	297	314	364	392	485	464	330
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—	—

117

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$9.247	$—	$—
Accumulation Unit Value at end of period	$14.007	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	22	25	22	16	8	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$9.245	$—	$—
Accumulation Unit Value at end of period	$13.905	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	85	93	113	82	80	99	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.712	$10.314	$8.928	$9.508	$7.599	$6.029	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.457	$13.712	$10.314	$8.928	$9.508	$7.599	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	24	26	21	14	4	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$9.238	$—	$—
Accumulation Unit Value at end of period	$13.408	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	19	20	15	13	16	8	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—	—

118

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223	$6.300
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$7.223
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907	1,828
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627	$7.152	$6.247
Accumulation Unit Value at end of period	$12.029	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627	$7.152
Number of Accumulation Units outstanding at end of period (in thousands)	78	108	157	194	260	337	330	250	127	90
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006	$12.208	$10.670
Accumulation Unit Value at end of period	$20.348	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006	$12.208
Number of Accumulation Units outstanding at end of period (in thousands)	167	207	272	388	480	691	830	995	1,049	1,057
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125	$10.611
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761	580
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125	$10.611
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$12.125
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761	580
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.643	$7.895	$7.299	$7.859	$6.311	$4.505	$—	$—	$—	$—
Accumulation Unit Value at end of period	$11.162	$10.643	$7.895	$7.299	$7.859	$6.311	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	321	266	196	177	138	102	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385	$6.966	$6.109
Accumulation Unit Value at end of period	$11.100	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385	$6.966
Number of Accumulation Units outstanding at end of period (in thousands)	63	94	156	208	212	323	327	322	285	180
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—	—

119

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758	$13.487
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$13.758
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532	1,211
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503	$13.623	$13.373
Accumulation Unit Value at end of period	$20.293	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503	$13.623
Number of Accumulation Units outstanding at end of period (in thousands)	101	138	206	213	259	273	283	211	156	118
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934	$14.041	$13.793
Accumulation Unit Value at end of period	$20.728	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934	$14.041
Number of Accumulation Units outstanding at end of period (in thousands)	271	337	433	633	864	1,133	1,148	1,370	1,290	1,219
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946	$13.717
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258	833
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946	$13.717
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$13.946
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258	833
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.106	$18.913	$17.134	$17.084	$15.743	$12.793	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.039	$19.106	$18.913	$17.134	$17.084	$15.743	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	325	311	295	250	208	142	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198	$13.416	$13.222
Accumulation Unit Value at end of period	$18.934	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198	$13.416
Number of Accumulation Units outstanding at end of period (in thousands)	66	87	120	136	138	189	193	227	170	124
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—	—

120

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024	$1.014
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.024
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347	6,830
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041	$1.014	$1.005
Accumulation Unit Value at end of period	$0.960	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041	$1.014
Number of Accumulation Units outstanding at end of period (in thousands)	1,188	1,289	1,989	4,431	3,123	4,604	7,058	1,766	1,420	894
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085	$1.057	$1.049
Accumulation Unit Value at end of period	$0.992	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	3,832	6,544	9,778	16,084	17,131	22,607	31,787	21,040	11,826	8,050
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050	$1.043
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730	3,984
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050	$1.043
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.050
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730	3,984
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$0.917	$0.939	$0.963	$0.986	$1.011	$1.035	$—	$—	$—	$—
Accumulation Unit Value at end of period	$0.895	$0.917	$0.939	$0.963	$0.986	$1.011	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,949	2,118	3,015	3,417	2,310	2,427	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013	$0.992	$0.988
Accumulation Unit Value at end of period	$0.890	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013	$0.992
Number of Accumulation Units outstanding at end of period (in thousands)	1,252	1,918	2,080	2,647	2,735	4,816	6,801	2,748	1,638	1,198
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—	—

121

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.090	$10.247	$9.183	$10.720	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.992	$14.090	$10.247	$9.183	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	31	55	26	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.051	$10.229	$9.176	$10.718	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.935	$14.051	$10.229	$9.176	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	95	112	158	86	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.876	$10.147	$9.143	$10.712	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.683	$13.876	$10.147	$9.143	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	63	45	19	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.856	$10.138	$9.139	$10.711	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.655	$13.856	$10.138	$9.139	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	26	37	24	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—	—

122

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273	$9.626
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.273
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208	2
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744	$10.256	$9.622
Accumulation Unit Value at end of period	$17.037	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744	$10.256
Number of Accumulation Units outstanding at end of period (in thousands)	46	64	119	127	138	167	184	156	135	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722	$10.247	$9.621
Accumulation Unit Value at end of period	$16.870	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722	$10.247
Number of Accumulation Units outstanding at end of period (in thousands)	85	106	164	262	365	461	522	657	760	2
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230	$9.617
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135	6
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230	$9.617
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.230
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135	6
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.294	$12.126	$10.912	$11.190	$10.467	$8.361	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.140	$15.294	$12.126	$10.912	$11.190	$10.467	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	108	128	125	104	89	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615	$10.204	$9.612
Accumulation Unit Value at end of period	$16.061	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615	$10.204
Number of Accumulation Units outstanding at end of period (in thousands)	41	47	65	81	110	143	139	141	148	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—	—

123

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144	14,085
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086	$1.069	$1.070
Accumulation Unit Value at end of period	$1.317	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086	$1.069
Number of Accumulation Units outstanding at end of period (in thousands)	1,931	2,892	3,724	3,685	5,374	6,307	5,942	4,462	3,171	1,512
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080	$1.064	$1.066
Accumulation Unit Value at end of period	$1.299	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080	$1.064
Number of Accumulation Units outstanding at end of period (in thousands)	5,230	6,449	9,297	11,398	15,653	19,347	22,817	23,928	20,478	18,324
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057	$1.060
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211	14,577
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057	$1.060
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.057
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211	14,577
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.209	$1.273	$1.273	$1.209	$1.175	$1.205	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.229	$1.209	$1.273	$1.273	$1.209	$1.175	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,813	3,448	3,922	3,367	3,851	4,255	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058	$1.047	$1.053
Accumulation Unit Value at end of period	$1.222	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058	$1.047
Number of Accumulation Units outstanding at end of period (in thousands)	2,180	2,458	3,493	3,764	7,465	4,351	5,266	3,415	2,685	1,605
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—	—

124

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636	$1.379
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.636
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739	1,145
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041	$1.622	$1.369
Accumulation Unit Value at end of period	$2.354	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041	$1.622
Number of Accumulation Units outstanding at end of period (in thousands)	207	262	345	387	518	638	575	476	1,861	1,346
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030	$1.615	$1.364
Accumulation Unit Value at end of period	$2.323	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030	$1.615
Number of Accumulation Units outstanding at end of period (in thousands)	788	962	936	1,264	1,569	2,140	2,497	2,358	1,370	993
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604	$1.356
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462	1,519
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604	$1.356
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.604
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462	1,519
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.245	$1.933	$1.714	$1.884	$1.711	$1.296	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.198	$2.245	$1.933	$1.714	$1.884	$1.711	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	290	341	334	291	171	116	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987	$1.589	$1.347
Accumulation Unit Value at end of period	$2.186	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987	$1.589
Number of Accumulation Units outstanding at end of period (in thousands)	193	188	322	387	412	503	497	546	312	207
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	1	1	1	—	—	—	—	—

125

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491	$1.376
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.491
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619	9,568
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614	$1.479	$1.366
Accumulation Unit Value at end of period	$2.254	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614	$1.479
Number of Accumulation Units outstanding at end of period (in thousands)	356	528	939	1,031	1,551	1,852	2,033	1,071	594	562
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606	$1.472	$1.361
Accumulation Unit Value at end of period	$2.225	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606	$1.472
Number of Accumulation Units outstanding at end of period (in thousands)	1,196	1,483	2,100	2,824	3,854	4,844	6,142	9,832	11,984	13,307
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462	$1.354
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902	4,687
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462	$1.354
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.462
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902	4,687
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.065	$1.643	$1.517	$1.661	$1.492	$1.174	$—	$—	$—	$—
Accumulation Unit Value at end of period	$2.104	$2.065	$1.643	$1.517	$1.661	$1.492	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,399	1,307	1,120	1,064	814	370	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572	$1.449	$1.344
Accumulation Unit Value at end of period	$2.093	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572	$1.449
Number of Accumulation Units outstanding at end of period (in thousands)	239	187	286	353	433	617	677	911	867	492
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—	—

126

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.225	$9.837	$10.011	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.019	$13.225	$9.837	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.201	$9.829	$10.009	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.980	$13.201	$9.829	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	14	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.093	$9.792	$10.002	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.803	$13.093	$9.792	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	5	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.081	$9.788	$10.001	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.783	$13.081	$9.788	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	6	1	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

127

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.891	$9.977	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.706	$9.891	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	52	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$9.885	$9.976	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.690	$9.885	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	176	203	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.859	$9.970	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.621	$9.859	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	37	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.856	$9.969	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.614	$9.856	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	30	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—	—

128

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327	$10.754
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.327
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154	83
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142	$12.273	$10.721
Accumulation Unit Value at end of period	$21.771	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142	$12.273
Number of Accumulation Units outstanding at end of period (in thousands)	13	17	33	40	49	64	61	37	10	3
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097	$12.246	$10.704
Accumulation Unit Value at end of period	$21.529	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097	$12.246
Number of Accumulation Units outstanding at end of period (in thousands)	49	65	81	108	136	189	217	228	159	118
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192	$10.671
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281	197
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192	$10.671
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.192
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281	197
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.496	$15.279	$13.748	$14.192	$11.315	$9.560	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.472	$20.496	$15.279	$13.748	$14.192	$11.315	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	90	84	88	60	39	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875	$12.114	$10.624
Accumulation Unit Value at end of period	$20.360	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875	$12.114
Number of Accumulation Units outstanding at end of period (in thousands)	14	21	41	60	68	71	66	49	41	20
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—	—

129

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335	$1.230
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.335
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599	9,322
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471	$1.324	$1.221
Accumulation Unit Value at end of period	$1.600	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471	$1.324
Number of Accumulation Units outstanding at end of period (in thousands)	303	392	646	688	825	1,042	1,219	839	638	648
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463	$1.318	$1.217
Accumulation Unit Value at end of period	$1.579	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463	$1.318
Number of Accumulation Units outstanding at end of period (in thousands)	1,147	1,414	2,030	2,720	4,017	5,368	6,462	7,946	10,445	11,931
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309	$1.210
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242	4,043
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309	$1.210
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.309
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242	4,043
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.435	$1.100	$0.958	$1.012	$0.966	$0.669	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.493	$1.435	$1.100	$0.958	$1.012	$0.966	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	570	553	332	254	235	155	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432	$1.297	$1.201
Accumulation Unit Value at end of period	$1.485	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432	$1.297
Number of Accumulation Units outstanding at end of period (in thousands)	133	161	226	282	349	398	416	575	591	557
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—	—

130

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412	$10.404
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$11.412
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75	57
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300	$10.316
Accumulation Unit Value at end of period	$19.908	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$11.300
Number of Accumulation Units outstanding at end of period (in thousands)	3	8	8	7	33	33	14	4	5	5
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355	$11.286
Accumulation Unit Value at end of period	$21.571	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$12.355
Number of Accumulation Units outstanding at end of period (in thousands)	22	31	41	36	43	62	95	100	160	164
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.224
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271	$11.224
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$12.271
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33	15
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.307	$14.678	$12.196	$13.063	$11.915	$9.251	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.556	$18.307	$14.678	$12.196	$13.063	$11.915	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	17	24	19	16	13	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056	$10.133
Accumulation Unit Value at end of period	$18.454	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$11.056
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	9	6	7	8	7	10	5	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—	—

131

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290	$4.483
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$5.290
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255	213
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238	$4.445
Accumulation Unit Value at end of period	$10.005	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$5.238
Number of Accumulation Units outstanding at end of period (in thousands)	28	33	44	54	51	55	69	39	23	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785	$6.611
Accumulation Unit Value at end of period	$14.738	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.785
Number of Accumulation Units outstanding at end of period (in thousands)	96	117	84	128	129	178	188	222	232	255
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$6.575
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732	$6.575
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.732
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86	85
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.852	$6.628	$5.787	$5.950	$5.286	$3.935	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.410	$8.852	$6.628	$5.787	$5.950	$5.286	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	69	68	63	48	48	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171	$4.406
Accumulation Unit Value at end of period	$9.358	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$5.171
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	26	37	38	48	42	34	34	15
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—	—

132

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.470	$10.138	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.562	$10.470	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	63	88	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.465	$10.137	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.546	$10.465	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	130	181	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.441	$10.131	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.474	$10.441	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	134	131	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.438	$10.130	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.466	$10.438	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	56	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—	—

133

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178	$5.623
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$6.178
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414	546
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117	$5.575
Accumulation Unit Value at end of period	$10.455	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$6.117
Number of Accumulation Units outstanding at end of period (in thousands)	7	10	20	28	30	22	24	36	36	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719	$7.041
Accumulation Unit Value at end of period	$13.075	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.719
Number of Accumulation Units outstanding at end of period (in thousands)	24	25	53	77	111	133	171	312	444	481
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.002
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667	$7.002
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146	156
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.217	$7.250	$6.351	$6.472	$5.896	$4.330	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.024	$9.217	$7.250	$6.351	$6.472	$5.896	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	50	17	20	14	3	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157	$5.634
Accumulation Unit Value at end of period	$9.969	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$6.157
Number of Accumulation Units outstanding at end of period (in thousands)	4	10	18	24	17	17	24	31	32	29
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—	—

134

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634	$7.850
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.634
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599	946
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550	$7.783
Accumulation Unit Value at end of period	$14.481	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.550
Number of Accumulation Units outstanding at end of period (in thousands)	90	133	193	226	269	319	331	280	206	85
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559	$7.797
Accumulation Unit Value at end of period	$14.367	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.559
Number of Accumulation Units outstanding at end of period (in thousands)	213	278	419	596	800	1,051	1,151	1,256	1,154	986
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$7.754
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501	$7.754
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.501
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480	957
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.729	$9.878	$8.494	$8.899	$8.208	$6.629	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.788	$12.729	$9.878	$8.494	$8.899	$8.208	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	199	200	185	161	124	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545	$7.810
Accumulation Unit Value at end of period	$13.712	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.545
Number of Accumulation Units outstanding at end of period (in thousands)	62	75	127	152	192	250	233	207	191	115
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—	—

135

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413	$5.633
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$6.413
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787	835
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350	$5.585
Accumulation Unit Value at end of period	$8.812	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$6.350
Number of Accumulation Units outstanding at end of period (in thousands)	29	43	79	100	143	169	161	93	68	41
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841	$5.141
Accumulation Unit Value at end of period	$8.033	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.841
Number of Accumulation Units outstanding at end of period (in thousands)	182	217	273	372	518	606	685	904	1,114	1,162
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.113
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801	$5.113
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.801
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414	339
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$7.731	$5.753	$5.060	$5.517	$4.361	$3.152	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.213	$7.731	$5.753	$5.060	$5.517	$4.361	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	126	55	63	41	37	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213	$5.486
Accumulation Unit Value at end of period	$8.168	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$6.213
Number of Accumulation Units outstanding at end of period (in thousands)	46	44	67	85	92	81	81	79	151	119
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—	—

136

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188	$6.826
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$8.188
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206	797
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108	$6.768
Accumulation Unit Value at end of period	$15.284	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$8.108
Number of Accumulation Units outstanding at end of period (in thousands)	54	74	117	132	157	191	225	198	152	130
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136	$10.138
Accumulation Unit Value at end of period	$22.672	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$12.136
Number of Accumulation Units outstanding at end of period (in thousands)	81	101	186	259	327	443	552	647	719	625
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$10.082
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054	$10.082
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764	501
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.741	$11.399	$9.636	$11.005	$8.272	$5.195	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.245	$15.741	$11.399	$9.636	$11.005	$8.272	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	102	115	102	72	62	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933	$6.648
Accumulation Unit Value at end of period	$14.167	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.933
Number of Accumulation Units outstanding at end of period (in thousands)	42	70	89	111	118	155	163	161	146	80
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—	—

137

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012	$9.978
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$10.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156	10
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996	$9.975
Accumulation Unit Value at end of period	$13.364	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.996
Number of Accumulation Units outstanding at end of period (in thousands)	39	93	121	136	96	80	92	50	20	13
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988	$9.973
Accumulation Unit Value at end of period	$13.233	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.988
Number of Accumulation Units outstanding at end of period (in thousands)	407	481	303	336	367	320	306	155	98	21
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971	$9.970
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.971
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190	13
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.259	$12.694	$12.118	$11.634	$11.094	$9.788	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.662	$12.259	$12.694	$12.118	$11.634	$11.094	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	112	140	87	65	63	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947	$9.966
Accumulation Unit Value at end of period	$12.600	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.947
Number of Accumulation Units outstanding at end of period (in thousands)	17	31	52	51	66	58	54	28	20	8
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—	—

138

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957	$10.019
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$11.957
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57	4
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941	$10.018
Accumulation Unit Value at end of period	$13.720	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$11.941
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	21	23	34	34	34	16	8	2
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933	$10.018
Accumulation Unit Value at end of period	$13.588	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$11.933
Number of Accumulation Units outstanding at end of period (in thousands)	58	55	64	70	82	127	152	97	64	10
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917	$10.018
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$11.917
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65	32
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.316	$12.333	$10.830	$12.454	$11.518	$9.020	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.009	$14.316	$12.333	$10.830	$12.454	$11.518	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	25	17	15	16	7	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893	$10.018
Accumulation Unit Value at end of period	$12.946	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$11.893
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	19	19	21	24	24	9	7	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—	—

139

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586	$9.467
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.586
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32	13
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568	$9.463
Accumulation Unit Value at end of period	$18.333	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.568
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	2	3	2	2	2	1
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559	$9.462
Accumulation Unit Value at end of period	$18.153	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.559
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	15	11	14	26	13	11	9	2
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542	$9.459
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.542
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17	10
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.150	$12.511	$10.933	$11.255	$9.952	$7.812	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.367	$16.150	$12.511	$10.933	$11.255	$9.952	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	9	8	6	6	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515	$9.454
Accumulation Unit Value at end of period	$17.282	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.515
Number of Accumulation Units outstanding at end of period (in thousands)	2	5	6	7	6	7	8	7	4	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—	—

140

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207	$11.833
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.207
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234	3,332
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087	$11.732
Accumulation Unit Value at end of period	$17.553	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.087
Number of Accumulation Units outstanding at end of period (in thousands)	217	282	417	491	684	810	860	683	495	338
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641	$12.278
Accumulation Unit Value at end of period	$18.193	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.641
Number of Accumulation Units outstanding at end of period (in thousands)	529	651	850	1,144	1,457	1,713	1,980	2,606	2,716	2,572
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.210
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555	$12.210
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.555
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962	2,115
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.472	$14.180	$13.061	$13.152	$12.261	$10.646	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.440	$16.472	$14.180	$13.061	$13.152	$12.261	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	304	331	341	269	196	158	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606	$12.285
Accumulation Unit Value at end of period	$17.344	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.606
Number of Accumulation Units outstanding at end of period (in thousands)	144	202	256	293	347	406	418	471	430	296
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—	—

141

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503	$13.672
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474	189
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426	$13.618
Accumulation Unit Value at end of period	$25.463	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$14.426
Number of Accumulation Units outstanding at end of period (in thousands)	49	61	87	88	157	163	170	143	142	18
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387	$13.590
Accumulation Unit Value at end of period	$25.168	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$14.387
Number of Accumulation Units outstanding at end of period (in thousands)	106	139	152	210	233	316	323	384	285	204
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.536
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311	$13.536
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$14.311
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282	109
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.152	$16.706	$14.726	$15.137	$13.908	$11.615	$—	$—	$—	$—
Accumulation Unit Value at end of period	$23.888	$22.152	$16.706	$14.726	$15.137	$13.908	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	91	97	55	34	28	19	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206	$13.464
Accumulation Unit Value at end of period	$23.757	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.206
Number of Accumulation Units outstanding at end of period (in thousands)	31	39	64	83	89	106	102	99	94	70
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—	—

142

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265	$15.181
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$19.265
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304	265
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076	$15.052
Accumulation Unit Value at end of period	$22.504	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$19.076
Number of Accumulation Units outstanding at end of period (in thousands)	14	17	40	50	63	68	69	42	29	9
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687	$12.386
Accumulation Unit Value at end of period	$18.340	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$15.687
Number of Accumulation Units outstanding at end of period (in thousands)	67	71	114	138	176	193	200	259	240	232
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.318
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580	$12.318
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$15.580
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430	230
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.733	$21.405	$19.343	$23.507	$20.444	$12.088	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.595	$20.733	$21.405	$19.343	$23.507	$20.444	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	83	71	49	21	10	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546	$13.108
Accumulation Unit Value at end of period	$18.493	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$16.546
Number of Accumulation Units outstanding at end of period (in thousands)	19	22	27	43	58	81	72	80	62	39
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—	—

143

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956	$9.819
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$10.956
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146	1,580
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848	$9.736
Accumulation Unit Value at end of period	$13.112	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$10.848
Number of Accumulation Units outstanding at end of period (in thousands)	95	118	176	195	238	291	337	291	282	166
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214	$10.071
Accumulation Unit Value at end of period	$13.432	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.214
Number of Accumulation Units outstanding at end of period (in thousands)	260	293	403	543	700	825	995	1,216	1,178	1,023
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.016
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138	$10.016
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.138
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126	1,513
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.093	$11.745	$10.180	$11.674	$11.036	$8.252	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.221	$14.093	$11.745	$10.180	$11.674	$11.036	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	210	233	244	236	183	162	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614	$9.564
Accumulation Unit Value at end of period	$12.154	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$10.614
Number of Accumulation Units outstanding at end of period (in thousands)	73	92	131	162	196	263	282	281	256	170
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—	—

144

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932	$11.845
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$12.932
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865	2,848
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304	$12.805	$11.745
Accumulation Unit Value at end of period	$15.644	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304	$12.805
Number of Accumulation Units outstanding at end of period (in thousands)	111	165	271	353	483	653	715	699	612	376
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328	$12.838	$11.783
Accumulation Unit Value at end of period	$15.543	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328	$12.838
Number of Accumulation Units outstanding at end of period (in thousands)	332	402	493	689	875	1,050	1,233	1,655	1,647	1,475
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750	$11.718
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993	2,140
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750	$11.718
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$12.750
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993	2,140
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.032	$11.775	$9.967	$10.981	$10.478	$8.191	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.255	$15.032	$11.775	$9.967	$10.981	$10.478	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	168	201	134	155	142	122	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551	$12.248	$11.279
Accumulation Unit Value at end of period	$14.177	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551	$12.248
Number of Accumulation Units outstanding at end of period (in thousands)	307	366	445	560	626	706	856	1,059	965	695
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—	—

145

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Huntington VA Dividend Capture Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.681	$16.687	$15.227	$14.465	$12.781	$10.391	$14.696	$15.924	$13.893	$13.641
Accumulation Unit Value at end of period	$21.316	$19.681	$16.687	$15.227	$14.465	$12.781	$10.391	$14.696	$15.924	$13.893
Number of Accumulation Units outstanding at end of period (in thousands)	34	65	59	61	68	70	73	80	38	17
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.242	$16.348	$14.947	$14.228	$12.596	$10.261	$14.541	$15.788	$13.802	$13.579
Accumulation Unit Value at end of period	$20.799	$19.242	$16.348	$14.947	$14.228	$12.596	$10.261	$14.541	$15.788	$13.802
Number of Accumulation Units outstanding at end of period (in thousands)	1	2	2	3	4	5	6	7	7	5
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.021	$16.176	$14.805	$14.106	$12.501	$10.194	$14.460	$15.716	$13.753	$13.544
Accumulation Unit Value at end of period	$20.539	$19.021	$16.176	$14.805	$14.106	$12.501	$10.194	$14.460	$15.716	$13.753
Number of Accumulation Units outstanding at end of period (in thousands)	8	8	7	6	8	11	12	9	2	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.920	$16.098	$14.741	$14.052	$12.459	$10.165	$14.427	$15.687	$13.734	$13.533
Accumulation Unit Value at end of period	$20.419	$18.920	$16.098	$14.741	$14.052	$12.459	$10.165	$14.427	$15.687	$13.734
Number of Accumulation Units outstanding at end of period (in thousands)	14	3	3	5	7	10	14	26	37	41
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.602	$15.851	$14.537	$13.879	$12.324	$10.070	$14.313	$15.587	$13.667	$13.486
Accumulation Unit Value at end of period	$20.046	$18.602	$15.851	$14.537	$13.879	$12.324	$10.070	$14.313	$15.587	$13.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	54	56	78	103	125	150	171	159	140
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.602	$15.851	$14.537	$13.879	$12.324	$10.070	$14.313	$15.587	$13.667	$13.486
Accumulation Unit Value at end of period	$20.046	$18.602	$15.851	$14.537	$13.879	$12.324	$10.070	$14.313	$15.587	$13.667
Number of Accumulation Units outstanding at end of period (in thousands)	22	54	56	78	103	125	150	171	159	140
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$18.285	$15.604	$14.332	$13.703	$12.186	$9.972	$14.196	$15.483	$13.596	$13.436
Accumulation Unit Value at end of period	$19.675	$18.285	$15.604	$14.332	$13.703	$12.186	$9.972	$14.196	$15.483	$13.596
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	1	3	3	3	5	5
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.695	$10.845	$9.970	$9.543	$8.495	$6.958	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.646	$12.695	$10.845	$9.970	$9.543	$8.495	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	14	23	9	1	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.009	$15.392	$14.158	$13.557	$12.075	$9.896	$14.108	$15.410	$13.552	$13.412
Accumulation Unit Value at end of period	$19.349	$18.009	$15.392	$14.158	$13.557	$12.075	$9.896	$14.108	$15.410	$13.552
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	2	4	7	8	8	7	6
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.012	$17.147	$15.812	$15.179	$13.553	$11.135	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.448	$20.012	$17.147	$15.812	$15.179	$13.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

146

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Huntington VA International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.707	$1.412	$1.260	$1.449	$1.350	$1.029	$1.760	$1.573	$1.273	$1.107
Accumulation Unit Value at end of period	$1.566	$1.707	$1.412	$1.260	$1.449	$1.350	$1.029	$1.760	$1.573	$1.273
Number of Accumulation Units outstanding at end of period (in thousands)	217	379	433	489	539	566	595	443	39	4
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.674	$1.389	$1.241	$1.430	$1.335	$1.019	$1.748	$1.565	$1.269	$1.104
Accumulation Unit Value at end of period	$1.533	$1.674	$1.389	$1.241	$1.430	$1.335	$1.019	$1.748	$1.565	$1.269
Number of Accumulation Units outstanding at end of period (in thousands)	3	6	10	10	11	11	11	1	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.659	$1.377	$1.232	$1.421	$1.327	$1.015	$1.742	$1.562	$1.267	$1.103
Accumulation Unit Value at end of period	$1.517	$1.659	$1.377	$1.232	$1.421	$1.327	$1.015	$1.742	$1.562	$1.267
Number of Accumulation Units outstanding at end of period (in thousands)	69	78	89	79	56	55	54	30	2	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.651	$1.371	$1.227	$1.416	$1.324	$1.012	$1.739	$1.560	$1.266	$1.103
Accumulation Unit Value at end of period	$1.509	$1.651	$1.371	$1.227	$1.416	$1.324	$1.012	$1.739	$1.560	$1.266
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	3	3	3	3	5	8	9	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.627	$1.354	$1.213	$1.402	$1.313	$1.006	$1.729	$1.554	$1.263	$1.101
Accumulation Unit Value at end of period	$1.486	$1.627	$1.354	$1.213	$1.402	$1.313	$1.006	$1.729	$1.554	$1.263
Number of Accumulation Units outstanding at end of period (in thousands)	34	44	73	139	195	215	255	210	83	16
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.627	$1.354	$1.213	$1.402	$1.313	$1.006	$1.729	$1.554	$1.263	$1.101
Accumulation Unit Value at end of period	$1.486	$1.627	$1.354	$1.213	$1.402	$1.313	$1.006	$1.729	$1.554	$1.263
Number of Accumulation Units outstanding at end of period (in thousands)	34	44	73	139	195	215	255	210	83	16
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$1.604	$1.336	$1.200	$1.389	$1.302	$0.999	$1.720	$1.548	$1.260	$1.099
Accumulation Unit Value at end of period	$1.462	$1.604	$1.336	$1.200	$1.389	$1.302	$0.999	$1.720	$1.548	$1.260
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.855	$8.217	$7.384	$8.556	$8.031	$6.166	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.973	$9.855	$8.217	$7.384	$8.556	$8.031	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	2	1	1	1	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.582	$1.319	$1.186	$1.375	$1.292	$0.992	$1.711	$1.542	$1.257	$1.098
Accumulation Unit Value at end of period	$1.440	$1.582	$1.319	$1.186	$1.375	$1.292	$0.992	$1.711	$1.542	$1.257
Number of Accumulation Units outstanding at end of period (in thousands)	—	2	2	4	6	5	3	3	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.788	$14.040	$12.655	$14.707	$13.846	$10.663	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.240	$16.788	$14.040	$12.655	$14.707	$13.846	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

147

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Huntington VA Situs Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.146	$1.655	$1.373	$1.409	$1.106	$0.846	$1.464	$1.337	$1.297	$1.126
Accumulation Unit Value at end of period	$2.067	$2.146	$1.655	$1.373	$1.409	$1.106	$0.846	$1.464	$1.337	$1.297
Number of Accumulation Units outstanding at end of period (in thousands)	739	817	940	1,086	1,170	1,230	1,280	1,133	351	49
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.106	$1.627	$1.352	$1.391	$1.094	$0.838	$1.454	$1.330	$1.293	$1.125
Accumulation Unit Value at end of period	$2.024	$2.106	$1.627	$1.352	$1.391	$1.094	$0.838	$1.454	$1.330	$1.293
Number of Accumulation Units outstanding at end of period (in thousands)	40	20	13	31	39	58	61	70	68	19
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.086	$1.613	$1.342	$1.382	$1.088	$0.835	$1.449	$1.327	$1.291	$1.124
Accumulation Unit Value at end of period	$2.003	$2.086	$1.613	$1.342	$1.382	$1.088	$0.835	$1.449	$1.327	$1.291
Number of Accumulation Units outstanding at end of period (in thousands)	78	60	67	71	74	79	49	46	8	—
With The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.076	$1.606	$1.337	$1.377	$1.085	$0.833	$1.446	$1.325	$1.290	$1.124
Accumulation Unit Value at end of period	$1.992	$2.076	$1.606	$1.337	$1.377	$1.085	$0.833	$1.446	$1.325	$1.290
Number of Accumulation Units outstanding at end of period (in thousands)	51	7	8	11	9	10	24	24	23	23
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.047	$1.586	$1.322	$1.364	$1.076	$0.827	$1.439	$1.320	$1.288	$1.123
Accumulation Unit Value at end of period	$1.961	$2.047	$1.586	$1.322	$1.364	$1.076	$0.827	$1.439	$1.320	$1.288
Number of Accumulation Units outstanding at end of period (in thousands)	341	313	356	526	806	920	978	1,005	858	569
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.047	$1.586	$1.322	$1.364	$1.076	$0.827	$1.439	$1.320	$1.288	$1.123
Accumulation Unit Value at end of period	$1.961	$2.047	$1.586	$1.322	$1.364	$1.076	$0.827	$1.439	$1.320	$1.288
Number of Accumulation Units outstanding at end of period (in thousands)	341	313	356	526	806	920	978	1,005	858	569
With MAV/EPB Death Benefit and The Hartford's Principal First (35 BPS)
Accumulation Unit Value at beginning of period	$2.018	$1.566	$1.307	$1.351	$1.067	$0.822	$1.431	$1.315	$1.285	$1.122
Accumulation Unit Value at end of period	$1.930	$2.018	$1.566	$1.307	$1.351	$1.067	$0.822	$1.431	$1.315	$1.285
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.900	$12.352	$10.322	$10.675	$8.441	$6.506	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.195	$15.900	$12.352	$10.322	$10.675	$8.441	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	8	15	8	2	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.989	$1.546	$1.293	$1.338	$1.058	$0.816	$1.424	$1.311	$1.282	$1.121
Accumulation Unit Value at end of period	$1.900	$1.989	$1.546	$1.293	$1.338	$1.058	$0.816	$1.424	$1.311	$1.282
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	2	8	20	19	17	15	8	3
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.526	$19.888	$16.670	$17.293	$13.714	$10.602	$—	$—	$—	$—
Accumulation Unit Value at end of period	$24.321	$25.526	$19.888	$16.670	$17.293	$13.714	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

148

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Discovery Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233	$10.521
Accumulation Unit Value at end of period	$24.407	$24.738	$17.498	$15.116	$15.311	$11.490	$8.329	$15.226	$12.660	$11.233
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.317	$17.234	$14.919	$15.141	$11.385	$8.270	$15.147	$12.620	$11.219	$10.519
Accumulation Unit Value at end of period	$23.944	$24.317	$17.234	$14.919	$15.141	$11.385	$8.270	$15.147	$12.620	$11.219
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.109	$17.104	$14.821	$15.056	$11.333	$8.240	$15.108	$12.600	$11.213	$10.518
Accumulation Unit Value at end of period	$23.716	$24.109	$17.104	$14.821	$15.056	$11.333	$8.240	$15.108	$12.600	$11.213
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200	$10.516
Accumulation Unit Value at end of period	$23.266	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200	$10.516
Accumulation Unit Value at end of period	$23.266	$23.699	$16.846	$14.627	$14.889	$11.229	$8.181	$15.030	$12.560	$11.200
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$29.196	$20.806	$18.110	$18.480	$13.972	$10.205	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.590	$29.196	$20.806	$18.110	$18.480	$13.972	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.097	$16.468	$14.341	$14.642	$11.076	$8.094	$14.914	$12.501	$11.180	$10.513
Accumulation Unit Value at end of period	$22.606	$23.097	$16.468	$14.341	$14.642	$11.076	$8.094	$14.914	$12.501	$11.180
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.753	$20.552	$17.942	$18.365	$13.927	$10.203	$—	$—	$—	$—
Accumulation Unit Value at end of period	$28.073	$28.753	$20.552	$17.942	$18.365	$13.927	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

149

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Index Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178	$1.110
Accumulation Unit Value at end of period	$1.922	$1.656	$1.408	$1.267	$1.210	$1.087	$0.957	$1.373	$1.298	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.618	$1.379	$1.243	$1.190	$1.070	$0.945	$1.359	$1.287	$1.170	$1.104
Accumulation Unit Value at end of period	$1.875	$1.618	$1.379	$1.243	$1.190	$1.070	$0.945	$1.359	$1.287	$1.170
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.598	$1.363	$1.230	$1.178	$1.061	$0.938	$1.349	$1.279	$1.164	$1.099
Accumulation Unit Value at end of period	$1.849	$1.598	$1.363	$1.230	$1.178	$1.061	$0.938	$1.349	$1.279	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157	$1.094
Accumulation Unit Value at end of period	$1.805	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157	$1.094
Accumulation Unit Value at end of period	$1.805	$1.563	$1.335	$1.208	$1.159	$1.046	$0.926	$1.336	$1.269	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.372	$14.881	$13.492	$12.984	$11.745	$10.425	$—	$—	$—	$—
Accumulation Unit Value at end of period	$20.013	$17.372	$14.881	$13.492	$12.984	$11.745	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.515	$1.299	$1.178	$1.134	$1.027	$0.912	$1.319	$1.257	$1.149	$1.089
Accumulation Unit Value at end of period	$1.745	$1.515	$1.299	$1.178	$1.134	$1.027	$0.912	$1.319	$1.257	$1.149
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.109	$14.700	$13.367	$12.903	$11.707	$10.422	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.651	$17.109	$14.700	$13.367	$12.903	$11.707	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

150

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.662	$11.626	$10.421	$12.171	$10.084	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.712	$13.662	$11.626	$10.421	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.566	$11.568	$10.389	$12.158	$10.083	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.598	$13.566	$11.568	$10.389	$12.158	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.518	$11.539	$10.373	$12.152	$10.082	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.541	$13.518	$11.539	$10.373	$12.152	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.423	$11.481	$10.342	$12.139	$10.081	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.428	$13.423	$11.481	$10.342	$12.139	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.423	$11.481	$10.342	$12.139	$10.081	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.428	$13.423	$11.481	$10.342	$12.139	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.306	$11.409	$10.302	$12.123	$10.079	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.289	$13.306	$11.409	$10.302	$12.123	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.282	$11.394	$10.295	$12.120	$10.079	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.261	$13.282	$11.394	$10.295	$12.120	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.166	$11.323	$10.255	$12.104	$10.077	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.123	$13.166	$11.323	$10.255	$12.104	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

151

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Intrinsic Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186	$1.128
Accumulation Unit Value at end of period	$1.761	$1.623	$1.267	$1.079	$1.121	$1.002	$0.872	$1.396	$1.382	$1.186
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.586	$1.241	$1.059	$1.103	$0.987	$0.861	$1.381	$1.369	$1.177	$1.122
Accumulation Unit Value at end of period	$1.717	$1.586	$1.241	$1.059	$1.103	$0.987	$0.861	$1.381	$1.369	$1.177
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.566	$1.226	$1.047	$1.092	$0.979	$0.854	$1.372	$1.361	$1.172	$1.117
Accumulation Unit Value at end of period	$1.694	$1.566	$1.226	$1.047	$1.092	$0.979	$0.854	$1.372	$1.361	$1.172
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164	$1.112
Accumulation Unit Value at end of period	$1.653	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164	$1.112
Accumulation Unit Value at end of period	$1.653	$1.532	$1.202	$1.028	$1.074	$0.965	$0.844	$1.358	$1.350	$1.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.221	$14.330	$12.292	$12.874	$11.591	$10.164	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.614	$18.221	$14.330	$12.292	$12.874	$11.591	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.486	$1.169	$1.003	$1.051	$0.947	$0.831	$1.341	$1.337	$1.157	$1.107
Accumulation Unit Value at end of period	$1.598	$1.486	$1.169	$1.003	$1.051	$0.947	$0.831	$1.341	$1.337	$1.157
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.945	$14.155	$12.179	$12.794	$11.553	$10.162	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.259	$17.945	$14.155	$12.179	$12.794	$11.553	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

152

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.036	$13.842	$11.694	$12.593	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.439	$19.036	$13.842	$11.694	$12.593	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.905	$13.774	$11.660	$12.581	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.266	$18.905	$13.774	$11.660	$12.581	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.840	$13.740	$11.644	$12.576	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.181	$18.840	$13.740	$11.644	$12.576	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.711	$13.673	$11.610	$12.564	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.011	$18.711	$13.673	$11.610	$12.564	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.711	$13.673	$11.610	$12.564	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.011	$18.711	$13.673	$11.610	$12.564	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.550	$13.589	$11.568	$12.550	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.800	$18.550	$13.589	$11.568	$12.550	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.518	$13.573	$11.559	$12.547	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.759	$18.518	$13.573	$11.559	$12.547	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.359	$13.490	$11.517	$12.533	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.551	$18.359	$13.490	$11.517	$12.533	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

153

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831	$10.326
Accumulation Unit Value at end of period	$19.186	$17.672	$13.755	$12.111	$13.038	$10.716	$7.378	$12.528	$11.950	$10.831
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.372	$13.548	$11.953	$12.894	$10.618	$7.325	$12.463	$11.912	$10.818	$10.324
Accumulation Unit Value at end of period	$18.822	$17.372	$13.548	$11.953	$12.894	$10.618	$7.325	$12.463	$11.912	$10.818
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.223	$13.446	$11.874	$12.822	$10.570	$7.299	$12.431	$11.893	$10.812	$10.323
Accumulation Unit Value at end of period	$18.642	$17.223	$13.446	$11.874	$12.822	$10.570	$7.299	$12.431	$11.893	$10.812
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799	$10.321
Accumulation Unit Value at end of period	$18.288	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799	$10.321
Accumulation Unit Value at end of period	$18.288	$16.930	$13.243	$11.719	$12.679	$10.473	$7.247	$12.367	$11.855	$10.799
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.866	$18.716	$16.603	$18.008	$14.912	$10.344	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.716	$23.866	$18.716	$16.603	$18.008	$14.912	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.500	$12.945	$11.489	$12.469	$10.330	$7.169	$12.271	$11.799	$10.780	$10.319
Accumulation Unit Value at end of period	$17.770	$16.500	$12.945	$11.489	$12.469	$10.330	$7.169	$12.271	$11.799	$10.780
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.504	$18.487	$16.449	$17.896	$14.864	$10.341	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.251	$23.504	$18.487	$16.449	$17.896	$14.864	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

154

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147	$0.960
Accumulation Unit Value at end of period	$2.364	$2.451	$1.659	$1.565	$1.668	$1.338	$0.892	$1.549	$1.384	$1.147
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.395	$1.625	$1.535	$1.640	$1.319	$0.880	$1.532	$1.372	$1.139	$0.954
Accumulation Unit Value at end of period	$2.306	$2.395	$1.625	$1.535	$1.640	$1.319	$0.880	$1.532	$1.372	$1.139
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.365	$1.606	$1.519	$1.624	$1.307	$0.874	$1.521	$1.364	$1.133	$0.950
Accumulation Unit Value at end of period	$2.275	$2.365	$1.606	$1.519	$1.624	$1.307	$0.874	$1.521	$1.364	$1.133
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127	$0.946
Accumulation Unit Value at end of period	$2.220	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127	$0.946
Accumulation Unit Value at end of period	$2.220	$2.313	$1.574	$1.492	$1.598	$1.289	$0.863	$1.506	$1.353	$1.127
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.538	$19.467	$18.494	$19.866	$16.059	$10.781	$—	$—	$—	$—
Accumulation Unit Value at end of period	$27.325	$28.538	$19.467	$18.494	$19.866	$16.059	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.243	$1.531	$1.455	$1.564	$1.265	$0.850	$1.487	$1.340	$1.119	$0.941
Accumulation Unit Value at end of period	$2.147	$2.243	$1.531	$1.455	$1.564	$1.265	$0.850	$1.487	$1.340	$1.119
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$28.106	$19.229	$18.323	$19.741	$16.006	$10.778	$—	$—	$—	$—
Accumulation Unit Value at end of period	$26.830	$28.106	$19.229	$18.323	$19.741	$16.006	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

155

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076	$10.822
Accumulation Unit Value at end of period	$15.717	$15.304	$13.565	$12.103	$13.275	$11.516	$7.313	$13.414	$13.739	$12.076
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.043	$13.361	$11.945	$13.128	$11.411	$7.260	$13.345	$13.695	$12.062	$10.820
Accumulation Unit Value at end of period	$15.418	$15.043	$13.361	$11.945	$13.128	$11.411	$7.260	$13.345	$13.695	$12.062
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.915	$13.260	$11.867	$13.055	$11.359	$7.234	$13.310	$13.674	$12.054	$10.819
Accumulation Unit Value at end of period	$15.271	$14.915	$13.260	$11.867	$13.055	$11.359	$7.234	$13.310	$13.674	$12.054
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040	$10.817
Accumulation Unit Value at end of period	$14.981	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040	$10.817
Accumulation Unit Value at end of period	$14.981	$14.661	$13.060	$11.711	$12.910	$11.255	$7.183	$13.242	$13.630	$12.040
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.138	$18.877	$16.970	$18.753	$16.390	$10.486	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.546	$21.138	$18.877	$16.970	$18.753	$16.390	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.288	$12.766	$11.482	$12.695	$11.101	$7.106	$13.139	$13.566	$12.019	$10.813
Accumulation Unit Value at end of period	$14.557	$14.288	$12.766	$11.482	$12.695	$11.101	$7.106	$13.139	$13.566	$12.019
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.817	$18.647	$16.813	$18.636	$16.337	$10.483	$—	$—	$—	$—
Accumulation Unit Value at end of period	$21.156	$20.817	$18.647	$16.813	$18.636	$16.337	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

156

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Total Return Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143	$1.142
Accumulation Unit Value at end of period	$1.573	$1.515	$1.579	$1.514	$1.421	$1.351	$1.226	$1.218	$1.167	$1.143
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.480	$1.546	$1.485	$1.398	$1.331	$1.211	$1.205	$1.157	$1.135	$1.136
Accumulation Unit Value at end of period	$1.534	$1.480	$1.546	$1.485	$1.398	$1.331	$1.211	$1.205	$1.157	$1.135
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.462	$1.528	$1.469	$1.384	$1.319	$1.201	$1.197	$1.150	$1.130	$1.131
Accumulation Unit Value at end of period	$1.513	$1.462	$1.528	$1.469	$1.384	$1.319	$1.201	$1.197	$1.150	$1.130
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123	$1.126
Accumulation Unit Value at end of period	$1.477	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123	$1.126
Accumulation Unit Value at end of period	$1.477	$1.430	$1.498	$1.443	$1.362	$1.300	$1.187	$1.185	$1.141	$1.123
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.323	$12.943	$12.501	$11.827	$11.321	$10.357	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.697	$12.323	$12.943	$12.501	$11.827	$11.321	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.386	$1.457	$1.408	$1.332	$1.276	$1.168	$1.170	$1.129	$1.115	$1.120
Accumulation Unit Value at end of period	$1.428	$1.386	$1.457	$1.408	$1.332	$1.276	$1.168	$1.170	$1.129	$1.115
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.136	$12.785	$12.386	$11.753	$11.284	$10.355	$—	$—	$—	$—
Accumulation Unit Value at end of period	$12.467	$12.136	$12.785	$12.386	$11.753	$11.284	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

157

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT International Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.172	$0.994	$0.889	$1.037	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.091	$1.172	$0.994	$0.889	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	321	339	411	470	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.142	$0.971	$0.870	$1.017	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.061	$1.142	$0.971	$0.870	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	33	33	36	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.128	$0.959	$0.861	$1.007	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.047	$1.128	$0.959	$0.861	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	71	67	84	88	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.103	$0.940	$0.845	$0.991	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.022	$1.103	$0.940	$0.845	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	139	162	187	457	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.103	$0.940	$0.845	$0.991	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$1.022	$1.103	$0.940	$0.845	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	139	162	187	457	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.936	$7.636	$6.883	$8.088	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$8.258	$8.936	$7.636	$6.883	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.074	$0.918	$0.828	$0.974	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$0.992	$1.074	$0.918	$0.828	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	36	41	42	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.131	$12.967	$11.724	$13.818	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.940	$15.131	$12.967	$11.724	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

158

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Omega Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.301	$0.944	$0.795	$0.855	$0.726	$0.513	$0.716	$0.651	$0.624	$0.555
Accumulation Unit Value at end of period	$1.332	$1.301	$0.944	$0.795	$0.855	$0.726	$0.513	$0.716	$0.651	$0.624
Number of Accumulation Units outstanding at end of period (in thousands)	64	181	156	90	113	95	95	97	79	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.269	$0.922	$0.778	$0.838	$0.713	$0.505	$0.707	$0.643	$0.618	$0.551
Accumulation Unit Value at end of period	$1.296	$1.269	$0.922	$0.778	$0.838	$0.713	$0.505	$0.707	$0.643	$0.618
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.252	$0.911	$0.770	$0.830	$0.707	$0.501	$0.702	$0.639	$0.615	$0.548
Accumulation Unit Value at end of period	$1.278	$1.252	$0.911	$0.770	$0.830	$0.707	$0.501	$0.702	$0.639	$0.615
Number of Accumulation Units outstanding at end of period (in thousands)	102	109	152	39	19	19	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.225	$0.893	$0.756	$0.817	$0.697	$0.495	$0.695	$0.634	$0.612	$0.546
Accumulation Unit Value at end of period	$1.247	$1.225	$0.893	$0.756	$0.817	$0.697	$0.495	$0.695	$0.634	$0.612
Number of Accumulation Units outstanding at end of period (in thousands)	102	41	31	33	65	14	20	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.225	$0.893	$0.756	$0.817	$0.697	$0.495	$0.695	$0.634	$0.612	$0.546
Accumulation Unit Value at end of period	$1.247	$1.225	$0.893	$0.756	$0.817	$0.697	$0.495	$0.695	$0.634	$0.612
Number of Accumulation Units outstanding at end of period (in thousands)	102	41	31	33	65	14	20	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.556	$14.292	$12.129	$13.133	$11.235	$7.997	$—	$—	$—	$—
Accumulation Unit Value at end of period	$19.863	$19.556	$14.292	$12.129	$13.133	$11.235	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.193	$0.872	$0.741	$0.802	$0.687	$0.489	$0.689	$0.631	$0.610	$0.545
Accumulation Unit Value at end of period	$1.211	$1.193	$0.872	$0.741	$0.802	$0.687	$0.489	$0.689	$0.631	$0.610
Number of Accumulation Units outstanding at end of period (in thousands)	—	28	32	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.608	$18.771	$15.978	$17.353	$14.890	$10.630	$—	$—	$—	$—
Accumulation Unit Value at end of period	$25.931	$25.608	$18.771	$15.978	$17.353	$14.890	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	—	—	—	—	—	—	—	—	—

159

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Opportunity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.353	$11.921	$10.471	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.710	$15.353	$11.921	$10.471	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	10	13	24	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.281	$11.889	$10.464	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.598	$15.281	$11.889	$10.464	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.246	$11.873	$10.460	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.543	$15.246	$11.873	$10.460	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	43	44	44	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.174	$11.842	$10.453	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.433	$15.174	$11.842	$10.453	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	7	6	7	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.174	$11.842	$10.453	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.433	$15.174	$11.842	$10.453	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	7	6	7	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.086	$11.802	$10.444	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.296	$15.086	$11.802	$10.444	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	3	3	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.068	$11.794	$10.442	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.269	$15.068	$11.794	$10.442	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.980	$11.754	$10.433	$10.000	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$16.134	$14.980	$11.754	$10.433	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

160

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.891	$12.762	$12.007	$12.767	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.261	$18.891	$12.762	$12.007	$12.767	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	17	21	26	30	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.761	$12.700	$11.972	$12.755	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.099	$18.761	$12.700	$11.972	$12.755	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	3	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.696	$12.668	$11.954	$12.750	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.019	$18.696	$12.668	$11.954	$12.750	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	11	12	15	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.567	$12.606	$11.920	$12.738	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.859	$18.567	$12.606	$11.920	$12.738	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	19	24	32	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.567	$12.606	$11.920	$12.738	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.859	$18.567	$12.606	$11.920	$12.738	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	19	24	32	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.408	$12.529	$11.876	$12.724	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.662	$18.408	$12.529	$11.876	$12.724	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	2	1	1	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.376	$12.514	$11.868	$12.721	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.622	$18.376	$12.514	$11.868	$12.721	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.218	$12.437	$11.825	$12.706	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.427	$18.218	$12.437	$11.825	$12.706	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

161

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005
Wells Fargo Advantage VT Small Cap Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.157	$12.518	$11.137	$12.187	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.563	$14.157	$12.518	$11.137	$12.187	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	172	194	216	278	342	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.060	$12.457	$11.104	$12.176	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.434	$14.060	$12.457	$11.104	$12.176	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	10	10	14	20	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.011	$12.426	$11.088	$12.171	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.370	$14.011	$12.426	$11.088	$12.171	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	74	86	97	110	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.915	$12.366	$11.056	$12.160	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.243	$13.915	$12.366	$11.056	$12.160	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	115	154	211	261	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.915	$12.366	$11.056	$12.160	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.243	$13.915	$12.366	$11.056	$12.160	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	115	154	211	261	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.795	$12.290	$11.016	$12.146	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.085	$13.795	$12.290	$11.016	$12.146	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	8	5	6	3	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.772	$12.275	$11.008	$12.143	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.054	$13.772	$12.275	$11.008	$12.143	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	10	12	16	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.653	$12.200	$10.968	$12.129	$10.000	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.898	$13.653	$12.200	$10.968	$12.129	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

162

Hartford Select Leaders III
Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Asset Allocation Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486	$12.506
Accumulation Unit Value at end of period	$18.922	$18.261	$15.016	$13.145	$13.200	$11.934	$9.790	$14.127	$13.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,214	1,490	2,146	2,584	3,158	3,797	4,344	4,917	4,853
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327	$12.369
Accumulation Unit Value at end of period	$18.402	$17.795	$14.662	$12.861	$12.940	$11.722	$9.636	$13.933	$13.327
Number of Accumulation Units outstanding at end of period (in thousands)	224	299	438	512	680	885	925	526	362
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905	$11.982
Accumulation Unit Value at end of period	$17.677	$17.111	$14.113	$12.392	$12.481	$11.317	$9.312	$13.478	$12.905
Number of Accumulation Units outstanding at end of period (in thousands)	653	827	1,078	1,301	1,703	1,992	2,399	3,238	3,366
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.885
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791	$11.885
Accumulation Unit Value at end of period	$17.244	$16.725	$13.822	$12.161	$12.272	$11.151	$9.194	$13.333	$12.791
Number of Accumulation Units outstanding at end of period (in thousands)	763	987	1,246	1,626	2,132	2,572	2,745	3,124	2,710
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.678	$13.818	$12.187	$12.330	$11.231	$9.283	$—	$—	$—
Accumulation Unit Value at end of period	$17.152	$16.678	$13.818	$12.187	$12.330	$11.231	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	385	351	230	207	249	240	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961	$12.057
Accumulation Unit Value at end of period	$17.058	$16.594	$13.756	$12.138	$12.287	$11.197	$9.260	$13.469	$12.961
Number of Accumulation Units outstanding at end of period (in thousands)	87	117	147	168	217	286	310	370	358
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.185	$15.112	$13.368	$13.565	$12.394	$10.275	$—	$—	$—
Accumulation Unit Value at end of period	$18.646	$18.185	$15.112	$13.368	$13.565	$12.394	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	30	23	23	17	1	—	—	—	—

163

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Blue Chip Income and Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198	$1.069
Accumulation Unit Value at end of period	$1.686	$1.486	$1.137	$1.015	$1.042	$0.944	$0.750	$1.201	$1.198
Number of Accumulation Units outstanding at end of period (in thousands)	8,427	9,426	13,086	15,827	19,867	22,219	25,515	28,692	32,115
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185	$1.059
Accumulation Unit Value at end of period	$1.641	$1.450	$1.111	$0.994	$1.022	$0.928	$0.739	$1.186	$1.185
Number of Accumulation Units outstanding at end of period (in thousands)	964	1,444	2,437	2,977	4,220	5,357	5,995	3,470	2,141
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178	$1.053
Accumulation Unit Value at end of period	$1.619	$1.432	$1.098	$0.984	$1.013	$0.920	$0.733	$1.178	$1.178
Number of Accumulation Units outstanding at end of period (in thousands)	3,507	4,071	6,007	7,915	10,548	13,640	15,874	22,667	24,866
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.045
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168	$1.045
Accumulation Unit Value at end of period	$1.579	$1.399	$1.075	$0.965	$0.996	$0.906	$0.724	$1.166	$1.168
Number of Accumulation Units outstanding at end of period (in thousands)	3,792	4,295	5,940	7,789	9,866	12,041	12,660	13,424	13,535
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.360	$1.048	$0.943	$0.975	$0.890	$0.713	$—	$—	$—
Accumulation Unit Value at end of period	$1.531	$1.360	$1.048	$0.943	$0.975	$0.890	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,193	2,006	2,362	1,570	1,289	955	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153	$1.033
Accumulation Unit Value at end of period	$1.523	$1.353	$1.043	$0.939	$0.972	$0.887	$0.711	$1.148	$1.153
Number of Accumulation Units outstanding at end of period (in thousands)	1,221	1,280	1,602	1,906	2,198	2,666	2,880	3,044	2,731
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.476	$15.051	$13.585	$14.091	$12.894	$10.357	$—	$—	$—
Accumulation Unit Value at end of period	$21.858	$19.476	$15.051	$13.585	$14.091	$12.894	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	28	17	14	9	8	—	—	—

164

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271	$12.813
Accumulation Unit Value at end of period	$14.978	$14.471	$15.044	$14.521	$13.920	$13.302	$12.015	$13.482	$13.271
Number of Accumulation Units outstanding at end of period (in thousands)	1,866	2,399	2,160	2,536	3,247	3,467	3,440	3,471	2,849
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115	$12.671
Accumulation Unit Value at end of period	$14.567	$14.102	$14.689	$14.207	$13.647	$13.067	$11.826	$13.296	$13.115
Number of Accumulation Units outstanding at end of period (in thousands)	154	219	393	386	515	624	671	456	282
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460	$13.010
Accumulation Unit Value at end of period	$14.830	$14.372	$14.985	$14.508	$13.950	$13.370	$12.113	$13.632	$13.460
Number of Accumulation Units outstanding at end of period (in thousands)	667	782	807	1,025	1,451	1,817	1,947	2,606	2,676
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.905
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341	$12.905
Accumulation Unit Value at end of period	$14.467	$14.047	$14.676	$14.238	$13.717	$13.173	$11.959	$13.485	$13.341
Number of Accumulation Units outstanding at end of period (in thousands)	658	855	1,096	1,365	1,822	2,165	2,158	2,328	1,917
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.216	$13.843	$13.463	$13.003	$12.519	$11.393	$—	$—	$—
Accumulation Unit Value at end of period	$13.577	$13.216	$13.843	$13.463	$13.003	$12.519	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	252	238	254	236	244	193	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755	$12.352
Accumulation Unit Value at end of period	$13.503	$13.150	$13.781	$13.409	$12.958	$12.481	$11.365	$12.854	$12.755
Number of Accumulation Units outstanding at end of period (in thousands)	82	102	126	134	172	243	236	257	193
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.827	$12.425	$12.120	$11.741	$11.338	$10.349	$—	$—	$—
Accumulation Unit Value at end of period	$12.113	$11.827	$12.425	$12.120	$11.741	$11.338	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	25	18	39	38	30	2	—	—	—

165

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Global Bond Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198	$10.025
Accumulation Unit Value at end of period	$12.735	$12.776	$13.339	$12.776	$12.431	$12.016	$11.142	$10.951	$10.198
Number of Accumulation Units outstanding at end of period (in thousands)	457	536	755	967	1,131	1,193	1,032	300	14
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193	$10.023
Accumulation Unit Value at end of period	$12.527	$12.592	$13.173	$12.643	$12.326	$11.938	$11.092	$10.924	$10.193
Number of Accumulation Units outstanding at end of period (in thousands)	41	70	108	124	155	163	222	22	3
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191	$10.022
Accumulation Unit Value at end of period	$12.424	$12.501	$13.092	$12.577	$12.274	$11.899	$11.067	$10.911	$10.191
Number of Accumulation Units outstanding at end of period (in thousands)	102	116	172	261	343	353	350	139	39
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186	$10.020
Accumulation Unit Value at end of period	$12.221	$12.322	$12.929	$12.446	$12.170	$11.823	$11.018	$10.884	$10.186
Number of Accumulation Units outstanding at end of period (in thousands)	225	319	476	664	635	643	674	306	46
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.101	$12.729	$12.284	$12.042	$11.727	$10.956	$—	$—	$—
Accumulation Unit Value at end of period	$11.972	$12.101	$12.729	$12.284	$12.042	$11.727	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	201	142	164	155	136	73	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178	$10.017
Accumulation Unit Value at end of period	$11.923	$12.057	$12.689	$12.252	$12.017	$11.708	$10.944	$10.843	$10.178
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	45	45	75	80	57	41	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$11.621	$12.261	$11.868	$11.669	$11.398	$10.253	$—	$—	$—
Accumulation Unit Value at end of period	$11.463	$11.621	$12.261	$11.868	$11.669	$11.398	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	7	8	25	7	1	—	—	—

166

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Global Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893	$9.641
Accumulation Unit Value at end of period	$14.251	$13.722	$11.390	$9.855	$10.536	$9.586	$6.979	$12.066	$10.893
Number of Accumulation Units outstanding at end of period (in thousands)	706	870	1,333	1,758	2,202	2,372	2,477	2,033	657
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877	$9.634
Accumulation Unit Value at end of period	$14.004	$13.511	$11.238	$9.743	$10.436	$9.515	$6.941	$12.024	$10.877
Number of Accumulation Units outstanding at end of period (in thousands)	33	56	87	112	156	172	176	99	33
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868	$9.631
Accumulation Unit Value at end of period	$13.882	$13.407	$11.162	$9.687	$10.387	$9.479	$6.922	$12.003	$10.868
Number of Accumulation Units outstanding at end of period (in thousands)	198	270	403	523	638	712	757	715	194
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.624
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852	$9.624
Accumulation Unit Value at end of period	$13.642	$13.201	$11.013	$9.576	$10.289	$9.409	$6.884	$11.961	$10.852
Number of Accumulation Units outstanding at end of period (in thousands)	265	416	600	816	1,054	1,309	1,503	1,216	492
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.948	$10.829	$9.440	$10.168	$9.321	$6.837	$—	$—	$—
Accumulation Unit Value at end of period	$13.347	$12.948	$10.829	$9.440	$10.168	$9.321	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	151	116	70	57	52	50	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828	$9.613
Accumulation Unit Value at end of period	$13.289	$12.898	$10.792	$9.413	$10.143	$9.304	$6.827	$11.899	$10.828
Number of Accumulation Units outstanding at end of period (in thousands)	43	54	69	90	131	155	165	198	20
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.687	$16.515	$14.440	$15.600	$14.344	$10.552	$—	$—	$—
Accumulation Unit Value at end of period	$20.234	$19.687	$16.515	$14.440	$15.600	$14.344	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	12	12	—	—	—	—	—	—

167

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Global Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126	$10.821
Accumulation Unit Value at end of period	$17.576	$17.474	$13.759	$11.418	$12.747	$11.602	$8.293	$13.691	$12.126
Number of Accumulation Units outstanding at end of period (in thousands)	486	573	823	968	1,158	1,568	1,461	1,640	1,283
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983	$10.702
Accumulation Unit Value at end of period	$17.094	$17.028	$13.434	$11.171	$12.496	$11.397	$8.163	$13.503	$11.983
Number of Accumulation Units outstanding at end of period (in thousands)	65	87	119	148	218	327	360	207	116
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235	$13.611
Accumulation Unit Value at end of period	$21.560	$21.498	$16.979	$14.133	$15.825	$14.447	$10.357	$17.151	$15.235
Number of Accumulation Units outstanding at end of period (in thousands)	132	169	248	318	402	504	605	768	781
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$13.502
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101	$13.502
Accumulation Unit Value at end of period	$21.031	$21.013	$16.629	$13.869	$15.561	$14.234	$10.225	$16.966	$15.101
Number of Accumulation Units outstanding at end of period (in thousands)	140	184	279	372	526	669	731	782	635
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.639	$11.614	$9.711	$10.922	$10.016	$7.213	$—	$—	$—
Accumulation Unit Value at end of period	$14.615	$14.639	$11.614	$9.711	$10.922	$10.016	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	145	153	118	111	88	48	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690	$9.569
Accumulation Unit Value at end of period	$14.535	$14.566	$11.561	$9.672	$10.884	$9.986	$7.195	$11.975	$10.690
Number of Accumulation Units outstanding at end of period (in thousands)	54	42	57	77	131	162	174	193	159
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.208	$16.875	$14.152	$15.966	$14.686	$9.572	$—	$—	$—
Accumulation Unit Value at end of period	$21.110	$21.208	$16.875	$14.152	$15.966	$14.686	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	9	12	7	6	2	—	—	—

168

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Global Small Capitalization Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426	$13.365
Accumulation Unit Value at end of period	$18.781	$18.706	$14.832	$12.766	$16.060	$13.344	$8.415	$18.415	$15.426
Number of Accumulation Units outstanding at end of period (in thousands)	342	423	448	557	801	935	936	1,128	878
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244	$13.217
Accumulation Unit Value at end of period	$18.265	$18.229	$14.483	$12.490	$15.744	$13.108	$8.282	$18.162	$15.244
Number of Accumulation Units outstanding at end of period (in thousands)	35	43	57	85	192	236	254	208	180
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375	$17.673
Accumulation Unit Value at end of period	$24.219	$24.195	$19.242	$16.611	$20.959	$17.467	$11.048	$24.251	$20.375
Number of Accumulation Units outstanding at end of period (in thousands)	119	142	176	228	318	372	437	572	590
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$17.531
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196	$17.531
Accumulation Unit Value at end of period	$23.625	$23.648	$18.845	$16.301	$20.610	$17.210	$10.907	$23.990	$20.196
Number of Accumulation Units outstanding at end of period (in thousands)	118	217	293	425	519	599	580	644	584
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.863	$13.472	$11.682	$14.807	$12.396	$7.876	$—	$—	$—
Accumulation Unit Value at end of period	$16.805	$16.863	$13.472	$11.682	$14.807	$12.396	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	119	100	108	69	45	37	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634	$12.717
Accumulation Unit Value at end of period	$16.712	$16.779	$13.411	$11.636	$14.755	$12.359	$7.856	$17.331	$14.634
Number of Accumulation Units outstanding at end of period (in thousands)	27	48	59	62	87	108	122	140	141
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.328	$17.891	$15.561	$19.783	$16.610	$9.849	$—	$—	$—
Accumulation Unit Value at end of period	$22.183	$22.328	$17.891	$15.561	$19.783	$16.610	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	6	5	2	—	—	—	—

169

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884	$9.042
Accumulation Unit Value at end of period	$14.314	$13.418	$10.490	$9.051	$9.617	$8.242	$6.013	$10.917	$9.884
Number of Accumulation Units outstanding at end of period (in thousands)	3,880	5,007	7,005	8,902	11,826	13,714	14,724	15,115	13,065
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767	$8.942
Accumulation Unit Value at end of period	$13.921	$13.075	$10.243	$8.855	$9.428	$8.096	$5.919	$10.767	$9.767
Number of Accumulation Units outstanding at end of period (in thousands)	504	735	1,188	1,412	2,089	2,593	2,799	2,115	1,411
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862	$12.696
Accumulation Unit Value at end of period	$19.599	$18.427	$14.450	$12.504	$13.327	$11.456	$8.383	$15.265	$13.862
Number of Accumulation Units outstanding at end of period (in thousands)	1,263	1,533	2,068	2,822	3,820	5,053	5,932	7,520	8,035
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.594
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740	$12.594
Accumulation Unit Value at end of period	$19.118	$18.011	$14.152	$12.271	$13.104	$11.287	$8.276	$15.101	$13.740
Number of Accumulation Units outstanding at end of period (in thousands)	1,863	2,660	3,605	4,734	6,164	7,442	8,038	8,106	6,984
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.301	$9.689	$8.422	$9.017	$7.786	$5.723	$—	$—	$—
Accumulation Unit Value at end of period	$13.024	$12.301	$9.689	$8.422	$9.017	$7.786	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,577	1,466	1,171	1,092	866	612	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535	$8.749
Accumulation Unit Value at end of period	$12.953	$12.239	$9.645	$8.389	$8.985	$7.763	$5.709	$10.448	$9.535
Number of Accumulation Units outstanding at end of period (in thousands)	431	543	784	954	1,037	1,454	1,505	1,670	1,566
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.857	$17.268	$15.056	$16.167	$14.002	$9.445	$—	$—	$—
Accumulation Unit Value at end of period	$23.073	$21.857	$17.268	$15.056	$16.167	$14.002	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	76	95	59	46	28	9	—	—	—

170

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds Growth-Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928	$12.522
Accumulation Unit Value at end of period	$19.771	$18.177	$13.849	$11.990	$12.423	$11.340	$8.789	$14.384	$13.928
Number of Accumulation Units outstanding at end of period (in thousands)	2,556	3,284	4,680	5,874	7,413	8,699	9,818	9,920	9,055
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764	$12.384
Accumulation Unit Value at end of period	$19.228	$17.713	$13.522	$11.731	$12.179	$11.139	$8.651	$14.186	$13.764
Number of Accumulation Units outstanding at end of period (in thousands)	403	575	922	1,069	1,319	1,655	1,804	1,259	848
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441	$12.098
Accumulation Unit Value at end of period	$18.627	$17.176	$13.126	$11.398	$11.845	$10.845	$8.431	$13.839	$13.441
Number of Accumulation Units outstanding at end of period (in thousands)	1,265	1,580	2,125	2,811	3,730	4,797	5,655	7,054	7,548
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$12.001
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323	$12.001
Accumulation Unit Value at end of period	$18.170	$16.788	$12.855	$11.185	$11.648	$10.685	$8.323	$13.690	$13.323
Number of Accumulation Units outstanding at end of period (in thousands)	1,722	2,339	3,266	4,217	5,393	6,417	7,122	7,491	6,599
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.842	$12.929	$11.278	$11.773	$10.828	$8.455	$—	$—	$—
Accumulation Unit Value at end of period	$18.183	$16.842	$12.929	$11.278	$11.773	$10.828	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	816	803	634	594	489	402	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581	$12.248
Accumulation Unit Value at end of period	$18.083	$16.758	$12.871	$11.233	$11.732	$10.795	$8.434	$13.914	$13.581
Number of Accumulation Units outstanding at end of period (in thousands)	360	432	566	697	770	1,021	1,056	1,171	1,130
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.149	$15.513	$13.573	$14.211	$13.109	$9.280	$—	$—	$—
Accumulation Unit Value at end of period	$21.687	$20.149	$15.513	$13.573	$14.211	$13.109	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	66	34	28	11	5	—	—	—

171

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds International Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330	$11.290
Accumulation Unit Value at end of period	$13.776	$14.394	$12.037	$10.384	$12.276	$11.644	$8.278	$14.549	$12.330
Number of Accumulation Units outstanding at end of period (in thousands)	1,001	1,243	1,497	1,819	2,259	2,607	2,972	3,116	2,588
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185	$11.166
Accumulation Unit Value at end of period	$13.398	$14.027	$11.753	$10.159	$12.035	$11.438	$8.148	$14.349	$12.185
Number of Accumulation Units outstanding at end of period (in thousands)	128	172	238	296	408	483	553	457	354
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774	$14.460
Accumulation Unit Value at end of period	$17.206	$18.033	$15.124	$13.086	$15.518	$14.764	$10.527	$18.558	$15.774
Number of Accumulation Units outstanding at end of period (in thousands)	304	351	496	640	810	993	1,152	1,535	1,665
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$14.344
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635	$14.344
Accumulation Unit Value at end of period	$16.784	$17.625	$14.813	$12.842	$15.259	$14.546	$10.393	$18.358	$15.635
Number of Accumulation Units outstanding at end of period (in thousands)	395	590	823	1,021	1,262	1,432	1,548	1,620	1,579
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.018	$10.126	$8.801	$10.483	$10.018	$7.176	$—	$—	$—
Accumulation Unit Value at end of period	$11.416	$12.018	$10.126	$8.801	$10.483	$10.018	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	399	383	322	295	241	164	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834	$9.950
Accumulation Unit Value at end of period	$11.354	$11.958	$10.080	$8.766	$10.447	$9.988	$7.158	$12.682	$10.834
Number of Accumulation Units outstanding at end of period (in thousands)	107	147	226	282	330	407	438	458	366
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.749	$14.999	$13.075	$15.622	$14.974	$9.373	$—	$—	$—
Accumulation Unit Value at end of period	$16.809	$17.749	$14.999	$13.075	$15.622	$14.974	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	15	26	21	12	5	—	—	—	—

172

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
American Funds New World Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464	$17.526
Accumulation Unit Value at end of period	$24.973	$27.572	$25.180	$21.737	$25.694	$22.171	$15.069	$26.599	$20.464
Number of Accumulation Units outstanding at end of period (in thousands)	257	306	393	507	699	716	754	755	551
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223	$17.333
Accumulation Unit Value at end of period	$24.288	$26.868	$24.586	$21.268	$25.189	$21.779	$14.832	$26.234	$20.223
Number of Accumulation Units outstanding at end of period (in thousands)	19	23	43	59	120	137	145	99	80
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179	$18.159
Accumulation Unit Value at end of period	$25.233	$27.942	$25.595	$22.162	$26.275	$22.740	$15.502	$27.447	$21.179
Number of Accumulation Units outstanding at end of period (in thousands)	99	111	162	215	303	333	389	458	413
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$18.013
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993	$18.013
Accumulation Unit Value at end of period	$24.614	$27.312	$25.067	$21.748	$25.836	$22.406	$15.305	$27.151	$20.993
Number of Accumulation Units outstanding at end of period (in thousands)	146	217	297	382	487	516	512	566	354
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.182	$23.170	$20.153	$24.001	$20.866	$14.289	$—	$—	$—
Accumulation Unit Value at end of period	$22.638	$25.182	$23.170	$20.153	$24.001	$20.866	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	118	89	62	53	46	30	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668	$16.896
Accumulation Unit Value at end of period	$22.514	$25.056	$23.066	$20.072	$23.917	$20.803	$14.253	$25.361	$19.668
Number of Accumulation Units outstanding at end of period (in thousands)	20	28	43	50	89	97	96	111	87
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.201	$16.797	$14.654	$17.504	$15.263	$10.483	$—	$—	$—
Accumulation Unit Value at end of period	$16.313	$18.201	$16.797	$14.654	$17.504	$15.263	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	12	17	14	6	1	1	—	—	—

173

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Flex Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808	$10.019
Accumulation Unit Value at end of period	$16.355	$15.678	$11.599	$10.798	$11.537	$10.099	$7.725	$12.148	$10.808
Number of Accumulation Units outstanding at end of period (in thousands)	118	148	198	231	309	341	323	284	174
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769	$9.990
Accumulation Unit Value at end of period	$16.036	$15.403	$11.419	$10.651	$11.403	$10.002	$7.666	$12.079	$10.769
Number of Accumulation Units outstanding at end of period (in thousands)	13	19	31	25	33	33	42	41	38
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749	$9.975
Accumulation Unit Value at end of period	$15.879	$15.268	$11.330	$10.578	$11.337	$9.954	$7.637	$12.045	$10.749
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	35	48	111	123	103	64	37
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$9.946
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709	$9.946
Accumulation Unit Value at end of period	$15.570	$15.000	$11.153	$10.435	$11.205	$9.858	$7.579	$11.977	$10.709
Number of Accumulation Units outstanding at end of period (in thousands)	54	84	136	160	191	221	218	186	173
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.673	$10.937	$10.258	$11.043	$9.739	$7.506	$—	$—	$—
Accumulation Unit Value at end of period	$15.192	$14.673	$10.937	$10.258	$11.043	$9.739	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	98	104	80	72	19	8	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651	$9.903
Accumulation Unit Value at end of period	$15.117	$14.608	$10.894	$10.223	$11.011	$9.716	$7.492	$11.875	$10.651
Number of Accumulation Units outstanding at end of period (in thousands)	6	15	16	22	20	22	31	32	25
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.323	$14.447	$13.590	$14.674	$12.981	$10.035	$—	$—	$—
Accumulation Unit Value at end of period	$19.947	$19.323	$14.447	$13.590	$14.674	$12.981	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	4	1	1	1	1	—	—	—

174

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528	$14.404
Accumulation Unit Value at end of period	$20.778	$20.202	$18.034	$16.283	$16.176	$14.603	$10.954	$15.839	$15.528
Number of Accumulation Units outstanding at end of period (in thousands)	3,034	3,644	5,168	6,377	8,173	9,604	10,448	11,435	8,315
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383	$14.281
Accumulation Unit Value at end of period	$20.258	$19.736	$17.653	$15.971	$15.898	$14.381	$10.809	$15.661	$15.383
Number of Accumulation Units outstanding at end of period (in thousands)	271	364	562	733	998	1,242	1,372	1,167	945
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312	$14.220
Accumulation Unit Value at end of period	$20.003	$19.507	$17.466	$15.817	$15.761	$14.271	$10.737	$15.572	$15.312
Number of Accumulation Units outstanding at end of period (in thousands)	867	1,049	1,433	1,907	2,351	2,825	3,279	3,744	3,456
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$14.106
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177	$14.106
Accumulation Unit Value at end of period	$19.512	$19.066	$17.106	$15.522	$15.498	$14.061	$10.600	$15.405	$15.177
Number of Accumulation Units outstanding at end of period (in thousands)	1,721	2,195	2,972	3,854	4,882	6,031	6,838	7,843	6,368
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.541	$16.676	$15.170	$15.184	$13.810	$10.437	$—	$—	$—
Accumulation Unit Value at end of period	$18.927	$18.541	$16.676	$15.170	$15.184	$13.810	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	611	619	509	424	375	333	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997	$13.954
Accumulation Unit Value at end of period	$18.823	$18.448	$16.601	$15.109	$15.131	$13.769	$10.411	$15.176	$14.997
Number of Accumulation Units outstanding at end of period (in thousands)	306	389	483	573	641	839	981	1,120	959
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.707	$16.876	$15.398	$15.459	$14.102	$10.690	$—	$—	$—
Accumulation Unit Value at end of period	$19.040	$18.707	$16.876	$15.398	$15.459	$14.102	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	82	58	52	33	5	—	—	—

175

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Large Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865	$10.629
Accumulation Unit Value at end of period	$16.695	$15.100	$11.940	$10.807	$11.161	$10.173	$7.976	$12.392	$11.865
Number of Accumulation Units outstanding at end of period (in thousands)	263	291	390	508	692	812	901	996	826
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754	$10.539
Accumulation Unit Value at end of period	$16.277	$14.751	$11.687	$10.600	$10.969	$10.018	$7.870	$12.252	$11.754
Number of Accumulation Units outstanding at end of period (in thousands)	34	50	65	80	87	109	126	130	90
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700	$10.493
Accumulation Unit Value at end of period	$16.072	$14.580	$11.563	$10.498	$10.874	$9.941	$7.818	$12.183	$11.700
Number of Accumulation Units outstanding at end of period (in thousands)	87	102	147	212	301	332	412	600	477
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.409
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597	$10.409
Accumulation Unit Value at end of period	$15.678	$14.251	$11.325	$10.302	$10.692	$9.795	$7.718	$12.051	$11.597
Number of Accumulation Units outstanding at end of period (in thousands)	182	218	314	410	523	651	672	760	762
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.858	$11.040	$10.068	$10.476	$9.621	$7.600	$—	$—	$—
Accumulation Unit Value at end of period	$15.207	$13.858	$11.040	$10.068	$10.476	$9.621	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	71	79	82	81	61	52	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459	$10.297
Accumulation Unit Value at end of period	$15.124	$13.789	$10.990	$10.028	$10.439	$9.592	$7.581	$11.872	$11.459
Number of Accumulation Units outstanding at end of period (in thousands)	44	39	49	58	78	106	106	109	101
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.228	$14.566	$13.323	$13.904	$12.808	$10.148	$—	$—	$—
Accumulation Unit Value at end of period	$19.944	$18.228	$14.566	$13.323	$13.904	$12.808	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	5	3	2	2	—	—	—	—

176

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Mutual Global Discovery VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879	$17.862
Accumulation Unit Value at end of period	$28.446	$27.372	$21.816	$19.575	$20.518	$18.641	$15.375	$21.859	$19.879
Number of Accumulation Units outstanding at end of period (in thousands)	525	673	900	1,084	1,349	1,477	1,570	1,673	1,008
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733	$17.745
Accumulation Unit Value at end of period	$27.790	$26.794	$21.398	$19.239	$20.206	$18.394	$15.202	$21.656	$19.733
Number of Accumulation Units outstanding at end of period (in thousands)	39	48	73	89	117	135	136	145	112
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661	$17.687
Accumulation Unit Value at end of period	$27.468	$26.510	$21.192	$19.073	$20.052	$18.272	$15.116	$21.555	$19.661
Number of Accumulation Units outstanding at end of period (in thousands)	107	124	161	233	296	374	373	510	420
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$17.571
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517	$17.571
Accumulation Unit Value at end of period	$26.834	$25.950	$20.786	$18.745	$19.746	$18.029	$14.946	$21.355	$19.517
Number of Accumulation Units outstanding at end of period (in thousands)	216	290	403	542	701	816	825	912	716
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.275	$20.297	$18.349	$19.378	$17.737	$14.740	$—	$—	$—
Accumulation Unit Value at end of period	$26.071	$25.275	$20.297	$18.349	$19.378	$17.737	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	147	122	101	83	62	49	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317	$17.410
Accumulation Unit Value at end of period	$25.928	$25.149	$20.206	$18.276	$19.310	$17.684	$14.703	$21.072	$19.317
Number of Accumulation Units outstanding at end of period (in thousands)	54	71	88	99	102	131	126	129	114
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.140	$13.805	$12.518	$13.259	$12.173	$10.147	$—	$—	$—
Accumulation Unit Value at end of period	$17.626	$17.140	$13.805	$12.518	$13.259	$12.173	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	8	9	7	1	—	—	—

177

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Mutual Shares VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495	$14.883
Accumulation Unit Value at end of period	$20.399	$19.370	$15.360	$13.676	$14.057	$12.858	$10.376	$16.782	$16.495
Number of Accumulation Units outstanding at end of period (in thousands)	1,610	2,040	2,716	3,354	4,424	5,344	6,010	6,775	5,344
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301	$14.719
Accumulation Unit Value at end of period	$19.839	$18.875	$14.999	$13.380	$13.781	$12.631	$10.213	$16.551	$16.301
Number of Accumulation Units outstanding at end of period (in thousands)	212	291	495	588	777	1,002	1,074	895	672
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805	$15.179
Accumulation Unit Value at end of period	$20.289	$19.323	$15.369	$13.725	$14.150	$12.982	$10.507	$17.045	$16.805
Number of Accumulation Units outstanding at end of period (in thousands)	495	608	753	1,061	1,371	1,724	2,001	2,584	2,752
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$15.057
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657	$15.057
Accumulation Unit Value at end of period	$19.791	$18.886	$15.052	$13.468	$13.913	$12.791	$10.373	$16.861	$16.657
Number of Accumulation Units outstanding at end of period (in thousands)	851	1,083	1,551	2,067	2,530	3,049	3,397	3,905	3,335
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.387	$14.691	$13.178	$13.648	$12.578	$10.226	$—	$—	$—
Accumulation Unit Value at end of period	$19.220	$18.387	$14.691	$13.178	$13.648	$12.578	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	303	321	231	216	174	143	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478	$14.913
Accumulation Unit Value at end of period	$19.114	$18.295	$14.625	$13.126	$13.600	$12.540	$10.200	$16.631	$16.478
Number of Accumulation Units outstanding at end of period (in thousands)	146	205	265	324	373	491	593	662	580
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.287	$14.655	$13.186	$13.696	$12.661	$10.324	$—	$—	$—
Accumulation Unit Value at end of period	$19.058	$18.287	$14.655	$13.186	$13.696	$12.661	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	52	40	21	16	12	5	—	—	—

178

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Rising Dividends VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429	$13.957
Accumulation Unit Value at end of period	$22.632	$21.173	$16.606	$15.086	$14.476	$12.205	$10.579	$14.761	$15.429
Number of Accumulation Units outstanding at end of period (in thousands)	1,336	1,678	2,107	2,505	2,989	3,241	3,550	3,700	2,461
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316	$13.865
Accumulation Unit Value at end of period	$22.110	$20.726	$16.288	$14.826	$14.256	$12.043	$10.460	$14.624	$15.316
Number of Accumulation Units outstanding at end of period (in thousands)	75	103	147	180	249	273	296	281	213
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260	$13.820
Accumulation Unit Value at end of period	$21.853	$20.506	$16.131	$14.698	$14.147	$11.963	$10.401	$14.555	$15.260
Number of Accumulation Units outstanding at end of period (in thousands)	432	514	622	764	863	992	1,121	1,328	1,149
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.729
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148	$13.729
Accumulation Unit Value at end of period	$21.349	$20.073	$15.822	$14.446	$13.931	$11.804	$10.283	$14.420	$15.148
Number of Accumulation Units outstanding at end of period (in thousands)	650	864	1,212	1,492	1,890	2,166	2,396	2,594	2,156
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.551	$15.449	$14.140	$13.671	$11.613	$10.142	$—	$—	$—
Accumulation Unit Value at end of period	$20.742	$19.551	$15.449	$14.140	$13.671	$11.613	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	323	291	230	167	112	102	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992	$13.604
Accumulation Unit Value at end of period	$20.628	$19.453	$15.379	$14.084	$13.623	$11.578	$10.116	$14.229	$14.992
Number of Accumulation Units outstanding at end of period (in thousands)	154	182	241	297	314	364	392	485	464
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.746	$15.650	$14.368	$13.933	$11.870	$10.398	$—	$—	$—
Accumulation Unit Value at end of period	$20.887	$19.746	$15.650	$14.368	$13.933	$11.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	46	46	22	19	8	—	—	—	—

179

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Small Cap Value VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$9.249	$—
Accumulation Unit Value at end of period	$14.212	$14.374	$10.731	$9.220	$9.745	$7.730	$6.088	$9.244	$—
Number of Accumulation Units outstanding at end of period (in thousands)	136	155	127	155	178	123	99	8	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$9.247	$—
Accumulation Unit Value at end of period	$14.007	$14.194	$10.619	$9.141	$9.681	$7.695	$6.072	$9.239	$—
Number of Accumulation Units outstanding at end of period (in thousands)	11	11	22	25	22	16	8	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$9.245	$—
Accumulation Unit Value at end of period	$13.905	$14.105	$10.563	$9.102	$9.649	$7.677	$6.064	$9.237	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	85	93	113	82	80	99	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$9.243	$—
Accumulation Unit Value at end of period	$13.704	$13.929	$10.452	$9.025	$9.586	$7.642	$6.049	$9.231	$—
Number of Accumulation Units outstanding at end of period (in thousands)	75	106	103	144	182	94	115	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.712	$10.314	$8.928	$9.508	$7.599	$6.029	$—	$—	$—
Accumulation Unit Value at end of period	$13.457	$13.712	$10.314	$8.928	$9.508	$7.599	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	24	26	21	14	4	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$9.238	$—
Accumulation Unit Value at end of period	$13.408	$13.669	$10.287	$8.909	$9.492	$7.590	$6.025	$9.224	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	19	20	15	13	16	8	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.812	$17.965	$15.598	$16.660	$13.355	$10.628	$—	$—	$—
Accumulation Unit Value at end of period	$23.298	$23.812	$17.965	$15.598	$16.660	$13.355	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	2	1	1	—	—	—	—

180

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Small-Mid Cap Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718	$6.926
Accumulation Unit Value at end of period	$12.369	$11.706	$8.618	$7.908	$8.452	$6.736	$4.772	$8.441	$7.718
Number of Accumulation Units outstanding at end of period (in thousands)	718	888	1,030	1,290	1,653	2,014	2,069	2,126	1,907
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627	$6.849
Accumulation Unit Value at end of period	$12.029	$11.407	$8.415	$7.737	$8.286	$6.617	$4.697	$8.325	$7.627
Number of Accumulation Units outstanding at end of period (in thousands)	78	108	157	194	260	337	330	250	127
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006	$11.684
Accumulation Unit Value at end of period	$20.348	$19.316	$14.264	$13.127	$14.073	$11.249	$7.993	$14.182	$13.006
Number of Accumulation Units outstanding at end of period (in thousands)	167	207	272	388	480	691	830	995	1,049
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$11.590
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892	$11.590
Accumulation Unit Value at end of period	$19.849	$18.880	$13.970	$12.882	$13.838	$11.084	$7.891	$14.029	$12.892
Number of Accumulation Units outstanding at end of period (in thousands)	232	309	390	497	674	810	862	847	761
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.643	$7.895	$7.299	$7.859	$6.311	$4.505	$—	$—	$—
Accumulation Unit Value at end of period	$11.162	$10.643	$7.895	$7.299	$7.859	$6.311	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	321	266	196	177	138	102	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385	$6.647
Accumulation Unit Value at end of period	$11.100	$10.590	$7.859	$7.269	$7.832	$6.292	$4.493	$8.012	$7.385
Number of Accumulation Units outstanding at end of period (in thousands)	63	94	156	208	212	323	327	322	285
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$23.394	$17.405	$16.139	$17.431	$14.039	$10.051	$—	$—	$—
Accumulation Unit Value at end of period	$24.460	$23.394	$17.405	$16.139	$17.431	$14.039	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	32	14	11	7	4	—	—	—

181

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Franklin Strategic Income VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676	$14.087
Accumulation Unit Value at end of period	$20.865	$20.782	$20.419	$18.360	$18.170	$16.619	$13.404	$15.324	$14.676
Number of Accumulation Units outstanding at end of period (in thousands)	858	1,041	1,468	1,617	2,028	2,191	2,029	1,979	1,532
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503	$13.932
Accumulation Unit Value at end of period	$20.293	$20.252	$19.938	$17.964	$17.814	$16.325	$13.193	$15.113	$14.503
Number of Accumulation Units outstanding at end of period (in thousands)	101	138	206	213	259	273	283	211	156
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934	$14.351
Accumulation Unit Value at end of period	$20.728	$20.708	$20.407	$18.405	$18.269	$16.759	$13.557	$15.546	$14.934
Number of Accumulation Units outstanding at end of period (in thousands)	271	337	433	633	864	1,133	1,148	1,370	1,290
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$14.235
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803	$14.235
Accumulation Unit Value at end of period	$20.220	$20.241	$19.987	$18.061	$17.964	$16.513	$13.385	$15.379	$14.803
Number of Accumulation Units outstanding at end of period (in thousands)	480	681	958	1,135	1,408	1,550	1,473	1,490	1,258
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.106	$18.913	$17.134	$17.084	$15.743	$12.793	$—	$—	$—
Accumulation Unit Value at end of period	$19.039	$19.106	$18.913	$17.134	$17.084	$15.743	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	325	311	295	250	208	142	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198	$13.669
Accumulation Unit Value at end of period	$18.934	$19.010	$18.828	$17.065	$17.025	$15.696	$12.761	$14.706	$14.198
Number of Accumulation Units outstanding at end of period (in thousands)	66	87	120	136	138	189	193	227	170
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.432	$15.323	$13.923	$13.924	$12.870	$10.489	$—	$—	$—
Accumulation Unit Value at end of period	$15.332	$15.432	$15.323	$13.923	$13.924	$12.870	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	38	39	24	33	11	2	—	—	—

182

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054	$1.041
Accumulation Unit Value at end of period	$0.988	$1.004	$1.021	$1.038	$1.056	$1.074	$1.092	$1.087	$1.054
Number of Accumulation Units outstanding at end of period (in thousands)	9,089	12,718	24,333	33,496	34,177	46,249	74,042	40,328	11,347
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041	$1.029
Accumulation Unit Value at end of period	$0.960	$0.978	$0.997	$1.016	$1.035	$1.055	$1.075	$1.072	$1.041
Number of Accumulation Units outstanding at end of period (in thousands)	1,188	1,289	1,989	4,431	3,123	4,604	7,058	1,766	1,420
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085	$1.072
Accumulation Unit Value at end of period	$0.992	$1.011	$1.032	$1.053	$1.074	$1.096	$1.117	$1.116	$1.085
Number of Accumulation Units outstanding at end of period (in thousands)	3,832	6,544	9,778	16,084	17,131	22,607	31,787	21,040	11,826
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.064
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075	$1.064
Accumulation Unit Value at end of period	$0.968	$0.989	$1.011	$1.033	$1.056	$1.080	$1.103	$1.104	$1.075
Number of Accumulation Units outstanding at end of period (in thousands)	4,982	9,385	14,929	21,544	21,143	29,380	44,287	12,644	5,730
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$0.917	$0.939	$0.963	$0.986	$1.011	$1.035	$—	$—	$—
Accumulation Unit Value at end of period	$0.895	$0.917	$0.939	$0.963	$0.986	$1.011	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,949	2,118	3,015	3,417	2,310	2,427	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013	$1.003
Accumulation Unit Value at end of period	$0.890	$0.912	$0.935	$0.959	$0.983	$1.008	$1.033	$1.037	$1.013
Number of Accumulation Units outstanding at end of period (in thousands)	1,252	1,918	2,080	2,647	2,735	4,816	6,801	2,748	1,638
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.702	$8.945	$9.195	$9.451	$9.714	$9.978	$—	$—	$—
Accumulation Unit Value at end of period	$8.475	$8.702	$8.945	$9.195	$9.451	$9.714	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	13	16	29	5	5	—	—	—

183

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. American Franchise Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.169	$10.284	$9.197	$10.722	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.106	$14.169	$10.284	$9.197	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	165	207	301	187	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.090	$10.247	$9.183	$10.720	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.992	$14.090	$10.247	$9.183	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	31	55	26	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.051	$10.229	$9.176	$10.718	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.935	$14.051	$10.229	$9.176	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	95	112	158	86	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.973	$10.192	$9.161	$10.716	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.822	$13.973	$10.192	$9.161	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	137	207	174	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.876	$10.147	$9.143	$10.712	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.683	$13.876	$10.147	$9.143	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	68	63	45	19	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.856	$10.138	$9.139	$10.711	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.655	$13.856	$10.138	$9.139	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	29	26	37	24	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.760	$10.092	$9.121	$10.708	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.517	$13.760	$10.092	$9.121	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	13	13	11	7	—	—	—	—	—

184

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. American Value Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474	$9.894
Accumulation Unit Value at end of period	$18.603	$17.284	$13.126	$11.403	$11.504	$9.577	$7.000	$12.154	$11.474
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$19.133	$14.560	$12.674	$12.812	$10.687	$7.827	$13.617	$12.881	$11.115
Accumulation Unit Value at end of period	$20.553	$19.133	$14.560	$12.674	$12.812	$10.687	$7.827	$13.617	$12.881
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.899	$12.872	$11.217	$11.349	$9.477	$6.947	$12.099	$11.457	$9.890
Accumulation Unit Value at end of period	$18.134	$16.899	$12.872	$11.217	$11.349	$9.477	$6.947	$12.099	$11.457
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.647	$12.706	$11.094	$11.248	$9.410	$6.913	$12.063	$11.445	$9.887
Accumulation Unit Value at end of period	$17.829	$16.647	$12.706	$11.094	$11.248	$9.410	$6.913	$12.063	$11.445
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	1
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.647	$12.706	$11.094	$11.248	$9.410	$6.913	$12.063	$11.445	$9.887
Accumulation Unit Value at end of period	$17.829	$16.647	$12.706	$11.094	$11.248	$9.410	$6.913	$12.063	$11.445
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	1
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$25.110	$19.213	$16.817	$17.093	$14.337	$10.558	$—	$—	$—
Accumulation Unit Value at end of period	$26.825	$25.110	$19.213	$16.817	$17.093	$14.337	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.277	$12.460	$10.912	$11.097	$9.312	$6.861	$12.009	$11.428	$9.884
Accumulation Unit Value at end of period	$17.379	$16.277	$12.460	$10.912	$11.097	$9.312	$6.861	$12.009	$11.428
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.730	$18.979	$16.662	$16.986	$14.290	$10.555	$—	$—	$—
Accumulation Unit Value at end of period	$26.340	$24.730	$18.979	$16.662	$16.986	$14.290	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

185

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Comstock Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858	$15.156
Accumulation Unit Value at end of period	$23.618	$22.019	$16.510	$14.120	$14.672	$12.899	$10.217	$16.188	$16.858
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	2	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.554	$16.194	$13.878	$14.448	$12.728	$10.102	$16.038	$16.735	$15.056
Accumulation Unit Value at end of period	$23.073	$21.554	$16.194	$13.878	$14.448	$12.728	$10.102	$16.038	$16.735
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.325	$16.038	$13.758	$14.338	$12.643	$10.045	$15.963	$16.674	$15.007
Accumulation Unit Value at end of period	$22.806	$21.325	$16.038	$13.758	$14.338	$12.643	$10.045	$15.963	$16.674
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.875	$15.730	$13.521	$14.120	$12.476	$9.932	$15.815	$16.552	$14.908
Accumulation Unit Value at end of period	$22.280	$20.875	$15.730	$13.521	$14.120	$12.476	$9.932	$15.815	$16.552
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	2	1
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.875	$15.730	$13.521	$14.120	$12.476	$9.932	$15.815	$16.552	$14.908
Accumulation Unit Value at end of period	$22.280	$20.875	$15.730	$13.521	$14.120	$12.476	$9.932	$15.815	$16.552
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	2	2	2	2	2	1
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.798	$16.467	$14.190	$14.855	$13.158	$10.501	$—	$—	$—
Accumulation Unit Value at end of period	$23.206	$21.798	$16.467	$14.190	$14.855	$13.158	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.404	$15.421	$13.295	$13.926	$12.341	$9.854	$15.738	$16.521	$14.898
Accumulation Unit Value at end of period	$21.711	$20.404	$15.421	$13.295	$13.926	$12.341	$9.854	$15.738	$16.521
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	8	8	9	10	11	11	3
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.468	$16.266	$14.059	$14.762	$13.115	$10.498	$—	$—	$—
Accumulation Unit Value at end of period	$22.786	$21.468	$16.266	$14.059	$14.762	$13.115	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	2	—	—	—	—	—	—	—

186

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787	$10.595
Accumulation Unit Value at end of period	$17.375	$16.342	$12.860	$11.486	$11.691	$10.854	$8.605	$12.529	$11.787
Number of Accumulation Units outstanding at end of period (in thousands)	321	414	542	648	818	957	999	1,159	1,208
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744	$10.564
Accumulation Unit Value at end of period	$17.037	$16.056	$12.660	$11.330	$11.555	$10.749	$8.539	$12.458	$11.744
Number of Accumulation Units outstanding at end of period (in thousands)	46	64	119	127	138	167	184	156	135
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722	$10.548
Accumulation Unit Value at end of period	$16.870	$15.914	$12.561	$11.253	$11.488	$10.697	$8.506	$12.423	$11.722
Number of Accumulation Units outstanding at end of period (in thousands)	85	106	164	262	365	461	522	657	760
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.518
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679	$10.518
Accumulation Unit Value at end of period	$16.542	$15.636	$12.366	$11.100	$11.354	$10.594	$8.441	$12.352	$11.679
Number of Accumulation Units outstanding at end of period (in thousands)	205	287	424	546	700	833	865	1,004	1,135
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.294	$12.126	$10.912	$11.190	$10.467	$8.361	$—	$—	$—
Accumulation Unit Value at end of period	$16.140	$15.294	$12.126	$10.912	$11.190	$10.467	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	108	128	125	104	89	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615	$10.472
Accumulation Unit Value at end of period	$16.061	$15.227	$12.079	$10.875	$11.157	$10.442	$8.345	$12.248	$11.615
Number of Accumulation Units outstanding at end of period (in thousands)	41	47	65	81	110	143	139	141	148
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.332	$14.578	$13.158	$13.533	$12.698	$10.173	$—	$—	$—
Accumulation Unit Value at end of period	$19.288	$18.332	$14.578	$13.158	$13.533	$12.698	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	18	2	2	2	—	—	—	—

187

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Diversified Dividend Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$14.456	$11.245	$9.662	$10.610	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.994	$14.456	$11.245	$9.662	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.376	$11.204	$9.647	$10.608	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.874	$14.376	$11.204	$9.647	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.336	$11.184	$9.640	$10.606	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.814	$14.336	$11.184	$9.640	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.256	$11.144	$9.624	$10.604	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.694	$14.256	$11.144	$9.624	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.256	$11.144	$9.624	$10.604	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.694	$14.256	$11.144	$9.624	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.157	$11.095	$9.605	$10.600	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.546	$14.157	$11.095	$9.605	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.137	$11.085	$9.601	$10.600	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.517	$14.137	$11.085	$9.601	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.039	$11.035	$9.582	$10.596	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$15.370	$14.039	$11.035	$9.582	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

188

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Government Securities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098	$1.078
Accumulation Unit Value at end of period	$1.352	$1.321	$1.379	$1.369	$1.291	$1.245	$1.267	$1.147	$1.098
Number of Accumulation Units outstanding at end of period (in thousands)	14,326	16,290	23,717	25,297	31,810	35,898	46,447	35,318	22,144
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086	$1.067
Accumulation Unit Value at end of period	$1.317	$1.289	$1.349	$1.341	$1.267	$1.225	$1.249	$1.133	$1.086
Number of Accumulation Units outstanding at end of period (in thousands)	1,931	2,892	3,724	3,685	5,374	6,307	5,942	4,462	3,171
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080	$1.062
Accumulation Unit Value at end of period	$1.299	$1.273	$1.334	$1.328	$1.255	$1.215	$1.240	$1.126	$1.080
Number of Accumulation Units outstanding at end of period (in thousands)	5,230	6,449	9,297	11,398	15,653	19,347	22,817	23,928	20,478
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.053
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071	$1.053
Accumulation Unit Value at end of period	$1.267	$1.244	$1.306	$1.303	$1.234	$1.197	$1.224	$1.114	$1.071
Number of Accumulation Units outstanding at end of period (in thousands)	7,580	9,581	13,016	14,697	20,228	24,141	30,414	27,651	22,211
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.209	$1.273	$1.273	$1.209	$1.175	$1.205	$—	$—	$—
Accumulation Unit Value at end of period	$1.229	$1.209	$1.273	$1.273	$1.209	$1.175	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2,813	3,448	3,922	3,367	3,851	4,255	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058	$1.042
Accumulation Unit Value at end of period	$1.222	$1.203	$1.267	$1.268	$1.205	$1.172	$1.202	$1.097	$1.058
Number of Accumulation Units outstanding at end of period (in thousands)	2,180	2,458	3,493	3,764	7,465	4,351	5,266	3,415	2,685
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.215	$10.782	$10.815	$10.302	$10.047	$10.328	$—	$—	$—
Accumulation Unit Value at end of period	$10.349	$10.215	$10.782	$10.815	$10.302	$10.047	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	27	26	9	2	1	—	—	—	—

189

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Growth and Income Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903	$15.216
Accumulation Unit Value at end of period	$23.473	$21.712	$16.509	$14.685	$15.282	$13.855	$11.355	$17.038	$16.903
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	4	9	9	9	7	1
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.166	$16.126	$14.373	$14.987	$13.615	$11.181	$16.809	$16.710	$15.053
Accumulation Unit Value at end of period	$22.837	$21.166	$16.126	$14.373	$14.987	$13.615	$11.181	$16.809	$16.710
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.917	$15.953	$14.233	$14.856	$13.509	$11.105	$16.712	$16.630	$14.987
Accumulation Unit Value at end of period	$22.547	$20.917	$15.953	$14.233	$14.856	$13.509	$11.105	$16.712	$16.630
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	4	5	5	4	4	4	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.445	$15.624	$13.967	$14.608	$13.310	$10.963	$16.532	$16.484	$14.866
Accumulation Unit Value at end of period	$21.994	$20.445	$15.624	$13.967	$14.608	$13.310	$10.963	$16.532	$16.484
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.445	$15.624	$13.967	$14.608	$13.310	$10.963	$16.532	$16.484	$14.866
Accumulation Unit Value at end of period	$21.994	$20.445	$15.624	$13.967	$14.608	$13.310	$10.963	$16.532	$16.484
Number of Accumulation Units outstanding at end of period (in thousands)	1	1	1	1	1	1	1	1	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.071	$14.610	$13.094	$13.729	$12.541	$10.355	$—	$—	$—
Accumulation Unit Value at end of period	$20.464	$19.071	$14.610	$13.094	$13.729	$12.541	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.013	$15.340	$13.754	$14.429	$13.186	$10.894	$16.477	$16.478	$14.878
Accumulation Unit Value at end of period	$21.465	$20.013	$15.340	$13.754	$14.429	$13.186	$10.894	$16.477	$16.478
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	5	5	5	5	5	5	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.782	$14.432	$12.973	$13.643	$12.500	$10.352	$—	$—	$—
Accumulation Unit Value at end of period	$20.094	$18.782	$14.432	$12.973	$13.643	$12.500	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	—	—	—	—	—	—	—

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. International Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062	$1.782
Accumulation Unit Value at end of period	$2.418	$2.451	$2.095	$1.844	$2.011	$1.813	$1.363	$2.326	$2.062
Number of Accumulation Units outstanding at end of period (in thousands)	3,141	3,649	4,072	5,107	5,865	6,600	7,402	5,913	4,739
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.345	$9.720	$8.578	$10.219	$—	$—	$—	$—	$—

190

Accumulation Unit Value at end of period	$11.164	$11.345	$9.720	$8.578	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	20	21	21	28	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$18.718	$16.069	$14.210	$16.951	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.383	$18.718	$16.069	$14.210	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041	$1.765
Accumulation Unit Value at end of period	$2.354	$2.392	$2.048	$1.807	$1.974	$1.783	$1.344	$2.297	$2.041
Number of Accumulation Units outstanding at end of period (in thousands)	207	262	345	387	518	638	575	476	1,861
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030	$1.756
Accumulation Unit Value at end of period	$2.323	$2.362	$2.025	$1.788	$1.956	$1.768	$1.334	$2.283	$2.030
Number of Accumulation Units outstanding at end of period (in thousands)	788	962	936	1,264	1,569	2,140	2,497	2,358	1,370
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.148	$9.580	$8.480	$10.123	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.937	$11.148	$9.580	$8.480	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	42	33	30	30	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.742
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.019	$9.488	$8.415	$10.059	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.789	$11.019	$9.488	$8.415	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	1	1	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012	$1.742
Accumulation Unit Value at end of period	$2.266	$2.309	$1.983	$1.755	$1.924	$1.742	$1.317	$2.258	$2.012
Number of Accumulation Units outstanding at end of period (in thousands)	1,133	1,486	1,965	2,922	3,592	4,448	4,626	3,867	3,462
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.019	$9.488	$8.415	$10.059	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.789	$11.019	$9.488	$8.415	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	1	1	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.245	$1.933	$1.714	$1.884	$1.711	$1.296	$—	$—	$—
Accumulation Unit Value at end of period	$2.198	$2.245	$1.933	$1.714	$1.884	$1.711	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	290	341	334	291	171	116	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.860	$9.374	$8.335	$9.980	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.606	$10.860	$9.374	$8.335	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	3	7	13	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987	$1.723
Accumulation Unit Value at end of period	$2.186	$2.233	$1.924	$1.708	$1.877	$1.706	$1.293	$2.224	$1.987

191

Number of Accumulation Units outstanding at end of period (in thousands)	193	188	322	387	412	503	497	546	312
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.828	$9.352	$8.319	$9.964	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.570	$10.828	$9.352	$8.319	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.157	$15.681	$13.951	$15.377	$14.004	$10.644	$—	$—	$—
Accumulation Unit Value at end of period	$17.723	$18.157	$15.681	$13.951	$15.377	$14.004	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	1	1	1	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.926	$15.520	$13.841	$16.605	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$17.455	$17.926	$15.520	$13.841	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

192

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Mid Cap Core Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631	$1.468
Accumulation Unit Value at end of period	$2.315	$2.255	$1.780	$1.632	$1.773	$1.580	$1.235	$1.757	$1.631
Number of Accumulation Units outstanding at end of period (in thousands)	2,484	2,910	3,942	4,985	6,201	7,387	8,366	9,718	9,619
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614	$1.454
Accumulation Unit Value at end of period	$2.254	$2.200	$1.741	$1.599	$1.741	$1.555	$1.217	$1.735	$1.614
Number of Accumulation Units outstanding at end of period (in thousands)	356	528	939	1,031	1,551	1,852	2,033	1,071	594
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606	$1.447
Accumulation Unit Value at end of period	$2.225	$2.173	$1.721	$1.583	$1.725	$1.542	$1.208	$1.724	$1.606
Number of Accumulation Units outstanding at end of period (in thousands)	1,196	1,483	2,100	2,824	3,854	4,844	6,142	9,832	11,984
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.435
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591	$1.435
Accumulation Unit Value at end of period	$2.170	$2.124	$1.686	$1.553	$1.696	$1.519	$1.193	$1.705	$1.591
Number of Accumulation Units outstanding at end of period (in thousands)	1,448	2,130	2,919	3,872	5,157	5,938	6,478	6,566	5,902
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$2.065	$1.643	$1.517	$1.661	$1.492	$1.174	$—	$—	$—
Accumulation Unit Value at end of period	$2.104	$2.065	$1.643	$1.517	$1.661	$1.492	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1,399	1,307	1,120	1,064	814	370	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572	$1.419
Accumulation Unit Value at end of period	$2.093	$2.055	$1.635	$1.511	$1.655	$1.487	$1.171	$1.680	$1.572
Number of Accumulation Units outstanding at end of period (in thousands)	239	187	286	353	433	617	677	911	867
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.754	$14.166	$13.124	$14.409	$12.979	$10.245	$—	$—	$—
Accumulation Unit Value at end of period	$18.038	$17.754	$14.166	$13.124	$14.409	$12.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	8	6	4	—	—	—	—

193

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Mid Cap Growth Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.274	$9.854	$10.014	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.099	$13.274	$9.854	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	37	25	9	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.225	$9.837	$10.011	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$14.019	$13.225	$9.837	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	2	2	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.201	$9.829	$10.009	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.980	$13.201	$9.829	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	14	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.153	$9.813	$10.006	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.901	$13.153	$9.813	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	10	10	8	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.093	$9.792	$10.002	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.803	$13.093	$9.792	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	5	3	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.081	$9.788	$10.001	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.783	$13.081	$9.788	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	2	6	1	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.021	$9.768	$9.997	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.686	$13.021	$9.768	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

194

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.902	$9.979	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.737	$9.902	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	445	204	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.891	$9.977	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.706	$9.891	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	33	52	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$9.885	$9.976	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.690	$9.885	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	176	203	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.873	$9.973	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.660	$9.873	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	218	112	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.859	$9.970	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.621	$9.859	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	37	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.856	$9.969	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.614	$9.856	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	53	30	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.841	$9.966	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.576	$9.841	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	—	—	—	—	—	—	—	—

195

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Small Cap Equity Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233	$12.778
Accumulation Unit Value at end of period	$22.265	$22.124	$16.370	$14.619	$14.979	$11.853	$9.940	$14.719	$14.233
Number of Accumulation Units outstanding at end of period (in thousands)	176	218	275	395	425	470	474	329	154
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142	$12.706
Accumulation Unit Value at end of period	$21.771	$21.677	$16.071	$14.381	$14.764	$11.707	$9.837	$14.596	$14.142
Number of Accumulation Units outstanding at end of period (in thousands)	13	17	33	40	49	64	61	37	10
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097	$12.670
Accumulation Unit Value at end of period	$21.529	$21.457	$15.924	$14.264	$14.658	$11.634	$9.786	$14.534	$14.097
Number of Accumulation Units outstanding at end of period (in thousands)	49	65	81	108	136	189	217	228	159
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.599
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007	$12.599
Accumulation Unit Value at end of period	$21.052	$21.024	$15.633	$14.031	$14.448	$11.491	$9.684	$14.413	$14.007
Number of Accumulation Units outstanding at end of period (in thousands)	96	143	193	275	349	383	417	345	281
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.496	$15.279	$13.748	$14.192	$11.315	$9.560	$—	$—	$—
Accumulation Unit Value at end of period	$20.472	$20.496	$15.279	$13.748	$14.192	$11.315	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	107	90	84	88	60	39	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875	$12.495
Accumulation Unit Value at end of period	$20.360	$20.394	$15.211	$13.693	$14.142	$11.281	$9.536	$14.235	$13.875
Number of Accumulation Units outstanding at end of period (in thousands)	14	21	41	60	68	71	66	49	41
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.076	$16.506	$14.897	$15.424	$12.334	$10.452	$—	$—	$—
Accumulation Unit Value at end of period	$21.984	$22.076	$16.506	$14.897	$15.424	$12.334	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	5	4	2	—	—	—	—

196

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Invesco V.I. Value Opportunities Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486	$1.309
Accumulation Unit Value at end of period	$1.643	$1.567	$1.192	$1.030	$1.081	$1.024	$0.704	$1.484	$1.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,375	2,047	2,796	3,331	4,421	6,168	6,589	7,750	8,599
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471	$1.296
Accumulation Unit Value at end of period	$1.600	$1.529	$1.165	$1.009	$1.061	$1.007	$0.693	$1.465	$1.471
Number of Accumulation Units outstanding at end of period (in thousands)	303	392	646	688	825	1,042	1,219	839	638
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463	$1.290
Accumulation Unit Value at end of period	$1.579	$1.511	$1.152	$0.999	$1.051	$0.999	$0.688	$1.456	$1.463
Number of Accumulation Units outstanding at end of period (in thousands)	1,147	1,414	2,030	2,720	4,017	5,368	6,462	7,946	10,445
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.279
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450	$1.279
Accumulation Unit Value at end of period	$1.540	$1.477	$1.128	$0.980	$1.033	$0.984	$0.680	$1.440	$1.450
Number of Accumulation Units outstanding at end of period (in thousands)	750	1,103	1,812	2,148	2,799	4,094	4,015	4,213	4,242
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$1.435	$1.100	$0.958	$1.012	$0.966	$0.669	$—	$—	$—
Accumulation Unit Value at end of period	$1.493	$1.435	$1.100	$0.958	$1.012	$0.966	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	570	553	332	254	235	155	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432	$1.265
Accumulation Unit Value at end of period	$1.485	$1.428	$1.095	$0.954	$1.009	$0.963	$0.667	$1.419	$1.432
Number of Accumulation Units outstanding at end of period (in thousands)	133	161	226	282	349	398	416	575	591
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.756	$16.719	$14.600	$15.479	$14.822	$10.293	$—	$—	$—
Accumulation Unit Value at end of period	$22.567	$21.756	$16.719	$14.600	$15.479	$14.822	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	1	—	—	—	—	—	—

197

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Core Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073	$6.219
Accumulation Unit Value at end of period	$11.163	$10.207	$7.713	$6.750	$6.937	$6.019	$4.623	$7.729	$7.073
Number of Accumulation Units outstanding at end of period (in thousands)	48	53	57	78	120	143	157	178	205
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990	$6.151
Accumulation Unit Value at end of period	$10.857	$9.947	$7.532	$6.604	$6.800	$5.913	$4.550	$7.623	$6.990
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	9	11	21	20	20	19	1
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132	$8.039
Accumulation Unit Value at end of period	$14.072	$12.906	$9.782	$8.586	$8.850	$7.702	$5.933	$9.949	$9.132
Number of Accumulation Units outstanding at end of period (in thousands)	28	29	45	53	55	93	104	140	163
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$7.974
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052	$7.974
Accumulation Unit Value at end of period	$13.727	$12.614	$9.580	$8.426	$8.702	$7.589	$5.858	$9.842	$9.052
Number of Accumulation Units outstanding at end of period (in thousands)	9	16	20	19	27	29	36	43	45
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.283	$7.067	$6.231	$6.452	$5.641	$4.365	$—	$—	$—
Accumulation Unit Value at end of period	$10.076	$9.283	$7.067	$6.231	$6.452	$5.641	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	36	30	14	21	27	28	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769	$5.970
Accumulation Unit Value at end of period	$10.021	$9.236	$7.036	$6.206	$6.429	$5.624	$4.354	$7.338	$6.769
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	1	1	1	2	2	2	2
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.711	$16.579	$14.662	$15.226	$13.352	$10.363	$—	$—	$—
Accumulation Unit Value at end of period	$23.496	$21.711	$16.579	$14.662	$15.226	$13.352	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

198

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Global Equity Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958	$12.467
Accumulation Unit Value at end of period	$20.470	$20.045	$15.951	$13.155	$13.985	$12.660	$9.757	$14.985	$13.958
Number of Accumulation Units outstanding at end of period (in thousands)	43	53	65	94	89	53	93	69	75
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794	$12.329
Accumulation Unit Value at end of period	$19.908	$19.533	$15.576	$12.870	$13.710	$12.436	$9.603	$14.779	$13.794
Number of Accumulation Units outstanding at end of period (in thousands)	3	8	8	7	33	33	14	4	5
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066	$13.471
Accumulation Unit Value at end of period	$21.571	$21.186	$16.910	$13.987	$14.915	$13.542	$10.468	$16.125	$15.066
Number of Accumulation Units outstanding at end of period (in thousands)	22	31	41	36	43	62	95	100	160
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$13.363
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933	$13.363
Accumulation Unit Value at end of period	$21.042	$20.707	$16.561	$13.726	$14.666	$13.343	$10.334	$15.952	$14.933
Number of Accumulation Units outstanding at end of period (in thousands)	15	21	24	26	30	29	45	41	33
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.307	$14.678	$12.196	$13.063	$11.915	$9.251	$—	$—	$—
Accumulation Unit Value at end of period	$18.556	$18.307	$14.678	$12.196	$13.063	$11.915	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	16	17	24	19	16	13	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415	$12.018
Accumulation Unit Value at end of period	$18.454	$18.216	$14.612	$12.147	$13.018	$11.879	$9.228	$14.287	$13.415
Number of Accumulation Units outstanding at end of period (in thousands)	4	5	9	6	7	8	7	10	5
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.633	$16.593	$13.828	$14.856	$13.591	$10.584	$—	$—	$—
Accumulation Unit Value at end of period	$20.851	$20.633	$16.593	$13.828	$14.856	$13.591	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	1	—	—	—	—	—

199

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611	$4.952
Accumulation Unit Value at end of period	$10.287	$9.605	$7.139	$6.185	$6.312	$5.566	$4.113	$6.684	$5.611
Number of Accumulation Units outstanding at end of period (in thousands)	482	629	282	298	377	359	344	300	255
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545	$4.898
Accumulation Unit Value at end of period	$10.005	$9.360	$6.970	$6.052	$6.188	$5.468	$4.048	$6.592	$5.545
Number of Accumulation Units outstanding at end of period (in thousands)	28	33	44	54	51	55	69	39	23
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233	$7.275
Accumulation Unit Value at end of period	$14.738	$13.801	$10.288	$8.941	$9.152	$8.095	$5.999	$9.779	$8.233
Number of Accumulation Units outstanding at end of period (in thousands)	96	117	84	128	129	178	188	222	232
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.217
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161	$7.217
Accumulation Unit Value at end of period	$14.376	$13.489	$10.076	$8.775	$8.999	$7.976	$5.922	$9.674	$8.161
Number of Accumulation Units outstanding at end of period (in thousands)	63	99	145	137	158	155	115	112	86
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$8.852	$6.628	$5.787	$5.950	$5.286	$3.935	$—	$—	$—
Accumulation Unit Value at end of period	$9.410	$8.852	$6.628	$5.787	$5.950	$5.286	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	106	69	68	63	48	48	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442	$4.817
Accumulation Unit Value at end of period	$9.358	$8.808	$6.599	$5.764	$5.929	$5.270	$3.925	$6.431	$5.442
Number of Accumulation Units outstanding at end of period (in thousands)	10	11	26	37	38	48	42	34	34
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.374	$16.805	$14.715	$15.175	$13.523	$10.096	$—	$—	$—
Accumulation Unit Value at end of period	$23.715	$22.374	$16.805	$14.715	$15.175	$13.523	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	1	13	—	—	—	—	—	—	—

200

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS High Yield Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.481	$10.141	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.593	$10.481	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	526	628	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.470	$10.138	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.562	$10.470	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	63	88	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.465	$10.137	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.546	$10.465	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	130	181	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.454	$10.134	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.514	$10.454	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	260	389	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.441	$10.131	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.474	$10.441	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	134	131	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.438	$10.130	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.466	$10.438	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	40	56	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.425	$10.127	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.427	$10.425	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	14	—	—	—	—	—	—	—

201

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Investors Growth Stock Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534	$5.872
Accumulation Unit Value at end of period	$10.750	$9.811	$7.659	$6.660	$6.735	$6.091	$4.439	$7.153	$6.534
Number of Accumulation Units outstanding at end of period (in thousands)	86	115	158	206	222	291	337	372	414
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457	$5.807
Accumulation Unit Value at end of period	$10.455	$9.560	$7.478	$6.516	$6.603	$5.983	$4.369	$7.055	$6.457
Number of Accumulation Units outstanding at end of period (in thousands)	7	10	20	28	30	22	24	36	36
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140	$7.324
Accumulation Unit Value at end of period	$13.075	$11.969	$9.371	$8.173	$8.291	$7.520	$5.497	$8.885	$8.140
Number of Accumulation Units outstanding at end of period (in thousands)	24	25	53	77	111	133	171	312	444
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.265
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068	$7.265
Accumulation Unit Value at end of period	$12.754	$11.698	$9.178	$8.021	$8.152	$7.409	$5.427	$8.789	$8.068
Number of Accumulation Units outstanding at end of period (in thousands)	22	21	78	91	111	155	167	168	146
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$9.217	$7.250	$6.351	$6.472	$5.896	$4.330	$—	$—	$—
Accumulation Unit Value at end of period	$10.024	$9.217	$7.250	$6.351	$6.472	$5.896	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	50	17	20	14	3	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459	$5.823
Accumulation Unit Value at end of period	$9.969	$9.171	$7.217	$6.326	$6.449	$5.879	$4.319	$7.016	$6.459
Number of Accumulation Units outstanding at end of period (in thousands)	4	10	18	24	17	17	24	31	32
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$21.214	$16.735	$14.706	$15.029	$13.735	$10.116	$—	$—	$—
Accumulation Unit Value at end of period	$23.002	$21.214	$16.735	$14.706	$15.029	$13.735	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	5	—	—	—	—	—	—	—

202

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Investors Trust Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592	$8.653
Accumulation Unit Value at end of period	$14.890	$13.643	$10.509	$8.968	$9.326	$8.538	$6.844	$10.402	$9.592
Number of Accumulation Units outstanding at end of period (in thousands)	640	812	1,177	1,512	1,888	2,162	2,289	2,182	1,599
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479	$8.557
Accumulation Unit Value at end of period	$14.481	$13.295	$10.261	$8.775	$9.142	$8.387	$6.736	$10.259	$9.479
Number of Accumulation Units outstanding at end of period (in thousands)	90	133	193	226	269	319	331	280	206
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480	$8.562
Accumulation Unit Value at end of period	$14.367	$13.204	$10.201	$8.732	$9.107	$8.363	$6.723	$10.250	$9.480
Number of Accumulation Units outstanding at end of period (in thousands)	213	278	419	596	800	1,051	1,151	1,256	1,154
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.493
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397	$8.493
Accumulation Unit Value at end of period	$14.014	$12.906	$9.990	$8.569	$8.955	$8.240	$6.637	$10.140	$9.397
Number of Accumulation Units outstanding at end of period (in thousands)	371	527	753	954	1,184	1,404	1,578	1,560	1,480
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.729	$9.878	$8.494	$8.899	$8.208	$6.629	$—	$—	$—
Accumulation Unit Value at end of period	$13.788	$12.729	$9.878	$8.494	$8.899	$8.208	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	188	199	200	185	161	124	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417	$8.521
Accumulation Unit Value at end of period	$13.712	$12.665	$9.834	$8.460	$8.868	$8.184	$6.612	$10.132	$9.417
Number of Accumulation Units outstanding at end of period (in thousands)	62	75	127	152	192	250	233	207	191
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.329	$15.045	$12.975	$13.635	$12.615	$10.218	$—	$—	$—
Accumulation Unit Value at end of period	$20.874	$19.329	$15.045	$12.975	$13.635	$12.615	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	19	19	3	2	2	—	—	—	—

203

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Mid Cap Growth Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465	$5.753
Accumulation Unit Value at end of period	$9.060	$8.466	$6.252	$5.458	$5.906	$4.634	$3.324	$6.980	$6.465
Number of Accumulation Units outstanding at end of period (in thousands)	273	362	433	517	666	764	783	734	787
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389	$5.690
Accumulation Unit Value at end of period	$8.812	$8.249	$6.105	$5.340	$5.790	$4.552	$3.272	$6.884	$6.389
Number of Accumulation Units outstanding at end of period (in thousands)	29	43	79	100	143	169	161	93	68
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871	$5.230
Accumulation Unit Value at end of period	$8.033	$7.528	$5.576	$4.882	$5.300	$4.170	$3.001	$6.320	$5.871
Number of Accumulation Units outstanding at end of period (in thousands)	182	217	273	372	518	606	685	904	1,114
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.188
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819	$5.188
Accumulation Unit Value at end of period	$7.836	$7.358	$5.461	$4.791	$5.211	$4.109	$2.962	$6.252	$5.819
Number of Accumulation Units outstanding at end of period (in thousands)	150	210	280	332	485	550	477	493	414
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$7.731	$5.753	$5.060	$5.517	$4.361	$3.152	$—	$—	$—
Accumulation Unit Value at end of period	$8.213	$7.731	$5.753	$5.060	$5.517	$4.361	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	126	55	63	41	37	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213	$5.546
Accumulation Unit Value at end of period	$8.168	$7.693	$5.727	$5.040	$5.498	$4.347	$3.144	$6.655	$6.213
Number of Accumulation Units outstanding at end of period (in thousands)	46	44	67	85	92	81	81	79	151
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$24.628	$18.381	$16.214	$17.733	$14.058	$10.192	$—	$—	$—
Accumulation Unit Value at end of period	$26.083	$24.628	$18.381	$16.214	$17.733	$14.058	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	4	—	—	—	—	—	—	—

204

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS New Discovery Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114	$7.609
Accumulation Unit Value at end of period	$15.715	$17.236	$12.388	$10.394	$11.782	$8.790	$5.479	$9.186	$9.114
Number of Accumulation Units outstanding at end of period (in thousands)	354	455	650	814	977	1,240	1,404	1,504	1,206
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006	$7.525
Accumulation Unit Value at end of period	$15.284	$16.796	$12.096	$10.169	$11.550	$8.634	$5.393	$9.059	$9.006
Number of Accumulation Units outstanding at end of period (in thousands)	54	74	117	132	157	191	225	198	152
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468	$11.257
Accumulation Unit Value at end of period	$22.672	$24.941	$17.979	$15.131	$17.203	$12.873	$8.048	$13.533	$13.468
Number of Accumulation Units outstanding at end of period (in thousands)	81	101	186	259	327	443	552	647	719
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$11.167
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349	$11.167
Accumulation Unit Value at end of period	$22.116	$24.378	$17.608	$14.848	$16.916	$12.683	$7.945	$13.388	$13.349
Number of Accumulation Units outstanding at end of period (in thousands)	157	209	289	401	492	632	740	795	764
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.741	$11.399	$9.636	$11.005	$8.272	$5.195	$—	$—	$—
Accumulation Unit Value at end of period	$14.245	$15.741	$11.399	$9.636	$11.005	$8.272	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	100	102	115	102	72	62	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759	$7.335
Accumulation Unit Value at end of period	$14.167	$15.663	$11.347	$9.598	$10.967	$8.247	$5.182	$8.758	$8.759
Number of Accumulation Units outstanding at end of period (in thousands)	42	70	89	111	118	155	163	161	146
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$32.845	$23.855	$20.227	$23.171	$17.468	$11.003	$—	$—	$—
Accumulation Unit Value at end of period	$29.634	$32.845	$23.855	$20.227	$23.171	$17.468	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	6	8	3	2	2	—	—	—	—

205

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Research Bond Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241	$9.941
Accumulation Unit Value at end of period	$13.628	$13.096	$13.460	$12.753	$12.152	$11.502	$10.072	$10.493	$10.241
Number of Accumulation Units outstanding at end of period (in thousands)	1,236	1,677	780	773	921	914	719	475	156
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204	$9.912
Accumulation Unit Value at end of period	$13.364	$12.868	$13.251	$12.581	$12.012	$11.392	$9.995	$10.434	$10.204
Number of Accumulation Units outstanding at end of period (in thousands)	39	93	121	136	96	80	92	50	20
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186	$9.898
Accumulation Unit Value at end of period	$13.233	$12.755	$13.148	$12.495	$11.942	$11.337	$9.957	$10.404	$10.186
Number of Accumulation Units outstanding at end of period (in thousands)	407	481	303	336	367	320	306	155	98
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.870
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149	$9.870
Accumulation Unit Value at end of period	$12.976	$12.532	$12.944	$12.326	$11.804	$11.228	$9.881	$10.346	$10.149
Number of Accumulation Units outstanding at end of period (in thousands)	264	338	497	586	585	583	453	397	190
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.259	$12.694	$12.118	$11.634	$11.094	$9.788	$—	$—	$—
Accumulation Unit Value at end of period	$12.662	$12.259	$12.694	$12.118	$11.634	$11.094	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	124	112	140	87	65	63	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094	$9.827
Accumulation Unit Value at end of period	$12.600	$12.205	$12.645	$12.077	$11.600	$11.067	$9.769	$10.259	$10.094
Number of Accumulation Units outstanding at end of period (in thousands)	17	31	52	51	66	58	54	28	20
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$12.687	$13.177	$12.616	$12.149	$11.620	$10.282	$—	$—	$—
Accumulation Unit Value at end of period	$13.064	$12.687	$13.177	$12.616	$12.149	$11.620	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	7	5	2	15	2	—	—	—	—

206

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Research International Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761	$13.142
Accumulation Unit Value at end of period	$13.988	$15.278	$13.064	$11.387	$12.996	$11.929	$9.272	$16.373	$14.761
Number of Accumulation Units outstanding at end of period (in thousands)	146	153	197	234	255	280	313	173	57
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711	$13.109
Accumulation Unit Value at end of period	$13.720	$15.015	$12.865	$11.236	$12.849	$11.818	$9.204	$16.286	$14.711
Number of Accumulation Units outstanding at end of period (in thousands)	9	11	21	23	34	34	34	16	8
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687	$13.092
Accumulation Unit Value at end of period	$13.588	$14.885	$12.767	$11.161	$12.776	$11.763	$9.171	$16.242	$14.687
Number of Accumulation Units outstanding at end of period (in thousands)	58	55	64	70	82	127	152	97	64
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$13.058
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638	$13.058
Accumulation Unit Value at end of period	$13.327	$14.629	$12.572	$11.013	$12.632	$11.653	$9.104	$16.156	$14.638
Number of Accumulation Units outstanding at end of period (in thousands)	68	85	118	133	157	170	207	148	65
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.316	$12.333	$10.830	$12.454	$11.518	$9.020	$—	$—	$—
Accumulation Unit Value at end of period	$13.009	$14.316	$12.333	$10.830	$12.454	$11.518	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	32	25	17	15	16	7	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564	$13.007
Accumulation Unit Value at end of period	$12.946	$14.254	$12.286	$10.794	$12.419	$11.491	$9.004	$16.027	$14.564
Number of Accumulation Units outstanding at end of period (in thousands)	7	8	19	19	21	24	24	9	7
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.843	$14.555	$12.820	$14.786	$13.716	$10.774	$—	$—	$—
Accumulation Unit Value at end of period	$15.260	$16.843	$14.555	$12.820	$14.786	$13.716	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	5	4	1	—	—	—	—	—	—

207

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Research Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498	$10.257
Accumulation Unit Value at end of period	$18.697	$17.257	$13.269	$11.508	$11.759	$10.320	$8.041	$12.797	$11.498
Number of Accumulation Units outstanding at end of period (in thousands)	46	55	54	83	120	120	49	52	32
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456	$10.228
Accumulation Unit Value at end of period	$18.333	$16.955	$13.062	$11.352	$11.622	$10.220	$7.979	$12.724	$11.456
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	2	3	2	2	2
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435	$10.213
Accumulation Unit Value at end of period	$18.153	$16.805	$12.960	$11.275	$11.555	$10.171	$7.949	$12.688	$11.435
Number of Accumulation Units outstanding at end of period (in thousands)	8	9	15	11	14	26	13	11	9
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.183
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393	$10.183
Accumulation Unit Value at end of period	$17.799	$16.511	$12.759	$11.121	$11.420	$10.073	$7.888	$12.616	$11.393
Number of Accumulation Units outstanding at end of period (in thousands)	25	31	33	44	36	47	42	48	17
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.150	$12.511	$10.933	$11.255	$9.952	$7.812	$—	$—	$—
Accumulation Unit Value at end of period	$17.367	$16.150	$12.511	$10.933	$11.255	$9.952	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	9	9	9	8	6	6	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330	$10.139
Accumulation Unit Value at end of period	$17.282	$16.079	$12.462	$10.896	$11.222	$9.928	$7.797	$12.510	$11.330
Number of Accumulation Units outstanding at end of period (in thousands)	2	5	6	7	6	7	8	7	4
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.827	$16.183	$14.184	$14.646	$12.989	$10.227	$—	$—	$—
Accumulation Unit Value at end of period	$22.330	$20.827	$16.183	$14.184	$14.646	$12.989	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	—	—	—	—	—	—	—	—

208

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Total Return Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429	$12.361
Accumulation Unit Value at end of period	$18.049	$16.920	$14.457	$13.217	$13.210	$12.222	$10.533	$13.759	$13.429
Number of Accumulation Units outstanding at end of period (in thousands)	1,371	1,702	2,482	3,066	3,786	4,324	4,731	5,143	4,234
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271	$12.225
Accumulation Unit Value at end of period	$17.553	$16.489	$14.116	$12.931	$12.950	$12.006	$10.367	$13.570	$13.271
Number of Accumulation Units outstanding at end of period (in thousands)	217	282	417	491	684	810	860	683	495
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864	$12.777
Accumulation Unit Value at end of period	$18.193	$17.106	$14.660	$13.443	$13.476	$12.506	$10.810	$14.163	$13.864
Number of Accumulation Units outstanding at end of period (in thousands)	529	651	850	1,144	1,457	1,713	1,980	2,606	2,716
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.674
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742	$12.674
Accumulation Unit Value at end of period	$17.747	$16.720	$14.357	$13.192	$13.251	$12.322	$10.672	$14.010	$13.742
Number of Accumulation Units outstanding at end of period (in thousands)	769	999	1,365	1,746	2,273	2,690	2,930	3,249	2,962
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$16.472	$14.180	$13.061	$13.152	$12.261	$10.646	$—	$—	$—
Accumulation Unit Value at end of period	$17.440	$16.472	$14.180	$13.061	$13.152	$12.261	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	304	331	341	269	196	158	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757	$12.702
Accumulation Unit Value at end of period	$17.344	$16.390	$14.116	$13.009	$13.106	$12.224	$10.619	$13.983	$13.757
Number of Accumulation Units outstanding at end of period (in thousands)	144	202	256	293	347	406	418	471	430
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.691	$13.548	$12.517	$12.642	$11.821	$10.294	$—	$—	$—
Accumulation Unit Value at end of period	$16.563	$15.691	$13.548	$12.517	$12.642	$11.821	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	35	36	21	16	3	—	—	—	—

209

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
MFS Value Series
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230	$15.359
Accumulation Unit Value at end of period	$26.065	$23.990	$17.957	$15.710	$16.028	$14.617	$12.115	$18.279	$17.230
Number of Accumulation Units outstanding at end of period (in thousands)	366	471	584	658	800	870	927	776	474
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104	$15.259
Accumulation Unit Value at end of period	$25.463	$23.484	$17.613	$15.440	$15.784	$14.423	$11.979	$18.110	$17.104
Number of Accumulation Units outstanding at end of period (in thousands)	49	61	87	88	157	163	170	143	142
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042	$15.209
Accumulation Unit Value at end of period	$25.168	$23.234	$17.443	$15.307	$15.663	$14.327	$11.911	$18.025	$17.042
Number of Accumulation Units outstanding at end of period (in thousands)	106	139	152	210	233	316	323	384	285
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$15.109
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917	$15.109
Accumulation Unit Value at end of period	$24.587	$22.744	$17.109	$15.043	$15.425	$14.137	$11.777	$17.858	$16.917
Number of Accumulation Units outstanding at end of period (in thousands)	158	260	370	461	569	579	593	468	282
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$22.152	$16.706	$14.726	$15.137	$13.908	$11.615	$—	$—	$—
Accumulation Unit Value at end of period	$23.888	$22.152	$16.706	$14.726	$15.137	$13.908	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	91	97	55	34	28	19	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743	$14.971
Accumulation Unit Value at end of period	$23.757	$22.042	$16.631	$14.667	$15.084	$13.866	$11.586	$17.621	$16.743
Number of Accumulation Units outstanding at end of period (in thousands)	31	39	64	83	89	106	102	99	94
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.498	$14.749	$13.039	$13.444	$12.389	$10.378	$—	$—	$—
Accumulation Unit Value at end of period	$20.963	$19.498	$14.749	$13.039	$13.444	$12.389	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	26	25	5	4	2	—	—	—	—

210

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Morgan Stanley - Mid Cap Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400	$8.141
Accumulation Unit Value at end of period	$15.371	$15.512	$11.487	$10.795	$11.829	$9.083	$5.773	$11.335	$9.400
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.122	$11.220	$10.565	$11.601	$8.925	$5.684	$11.183	$9.293	$8.054
Accumulation Unit Value at end of period	$14.954	$15.122	$11.220	$10.565	$11.601	$8.925	$5.684	$11.183	$9.293
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.945	$11.100	$10.462	$11.499	$8.856	$5.645	$11.119	$9.249	$8.018
Accumulation Unit Value at end of period	$14.764	$14.945	$11.100	$10.462	$11.499	$8.856	$5.645	$11.119	$9.249
Number of Accumulation Units outstanding at end of period (in thousands)	—	8	9	9	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$14.607	$10.871	$10.267	$11.307	$8.726	$5.573	$10.999	$9.167	$7.954
Accumulation Unit Value at end of period	$14.401	$14.607	$10.871	$10.267	$11.307	$8.726	$5.573	$10.999	$9.167
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.607	$10.871	$10.267	$11.307	$8.726	$5.573	$10.999	$9.167	$7.954
Accumulation Unit Value at end of period	$14.401	$14.607	$10.871	$10.267	$11.307	$8.726	$5.573	$10.999	$9.167
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$26.570	$19.823	$18.769	$20.723	$16.031	$10.265	$—	$—	$—
Accumulation Unit Value at end of period	$26.130	$26.570	$19.823	$18.769	$20.723	$16.031	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.299	$10.673	$10.111	$11.168	$8.644	$5.538	$10.962	$9.164	$7.960
Accumulation Unit Value at end of period	$14.055	$14.299	$10.673	$10.111	$11.168	$8.644	$5.538	$10.962	$9.164
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$26.167	$19.581	$18.596	$20.593	$15.979	$10.262	$—	$—	$—
Accumulation Unit Value at end of period	$25.657	$26.167	$19.581	$18.596	$20.593	$15.979	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

211

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Templeton Developing Markets VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326	$21.019
Accumulation Unit Value at end of period	$23.139	$25.608	$26.240	$23.535	$28.388	$24.505	$14.380	$30.872	$24.326
Number of Accumulation Units outstanding at end of period (in thousands)	131	165	241	296	376	414	404	436	304
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040	$20.787
Accumulation Unit Value at end of period	$22.504	$24.954	$25.621	$23.026	$27.830	$24.071	$14.154	$30.448	$24.040
Number of Accumulation Units outstanding at end of period (in thousands)	14	17	40	50	63	68	69	42	29
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749	$17.083
Accumulation Unit Value at end of period	$18.340	$20.357	$20.922	$18.822	$22.771	$19.716	$11.605	$24.989	$19.749
Number of Accumulation Units outstanding at end of period (in thousands)	67	71	114	138	176	193	200	259	240
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$16.946
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575	$16.946
Accumulation Unit Value at end of period	$17.890	$19.898	$20.491	$18.471	$22.391	$19.425	$11.457	$24.719	$19.575
Number of Accumulation Units outstanding at end of period (in thousands)	111	145	261	387	536	557	503	528	430
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$20.733	$21.405	$19.343	$23.507	$20.444	$12.088	$—	$—	$—
Accumulation Unit Value at end of period	$18.595	$20.733	$21.405	$19.343	$23.507	$20.444	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	83	83	71	49	21	10	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726	$17.963
Accumulation Unit Value at end of period	$18.493	$20.630	$21.309	$19.266	$23.425	$20.383	$12.058	$26.095	$20.726
Number of Accumulation Units outstanding at end of period (in thousands)	19	22	27	43	58	81	72	80	62
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$17.571	$18.195	$16.492	$20.103	$17.536	$10.399	$—	$—	$—
Accumulation Unit Value at end of period	$15.712	$17.571	$18.195	$16.492	$20.103	$17.536	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	8	12	14	8	—	—	—	—	—

212

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Templeton Foreign VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081	$11.703
Accumulation Unit Value at end of period	$13.482	$15.431	$12.764	$10.980	$12.498	$11.726	$8.703	$14.848	$13.081
Number of Accumulation Units outstanding at end of period (in thousands)	721	870	1,051	1,310	1,625	1,877	2,174	2,381	2,146
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927	$11.574
Accumulation Unit Value at end of period	$13.112	$15.037	$12.463	$10.743	$12.252	$11.519	$8.566	$14.644	$12.927
Number of Accumulation Units outstanding at end of period (in thousands)	95	118	176	195	238	291	337	291	282
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349	$11.957
Accumulation Unit Value at end of period	$13.432	$15.420	$12.793	$11.039	$12.602	$11.860	$8.829	$15.108	$13.349
Number of Accumulation Units outstanding at end of period (in thousands)	260	293	403	543	700	825	995	1,216	1,178
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.861
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232	$11.861
Accumulation Unit Value at end of period	$13.103	$15.072	$12.529	$10.833	$12.392	$11.685	$8.716	$14.945	$13.232
Number of Accumulation Units outstanding at end of period (in thousands)	452	557	880	1,093	1,327	1,613	1,875	2,004	2,126
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$14.093	$11.745	$10.180	$11.674	$11.036	$8.252	$—	$—	$—
Accumulation Unit Value at end of period	$12.221	$14.093	$11.745	$10.180	$11.674	$11.036	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	210	233	244	236	183	162	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572	$11.282
Accumulation Unit Value at end of period	$12.154	$14.023	$11.692	$10.139	$11.633	$11.003	$8.232	$14.157	$12.572
Number of Accumulation Units outstanding at end of period (in thousands)	73	92	131	162	196	263	282	281	256
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$18.000	$15.046	$13.080	$15.045	$14.265	$10.700	$—	$—	$—
Accumulation Unit Value at end of period	$15.562	$18.000	$15.046	$13.080	$15.045	$14.265	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	17	21	19	10	7	—	—	—	—

213

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
Templeton Growth VIP Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486	$13.669
Accumulation Unit Value at end of period	$16.086	$16.836	$13.090	$10.997	$12.025	$11.389	$8.836	$15.583	$15.486
Number of Accumulation Units outstanding at end of period (in thousands)	1,121	1,364	1,931	2,394	3,127	3,809	4,386	5,011	3,865
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304	$13.518
Accumulation Unit Value at end of period	$15.644	$16.406	$12.781	$10.760	$11.789	$11.187	$8.697	$15.368	$15.304
Number of Accumulation Units outstanding at end of period (in thousands)	111	165	271	353	483	653	715	699	612
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328	$13.544
Accumulation Unit Value at end of period	$15.543	$16.317	$12.724	$10.722	$11.760	$11.171	$8.693	$15.377	$15.328
Number of Accumulation Units outstanding at end of period (in thousands)	332	402	493	689	875	1,050	1,233	1,655	1,647
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$13.436
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193	$13.436
Accumulation Unit Value at end of period	$15.162	$15.948	$12.462	$10.522	$11.563	$11.006	$8.582	$15.211	$15.193
Number of Accumulation Units outstanding at end of period (in thousands)	746	941	1,327	1,709	2,120	2,628	3,088	3,512	2,993
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$15.032	$11.775	$9.967	$10.981	$10.478	$8.191	$—	$—	$—
Accumulation Unit Value at end of period	$14.255	$15.032	$11.775	$9.967	$10.981	$10.478	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	168	201	134	155	142	122	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551	$12.882
Accumulation Unit Value at end of period	$14.177	$14.957	$11.722	$9.927	$10.942	$10.447	$8.170	$14.525	$14.551
Number of Accumulation Units outstanding at end of period (in thousands)	307	366	445	560	626	706	856	1,059	965
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$19.203	$15.088	$12.810	$14.155	$13.547	$10.621	$—	$—	$—
Accumulation Unit Value at end of period	$18.156	$19.203	$15.088	$12.810	$14.155	$13.547	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	45	32	10	11	10	6	—	—	—

214

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
UIF Core Plus Fixed Income Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$10.074	$9.889	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.653	$10.074	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	4	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$10.064	$9.885	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.621	$10.064	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.059	$9.883	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.605	$10.059	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$10.048	$9.879	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.573	$10.048	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.048	$9.879	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.573	$10.048	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.035	$9.874	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.533	$10.035	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$10.033	$9.873	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.525	$10.033	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$10.020	$9.868	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$10.486	$10.020	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—

215

Sub-Account	As of December 31,
	2014	2013	2012	2011	2010	2009	2008	2007	2006
UIF Growth Portfolio
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$13.086	$11.216	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.649	$13.086	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit
Accumulation Unit Value at beginning of period	$13.073	$11.211	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.608	$13.073	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.066	$11.209	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.587	$13.066	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First Preferred
Accumulation Unit Value at beginning of period	$13.053	$11.204	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.546	$13.053	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.053	$11.204	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.546	$13.053	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.036	$11.199	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.495	$13.036	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (50 BPS)
Accumulation Unit Value at beginning of period	$13.033	$11.198	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.485	$13.033	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	1	—	—	—	—	—	—	—
With MAV/EPB Death Benefit and The Hartford's Principal First (75 BPS)
Accumulation Unit Value at beginning of period	$13.016	$11.192	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$13.434	$13.016	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	3	4	—	—	—	—	—	—	—

SA-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Hartford Life Insurance Company
Hartford, Connecticut

We have audited the accompanying consolidated balance sheets of Hartford Life Insurance Company and subsidiaries (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hartford Life Insurance Company and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 27, 2015

1

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations

	For the years ended December 31,
(In millions)	2014	2013	2012
Revenues
Fee income and other	$1,210	$1,462	$2,956
Earned premiums	32	184	93
Net investment income	1,543	1,683	2,536
Net realized capital gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(31)	(54)	(293)
OTTI losses recognized in other comprehensive income	2	9	38
Net OTTI losses recognized in earnings	(29)	(45)	(255)
Net realized capital gains on investments transferred at fair value in business disposition by reinsurance	—	1,561	—
Net realized capital gains (losses), excluding net OTTI losses recognized in earnings	606	(1,190)	(1,226)
Total net realized capital gains (losses)	577	326	(1,481)
Total revenues	3,362	3,655	4,104
Benefits, losses and expenses
Benefits, loss and loss adjustment expenses	1,460	1,758	2,900
Amortization of deferred policy acquisition costs and present value of future profits	206	228	324
Insurance operating costs and other expenses	851	(401)	268
Reinsurance (gain) loss on disposition in 2014 and 2013, and goodwill impairment of $61 in 2012	(23)	1,491	61
Dividends to policyholders	7	18	20
Total benefits, losses and expenses	2,501	3,094	3,573
Income from continuing operations before income taxes	861	561	531
Income tax expense	184	49	36
Income from continuing operations, net of tax	677	512	495
Income (loss) from discontinued operations, net of tax	—	(41)	61
Net income	677	471	556
Net income attributable to noncontrolling interest	1	6	2
Net income attributable to Hartford Life Insurance Company	$676	$465	$554
See Notes to Consolidated Financial Statements.

2

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income

	Year Ended December 31,
(In millions)	2014	2013	2012
Comprehensive Income
Net income	$677	$471	$556
Other comprehensive income (loss):
Change in net unrealized gain (loss) on securities	659	(1,257)	1,120
Change in net gain/loss on cash-flow hedging instruments	(9)	(179)	(110)
Change in foreign currency translation adjustments	(3)	23	24
Total other comprehensive income (loss)	647	(1,413)	1,034
Total comprehensive income (loss)	1,324	(942)	1,590
Less: Comprehensive income attributable to noncontrolling interest	1	6	2
Total comprehensive income (loss) attributable to Hartford Life Insurance Company	$1,323	$(948)	$1,588
 See Notes to Consolidated Financial Statements.

3

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets

	As of December 31,
(In millions, except for share data)	2014	2013
Assets
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost of $23,260 and $27,188) (includes variable interest entity assets, at fair value, of $0 and $12)	$25,436	$28,163
Fixed maturities, at fair value using the fair value option (includes variable interest entity assets, at fair value, of $139 and $131)	280	791
Equity securities, available-for-sale, at fair value (cost of $525 and $362) (includes equity securities, at fair value using the fair value option, of $248 and $0)	514	372
Mortgage loans (net of allowance for loan losses of $15 and $12)	3,109	3,470
Policy loans, at outstanding balance	1,430	1,416
Limited partnerships, and other alternative investments (includes variable interest entity assets of $3 and $4)	1,309	1,329
Other investments	442	282
Short-term investments (includes variable interest entity assets of $15 and $3)	2,162	1,952
Total investments	34,682	37,775
Cash	258	446
Premiums receivable and agents’ balances, net	27	33
Reinsurance recoverables	20,053	19,794
Deferred policy acquisition costs	521	689
Deferred income taxes, net	1,237	2,110
Other assets	308	994
Separate account assets	134,689	140,874
Total assets	$191,775	$202,715
Liabilities
Reserve for future policy benefits and unpaid losses and loss adjustment expenses	$13,624	$12,874
Other policyholder funds and benefits payable	31,994	36,856
Other liabilities (including variable interest entity liabilities of $22 and $35)	2,177	3,872
Separate account liabilities	134,689	140,874
Total liabilities	182,484	194,476
Commitments and Contingencies (Note 11)
Stockholder’s Equity
Common stock—1,000 shares authorized, issued and outstanding, par value $5,690	6	6
Additional paid-in capital	6,688	6,959
Accumulated other comprehensive income, net of tax	1,221	574
Retained earnings	1,376	700
Total stockholder’s equity	9,291	8,239
Total liabilities and stockholder’s equity	$191,775	$202,715
See Notes to Consolidated Financial Statements.

4

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Equity

(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Non-Controlling Interest	Total Stockholder’s Equity
Balance, December 31, 2013	$6	$6,959	$574	$700	$—	$8,239
Capital contributions to parent	—	(271)	—	—	—	(271)
Net income	—	—	—	676	1	677
Change in noncontrolling interest ownership	—	—	—	—	(1)	(1)
Total other comprehensive income	—	—	647	—	—	647
Balance, December 31, 2014	$6	$6,688	$1,221	$1,376	$—	$9,291
Balance, December 31, 2012	$6	$8,155	$1,987	$235	$—	$10,383
Capital contributions to parent	—	(1,196)	—	—	—	(1,196)
Net income	—	—	—	465	6	471
Change in noncontrolling interest ownership	—	—	—	—	(6)	(6)
Total other comprehensive income	—	—	(1,413)	—	—	(1,413)
Balance, December 31, 2013	$6	$6,959	$574	$700	$—	$8,239
Balance, December 31, 2011	$6	$8,271	$953	$(319)	$—	$8,911
Capital contributions to parent	—	(116)	—	—	—	(116)
Net income	—	—	—	554	2	556
Change in noncontrolling interest ownership					(2)	(2)
Total other comprehensive income	—	—	1,034	—	—	1,034
Balance, December 31, 2012	$6	$8,155	$1,987	$235	$—	$10,383
See Notes to Consolidated Financial Statements

5

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the years ended December 31,
(In millions)	2014	2013	2012
Operating Activities
Net income	$677	$471	$556
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Amortization of deferred policy acquisition costs and present value of future profits	206	228	359
Additions to deferred policy acquisition costs and present value of future profits	(14)	(16)	(329)
Change in:
Reserve for future policy benefits and unpaid losses and loss adjustment expenses	586	230	(44)
Reinsurance recoverables	170	(795)	(47)
Receivables and other assets	(30)	(80)	158
Payables and accruals	(882)	(1,532)	(1,035)
Accrued and deferred income taxes	302	589	392
Net realized capital (gains) losses	(577)	(678)	1,413
Net disbursements from investment contracts related to policyholder funds – international unit-linked bonds and pension products	—	(1,833)	(92)
Net decrease in equity securities, trading	—	1,835	120
Goodwill impairment	—	—	149
Reinsurance (gain) loss on disposition in 2014 and 2013, and goodwill impairment of $61 in 2012	(23)	1,491	61
Depreciation and amortization	6	53	164
Other, net	248	(328)	202
Net cash provided by (used for) operating activities	669	(365)	2,027
Investing Activities
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	10,333	19,206	23,759
Fixed maturities, fair value option	358	322	283
Equity securities, available-for-sale	107	81	133
Mortgage loans	377	355	306
Partnerships	152	127	110
Payments for the purchase of:
Fixed maturities and short-term investments, available-for-sale	(7,385)	(14,532)	(23,949)
Fixed maturities, fair value option	(217)	(134)	(182)
Equity securities, available-for-sale	(363)	(79)	(97)
Mortgage loans	(146)	(177)	(1,056)
Partnerships	(104)	(99)	(417)
Proceeds from business sold	—	745	58
Derivatives, net	(66)	(1,900)	(2,275)
Change in policy loans, net	(14)	(7)	1
Change in short-term investments, net	(556)	363	1,404
Change in all other, net	34	(20)	—
Net cash provided by (used for) investing activities	2,510	4,251	(1,922)
Financing Activities
Deposits and other additions to investment and universal life-type contracts	4,567	5,943	10,004
Withdrawals and other deductions from investment and universal life-type contracts	(21,810)	(24,473)	(24,608)
Net transfers from separate accounts related to investment and universal life-type contracts	14,167	16,978	13,196
Net (decrease) increase in securities loaned or sold under agreements to repurchase	—	(1,615)	1,615
Capital contributions to parent	(275)	(1,200)	—
Fee to recapture affiliate reinsurance	—	(347)	—
Net repayments at maturity or settlement of consumer notes	(13)	(77)	(153)
Net cash (used for) provided by financing activities	(3,364)	(4,791)	54
Foreign exchange rate effect on cash	(3)	9	—
Net increase (decrease) in cash	(188)	(896)	159
Cash — beginning of year	446	1,342	1,183
Cash — end of year	$258	$446	$1,342
Supplemental Disclosure of Cash Flow Information
Net cash received during the year for income taxes	(187)	(181)	(395)
Noncash return of capital	(4)	(4)	(126)
Supplemental Disclosure of Non-Cash Investing Activity
Conversion of fixed maturities, available-for-sale to equity securities, available-for-sale	—	—	43
See Notes to Consolidated Financial Statements.

6

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)
1. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
Hartford Life Insurance Company (together with its subsidiaries, “HLIC”, “Company”, “we” or “our”) is a provider of insurance and investment products in the United States (“U.S.”) and is a wholly-owned subsidiary of Hartford Life, Inc., a Delaware corporation ("HLI"). The Hartford Financial Services Group, Inc. (“The Hartford”) is the ultimate parent of the Company.
On June 30, 2014, HLI completed the sale of the issued and outstanding equity of Hartford Life Insurance KK, a Japanese company ("HLIKK") to ORIX Life Insurance Corporation ("Buyer"), a subsidiary of ORIX Corporation, a Japanese company. Upon closing HLIKK recaptured certain risks reinsured to the Company and Hartford Life and Annuity Insurance Company ("HLAI"), a wholly owned subsidiary of the Company, by terminating intercompany agreements. The Buyer is responsible for all liabilities related to the recaptured business. However, HLAI has continued to provide reinsurance for Japan fixed payout annuities of $763 as of December 31, 2014. For further discussion of this transaction, see Note 5 - Reinsurance and Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.
Effective April 1, 2014, the Company terminated its modco and coinsurance with funds withheld reinsurance agreement with White River Life Reinsurance ("WRR"), following receipt of approval from the State of Connecticut Insurance Department ("CTDOI") and Vermont Department of Financial Regulation. On April 30, 2014 The Hartford dissolved WRR. For further discussion of this transaction, see Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.
Effective March 3, 2014, The Hartford made Hartford Life and Accident Insurance Company ("HLA") the single nationwide underwriting company for its Group Benefits business by capitalizing HLA to support the Group Benefits business and separating it from the legal entities that support The Hartford's Talcott Resolution operating segment. On January 30, 2014, The Hartford received approval from the CTDOI for HLAI and the Company to dividend approximately $800 of cash and invested assets to HLA and this dividend was paid on February 27, 2014. All of the issued and outstanding equity of the Company was then distributed from HLA to HLI and the Company became a direct subsidiary of HLI.
On December 12, 2013, the Company completed the sale of the U.K. variable annuity business of Hartford Life International Limited ("HLIL"), an indirect wholly-owned subsidiary, to Columbia Insurance Company, a Berkshire Hathaway company. On January 1, 2013, HLI completed the sale of its Retirement Plans business to Massachusetts Mutual Life Insurance Company ("MassMutual") and on January 2, 2013 HLI completed the sale of its Individual Life insurance business to The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. ("Prudential"). The MassMutual and Prudential sales were structured as reinsurance transactions. For further discussion of these transactions, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
The Consolidated Financial Statements have been prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), which differ materially from the accounting practices prescribed by various insurance regulatory authorities.
Consolidation
The Consolidated Financial Statements include the accounts of HLIC, companies in which the Company directly or indirectly has a controlling financial interest and those variable interest entities (“VIEs”) which the Company is required to consolidate. Entities in which HLIC has significant influence over the operating and financing decisions but is not required to consolidate are reported using the equity method. For further discussions on VIEs, see Note 4 - Investments and Derivative Instruments of Notes to Consolidated Financial Statements. All intercompany transactions and balances between HLIC and its subsidiaries have been eliminated.
Discontinued Operations
The results of operations of a component of the Company that either has been disposed of or is classified as held-for-sale are reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations of the Company as a result of the disposal transaction and the Company will not have any significant continuing involvement in the operations of the component after the disposal transaction. The Company is presenting as discontinued operations certain businesses that meet the criteria for reporting as discontinued operations. Amounts for prior periods have been retrospectively reclassified. For information on the specific businesses and related impacts, see Note 16 - Discontinued Operations of Notes to Consolidated Financial Statements.

7

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Use of Estimates
The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The most significant estimates include those used in determining estimated gross profits used in the valuation and amortization of assets and liabilities associated with variable annuity and other universal life-type contracts; evaluation of other-than-temporary impairments on available-for-sale securities and valuation allowances on investments; living benefits required to be fair valued; goodwill impairment; valuation of investments and derivative instruments; valuation allowance on deferred tax assets; and contingencies relating to corporate litigation and regulatory matters. Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements.
Reclassifications
Certain reclassifications have been made to prior year financial information to conform to the current year presentation.
Future Adoption of New Accounting Standards
Amendments to Consolidation Guidance
In February 2015, the Financial Accounting Standards Board ("FASB") issued updated consolidation guidance. The amendments revise existing guidance for when to consolidate variable interest entities (“VIEs”) and general partners’ investments in limited partnerships, end the deferral granted for applying the VIE guidance to certain investment companies, and reduce the number of circumstances where a decision maker’s or service provider’s fee arrangement is deemed to be a variable interest in an entity. The updates also modify consolidation guidance for determining whether limited partnerships are VIEs or voting interest entities. This guidance is effective for years beginning after December 15, 2015, and may be applied fully retrospectively or through a cumulative effect adjustment to retained earnings as of the beginning of the year of adoption. The Company will adopt the guidance on January 1, 2016 and has not yet determined the method or estimated effect of adoption on the Company’s Consolidated Financial Statements.
Revenue Recognition
In May 2014, the FASB issued updated guidance for recognizing revenue. The guidance excludes insurance contracts and financial instruments. Revenue is to be recognized when, or as, goods or services are transferred to customers in an amount that reflects the consideration that an entity is expected to be entitled in exchange for those goods or services, and this accounting guidance is similar to current accounting for many transactions. This guidance is effective retrospectively for years beginning after December 15, 2016, with a choice of restating prior periods or recognizing a cumulative effect for contracts in place as of the adoption. Early adoption is not permitted. The Company has not yet determined its method for adoption or estimated the effect of the adoption on the Company’s Consolidated Financial Statements.
Reporting Discontinued Operations
In April 2014, the FASB issued updated guidance on reporting discontinued operations. Under this updated guidance, a discontinued operation will include a disposal of a major part of an entity’s operations and financial results such as a separate major line of business or a separate major geographical area of operations. The guidance raises the threshold to be a major operation but no longer precludes discontinued operations presentation where there is significant continuing involvement or cash flows with a disposed component of an entity. The guidance expands disclosures to include cash flows where there is significant continuing involvement with a discontinued operation and the pre-tax profit or loss of disposal transactions not reported as discontinued operations. The updated guidance is effective prospectively for years beginning on or after December 15, 2014, with early application permitted. The Company will apply the guidance to new disposals and operations newly classified as held for sale beginning first quarter of 2015, with no effect on existing reported discontinued operations. The effect on the Company’s future results of operations or financial condition will depend on the nature of future disposal transactions.
Significant Accounting Policies
The Company’s significant accounting policies are as follows:
Segment Information
The Company has no reportable segments and is comprised of the run-off operations of U.S. annuity, and institutional and private-placement life insurance businesses. See Note 2 - Business Dispositions of Notes to Consolidated Financial Statements for further discussion of life and annuity businesses sold. The Company's determination that it has no reportable segments is based on the fact that the Company's chief operating decision maker reviews the Company's financial performance at a consolidated level.

8

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Revenue Recognition
For investment and universal life-type contracts, the amounts collected from policyholders are considered deposits and are not included in revenue. Fee income for universal life-type contracts consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders’ account balances and are recognized in the period in which services are provided. For the Company’s traditional life and group disability products premiums are recognized as revenue when due from policyholders.
Income Taxes
The Company recognizes taxes payable or refundable for the current year and deferred taxes for the tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. A deferred tax provision is recorded for the tax effects of differences between the Company's current taxable income and its income before tax under generally accepted accounting principles in the Consolidated Statements of Operations. The Company records a deferred tax asset valuation allowance that is adequate to reduce the total deferred tax asset to an amount that will more likely than not be realized.
The Company is included in The Hartford’s consolidated U.S. Federal income tax return. The Company and The Hartford have entered into a tax sharing agreement under which each member in the consolidated U.S. Federal income tax return will make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain tax adjustments, is consistent with the “parent down” approach. Under this approach, the Company’s deferred tax assets and tax attributes are considered realized by it so long as the group is able to recognize (or currently use) the related deferred tax asset or attribute. Thus the need for a valuation allowance is determined at the consolidated return level rather than at the level of the individual entities comprising the consolidated group.
Dividends to Policyholders
Policyholder dividends are paid to certain life insurance policyholders. Policies that receive dividends are referred to as participating policies. Participating dividends to policyholders are accrued and reported in other liabilities using an estimate of the amount to be paid based on underlying contractual obligations under policies and applicable state laws.
Participating policies were 2%, 2% and 5% of the total life insurance policies as of December 31, 2014, 2013, and 2012, respectively. If limitations exist on the amount of net income from participating life insurance contracts that may be distributed to stockholders, the policyholder’s share of net income on those contracts that cannot be distributed is excluded from stockholder's equity by a charge to operations and a credit to a liability.
Fair Value
The following financial instruments are carried at fair value in the Company’s Consolidated Financial Statements: fixed maturity and equity securities, available-for-sale (“AFS”); fixed maturities at fair value using fair value option (“FVO”); equity securities, FVO; equity securities, trading; short-term investments; freestanding and embedded derivatives; separate account assets and certain other liabilities. For further discussion of fair value, see Note 3 - Fair Value Measurements of Notes to Consolidated Financial Statements.
Investments
Overview
The Company’s investments in fixed maturities include bonds, structured securities, redeemable preferred stock and commercial paper. These investments, along with certain equity securities, which include common and non-redeemable preferred stocks, are classified as AFS and are carried at fair value. The after-tax difference from cost or amortized cost is reflected in stockholders’ equity as a component of Accumulated Other Comprehensive Income (Loss) (“AOCI”), after adjustments for the effect of deducting certain life and annuity deferred policy acquisition costs and reserve adjustments. Also included in equity securities, AFS are certain equity securities for which the Company elected the fair value option. These equity securities are carried at fair value with changes in value recorded in realized capital gains and losses. Fixed maturities for which the Company elected the fair value option are classified as FVO and are carried at fair value with changes in value recorded in realized capital gains and losses. Policy loans are carried at outstanding balance. Mortgage loans are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts and net of valuation allowances. Short-term investments are carried at amortized cost, which approximates fair value. Limited partnerships and other alternative investments are reported at their carrying value with the change in carrying value primarily accounted for under the equity method and accordingly the Company’s share of earnings is included in net investment income. Recognition of income related to limited partnerships and other alternative investments is delayed due to the availability of the related financial information, as private equity and other funds are generally on a three-month delay and hedge funds are on a one-month delay. Accordingly, income for the years ended December 31, 2014, 2013 and 2012 may not include the full impact of current year changes in valuation of the underlying assets and liabilities of the funds, which are generally obtained from the limited partnerships and other alternative investments’ general partners. Other investments primarily consist of derivatives instruments which are carried at fair value.

9

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Recognition and Presentation of Other-Than-Temporary Impairments
The Company deems bonds and certain equity securities with debt-like characteristics (collectively “debt securities”) to be other-than-temporarily impaired (“impaired”) if a security meets the following conditions: a) the Company intends to sell or it is more likely than not that the Company will be required to sell the security before a recovery in value, or b) the Company does not expect to recover the entire amortized cost basis of the security. If the Company intends to sell or it is more likely than not that the Company will be required to sell the security before a recovery in value, a charge is recorded in net realized capital losses equal to the difference between the fair value and amortized cost basis of the security. For those impaired debt securities which do not meet the first condition and for which the Company does not expect to recover the entire amortized cost basis, the difference between the security’s amortized cost basis and the fair value is separated into the portion representing a credit other-than-temporary impairment, which is recorded in net realized capital losses, and the remaining non-credit impairment, which is recorded in OCI. Generally, the Company determines a security’s credit impairment as the difference between its amortized cost basis and its best estimate of expected future cash flows discounted at the security’s effective yield prior to impairment. The remaining non-credit impairment, which is recorded in OCI, is the difference between the security’s fair value and the Company’s best estimate of expected future cash flows discounted at the security’s effective yield prior to the impairment, which typically represents current market liquidity and risk premiums. The previous amortized cost basis less the impairment recognized in net realized capital losses becomes the security’s new cost basis. The Company accretes the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security’s yield, if necessary.
The Company’s evaluation of whether a credit impairment exists for debt securities includes but is not limited to, the following factors: (a) changes in the financial condition of the security’s underlying collateral, (b) whether the issuer is current on contractually obligated interest and principal payments, (c) changes in the financial condition, credit rating and near-term prospects of the issuer, (d) the extent to which the fair value has been less than the amortized cost of the security and (e) the payment structure of the security. The Company’s best estimate of expected future cash flows used to determine the credit loss amount is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the security. The Company’s best estimate of future cash flows involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, current and projected delinquency rates, and loan-to-value (“LTV”) ratios. In addition, for structured securities, the Company considers factors including, but not limited to, average cumulative collateral loss rates that vary by vintage year, commercial and residential property value declines that vary by property type and location and commercial real estate delinquency levels.
These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries which may include estimating the underlying collateral value. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral such as changes in the projections of the underlying property value estimates.
For equity securities where the decline in the fair value is deemed to be other-than-temporary, a charge is recorded in net realized capital losses equal to the difference between the fair value and cost basis of the security. The previous cost basis less the impairment becomes the security’s new cost basis. The Company asserts its intent and ability to retain those equity securities deemed to be temporarily impaired until the price recovers. Once identified, these securities are systematically restricted from trading unless approved by investment and accounting professionals. The investment and accounting professionals will only authorize the sale of these securities based on predefined criteria that relate to events that could not have been reasonably foreseen. Examples of the criteria include, but are not limited to, the deterioration in the issuer’s financial condition, security price declines, a change in regulatory requirements or a major business combination or major disposition.
The primary factors considered in evaluating whether an impairment exists for an equity security include, but are not limited to: (a) the length of time and extent to which the fair value has been less than the cost of the security, (b) changes in the financial condition, credit rating and near-term prospects of the issuer, (c) whether the issuer is current on preferred stock dividends and (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery.
Mortgage Loan Valuation Allowances
The Company’s security monitoring process reviews mortgage loans on a quarterly basis to identify potential credit losses. Commercial mortgage loans are considered to be impaired when management estimates that, based upon current information and events, it is probable that the Company will be unable to collect amounts due according to the contractual terms of the loan agreement. Criteria used to determine if an impairment exists include, but are not limited to: current and projected macroeconomic factors, such as unemployment rates, and property-specific factors such as rental rates, occupancy levels, LTV ratios and debt service coverage ratios (“DSCR”). In addition, the Company considers historic, current and projected delinquency rates and property values. These assumptions require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the borrower and/or underlying collateral such as changes in the projections of the underlying property value estimates.

10

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

For mortgage loans that are deemed impaired, a valuation allowance is established for the difference between the carrying amount and the Company’s share of either (a) the present value of the expected future cash flows discounted at the loan’s effective interest rate, (b) the loan’s observable market price or, most frequently, (c) the fair value of the collateral. A valuation allowance has been established for either individual loans or as a projected loss contingency for loans with an LTV ratio of 90% or greater and consideration of other credit quality factors, including DSCR. Changes in valuation allowances are recorded in net realized capital gains and losses. Interest income on impaired loans is accrued to the extent it is deemed collectible and the loans continue to perform under the original or restructured terms. Interest income ceases to accrue for loans when it is probable that the Company will not receive interest and principal payments according to the contractual terms of the loan agreement. Loans may resume accrual status when it is determined that sufficient collateral exists to satisfy the full amount of the loan and interest payments, as well as when it is probable cash will be received in the foreseeable future. Interest income on defaulted loans is recognized when received.
Net Realized Capital Gains and Losses
Net realized capital gains and losses from investment sales are reported as a component of revenues and are determined on a specific identification basis. Net realized capital gains and losses also result from fair value changes in fixed maturities and equity securities for which the fair value option was elected, and derivatives contracts (both free-standing and embedded) that do not qualify, or are not designated, as a hedge for accounting purposes, ineffectiveness on derivatives that qualify for hedge accounting treatment, and the change in value of derivatives in certain fair-value hedge relationships and their associated hedged asset. Impairments and mortgage loan valuation allowances are recognized as net realized capital losses in accordance with the Company’s impairment and mortgage loan valuation allowance policies previously discussed above. Foreign currency transaction remeasurements are also included in net realized capital gains and losses.
Net Investment Income
Interest income from fixed maturities and mortgage loans is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future repayments using the retrospective method; however, if these investments are impaired, any yield adjustments are made using the prospective method. Prepayment fees on fixed maturities and mortgage loans are recorded in net investment income when earned. For equity securities, dividends will be recognized as investment income on the ex-dividend date. Limited partnerships and other alternative investments primarily use the equity method of accounting to recognize the Company’s share of earnings. For impaired debt securities, the Company accretes the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security’s yield, if necessary. The Company’s non-income producing investments were not material for the years ended December 31, 2014, 2013 and 2012.
Derivative Instruments
Overview
The Company utilizes a variety of over-the-counter ("OTC") derivative instruments, including transactions cleared through a central clearing house ("OTC-cleared"), and exchange-traded derivative instruments as part of its overall risk management strategy. The types of instruments may include swaps, caps, floors, forwards, futures and options to achieve one of four Company-approved objectives: to hedge risk arising from interest rate, equity market, credit spread and issuer default, price or currency exchange rate risk or volatility; to manage liquidity; to control transaction costs; or to enter into synthetic replication transactions.
Interest rate, volatility, dividend, credit default and index swaps involve the periodic exchange of cash flows with other parties, at specified intervals, calculated using agreed upon rates or other financial variables and notional principal amounts. Generally, little to no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.
Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike interest rate or falls below the floor strike interest rate, applied to a notional principal amount. A premium payment is made by the purchaser of the contract at its inception and no principal payments are exchanged.
Forward contracts are customized commitments that specify a rate of interest or currency exchange rate to be paid or received on an obligation beginning on a future start date and are typically settled in cash.
Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities or cash, and changes in the futures’ contract values are settled daily in cash.
Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial instrument at a specified price, within a specified period or on a stated date.

11

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.
The Company’s derivative transactions conducted in insurance company subsidiaries are used in strategies permitted under the derivative use plans required by the State of Connecticut and the State of New York insurance departments.
Accounting and Financial Statement Presentation of Derivative Instruments and Hedging Activities
Derivative instruments are recognized on the Consolidated Balance Sheets at fair value and are reported in other investments and other liabilities. For balance sheet presentation purposes, the Company has elected to offset the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty or under a master netting agreement, which provides the Company with the legal right of offset.
During 2013, the Company began clearing interest rate swap and certain credit default swap derivative transactions through central clearing houses. OTC-cleared derivatives require initial collateral at the inception of the trade in the form of cash or highly liquid collateral, such as U.S. Treasuries and government agency investments. Central clearing houses also require additional cash collateral as variation margin based on daily market value movements. For information on collateral, see the derivative collateral arrangements section in Note 4 - Investments and Derivative Instruments. In addition, OTC-cleared transactions include price alignment interest either received or paid on the variation margin, which is reflected in net investment income. The Company has also elected to offset the fair value amounts, income accruals and related cash collateral receivables and payables of OTC-cleared derivative instruments based on clearing house agreements.
On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability (“fair value” hedge), (2) a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability (“cash flow” hedge), (3) a hedge of a net investment in a foreign operation (“net investment” hedge) or (4) held for other investment and/or risk management purposes, which primarily involve managing asset or liability related risks and do not qualify for hedge accounting.
Fair Value Hedges
Changes in the fair value of a derivative that is designated and qualifies as a fair value hedge, including foreign-currency fair value hedges, along with the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings as net realized capital gains and losses with any differences between the net change in fair value of the derivative and the hedged item representing the hedge ineffectiveness. Periodic cash flows and accruals of income/expense (“periodic derivative net coupon settlements”) are recorded in the line item of the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded.
Cash Flow Hedges
Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge, including foreign-currency cash flow hedges, are recorded in AOCI and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in the line item of the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded.
Net Investment in a Foreign Operation Hedges
Changes in fair value of a derivative used as a hedge of a net investment in a foreign operation, to the extent effective as a hedge, are recorded in the foreign currency translation adjustments account within AOCI. Cumulative changes in fair value recorded in AOCI are reclassified into earnings upon the sale or complete, or substantially complete, liquidation of the foreign entity. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in the line item of the Consolidated Statements of Operations in which the cash flows of the hedged item are recorded.
Other Investment and/or Risk Management Activities
The Company’s other investment and/or risk management activities primarily relate to strategies used to reduce economic risk or replicate permitted investments and do not receive hedge accounting treatment. Changes in the fair value, including periodic derivative net coupon settlements, of derivative instruments held for other investment and/or risk management purposes are reported in current period earnings as net realized capital gains and losses.

12

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Hedge Documentation and Effectiveness Testing
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as fair value, cash flow, or net investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values or cash flows of hedged items. Hedge effectiveness is assessed primarily using quantitative methods as well as using qualitative methods. Quantitative methods include regression or other statistical analysis of changes in fair value or cash flows associated with the hedge relationship. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Hedge ineffectiveness of the hedge relationships are measured each reporting period using the “Change in Variable Cash Flows Method”, the “Change in Fair Value Method”, the “Hypothetical Derivative Method”, or the “Dollar Offset Method”.
Discontinuance of Hedge Accounting
The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (2) the derivative is de-designated as a hedging instrument; or (3) the derivative expires or is sold, terminated or exercised.
When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative continues to be carried at fair value on the balance sheet with changes in its fair value recognized in current period earnings. Changes in the fair value of the hedged item attributable to the hedged risk is no longer adjusted through current period earnings and the existing basis adjustment is amortized to earnings over the remaining life of the hedged item through the applicable earnings component associated with the hedged item.
When hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.
In other situations in which hedge accounting is discontinued on a cash-flow hedge, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are reclassified into earnings when earnings are impacted by the variability of the cash flow of the hedged item.
Embedded Derivatives
The Company purchases and issues financial instruments and products that contain embedded derivative instruments. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the Consolidated Balance Sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses.
Credit Risk
Credit risk is defined as the risk of financial loss due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with agreed upon terms. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The Company generally requires that OTC derivative contracts, other than certain forward contracts, be governed by International Swaps and Derivatives Association ("ISDA") agreements which are structured by legal entity and by counterparty, and permit right of offset. These agreements require daily collateral settlement based upon agreed upon thresholds. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. For the Company’s domestic derivative programs, the maximum uncollateralized threshold for a derivative counterparty for a single legal entity is $10. The Company also minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties rated A or better, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management. OTC-cleared derivatives are governed by clearing house rules. Transactions cleared through a central clearing house reduce risk due to their ability to require daily variation margin, monitor the Company's ability to request additional collateral in the event of a counterparty downgrade, and act as an independent valuation source. In addition, the Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations.

13

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

Cash
Cash represents cash on hand and demand deposits with banks or other financial institutions.
Reinsurance
The Company cedes insurance to affiliated and unaffiliated insurers in order to limit its maximum losses and to diversify its exposures and provide statutory surplus relief. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company also assumes reinsurance from other insurers.
Reinsurance accounting is followed for ceded and assumed transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). To meet risk transfer requirements, a reinsurance agreement must include insurance risk, consisting of underwriting, investment, and timing risk, and a reasonable possibility of a significant loss to the reinsurer. If the ceded and assumed transactions do not meet risk transfer requirements, the Company accounts for these transactions as financing transactions.
Premiums, benefits, losses and loss adjustment expenses reflect the net effects of ceded and assumed reinsurance transactions. Included in other assets are prepaid reinsurance premiums, which represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of the reinsurance agreements. Included in reinsurance recoverables are balances due from reinsurance companies for paid and unpaid losses and loss adjustment expenses and are presented net of any necessary allowance for uncollectible reinsurance.
The Company reinsures certain of its risks to other reinsurers under yearly renewable term, coinsurance, and modified coinsurance arrangements, and variations thereof. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.
The Company evaluates the financial condition of its reinsurers and concentrations of credit risk. Reinsurance is placed with reinsurers that meet strict financial criteria established by the Company. The Company entered into two reinsurance transactions upon completion of the sales of its Retirement Plans and Individual Life businesses in 2013. For further discussion of these transactions, see Note 2 - Business Dispositions and Note 5 - Reinsurance of Notes to Consolidated Financial Statements.
Deferred Policy Acquisition Costs and Present Value of Future Profits
Deferred policy acquisition costs ("DAC") represent costs that are directly related to the acquisition of new and renewal insurance contracts and incremental direct costs of contract acquisition that are incurred in transactions with either independent third parties or employees. Such costs primarily include commissions, premium taxes, costs of policy issuance and underwriting, and certain other expenses that are directly related to successfully issued contracts.
For life insurance products, the DAC asset related to most universal life-type contracts (primarily variable annuities) is amortized over the estimated life of the contracts acquired in proportion to the present value of estimated gross profits ("EGPs"). EGPs are also used to amortize other assets and liabilities in the Company’s Consolidated Balance Sheets such as sales inducement assets (SIA") and unearned revenue reserves ("URR"). Components of EGPs are used to determine reserves for universal life type contracts (including variable annuities) with death or other insurance benefits such as guaranteed minimum death, guaranteed minimum withdrawal and universal life insurance secondary guarantee benefits. These benefits are accounted for and collectively referred to as death and other insurance benefit reserves and are held in addition to the account value liability representing policyholder funds.
For most life insurance product contracts, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that timeframe are immaterial. Products sold in a particular year are aggregated into cohorts. Future gross profits for each cohort are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity and variable universal life products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; surrender and lapse rates; interest margin; mortality; and the extent and duration of hedging activities and hedging costs.
The Company determines EGPs from a single deterministic reversion to mean ("RTM") separate account return projection which is an estimation technique commonly used by insurance entities to project future separate account returns. Through this estimation technique, the Company’s DAC model is adjusted to reflect actual account values at the end of each quarter. Through a consideration of recent market returns, the Company will unlock ("Unlock"), or adjust, projected returns over a future period so that the account value returns to the long-term expected rate of return, providing that those projected returns do not exceed certain caps. This Unlock for future separate account returns is determined each quarter.

14

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

In the third quarter of each year, the Company completes a comprehensive non-market related policyholder behavior assumption study and incorporates the results of those studies into its projection of future gross profits. Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and periodically revises its policyholder assumptions as credible emerging data indicates that changes are warranted. The Company will continue to evaluate its assumptions related to policyholder behavior as initiatives to reduce the size of the variable annuity business are implemented by management. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the DAC, SIA and URR amortization models, as well as, the death and other insurance benefit reserving models. Beginning in 2015, the annual comprehensive non-market related policyholder behavior assumption study will be completed in the fourth quarter of each year.
All assumption changes that affect the estimate of future EGPs including the update of current account values, the use of the RTM estimation technique, and policyholder behavior assumptions are considered an Unlock in the period of revision. An Unlock adjusts the DAC, SIA, URR and death and other insurance benefit reserve balances in the Consolidated Balance Sheets with an offsetting benefit or charge in the Consolidated Statements of Operations in the period of the revision. An Unlock revises EGPs to reflect the Company's current best estimate assumptions. The Company also tests the aggregate recoverability of DAC by comparing the existing DAC balance to the present value of future EGPs. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.
Goodwill
Goodwill represents the excess of costs over the fair value of net assets acquired. Goodwill is not amortized but is reviewed for impairment at least annually or more frequently if events occur or circumstances change that would indicate that a triggering event for a potential impairment has occurred. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied goodwill value, an impairment loss is recognized in an amount equal to that excess.
Management’s determination of the fair value of each reporting unit incorporates multiple inputs into discounted cash flow calculations, including assumptions that market participants would make in valuing the reporting unit. Assumptions include levels of economic capital, future business growth, earnings projections, assets under management for certain reporting units, and the weighted average cost of capital used for purposes of discounting. Decreases in the amount of capital allocated to a reporting unit, decreases in business growth, decreases in earnings projections and increases in the weighted average cost of capital will all cause a reporting unit’s fair value to decrease.
Separate Accounts, Death Benefits and Other Insurance Benefit Features
The Company records the variable account value portion of variable annuity and variable life insurance products and institutional and governmental investment contracts within separate accounts. Separate account assets are reported at fair value and separate account liabilities are reported at amounts consistent with separate account assets. Investment income and gains and losses from those separate account assets accrue directly to the policyholder, who assumes the related investment risk, and are offset by the related liability changes reported in the same line item in the Consolidated Statements of Operations. The Company earns fees for investment management, certain administrative expenses, and mortality and expense risks assumed which are reported in fee income.
Certain contracts classified as universal life-type include death and other insurance benefit features including guaranteed minimum death benefit ("GMDB"), guaranteed minimum income benefit ("GMIB") and guaranteed minimum withdrawal benefit ("GMWB") riders offered with variable annuity contracts, or secondary guarantee benefits offered with universal life insurance contracts. GMWBs that represent embedded derivatives are accounted for at fair value. Universal life insurance secondary guarantee benefits ensure that the policy will not terminate, and will continue to provide a death benefit, even if there is insufficient policy value to cover the monthly deductions and charges. For the Company's GMWB products, the withdrawal benefit can exceed the guaranteed remaining balance ("GRB"). These GMDBs, GMIBs, the life-contingent portion of the GMWBs and the universal life insurance secondary guarantees require an additional liability to be held above the account value liability representing the policyholders' funds. This liability is reported in reserve for future policy benefits in the Company’s Consolidated Balance Sheets. Changes in the death and other insurance benefit reserves are recorded in benefits, losses and loss adjustment expenses in the Company’s Consolidated Statements of Operations.

15

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Significant Accounting Policies (continued)

The death and other insurance benefit liability is determined by estimating the expected present value of the benefits in excess of the policyholder’s expected account value in proportion to the present value of total expected fees. The liability is accrued as actual fees are earned. The expected present value of benefits and fees are generally derived from a set of stochastic scenarios, that have been calibrated to our RTM separate account returns, and assumptions including market rates of return, volatility, discount rates, lapse rates and mortality experience. Consistent with the Company’s policy on the Unlock, the Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefits, losses and loss adjustment expense. For further information on the Unlock, see the Deferred Policy Acquisition Costs and Present Value of Future Profits accounting policy section within this footnote.
The Company reinsures a portion of its in-force GMDB and all of its universal life insurance secondary guarantees and net reinsurance costs are recognized ratably over the accumulation period based on total expected assessments.
Reserve for Future Policy Benefits and Unpaid Losses and Loss Adjustment Expenses
Liabilities for the Company’s group life and disability contracts as well its individual term life insurance policies include amounts for unpaid losses and future policy benefits. Liabilities for unpaid losses include estimates of amounts to fully settle known reported claims as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. Liabilities for future policy benefits are calculated by the net level premium method using interest, withdrawal and mortality assumptions appropriate at the time the policies were issued. The methods used in determining the liability for unpaid losses and future policy benefits are standard actuarial methods recognized by the American Academy of Actuaries. For the tabular reserves, discount rates are based on the Company’s earned investment yield and the morbidity/mortality tables used are standard industry tables modified to reflect the Company’s actual experience when appropriate. In particular, for the Company’s group disability known claim reserves, the morbidity table for the early durations of claims is based exclusively on the Company’s experience, incorporating factors such as gender, elimination period and diagnosis. These reserves are computed such that they are expected to meet the Company’s future policy obligations. Future policy benefits are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death. Changes in or deviations from the assumptions used for mortality, morbidity, expected future premiums and interest can significantly affect the Company’s reserve levels and related future operations.
Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable consist of non-variable account values associated with universal life-type contracts and investment contracts.
Universal life-type contracts consist of fixed and variable annuities and universal life insurance. The liability for universal life-type contracts is equal to the balance that accrues to the benefit of the policyholders as of the financial statement date, including credited interest, amounts that have been assessed to compensate the Company for services to be performed over future periods, and any amounts previously assessed against policyholders that are refundable on termination of the contract.
Investment contracts consist of institutional and governmental products, without life contingencies, including funding agreements, certain structured settlements and guaranteed investment contracts. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals and amounts assessed through the financial statement date.
Foreign Currency
Foreign currency translation gains and losses are reflected in stockholder's equity as a component of accumulated other comprehensive income. The Company’s foreign subsidiaries’ balance sheet accounts are translated at the exchange rates in effect at each year end and income statement accounts are translated at the average rates of exchange prevailing during the year. The national currencies of the international operations are generally their functional currencies. Gains and losses resulting from the remeasurement of foreign currency transactions are reflected in earnings in realized capital gains (losses) in the period in which they occur.

16

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)

2. Business Dispositions
Sale of Hartford Life International Limited ("HLIL")
On December 12, 2013, the Company completed the sale of all of the issued and outstanding equity of HLIL, an indirect wholly-owned subsidiary of the Company, in a cash transaction to Columbia Insurance Company, a Berkshire Hathaway company, for approximately $285. At closing, HLIL’s sole asset was its subsidiary, Hartford Life Limited ("HLL"), a Dublin-based company that sold variable annuities in the U.K. from 2005 to 2009. The sale transaction resulted in an after-tax loss of $51 upon disposition in the year ended December 31, 2013. The operations of the Company's U.K. variable annuity business meet the criteria for reporting as discontinued operations. For further information regarding discontinued operations, see Note 16 - Discontinued Operations of Notes to Consolidated Financial Statements.
Sale of Retirement Plans
On January 1, 2013, HLI completed the sale of its Retirement Plans business to MassMutual for a ceding commission of $355. The business sold included products and services to corporations pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and products and services to municipalities and not-for-profit organizations under Sections 457 and 403(b) of the Code, collectively referred to as government plans. The sale was structured as a reinsurance transaction and resulted in an after-tax gain of $45 for the year ended December 31, 2013. The Company recognized $565 in reinsurance loss on disposition including a reduction in goodwill of $87, offset by $634 in realized capital gains for a $69 impact to income, pre-tax.
Upon closing, the Company reinsured $9.2 billion of policyholder liabilities and $26.3 billion of separate account liabilities under an indemnity reinsurance arrangement. The reinsurance transaction does not extinguish the Company's primary liability on the insurance policies issued under the Retirement Plans business. The Company also transferred invested assets with a carrying value of $9.3 billion, net of the ceding commission, to MassMutual and recognized other non-cash decreases in assets totaling $100 relating to deferred acquisition costs, deferred income taxes, goodwill, and other assets associated with the disposition. The company continued to sell retirement plans during the transition period which ended on June 30, 2014. MassMutual has assumed all expenses and risks for these sales through the reinsurance agreement.
Retirement Plans total revenues were $706 and its net loss was $39 for the year ended December 31, 2012.
Sale of Individual Life
On January 2, 2013 HLI completed the sale of its Individual Life insurance business to Prudential for consideration of $615, consisting primarily of a ceding commission, of which $590 is attributable to the Company. The business sold included variable universal life, universal life, and term life insurance. The sale was structured as a reinsurance transaction and resulted in a loss on business disposition in 2013 consisting of a reinsurance loss partially offset by realized capital gains and a goodwill impairment loss of $61, pre-tax, in 2012. For further information regarding the goodwill impairment loss, see Note 7 - Goodwill of Notes to Consolidated Financial Statements.
Upon closing the Company recognized an additional reinsurance loss on disposition of $927, including a reduction in goodwill of $163 offset by realized capital gains of $927 for a $0 impact on income, pre-tax. In addition, the Company reinsured $8.3 billion of policyholder liabilities and $5.3 billion of separate account liabilities under indemnity reinsurance arrangements. The reinsurance transaction does not extinguish the Company's primary liability under the Individual Life business. The Company also transferred invested assets with a carrying value of $7.6 billion, exclusive of $1.4 billion assets supporting the modified coinsurance agreement, net of cash transferred in place of short-term investments, to Prudential and recognized other non-cash decreases in assets totaling $1.8 billion relating to deferred acquisition costs, deferred income taxes, goodwill and other assets, and other non-cash decreases in liabilities totaling $1.9 billion relating to other liabilities associated with the disposition. The Company continued to sell life insurance products and riders during the transition period which ended on June 30, 2014. Prudential has assumed all expenses and risk for these sales through the reinsurance agreement.
Individual Life total revenues were $1,303 and its net income was $21 for the year ended December 31, 2012.

17

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2. Business Dispositions (continued)

Composition of Invested Assets Transferred
The following table summarizes invested assets transferred by the Company in 2013 in connection with the sale of the Retirement Plans and Individual Life businesses.

Carrying Value
As of December 31, 2012
Fixed maturities, at fair value (amortized cost of $13,596) [1]	$15,015
Equity securities, AFS, at fair value (cost of $27) [2]	28
Fixed maturities, at fair value using the FVO [3]	16
Mortgage loans (net of allowances for loan losses of $1)	1,288
Policy loans, at outstanding balance	542
Total invested assets transferred	$16,889

[1]	Includes $14.4 billion and $657 of securities in level 2 and 3 of the fair value hierarchy, respectively.

[2]	All equity securities transferred are included in level 2 of the fair value hierarchy.

[3]	All FVO securities transferred are included in level 3 of the fair value hierarchy.

18

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements
The following section applies the fair value hierarchy and disclosure requirements for the Company’s financial instruments that are carried at fair value. The fair value hierarchy prioritizes the inputs in the valuation techniques used to measure fair value into three broad Levels (Level 1, 2 or 3).

Level 1
Observable inputs that reflect quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date. Level 1 securities include highly liquid U.S. Treasuries, money market funds and exchange traded equity securities, open-ended mutual funds reported in separate account assets and exchange-traded derivative instruments.

Level 2
Observable inputs, other than quoted prices included in Level 1, for the asset or liability or prices for similar assets and liabilities. Most fixed maturities and preferred stocks, including those reported in separate account assets, are model priced by vendors using observable inputs and are classified within Level 2. Derivative instruments classified within Level 2 are priced using observable market inputs such as swap yield curves and credit default swap curves.

Level 3
Valuations that are derived from techniques in which one or more of the significant inputs are unobservable (including assumptions about risk). Level 3 securities include less liquid securities, guaranteed product embedded and reinsurance derivatives and other complex derivative instruments. Because Level 3 fair values, by their nature, contain one or more significant unobservable inputs, as there is little or no observable market for these assets and liabilities, considerable judgment is used to determine the Level 3 fair values. Level 3 fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

In many situations, inputs used to measure the fair value of an asset or liability position may fall into different levels of the fair value hierarchy. In these situations, the Company will determine the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value. Transfers of securities among the levels occur at the beginning of the reporting period. The amount of transfers from Level 1 to Level 2 was $1.4 billion and $287 for the years ended December 31, 2014 and 2013, respectively, which represented previously on-the-run U.S. Treasury securities that are now off-the-run. For the years ended December 31, 2014 and 2013, there were no transfers from Level 2 to Level 1. In most cases, both observable (e.g., changes in interest rates) and unobservable (e.g., changes in risk assumptions) inputs are used in the determination of fair values that the Company has classified within Level 3. Consequently, these values and the related gains and losses are based upon both observable and unobservable inputs. The Company’s fixed maturities included in Level 3 are classified as such because these securities are primarily priced by independent brokers and/or are within illiquid markets.

19

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

The following tables present assets and (liabilities) carried at fair value by hierarchy level. These disclosures provide information as to the extent to which the Company uses fair value to measure financial instruments and information about the inputs used to value those financial instruments to allow users to assess the relative reliability of the measurements.

	December 31, 2014
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Fixed maturities, AFS
Asset backed securities ("ABS")	$1,171	$—	$1,089	$82
Collateralized debt obligations ("CDOs")	1,148	—	788	360
Commercial mortgage-backed securities ("CMBS")	1,887	—	1,768	119
Corporate	15,742	—	15,096	646
Foreign government/government agencies	602	—	572	30
States, municipalities and political subdivisions (“Municipal”)	1,052	—	998	54
Residential mortgage-backed securities ("RMBS")	1,857	—	1,123	734
U.S. Treasuries	1,977	72	1,905	—
Total fixed maturities	25,436	72	23,339	2,025
Fixed maturities, FVO	280	—	196	84
Equity securities, trading	11	11	—	—
Equity securities, AFS	514	411	55	48
Derivative assets
Credit derivatives	3	—	5	(2)
Equity derivatives	2	—	—	2
Foreign exchange derivatives	(1)	—	(1)	—
Interest rate derivatives	123	—	123	—
GMWB hedging instruments	119	—	5	114
Macro hedge program	93	—	—	93
Total derivative assets [1]	339	—	132	207
Short-term investments	2,162	199	1,963	—
Reinsurance recoverable for GMWB	56	—	—	56
Modified coinsurance reinsurance contracts	34	—	34	—
Separate account assets [3]	132,198	91,524	40,096	578
Total assets accounted for at fair value on a recurring basis	$161,030	$92,217	$65,815	$2,998
Liabilities accounted for at fair value on a recurring basis
Other policyholder funds and benefits payable
GMWB	$(139)	$—	$—	$(139)
Equity linked notes	(26)	—	—	(26)
Total other policyholder funds and benefits payable	(165)	—	—	(165)
Derivative liabilities
Credit derivatives	—	—	1	(1)
Equity derivatives	28	—	25	3
Foreign exchange derivatives	(444)	—	(444)	—
Interest rate derivatives	(409)	—	(382)	(27)
GMWB hedging instruments	55	—	(1)	56
Macro hedge program	48	—	—	48
Total derivative liabilities [4]	(722)	—	(801)	79
Consumer notes [5]	(3)	—	—	(3)
Total liabilities accounted for at fair value on a recurring basis	$(890)	$—	$(801)	$(89)

20

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

	December 31, 2013
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Fixed maturities, AFS
ABS	$1,129	$—	$1,021	$108
CDOs	1,448	—	1,020	428
CMBS	2,347	—	1,987	360
Corporate	16,917	—	16,127	790
Foreign government/government agencies	1,177	—	1,139	38
States, municipalities and political subdivisions (“Municipal”)	965	—	916	49
RMBS	2,431	—	1,633	798
U.S. Treasuries	1,749	1,077	672	—
Total fixed maturities	28,163	1,077	24,515	2,571
Fixed maturities, FVO	791	—	613	178
Equity securities, trading	12	12	—	—
Equity securities, AFS	372	207	114	51
Derivative assets
Credit derivatives	9	—	11	(2)
Foreign exchange derivatives	14	—	14	—
Interest rate derivatives	(57)	—	(57)	—
U.S. GMWB hedging instruments	26	—	(42)	68
U.S. macro hedge program	109	—	—	109
International program hedging instruments	171	—	173	(2)
Total derivative assets [1]	272	—	99	173
Short-term investments	1,952	228	1,724	—
Limited partnerships and other alternative investments [2]	468	—	414	54
Reinsurance recoverable for U.S. GMWB and Japan GMWB, GMIB, and GMAB	(465)	—	—	(465)
Modified coinsurance reinsurance contracts	67	—	67	—
Separate account assets [3]	138,482	99,917	37,828	737
Total assets accounted for at fair value on a recurring basis	$170,114	$101,441	$65,374	$3,299
Liabilities accounted for at fair value on a recurring basis
Other policyholder funds and benefits payable
Guaranteed living benefits	$(576)	$—	$—	$(576)
Equity linked notes	(18)	—	—	(18)
Total other policyholder funds and benefits payable	(594)	—	—	(594)
Derivative liabilities
Credit derivatives	11	—	7	4
Equity derivatives	18	—	16	2
Foreign exchange derivatives	(382)	—	(382)	—
Interest rate derivatives	(319)	—	(295)	(24)
U.S. GMWB hedging instruments	15	—	(63)	78
U.S. macro hedge program	30	—	—	30
International program hedging instruments	(198)	—	(139)	(59)
Total derivative liabilities [4]	(825)	—	(856)	31
Consumer notes [5]	(2)	—	—	(2)
Total liabilities accounted for at fair value on a recurring basis	$(1,421)	$—	$(856)	$(565)

[1]
Includes OTC and OTC-cleared derivative instruments in a net asset value position after consideration of the impact of collateral posting requirements, which may be imposed by agreements, clearinghouse rules, and applicable law. At December 31, 2014 and December 31, 2013, $399 and $120, respectively, was netted against the derivative asset value in the Consolidated Balance Sheet and is excluded from the table above. For further information on derivative liabilities, see footnote 4 below.

[2]	Represents hedge funds where equity method of accounting has been applied to a fund of funds measured at fair value.

[3]
As of December 31, 2014 and 2013, excludes approximately $2.5 billion and $2.4 billion, respectively, of investment sales receivable because they are trade receivables in the ordinary course of business where the carrying amount approximates fair value.

[4]
Includes OTC and OTC-cleared derivative instruments in a net negative market value position (derivative liability). In the Level 3 roll forward table included below in this Note, the sum of the derivative asset and liability positions are referred to as “freestanding derivatives” and are presented on a net basis.

[5]	Represents embedded derivatives associated with non-funding agreement-backed consumer equity-linked notes.

21

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Determination of Fair Values
The valuation methodologies used to determine the fair values of assets and liabilities under the “exit price” notion, reflect market-participant objectives and are based on the application of the fair value hierarchy that prioritizes relevant observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and liabilities based on quoted market prices where available and where prices represent a reasonable estimate of fair value. The Company also determines fair value based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s default spreads, liquidity and, where appropriate, risk margins on unobservable parameters. The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above tables.
The fair value process is monitored by the Valuation Committee, which is a cross-functional group of senior management within the Company that meets at least quarterly. The Valuation Committee is co-chaired by the Heads of Investment Operations and Accounting, and has representation from various investment sector professionals, accounting, operations, legal, compliance and risk management. The purpose of the committee is to oversee the pricing policy and procedures by ensuring objective and reliable valuation practices and pricing of financial instruments, as well as addressing valuation issues and approving changes to valuation methodologies and pricing sources. There are also two working groups under the Valuation Committee, a Securities Fair Value Working Group (“Securities Working Group”) and a Derivatives Fair Value Working Group ("Derivatives Working Group"), which include various investment, operations, accounting and risk management professionals that meet monthly to review market data trends, pricing and trading statistics and results, and any proposed pricing methodology changes described in more detail in the following paragraphs.
The Company also has an enterprise-wide Operational Risk Management function, led by the Chief Operational Risk Officer, which is responsible for establishing, maintaining and communicating the framework, principles and guidelines of the Company's operational risk management program. This includes model risk management which provides an independent review of the suitability, characteristics and reliability of model inputs; as well as, an analysis of significant changes to current models.
Fixed Maturities, AFS; Equity Securities, AFS; Equity Securities, FVO; Fixed Maturities, FVO, Equity Securities, Trading; and Short-term Investments
The fair value of AFS and FVO securities, equity securities, trading, and short-term investments in an active and orderly market (e.g. not distressed or forced liquidation) are determined by management after considering one of the following sources of information: quoted prices for identical assets or liabilities, third-party pricing services, independent broker quotations or pricing matrices. Security pricing is applied using a “waterfall” approach whereby publicly available prices are first sought from third-party pricing services, the remaining unpriced securities are submitted to independent brokers for prices, or lastly, securities are priced using a pricing matrix. Typical inputs used by these pricing methods include, but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flows, prepayment speeds and default rates. Based on the typical trading volumes and the lack of quoted market prices for fixed maturities, third-party pricing services will normally derive the security prices from recent reported trades for identical or similar securities making adjustments through the reporting date based upon available market observable information as outlined above. If there are no recently reported trades, the third-party pricing services and independent brokers may use matrix or model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at an estimated market rate. Included in the pricing of ABS and RMBS are estimates of the rate of future prepayments of principal over the remaining life of the securities. Such estimates are derived based on the characteristics of the underlying structure and prepayment speeds previously experienced at the interest rate levels projected for the underlying collateral. Actual prepayment experience may vary from these estimates.
Prices from third-party pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain securities are priced via independent broker quotations which utilize inputs that may be difficult to corroborate with observable market based data. Additionally, the majority of these independent broker quotations are non-binding.
A pricing matrix is used to price private placement securities for which the Company is unable to obtain a price from a third-party pricing service by discounting the expected future cash flows from the security by a developed market discount rate utilizing current credit spreads. Credit spreads are developed each month using market based data for public securities adjusted for credit spread differentials between public and private securities which are obtained from a survey of multiple private placement brokers. The appropriate credit spreads determined through this survey approach are based upon the issuer’s financial strength and term to maturity, utilizing an independent public security index and trade information and adjusting for the non-public nature of the securities.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

The Securities Working Group performs ongoing analysis of the prices and credit spreads received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. As a part of this analysis, the Company considers trading volume, new issuance activity and other factors to determine whether the market activity is significantly different than normal activity in an active market, and if so, whether transactions may not be orderly considering the weight of available evidence. If the available evidence indicates that pricing is based upon transactions that are stale or not orderly, the Company places little, if any, weight on the transaction price and will estimate fair value utilizing an internal pricing model. In addition, the Company ensures that prices received from independent brokers represent a reasonable estimate of fair value through the use of internal and external cash flow models developed based on spreads, and when available, market indices. As a result of this analysis, if the Company determines that there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly and approved by the Valuation Committee. The Company’s internal pricing model utilizes the Company’s best estimate of expected future cash flows discounted at a rate of return that a market participant would require. The significant inputs to the model include, but are not limited to, current market inputs, such as credit loss assumptions, estimated prepayment speeds and market risk premiums.
The Company conducts other specific monitoring controls around pricing. Daily analyses identify price changes over 3% for fixed maturities and 5% for equity securities and trade prices that differ over 3% to the current day’s price. Weekly analyses identify prices that differ more than 5% from published bond prices of a corporate bond index. Monthly analyses identify price changes over 3%, prices that have not changed, and missing prices. Also on a monthly basis, a second source validation is performed on most sectors. Analyses are conducted by a dedicated pricing unit that follows up with trading and investment sector professionals and challenges prices with vendors when the estimated assumptions used differ from what the Company feels a market participant would use. Any changes from the identified pricing source are verified by further confirmation of assumptions used. Examples of other procedures performed include, but are not limited to, initial and on-going review of third-party pricing services’ methodologies, review of pricing statistics and trends and back testing recent trades.
The Company has analyzed the third-party pricing services’ valuation methodologies and related inputs, and has also evaluated the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Most prices provided by third-party pricing services are classified into Level 2 because the inputs used in pricing the securities are market observable. Due to a general lack of transparency in the process that brokers use to develop prices, most valuations that are based on brokers’ prices are classified as Level 3. Some valuations may be classified as Level 2 if the price can be corroborated with observable market data.
Derivative Instruments, including embedded derivatives within investments
Derivative instruments are fair valued using pricing valuation models for OTC derivatives that utilize independent market data inputs, quoted market prices for exchange-traded and OTC-cleared derivatives, or independent broker quotations. Excluding embedded and reinsurance related derivatives, as of December 31, 2014 and 2013, 95% and 97%, respectively, of derivatives, based upon notional values, were priced by valuation models or quoted market prices. The remaining derivatives were priced by broker quotations.
The Derivatives Working Group performs ongoing analysis of the valuations, assumptions and methodologies used to ensure that the prices represent a reasonable estimate of the fair value. The Company performs various controls on derivative valuations which include both quantitative and qualitative analysis. Analyses are conducted by a dedicated derivative pricing team that works directly with investment sector professionals to analyze impacts of changes in the market environment and investigate variances. There is a monthly analysis to identify market value changes greater than pre-defined thresholds, stale prices, missing prices and zero prices. Also on a monthly basis, a second source validation, typically to broker quotations, is performed for certain of the more complex derivatives as well as for any existing deals with a market value greater than $10 and all new deals during the month. In addition, on a daily basis, market valuations are compared to counterparty valuations for OTC derivatives. A model validation review is performed on any new models, which typically includes detailed documentation and validation to a second source. The model validation documentation and results of validation are presented to the Valuation Committee for approval. There is a monthly control to review changes in pricing sources to ensure that new models are not moved to production until formally approved.
The Company utilizes derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified with the same fair value hierarchy level as the associated assets and liabilities. Therefore the realized and unrealized gains and losses on derivatives reported in Level 3 may not reflect the offsetting impact of the realized and unrealized gains and losses of the associated assets and liabilities.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Valuation Techniques and Inputs for Investments
Generally, the Company determines the estimated fair value of its AFS securities, fixed maturities, FVO, equity securities, trading, and short-term investments using the market approach. The income approach is used for securities priced using a pricing matrix, as well as for derivative instruments. Certain limited partnerships and other alternative investments are measured at fair value using a NAV as a practical expedient. For Level 1 investments, which are comprised of on-the-run U.S. Treasuries, exchange-traded equity securities, short-term investments, exchange traded futures and option contracts, valuations are based on observable inputs that reflect quoted prices for identical assets in active markets that the Company has the ability to access at the measurement date.
For most of the Company’s debt securities, the following inputs are typically used in the Company’s pricing methods: reported trades, benchmark yields, bids and/or estimated cash flows. For securities except U.S. Treasuries, inputs also include issuer spreads, which may consider credit default swaps. Derivative instruments are valued using mid-market inputs that are predominantly observable in the market.
A description of additional inputs used in the Company’s Level 2 and Level 3 measurements is listed below:

Level 2
The fair values of most of the Company’s Level 2 investments are determined by management after considering prices received from third party pricing services. These investments include most fixed maturities and preferred stocks, including those reported in separate account assets, and derivative instruments.

•
ABS, CDOs, CMBS and RMBS – Primary inputs also include monthly payment information, collateral performance, which varies by vintage year and includes delinquency rates, collateral valuation loss severity rates, collateral refinancing assumptions, credit default swap indices and, for ABS and RMBS, estimated prepayment rates.

•	Corporates, including investment grade private placements – Primary inputs also include observations of credit default swap curves related to the issuer.

•	Foreign government/government agencies—Primary inputs also include observations of credit default swap curves related to the issuer and political events in emerging market economies.

•	Municipals – Primary inputs also include Municipal Securities Rulemaking Board reported trades and material event notices, and issuer financial statements.

•	Short-term investments – Primary inputs also include material event notices and new issue money market rates.

•	Equity securities, trading – Consist of investments in mutual funds. Primary inputs include net asset values obtained from third party pricing services.

•	Credit derivatives – Primary inputs include the swap yield curve and credit default swap curves.

•	Foreign exchange derivatives – Primary inputs include the swap yield curve, currency spot and forward rates, and cross currency basis curves.

•	Interest rate derivatives – Primary input is the swap yield curve.

Level 3
Most of the Company’s securities classified as Level 3 include less liquid securities such as lower quality ABS, CMBS, commercial real estate (“CRE”) CDOs and RMBS primarily backed by sub-prime loans. Securities included in level 3 are primarily valued based on broker prices or broker spreads, without adjustments. Primary inputs for non-broker priced investments, including structured securities, are consistent with the typical inputs used in Level 2 measurements noted above, but are Level 3 due to their less liquid markets. Additionally, certain long-dated securities are priced based on third party pricing services, including municipal securities, foreign government/government agencies, bank loans and below investment grade private placement securities. Primary inputs for these long-dated securities are consistent with the typical inputs used in Level 1 and Level 2 measurements noted above, but include benchmark interest rate or credit spread assumptions that are not observable in the marketplace. Also included in Level 3, are certain derivative instruments that either have significant unobservable inputs or are valued based on broker quotations. Significant inputs for these derivative contracts primarily include the typical inputs used in the Level 1 and Level 2 measurements noted above; but also include equity and interest rate volatility and swap yield curves beyond observable limits.

24

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Significant Unobservable Inputs for Level 3 Assets Measured at Fair Values
The following tables present information about significant unobservable inputs used in Level 3 assets measured at fair value. The tables exclude securities such as ABS and CRE CDOs for which fair values are predominately based on broker quotations.

	As of December 31, 2014
Securities				Unobservable Inputs
Assets accounted for at fair value on a recurring basis	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CMBS	$119	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	46bps	2,475bps	284bps	Decrease
Corporate [3]	324	Discounted cash flows	Spread	123bps	765bps	267bps	Decrease
Municipal [3]	32	Discounted cash flows	Spread	212bps	212bps	212bps	Decrease
RMBS	734	Discounted cash flows	Spread	23bps	1,904bps	141bps	Decrease
			Constant prepayment rate	—%	7%	3%	Decrease [4]
			Constant default rate	1%	14%	7%	Decrease
			Loss severity	—%	100%	78%	Decrease

	As of December 31, 2013
Securities				Unobservable Inputs
Assets accounted for at fair value on a recurring basis	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CMBS	$360	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	99bps	2,511bps	446bps	Decrease
Corporate [3]	398	Discounted cash flows	Spread	119bps	5,594bps	332bps	Decrease
Municipal [3]	29	Discounted cash flows	Spread	184bps	184bps	184bps	Decrease
RMBS	798	Discounted cash flows	Spread	62bps	1,748bps	245bps	Decrease
			Constant prepayment rate	—%	10%	3%	Decrease [4]
			Constant default rate	1%	22%	8%	Decrease
			Loss severity	—%	100%	80%	Decrease

[1]	The weighted average is determined based on the fair value of the securities.

[2]	Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table above.

[3]	Level 3 corporate and municipal securities excludes those for which the Company bases fair value on broker quotations as discussed below.

[4]	Decrease for above market rate coupons and increase for below market rate coupons.

25

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

	As of December 31, 2014
Freestanding Derivatives				Unobservable Inputs
	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Impact of Increase in Input on Fair Value [1]
Interest rate derivative
Interest rate swaps	(29)	Discounted cash flows	Swap curve beyond 30 years	3%	3%	Decrease
Interest rate swaptions	2	Option model	Interest rate volatility	1%	1%	Increase
U.S. GMWB hedging instruments
Equity options	46	Option model	Equity volatility	22%	34%	Increase
Customized swaps	124	Discounted cash flows	Equity volatility	10%	40%	Increase
U.S. macro hedge program
Equity options	141	Option model	Equity volatility	27%	28%	Increase

	As of December 31, 2013
Freestanding Derivatives				Unobservable Inputs
	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Impact of Increase in Input on Fair Value [1]
Interest rate derivative
Interest rate swaps	(24)	Discounted cash flows	Swap curve beyond 30 years	4%	4%	Increase
U.S. GMWB hedging instruments
Equity options	72	Option model	Equity volatility	21%	29%	Increase
Customized swaps	74	Discounted cash flows	Equity volatility	10%	50%	Increase
U.S. macro hedge program
Equity options	139	Option model	Equity volatility	24%	31%	Increase
International hedging program [2]
Equity options	(66)	Option model	Equity volatility	29%	37%	Increase
Short interest rate swaptions	(12)	Option model	Interest rate volatility	—%	1%	Decrease
Long interest rate swaptions	48	Option model	Interest rate volatility	1%	1%	Increase

[1]
Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.

[2]	Level 3 international program hedging instruments excludes those for which the Company bases fair value on broker quotations.
Securities and derivatives for which the Company bases fair value on broker quotations predominately include ABS, CDOs, corporate, fixed maturities, FVO. Due to the lack of transparency in the process brokers use to develop prices for these investments, the Company does not have access to the significant unobservable inputs brokers use to price these securities and derivatives. The Company believes however, the types of inputs brokers may use would likely be similar to those used to price securities and derivatives for which inputs are available to the Company, and therefore may include, but not be limited to, loss severity rates, constant prepayment rates, constant default rates and credit spreads. Therefore, similar to non broker priced securities and derivatives, generally, increases in these inputs would cause fair values to decrease. For the year ended, December 31, 2014, no significant adjustments were made by the Company to broker prices received.
As of December 31, 2013, excluded from the table above are limited partnerships and other alternative investments which total $54, of Level 3 assets measured at fair value. The predominant valuation method uses a NAV calculated on a monthly basis and represents funds where the Company does not have the ability to redeem the investment in the near-term at that NAV, including an assessment of the investee's liquidity.

26

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Product Derivatives
The Company formerly offered and subsequently reinsured certain variable annuity products with U.S. GMWB riders. Also, through reinsurance from HLIKK, the Company formerly assumed GMWB, GMIB and GMAB riders. Concurrent with the sale of HLIKK, HLIKK recaptured certain risks that had been reinsured to the Company and HLAI by terminating or modifying intercompany agreements. Upon closing, HLIKK is responsible for all liabilities of the recaptured business. For further discussion on the sale, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
The GMWB provides the policyholder with a GRB which is generally equal to premiums less withdrawals.  If the policyholder’s account value is reduced a specified level through a combination of market declines and withdrawals but the GRB still has value, the Company is obligated to continue to make annuity payments to the policyholder until the GRB is exhausted. Certain contract provisions can increase the GRB at contract holder election or after the passage of time. The GMWB represents an embedded derivative in the variable annuity contract. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the Consolidated Balance Sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses. The Company’s GMWB liability is carried at fair value and reported in other policyholder funds. The notional value of the embedded derivative is the GRB.
In valuing the embedded derivative, the Company attributes to the derivative a portion of the fees collected from the contract holder equal to the present value of future GMWB claims (the “Attributed Fees”). All changes in the fair value of the embedded derivative are recorded in net realized capital gains and losses. The excess of fees collected from the contract holder over the Attributed Fees are associated with the host variable annuity contract reported in fee income.
Effective April 1, 2014, HLAI, terminated its reinsurance agreement with an affiliated captive reinsurer and recaptured all reinsurance risks. For further information regarding this reinsurance agreement, see Note 12 -Transactions with Affiliates of Notes to Consolidated Financial Statements .
Living Benefits Required to be Fair Valued (in Other Policyholder Funds and Benefits Payable)
Living benefits required to be fair valued include guaranteed withdrawal benefits. Fair values for GMWBs classified as embedded derivatives are calculated using the income approach based upon internally developed models because active, observable markets do not exist for those items. The fair value of these GMWBs and the related reinsurance and customized freestanding derivatives are calculated as an aggregation of the following components: Best Estimate Claims Costs calculated based on actuarial and capital market assumptions related to projected cash flows over the lives of the contracts; Credit Standing Adjustment; and Margins representing an amount that market participants would require for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The resulting aggregation is reconciled or calibrated, if necessary, to market information that is, or may be, available to the Company, but may not be observable by other market participants, including reinsurance discussions and transactions. The Company believes the aggregation of these components, as necessary and as reconciled or calibrated to the market information available to the Company, results in an amount that the Company would be required to transfer or receive, for an asset, to or from market participants in an active liquid market, if one existed, for those market participants to assume the risks associated with the guaranteed minimum benefits and the related reinsurance and customized derivatives. The fair value is likely to materially diverge from the ultimate settlement of the liability as the Company believes settlement will be based on our best estimate assumptions rather than those best estimate assumptions plus risk margins. In the absence of any transfer of the guaranteed benefit liability to a third party, the release of risk margins is likely to be reflected as realized gains in future periods’ net income. Each component described below is unobservable in the marketplace and requires subjectivity by the Company in determining their value.
Oversight of the Company’s valuation policies and processes for product and GMWB reinsurance derivatives is performed by a multidisciplinary group comprised of finance, actuarial and risk management professionals. This multidisciplinary group reviews and approves changes and enhancements to the Company’s valuation model as well as associated controls.
Best Estimate Claims Costs
The Best Estimate Claims Costs is calculated based on actuarial and capital market assumptions related to projected cash flows, including the present value of benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior such as lapses, fund selection, resets and withdrawal utilization (for the customized derivatives, policyholder behavior is prescribed in the derivative contract). Because of the dynamic and complex nature of these cash flows, best estimate assumptions and a Monte Carlo stochastic process involving the generation of thousands of scenarios that assume risk neutral returns consistent with swap rates and a blend of observable implied index volatility levels were used. Estimating these cash flows involves numerous estimates and subjective judgments regarding a number of variables. These variables include expected markets rates of return, market volatility, correlations of market index returns to funds, fund performance, discount rates, and assumptions about policyholder behavior which emerge over time.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

At each valuation date, the Company assumes expected returns based on:

•	risk-free rates as represented by the Eurodollar futures, LIBOR deposits and swap rates to derive forward curve rates;

•	market implied volatility assumptions for each underlying index based primarily on a blend of observed market “implied volatility” data;

•	correlations of historical returns across underlying well known market indices based on actual observed returns over the ten years preceding the valuation date; and

•	three years of history for fund regression.
As many guaranteed benefit obligations are relatively new in the marketplace, actual policyholder behavior experience is limited. As a result, estimates of future policyholder behavior are subjective and based on analogous internal and external data. As markets change, mature and evolve and actual policyholder behavior emerges, management continually evaluates the appropriateness of its assumptions for this component of the fair value model.
On a daily basis, the Company updates capital market assumptions used in the GMWB liability model such as interest rates, equity indices and the blend of implied equity index volatilities. The Company monitors various aspects of policyholder behavior and may modify certain of its assumptions, including living benefit lapses and withdrawal rates, if credible emerging data indicates that changes are warranted. At a minimum, all policyholder behavior assumptions are reviewed and updated, as appropriate, in conjunction with the completion of the Company’s comprehensive study to refine its estimate of future gross profits during the third quarter of each year.
Credit Standing Adjustment
This assumption makes an adjustment that market participants would make, in determining fair value, to reflect the risk that guaranteed benefit obligations or the GMWB reinsurance recoverables will not be fulfilled. The Company incorporates a blend of observable Company and reinsurer credit default spreads from capital markets, adjusted for market recoverability. For the years ended December 31, 2014, 2013 and 2012, the credit standing adjustment assumption, net of reinsurance and exclusive of the impact of the credit standing adjustment on other market sensitivities, resulted in pre-tax realized gains of $41, $492 and $499, respectively.
Margins
The behavior risk margin adds a margin that market participants would require for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The behavior risk margin is calculated by taking the difference between adverse policyholder behavior assumptions and best estimate assumptions.
Assumption updates, including policyholder behavior assumptions, affected best estimates and margins for total pre-tax realized gains of $31, $28 and $76 for the years ended December 31, 2014, 2013 and 2012. As of December 31, 2014 and 2013 the behavior risk margin was $74 and $32, respectively.
In addition to the non-market-based updates described above, the Company recognized non-market-based updates driven by the relative outperformance (underperformance) of the underlying actively managed funds as compared to their respective indices resulting in before-tax realized gains (losses) of approximately $(5), $11 and $29 for the years ended December 31, 2014, 2013 and 2012, respectively.

28

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Significant unobservable inputs used in the fair value measurement of the GMWB embedded derivative and the GMWB reinsurance derivative are withdrawal utilization and withdrawal rates, lapse rates, reset elections and equity volatility. The following table provides quantitative information about the significant unobservable inputs and is applicable to all of the GMWB embedded derivative and the GMWB reinsurance derivative. Significant increases in any of the significant unobservable inputs, in isolation, will generally have an increase or decrease correlation with the fair value measurement, as shown in the table.

	Unobservable Inputs
Significant Unobservable Input	Minimum	Maximum	Impact of Increase in Input on Fair Value Measurement [1]
Withdrawal Utilization [2]	20%	100%	Increase
Withdrawal Rates [3]	0%	8%	Increase
Lapse Rates [4]	0%	75%	Decrease
Reset Elections [5]	20%	75%	Increase
Equity Volatility [6]	10%	40%	Increase

[1]	Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.

[2]	Range represents assumed cumulative percentages of policyholders taking withdrawals.

[3]	Range represents assumed cumulative annual amount withdrawn by policyholders.

[4]	Range represents assumed annual percentages of full surrender of the underlying variable annuity contracts across all policy durations for in force business.

[5]	Range represents assumed cumulative percentages of policyholders that would elect to reset their guaranteed benefit base.

[6]	Range represents implied market volatilities for equity indices based on multiple pricing sources.
Generally a change in withdrawal utilization assumptions would be accompanied by a directionally opposite change in lapse rate assumptions, as the behavior of policyholders that utilize GMWB riders is typically different from policyholders that do not utilize these riders.
Separate Account Assets
Separate account assets are primarily invested in mutual funds. Other separate account assets include fixed maturities, limited partnerships, equity securities, short-term investments and derivatives that are valued in the same manner, and using the same pricing sources and inputs, as those investments held by the Company. Separate account assets classified as Level 3 primarily include limited partnerships in which fair value represents the separate account’s share of the fair value of the equity in the investment (“net asset value”) and are classified in level 3 based on the Company’s ability to redeem its investment.
Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
The tables below provide a fair value roll forward for the year ended December 31, 2014, for the Level 3 financial instruments.

	Fixed Maturities, AFS								Fixed Maturities, FVO
Assets	ABS	CDOs	CMBS	Corporate	Foreign govt./govt. agencies	Municipal	RMBS	Total Fixed Maturities, AFS
Fair value as of January 1, 2014	$108	$428	$360	$790	$38	$49	$798	$2,571	$178
Total realized/unrealized gains (losses)
Included in net income [1], [2]	—	11	6	(10)	(1)	—	11	17	17
Included in OCI [3]	2	(7)	(6)	16	5	6	4	20	—
Purchases	32	6	26	62	6	—	230	362	14
Settlements	(1)	(44)	(175)	(36)	(4)	—	(127)	(387)	(121)
Sales	(11)	(21)	(34)	(96)	(14)	(1)	(150)	(327)	(4)
Transfers into Level 3 [4]	71	48	7	146	—	—	—	272	—
Transfers out of Level 3 [4]	(119)	(61)	(65)	(226)	—	—	(32)	(503)
Fair value as of December 31, 2014	$82	$360	$119	$646	$30	$54	$734	$2,025	$84
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2014 [2] [7]	$—	$—	$(2)	$(4)	$(2)	$—	$(1)	$(9)	$14

29

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

		Freestanding Derivatives [5]
Assets (Liabilities)	Equity Securities AFS	Credit	Foreign Exchange Contracts	Equity	Interest Rate	U.S. GMWB Hedging	U.S. Macro Hedge Program	Intl. Program Hedging	Total Free- Standing Derivatives [5]
Fair value as of January 1, 2014	$51	$2	$—	$2	$(24)	$146	$139	$(61)	$204
Total realized/unrealized gains (losses)
Included in net income [1], [2]	4	(2)	2	3	(5)	13	(12)	24	23
Included in OCI [3]	1	—	—	—	—	—	—	—	—
Purchases	6	(2)	—	—	4	4	14	9	29
Settlements	—	—	—	—	—	7	—	(5)	2
Sales	(14)	—	—	—	—	—	—	—	—
Transfers into Level 3 [4]	—	—	(2)	—	—	—	—	—	(2)
Transfers out of Level 3 [4]	—	(1)	—	—	(2)	—	—	33	30
Fair value as of December 31, 2014	$48	$(3)	$—	$5	$(27)	$170	$141	$—	$286
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2014 [2] [7]	$(1)	$(3)	$—	$—	$(5)	$1	$(11)	$17	$(1)

Assets	Limited Partnerships and Other Alternative Investments	Reinsurance Recoverable for GMWB	Separate Accounts
Fair value as of January 1, 2014	$54	$(465)	$737
Total realized/unrealized gains (losses)
Included in net income [1] [2]	—	441	13
Purchases	—	—	339
Settlements	—	80	(3)
Sales	—	—	(201)
Transfers into Level 3 [4]	—	—	37
Transfers out of Level 3 [4]	(54)	—	(344)
Fair value as of December 31, 2014	$—	$56	$578
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2014 [2] [7]	$—	$441	$8

	Other Policyholder Funds and Benefits Payable
Liabilities	Guaranteed Withdrawal Benefits [7]	Equity Linked Notes	Total Other Policyholder Funds and Benefits Payable	Consumer Notes
Fair value as of January 1, 2014	$(576)	$(18)	$(594)	$(2)
Total realized/unrealized gains (losses)
Included in net income [1] [2]	577	(8)	569	(1)
Settlements	(140)	—	(140)	—
Fair value as of December 31, 2014	$(139)	$(26)	$(165)	$(3)
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2014 [2] [7]	$167	$(8)	$159	$(1)

30

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

The tables below provide a fair value roll forward for the year ended December 31, 2013, for the Level 3 financial instruments.

	Fixed Maturities, AFS
Assets	ABS	CDOs	CMBS	Corporate	Foreign govt./govt. agencies	Municipal	RMBS	Total Fixed Maturities, AFS	Fixed Maturities, FVO
Fair value as of January 1, 2013	$238	$723	$532	$1,340	$34	$169	$1,133	$4,169	$199
Total realized/unrealized gains (losses)
Included in net income [1], [2]	(12)	18	(14)	6	(1)	—	39	36	61
Included in OCI [3]	32	110	53	(4)	(3)	(10)	42	220	—
Purchases	25	37	37	75	27	—	74	275	14
Settlements	(6)	(113)	(89)	(112)	(4)	—	(134)	(458)	(2)
Sales	(127)	(341)	(152)	(333)	(13)	(110)	(355)	(1,431)	(94)
Transfers into Level 3 [4]	3	23	36	99	—	—	—	161	3
Transfers out of Level 3 [4]	(45)	(29)	(43)	(281)	(2)	—	(1)	(401)	(3)
Fair value as of December 31, 2013	$108	$428	$360	$790	$38	$49	$798	$2,571	$178
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2013 [2] [7]	$(7)	$—	$(2)	$(7)	$—	$—	$(1)	$(17)	$44

		Freestanding Derivatives [5]
Assets (Liabilities)	Equity Securities, AFS	Credit	Equity	Interest Rate	U.S. GMWB Hedging	U.S. Macro Hedge Program	Intl. Program Hedging	Other Derivative Contracts	Total Free-Standing Derivatives [5]
Fair value as of January 1, 2013	$55	$4	$45	$(57)	$519	$286	$(75)	$—	$722
Total realized/unrealized gains (losses)
Included in net income [1], [2]	(10)	(1)	(26)	7	(372)	(191)	24	—	(559)
Included in OCI [3]	6	—	—	—	—	—	—	—	—
Purchases	7	—	1	—	—	44	(25)	—	20
Settlements	—	(1)	(7)	—	(4)	—	(9)	—	(21)
Sales	(2)	—	—	—	—	—	—	—	—
Transfers into Level 3 [4]	—	—	—	—	—	—	(8)	(20)	(28)
Transfers out of Level 3 [4]	(5)	—	(11)	26	3	—	32	20	70
Fair value as of December 31, 2013	$51	$2	$2	$(24)	$146	$139	$(61)	$—	$204
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2013 [2] [7]	$(9)	$(1)	$(15)	$2	$(390)	$(187)	$(170)	$—	$(761)

31

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Assets	Limited Partnerships and Other Alternative Investments	Reinsurance Recoverable for U.S. GMWB and Japan GMWB, GMIB, and GMAB [6]	Separate Accounts
Fair value as of January 1, 2013	$150	$1,081	$583
Total realized/unrealized gains (losses)
Included in net income [1] [2]	(5)	(1,856)	23
Purchases	64	—	250
Settlements	—	310	(2)
Sales	(9)	—	(88)
Transfers into Level 3 [4]	—	—	45
Transfers out of Level 3 [4]	(146)	—	(74)
Fair value as of December 31, 2013	$54	$(465)	$737
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2013 [2] [7]	$(5)	$(1,856)	$21

	Other Policyholder Funds and Benefits Payable [1]
Liabilities	Guaranteed Living Benefits [7]	Equity Linked Notes	Total Other Policyholder Funds and Benefits Payable	Consumer Notes
Fair value as of January 1, 2013	$(3,119)	$(8)	$(3,127)	$(2)
Total realized/unrealized gains (losses)
Included in net income [1] [2]	2,653	(10)	2,643	—
Settlements	(110)	—	(110)	—
Fair value as of December 31, 2013	$(576)	$(18)	$(594)	$(2)
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2013 [2] [7]	$2,653	$(10)	$2,643	$—

[1]
The Company classifies gains and losses on GMWB reinsurance derivatives and GMWB embedded derivatives as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track on a contract-by-contract basis the realized gains (losses) for these derivatives and embedded derivatives.

[2]
All amounts in these rows are reported in net realized capital gains (losses). The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization of DAC.

[3]	All amounts are before income taxes and amortization of DAC.

[4]	Transfers in and/or (out) of Level 3 are primarily attributable to the availability of market observable information and the re-evaluation of the observability of pricing inputs.

[5]	Derivative instruments are reported in this table on a net basis for asset (liability) positions and reported in the Consolidated Balance Sheet in other investments and other liabilities.

[6]
Includes fair value of reinsurance recoverables of approximately $495 as of December 31, 2013, respectively, related to a transaction entered into with an affiliated captive reinsurer. See Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements for more information.

[7]	Includes both market and non-market impacts in deriving realized and unrealized gains (losses).

[8]
Settlements of other liabilities reflect the removal of liabilities carried at fair value upon the deconsolidation of a variable interest entity. See Note 4 - Investments and Derivative Instruments of Notes to Consolidated Financial Statements for additional information.

32

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Fair Value Option
The Company classifies the underlying fixed maturities held in certain consolidated investment funds within the fixed maturities, FVO line on the Consolidated Balance Sheets. The Company reports investments of consolidated investment companies at fair value with changes in the fair value of these securities recognized in net realized capital gains and losses, which is consistent with accounting requirements for investment companies. The investment funds hold fixed income securities in multiple sectors and the Company has management and control of the funds as well as a significant ownership interest.
FVO investments also include certain securities that contain embedded credit derivatives with underlying credit risk primarily related to residential and commercial real estate.
The Company also elected the fair value option for certain equity securities in order to align the accounting with total return swap contracts that hedge the risk associated with the investments. The swaps do not qualify for hedge accounting and the change in value of both the equity securities and the total return swap are recorded in net realized capital gains and losses. These equity securities are classified within equity securities, AFS on the Consolidated Balance Sheets. Income earned from FVO securities is recorded in net investment income and changes in fair value are recorded in net realized capital gains and losses. Income earned from FVO securities is recorded in net investment income and changes in fair value are recorded in net realized capital gains and losses.
The Company previously held fair value option investments in foreign government securities related to the Company's former Japan annuity business. These investments were disposed of as a consequence of the the sale of the Japan business, see Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements for further information on the sale.
The following table presents the changes in fair value of those assets and liabilities accounted for using the fair value option reported in net realized capital gains and losses in the Company's Consolidated Statements of Operations.

	Year Ended December 31,
	2014	2013
Assets
Fixed maturities, FVO
Corporate	$(3)	$(12)
CRE CDOs	21	14
CMBS	—	—
Foreign government	16	(112)
RMBS	—	—
Total fixed maturities, FVO	$34	$(110)
Equity, FVO	(2)	—
Total realized capital gains (losses)	$32	$(110)

33

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

The following table presents the fair value of assets and liabilities accounted for using the fair value option included in the Company's Consolidated Balance Sheets.

	Year Ended December 31,
	2014	2013
Assets
Fixed maturities, FVO
ABS	$13	$3
Corporate	96	84
CRE CDOs	67	167
CMBS	15	8
Foreign government	3	494
Municipals	2	1
RMBS	82	9
U.S. government	2	25
Total fixed maturities, FVO	$280	$791
Equity, FVO [1]	$248	$—

[1]	Included in equity securities, AFS on the Consolidated Balance Sheets.

34

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Fair Value Measurements (continued)

Financial Instruments Not Carried at Fair Value
The following presents carrying amounts and fair values of the Company's financial instruments not carried at fair value, and not included in the above fair value discussion as of December 31, 2014 and December 31, 2013 were as follows:

		December 31, 2014		December 31, 2013
	Fair Value Hierarchy Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Policy loans	Level 3	$1,430	$1,430	$1,416	$1,476
Mortgage loans	Level 3	3,109	3,280	3,470	3,519
Liabilities
Other policyholder funds and benefits payable [1]	Level 3	7,134	7,353	8,955	9,153
Consumer notes [2] [3]	Level 3	68	68	82	82
Assumed investment contracts [3]	Level 3	763	851	—	—

[1]	Excludes group accident and health and universal life insurance contracts, including corporate owned life insurance.

[2]	Excludes amounts carried at fair value and included in disclosures above.

[3]	Included in other liabilities in the Consolidated Balance Sheets.
Fair values for policy loans were determined using current loan coupon rates, which reflect the current rates available under the contracts. As a result, the fair value approximates the carrying value of the policy loans. During the second quarter of 2014, the Company changed the valuation technique used to estimate the fair value of policy loans, which previously was estimated by utilizing discounted cash flow calculations, using U.S. Treasury interest rates, based on the loan durations.
Fair values for mortgage loans were estimated using discounted cash flow calculations based on current lending rates for similar type loans. Current lending rates reflect changes in credit spreads and the remaining terms of the loans.
Fair values for other policyholder funds and benefits payable and assumed investment contracts, not carried at fair value, were estimated based on the cash surrender values of the underlying policies or by estimating future cash flows discounted at current interest rates adjusted for credit risk.
Fair values for consumer notes were estimated using discounted cash flow calculations using current interest rates adjusted for estimated loan durations.

35

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivative Instruments
Net Investment Income

	For the years ended December 31,
(Before-tax)	2014	2013	2012
Fixed maturities [1]	$1,113	$1,253	$1,953
Equity securities, AFS	14	8	11
Mortgage loans	156	172	248
Policy loans	80	82	116
Limited partnerships and other alternative investments	141	119	85
Other investments [2]	111	125	200
Investment expenses	(72)	(76)	(77)
Total net investment income	$1,543	$1,683	$2,536

[1]	Includes net investment income on short-term investments.

[2]	Includes income from derivatives that hedge fixed maturities and qualify for hedge accounting.
Net Realized Capital Gains (Losses)

	For the years ended December 31,
(Before-tax)	2014	2013	2012
Gross gains on sales [1]	$264	$2,196	$478
Gross losses on sales	(235)	(700)	(278)
Net OTTI losses recognized in earnings [2]	(29)	(45)	(255)
Valuation allowances on mortgage loans	(4)	(1)	4
Japanese fixed annuity contract hedges, net [3]	(14)	6	(36)
Periodic net coupon settlements on credit derivatives/Japan	11	(3)	(8)
Results of variable annuity hedge program
GMWB derivatives, net	5	262	519
Macro hedge program	(11)	(234)	(340)
Total U.S. program	(6)	28	179
International Program [4]	(126)	(963)	(1,145)
Total results of variable annuity hedge program	(132)	(935)	(966)
GMIB/GMAB/GMWB reinsurance	579	1,107	1,233
Coinsurance and modified coinsurance reinsurance contracts	395	(1,405)	(1,901)
Other, net [5]	(258)	106	248
Net realized capital gains (losses), before-tax	$577	$326	$(1,481)

[1]	Includes $1.5 billion of gross gains relating to the sales of the Retirement Plans and Individual Life businesses in the year ended December 31, 2013.

[2]	Includes $173 of intent-to-sell impairments relating to the Retirement Plans and Individual Life businesses sold for the year ended December 31, 2012.

[3]
ncludes for the years ended December 31, 2014, 2013 and 2012, the transactional foreign currency re-valuation gains (losses) of $(51), $324, and $245, respectively, related to the Japan fixed annuity product, as well as the change in value related to the derivative hedging instruments and the Japan government FVO securities of $37, $(318), and $(281), respectively.

[4]	Includes $(2), $(55), and $(66) of transactional foreign currency re-valuation for the years ended December 31, 2014, 2013 and 2012, respectively.

[5]
Other, net gains and losses include transactional foreign currency revaluation gains (losses) on the Japan fixed payout annuity liabilities reinsured from HLIKK and gains (losses) on non-qualifying derivatives used to hedge the foreign currency exposure of the liabilities. Gains (losses) from transactional foreign currency revaluation of the reinsured liabilities were $116, $250, and $189, respectively, for the years ended December 31, 2014, 2013 and 2012. Gains (losses) on the instruments used to hedge the foreign currency exposure on the reinsured fixed payout annuities were $(148), $(268), and $(300), respectively, for the years ended December 31, 2014, 2013 and 2012. Includes $71 and $110 of gains relating to the sales of the Retirement Plans and Individual Life businesses for the years ended December 31, 2013 and 2012, respectively, as well as changes in value of non-qualifying derivatives. Also includes for the year ended December 31, 2014 a loss of $(213) related to the recapture of the GMIB/GMAB/GMWB reinsurance contracts, which is offset by gains on the termination of the embedded derivative reflected in the GMIB/GMAB/GMWB reinsurance line.

36

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Net realized capital gains and losses from investment sales are reported as a component of revenues and are determined on a specific identification basis. Gross gains and losses on sales and impairments previously reported as unrealized gains in AOCI were $1, $1.4 billion and $(55) for the years ended December 31, 2014, 2013 and 2012, respectively.
Sales of Available-for-Sale Securities

	For the years ended December 31,
	2014	2013	2012
Fixed maturities, AFS
Sale proceeds	$9,084	$19,190	$23,555
Gross gains [1]	210	1,867	521
Gross losses	(183)	(421)	(270)
Equity securities, AFS
Sale proceeds	$107	$81	$133
Gross gains	9	254	15
Gross losses	(6)	(263)	(5)

[1]	Includes $1.5 billion of gross gains relating to the sales of the Retirement Plans and Individual Life businesses for the year ended December 31, 2013.
Sales of AFS securities in 2014 were primarily a result of duration and liquidity management, as well as tactical changes to the portfolio as a result of changing market conditions.
Other-Than-Temporary Impairment Losses
The following table presents a roll-forward of the Company’s cumulative credit impairments on debt securities held as of December 31, 2014, 2013 and 2012.

	For the years ended December 31,
(Before-tax)	2014	2013	2012
Balance, beginning of period	$(410)	$(813)	$(1,319)
Additions for credit impairments recognized on [1]:
Securities not previously impaired	(7)	(14)	(27)
Securities previously impaired	(9)	(4)	(15)
Reductions for credit impairments previously recognized on:
Securities that matured or were sold during the period	111	403	543
Securities due to an increase in expected cash flows	19	17	5
Securities the Company made the decision to sell or more likely than not will be required to sell	—	1	$—
Balance, end of period	$(296)	$(410)	$(813)

[1]	These additions are included in the net OTTI losses recognized in earnings in the Consolidated Statements of Operations.

37

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Available-for-Sale Securities
The following table presents the Company’s AFS securities by type.

	December 31, 2014					December 31, 2013
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-Credit OTTI [1]	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-Credit OTTI [1]
ABS	$1,181	$20	$(30)	$1,171	$—	$1,172	$13	$(56)	$1,129	$(2)
CDOs [2]	1,083	84	(20)	1,148	—	1,392	98	(41)	1,448	—
CMBS	1,797	97	(7)	1,887	(3)	2,275	106	(34)	2,347	(3)
Corporate	14,166	1,685	(109)	15,742	(3)	15,913	1,196	(192)	16,917	(6)
Foreign govt./govt. agencies	576	35	(9)	602	—	1,267	27	(117)	1,177	—
Municipal	935	118	(1)	1,052	—	988	26	(49)	965	—
RMBS	1,805	64	(12)	1,857	—	2,419	60	(48)	2,431	(3)
U.S. Treasuries	1,717	261	(1)	1,977	—	1,762	1	(14)	1,749	—
Total fixed maturities, AFS	23,260	2,364	(189)	25,436	(6)	27,188	1,527	(551)	28,163	(14)
Equity securities, AFS [3]	275	10	(19)	266	—	362	35	(25)	372	—
Total AFS securities	$23,535	$2,374	$(208)	$25,702	$(6)	$27,550	$1,562	$(576)	$28,535	$(14)

[1]
Represents the amount of cumulative non-credit OTTI losses recognized in OCI on securities that also had credit impairments. These losses are included in gross unrealized losses as of December 31, 2014 and 2013.

[2]
Gross unrealized gains (losses) exclude the fair value of bifurcated embedded derivative features of certain securities. Subsequent changes in value will be recorded in net realized capital gains (losses).

[3]	As of December 31, 2014 excludes equity securities, FVO, with a cost of $250 and fair value of $248 which are included in equity securities, AFS on the Consolidated Balance Sheet.
The following table presents the Company’s fixed maturities, AFS, by contractual maturity year.

	December 31, 2014		December 31, 2013
Contractual Maturity	Amortized Cost	Fair Value	Amortized Cost	Fair Value
One year or less	$1,031	$1,043	$1,615	$1,639
Over one year through five years	4,902	5,168	5,328	5,535
Over five years through ten years	3,345	3,501	4,319	4,481
Over ten years	8,116	9,661	8,668	9,153
Subtotal	17,394	19,373	19,930	20,808
Mortgage-backed and asset-backed securities	5,866	6,063	7,258	7,355
Total fixed maturities, AFS	$23,260	$25,436	$27,188	$28,163
Estimated maturities may differ from contractual maturities due to security call or prepayment provisions. Due to the potential for variability in payment spreads (i.e. prepayments or extensions), mortgage-backed and asset-backed securities are not categorized by contractual maturity.
Concentration of Credit Risk
The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk.

38

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

The Company did not have exposure to any credit concentration risk of a single issuer greater than 10% of the Company's stockholder's equity, other than the U.S. government and certain U.S. government securities as of December 31, 2014. As of December 31, 2013, the Company's only exposure to any credit concentration risk of a single issuer greater than 10% of the Company's stockholder's equity, other than the U.S. government and certain U.S. government securities, was the Government of Japan, which represents $853 or 10% of stockholder's equity, and 2% of total invested assets. As of December 31, 2014, other than U.S. government and certain U.S. government agencies, the Company’s three largest exposures by issuer were HSBC Holdings PLC, Verizon Communications Inc., and Bank of America Corp. which each comprised less than 1% of total invested assets. As of December 31, 2013, other than U.S. government and certain U.S. government agencies, the Company’s three largest exposures by issuer were the Government of Japan, JPMorgan Chase & Co. and Goldman Sachs Group Inc., which each comprised less than 3% of total invested assets.
The Company’s three largest exposures by sector as of December 31, 2014 were financial services, utilities, and consumer non-cyclical which comprised approximately 9%, 8% and 7%, respectively, of total invested assets. The Company’s three largest exposures by sector as of December 31, 2013 were utilities, financial services, and commercial real estate which comprised approximately 9%, 8% and 7%, respectively, of total invested assets.
Security Unrealized Loss Aging
The following tables present the Company’s unrealized loss aging for AFS securities by type and length of time the security was in a continuous unrealized loss position.

	December 31, 2014
	Less Than 12 Months			12 Months or More			Total
	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses
ABS	$368	$367	$(1)	$340	$311	$(29)	$708	$678	$(30)
CDOs [1]	123	122	(1)	771	753	(19)	894	875	(20)
CMBS	109	108	(1)	194	188	(6)	303	296	(7)
Corporate	1,542	1,491	(51)	661	603	(58)	2,203	2,094	(109)
Foreign govt./govt. agencies	145	140	(5)	68	64	(4)	213	204	(9)
Municipal	14	14	—	13	12	(1)	27	26	(1)
RMBS	148	147	(1)	229	218	(11)	377	365	(12)
U.S. Treasuries	184	184	—	18	17	(1)	202	201	(1)
Total fixed maturities, AFS	2,633	2,573	(60)	2,294	2,166	(129)	4,927	4,739	(189)
Equity securities, AFS	81	75	(6)	92	79	(13)	173	154	(19)
Total securities in an unrealized loss position	$2,714	$2,648	$(66)	$2,386	$2,245	$(142)	$5,100	$4,893	$(208)

39

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

	December 31, 2013
	Less Than 12 Months			12 Months or More			Total
	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses
ABS	$288	$286	$(2)	$418	$364	$(54)	$706	$650	$(56)
CDOs [1]	64	63	(1)	1,185	1,144	(40)	1,249	1,207	(41)
CMBS	437	423	(14)	392	372	(20)	829	795	(34)
Corporate [1]	2,449	2,360	(89)	799	696	(103)	3,248	3,056	(192)
Foreign govt./govt. agencies	542	501	(41)	303	227	(76)	845	728	(117)
Municipal	508	475	(33)	99	83	(16)	607	558	(49)
RMBS	922	909	(13)	475	440	(35)	1,397	1,349	(48)
U.S. Treasuries	1,456	1,442	(14)	—	—	—	1,456	1,442	(14)
Total fixed maturities, AFS	6,666	6,459	(207)	3,671	3,326	(344)	10,337	9,785	(551)
Equity securities, AFS	77	73	(4)	135	114	(21)	212	187	(25)
Total securities in an unrealized loss position	$6,743	$6,532	$(211)	$3,806	$3,440	$(365)	$10,549	$9,972	$(576)

[1]	Unrealized losses exclude the fair value of bifurcated embedded derivative features of certain securities. Subsequent changes in value will be recorded in net realized capital gains (losses).
As of December 31, 2014, AFS securities in an unrealized loss position, comprised of 1,944 securities, primarily related to corporate securities and foreign government and government agencies, which are depressed due to an increase in interest rates and/or wider credit spreads since the securities were purchased. As of December 31, 2014, 94% of these securities were depressed less than 20% of cost or amortized cost. The decrease in unrealized losses during 2014 was primarily attributable to a decrease in interest rates.

40

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Most of the securities depressed for twelve months or more relate to certain floating rate corporate securities with greater than 10 years to maturity, concentrated in the financial services sector, and structured securities with exposure to commercial and residential real estate and student loans. Corporate securities are primarily depressed because the securities have floating-rate coupons and have long-dated maturities or are perpetual and current credit spreads are wider than when these securities were purchased. For certain commercial and residential real estate securities, current market spreads continue to be wider than spreads at the securities' respective purchase dates, even though credit spreads have continued to tighten over the past five years. The Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above.
Mortgage Loans

	December 31, 2014			December 31, 2013
	Amortized Cost [1]	Valuation Allowance	Carrying Value	Amortized Cost [1]	Valuation Allowance	Carrying Value
Total commercial mortgage loans	$3,124	$(15)	$3,109	$3,482	$(12)	$3,470

[1]	Amortized cost represents carrying value prior to valuation allowances, if any.
As of December 31, 2014 and 2013, the carrying value of mortgage loans associated with the valuation allowance was $49 and $86, respectively. Included in the table above are mortgage loans held-for-sale with a carrying value and valuation allowance of $53 and $3, respectively, as of December 31, 2013. The carrying value of these loans is included in mortgage loans in the Company’s Consolidated Balance Sheets. As of December 31, 2014, loans within the Company’s mortgage loan portfolio that have had extensions or restructurings other than what is allowable under the original terms of the contract are immaterial.
The following table presents the activity within the Company’s valuation allowance for mortgage loans. These loans have been evaluated both individually and collectively for impairment. Loans evaluated collectively for impairment are immaterial.

	For the years ended December 31,
	2014	2013	2012
Balance as of January 1	$(12)	$(14)	$(23)
(Additions)/Reversals	(4)	(2)	4
Deductions	1	4	5
Balance as of December 31	$(15)	$(12)	$(14)
The weighted-average LTV ratio of the Company’s commercial mortgage loan portfolio was 57% as of December 31, 2014, while the weighted-average LTV ratio at origination of these loans was 63%. LTV ratios compare the loan amount to the value of the underlying property collateralizing the loan. The loan values are updated no less than annually through property level reviews of the portfolio. Factors considered in the property valuation include, but are not limited to, actual and expected property cash flows, geographic market data and capitalization rates. DSCRs compare a property’s net operating income to the borrower’s principal and interest payments. The weighted average DSCR of the Company’s commercial mortgage loan portfolio was 2.36x as of December 31, 2014. As of December 31, 2014 and 2013, the Company held no delinquent commercial mortgage loans past due by 90 days or more.
The following table presents the carrying value of the Company’s commercial mortgage loans by LTV and DSCR.

Commercial Mortgage Loans Credit Quality
	December 31, 2014		December 31, 2013
Loan-to-value	Carrying Value	Avg. Debt-Service Coverage Ratio	Carrying Value	Avg. Debt-Service Coverage Ratio
Greater than 80%	$21	1.14x	$35	1.15x
65% - 80%	452	1.71x	777	1.94x
Less than 65%	2,636	2.49x	2,658	2.34x
Total commercial mortgage loans	$3,109	2.36x	$3,470	2.23x

41

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

The following tables present the carrying value of the Company’s mortgage loans by region and property type.

Mortgage Loans by Region
	December 31, 2014		December 31, 2013
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
East North Central	$64	2.1%	$79	2.3%
Middle Atlantic	272	8.7%	255	7.3%
Mountain	35	1.1%	40	1.2%
New England	146	4.7%	163	4.7%
Pacific	905	29.1%	1,019	29.4%
South Atlantic	532	17.1%	548	15.8%
West North Central	15	0.5%	17	0.5%
West South Central	125	4.0%	144	4.1%
Other [1]	1,015	32.7%	1,205	34.7%
Total mortgage loans	$3,109	100%	$3,470	100%

[1]	Primarily represents loans collateralized by multiple properties in various regions.

Mortgage Loans by Property Type
	December 31, 2014		December 31, 2013
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
Commercial
Agricultural	$22	0.7%	$93	2.7%
Industrial	989	31.8%	1,182	34.1%
Lodging	26	0.8%	27	0.8%
Multifamily	522	16.8%	576	16.6%
Office	723	23.3%	723	20.8%
Retail	713	22.9%	745	21.5%
Other	114	3.7%	124	3.5%
Total mortgage loans	$3,109	100%	$3,470	100%
Variable Interest Entities
The Company is involved with various special purpose entities and other entities that are deemed to be VIEs primarily as a collateral or investment manager and as an investor through normal investment activities.
A VIE is an entity that either has investors that lack certain essential characteristics of a controlling financial interest or lacks sufficient funds to finance its own activities without financial support provided by other entities.
The Company performs ongoing qualitative assessments of its VIEs to determine whether the Company has a controlling financial interest in the VIE and therefore is the primary beneficiary. The Company is deemed to have a controlling financial interest when it has both the ability to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. Based on the Company’s assessment, if it determines it is the primary beneficiary, the Company consolidates the VIE in the Company’s Consolidated Financial Statements.

42

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Consolidated VIEs
The following table presents the carrying value of assets and liabilities, and the maximum exposure to loss relating to the VIEs for which the Company is the primary beneficiary. Creditors have no recourse against the Company in the event of default by these VIEs nor does the Company have any implied or unfunded commitments to these VIEs. The Company’s financial or other support provided to these VIEs is limited to its collateral or investment management services and original investment.

	December 31, 2014			December 31, 2013
	Total Assets	Total Liabilities [1]	Maximum Exposure to Loss [2]	Total Assets	Total Liabilities [1]	Maximum Exposure to Loss [2]
CDOs [3]	$—	$—	$—	$12	$13	$—
Investment funds [4]	154	20	138	134	20	119
Limited partnerships and other alternative investments	3	2	1	4	2	2
Total	$157	$22	$139	$150	$35	$121

[1]	Included in other liabilities in the Company’s Consolidated Balance Sheets.

[2]
The maximum exposure to loss represents the maximum loss amount that the Company could recognize as a reduction in net investment income or as a realized capital loss and is the cost basis of the Company’s investment.

[3]	Total assets included in fixed maturities, AFS and short-term investments in the Company’s Consolidated Balance Sheets.

[4]	Total assets included in fixed maturities, FVO, short-term investments, and equity, AFS in the Company's Consolidated Balance Sheets.
CDOs represent structured investment vehicles for which the Company has a controlling financial interest as it provides collateral management services, earns a fee for those services and also holds investments in the securities issued by these vehicles. Investment funds represents wholly-owned fixed income funds for which the Company has exclusive management and control including management of investment securities which is the activity that most significantly impacts its economic performance. Limited partnerships represent one hedge fund for which the Company holds a majority interest in the fund as an investment.
Non-Consolidated VIEs
The Company does not hold any investments issued by VIEs for which the Company is not the primary beneficiary as of December 31, 2014 and 2013. In addition, the Company, through normal investment activities, makes passive investments in structured securities issued by VIEs for which the Company is not the manager which are included in ABS, CDOs, CMBS and RMBS in the Available-for-Sale Securities table and fixed maturities, FVO, in the Company’s Consolidated Balance Sheets. The Company has not provided financial or other support with respect to these investments other than its original investment. For these investments, the Company determined it is not the primary beneficiary due to the relative size of the Company’s investment in comparison to the principal amount of the structured securities issued by the VIEs, the level of credit subordination which reduces the Company’s obligation to absorb losses or right to receive benefits and the Company’s inability to direct the activities that most significantly impact the economic performance of the VIEs. The Company’s maximum exposure to loss on these investments is limited to the amount of the Company’s investment.
Repurchase Agreements, Dollar Roll Transactions and Other Collateral Transactions
From time to time, the Company enters into repurchase agreements and dollar roll transactions to manage liquidity or to earn incremental spread income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. A dollar roll is a type of repurchase agreement where a mortgage backed security is sold with an agreement to repurchase substantially the same security at a specified time in the future. These transactions generally have a contractual maturity of ninety days or less and the carrying amounts of these instruments approximates fair value.
As part of repurchase agreements and dollar roll transactions, the Company transfers collateral of U.S. government and government agency securities and receives cash. For the repurchase agreements, the Company obtains cash in an amount equal to at least 95% of the fair value of the securities transferred. The agreements contain contractual provisions that require additional collateral to be transferred when necessary and provide the counterparty the right to sell or re-pledge the securities transferred. The cash received from the repurchase program is typically invested in short-term investments or fixed maturities. Repurchase agreements include master netting provisions that provide the counterparties the right to offset claims and apply securities held by them with respect to their obligations in the event of a default. Although the Company has the contractual right to offset claims, fixed maturities do not meet the specific conditions for net presentation under U.S. GAAP. The Company accounts for the repurchase agreements and dollar roll transactions as collateralized borrowings. The securities transferred under repurchase agreements and dollar roll transactions are included in fixed maturities, AFS with the obligation to repurchase those securities recorded in other liabilities on the Company's Consolidated Balance Sheets.

43

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

As of December 31, 2014 and 2013, the Company has no outstanding repurchase agreements or dollar roll transactions.
The Company is required by law to deposit securities with government agencies in states where it conducts business. As of December 31, 2014 and 2013 the fair value of securities on deposit was approximately $14 and $13, respectively.
Refer to Derivative Collateral Arrangements section of this note for disclosure of collateral in support of derivative transactions.
Equity Method Investments
The majority of the Company's investments in limited partnerships and other alternative investments, including hedge funds, mortgage and real estate funds, mezzanine debt funds, and private equity and other funds (collectively, “limited partnerships”), are accounted for under the equity method of accounting. The Company’s maximum exposure to loss as of December 31, 2014 is limited to the total carrying value of $1.3 billion. In addition, the Company has outstanding commitments totaling approximately $220, to fund limited partnership and other alternative investments as of December 31, 2014. The Company’s investments in limited partnerships are generally of a passive nature in that the Company does not take an active role in the management of the limited partnerships. In 2014, aggregate investment income (losses) from limited partnerships and other alternative investments exceeded 10% of the Company’s pre-tax consolidated net income. Accordingly, the Company is disclosing aggregated summarized financial data for the Company’s limited partnership investments. This aggregated summarized financial data does not represent the Company’s proportionate share of limited partnership assets or earnings. Aggregate total assets of the limited partnerships in which the Company invested totaled $72.0 billion and $77.2 billion as of December 31, 2014 and 2013, respectively. Aggregate total liabilities of the limited partnerships in which the Company invested totaled $9.0 billion and $10.7 billion as of December 31, 2014 and 2013, respectively. Aggregate net investment income (loss) of the limited partnerships in which the Company invested totaled $3.5 billion, $1.8 billion and $0.9 billion for the periods ended December 31, 2014, 2013 and 2012, respectively. Aggregate net income (loss) of the limited partnerships in which the Company invested totaled $8.7 billion, $7.1 billion, and $6.5 billion for the periods ended December 31, 2014, 2013 and 2012, respectively. As of, and for the period ended, December 31, 2014, the aggregated summarized financial data reflects the latest available financial information.
Derivative Instruments
The Company utilizes a variety of OTC, OTC-cleared and exchange traded derivative instruments as a part of its overall risk management strategy as well as to enter into replication transactions. Derivative instruments are used to manage risk associated with interest rate, equity market, credit spread, issuer default, price, and currency exchange rate risk or volatility. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that would be permissible investments under the Company’s investment policies. The Company also may enter into and has previously issued financial instruments and products that either are accounted for as free-standing derivatives, such as certain reinsurance contracts, or may contain features that are deemed to be embedded derivative instruments, such as the GMWB rider included with certain variable annuity products.
Strategies that qualify for hedge accounting
Certain derivatives the Company enters into satisfy the hedge accounting requirements as outlined in Note 1 of these financial statements. Typically, these hedge relationships include interest rate and foreign currency swaps where the terms or expected cash flows of the securities being hedged closely match the terms of the swap. The swaps are typically used to manage interest rate duration of certain fixed maturity securities or liability contracts. The hedge strategies by hedge accounting designation include:
Cash flow hedges
Interest rate swaps are predominantly used to manage portfolio duration and better match cash receipts from assets with cash disbursements required to fund liabilities. These derivatives primarily convert interest receipts on floating-rate fixed maturity securities to fixed rates. The Company also enters into forward starting swap agreements to hedge the interest rate exposure related to the purchase of fixed-rate securities, primarily to hedge interest rate risk inherent in the assumptions used to price certain liabilities.
Foreign currency swaps are used to convert foreign currency-denominated cash flows related to certain investment receipts and liability payments to U.S. dollars in order to reduce cash flow fluctuations due to changes in currency rates.
Fair value hedges
Interest rate swaps are used to hedge the changes in fair value of fixed maturity securities due to fluctuations in interest rates.
Non-qualifying strategies
Derivative relationships that do not qualify for hedge accounting (“non-qualifying strategies”) primarily include the hedge program for the Company's variable annuity products as well as the hedging and replication strategies that utilize credit default swaps. In addition, hedges of interest rate and foreign currency risk of certain fixed maturities and liabilities do not qualify for hedge accounting.

44

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

The non-qualifying strategies include:
Interest rate swaps, swaptions, and futures
The Company may use interest rate swaps, swaptions, and futures to manage duration between assets and liabilities in certain investment portfolios. In addition, the Company enters into interest rate swaps to terminate existing swaps, thereby offsetting the changes in value of the original swap. As of December 31, 2014 and 2013 the notional amount of interest rate swaps in offsetting relationships was $4.5 billion.
Foreign currency swaps and forwards
The Company enters into foreign currency swaps and forwards to convert the foreign currency exposures of certain foreign currency-denominated fixed maturity investments to U.S. dollars.
Japan fixed payout annuity hedge
The Company reinsures fixed payout annuity liabilities associated with a GMIB contract issued before HLIKK was sold during 2014. The reinsurance of the fixed payout annuities remains in place. For discussion on the sale of HLIKK, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to the Consolidated Financial Statements. The Company invests in U.S. dollar denominated assets to support the reinsurance liability. The Company entered into pay U.S. dollar, receive yen swap contracts to hedge the currency and yen interest rate exposure between the U.S. dollar denominated assets and the yen denominated fixed liability reinsurance payments.
Credit contracts
Credit default swaps are used to purchase credit protection on an individual entity or referenced index to economically hedge against default risk and credit-related changes in value on fixed maturity securities. Credit default swaps are also used to assume credit risk related to an individual entity or referenced index as a part of replication transactions. These contracts require the Company to pay or receive a periodic fee in exchange for compensation from the counterparty should the referenced security issuers experience a credit event, as defined in the contract. The Company is also exposed to credit risk related to credit derivatives embedded within certain fixed maturity securities which are comprised of structured securities that contain credit derivatives that reference a standard index of corporate securities. In addition, the Company enters into credit default swaps to terminate existing credit default swaps, thereby offsetting the changes in value of the original swap going forward.
Equity index swaps and options
Beginning in 2014, the Company entered into total return swaps to hedge equity risk of equity common stock investments which are accounted for using fair value option in order to align the accounting treatment with net realized capital gains (losses). The Company also enters into equity index options with the purpose of hedging the impact of an adverse equity market environment on the investment portfolio. In addition, the Company formerly offered certain equity indexed products, a portion of which contain embedded derivatives that require bifurcation. The Company uses equity index swaps to economically hedge the equity volatility risk associated with the equity indexed products.
GMWB derivatives, net
The Company formerly offered certain variable annuity products with GMWB riders. The GMWB product is a bifurcated embedded derivative (“GMWB product derivatives”) that has a notional value equal to the GRB. The Company uses reinsurance contracts to transfer a portion of its risk of loss due to GMWB. The reinsurance contracts covering GMWB (“GMWB reinsurance contracts”) are accounted for as free-standing derivatives with a notional amount equal to the GRB amount.
The Company utilizes derivatives (“GMWB hedging instruments”) as part of an actively managed program designed to hedge a portion of the capital market risk exposures of the non-reinsured GMWB riders due to changes in interest rates, equity market levels, and equity volatility. These derivatives include customized swaps, interest rate swaps and futures, and equity swaps, options and futures, on certain indices including the S&P 500 index, EAFE index and NASDAQ index. The following table presents notional and fair value for GMWB hedging instruments.

	Notional Amount		Fair Value
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Customized swaps	$7,041	$7,839	$124	$74
Equity swaps, options, and futures	3,761	4,237	39	44
Interest rate swaps and futures	3,640	6,615	11	(77)
Total	$14,442	$18,691	$174	$41

45

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Macro hedge program
The Company utilizes equity options, swaps and foreign currency options to partially hedge against a decline in the equity markets and the resulting statutory surplus and capital impact primarily arising from the guaranteed minimum death benefit ("GMDB") and GMWB obligations. The following table presents notional and fair value for the macro hedge program.

	Notional Amount		Fair Value
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Equity options and swaps	$5,983	$9,934	$141	$139
Foreign currency options	$400	$—	$—	$—
Total	$6,383	$9,934	$141	$139
Coinsurance and modified coinsurance reinsurance contracts
As of December 31, 2014 and 2013 the Company had approximately $1.0 billion and $1.3 billion, respectively, of invested assets supporting other policyholder funds and benefits payable reinsured under a modified coinsurance arrangement in connection with the sale of the Individual Life business structured as a reinsurance transaction. The assets are primarily held in a trust established by the Company. The Company pays or receives cash quarterly to settle the results of the reinsured business, including the investment results. As a result of this modified coinsurance arrangement, the Company has an embedded derivative that transfers to the reinsurer certain unrealized changes in fair value due to interest rate and credit risks of these assets. The notional amounts of the embedded derivative reinsurance contracts are the invested assets that are carried at fair value supporting the reinsured reserves.
As of December 31, 2013 coinsurance and modified coinsurance reinsurance contracts included $28.2 billion of notional related to a previous coinsurance agreement which was terminated during 2014. Provisions of this agreement include reinsurance to cede a portion of direct written U.S. GMWB riders, which were accounted for as an embedded derivative, to a former affiliated captive reinsurer. Additional provisions of this agreement cede variable annuity contract GMIB, GMAB and GMWB contracts reinsured by the Company that had been assumed from HLIKK and were accounted for as a free-standing derivative. Effective April 1, 2014 this agreement was terminated. For further information on this transaction, refer to Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.
Derivative Balance Sheet Classification
The following table summarizes the balance sheet classification of the Company’s derivative related fair value amounts as well as the gross asset and liability fair value amounts. For reporting purposes, the Company has elected to offset the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty or under a master netting agreement, which provides the Company with the legal right of offset. The Company has also elected to offset the fair value amounts, income accruals and related cash collateral receivables and payables of OTC-cleared derivative instruments based on clearing house agreements. The fair value amounts presented below do not include income accruals or related cash collateral receivables and payables, which are netted with derivative fair value amounts to determine balance sheet presentation. Derivatives in the Company’s separate accounts where the associated gains and losses accrue directly to policyholders are not included. The Company’s derivative instruments are held for risk management purposes, unless otherwise noted in the following table. The notional amount of derivative contracts represents the basis upon which pay or receive amounts are calculated and is presented in the table to quantify the volume of the Company’s derivative activity. Notional amounts are not necessarily reflective of credit risk. The tables below exclude investments that contain an embedded credit derivative for which the Company has elected the fair value option. For further discussion, see the Fair Value Option section in Note 3 - Fair Value Measurements of Notes to Consolidated Financial Statements.

46

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

	Net Derivatives				Asset Derivatives		Liability Derivatives
	Notional Amount		Fair Value		Fair Value		Fair Value
Hedge Designation/ Derivative Type	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Cash flow hedges
Interest rate swaps	$2,242	$3,215	$37	$16	$37	$49	$—	$(33)
Foreign currency swaps	143	143	(19)	(5)	3	2	(22)	(7)
Total cash flow hedges	2,385	3,358	18	11	40	51	(22)	(40)
Fair value hedges
Interest rate swaps	32	1,261	—	(24)	—	2	—	(26)
Total fair value hedges	32	1,261	—	(24)	—	2	—	(26)
Non-qualifying strategies
Interest rate contracts
Interest rate swaps, swaptions, caps, floors, and futures	4,857	4,633	(323)	(368)	385	123	(708)	(491)
Foreign exchange contracts
Foreign currency swaps and forwards	60	118	—	(4)	—	6	—	(10)
Japan fixed payout annuity hedge	1,319	1,571	(427)	(354)	—	—	(427)	(354)
Japanese fixed annuity hedging instruments [1]	—	1,436	—	(6)	—	88	—	(94)
Credit contracts
Credit derivatives that purchase credit protection	276	243	(1)	(4)	4	—	(5)	(4)
Credit derivatives that assume credit risk [2]	946	1,507	7	27	11	28	(4)	(1)
Credit derivatives in offsetting positions	2,175	3,501	(1)	(3)	21	35	(22)	(38)
Equity contracts
Equity index swaps and options	422	131	1	(2)	30	18	(29)	(20)
Variable annuity hedge program
GMWB product derivatives [3]	17,908	21,512	(139)	(36)	—	—	(139)	(36)
GMWB reinsurance contracts	3,659	4,508	56	29	56	29	—	—
GMWB hedging instruments	14,442	18,691	174	41	289	333	(115)	(292)
Macro hedge program	6,383	9,934	141	139	180	178	(39)	(39)
International program hedging instruments [1]	—	57,025	—	(27)	—	649	—	(676)
Other
GMIB, GMAB, and GMWB reinsurance contracts [1]	—	11,999	—	(540)	—	—	—	(540)
Coinsurance and modified coinsurance reinsurance contracts	974	29,423	34	(427)	34	383	—	(810)
Total non-qualifying strategies	53,421	166,232	(478)	(1,535)	1,010	1,870	(1,488)	(3,405)
Total cash flow hedges, fair value hedges, and non-qualifying strategies	$55,838	$170,851	$(460)	$(1,548)	$1,050	$1,923	$(1,510)	$(3,471)
Balance Sheet Location
Fixed maturities, available-for-sale	$186	$196	$1	$(1)	$1	$—	$—	$(1)
Other investments	13,588	40,564	339	272	478	721	(139)	(449)
Other liabilities	19,473	62,599	(725)	(827)	481	789	(1,206)	(1,616)
Reinsurance recoverable	4,633	33,931	90	(398)	90	413	—	(811)
Other policyholder funds and benefits payable	17,958	33,561	(165)	(594)	—	—	(165)	(594)
Total derivatives	$55,838	$170,851	$(460)	$(1,548)	$1,050	$1,923	$(1,510)	$(3,471)

[1]
Represents hedge programs formerly associated with the Japan variable and fixed annuity products which were terminated due to the sale of HLIKK during 2014. For further information on the sale, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to the Consolidated Financial Statements.

[2]	The derivative instruments related to this strategy are held for other investment purposes.

[3]	These derivatives are embedded within liabilities and are not held for risk management purposes.

47

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Change in Notional Amount
The net decrease in notional amount of derivatives since December 31, 2013 was primarily due to the following:

•
The decrease in notional amount related to the international program hedging instruments resulted from the termination of the hedging program associated with the Japan variable annuity product due to the sale of HLIKK. In addition, the GMIB, GMAB, and GMWB reinsurance contracts were terminated as a result of the recapture of the related risks by HLIKK, which was concurrent with the sale. For further discussion on the sale, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to the Consolidated Financial Statements.

•
The decrease in notional amount related to coinsurance and modified coinsurance reinsurance contracts was due to the termination of a certain reinsurance contract, which were with an affiliated captive reinsurer and were accounted for as an embedded derivative. For further discussion on this transaction, see Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.

•	The decrease in notional amount related to the GMWB hedging instruments primarily resulted from portfolio re-balancing, including the termination of offsetting positions.

•	The decrease in notional amount associated with the macro hedge program was primarily driven by the expiration of certain out-of-the-money options.
Change in Fair Value
The net improvement in the total fair value of derivative instruments since December 31, 2013 was primarily related to the following:

•
The change in fair value associated with the GMIB, GMAB, and GMWB reinsurance contracts and the international program hedging instruments resulted from the sale of HLIKK and concurrent recapture of the associated risks by HLIKK. For further discussion on the sale, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to the Consolidated Financial Statements.

•
The change in fair value related to the coinsurance and modified coinsurance reinsurance contracts was due to the termination of certain reinsurance contracts, which were with an affiliated captive reinsurer and were accounted for as an embedded derivative.  For discussion on this transaction, see Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.

•
The net increase in fair value related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily driven by liability model assumption updates and increased volatility, partially offset by a decline in fair value resulting from policyholder behavior primarily related to increased surrenders.

•
These improvements in fair value were partially offset by a decrease in fair value associated with the fixed payout annuity hedges primarily driven by a decline in U.S. interest rates and by a depreciation of the Japanese yen in relation to the U.S. dollar.

48

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Offsetting of Derivative Assets/Liabilities
The following tables present the gross fair value amounts, the amounts offset, and net position of derivative instruments eligible for offset in the Company's Consolidated Balance Sheets.  Amounts offset include fair value amounts, income accruals and related cash collateral receivables and payables associated with derivative instruments that are traded under a common master netting agreement, as described above.  Also included in the tables are financial collateral receivables and payables, which is contractually permitted to be offset upon an event of default, although is disallowed for offsetting under U.S. GAAP.
As of December 31, 2014

	(i)	(ii)	(iii) = (i) - (ii)		(iv)	(v) = (iii) - (iv)
			Net Amounts Presented in the Statement of Financial Position		Collateral Disallowed for Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Derivative Assets [1]	Accrued Interest and Cash Collateral Received [2]	Financial Collateral Received [4]	Net Amount
Description
Other investments	$959	$801	$339	$(181)	$83	$75

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Derivative Liabilities [3]	Accrued Interest and Cash Collateral Pledged [3]	Financial Collateral Pledged [4]	Net Amount
Description
Other liabilities	$(1,345)	$(574)	$(722)	$(49)	$(900)	$129
As of December 31, 2013

	(i)	(ii)	(iii) = (i) - (ii)		(iv)	(v) = (iii) - (iv)
			Net Amounts Presented in the Statement of Financial Position		Collateral Disallowed for Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Derivative Assets [1]	Accrued Interest and Cash Collateral Received [2]	Financial Collateral Received [4]	Net Amount
Description
Other investments	$1,510	$1,290	$272	$(52)	$121	$99

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Derivative Liabilities [3]	Accrued Interest and Cash Collateral Pledged [3]	Financial Collateral Pledged [4]	Net Amount
Description
Other liabilities	$(2,063)	$(1,308)	$(825)	$70	$(826)	$71

[1]	Included in other investments in the Company's Consolidated Balance Sheets.

[2]	Included in other assets in the Company's Consolidated Balance Sheets and is limited to the net derivative receivable associated with each counterparty.

[3]
Included in other liabilities in the Company's Consolidated Balance Sheets and is limited to the net derivative payable associated with each counterparty. Not included in this amount are embedded derivatives associated with consumer notes of $(3) and $(2) as of December 31, 2014 and December 31, 2013, respectively, which were not eligible for offset in the Company's Consolidated Balance Sheets.

[4]	Excludes collateral associated with exchange-traded derivatives instruments.

49

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Cash Flow Hedges
For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing hedge ineffectiveness are recognized in current period earnings. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
The following table presents the components of the gain or loss on derivatives that qualify as cash flow hedges:

Derivatives in Cash Flow Hedging Relationships
	Gain (Loss) Recognized in OCI on Derivative (Effective Portion)			Net Realized Capital Gains (Losses) Recognized in Income on Derivative (Ineffective Portion)
	2014	2013	2012	2014	2013	2012
Interest rate swaps	$34	$(158)	$26	$2	$(2)	$—
Foreign currency swaps	(10)	12	(18)	—	—	—
Total	$24	$(146)	$8	$2	$(2)	$—

Derivatives in Cash Flow Hedging Relationships
		Gain (Loss) Reclassified from AOCI into Income (Effective Portion)
		2014	2013	2012
Interest rate swaps	Net realized capital gains (losses)	$(1)	$70	$85
Interest rate swaps	Net investment income (loss)	50	57	97
Foreign currency swaps	Net realized capital gains (losses)	(13)	4	(4)
Total		$36	$131	$178
As of December 31, 2014, the before-tax deferred net gains on derivative instruments recorded in AOCI that are expected to be reclassified to earnings during the next twelve months are $33. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to net investment income over the term of the investment cash flows.
During the years ended December 31, 2014 and 2013 the Company had no net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges due to forecasted transactions that were no longer probable of occurring. For the year ended December 31, 2012, the before-tax deferred net gains on derivative instruments reclassified from AOCI to earnings totaled $91 which primarily resulted from the discontinuance of cash flow hedges due to forecasted transactions no longer probable of occurring associated with variable rate bonds sold as part of the Individual Life and Retirement Plans business dispositions. For further information on the business dispositions, see Note 2 - Business Dispositions of Notes to the Consolidated Financial Statements.
Fair Value Hedges
For derivative instruments that are designated and qualify as a fair value hedge, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in current earnings. The Company includes the gain or loss on the derivative in the same line item as the offsetting loss or gain on the hedged item. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
The Company recognized in income gains (losses) representing the ineffective portion of fair value hedges as follows:

Derivatives in Fair Value Hedging Relationships
	Gain (Loss) Recognized in Income [1]
	2014		2013		2012
	Derivative	Hedged Item	Derivative	Hedged Item	Derivative	Hedged Item
Interest rate swaps
Net realized capital gains (losses)	$(2)	$4	$27	$(24)	$(3)	$(3)
Foreign currency swaps
Net realized capital gains (losses)	—	—	1	(1)	(7)	7
Benefits, losses and loss adjustment expenses	—	—	(2)	2	(6)	6
Total	$(2)	$4	$26	$(23)	$(16)	$10

[1]
The amounts presented do not include the periodic net coupon settlements of the derivative or the coupon income (expense) related to the hedged item. The net of the amounts presented represents the ineffective portion of the hedge.

50

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Non-qualifying Strategies
For non-qualifying strategies, including embedded derivatives that are required to be bifurcated from their host contracts and accounted for as derivatives, the gain or loss on the derivative is recognized currently in earnings within net realized capital gains (losses). The following table presents the gain or loss recognized in income on non-qualifying strategies:

Non-qualifying Strategies Gain (Loss) Recognized within Net Realized Capital Gains (Losses)
	December 31,
	2014	2013	2012
Interest rate contracts
Interest rate swaps, caps, floors, and forwards	$(6)	$(5)	$26
Foreign exchange contracts
Foreign currency swaps and forwards	4	4	10
Japan fixed payout annuity hedge [1]	(148)	(268)	(300)
Japanese fixed annuity hedging instruments [2]	22	(207)	(178)
Credit contracts
Credit derivatives that purchase credit protection	(6)	(20)	(19)
Credit derivatives that assume credit risk	10	46	204
Equity contracts
Equity index swaps and options	7	(22)	(31)
Variable annuity hedge program
GMWB product derivatives	(2)	1,306	1,430
GMWB reinsurance contracts	4	(192)	(280)
GMWB hedging instruments	3	(852)	(631)
Macro hedge program	(11)	(234)	(340)
International program hedging instruments	(126)	(963)	(1,145)
Other
GMAB, GMWB, and GMIB reinsurance contracts	579	1,107	1,233
Coinsurance and modified coinsurance reinsurance contracts	395	(1,405)	(1,901)
Derivatives formerly associated with Japan [3]	(2)	—	—
Total [4]	$723	$(1,705)	$(1,922)

[1]	The associated liability is adjusted for changes in spot rates through realized capital gains and was $116, $250 and $189 for the years ended December 31, 2014, 2013 and 2012, respectively.

[2]
The associated liability is adjusted for changes in spot rates through realized capital gains and losses and was $(51), $324 and $245 for the years ended December 31, 2014, 2013, and 2012, respectively.

[3]	These amounts relate to the termination of the hedging program associated with the Japan variable annuity product due to the sale of HLIKK.

[4]
Excludes investments that contain an embedded credit derivative for which the Company has elected the fair value option. For further discussion, see the Fair Value Option section in Note 3 - Fair Value Measurements.

For the year ended December 31, 2014 the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily comprised of the following:

•
The net gain on the GMIB, GMAB, and GMWB reinsurance contracts was driven by the sale of HLIKK and concurrent recapture of the associated risks by HLIKK. For further discussion on the sale, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to the Consolidated Financial Statements.

•
The net gain on the coinsurance and modified coinsurance reinsurance contracts was primarily due to the termination of a certain reinsurance contract, which were with an affiliated captive reinsurer and were accounted for as an embedded derivative. For a discussion related to the reinsurance agreement and the termination, refer to Note 5 - Reinsurance, and Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.

•	The net losses related to the Japan fixed payout annuity hedge were driven by a decline is U.S. interest rates and a depreciation of the Japanese yen in relation to the U.S. dollar.

•	The net losses related to the international program hedging instruments was primarily driven by an improvement in global equity markets and declines in volatility levels and interest rates.

51

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

In addition, for the year ended December 31, 2014 the Company recognized gains of $12, due to cash recovered on derivative receivables that were previously written-off related to the bankruptcy of Lehman Brothers Inc. The derivative receivables were the result of the contractual collateral threshold amounts and open collateral calls prior to the bankruptcy filing as well as interest rate and credit spread movements from the date of the last collateral call to the date of the bankruptcy filing. For the years ended December 31, 2013 and 2012 there were no recognized gains and gains of $9, respectively, due to derivative receivables that were previously written-off related to the bankruptcy of Lehman Brothers Inc.
For the year ended December 31, 2013 the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily comprised of the following:

•	The net loss associated with the international program hedging instruments was primarily driven by an improvement in global equity markets and depreciation of the Japanese yen in relation to the euro.

•
The net gain related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily driven by revaluing the liability for living benefits resulting from favorable policyholder behavior largely related to increased full surrenders and liability assumption updates for partial lapses and withdrawal rates.

•
The net gain associated with GMAB, GMWB, and GMIB reinsurance contracts, which are reinsured to an affiliated captive reinsurer, was primarily due to a depreciation of the Japanese yen and an improvement in equity markets.

•
The net loss on the coinsurance and modified coinsurance reinsurance agreement, which is accounted for as a derivative instrument primarily offsets the net gain on GMAB, GMWB, and GMIB reinsurance contracts. For a discussion related to the reinsurance agreement refer to Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.

•	The net loss related to the Japan fixed annuity payout hedge was primarily driven by a depreciation of the Japanese yen in relation to the U.S. dollar.

•	The net loss on the macro hedge program was primarily due to an improvement in domestic equity markets, an increase in interest rates, and a decline in equity volatility.
For the year ended December 31, 2012 the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily due to the following:

•
The net loss associated with the international program hedging instruments was primarily driven by an improvement in global equity markets and depreciation of the Japanese yen in relation to the euro and the U.S. dollar.

•
The net gain related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily driven by liability model assumption updates largely related to a reduction in the reset assumptions to better align with actual experience, outperformance of underlying actively managed funds compared to their respective indices, and lower equity volatility.

•	The net loss on the macro hedge program was primarily due to the passage of time, an improvement in domestic equity markets, and a decrease in equity volatility.

•
The net gain associated with GMAB, GMWB, and GMIB reinsurance contracts, which are reinsured to an affiliated captive reinsurer, was primarily due to a depreciation of the Japanese yen and an improvement in equity markets.

•
The net loss on the coinsurance and modified coinsurance reinsurance agreement, which is accounted for as a derivative instrument primarily offsets the net gain on GMAB, GMWB, and GMIB reinsurance contracts. For a discussion related to the reinsurance agreement refer to Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.

•
The net loss related to the Japan fixed annuity payout hedge was primarily driven by a depreciation of the Japanese yen in relation to the U.S. dollar, the strengthening of the currency basis swap spread between the U.S. dollar and the Japanese yen, and a decline in U.S. interest rates.

Refer to Note 11 - Commitments and Contingencies of Notes to Consolidated Financial Statements for additional disclosures regarding contingent credit related features in derivative agreements.

52

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

Credit Risk Assumed through Credit Derivatives
The Company enters into credit default swaps that assume credit risk of a single entity or referenced index in order to synthetically replicate investment transactions. The Company will receive periodic payments based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer’s debt obligation after the occurrence of the credit event. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade single corporate issuers and baskets, which include standard and customized diversified portfolios of corporate issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings.
The following tables present the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type and average credit ratings, and offsetting notional amounts and fair value for credit derivatives in which the Company is assuming credit risk as of December 31, 2014 and 2013.
As of December 31, 2014

				Underlying Referenced Credit Obligation(s) [1]
Credit Derivative type by derivative risk exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount [3]	Offsetting Fair Value [3]
Single name credit default swaps
Investment grade risk exposure	$212	$3	3 years	Corporate Credit/ Foreign Gov.	A-	$163	$(3)
Below investment grade risk exposure	4	—	1 year	Corporate Credit	CCC	4	—
Basket credit default swaps [4]
Investment grade risk exposure	1,240	14	4 years	Corporate Credit	BBB+	667	(6)
Below investment grade risk exposure	9	(1)	5 years	Corporate Credit	BBB-	—	—
Investment grade risk exposure	344	(4)	5 years	CMBS Credit	AA	179	2
Below investment grade risk exposure	75	(11)	2 years	CMBS Credit	CCC+	75	11
Embedded credit derivatives
Investment grade risk exposure	150	147	2 years	Corporate Credit	A	—	—
Total [5]	$2,034	$148				$1,088	$4

53

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Investments and Derivatives (continued)

As of December 31, 2013

				Underlying Referenced Credit Obligation(s) [1]
Credit Derivative type by derivative risk exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount [3]	Offsetting Fair Value [3]
Single name credit default swaps
Investment grade risk exposure	$735	$6	2 years	Corporate Credit/ Foreign Gov.	A	$592	$(4)
Below investment grade risk exposure	24	—	1 year	Corporate Credit	CCC	25	—
Basket credit default swaps [4]
Investment grade risk exposure	1,912	25	3 years	Corporate Credit	BBB+	784	(10)
Below investment grade risk exposure	87	8	5 years	Corporate Credit	BB-	—	—
Investment grade risk exposure	235	(5)	3 years	CMBS Credit	A	235	5
Below investment grade risk exposure	115	(18)	3 years	CMBS Credit	B-	115	18
Embedded credit derivatives
Investment grade risk exposure	150	145	3 years	Corporate Credit	BBB+	—	—
Total [5]	$3,258	$161				$1,751	$9

[1]
The average credit ratings are based on availability and the midpoint of the applicable ratings among Moody’s, S&P, Fitch, and Morningstar. If no rating is available from a rating agency, then an internally developed rating is used.

[2]
Notional amount is equal to the maximum potential future loss amount. These derivatives are governed by agreements and clearing house rules and applicable law which include collateral posting requirements. There is no additional specific collateral related to these contracts or recourse provisions included in the contracts to offset losses going forward.

[3]
The Company has entered into offsetting credit default swaps to terminate certain existing credit default swaps, thereby offsetting the future changes in value of, or losses paid related to, the original swap.

[4]
Includes $1.7 billion and $2.3 billion as of December 31, 2014 and 2013, respectively, of standard market indices of diversified portfolios of corporate and CMBS issuers referenced through credit default swaps. These swaps are subsequently valued based upon the observable standard market index.

[5]
Excludes investments that contain an embedded credit derivative for which the Company has elected the fair value option. For further discussion, see the Fair Value Option section in Note 3 - Fair Value Measurements.

Derivative Collateral Arrangements
The Company enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2014 and 2013, the Company pledged cash collateral associated with derivative instruments with a fair value of $16 and $290, respectively, for which the collateral receivable has been primarily included within other assets on the Company's Consolidated Balance Sheets. The Company also pledged securities collateral associated with derivative instruments with a fair value of $900 and $865, respectively, as of December 31, 2014 and 2013 which have been included in fixed maturities on the Consolidated Balance Sheets. The counterparties have the right to sell or re-pledge these securities.
As of December 31, 2014 and 2013, the Company accepted cash collateral associated with derivative instruments with a fair value of $33 and $171, respectively, which was invested and recorded in the Consolidated Balance Sheets in fixed maturities and short-term investments with corresponding amounts recorded in other liabilities. The Company also accepted securities collateral as of December 31, 2014 and 2013 of $83 and $121, respectively, of which the Company has the ability to sell or repledge $83 and $117, respectively. As of December 31, 2014 and 2013, the fair value of repledged securities totaled $0 and $39, respectively, and the Company did not sell any securities. In addition, as of December 31, 2014 and 2013, noncash collateral accepted was held in separate custodial accounts and was not included in the Company’s Consolidated Balance Sheets.

54

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

5. Reinsurance
The Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company's procedures include careful initial selection of its reinsurers, structuring agreements to provide collateral funds where necessary, and regularly monitoring the financial condition and ratings of its reinsurers. The Company has ceded reinsurance in connection with the sales of its Retirement Plans and Individual Life businesses in 2013 to MassMutual and Prudential, respectively. For further discussion of these transactions, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
Concurrently with the sale of HLIKK, HLIKK recaptured certain risks that had been reinsured to the Company and HLAI by terminating or modifying intercompany agreements. Upon closing, HLIKK became responsible for all liabilities of the recaptured business. HLAI has, however, continued to provide reinsurance for Japan fixed payout annuities of $763 as of December 31, 2014. For further discussion of this transaction, see Note 12 - Transactions with Affiliates of Notes to Consolidated Financial Statements.
The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. Insurance recoveries on ceded reinsurance agreements, which reduce death and other benefits, were $845, $915, and $302 for the years ended December 31, 2014, 2013, and 2012, respectively. In addition, the Company has reinsured a portion of the risk associated with U.S. variable annuities and the associated GMDB and GMWB riders.
The Company also maintains a reinsurance agreement with HLA, whereby the Company cedes both group life and group accident and health risk. Under this treaty, the Company ceded group life premium of $85, $71, and $94 in December 31, 2014, 2013, and 2012, respectively. The Company ceded accident and health premiums to HLA of $365, $152, and $177, respectively.
Until April 1, 2014, HLAI had a modified coinsurance ("modco") and coinsurance with funds withheld reinsurance agreement with an affiliated captive reinsurer. Under this transaction, the Company ceded $5, $31, and $58 in December 31, 2014, 2013, and 2012, respectively. For further information regarding the WRR reinsurance agreement, see Note 12- Transactions with Affiliates of Notes to Consolidated Financial Statements.
Reinsurance Recoverables
The Company's reinsurance recoverables are summarized as follows:

	As of December 31,
Reinsurance Recoverables	2014	2013
Future policy benefits and unpaid loss and loss adjustment expenses and other policyholder funds and benefits payable
Sold businesses (MassMutual and Prudential)	$18,606	$18,969
Other reinsurers	1,447	825
Gross reinsurance recoverables	$20,053	$19,794
As of December 31, 2014, the Company has reinsurance recoverables from MassMutual and Prudential of $8.6 billion and $10.0 billion, respectively. As of December 31, 2013, the Company has reinsurance recoverables of $9.5 billion from each of these parties. These reinsurance recoverables are secured by invested assets held in trust for the benefit of the Company in the event of a default by the reinsurers. As of December 31, 2014, the fair value of assets held in trust securing the reinsurance recoverables from MassMutual and Prudential is $9.0 billion and $8.6 billion, respectively. As of December 31, 2014, the $1.4 billion of unsecured reinsurance recoverables from Prudential represent approximately 15% of the Company's consolidated stockholder's equity. As of December 31, 2014, the Company has no other reinsurance-related concentrations of credit risk greater than 10% of the Company’s consolidated stockholder's equity.
No allowance for uncollectible reinsurance is required as of December 31, 2014 and 2013. The allowance for uncollectible reinsurance reflects management’s best estimate of reinsurance cessions that may be uncollectible in the future due to reinsurers’ unwillingness or inability to pay. The Company analyzes recent developments in commutation activity between reinsurers and cedants, recent trends in arbitration and litigation outcomes in disputes between reinsurers and cedants and the overall credit quality of the Company’s reinsurers. Based on this analysis, the Company may adjust the allowance for uncollectible reinsurance or charge off reinsurer balances that are determined to be uncollectible. Where its contracts permit, the Company secures future claim obligations with various forms of collateral, including irrevocable letters of credit, secured trusts, funds held accounts and group-wide offsets.
Due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables become due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of the allowance, could be required, which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarter or annual period.

55

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

5. Reinsurance (continued)

Insurance Revenues
The effect of reinsurance on earned premiums, fee income and other is as follows:

	For the years Ended December 31,
	2014	2013	2012
Gross earned premiums, fee income and other	$3,228	$3,502	$3,739
Reinsurance assumed	74	13	8
Reinsurance ceded	(2,060)	(1,869)	(698)
Net earned premiums, fee income and other	$1,242	$1,646	$3,049

56

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6. Deferred Policy Acquisition Costs and Present Value of Future Profits
Changes in the DAC balance are as follows:

	For the years ended December 31,
	2014	2013	2012
Balance, beginning of period	$689	$3,072	$3,448
Deferred costs	14	16	329
Amortization — DAC	(110)	(124)	(280)
Amortization — Unlock charge, pre-tax	(96)	(104)	(44)
Amortization — DAC from discontinued operations	—	—	(35)
Amortization — DAC related to business dispositions [1] [2]	—	(2,229)	—
Adjustments to unrealized gains and losses on securities AFS and other	24	58	(346)
Balance, end of period	$521	$689	$3,072

[1]
Includes accelerated amortization of $352 and $2,374 recognized upon the sale of the Retirement Plans and Individual Life businesses, respectively, in the first quarter of 2013. For further information, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.

[2]	Includes previously unrealized gains on securities AFS of $148 and $349 recognized upon the sale of the Retirement Plans and Individual Life businesses, respectively, in the first quarter of 2013.

57

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)

7. Goodwill
The reporting units of the Company for which goodwill was allocated include Mutual Funds, Retirement Plans and Individual Life.
Year Ended December 31, 2014
There was no goodwill.
Year Ended December 31, 2013
During the first quarter of 2013, the Company completed the sale of its Retirement Plans business to Mass Mutual and its Individual Life business to Prudential. Accordingly, the carrying value of each reporting unit's goodwill of $87 and $163, respectively, was reduced to $0 and is included in reinsurance loss on disposition in the Company's Consolidated Statement of Operations. For further information on the disposition of the Retirement Plans and Individual Life businesses, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
Year Ended December 31, 2012
During the fourth quarter of 2012, the Company wrote off $159 of goodwill associated with the Mutual Funds reporting unit including goodwill of $10 due to the sale of Woodbury Financial Services and $149 of remaining goodwill as a result of the Mutual Funds reorganization. For further discussion of the reorganization of the Mutual Funds business, see Note 16 - Discontinued Operations of Notes to Consolidated Financial Statements.
During the first quarter of 2012, the Company determined that a triggering event requiring an interim impairment assessment had occurred as a result of its decision to pursue sales or other strategic alternatives for the Retirement Plans and Individual Life reporting units.
The Company completed interim impairment tests during each of the first three quarters of 2012 for the Retirement Plans reporting unit which resulted in no impairment of goodwill. The annual goodwill assessment for Retirement Plans was completed as of October 31, 2012 and an additional impairment test was completed as of December 31, 2012 as a result of the anticipated sale of this business unit. No write-down of goodwill resulted for the year ended December 31, 2012. Retirement Plans passed step one of the goodwill impairment tests with a margin of less than 10% between fair value and book value of the reporting unit as of both dates. The fair value of the Retirement Plans reporting unit as of October 31, 2012 and December 31, 2012 was based on a negotiated transaction price. The carrying amount of goodwill allocated to the Retirement Plans reporting unit was $87 as of December 31, 2012
The Company completed interim impairment tests during each of the first three quarters of 2012 for the Individual Life reporting unit which resulted in no impairment of goodwill as the Company anticipated a gain on the sale of the Individual Life reporting unit. Upon closing the fourth quarter of 2012, the Company uncovered an error in its calculation of the transaction gain that resulted in the transaction generating a modest loss. This loss would have resulted in a goodwill impairment in the third quarter; however, this loss was recognized in the fourth quarter as it was immaterial to the respective quarter's financial statements taken as a whole. Accordingly, an impairment loss of $61 was recognized in the fourth quarter of 2012. An additional impairment test was completed for the Individual Life reporting unit as of December 31, 2012 as a result of the anticipated sale of this business unit. No additional write-down of goodwill resulted for the year ended December 31, 2012 as fair value approximated the remaining book value of the reporting unit as of December 31, 2012. The fair value of the Individual Life reporting unit as of October 31, 2012 and December 31, 2012 was based on a negotiated transaction price. The carrying amount of goodwill allocated to the Individual Life reporting unit was $163 as of December 31, 2012.

58

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8. Separate Accounts, Death Benefits and Other Insurance Benefit Features
Changes in the gross GMDB/GMWB and universal life secondary guarantee benefits are as follows:

	GMDB/GMWB [1]	Universal Life Secondary Guarantees
Liability balance as of January 1, 2014	$849	$1,802
Incurred	173	236
Paid	(110)	—
Unlock	(100)	3
Liability balance as of December 31, 2014	$812	$2,041
Reinsurance recoverable asset, as of January 1, 2014	$533	$1,802
Incurred	98	239
Paid	(85)	—
Unlock	(66)	—
Reinsurance recoverable asset, as of December 31, 2014	$480	$2,041

	GMDB/GMWB [1]	Universal Life Secondary Guarantees
Liability balance as of January 1, 2013	$944	$363
Incurred	183	294
Paid	(135)	—
Unlock	(116)	2
Impact of reinsurance transactions (MassMutual and Prudential)	—	1,143
Currency translation adjustment	(27)	—
Liability balance as of December 31, 2013	$849	$1,802
Reinsurance recoverable asset, as of January 1, 2013	$608	$21
Incurred	104	296
Paid	(98)	—
Unlock	(81)	—
Impact of reinsurance transactions (MassMutual and Prudential)	—	1,485
Reinsurance recoverable asset, as of December 31, 2013	$533	$1,802

[1]
These liability balances include all GMDB benefits, plus the life-contingent portion of GMWB benefits in excess of the return of the GRB. GMWB benefits up to the return of the GRB are embedded derivatives held at fair value and are excluded from these balances.

59

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8. Separate Accounts, Death Benefits and Other Insurance Benefit Features (continued)

 The following table presents details concerning GMDB exposure as of December 31, 2014:

Account Value by GMDB/GMWB Type
Maximum anniversary value (“MAV”) [1]	Account Value (“AV”) [8]	Net amount at Risk (“NAR”) [9]	Retained Net Amount at Risk (“RNAR”) [9]	Weighted Average Attained Age of Annuitant
MAV only	$17,435	$2,590	$396	70
With 5% rollup [2]	1,451	209	59	70
With Earnings Protection Benefit Rider (“EPB”) [3]	4,342	579	83	68
With 5% rollup & EPB	547	115	25	71
Total MAV	23,775	3,493	563
Asset Protection Benefit (APB) [4]	15,183	228	151	68
Lifetime Income Benefit (LIB) – Death Benefit [5]	624	7	7	68
Reset [6] (5-7 years)	3,036	22	22	69
Return of Premium [7] /Other	10,243	57	50	68
Subtotal Variable Annuity with GMDB/GMWB [10]	$52,861	$3,807	$793	69
Less: General Account Value with GMDB/GMWB	4,009
Subtotal Separate Account Liabilities with GMDB	48,852
Separate Account Liabilities without GMDB	85,837
Total Separate Account Liabilities	$134,689

[1]	MAV GMDB is the greatest of current AV, net premiums paid and the highest AV on any anniversary before age 80 years (adjusted for withdrawals).

[2]
Rollup GMDB is the greatest of the MAV, current AV, net premium paid and premiums (adjusted for withdrawals) accumulated at generally 5% simple interest up to the earlier of age 80 years or 100% of adjusted premiums.

[3]
EPB GMDB is the greatest of the MAV, current AV, or contract value plus a percentage of the contract’s growth. The contract’s growth is AV less premiums net of withdrawals, subject to a cap of 200% of premiums net withdrawals.

[4]	APB GMDB is the greater of current AV or MAV, not to exceed current AV plus 25% times the greater of net premiums and MAV (each adjusted for premiums in the past 12 months).

[5]	LIB GMDB is the greatest of current AV, net premiums paid, or for certain contracts a benefit amount that ratchets over time, generally based on market performance.

[6]	Reset GMDB is the greatest of current AV, net premiums paid and the most recent five to seven year anniversary AV before age 80 years (adjusted for withdrawals).

[7]	ROP GMDB is the greater of current AV and net premiums paid.

[8]	AV includes the contract holder’s investment in the separate account and the general account.

[9]
NAR is defined as the guaranteed benefit in excess of the current AV. RNAR is NAR reduced for reinsurance. NAR and RNAR are highly sensitive to equity market movements and increase when equity markets decline.

[10]
Some variable annuity contracts with GMDB also have a life-contingent GMWB that may provide for benefits in excess of the return of the GRB. Such contracts included in this amount have $8.5 billion of total account value and weighted average attained age of 70 years. There is no NAR or retained NAR related to these contracts.

Account balances of contracts with guarantees were invested in variable separate accounts as follows:

Asset type	December 31, 2014	December 31, 2013
Equity securities (including mutual funds)	$44,786	$52,858
Cash and cash equivalents	4,066	4,605
Total	$48,852	$57,463
As of December 31, 2014 and December 31, 2013, approximately 17% of the equity securities above were funds invested in fixed income securities and approximately 83% were funds invested in equity securities.
For further information on guaranteed living benefits that are accounted for at fair value, such as GMWB, see Note 3 - Fair Value Measurements of Notes to Consolidated Financial Statements.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9. Debt
Collateralized Advances
The Company became a member of the Federal Home Loan Bank of Boston (“FHLBB”) in May 2011. Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. The CTDOI will permit the Company to pledge up to $1.39 billion in qualifying assets to secure FHLBB advances for 2015. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The pledge limit is recalculated annually based on statutory admitted assets and capital and surplus. The Company would need to seek the prior approval of the CTDOI if there were a desire to exceed these limits. As of December 31, 2014 and 2013, the Company had no advances outstanding under the FHLBB facility.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10. Income Tax
Income tax expense (benefit) is as follows:

	For the years ended December 31,
	2014	2013	2012
Income Tax Expense (Benefit)
Current - U.S. Federal	$(339)	$(208)	$139
Deferred - U.S. Federal	523	257	(103)
Total income tax expense	$184	$49	$36
Deferred tax assets and liabilities on the consolidated balance sheets represent the tax consequences of differences between the financial reporting and tax basis of assets and liabilities.
Deferred tax assets (liabilities) include the following:

	As of December 31,
Deferred Tax Assets	2014	2013
Tax basis deferred policy acquisition costs	$124	$163
Unearned premium reserve and other underwriting related reserves	12	—
Investment-related items [1]	1,094	1,516
Insurance product derivatives	44	742
NOL carryover [1]	1,116	377
Alternative minimum tax credit	246	327
Foreign tax credit carryover	58	44
Other	—	71
Total Deferred Tax Assets	2,694	3,240
Deferred Tax Liabilities
Financial statement deferred policy acquisition costs and reserves	(585)	(650)
Net unrealized gain on investments	(816)	(403)
Employee benefits	(39)	(52)
Depreciable and amortizable assets	(1)	(25)
Other	(16)	—
Total Deferred Tax Liabilities	(1,457)	(1,130)
Net Deferred Tax Asset	$1,237	$2,110

[1]
On July 18, 2014, the Internal Revenue Service issued Internal Revenue Code Section 446 Directive (“the Directive”) for the tax treatment of hedging gains and losses related to the hedging of variable annuity guaranteed minimum benefits such as contracts with guaranteed minimum death benefit ("GMDB") and guaranteed minimum withdrawal benefit ("GMWB") riders issued by HLIC and HLAI.  This directive accelerated the tax deduction related to previously deferred investment hedging losses.  While the acceleration did not have a material effect on the overall consolidated deferred tax asset, it has resulted in a re-characterization of deferred tax assets due to a decrease in temporary differences for investment-related items and an increase in net operating loss carryovers.  In addition, a portion of deferred tax benefits became a current tax receivable which will increase statutory surplus, primarily of HLAI.

The Company has a current income tax receivable of $231 as of December 31, 2014 and a current income tax receivable of $80 as of December 31, 2013.
If the Company were to follow a “separate entity” approach, the current tax benefit related to any of the Company’s tax attributes realized by virtue of its inclusion in The Hartford’s consolidated tax return would have been recorded directly to equity rather than income. These benefits were $0, $0 and $18 for the years ended December 31, 2014, 2013 and 2012, respectively.
The Company believes it is more likely than not the deferred tax assets will be fully realized. Consequently no valuation allowance has been provided. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, altering the level of tax exempt securities held, making investments which have specific tax characteristics, and business considerations such as asset-liability matching.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10. Income Tax (continued)

Net operating loss carryover
As of December 31, 2014 and 2013, the net deferred tax asset included the expected tax benefit attributable to net operating losses of $3,189 and $1,076, respectively. If unutilized, $7 of the losses expire in 2013 and the remainder from 2026-2029. Utilization of these loss carryovers is dependent upon the generation of sufficient future taxable income.
Most of the net operating loss carryover originated from the Company's U.S. annuity business, including from the hedging program. Given the continued runoff of the U.S. fixed and variable annuity business, the exposure to taxable losses is significantly lessened. Accordingly, given the expected future consolidated group earnings, the Company believes sufficient taxable income will be generated in the future to utilize its net operating loss carryover. Although the Company believes there will be sufficient future taxable income to fully recover the remainder of the loss carryover, the Company's estimate of the likely realization may change over time.
Alternative minimum tax credit and foreign tax credit carryover
As of December 31, 2014 and 2013, the net deferred tax asset included the expected tax benefit attributable to alternative minimum tax credit carryover of $246 and $327 and foreign tax credit carryover of $58 and $44 respectively. The alternative minimum tax credits have no expiration date and the foreign tax credit carryover expire from 2018 to 2024. These credits are available to offset regular federal income taxes from future taxable income and although the Company believes there will be sufficient future regular federal taxable income, there can be no certainty that future events will not affect the ability to utilize the credits. Additionally, the use of the foreign tax credits generally depends on the generation of sufficient taxable income to first utilize all of the U.S. net operating loss carryover. However, the Company has identified certain investments which allow for utilization of the foreign tax credits without first using the net operating loss carryover. Consequently, the Company believes it is more likely than not the foreign tax credit carryover will be fully realized. Accordingly, no valuation allowance has been provided on either the alternative minimum tax carryover or foreign tax credit carryover.
The Company or one or more of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years prior to 2007. The audit of the years 2007-2011 is expected to conclude in 2015, with no material impact on the consolidated financial condition or results of operations. Management believes that adequate provision has been made in the financial statements for any potential assessments that may result from tax examinations and other tax-related matters for all open tax years.
The Company’s unrecognized tax benefits are settled with the parent consistent with the terms of a tax sharing agreement.
A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision for income taxes is as follows:

	For the years ended December 31,
	2014	2013	2012
Tax provision at the U.S. federal statutory rate	$301	$196	$186
Dividends received deduction	(109)	(135)	(140)
Foreign-related investments	(8)	(7)	(9)
Other	—	(5)	(1)
Provision for income taxes	$184	$49	$36

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

11. Commitments and Contingencies
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated liability at the low end of the range of losses.
Litigation
The Company is involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending or providing indemnity for third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Company accounts for such activity through the establishment of unpaid loss and loss adjustment expense reserves. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
The Company is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. These actions include, among others, putative state and federal class actions seeking certification of a state or national class. Such putative class actions have alleged, for example, improper sales practices in connection with the sale of certain life insurance products and improper claim practices with respect to certain group benefits claims. The Company also is involved in individual actions in which punitive damages are sought, such as claims alleging bad faith in the handling of insurance claims. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, the outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows in particular quarterly or annual periods.
Lease Commitments
The rent paid to Hartford Fire Insurance Company ("Hartford Fire") for operating leases was $7, $2 and $17 for the years ended December 31, 2014, 2013 and 2012, respectively. Future minimum lease commitments as of December 31, 2014 are immaterial.
Unfunded Commitments
As of December 31, 2014, the Company has outstanding commitments totaling $314, of which $220 is committed to fund limited partnership and other alternative investments, which may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. Additionally, $91 is related to mortgage loans the Company is expecting to fund in the first half of 2015. The remaining outstanding commitments are related to various funding obligations associated with private placement securities.
Guaranty Fund and Other Insurance-related Assessments
In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurer. A particular state’s fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state.
The Company accounts for guaranty fund and other insurance assessments in accordance with Accounting Standards Codification 405-30, “Accounting by Insurance and Other Enterprises for Insurance-Related Assessments”. Liabilities for guaranty funds and other insurance-related assessments are accrued when an assessment is probable, when it can be reasonably estimated, and when the event obligating the Company to pay an imposed or probable assessment has occurred. Liabilities for guaranty funds and other insurance-related assessments are not discounted and are included as part of other liabilities in the Consolidated Balance Sheets. As of December 31, 2014 and 2013, the liability balance was $15 and $21, respectively. As of December 31, 2014 and 2013, $27 and $27, respectively, related to premium tax offsets were included in other assets.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

11. Commitments and Contingencies (continued)

Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings of the individual legal entity that entered into the derivative agreement as set by nationally recognized statistical rating agencies. If the legal entity’s financial strength were to fall below certain ratings, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2014, was $801. Of this $801 the legal entities have posted collateral of $1.0 billion in the normal course of business. In addition, the Company has posted collateral of $41 associated with a customized GMWB derivative. Based on derivative market values as of December 31, 2014, a downgrade of one or two levels below the current financial strength ratings by either Moody’s or S&P would not require additional assets to be posted as collateral. These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we would post, if required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

12. Transactions with Affiliates
Parent Company Transactions
Transactions of the Company with Hartford Fire, Hartford Holdings Inc ("HHI") and its affiliates relate principally to tax settlements, reinsurance, insurance coverage, rental and service fees, payment of dividends and capital contributions. In addition, an affiliated entity purchased annuity contracts from the Company to fund structured settlement periodic payment obligations assumed by the affiliated entity as part of claims settlements with property casualty insurance companies and self-insured entities. As of December 31, 2014 and 2013, the Company had $54 of reserves for claim annuities purchased by affiliated entities. For the years ended December 31, 2014, 2013 and 2012, the Company recorded earned premiums of $3, $8, and $28 for these intercompany claim annuities. Reserves for annuities issued by the Company to The Hartford's property and casualty subsidiaries to fund structured settlement payments where the claimant has not released The Hartford's property and casualty subsidiaries of their primary obligation totaled $776 and $805 as of December 31, 2014 and 2013, respectively.
Substantially all general insurance expenses related to the Company, including rent and employee benefit plan expenses are initially paid by The Hartford. Direct expenses are allocated to the Company using specific identification, and indirect expenses are allocated using other applicable methods. Indirect expenses include those for corporate areas which, depending on type, are allocated based on either a percentage of direct expenses or on utilization.
The Company has issued a guarantee to retirees and vested terminated employees (“Retirees”) of The Hartford Retirement Plan for U.S. Employees (“the Plan”) who retired or terminated prior to January 1, 2004. The Plan is sponsored by The Hartford. The guarantee is an irrevocable commitment to pay all accrued benefits which the Retiree or the Retiree’s designated beneficiary is entitled to receive under the Plan in the event the Plan assets are insufficient to fund those benefits and The Hartford is unable to provide sufficient assets to fund those benefits. The Company believes that the likelihood that payments will be required under this guarantee is remote.
In 1990, Hartford Fire guaranteed the obligations of the Company with respect to life, accident and health insurance and annuity contracts issued after January 1, 1990. The guarantee was issued to provide an increased level of security to potential purchasers of HLIC’s products. Although the guarantee was terminated in 1997, it still covers policies that were issued from 1990 to 1997. As of December 31, 2014 and 2013, no recoverables have been recorded for this guarantee, as the Company was able to meet these policyholder obligations.
Reinsurance Assumed from Affiliates
The Company and HLAI formerly reinsured certain fixed annuity products and variable annuity product GMDB, GMIB, GMWB and GMAB riders from HLIKK, a former Japanese affiliate that was sold on June 30, 2014 to ORIX Life Insurance Corporation (for further information, see Note 1 - Basis of Presentation and Significant Accounting Policies). As of December 31, 2013, $2.6 billion of fixed annuity account value had been assumed by the Company and HLAI. As of December 31, 2013, the carrying value of the GMIB liability and the GMAB/GMWB liability was $500 and $4 respectively. There was no liability for the assumed GMDB reinsurance and the net amount at risk for the assumed GMDB reinsurance was $200 at December 31, 2013.
Concurrent with the sale of HLIKK, HLIKK recaptured certain risks that had been reinsured to the Company and HLAI by terminating or modifying intercompany agreements. This recapture resulted in the Company and HLAI transferring approximately $1.6 billion of assets supporting the recaptured reserves. The Company recognized a loss on this recapture of $213. Upon closing, HLIKK is responsible for all liabilities of the recaptured business. HLAI continues to provide reinsurance for $763 of Japan fixed payout annuities.
While the form of the agreement between HLAI and HLIKK for the GMWB, GMAB and GMIB riders was reinsurance, in substance and for accounting purposes the agreement was a free standing derivative. As such, the reinsurance agreement for these riders was recorded at fair value on the Company’s balance sheet, with prospective changes in fair value recorded in net realized capital gains (losses) in net income (loss). The GMDB reinsurance was accounted for as a Death Benefit and Other Insurance Benefit Reserve which was not reported at fair value.
Reinsurance Ceded to Affiliates
Until April 1, 2014, HLAI had a modified coinsurance (“modco”) and coinsurance with funds withheld reinsurance agreement with WRR. HLAI ceded to WRR variable annuity contracts, associated riders, and payout annuities written by HLAI; annuity contracts and associated riders assumed by HLAI under unaffiliated reinsurance agreements; GMAB, GMIB riders and GMDB risks assumed by HLAI from HLIKK; and, up until the sale of HLL on December 12, 2013, GMDB and GMWB riders assumed by HLAI from HLL.
Under modco, the assets and the liabilities, and under coinsurance with funds withheld, the assets, associated with the reinsured business remained on the consolidated balance sheet of HLIC in segregated portfolios, and WRR received the economic risks and rewards related to the reinsured business through modco and funds withheld adjustments. These adjustments were recorded as an adjustment to operating expenses.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

12. Transactions with Affiliates (continued)

Effective April 1, 2014, HLAI, terminated its modco and coinsurance with funds withheld reinsurance agreement with WRR, following receipt of approval from the CTDOI and Vermont Department of Financial Regulation. As a result, the Company reclassified $310 in aggregate reserves for annuity contracts from funds withheld within Other liabilities to Other policyholder funds and benefits payable. The Company recognized a gain of $213 in the year ended December 31, 2014 resulting from the termination of derivatives associated with the reinsurance transaction. On April 30, 2014, The Hartford dissolved WRR which resulted in WRR paying off a $655 surplus note and returning $367 in capital to The Hartford, all of which was contributed as capital to HLAI to support the recaptured risks.
The impact of the modco and coinsurance with funds withheld reinsurance agreement with WRR on the Company’s Consolidated Statements of Operations prior to termination was as follows:

	For the years ended December 31,
	2014	2013	2012
Earned premiums	$(5)	$(31)	$(58)
Net realized losses [1]	(103)	(1,665)	(2,130)
Total revenues	(108)	(1,696)	(2,188)
Benefits, losses and loss adjustment expenses	(1)	(8)	(55)
Insurance operating costs and other expenses	(4)	(1,158)	(1,442)
Total expenses	(5)	(1,166)	(1,497)
Loss before income taxes	(103)	(530)	(691)
Income tax benefit	(36)	(185)	(242)
Net loss	$(67)	$(345)	$(449)

[1]	Amounts represent the change in valuation of the derivative associated with this transaction.
The Company's Consolidated Balance Sheets include a modco reinsurance recoverable and a deposit liability, as well as a net reinsurance recoverable that is comprised of an embedded derivative. The balance of the modco reinsurance recoverable, deposit liability and net reinsurance recoverable were all $0 at December 31, 2014 and $129, $638, $495, respectively, at December 31, 2013.
Champlain Life Reinsurance Company
Effective November 1, 2007, HLAI entered into a modco and coinsurance with funds withheld agreement with Champlain Life Reinsurance Company ("Champlain Life"), an affiliate captive insurance company, to provide statutory surplus relief for certain life insurance policies. The agreement was accounted for as a financing transaction in accordance with U.S. GAAP. Simultaneous with the sale of the Individual Life business to Prudential, HLAI recaptured the business assumed by Champlain Life. As a result, on January 2, 2013, HLAI was relieved of its funds withheld obligation to Champlain Life of $691; HLAI paid a recapture fee of $347 to Champlain Life; and, HLAI recognized a pre-tax gain of $344 ($224 after-tax). HLAI simultaneously ceded the recaptured reserves to Prudential and recognized the gain on recapture as part of the reinsurance loss on disposition.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

13. Statutory Results
The domestic insurance subsidiaries of the Company prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable state insurance department which vary materially from U.S. GAAP. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. The differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition costs and limit deferred income taxes, life benefit reserves predominately use interest rate and mortality assumptions prescribed by the NAIC, bonds are generally carried at amortized cost and reinsurance assets and liabilities are presented net of reinsurance.
Statutory net income and statutory capital and surplus are as follows:

	For the years ended December 31,
	2014	2013	2012
Combined statutory net income	$132	$1,290	$927
Statutory capital and surplus	$5,564	$5,005	$5,016
Statutory accounting practices do not consolidate the net income (loss) of subsidiaries as performed under U.S. GAAP. The combined statutory net income above represents the total statutory net income of the Company, and its other insurance subsidiaries.
Regulatory Capital Requirements
The Company's U.S. insurance companies' states of domicile impose risk-based capital (“RBC”) requirements. The requirements provide a means of measuring the minimum amount of statutory capital and surplus (referred to collectively as "capital") appropriate for an insurance company to support its overall business operations based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences (“Company Action Level”) is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio". All of the Company's operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company's principal life insurance operating subsidiaries were all in excess of 425% of their Company Action Levels as of December 31, 2014 and 2013. The reporting of RBC ratios is not intended for the purpose of ranking any company, or for use in connection with any marketing, advertising of promotional activities.
Dividends and Capital Contributions
Dividends to the Company from its insurance subsidiaries are restricted, as is the ability of the Company to pay dividends to its parent company. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of the Company on a stand-alone basis and the impact of regulatory restrictions.
The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the State of Connecticut Insurance Department ("CTDOI"). The insurance holding company laws of the other jurisdictions in which the Company’s insurance subsidiaries are incorporated (or deemed commercially domiciled) generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.
In 2015, the Company’s subsidiaries are permitted to pay up to a maximum of approximately $475 in dividends without prior approval from the applicable insurance commissioner.
In 2015, the Company’s dividend limitation under the holding company laws of Connecticut is $556; however, based on the Company's earned surplus as of December 31, 2014, the Company is only permitted to pay $316 in dividends to its parent without prior approval from the CTDOI.
On January 30, 2015, the Company paid extraordinary dividend of approximately $500, based on approval from the CTDOI. As a result of this dividend, the Company has no ordinary dividend capacity for the remainder of 2015.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

13. Statutory Results (continued)

Year Ended December 31, 2014
On January 30, 2014, The Company received approval from the CTDOI for HLAI and HLIC to dividend approximately $800 of cash and invested assets to HLA and this dividend was paid on February 27, 2014.   All of the issued and outstanding equity of the Company was then distributed from HLA to Hartford Life, Inc ("HLI"). On April 30, 2014, The Hartford contributed capital of approximately $1.0 billion to HLAI in connection with the dissolution of WRR. For further discussion of transactions with WRR, see Note 12 - Transactions with Affiliates. On July 8, 2014, The Hartford received approval from the CTDOI for HLAI to dividend approximately $500 to HLIC. This dividend was paid on July 15, 2014 and then distributed to HLI.
Year Ended December 31, 2013
On February 5, 2013, the Company received approval from the CTDOI to receive an extraordinary dividend of approximately $1.1 billion from its Connecticut domiciled life insurance subsidiaries, and to pay an extraordinary dividend of approximately $1.2 billion to its parent company. These dividends were received and paid on February 22, 2013.
14. Pension Plans, Postretirement, Health Care and Life Insurance Benefit and Savings Plans
Hartford Life's employees are included in The Hartford's non-contributory defined benefit pension and postretirement health care and life insurance benefit plans. In addition, substantially all U.S. employees are eligible to participate in The Hartford Investment and Savings Plan. Employee benefit expenses allocated by The Hartford to the Company, and the cost to Hartford Life for the investment and savings plan are not material to the Company's Consolidated Statements of Operations.
15. Stock Compensation Plans
The Company is included in the Hartford's stock-based compensation plans and has been allocated compensation expense of $18, $11 and $32 for the years ended December 31, 2014, 2013 and 2012, respectively. The Company’s income tax benefit recognized for stock-based compensation plans was $6, $4 and $11 for the years ended December 31, 2014, 2013 and 2012, respectively. The Company did not capitalize the cost of stock-based compensation.

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. Discontinued Operations
On December 12, 2013, the Company completed the sale of HLIL, an indirect wholly-owned subsidiary of the Company. For further information regarding the sale of HLIL, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
On December 10, 2012, HLA received regulatory approval to reorganize its Mutual Funds business for the purpose of streamlining the business by consolidating the entities that provide services to the Mutual Funds business under a subsidiary of HLI, thereby separating its Mutual Funds business from its insurance business. Following the reorganization, the Company no longer has any significant continuing involvement in HLI's Mutual Funds business.
The Company does not expect these transactions to have a material impact on the Company’s future earnings. The results of operations reflected as discontinued operations in the Consolidated Statements of Operations, consisting of amounts related to HLIL and the Company's Mutual Funds business, are as follows:

	For the years ended December 31,
	2013	2012
Revenues
Earned Premiums	$(23)	$—
Fee income and other	14	563
Net investment income
Securities available-for-sale and other	(3)	10
Equity securities, trading	139	201
Total net investment income	136	211
Net realized capital gains (losses)	(14)	68
Total revenues	113	842
Benefits, losses and expenses
Benefits, losses and loss adjustment expenses	2	—
Benefits, losses and loss adjustment expenses - returns credited on international variable annuity	139	201
Amortization of DAC	—	35
Insurance operating costs and other expenses	(33)	410
Goodwill impairment	—	149
Total benefits, losses and expenses	108	795
Income before income taxes	5	47
Income tax benefit	(5)	(14)
Income from operations of discontinued operations, net of tax	10	61
Net realized capital losses on disposal, net of tax	(51)	—
Income (loss) from discontinued operations, net of tax	$(41)	$61

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HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17. Restructuring and Other Costs
As a result of a strategic business realignment announced in 2012, The Hartford is currently focusing on its Property & Casualty, Group Benefits and Mutual Funds businesses. In addition, the Company implemented restructuring activities in 2011 across several areas aimed at reducing overall expense levels. The Company intends to substantially complete the related restructuring activities over the next 6 months. For further discussion of the Company's strategic business realignment and related business disposition transactions, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
Termination benefits related to workforce reductions and lease and other contract terminations have been accrued through December 31, 2013. Additional costs, mainly severance benefits and other related costs and professional fees, expected to be incurred subsequent to December 31, 2014, and asset impairment charges, if any, will be expensed as appropriate.
In 2013, The Hartford initiated a plan to consolidate its real estate operations, including the intention to exit certain facilities and relocate employees. The consolidation of real estate is consistent with The Hartford's strategic business realignment and follows the completion of sales of the Retirement Plans and Individual Life businesses. Asset related charges will be incurred over the remaining estimated useful life of facilities, and relocation and other maintenance charges will be recognized as incurred.
Restructuring and other costs are expected to approximate $164, pre-tax. As the Company executes on its operational and strategic initiatives, the Company's estimate of and actual costs incurred for restructuring activities may differ from these estimates.
Restructuring and other costs, pre-tax incurred by the Company in connection with these activities are as follows:

	For the years ended December 31,
	2014	2013	2012
Severance benefits and related costs	$8	$7	$93
Professional fees	—	15	23
Asset impairment charges	9	5	4
Total restructuring and other costs	$17	$27	$120
The tables below provide roll-forwards for accrued restructuring and other costs included in other liabilities in the Consolidated Balance Sheets.

	For the year ended December 31, 2014
	Severance Benefits and Related Costs	Professional Fees	Asset Impairment Charges	Total Restructuring and Other Costs
Balance, beginning of period	$1	$—	$—	$1
Accruals/provisions	8	—	9	17
Payments/write-offs	(5)	—	(9)	(14)
Balance, end of period	$4	$—	$—	$4

	For the year ended December 31, 2013
	Severance Benefits and Related Costs	Professional Fees	Asset Impairment Charges	Total Restructuring and Other Costs
Balance, beginning of period	$31	$—	$—	$31
Accruals/provisions	7	15	5	27
Payments/write-offs	(37)	(15)	(5)	(57)
Balance, end of period	$1	$—	$—	$1

71

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18. Changes in and Reclassifications From Accumulated Other Comprehensive Income
Changes in AOCI, net of tax and DAC, by component consist of the following:
For the year ended December 31, 2014

	Net Unrealized Gain on Securities	Net Gain (Loss) on Cash-Flow Hedging Instruments	Foreign Currency Translation Adjustments	Total AOCI
Beginning balance	$495	$79	$—	$574
OCI before reclassifications	660	14	(3)	671
Amounts reclassified from AOCI	(1)	(23)	—	(24)
Net OCI	659	(9)	(3)	647
Ending balance	$1,154	$70	$(3)	$1,221
For the year ended December 31, 2013

	Net Unrealized Gain on Securities	Net Gain (Loss) on Cash-Flow Hedging Instruments	Foreign Currency Translation Adjustments	Total AOCI
Beginning balance	$1,752	$258	$(23)	$1,987
OCI before reclassifications	(352)	(94)	23	(423)
Amounts reclassified from AOCI	(905)	(85)	—	(990)
Net OCI	(1,257)	(179)	23	(1,413)
Ending balance	$495	$79	$—	$574
For the year ended December 31, 2012

	Net Unrealized Gain on Securities	Net Gain (Loss) on Cash-Flow Hedging Instruments	Foreign Currency Translation Adjustments	Total AOCI
Beginning balance	$632	$368	$(47)	$953
OCI before reclassifications	1,084	6	24	1,114
Amounts reclassified from AOCI	36	(116)	—	(80)
Net OCI	1,120	(110)	24	1,034
Ending balance	$1,752	$258	$(23)	$1,987

72

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18. Changes In and Reclassifications From Accumulated Other Comprehensive Income (continued)

Reclassifications from AOCI consist of the following:

	Amount Reclassified from AOCI
AOCI	For the year ended December 31, 2014	For the year ended December 31, 2013	For the year ended December 31, 2012	Affected Line Item in the Consolidated Statement of Operations
Net Unrealized Gain on Securities
Available-for-sale securities [1]	$1	$1,392	$(55)	Net realized capital gains (losses)
	1	1,392	(55)	Total before tax
	—	487	(19)	Income tax expense
	$1	$905	$(36)	Net income
Net Gains on Cash-Flow Hedging Instruments
Interest rate swaps [2]	$(1)	$70	$85	Net realized capital gains (losses)
Interest rate swaps	50	57	97	Net investment income
Foreign currency swaps	(13)	4	(4)	Net realized capital gains (losses)
	36	131	178	Total before tax
	13	46	62	Income tax expense
	$23	$85	$116	Net income
Total amounts reclassified from AOCI	$24	$990	$80	Net income

[1]	The December 31, 2013 amounts includes $1.5 billion of net unrealized gains on securities relating to the sales of the Retirement Plans and Individual Life businesses.

[2]	The December 31, 2013 amounts includes $71 of net gains on cash flow hedging instruments relating to the sales of the Retirement Plans and Individual Life businesses.
19. Quarterly Results (Unaudited)

	Three months ended
	March 31,		June 30,		September 30,		December 31,
	2014	2013	2014	2013	2014	2013	2014	2013
Total revenues	$495	$2,267	$1,396	$229	$789	$804	$682	$355
Total benefits, losses and expenses	451	1,754	826	271	699	550	525	519
Income (loss) from continuing operations, net of tax	57	367	399	11	91	202	130	(68)
Income (loss) from discontinued operations, net of tax	—	19	—	(46)	—	(1)	—	(13)
Net income (loss)	57	386	399	(35)	91	201	130	(81)
Less: Net income (loss) attributable to the noncontrolling interest	1	6	(1)	—	3	—	(2)	—
Net income (loss) attributable to Hartford Life Insurance Company	$56	$380	$400	$(35)	$88	$201	$132	$(81)
73